  As filed with the U.S. Securities and Exchange Commission on April 16, 2002.

                                                              File No. 33-64945
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 6
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                 JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

                                  ------------

         Massachusetts                    6311                    04-2664016
  (State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
         Organization)                 Code Number)

                               John Hancock Place
                Insurance and Separate Accounts Dept.- Law Sector
                          Boston, Massachusetts 02117
                                 (617) 572-9196
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                          Arnold R. Bergman, Esquire
                  John Hancock Variable Life Insurance Company
                Insurance and Separate Accounts Dept.- Law Sector
                               John Hancock Place
                           Boston, Massachusetts 02117
            (Name, address including zip code, and telephone number)

                                  ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

     As soon as practicable after the effective date of this Registration Statement.

                                  ------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: (X)

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                              CROSS REFERENCE SHEET


         Form S-1 Item                                   Prospectus Caption
         -------------                                   ------------------
1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus..............................Outside Front Cover Page

2.  Inside Front and Outside Back
    Cover Pages of Prospectus.............................Inside Front Cover and Page 3

3.  Summary Information, Address and
    Telephone Number, Risk Factors and
    Ratio of Earnings to Fixed Charges....................Guide to this prospectus;
                                                          Basic Information; John Hancock Annuity
                                                          Servicing Office; How will the value of
                                                          my investment in the contract change
                                                          over time? What fees and charges will be
                                                          deducted from my contract? Experts and
                                                          financial statements.

4.  Use of Proceeds.......................................How the guarantee period works

5.  Determination of Offering Price.......................Not Applicable

6.  Dilution..............................................Not Applicable

7.  Selling Security Holders..............................Not Applicable

8.  Plan of Distribution..................................Distribution of Contracts

9.  Description of Securities to be
    Registered............................................What is the contract? What annuity benefits does the contract provide?
                                                          Who should purchase a contract, The
                                                          accumulation period.

10. Interests of Named Experts and
    Counsel...............................................Not Applicable

11. Information with Respect to the
    Registrant............................................Description of JHVLICO

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities...................................... Not Applicable

                          PROSPECTUS DATED MAY 1, 2002

--------------------------------------------------------------------------------
                       REVOLUTION ACCESS VARIABLE ANNUITY
--------------------------------------------------------------------------------

      a deferred combination fixed and variable annuity contract issued by
            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")
                        JOHN HANCOCK VARIABLE ACCOUNT JF

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:


VARIABLE INVESTMENT OPTION                         MANAGED BY
--------------------------                         ----------
Equity Index ..................................... SSgA Funds Management, Inc.
Large Cap Value .................................. T. Rowe Price Associates, Inc.
Large Cap Value CORE/SM/ ......................... Goldman Sachs Asset Management
Large Cap Growth ................................. Independence Investment LLC
Large Cap Aggressive Growth ...................... Alliance Capital Management L.P.
Growth & Income .................................. Independence Investment LLC and Putnam Investment Management LLC
Fundamental Value ................................ Wellington Management Company, LLP
Multi Cap Growth ................................. Janus Capital Management LLC
Fundamental Growth ............................... Putnam Investment Management LLC
Small/Mid Cap CORE/SM/ ........................... Goldman Sachs Asset Management
Small/Mid Cap Growth ............................. Wellington Management Company, LLP
Small Cap Equity ................................. Capital Guardian Trust Company
Small Cap Value .................................. T. Rowe Price Associates, Inc.
Small Cap Growth ................................. John Hancock Advisers, LLC
V.A. Relative Value .............................. John Hancock Advisers, LLC
AIM V.I. Premier Equity .......................... A I M Advisors, Inc.
AIM V.I. Capital Development ..................... A I M Advisors, Inc.
Fidelity VIP Growth .............................. Fidelity Management & Research Company
Fidelity VIP Contrafund(R) ....................... Fidelity Management & Research Company
MFS Investors Growth Stock ....................... MFS Investment Management(R)
MFS Research ..................................... MFS Investment Management(R)
MFS New Discovery ................................ MFS Investment Management(R)
International Equity Index ....................... Independence Investment LLC
International Opportunities ...................... T. Rowe Price International, Inc.
Fidelity VIP Overseas ............................ Fidelity Management & Research Company
Emerging Markets Equity .......................... Morgan Stanley Investment Management Inc.
Janus Aspen Worldwide Growth ..................... Janus Capital Management LLC
Real Estate Equity ............................... Independence Investment LLC and Morgan Stanley Investment Management Inc.
Health Sciences .................................. Putnam Investment Management LLC
V.A. Financial Industries ........................ John Hancock Advisers, LLC
V.A. Technology .................................. John Hancock Advisers, LLC
Managed .......................................... Independence Investment LLC and Capital Guardian Trust Company
Global Balanced .................................. Capital Guardian Trust Company
Short-Term Bond .................................. Independence Investment LLC
Bond Index ....................................... Mellon Bond Associates, LLP
Active Bond ...................................... John Hancock Advisers, LLC
V.A. Strategic Income ............................ John Hancock Advisers, LLC
High Yield Bond .................................. Wellington Management Company, LLP
Global Bond ...................................... Capital Guardian Trust Company
Money Market ..................................... Wellington Management Company, LLP


  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

  When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, "the Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

  Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."


                      JOHN HANCOCK ANNUITY SERVICING OFFICE
                      -------------------------------------

                      Mail Delivery                  Phone:
                      -------------                  ------

                                                1-800-824-0335
                     529 Main Street
                  Charlestown, MA 02129
                                                      Fax:
                                                      ----

                                                 1-617-886-3070

Contracts are not deposits or obligations of, or insured, enforsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

  Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS

  This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2002. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 64.

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

-------------------------------------------------------------------------------

                               INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

KEY WORD                                                                   PAGE

Accumulation units...........................................................31
Annuitant....................................................................14
Annuity payments.............................................................32
Annuity period...............................................................31
Contract year................................................................15
Date of issue................................................................15
Date of maturity.............................................................31
Funds.........................................................................2
Guarantee period.............................................................16
Investment options...........................................................16
Market value adjustment......................................................16
Premium payments.............................................................14
Surrender....................................................................21
Surrender value..............................................................21
Total value of your contract.................................................16
Variable investment options...............................................cover
Withdrawal...................................................................21

                                    FEE TABLE

  The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

ANNUAL CONTRACT FEE (APPLIES ONLY TO CONTRACTS OF LESS THAN $50,000)        $30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE CONTRACT)

     . Asset-based Charge (for administration and mortality and           1.25%
       expense risks)
       This charge doesn't apply to amounts held in the guarantee periods.

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)

  The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

   The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2001, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.


                                                                                             Total Fund         Total Fund
                                       Investment    Distribution and    Other Operating      Operating         Operating
                                       Management         Service         Expenses With     Expenses With    Expenses Absent
Fund Name                                 Fee          (12b-1) Fees       Reimbursement     Reimbursement     Reimbursement
---------                              ----------    ----------------    ---------------    -------------    ---------------
JOHN HANCOCK VARIABLE SERIES
   TRUST I (NOTE 1):
Equity Index .....................       0.13%              N/A                0.07%             0.20%             0.20%
Large Cap Value ..................       0.75%              N/A                0.08%             0.83%             0.83%
Large Cap Value CORE /SM/ ........       0.75%              N/A                0.10%             0.85%             0.88%
Large Cap Growth .................       0.38%              N/A                0.03%             0.41%             0.41%
Large Cap Aggressive Growth ......       0.87%              N/A                0.10%             0.97%             1.06%
Growth & Income ..................       0.67%              N/A                0.05%             0.72%             0.72%
Fundamental Value * ..............       0.89%              N/A                0.10%             0.99%             1.20%
Multi Cap Growth* ................       0.93%              N/A                0.10%             1.03%             1.03%
Fundamental Growth ...............       0.90%              N/A                0.10%             1.00%             1.19%
Small/Mid Cap CORE /SM/ ..........       0.80%              N/A                0.10%             0.90%             1.15%
Small/Mid Cap Growth .............       0.97%              N/A                0.10%             1.07%             1.07%
Small Cap Equity .................       0.90%              N/A                0.10%             1.00%             1.02%
Small Cap Value ..................       0.95%              N/A                0.10%             1.05%             1.08%
Small Cap Growth .................       1.05%              N/A                0.10%             1.15%             1.17%
International Equity Index .......       0.17%              N/A                0.10%             0.27%             0.40%
International Opportunities ......       1.14%              N/A                0.10%             1.24%             1.39%
Emerging Markets Equity ..........       1.52%              N/A                0.10%             1.62%             4.24%
Real Estate Equity ...............       1.00%              N/A                0.07%             1.07%             1.07%
Health Sciences ..................       1.00%              N/A                0.10%             1.10%             1.19%
Managed ..........................       0.67%              N/A                0.06%             0.73%             0.73%
Global Balanced ..................       1.05%              N/A                0.10%             1.15%             1.36%
Short-Term Bond ..................       0.60%              N/A                0.08%             0.68%             0.68%
Bond Index .......................       0.15%              N/A                0.09%             0.24%             0.24%



                                                                                             Total Fund         Total Fund
                                       Investment    Distribution and    Other Operating      Operating         Operating
                                       Management         Service         Expenses With     Expenses With    Expenses Absent
Fund Name                                 Fee          (12b-1) Fees       Reimbursement     Reimbursement     Reimbursement
---------                              ----------    ----------------    ---------------    -------------    ---------------
JOHN HANCOCK VARIABLE SERIES
   TRUST I - continued (NOTE 1):
Active Bond .......................      0.62%              N/A                0.05%             0.67%             0.67%
High Yield Bond ...................      0.80%              N/A                0.10%             0.90%             1.00%
Global Bond .......................      0.85%              N/A                0.10%             0.95%             0.95%
Money Market ......................      0.25%              N/A                0.07%             0.32%             0.32%

JOHN HANCOCK DECLARATION TRUST
   (NOTE 2):
V.A. Relative Value ...............      0.60%              N/A                0.14%             0.74%             0.74%
V.A. Financial Industries .........      0.80%              N/A                0.09%             0.89%             0.89%
V.A. Technology ...................      0.80%              N/A                0.25%             1.05%             1.08%
V.A. Strategic Income .............      0.60%              N/A                0.10%             0.70%             0.70%

AIM VARIABLE INSURANCE FUNDS -
   SERIES I SHARES:
AIM V.I. Premier Equity Fund* *  ..      0.60%              N/A                0.25%             0.85%             0.85%

AIM VARIABLE INSURANCE FUNDS -
   SERIES II SHARES:
AIM V.I. Capital Development Fund .      0.75%            0.25%                0.41%             1.41%             1.41%

VARIABLE INSURANCE PRODUCTS FUND
   - SERVICE CLASS (NOTE 3):
Fidelity VIP Growth ...............      0.58%            0.10%                0.10%             0.78%             0.78%
Fidelity VIP Overseas .............      0.73%            0.10%                0.20%             1.03%             1.03%

VARIABLE INSURANCE PRODUCTS FUND
   II - SERVICE CLASS (NOTE 3):
Fidelity VIP Contrafund/(R)/ ......      0.58%            0.10%                0.10%             0.78%             0.78%

MFS VARIABLE INSURANCE TRUST -
   INITIAL CLASS SHARES (NOTE 4):
MFS Investors Growth Stock ........      0.75%              N/A                0.17%             0.92%             0.92%
MFS Research ......................      0.75%              N/A                0.15%             0.90%             0.90%
MFS New Discovery .................      0.90%              N/A                0.16%             1.06%             1.09%

JANUS ASPEN SERIES - SERVICE SHARES
   CLASS (NOTE 5):
Janus Aspen Worldwide Growth ......      0.65%            0.25%                0.04%             0.94%             0.94%


NOTES TO ANNUAL FUND EXPENSES

     (1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Large Cap Value and Small Cap Value funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2001, were in effect for all of 2001. Percentages shown for the Multi Cap Growth, Small/Mid Cap Growth, Small Cap Growth, International Opportunities, Emerging Markets, Short-Term Bond and High Yield Bond funds are calculated as if the current management fee schedules, which apply to these funds effective October 1, 2001, were in effect for all of 2001. Percentages shown for the Health Sciences Fund are annualized. "CORE/SM/" is a service mark of Goldman, Sachs & Co.

     * Fundamental Value was formerly "Large/Mid Cap Value" and Multi Cap Growth was formerly "Mid Cap Growth."

     (2) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2001. John Hancock Advisers, LLC has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2003.

     * *  AIM V.I. Premier Equity Fund was formerly "AIM V.I. Value Fund."

     (3) Actual annual class operating expenses were lower for each of the Fidelity VIP funds shown because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expense. In addition, through rearrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the fund's custodian expenses. These offsets may be discontinued at any time.

     (4) MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, "Total Fund Operating Expenses with Reimbursement" would equal 0.90% for MFS Investors Growth Stock, 0.89% for MFS Research and 1.05% for MFS New Discovery. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed, subject to reimbursement, to bear expenses for the MFS New Discovery Fund, such that the fund's "Other Expenses" (after taking into account the expense offset arrangement described above) does not exceed 0.15% annually. This contractual fee arrangement will continue until at least May 1, 2003, unless changed with the consent of the board of trustees which oversees the fund.

     (5) Percentages shown for the Janus Aspen Fund are based upon expenses for the year ended December 31, 2001. Expenses are shown without the effect of any expense offset arrangement.

EXAMPLES

  The four examples on the following pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets.

  Examples I and II assume you have purchased a contract with the optional enhanced death benefit rider, the optional earnings enhancement death benefit rider, the optional accumulated value enhancement rider and the optional guaranteed retirement income benefit rider. We refer to this contract as the "All Rider Contract."

  Examples III and IV assume you have purchased a contract with no optional benefit riders. We refer to this contract as the "No Rider Contract."

  The examples do not include any applicable premium taxes and should not be considered representations of past or future expenses. Actual charges may be greater or less than those shown, and not all optional benefit riders are available in all states. The examples assume fund expenses at rates set forth above for 2001, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

Example I If you "surrender" (turn in) your All Rider Contract at the end of the
---------
applicable time period, you would pay:

---------------------------------------------------------------------------
                                        1 Year  3 Years  5 Years  10 Years

---------------------------------------------------------------------------
Equity Index                              $28     $ 84     $144     $305
---------------------------------------------------------------------------
Large Cap Value                           $34     $103     $175     $364
---------------------------------------------------------------------------
Large Cap Value CORE/SM/                  $34     $104     $176     $366
---------------------------------------------------------------------------
Large Cap Growth                          $30     $ 91     $154     $325
---------------------------------------------------------------------------
Large Cap Aggressive Growth               $35     $107     $181     $377
---------------------------------------------------------------------------
Growth & Income                           $33     $100     $169     $354
---------------------------------------------------------------------------
Fundamental Value                         $35     $108     $182     $378
---------------------------------------------------------------------------
Multi Cap Growth                          $36     $109     $184     $382
---------------------------------------------------------------------------
Fundamental Growth                        $35     $108     $183     $379
---------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                    $34     $105     $178     $370
---------------------------------------------------------------------------
Small/Mid Cap Growth                      $36     $110     $186     $385
---------------------------------------------------------------------------
Small Cap Equity                          $35     $108     $183     $379
---------------------------------------------------------------------------
Small Cap Value                           $36     $109     $185     $384
---------------------------------------------------------------------------
Small Cap Growth                          $35     $105     $178     $371
---------------------------------------------------------------------------
V.A. Relative Value                       $33     $100     $170     $356
---------------------------------------------------------------------------
AIM V.I. Premier Equity                   $34     $104     $176     $366
---------------------------------------------------------------------------
AIM V.I. Capital Development              $40     $120     $202     $415
---------------------------------------------------------------------------
Fidelity VIP Growth                       $33     $102     $172     $359
---------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                $33     $102     $172     $359
---------------------------------------------------------------------------
MFS Investors Growth Stock                $35     $106     $179     $372
---------------------------------------------------------------------------
MFS Research                              $34     $105     $178     $370
---------------------------------------------------------------------------
MFS New Discovery                         $36     $110     $185     $384
---------------------------------------------------------------------------
International Equity Index                $28     $ 87     $147     $312
---------------------------------------------------------------------------
International Opportunities               $38     $115     $194     $400
---------------------------------------------------------------------------
Fidelity VIP Overseas                     $36     $109     $184     $382
---------------------------------------------------------------------------
Emerging Markets Equity                   $42     $126     $211     $432
---------------------------------------------------------------------------
Janus Aspen Worldwide Growth              $35     $106     $180     $374
---------------------------------------------------------------------------
Real Estate Equity                        $36     $110     $186     $385
---------------------------------------------------------------------------
Health Sciences                           $36     $111     $187     $388
---------------------------------------------------------------------------
V.A. Financial Industries                 $34     $105     $177     $369
---------------------------------------------------------------------------
V.A. Technology                           $36     $109     $185     $384
---------------------------------------------------------------------------
Managed                                   $33     $100     $170     $355
---------------------------------------------------------------------------
Global Balanced                           $37     $112     $190     $392
---------------------------------------------------------------------------
Short-Term Bond                           $32     $ 99     $167     $350
---------------------------------------------------------------------------
Bond Index                                $28     $ 86     $146     $309
---------------------------------------------------------------------------
Active Bond                               $32     $ 98     $167     $349
---------------------------------------------------------------------------
V.A. Strategic Income                     $32     $ 99     $168     $352
---------------------------------------------------------------------------
High Yield Bond                           $34     $105     $178     $370
---------------------------------------------------------------------------
Global Bond                               $35     $107     $180     $375
---------------------------------------------------------------------------
Money Market                              $29     $ 88     $150     $317
---------------------------------------------------------------------------

Example II If you begin receiving payments under one of the annuity payment options of an All Rider Contract at the end of the applicable time period, or if you do not surrender your All Rider Contract, you would pay:


---------------------------------------------------------------------------
                                        1 Year  3 Years  5 Years  10 Years

---------------------------------------------------------------------------
Equity Index                              $28     $ 84     $144     $305
---------------------------------------------------------------------------
Large Cap Value                           $34     $103     $175     $364
---------------------------------------------------------------------------
Large Cap Value CORE/SM/                  $34     $104     $176     $366
---------------------------------------------------------------------------
Large Cap Growth                          $30     $ 91     $154     $325
---------------------------------------------------------------------------
Large Cap Aggressive Growth               $35     $107     $181     $377
---------------------------------------------------------------------------
Growth & Income                           $33     $100     $169     $354
---------------------------------------------------------------------------
Fundamental Value                         $35     $108     $182     $378
---------------------------------------------------------------------------
Multi Cap Growth                          $36     $109     $184     $382
---------------------------------------------------------------------------
Fundamental Growth                        $35     $108     $183     $379
---------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                    $34     $105     $178     $370
---------------------------------------------------------------------------
Small/Mid Cap Growth                      $36     $110     $186     $385
---------------------------------------------------------------------------
Small Cap Equity                          $35     $108     $183     $379
---------------------------------------------------------------------------
Small Cap Value                           $36     $109     $185     $384
---------------------------------------------------------------------------
Small Cap Growth                          $35     $105     $178     $371
---------------------------------------------------------------------------
V.A. Relative Value                       $33     $100     $170     $356
---------------------------------------------------------------------------
AIM V.I. Premier Equity                   $34     $104     $176     $366
---------------------------------------------------------------------------
AIM V.I. Capital Development              $40     $120     $202     $415
---------------------------------------------------------------------------
Fidelity VIP Growth                       $33     $102     $172     $359
---------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                $33     $102     $172     $359
---------------------------------------------------------------------------
MFS Investors Growth Stock                $35     $106     $179     $372
---------------------------------------------------------------------------
MFS Research                              $34     $105     $178     $370
---------------------------------------------------------------------------
MFS New Discovery                         $36     $110     $185     $384
---------------------------------------------------------------------------
International Equity Index                $28     $ 87     $147     $312
---------------------------------------------------------------------------
International Opportunities               $38     $115     $194     $400
---------------------------------------------------------------------------
Fidelity VIP Overseas                     $36     $109     $184     $382
---------------------------------------------------------------------------
Emerging Markets Equity                   $42     $126     $211     $432
---------------------------------------------------------------------------
Janus Aspen Worldwide Growth              $35     $106     $180     $374
---------------------------------------------------------------------------
Real Estate Equity                        $36     $110     $186     $385
---------------------------------------------------------------------------
Health Sciences                           $36     $111     $187     $388
---------------------------------------------------------------------------
V.A. Financial Industries                 $34     $105     $177     $369
---------------------------------------------------------------------------
V.A. Technology                           $36     $109     $185     $384
---------------------------------------------------------------------------
Managed                                   $33     $100     $170     $355
---------------------------------------------------------------------------
Global Balanced                           $37     $112     $190     $392
---------------------------------------------------------------------------
Short-Term Bond                           $32     $ 99     $167     $350
---------------------------------------------------------------------------
Bond Index                                $28     $ 86     $146     $309
---------------------------------------------------------------------------
Active Bond                               $32     $ 98     $167     $349
---------------------------------------------------------------------------
V.A. Strategic Income                     $32     $ 99     $168     $352
---------------------------------------------------------------------------
High Yield Bond                           $34     $105     $178     $370
---------------------------------------------------------------------------
Global Bond                               $35     $107     $180     $375
---------------------------------------------------------------------------
Money Market                              $29     $ 88     $150     $317
---------------------------------------------------------------------------

Example III If you "surrender" (turn in) your No Rider Contract at the end of the applicable time period, or if you do not surrender your All Rider Contract, you would pay:

---------------------------------------------------------------------------
                                        1 Year  3 Years  5 Years  10 Years

---------------------------------------------------------------------------
Equity Index                              $15      $48     $ 83     $181
---------------------------------------------------------------------------
Large Cap Value                           $22      $67     $115     $248
---------------------------------------------------------------------------
Large Cap Value CORE/SM/                  $22      $68     $116     $250
---------------------------------------------------------------------------
Large Cap Growth                          $18      $54     $ 94     $204
---------------------------------------------------------------------------
Large Cap Aggressive Growth               $23      $72     $123     $263
---------------------------------------------------------------------------
Growth & Income                           $21      $64     $110     $237
---------------------------------------------------------------------------
Fundamental Value                         $23      $72     $124     $265
---------------------------------------------------------------------------
Multi Cap Growth                          $24      $73     $126     $269
---------------------------------------------------------------------------
Fundamental Growth                        $24      $72     $124     $266
---------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                    $23      $69     $119     $255
---------------------------------------------------------------------------
Small/Mid Cap Growth                      $24      $75     $128     $273
---------------------------------------------------------------------------
Small Cap Equity                          $24      $72     $124     $266
---------------------------------------------------------------------------
Small Cap Value                           $24      $74     $127     $271
---------------------------------------------------------------------------
Small Cap Growth                          $23      $70     $119     $256
---------------------------------------------------------------------------
V.A. Relative Value                       $21      $65     $111     $239
---------------------------------------------------------------------------
AIM V.I. Premier Equity                   $22      $68     $116     $250
---------------------------------------------------------------------------
AIM V.I. Capital Development              $28      $85     $144     $306
---------------------------------------------------------------------------
Fidelity VIP Growth                       $21      $66     $113     $243
---------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                $21      $66     $113     $243
---------------------------------------------------------------------------
MFS Investors Growth Stock                $23      $70     $120     $257
---------------------------------------------------------------------------
MFS Research                              $23      $69     $119     $255
---------------------------------------------------------------------------
MFS New Discovery                         $24      $74     $127     $272
---------------------------------------------------------------------------
International Equity Index                $16      $50     $ 87     $189
---------------------------------------------------------------------------
International Opportunities               $26      $80     $136     $290
---------------------------------------------------------------------------
Fidelity VIP Overseas                     $24      $73     $126     $269
---------------------------------------------------------------------------
Emerging Markets Equity                   $30      $91     $155     $326
---------------------------------------------------------------------------
Janus Aspen Worldwide Growth              $23      $71     $121     $260
---------------------------------------------------------------------------
Real Estate Equity                        $24      $75     $128     $273
---------------------------------------------------------------------------
Health Sciences                           $25      $75     $129     $276
---------------------------------------------------------------------------
V.A. Financial Industries                 $22      $69     $118     $254
---------------------------------------------------------------------------
V.A. Technology                           $24      $74     $127     $271
---------------------------------------------------------------------------
Managed                                   $21      $64     $110     $238
---------------------------------------------------------------------------
Global Balanced                           $25      $77     $132     $281
---------------------------------------------------------------------------
Short-Term Bond                           $20      $63     $108     $233
---------------------------------------------------------------------------
Bond Index                                $16      $49     $ 85     $186
---------------------------------------------------------------------------
Active Bond                               $20      $62     $107     $232
---------------------------------------------------------------------------
V.A. Strategic Income                     $21      $63     $109     $235
---------------------------------------------------------------------------
High Yield Bond                           $23      $69     $119     $255
---------------------------------------------------------------------------
Global Bond                               $23      $71     $122     $261
---------------------------------------------------------------------------
Money Market                              $17      $52     $ 89     $194
---------------------------------------------------------------------------

Example IV If you begin receiving payments under one of the annuity payment options of a No Rider Contract at the end of the applicable time period, or if you do not surrender your No Rider Contract, you would pay:

---------------------------------------------------------------------------
                                        1 Year  3 Years  5 Years  10 Years

---------------------------------------------------------------------------
Equity Index                              $15      $48     $ 83     $181
---------------------------------------------------------------------------
Large Cap Value                           $22      $67     $115     $248
---------------------------------------------------------------------------
Large Cap Value CORE/SM/                  $22      $68     $116     $250
---------------------------------------------------------------------------
Large Cap Growth                          $18      $54     $ 94     $204
---------------------------------------------------------------------------
Large Cap Aggressive Growth               $23      $72     $123     $263
---------------------------------------------------------------------------
Growth & Income                           $21      $64     $110     $237
---------------------------------------------------------------------------
Fundamental Value                         $23      $72     $124     $265
---------------------------------------------------------------------------
Multi Cap Growth                          $24      $73     $126     $269
---------------------------------------------------------------------------
Fundamental Growth                        $24      $72     $124     $266
---------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                    $23      $69     $119     $255
---------------------------------------------------------------------------
Small/Mid Cap Growth                      $24      $75     $128     $273
---------------------------------------------------------------------------
Small Cap Equity                          $24      $72     $124     $266
---------------------------------------------------------------------------
Small Cap Value                           $24      $74     $127     $271
---------------------------------------------------------------------------
Small Cap Growth                          $23      $70     $119     $256
---------------------------------------------------------------------------
V.A. Relative Value                       $21      $65     $111     $239
---------------------------------------------------------------------------
AIM V.I. Premier Equity                   $22      $68     $116     $250
---------------------------------------------------------------------------
AIM V.I. Capital Development              $28      $85     $144     $306
---------------------------------------------------------------------------
Fidelity VIP Growth                       $21      $66     $113     $243
---------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                $21      $66     $113     $243
---------------------------------------------------------------------------
MFS Investors Growth Stock                $23      $70     $120     $257
---------------------------------------------------------------------------
MFS Research                              $23      $69     $119     $255
---------------------------------------------------------------------------
MFS New Discovery                         $24      $74     $127     $272
---------------------------------------------------------------------------
International Equity Index                $16      $50     $ 87     $189
---------------------------------------------------------------------------
International Opportunities               $26      $80     $136     $290
---------------------------------------------------------------------------
Fidelity VIP Overseas                     $24      $73     $126     $269
---------------------------------------------------------------------------
Emerging Markets Equity                   $30      $91     $155     $326
---------------------------------------------------------------------------
Janus Aspen Worldwide Growth              $23      $71     $121     $260
---------------------------------------------------------------------------
Real Estate Equity                        $24      $75     $128     $273
---------------------------------------------------------------------------
Health Sciences                           $25      $75     $129     $276
---------------------------------------------------------------------------
V.A. Financial Industries                 $22      $69     $118     $254
---------------------------------------------------------------------------
V.A. Technology                           $24      $74     $127     $271
---------------------------------------------------------------------------
Managed                                   $21      $64     $110     $238
---------------------------------------------------------------------------
Global Balanced                           $25      $77     $132     $281
---------------------------------------------------------------------------
Short-Term Bond                           $20      $63     $108     $233
---------------------------------------------------------------------------
Bond Index                                $16      $49     $ 85     $186
---------------------------------------------------------------------------
Active Bond                               $20      $62     $107     $232
---------------------------------------------------------------------------
V.A. Strategic Income                     $21      $63     $109     $235
---------------------------------------------------------------------------
High Yield Bond                           $23      $69     $119     $255
---------------------------------------------------------------------------
Global Bond                               $23      $71     $122     $261
---------------------------------------------------------------------------
Money Market                              $17      $52     $ 89     $194
---------------------------------------------------------------------------

                                   BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:


  QUESTION                                                                                         STARTING ON PAGE
  --------                                                                                         ----------------
What is the contract?  .................................................................................. 14

Who owns the contract?  ................................................................................. 14

Is the owner also the annuitant?  ....................................................................... 14

How can I invest money in a contract?  .................................................................. 14

How will the value of my investment in the contract change over time? ................................... 16

What annuity benefits does the contract provide?  ....................................................... 17

To what extent can JHVLICO vary the terms and conditions of its contracts? .............................. 17

What are the tax consequences of owning a contract? ..................................................... 17

How can I change my contract's investment allocations? .................................................. 18

What fees and charges will be deducted from my contract? ................................................ 20

How can I withdraw money from my contract?  ............................................................. 21

What happens if the owner or the annuitant dies before my contract's date of maturity?  ................. 22

What other benefits can I purchase under a contract? .................................................... 25

Can I return my contract?  .............................................................................. 27


WHAT IS THE CONTRACT?

  The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable" annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

  In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract premiums or premium payments. In general, you need at least a $25,000 initial premium payment to purchase a contract. If you purchase your contract through the automatic investment plan, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

                                            YOU MAY NOT MAKE ANY PREMIUM
                                            PAYMENTS AFTER THE ANNUITANT
IF YOUR CONTRACT IS USED TO FUND                     REACHES AGE
-------------------------------------------------------------------------
a "tax qualified plan"*                               70 1/2**
-------------------------------------------------------------------------
a non-tax qualified plan                              85
-------------------------------------------------------------------------

           * as that term is used in "Tax Information," beginning on page 29. ** except for a Roth IRA, which has no age limit.

  We will not issue a contract if the proposed annuitant is older than age 84. We may waive, however, waive this underwriting limit.

Ways to make premium payments

  Premium payments made by check or money order should be:

 . drawn on a U.S. bank,

 . drawn in U.S. dollars, and

 . made payable to "John Hancock."

  We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

  Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

  Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

  If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 . issue a contract;

 . accept premium payments; or

 . allow other transactions.

  After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

  Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

  Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 20.

  The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

  However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ('MVA')" beginning on page 25.

  At any time before the date of maturity, the total value of your contract equals:

 . the total amount you invested,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity.

 Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 31, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF ITS CONTRACTS?

State law insurance requirements

  Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

  We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals)

 . full withdrawal ("surrender")

 . payment of death benefit proceeds as a single sum upon the annuitant's death

 . periodic payments under one of our annuity payment options.

  In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

  How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

  If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

  THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

  Up to 12 times during each year of your contract, you may transfer, free of any charge,

 . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

 . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment - either positive or negative).

  Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

 . transfer more than $1,000,000 in a contract year into any one variable investment option or guarantee period, without our prior approval,

 . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

 . make any transfers, during the annuity period, to or from a guarantee period, or

 . make any transfer during the annuity period that would result in more than four investment options being used at once.

 We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

  The contract you are purchasing was not designed for professional market timing organizations or other persons that use programmed or frequent transfers. The use of such transfers may be disruptive to a fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2.

  Your request should include:

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options to and from which assets are being transferred, and

 . the amount of each transfer.

 The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

  Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging program

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis.

  The following conditions apply to the dollar-cost averaging program:

 . You may elect the program only if the total value of your contract equals
   $15,000 or more.

 . The amount of each transfer must equal at least $250.

 . You may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

 . You may discontinue the program at any time.

 . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

 . Automatic transfers to or from guarantee periods are not permitted.

 . We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

  This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

  This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

  Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

  The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Asset-based charge

  We deduct a daily asset-based charge that compensates us primarily for our administrative expenses and for the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

  In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

  Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Other charges

  We offer, subject to state availability, four optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we currently charge an amount equal to 1/12/th/ of the following annual percentages:


----------------------------------------------------------------------------------------------------
Enhanced death benefit                  0.25% of your contract's total value*
----------------------------------------------------------------------------------------------------
Earnings enhancement death benefit      0.25% of your contract's total value
----------------------------------------------------------------------------------------------------
Accumulated value enhancement           0.40% of your initial premium payment (we reserve the
                                        right to increase this percentage on a uniform basis for all riders issued in the same state)
----------------------------------------------------------------------------------------------------
Guaranteed retirement income benefit    0.30% of your contract's total value
----------------------------------------------------------------------------------------------------

  * Rate is applicable to enhanced death benefit riders issued after May 1, 2002. In certain states, and for riders issued prior to May 1, 2002, a lower rate may apply.

  We deduct the charge proportionally from each of your investment options, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

  Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

  The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable premium
                         -----
tax, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the John Hancock Annuity Servicing Office.

  Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
34. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

  We will deduct any partial withdrawal proportionally from each of your
                                        --------------
investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal:

 . for an amount less than $100, or

 . if the remaining total value of your contract would be less than $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 13. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

 . You may elect the plan only if the total value of your contract equals
   $25,000 or more.

 . The amount of each systematic withdrawal must equal at least $100.

 . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

 . You may cancel the plan at any time.

 . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

 WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

  We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

 . If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

 . If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

 . If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

 . If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

  If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

  We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 . proof of death before the contract's date of maturity, and

 . any required instructions as to method of settlement.

  We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

 . the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page __); or

 . an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" on page __.

  We will pay a "standard" death benefit, unless you have chosen either the "enhanced death benefit" rider, the "earnings enhancement death benefit" rider, or both. We describe these riders on the following pages.

    Standard death benefit

   The standard death benefit is the greater of:
                                     -------

 . the total value of your contract, adjusted by any then-applicable market value adjustment, or

 . the total amount of premium payments made, minus any partial withdrawals.

Enhanced death benefit rider

  Under this rider, we will pay an enhanced death benefit (instead of the standard death benefit) that is the greatest of:

 . the amount of each premium you have paid, accumulated at 5% effective annual interest during the rider's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

 . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that
                     ----
   anniversary, minus any withdrawals you have taken since that anniversary; or
                -----

 . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

The rider's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life
          ------                                   ------
attains age 81.  The rider's "measuring life" is:

 . the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity Date,

 . the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the Maturity Date,

 . the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the Maturity Date,

 . the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity Date.

 If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

  You may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider:

 . only if this rider is available in your state; and

 . only when you apply for the contract; and

 . only if each owner and each annuitant is under age 80 at the time you apply for the contract. (We may waive either or both of the last two restrictions for contracts purchased prior to the October 15, 2001 or prior to the date this rider was available in your state.)

  As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 20 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

  This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it. The rider will also terminate upon a change of ownership, except where a spousal beneficiary continues the rider after an owner's death. (We explain contract continuation by a spouse in the section entitled "Distributions following death of owner" on page __.)

  You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider

   Earnings enhancement death benefit rider

  Under this rider, the death benefit may be increased by an earnings enhancement amount. The earnings enhancement amount is determined as follows:

 . if all of the owners and the annuitant are under age 70 on the date your rider is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

 . if any of the owners or the annuitant is age 70 or older on the date your rider is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

 . if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

 "Net Premiums," for purposes of this rider, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

  This rider is unavailable if your contract is purchased in connection with a tax-qualified retirement plan. In addition, you may elect to purchase an earnings enhancement death benefit rider:

 . only if this rider is available in your state; and

 . only when you apply for the contract (we may waive this restriction, however, for contracts purchased prior to October 15, 2001 or prior to the date this rider was available in your state); and

 . only if each owner and each annuitant is under age 75 at the time you apply for the rider.

   As long as the rider is in effect, you will pay a monthly charge for this benefit. We describe this charge in our response to the question "What fees and charges will be deducted from my contract?" For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

  This rider (and related charges) will terminate on the contract's date of maturity or upon your surrendering the contract. The rider will also terminate upon a transfer of ownership, except where a spousal beneficiary continues the rider after an owner's death. (We explain contract continuation by a spouse in the section entitled "Distributions following death of owner," below). Once this rider is in effect, you cannot request that we terminate it.

  In certain marketing materials, this rider may be referred to as the "Beneficiary Tax Relief" rider because any amounts paid under this rider can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this rider, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits. You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider

 The earnings enhancement amount decreases if you withdraw earnings that accumulate under your contract. This rider may not be appropriate for you if you expect to withdraw earnings.

WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

  In addition to the enhanced death benefit rider discussed above, we currently make available two other optional benefits if your state permits and you are under age 75 when you apply for a contract. These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request. we may make other riders available in the future.

Accumulated value enhancement

  Under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

 . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, AND

 . is receiving certain qualified services described in the rider.

 The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

  You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO or its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page __for a general description of other premium limits under the contract).

  There is a monthly charge for this rider. The charge is described under "Other charges" on page 21.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

  If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

    You should carefully review the tax considerations for optional benefit riders on page 35 before selecting this optional benefit rider. In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

Guaranteed retirement income benefit

  Under this rider, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

 . The date of maturity must be within the 30 day period following a contract anniversary.

 . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

  You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

  If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

  If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

  There is a monthly charge for this rider, which is described at page 21 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

  In most cases, you have the right to cancel your contract within 10 days (or longer in some states ) after you receive it. To cancel your contract, simply deliver or mail it to:

     . JHVLICO at the address shown on page 2, or

     . the JHVLICO representative who delivered the contract to you.

  In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA", you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                             ADDITIONAL INFORMATION

 This section of the propectus provides additional information that is not contained in the Basic Information section on pages 13 through 27.


   CONTENTS OF THIS SECTION                                                      STARTING ON PAGE
   Description of JHVLICO ...............................................................  29

   Who should purchase a contract?  .....................................................  29

   How we support the variable investment options .......................................  29

   How we support the guarantee periods .................................................  30

   How the guarantee periods work .......................................................  30

   The accumulation period ..............................................................  31

   The annuity period ...................................................................  31

   Variable investment option valuation procedures ......................................  33

   Distributions following death of owner ...............................................  34

   Miscellaneous provisions .............................................................  34

   Tax information ......................................................................  34

   Further information about JHVLICO ....................................................  40

   Management's discussion and analysis .................................................  42

   Performance information ..............................................................  62

   Reports ..............................................................................  63

   Voting privileges ....................................................................  63

   Certain changes ......................................................................  63

   Distribution of contracts ............................................................  64

   Experts ..............................................................................  64

   Registration statement ...............................................................  64

   Condensed Financial Information ......................................................  65

   JHVLICO financial statements .........................................................  70

   Appendix A - Details About Our Guarantee Periods ..................................... 107

   Appendix B - Examples of Earnings Enhancement Death Benefit Calculations ............. 110


DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2001, John Hancock's assets were approximately $ 81 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

  It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

 . traditional individual retirement annuity ("IRA") plans satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
   Section 408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

  We do not currently offer the contracts to every type of tax qualified plan, and may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may also make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 36.

   When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all

JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

--------------------------------------------------------------------------------
 We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guaranteed periods.
--------------------------------------------------------------------------------

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

  Here is how the MVA works:

--------------------------------------------------------------------------------
 We compare

     . the guaranteed rate of the guarantee period from which the assets are being taken WITH

     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

             -----------------------------------------------------
             dollar amount of transaction
                                DIVIDED BY
             value of one accumulation unit for the applicable
             variable investment option at the time of such
             transaction
             -----------------------------------------------------

  The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

             -----------------------------------------------------
             number of accumulation units in the variable
             investment options
                                    TIMES
             value of one accumulation unit for the applicable
             variable investment option at that time
             -----------------------------------------------------

Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

 . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

 . the amount of any charges and fees deducted from that guarantee period, PLUS

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

  Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be:

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age
   95).

  Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 36.)

Choosing fixed or variable annuity payments

  During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

  We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

  We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

  Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

  Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 33).

  Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is less than $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

  If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

 . Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least
   $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

  We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

  The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

  Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate"
   (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

  The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

  You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

  The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:
-------

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

  Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

  OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

  Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

  OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

  OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

  OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

  OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

  OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

  With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

  If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

 . Option A:  "life annuity with 5 years guaranteed" and

 . Option B:  "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

  We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract in the following boxes:

--------------------------------------------------------------------------------
 IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY PAYMENTS HAVE
BEGUN:
.. if the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner. In that case:
  (1) we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and
  (2) your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount of your spouse's Death Benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.
.. if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:
  (1) paid out in full within five years of your death or
  (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.
.. the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

.. any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

 Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 . the rights of any assignees of record and

 . certain other conditions referenced in the contract.

  An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

  If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with the rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

  At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated value enhancement rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals.

  We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you. However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders, withdrawals and death benefits

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

  All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

  Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

   Penalty for premature withdrawals

  The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Puerto Rico annuity contracts not purchased to fund a tax qualified plan

  Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

  Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

  The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

   Tax-free rollovers

   For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . a traditional IRA to another tax-qualified plan, including a Section
   403(b) plan

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

 . a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

 . a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

  In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

   Traditional IRAs

  Annual contribution limit.  A traditional individual retirement annuity (as
  -------------------------
defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . the IRA annual limit for that tax year. For tax years beginning in 2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

  Catch-Up Contributions.  An IRA holder age 50 or older may increase
  ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

  Spousal IRA.  You may also purchase an IRA contract for the benefit of your
  -----------
spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

  Deductibility of contributions.  You may be entitled to a full deduction, a
  ------------------------------
partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

  The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  Distributions.   In general, all amounts paid out from a traditional IRA
  -------------
contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Roth IRAs

  Annual contribution limit.  A Roth IRA is a type of non-deductible IRA.  In
  -------------------------
general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

  The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  Catch-Up Contributions.  A Roth IRA holder age 50 or older may increase
  ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

  Spousal IRA.  You may also purchase a Roth IRA contract for the benefit of
  -----------
your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

  Distributions. If you hold your Roth IRA for at least five years the payee
  -------------
will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

  Conversion to a Roth IRA.  You can convert a traditional IRA to a Roth IRA,
  ------------------------
unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

  Catch-Up Contributions.  A SIMPLE IRA holder age 50 or older may increase
  ----------------------
contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

  Distributions.  The requirements for minimum distributions from a SIMPLE IRA
  -------------
retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

   Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

  Distributions.  The requirements for minimum distributions from a SEP-IRA, and
  -------------
rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

   Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

  Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

  Catch-Up Contributions.   A Section 403(b) plan participant age 50 or older
  ----------------------
may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

  Distributions.  When we make payments from a 403(b) contract on surrender of
  -------------
the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

  Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires

   Pension and profit sharing plans qualified under Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

   "Top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Section 457 deferred compensation plans

  Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or instrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

  As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

  The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service
   (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

  Annual contribution limit.   The amount of the non-taxable contributions made
  -------------------------
for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

  Catch-Up Contributions.  A 457 plan participant age 50 or older may increase
  ----------------------
contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

  Distributions.  When we make payments under your contract in the form of an
  -------------
annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   Elective Deferral Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

   Elective Catch-up Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

     Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

   Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualifed plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal (and Puerto Rico) income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2001, JHVLICO had $119.3 billion of gross life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

   In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").

                             Selected financial data

--------------------------------------------------------------------------------
  The following table sets forth certain selected historical financial data. The selected income statement data for each of the years in the three year period ended December 31, 2001 and balance sheet data as of December 31, 2001 and 2000 are presented in accordance with accounting principles generally accepted in the United States (referred to as "GAAP") and have been derived from the audited financial statements included elsewhere in this prospectus. The selected balance sheet data as of December 31, 1999 is presented on a GAAP basis. These balances have been determined by adjusting the previously audited statements that were prepared on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis) to a GAAP basis, and are unaudited. The financial statements from which this data has been derived are not included in this prospectus. The income statement data for each of the years in the two year period ended December 31, 1998 and 1997 and balance sheet data as of December 31, 1998 and 1997 is presented on a statutory basis. The audited statutory basis financial statements from which the selected data has been derived are not included in this prospectus.

  You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 69.

  Certain prior year amounts have been reclassified to conform to the current year presentation.

  Past results are not necessarily indicative of future results.
--------------------------------------------------------------------------------


                                                           Year            Year           Year          Year            Year
                                                           ended          ended          ended          ended          ended
                                                           December      December       December       December       December
                                                         31, 2001        31, 2000       31, 1999       31, 1998       31, 1997
                                                           (GAAP)         (GAAP)         (GAAP)         (Stat)         (Stat)
                                                        (in millions)  (in millions)  (in millions)  (in millions)  (in millions)
                                                        -------------  -------------  -------------  -------------  -------------
INCOME STATEMENT DATA:
  Premiums ............................................   $    60.1      $    28.6      $     8.9       $1,272.3      $  872.7
  Universal life and investment-type product charges ..       365.4          337.1          341.5             --            --
  Net investment income ...............................       227.0          213.4          174.6          122.8          89.7
  Net realized investment and other gains (losses) ....        (9.0)         (10.6)          (4.8)            --            --
  Other revenue .......................................        24.0            0.2            0.2          618.1         449.1
                                                          ---------      ---------      ---------       --------      --------
  TOTAL REVENUES ......................................       667.5          568.7          520.4        2,013.2       1,411.5

  Total benefits and expenses .........................       458.8          425.5          416.8        1,963.9       1,342.5
  Federal income tax expense (credit) .................        62.2           43.8           35.2           33.1          38.5
  Net realized capital gains (losses) .................          --             --             --           (0.6)         (3.0)
  Cumulative effect of accounting change, net of tax ..        (1.6)            --             --             --            --
                                                          ---------      ---------      ---------       --------      --------
  NET INCOME/NET GAIN .................................   $   144.9      $    99.4      $    68.4       $   15.6      $   27.5
                                                          =========      =========      =========       ========      ========

BALANCE SHEET DATA:
  Total assets ........................................   $11,713.2      $12,194.7      $11,974.2       $8,599.0      $6,521.5
  Total liabilities/obligations .......................    10,747.6       11,389.1       11,279.2        8,268.2       6,199.8
  Total stockholder's equity/policyholders' contingency
    reserve ...........................................   $   965.6      $   805.6      $   695.0       $  330.8      $  321.7


MANAGEMENT'S DISCUSSION AND ANALYSIS

  The following narrative reviews our consolidated and segment financial condition as of December 31, 2001 and 2000 and results of operations for the years ended December 31, 2001, 2000 and 1999 and, where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with the consolidated financial statements and accompanying notes, included elsewhere in this prospectus.

Forward-Looking Information

  The statements, analyses, and other information contained herein relating to trends in the John Hancock Variable Life Insurance Company's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO. Future events and their effects on JHVLICO may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

  These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products; (2) changes to or elimination of Federal tax benefits for our products and other changes in laws and regulations (including those relating to the Federal Estate Tax Laws) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products; (3) we face increasing competition in our retail businesses from mutual fund companies, banks and investment management firms as well as from other insurance companies; (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our variable life insurance and variable annuity business; (5) due to acts of terrorism or other hostilities, there could be business disruption, economic contraction, increased mortality, morbidity and liability risks, generally, or investment losses that could adversely affect our business; (6) our life insurance and annuity sales are highly dependent on a third party distribution relationship; (7) customers may not be responsive to new or existing products or distribution channels, (8) interest rate volatility may adversely affect our profitability; (9) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies; (10) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected; (11) we face investment and credit losses relating to our investment portfolio (12) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes; (13) we are subject to risk-based capital requirements and possible guaranty fund assessments; (14) we may be unable to retain personnel who are key to our business; (15) we face risks from ceded reinsurance business in respect to life insurance; (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources, and (17) we face unforeseen liabilities arising from our acquisitions and dispositions of businesses.

  Readers are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents that may be filed by JHVLICO with the United States Securities and Exchange Commission from time to time. JHVLICO specifically disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

  We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

  Our revenues are derived principally from:

 . premiums on individual life insurance and annuities with life contingencies;

 . product charges from variable and universal life insurance products and annuities;

 . net investment income and net realized investment and other gains (losses) on general account assets.

  Our expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

   Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions; (2) the amount of assets under management; and (3) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' account balances. Overall, financial market conditions have a significant impact on all these profit drivers.

   The sales and other financial results of our business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement. This trend has been challenged recently by fluctuations in stock market performance and we have seen investors return to stable investment products. Our diverse distribution network and product offerings will assist in the maintenance of assets and provide for sales growth. Although sales of traditional life insurance products have experienced continued declines, sales of fixed annuity products and corporate owned life insurance have increased.

  Premiums and deposits of our individual annuity products were $113.0 million, $94.3 million and $231.3 million in 2001, 2000 and 1999. Our total life insurance product deposits were $1,540.7 million, $1,188.2 million and $1,000.8 million in 2001, 2000 and 1999, respectively.

Critical Accounting Policies

   General

  We have identified the policies below as critical to our business operations and understanding of our results of operation. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies in the preparation of this report requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of JHVLICO's financial statements and Management's Discussion and Analysis.

   Amortization of Deferred Policy Acquisition Costs

  We amortize deferred policy acquisition costs on term life insurance ratably with premiums. We amortize our deferred policy acquisition costs on our annuity products and retail life insurance, other than term, based on a percentage of the estimated gross profits over the life of the policies, which are generally twenty years for annuities and thirty years for life policies. Our estimated gross profits are computed based on assumptions related to the underlying policies including mortality, lapse, expenses, and asset growth rates. We amortize deferred policy acquisition costs such that the percentage of gross profits to the amount of deferred policy acquisition costs amortized is constant over the life of the policies.

  Estimated gross profits are adjusted periodically to take into consideration the actual experience to date and changes in the remaining gross profits. When estimated gross profits are adjusted, we also adjust the amortization of deferred policy acquisition costs to maintain a constant amortization percentage over the life of the policies. Our current estimated gross profits include certain judgments concerning mortality, lapse and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Short-term variances of actual results from the judgments made by management can cause quarter to quarter earnings impact.

   Investment in Debt and Equity Securities

  Impairments on our investment portfolio are recorded as a charge to income in the period when the impairment is judged by management to occur. See the discussion of Credit Risk in the Quantitative and Qualitative Information About Market Risk section of this document for a more detailed discussion of the judgments involved in determining impairments.

  Certain of our fixed income securities classified as held-to-maturity and available-for-sale are not publicly traded, and quoted market prices are not available from brokers or investment bankers on these securities. The change in the fair value of the available-for-sale securities is recorded in other comprehensive income as an unrealized gain or loss. We calculate the fair value of these securities ourselves through the use of pricing models and discounted cash flows calling for a substantial level of management's judgment. See the discussion in the General Account Investments section of this document for a more detailed discussion of this process and the judgments used therein.

   Income Taxes

  We establish reserves for possible penalty and interest payments to various taxing authorities with respect to the admissability and timing of tax deductions. Management makes judgments concerning the eventual outcome of these items and reviews those judgments on an ongoing basis.

Results of Operations

  The table below presents our consolidated results of operations for the years indicated.

                                              FOR THE YEAR ENDED DECEMBER 31
                                              ------------------------------

                                             2001          2000          1999
                                             ----          ----          ----
                                                      (IN MILLIONS)
REVENUES

 Premiums ..............................   $ 60.1       $  28.6       $   8.9
 Universal life and investment-type
  product charges ......................    365.4         337.1         341.5
 Net investment income .................    227.0         213.4         174.6
 Net realized investment and other gains
  (losses), net of related amortization
  of deferred policy acquisition
  costs /(1)/  .........................     (9.0)        (10.6)         (4.8)
 Other revenues ........................     24.0           0.2           0.2
                                           ------       -------       -------
 Total revenues ........................    667.5         568.7         520.4
                                           ------       -------       -------

BENEFITS AND EXPENSES
 Benefits to policyholders .............    294.1         248.6         260.5
 Other operating costs and expenses ....     76.2         116.8         117.5
  Amortization of deferred policy
   acquisition costs, excluding amounts
   related to net realized investment
   and other gains (losses) /(2)/ ......     67.1          34.0          13.1
 Dividends to policyholders ............     21.4          26.1          25.7
                                           ------       -------       -------
  Total benefits and expenses ..........    458.8         425.5         416.8
                                           ------       -------       -------
Income before income taxes and
 cumulative effect of accounting
 change ................................    208.7         143.2         103.6
Income taxes ...........................     62.2          43.8          35.2
                                           ------       -------       -------
Income before cumulative effect of
 accounting change .....................    146.5          99.4          68.4
Cumulative effect of accounting change,
 net of tax ............................     (1.6)           --            --
                                           ------       -------       -------
Net income .............................   $144.9       $  99.4       $  68.4
                                           ======       =======       =======

(1) Net of related amortization of deferred policy acquisition costs of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000, and 1999, respectively.

(2) Excluding amounts related to net realized investment and other gains (losses) of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000 and 1999, respectively.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Consolidated income before income taxes and cumulative effect of accounting change of $208.7 million for the year ended December 31, 2001 increased by $65.5 million, or 45.7%, as compared to consolidated income before income taxes and cumulative effect of accounting change of $143.2 million for the year ended December 31, 2000. The increase was primarily attributable to increases in income before income taxes and cumulative effect of accounting change of $45.4 million in the Protection Segment and $20.1 million in the Asset Gathering Segment. The increase in the Protection Segment was primarily due to growth in universal life investment-type product charges and net investment income and a decrease in operating expenses due to our expense reduction program. The Asset Gathering Segment increased compared to the prior year due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program and a decrease in operating expenses due to our expense reduction program.

  Revenues of $667.5 million increased $98.8 million, or 17.4%, from $568.7 million in the comparable prior year period. The increase in revenues was largely driven by growth in premiums in the traditional life insurance business, which increased $31.5 million. In addition, universal life and investment-type product charges increased $28.3 million, primarily driven by growth in the non-traditional life insurance business partially offset by lower fees in the variable annuity business due to lower average account balances. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program.

  Benefits and expenses of $458.8 million increased $33.3 million, or 7.8%, from $425.5 million from the comparable prior year period. The increase in benefits and expenses was primarily driven by growth in benefits to policyholders of $45.5 million due to growth in the in-force in the traditional and non-traditional life insurance businesses. In addition, amortization of deferred policy acquisition costs increased $33.1 million driven by the non-traditional life insurance business due to an increase in universal life product charges. These increases in benefits and expenses were partially offset by a $40.6 million decrease in other operating costs and expenses driven by cost reduction programs.

  Income taxes were $62.2 million in 2001, compared to $43.8 million for 2000. Our effective tax rate was 29.8% in 2001, as compared to 30.6% in 2000.

   Year Ended December 31, 2000 Compared to Year Ended
   December 31, 1999

  Consolidated income before income taxes of $143.2 million for the year ended December 31, 2000 increased by $39.6 million, or 38.2%, as compared to consolidated income before income taxes of $103.6 million for the year ended December 31, 1999. The increase was primarily attributable to increases in income before income taxes of $40.2 million in the Protection Segment partially offset by decreased income before income taxes in the Asset Gathering Segment of $0.6 million. The increase in the Protection Segment was primarily due to growth in net investment income and a decrease in benefits to policyholders. The Asset Gathering Segment remained stable compared to the prior year primarily due to growth in investment-type product charges partially offset by increased amortization of deferred policy acquisition costs.

  Revenues of $568.7 million increased $48.3 million, or 9.3%, from $520.4 million in the comparable prior year period. The increase in revenues was driven by growth in net investment income of $38.8 million, primarily in the non-traditional life insurance business. In addition, premiums increased $19.7 million, primarily in the traditional life insurance business. The increases in revenues were partially offset by increased net realized investment and other losses and lower universal life and investment-type product charges.

  Benefits and expenses of $425.5 million increased $8.7 million, or 2.1%, from $416.8 million in the comparable prior year period. The increase in benefits and expenses was driven by an increase in amortization of deferred policy acquisition costs of $20.9 million primarily in the non-traditional life insurance business. Amortization of deferred policy acquisition costs increased in the non-traditional life insurance business by $13.2 million on revised projections of estimated gross profit based on changes in estimated future interest margins. In addition, amortization of deferred policy acquisition costs increased $7.9 million primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. Partially offsetting the increase in amortization of deferred policy acquisition costs was a decrease in benefits to policyholders of $11.9 million, or 4.6%, primarily due to costs incurred related to the settlement of the class action lawsuit in the prior year period.

  Income taxes were $43.8 million in 2000, compared to $35.2 million for 1999. Our effective tax rate was 30.6% in 2000, as compared to 34.0% in 1999.

Results of Operations by Segment

  We operate our business in two business segments, the Protection Segment and the Asset Gathering Segment. Both of our business segments primarily serve retail customers. JHVLICO's reportable segments are strategic business units offering different products and services, and are managed separately, as they focus on different products, markets or distribution channels.

  PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with JHVLICO, securities brokerage firms, financial planners, and banks.

  We evaluate segment performance on segment after-tax operating income, which excludes the effect of net realized investment and other gains and losses and other unusual or non-recurring events and transactions presented below as after-tax adjustments. Segment after-tax operating income is determined by adjusting generally accepted accounting principles (GAAP) net income for net realized investment and other gains and losses and certain other items which we believe are not indicative of overall operating trends. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe that the presentation of segment after-tax operating income enhances the understanding of our results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, segment after-tax operating income is not a substitute for net income determined in accordance with GAAP.

  A discussion of the adjustments to GAAP reported income, many of which affect each operating segment, follows the table below. A reconciliation of segment after-tax operating income, as adjusted, to GAAP reported net income precedes each segment discussion.


                                                                                              FOR THE YEARS ENDED DECEMBER 31
                                                                                              -------------------------------
                                                                                                2001       2000       1999
                                                                                                ----       ----       ----
                                                                                                       (IN MILLIONS)
SEGMENT DATA: /(1)/
SEGMENT AFTER-TAX OPERATING INCOME:
 Protection Segment ...................................................................        $130.0     $ 96.0     $108.0
 Asset Gathering Segment ..............................................................          22.2        6.3        6.8
                                                                                               ------     ------     ------
  Total segment after-tax operating income ............................................         152.2      102.3      114.8

AFTER-TAX ADJUSTMENTS:
 Net realized investment and other gains (losses), net ................................          (5.6)      (6.8)      (3.1)
 Surplus tax ..........................................................................           9.1        5.6         --
 Class action lawsuit .................................................................          (9.2)        --      (42.9)
 Other demutualization related costs ..................................................            --       (0.6)      (0.4)
 Restructuring charges ................................................................            --       (1.1)        --
                                                                                               ------     ------     ------
  Total after-tax adjustments .........................................................          (5.7)      (2.9)     (46.4)
                                                                                               ------     ------     ------

GAAP REPORTED:
Income before cumulative effect of change in accounting principle .....................         146.5       99.4       68.4
 Cumulative effect of change in accounting principle, net of tax ......................          (1.6)        --         --
                                                                                               ------     ------     ------
 Net income ...........................................................................        $144.9     $ 99.4     $ 68.4
                                                                                               ======     ======     ======


(1) See "Adjustments to GAAP Reported Net Income" set forth below.

   Adjustments to GAAP Reported Net Income

  Our GAAP reported net income was affected by net realized investment gains and losses and other unusual or non-recurring events and transactions presented above as after-tax adjustments. A description of these adjustments follows.

  In all periods, net realized investment and other gains and losses have been excluded from segment after-tax operating income because such data are often excluded by analysts and investors when evaluating the overall financial performance of insurers.

  Net realized investment and other gains and losses have been reduced by amortization of deferred policy acquisition costs to the extent that such amortization results from such gains and losses. We believe presenting net realized investment and other gains and losses in this format provides information useful in evaluating our operating performance. This presentation may not be comparable to presentations made by other insurers. Summarized below is a reconciliation of (a) net realized investment and other gains and losses per the audited consolidated financial statements and (b) the adjustment made for net realized investment and other gains to calculate segment after-tax operating income for the years ended December 31, 2001, 2000 and 1999.
--------------------------------------------------------------------------------

                                            FOR THE YEARS ENDED DECEMBER 31
                                            --------------------------------
                                            2001          2000         1999
                                          --------      --------     --------
                                                     (IN MILLIONS)

Net realized investment and other
 gains (losses) ......................    $(10.5)       $(14.4)       $(5.3)
Less amortization of deferred policy
 acquisition costs related to net
 realized investment and other gains
 (losses) ............................       1.5           3.8          0.5
                                          ------        ------        -----
Net realized investment and other
 gains, net of related amortization of
 deferred policy acquisition costs per
 audited consolidated financial
 statements ..........................      (9.0)        (10.6)        (4.8)
Less income tax effect ...............       3.4           3.8          1.7
                                          ------        ------        -----
Net realized investment and other
 gains (losses), net - after-tax
 adjustment to calculate segment
 after-tax operating income ..........    $ (5.6)       $ (6.8)       $(3.1)
                                          ======        ======        =====
--------------------------------------------------------------------------------

  Effective within the year 2000, JHVLICO is no longer subject to the surplus tax imposed on mutual life insurance companies and their wholly-owned stock subsidiaries. During the years ended December 31, 2001 and 2000, JHVLICO recognized a reduction in equity based taxes of $9.1 million and $5.6 million, respectively, resulting from a revised estimated credit that was excluded from after-tax operating income for these periods. No surplus tax was incurred in the year ended 1999.

  During 1997, JHVLICO entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, JHVLICO specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  During 2000, JHVLICO incurred expenses to improve its financial analysis and financial reporting abilities which were made in conjunction with the demutualization of John Hancock. These charges primarily included consulting fees and planning and expense management costs. After-tax charges for these other demutualization related costs were $0.6 million and $0.4 million for the years ended December 31, 2000 and, 1999 respectively. No such costs were incurred in the year ended December 31, 2001.

  As part of John Hancock's on-going Competitive Position Project, JHVLICO has incurred restructuring charges to reduce costs and increase future operating efficiency by consolidating portions of its operations. After-tax restructuring costs were $1.1 million for the year ended December 31, 2000. JHVLICO incurred no such costs in the years ended December 31, 2001 and 1999.

Protection Segment

  The following table presents certain summary financial data relating to the Protection Segment for the periods indicated.

--------------------------------------------------------------------------------

                                                                                                   FOR THE YEARS ENDED DECEMBER 31
                                                                                                   -------------------------------
                                                                                                      2001      2000       1999
                                                                                                      ----      ----       ----
                                                                                                            (IN MILLIONS)
OPERATING RESULTS:
Revenues
 Premiums ....................................................................................      $ 60.1     $ 28.6     $  8.9
 Universal life and investment-type product charges ..........................................       324.7      286.0      300.8
 Net investment income .......................................................................       229.2      215.9      178.1
 Other revenue ...............................................................................         0.3        0.3        0.2
                                                                                                    ------     ------     ------
  Total revenues .............................................................................       614.3      530.8      488.0
Benefits and expenses
 Benefits to policyholders ...................................................................       271.3      242.2      192.3
 Other operating costs and expenses ..........................................................        72.8       98.1      100.6
  Amortization of deferred policy acquisition costs, excluding amounts related to net realized
   investment and other gains (losses)  ......................................................        46.6       17.6        4.6
 Dividends to policyholders ..................................................................        21.4       26.1       25.7
                                                                                                    ------     ------     ------
  Total benefits and expenses ................................................................       412.1      384.0      323.2
Segment pre-tax operating income .............................................................       202.2      146.8      164.8
Income taxes .................................................................................        72.2       50.8       56.8
                                                                                                    ------     ------     ------
Segment after-tax operating income /(1)/ .....................................................       130.0       96.0      108.0
After-tax adjustments: /(1)/
 Net realized investment and other gains (losses), net .......................................        (5.6)      (6.8)      (3.1)
 Surplus tax .................................................................................         9.1        5.4         --
 Class action lawsuit, net ...................................................................        (9.2)        --      (42.9)
 Other demutualization related costs .........................................................          --       (0.5)      (0.3)
 Restructuring charges .......................................................................          --       (1.1)        --
                                                                                                    ------     ------     ------
  Total after-tax adjustments ................................................................        (5.7)      (3.0)     (46.3)
                                                                                                    ------     ------     ------

GAAP REPORTED:
Income before cumulative effect of change in accounting principle ............................       124.3       93.0       61.7
Cumulative effect of change in accounting principle, net of tax ..............................        (1.6)        --         --
                                                                                                    ------     ------     ------
Net income ...................................................................................      $122.7     $ 93.0     $ 61.7
                                                                                                    ======     ======     ======
--------------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospectus.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Segment after-tax operating income was $130.0 million in 2001, an increase of $34.0 million, or 35.4%, from $96.0 million in 2000. Traditional life insurance segment after-tax operating income increased $18.7 million primarily resulting from increased premiums and lower operating expenses offset by increased benefits to policyholders. Non-traditional life insurance segment after-tax operating income increased $15.3 million, or 13.9%, primarily due to higher fee income and an increase in net investment income offset by increased amortization of deferred policy acquisition costs.

  Total revenues were $614.3 million in 2001, an increase of $83.5 million, or 15.7%, from $530.8 million in 2000. Premiums increased $31.5 million or 110.1%, primarily due to an increase in renewal premiums related to prior year term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $324.7 million in 2001, an increase of $38.7 million, or 13.5% from $286.0 million in 2000. The increase was primarily due to growth in average account values and variable life products fee increases. Net investment income increased $13.3 million, or 6.2%, primarily due to increased asset balances for non-traditional life insurance products.

  Total benefits and expenses were $412.1 million in 2001, an increase of $28.1 million, or 7.3%, from $384.0 million in 2000. Benefits to policyholders increased $29.1 million or 12.0%, primarily due to growth in the in-force for both traditional and non-traditional life insurance products. In addition, amortization of deferred policy acquisition costs increased $29.0 million or 164.8%, due to a decline in separate account performance. Offsetting these increases was a decrease in other operating costs and expenses of $25.3 million due to ongoing cost reduction programs in both the traditional life insurance and non-traditional life insurance segments. The segment's effective tax rate increased to 35.7% in 2001 from 34.6% in 2000.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

  Segment after-tax operating income was $96.0 million in 2000, a decrease of $12.0 million, or 11.1%, from $108.0 million in 1999. Traditional life insurance segment after-tax operating income decreased $11.5 million due to higher benefits and expenses. Non-traditional life insurance segment after-tax operating income decreased $0.5 million.

  Total revenues were $530.8 million in 2000, an increase of $42.8 million, or 8.8%, from $488.0 million in 1999. Traditional life insurance segment's premiums increased $19.7 million, or 221.3% due to increase in term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $286.0 million in 2000, a decrease of $14.8 million, or 4.9%, from $300.8 million in 1999. The decrease was primarily due to lower fees resulting from a decline in separate account performance in 2000. Net investment income increased $37.8 million, or 21.2%, primarily due to increases in average net invested assets for the non-traditional life insurance segment.

  Total benefits and expenses were $384.0 million in 2000, an increase of $60.8 million, or 18.8%, from $323.2 million in 1999. Benefits to policyholders increased $49.9 million, or 25.9%, primarily due to increase in reserves related to growth in term life business for the traditional life insurance segment. Amortization of deferred policy acquisition costs of $17.6 million in 2000 increased $13.0 million, or 282.6%, from $4.6 million in 1999. Amortization expense increased primarily due to revised projections of estimated gross profits on non-traditional life insurance products based upon changes in estimated future interest margins. The segment's effective tax rate increased to 34.6% in 2000 from 34.5% in 1999.

Asset Gathering Segment

  The following table presents certain summary financial data relating to the Asset Gathering Segment for the periods indicated.

--------------------------------------------------------------------------------

                                                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                                                                  -------------------------------
                                                                                                     2001      2000      1999
                                                                                                     ----      ----      ----
                                                                                                           (IN MILLIONS)
OPERATING RESULTS:
Revenues
 Universal life and investment-type product charges ..........................................      $40.7     $51.1     $40.7
 Net investment income .......................................................................       (2.2)     (2.5)     (3.5)
 Other revenue ...............................................................................       23.7      (0.1)       --
                                                                                                    -----     -----     -----
  Total revenues .............................................................................       62.2      48.5      37.2
Benefits and expenses
 Benefits to policyholders ...................................................................        8.7       6.4       2.2
 Other operating costs and expenses ..........................................................        3.4      16.1      16.3
  Amortization of deferred policy acquisition costs, excluding amounts related to net realized
   investment and other gains (losses)  ......................................................       20.5      16.4       8.5
                                                                                                    -----     -----     -----
  Total benefits and expenses ................................................................       32.6      38.9      27.0
Segment pre-tax operating income .............................................................       29.6       9.6      10.2
Income taxes .................................................................................        7.4       3.3       3.4
                                                                                                    -----     -----     -----
Segment after-tax operating income /(1)/ .....................................................       22.2       6.3       6.8
After-tax adjustments: /(1)/
 Surplus tax .................................................................................         --       0.2        --
 Other demutualization related costs .........................................................         --      (0.1)     (0.1)
                                                                                                    -----     -----     -----
  Total after-tax adjustments ................................................................         --       0.1      (0.1)
                                                                                                    -----     -----     -----
Net income ...................................................................................      $22.2     $ 6.4     $ 6.7
                                                                                                    =====     =====     =====

--------------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospects.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Segment after-tax operating income was $22.2 million in 2001, an increase of $15.9 million, or 252.4%, from $6.3 million in 2000. The increase in the Asset Gathering Segment is primarily driven by growth in other revenue of $23.8 million and a decrease in other operating costs and expenses of $12.7 million from the comparable prior year period. These changes were partially offset by a decrease in investment-type product fees of $10.4 million and an increase in amortization of deferred policy acquisition costs of $4.1 million.

  Total revenues increased $13.7 million, or 28.2%, to $62.2 million in 2001 from $48.5 million in 2000. Investment-type product charges decreased $10.4 million, or 20.4%. Investment-type product charges on variable annuity products decreased due to deteriorating market conditions for separate accounts. Partially offsetting the decline in average variable annuity reserves, JHVLICO increased its product fees in the fourth quarter of 2000, which were effective for the year ended December 31, 2001. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as a part of the safe harbor annuity exchange program.

  Total benefits and expenses decreased $6.3 million, or 16.2%, to $32.6 million in 2001 from the comparable prior year period. The decrease in benefit and expenses is primarily due to a $12.7 million decrease in other operating costs and expenses resulting from our on-going cost reduction program. Partially offsetting the decrease in other operating costs and expenses was a $4.1 million increase in amortization of deferred policy acquisition costs and a $2.3 million increase in benefits to policyholders. Amortization of deferred policy acquisition costs increased primarily due to poor separate account performance and increased surrenders in the variable annuity business in 2001. Benefits to policyholders increased primarily due to higher surrender benefits on higher lapses. The segment's effective tax rate was 25.0% and 34.4% in 2001 and 2000, respectively. The change in the segment's effective tax rate is primarily due to increased dividend received deductions in variable annuity separate accounts.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

  Segment after-tax operating income was $6.3 million in 2000, a decrease of $0.5 million, or 7.4%, from $6.8 million in 1999. The decrease in the Asset Gathering Segment is primarily driven by an increase of $7.9 million in amortization of deferred policy acquisitions costs and a $4.2 million increase in benefits to policyholders, partially offset by growth in investment-type product charges of $10.4 million from the comparable prior year period.

  Total revenues increased $11.3 million, or 30.4%, to $48.5 million in 2000 from $37.2 million in 1999. Investment-type product charges increased $10.4 million, or 25.6%, primarily due to higher average account balances in 2000.

  Total benefits and expenses increased $11.9 million, or 44.1%, to $38.9 million in 2000 from the comparable prior year period. The increase in benefits and expenses was primarily driven by a $7.9 million increase in amortization of deferred policy acquisition costs and a $4.2 million increase in benefits to policyholders. Benefits to policyholders increased $4.2 million, primarily due to growth in the annuity business, including bonus interest on new variable annuity products introduced in the fourth quarter of 1999. Amortization of deferred policy acquisition costs increased $7.9 million, or 92.9%, to $16.4 million in 2000 from $8.5 million in 1999, primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. The segment's effective tax rate was 34.4% and 33.3% in 2000 and 1999, respectively.

General Account Investments

   Overall Composition of the General Account

  Invested assets, excluding separate accounts, totaled $3.6 billion and $3.0 billion as of December 31, 2001 and December 31, 2000, respectively. The portfolio composition has not significantly changed at December 31, 2001 as compared to December 31, 2000. The following table shows the composition of investments in the general account portfolio.

--------------------------------------------------------------------------------

                                                     AS OF DECEMBER 31,            AS OF DECEMBER 31,
                                                           2001                          2000
                                                 -------------------------      ------------------------
                                                   CARRYING          % OF         CARRYING         % OF
                                                     VALUE           TOTAL          VALUE          TOTAL
                                                 ------------        -----      ------------       -----
                                                 (IN MILLIONS)                  (IN MILLIONS)
Fixed maturity securities /(1)/ ..........          $2,496.2         69.0%        $1,727.2         57.9%
Mortgage loans /(2)/ .....................             580.9         16.0            554.8         18.6
Real estate ..............................              20.6          0.6             23.9          0.8
Policy loans /(3)/ .......................             352.0          9.7            334.2         11.2
Equity securities ........................              13.1          0.4              8.1          0.3
Other invested assets ....................              39.6          1.1             34.8          1.2
Short-term investments ...................               0.0          0.0             21.7          0.7
Cash and cash equivalents /(4)/ ..........             115.4          3.2            277.3          9.3
                                                    --------        -----         --------        -----
 Total invested assets ...................          $3,617.8        100.0%        $2,982.0        100.0%
                                                    ========        =====         ========        =====

--------------------------------------------------------------------------------

(1) In addition to bonds, the fixed maturity security portfolio contains redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively. The total fair value of the fixed maturity security portfolio was $2,494.6 and $1,698.6 million, at December 31, 2001 and December 31, 2000, respectively.

(2) The fair value of the mortgage loan portfolio was $604.3 million and $467.3 million as of December 31, 2001 and December 31, 2000, respectively.

(3) Policy loans are secured by the cash value of the underlying life insurance policies and do not mature in a conventional sense, but expire in conjunction with the related policy liabilities.

(4) Cash and cash equivalents are included in total invested assets for the purposes of calculating yields on the income producing assets for JHVLICO.

  Consistent with the nature of JHVLICO's product liabilities, assets are heavily oriented toward fixed maturity securities. JHVLICO determines the allocation of assets primarily on the basis of cash flow and return requirements of its products and by the level of investment risk.

  FIXED MATURITY SECURITIES. The fixed maturity securities portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities (ABS) and mortgage-backed securities (MBS), with the balance invested in government bonds. The fixed maturity securities portfolio also includes redeemable preferred stock. As of December 31, 2001, fixed maturity securities represented 69.0% of general account investment assets with a carrying value of $2.5 billion, roughly comprised of 61% public securities and 39% private securities. Each year JHVLICO directs the majority of its net cash inflows into investment grade fixed maturity securities. Typically between 5% and 15% of funds allocated to fixed maturity securities are invested in below-investment-grade bonds while maintaining a policy to limit the overall level of these bonds to no more than 10% of invested assets and the majority of that balance are rated BB, or category 3 the highest Securities Valuation Office quality rating below investment grade. Allocations are based on an assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While JHVLICO has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to JHVLICO's net worth.

  The following table shows the composition by issuer of the fixed maturity securities portfolio.

                     FIXED MATURITY SECURITIES -- BY ISSUER


                                                                  AS OF DECEMBER 31,      AS OF DECEMBER 31,
                                                                         2001                    2000
                                                                ----------------------  ----------------------
                                                                CARRYING       % OF     CARRYING       % OF
                                                                  VALUE        TOTAL      VALUE        TOTAL
                                                                  -----        -----      -----        -----
                                                              (IN MILLIONS)           (IN MILLIONS)
Corporate securities ......................................      $1,955.8       78.3%    $1,428.6       82.7%
MBS/ABS ...................................................         317.1       12.7        268.2       15.5
U.S. Treasury securities and obligations of
 U.S. government agencies .................................         214.8        8.6         16.7        1.0
Debt securities issued by foreign governments .............           7.6        0.3         10.9        0.6
Obligations of states and political
 subdivisions .............................................           0.9        0.1          2.8        0.2
Total .....................................................      $2,496.2      100.0%    $1,727.2      100.0%
                                                                 ========      ======    ========      ======


  In keeping with the investment philosophy of tightly managing interest rate risk, JHVLICO's MBS & ABS holdings are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer. By investing in MBS and ABS securities with relatively predictable repayments, JHVLICO adds high quality, liquid assets to the portfolios without incurring the risk of cash flow variability.

  The Securities Valuation Office (SVO) of the National Association of Insurance Commissioners evaluates all public and private bonds purchased as investments by insurance companies. The SVO assigns one of six investment categories to each security it reviews. Category 1 is the highest quality rating, and Category 6 is the lowest. Categories 1 and 2 are the equivalent of investment grade debt as defined by rating agencies such as Standard & Poors (S&P) and Moody's (i.e., BBB-/Baa3 or higher), while Categories 3-6 are the equivalent of below-investment grade securities. SVO ratings are reviewed and may be revised at least once a year.

  The following table sets forth the SVO ratings for JHVLICO's bond portfolio along with an equivalent S&P rating agency designation. The majority of bonds are investment grade, with 87.7% invested in Category 1 and 2 securities as of December 31, 2001. Below investment grade bonds were 12.3 % of fixed maturity securities and 8.4% of total invested assets as of December 31, 2001. This allocation reflects JHVLICO's strategy of avoiding the unpredictability of interest rate risk in favor of relying on the bond analysts' ability to better predict credit or default risk. The bond analysts operate in an industry-based, team-oriented structure that permits the evaluation of a wide range of below investment grade offerings in a variety of industries resulting in a well-diversified high yield portfolio. A majority, 62.9% of our below investment grade bonds are rated BB, or category 3, the highest quality below investment grade. Category 6 bonds, those in or near default, represent securities that were originally acquired as long-term investments, but subsequently became distressed.

  Valuation techniques for the bond portfolio vary by security type and the availability of market data. Pricing models and their underlying assumptions impact the amount and timing on unrealized gains and losses recognized, and the use of different pricing models or assumptions could produce different financial results. External pricing services are used where available, broker dealer quotes are used for thinly traded securities, and a spread pricing matrix is used when price quotes are not available. When utilizing the spread pricing matrix, securities are valued by utilizing a discounted cash flow method where each bond is assigned a spread, that is added to the current U.S. Treasury rates to discount the cash flows of the security. The spread assigned to each security is derived from external market data. Certain market events that could impact the valuation of securities include issuer credit ratings, business climate, management changes, litigation, and government actions among others. JHVLICO's pricing analysts take appropriate actions to reduce valuations of securities where such an event occurs which negatively impacts the securities' value. To the extent that bonds have longer maturity dates, management's estimate of fair value may involve greater subjectivity since they involve judgment about events well into the future.

                FIXED MATURITY SECURITIES -- BY CREDIT QUALITY
--------------------------------------------------------------------------------

                                              AS OF                 AS OF
                                             DEC. 31,              DEC. 31,
                                               2001                  2000
                                       --------------------- ---------------------
  SVO                    S&P
RATING /(1)/           EQUIVALENT         CARRYING     % OF    CARRYING       % OF
------              DESIGNATION/(2)/    VALUE/(3)/    TOTAL   VALUE/(3)/     TOTAL
                   ------------------  ------------   ------ ------------   -------
                                       (IN MILLIONS)         (IN MILLIONS)
   1             AAA/AA/A ............  $  910.4      37.2%    $  634.2       37.6%
   2             BBB .................   1,237.9      50.5        774.5       46.0
   3             BB ..................     190.2       7.8        187.2       11.1
   4             B ...................      59.7       2.4         61.4        3.7
   5             CCC and lower .......      27.7       1.1          9.2        0.5
   6             In or near default ..      24.7       1.0         18.3        1.1
                                        --------     -----     --------      -----
                   Total .............  $2,450.6     100.0%    $1,684.8      100.0%
                                        ========     =====     ========      =====

--------------------------------------------------------------------------------


(1) For securities that are awaiting an SVO rating, JHVLICO has assigned a rating based on an analysis that it believes is equivalent to that used by the SVO.

(2) Comparisons between SVO and S&P ratings are published by the National Association of Insurance Commissioners.

(3) Does not include redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively.

MORTGAGE LOANS. As of December 31, 2001 and 2000, we held mortgage loans with carrying values of $0.6 billion, which included $0.2 billion of agricultural loans.

  The following table shows the distribution of JHVLICO's mortgage loan portfolio by property type as of the dates indicated. JHVLICO's commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.

                                          AS OF                  AS OF
                                         DEC. 31               DEC. 31,
                                          2001,                  2000
                                  --------------------   --------------------
                                    CARRYING      % OF     CARRYING       % OF
                                     VALUES      TOTAL      VALUES       TOTAL
                                  -------------  ------  -------------  --------
                                  (IN MILLIONS)          (IN MILLIONS)
Apartments ....................      $114.4       19.7%     $128.3        23.1%
Office Buildings ..............       145.3       25.0        98.0        17.8
Retail ........................        35.3        6.1        45.4         8.2
Agricultural ..................       166.3       28.6       163.9        29.5
Industrial ....................        71.6       12.3        76.8        13.8
Hotels ........................        24.6        4.2        15.0         2.7
Mixed Use .....................         4.9        0.9        13.4         2.4
Other .........................        18.5        3.2        14.0         2.5
                                     ------      -----      ------       -----
 Total ........................      $580.9      100.0%     $554.8       100.0%
                                     ======      =====      ======       =====

  The following table shows the distribution of JHVLICO's mortgage loan portfolio by geographical region.

                        MORTGAGE LOANS -- BY ACLI REGION


                                           AS OF DEC. 31, 2001             AS OF DEC. 31, 2000
                                  -----------------------------------     ----------------------
                                    NUMBER       CARRYING      % OF        CARRYING       % OF
                                   OF LOANS       VALUES       TOTAL        VALUES        TOTAL
                                  ----------    ----------    -------     ----------     -------
                                               (IN MILLIONS)             (IN MILLIONS)
East North Central ..........          18         $ 63.1        10.9%       $ 67.6        12.2%
East South Central ..........          17           24.3         4.2          27.5         5.0
Middle Atlantic .............          12           50.3         8.6          26.8         4.8
Mountain ....................          13           35.3         6.1          35.4         6.4
New England .................          13           54.7         9.4          44.2         8.0
Pacific .....................          48          110.5        19.0         119.3        21.5
South Atlantic ..............          41          151.7        26.1         155.2        28.0
West North Central ..........           6           20.5         3.5          16.8         3.0
West South Central ..........          21           67.3        11.6          58.8        10.5
Canada ......................           1            3.2         0.6           3.2         0.6
                                      ---         ------       -----        ------       -----
 Total ......................         190         $580.9       100.0%       $554.8       100.0%
                                      ===         ======       =====        ======       =====


  The allowance for losses on mortgage loans on real estate and real estate to be disposed of is maintained at a level that we believe to be adequate to absorb estimated probable credit losses. JHVLICO's periodic evaluation of the adequacy of the allowance for losses is based on past experience, known and inherent risks, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying security, the general composition of the portfolio, current economic conditions and other factors. This evaluation is inherently subjective and is susceptible to significant changes and no assurance can be given that the allowances taken will in fact be adequate to cover all losses or that additional valuation allowances or asset write-downs will not be required in the future. The portion of the investment valuation allowance for JHVLICO's mortgage loan portfolio was $5.5 million, or 0.9% of carrying value before reserves and $5.0 million, or 0.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively. The portion of the investment valuation allowance for JHVLICO's real estate to be disposed of was $0.8 million, or 3.9% of carrying value before reserves and $0.7 million, or 2.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively.

   Investment Results

  The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on the general account portfolio decreased from the year ended December 31, 2001 compared to December 31, 2000. New cash flows in 2001 were invested at lower rates than the prior year period which benefited from higher US Treasury rates and wider spreads in both the public and private sector. Indicative of this environment, the 10-year U.S. Treasury rate decreased 101 basis points from 2000 to 2001, while Moody's seasoned BAA spreads narrowed by 11 basis points from 2000 to 2001.

  The yield, net of investment expenses, on the general account portfolio increased for the year ended December 31, 2000 compared to the prior year period. The interest rate environment during this period is evidenced by the increase in the 10-year U.S. Treasury rate of 34 basis points from December 31, 1999 to December 31, 2000.


                                                                             FOR THE YEAR ENDED
                                                                                 DECEMBER 31,
                                                -------------------------------------------------------------------------------
                                                        2001                         2000                         1999
                                                        ----                         ----                         ----

                                                YIELD        AMOUNT           YIELD        AMOUNT           YIELD       AMOUNT
                                                -----       --------          -----       --------          -----      --------
                                                          (IN MILLIONS)                 (IN MILLIONS)                (IN MILLIONS)
GENERAL ACCOUNT
 ASSETS-EXCLUDING
 POLICY LOANS
Gross income ...................                7.26%       $  214.6          8.23%       $  207.5          7.56%      $  172.8
Ending
 assets-excluding
 policy loans ..................                             3,265.8                       2,647.8                      2,397.2
POLICY LOANS
Gross income ...................                6.15            21.1          5.50            17.1          5.08           13.7
Ending assets ..................                               352.0                         334.2                        287.4
 Total gross income ............                7.14           235.7          7.93           224.6          7.29          186.5
Less: investment
 expenses ......................                                (8.7)                        (11.2)                       (11.9)
                                                                ----                         -----                        -----

Net investment
 income ........................                6.88%       $  227.0          7.53%       $  213.4          6.83%      $  174.6
                                                            ========                      ========                     ========


Liquidity and Capital Resources

  Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, JHVLICO's principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies. Product liabilities include the payment of benefits under life insurance, policies and annuity contracts and the payment of policy surrenders, withdrawals and policy loans. JHVLICO periodically adjusts its investment policy to respond to changes in short-term and long-term cash requirements and provide adequate funds to pay benefits without forced sales of investments.

  The liquidity of our insurance operations is also related to the overall quality of our investments. As of December 31, 2001, $2,148.3 million, or 87.7% of the fixed maturity securities held by us and rated by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. (S&P) or the National Association of Insurance Commissioners were rated investment grade (BBB or higher by S&P or 1 or 2 by the National Association of Insurance Commissioners). The remaining $302.3 million, or 12.3%, of fixed maturity investments, and 8.4% of invested assets, were rated non-investment grade. For additional discussion of our investment portfolio see the General Account Investments section above in this Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

  We employ an asset/liability management approach tailored to the specific requirements of each of our product lines. Each product line has an investment strategy based on the specific characteristics of the liabilities in the product line. As part of this approach, we develop investment policies and operating guidelines for each portfolio based upon the return objectives, risk tolerance, liquidity, and tax and regulatory requirements of the underlying products and business segments.

  Net cash provided (used) by operating activities was $314.2 million, $(349.3) million, and $(459.4) million for the years ended December 31, 2001, 2000 and 1999, respectively. The increase in 2001 as compared to 2000 of $663.5 million resulted primarily from a decrease in benefits paid of $644.7 million and decrease in operating costs and expenses paid of $74.9 million from the prior year period. In addition, premiums received increased $25.7 million, fees received increased $28.3 million, and net investment income received increased by $16.7 million. The primary increase in cash provided by operations in 2000 as compared to 1999 is primarily due to the net decrease in other assets and other liabilities offset somewhat by a larger decrease in policy liabilities as compared with prior year.

  Net cash used in investing activities was $782.6 million, $269.5 million and $101.9 million for the years ended December 31, 2001, 2000, and 1999, respectively. The increase in net cash used in 2001 as compared to 2000 of $513.1 million, resulted primarily from an increase in purchases of fixed maturities of $565.5 million. Offsetting the cash used by increases in fixed maturities purchases were increases in cash provided by the maturity, prepayment and scheduled redemptions of short-term and other invested assets of $36.4 million and a decrease in purchases of mortgage loans of $15.5 million. The increase in net cash used in 2000 as compared to 1999 resulted primarily from an increase in fixed maturities purchases, offset somewhat by an increase in the maturities, prepayments or scheduled redemptions of fixed maturities.

  Net cash provided by financing activities was $306.5 million, $636.5 million and $778.6 million, for the years ended December 31, 2001, 2000 and 1999, respectively. The decrease in cash provided by financing activities in 2001 as compared to 2000 of $330.0 million resulted from increase in maturities and withdrawals from universal life and investment-type contracts in excess of increases in deposits. The decrease in 2000 as compared to 1999 is the result of no financing activities in 2000, after JHVLICO received a capital contribution in 1999 and repaid its short-term notes payable. Increases in deposits to universal life and investment-type contracts in 2000 as compared to 1999 approximately offset the increase in withdrawals and maturities.

  A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. The following table summarizes our annuity policy reserves and deposit fund liabilities for the contractholder's ability to withdraw funds for the indicated periods:

                                          AS OF                  AS OF
                                      DEC. 31, 2001          DEC. 31, 2000
                                      -------------          -------------

                                     AMOUNT        %       AMOUNT         %
                                     ------        -       ------         -

                                  (IN MILLIONS)         (IN MILLIONS)
Subject to discretionary
 withdrawal at contract
 value less surrender
 charge ........................      $45.4      75.0%       $54.7      75.1%
Not subject to
 discretionary withdrawal
 provisions ....................        7.6      12.6          7.1       9.8
Subject to discretionary
 withdrawal adjustment:
 At contract value .............        7.5      12.4         11.0      15.1
                                      -----     -----        -----     -----
Total annuity reserves and
 deposit funds liability .......      $60.5     100.0%       $72.8     100.0%
                                      =====     =====        =====     =====

  Individual life insurance policies are less susceptible to withdrawal than are individual annuity contract because policyholders in later policy years may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, there is a substantial percentage of annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal at the contract value less a surrender charge. Of the remaining percentage, a little over half are not subject to withdrawal. In addition, none of these obligations can be accelerated based on any change in JHVLICO's credit rating.

  Individual life insurance policies (other than term life insurance) increase in cash value over their lives. Policyholders have the right to borrow from us an amount generally up to the cash value of their policy at any time. As of December 31, 2001, we had approximately $7.1 billion in cash values in which policyholders have rights to policy loans. The majority of cash values eligible for policy loans are at variable interest rates which are reset annually on the policy anniversary. Moreover, a portion of our fixed interest rate policy loans have features that provide for reduced crediting rates on the portion of cash values loaned. Policy loans were $352.0 million and $334.2 million at December 31, 2001 and 2000, respectively.

  JHVLICO reviewed its financial information about contractual obligations and commercial commitments by due date and expiration date as of December 31, 2001. Contractual obligations of JHVLICO are those obligations fixed by agreement as to dollar amount and date of payment. Other commercial commitments are those commitments entered into by JHVLICO with known expiration dates. JHVLICO identified investment purchase commitments of $55.8 million due in less than one year as its primary contractual obligation. No other contractual obligation or commercial commitment was identified by JHVLICO.

  The risk-based capital standards for life insurance companies, as prescribed by the National Association of Insurance Commissioners, establish a risk-based capital ratio comparing adjusted surplus to required surplus for each of our United States domiciled insurance subsidiaries. If the risk-based capital ratio falls outside of acceptable ranges, regulatory action may be taken ranging from increased information requirements to mandatory control by the domiciliary insurance department. The risk-based capital ratios of our insurance subsidiary as of December 31, 2001, were above the ranges that would require regulatory action.

  We maintain reinsurance programs designed to protect against large or unusual losses. Based on our review of our reinsurers' financial statements and reputations in the reinsurance marketplace, we believe that our reinsurers are financially sound, and, therefore, that we have no significant exposure to uncollectable reinsurance in excess of uncollectable amounts already recognized in our audited consolidated financial statements. JHVLICO has also entered into reinsurance agreements which transfers risks and profits to John Hancock Life Insurance Company, the parent. The reinsurance agreements provide reinsurance expense allowances to reimburse JHVLICO for the related expenses. The agreements cover variable annuity, variable life insurance and term life insurance contracts issued by JHVLICO.

  Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, a subsidiary of John Hancock Life Insurance Company, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk

   Capital Markets Risk Management

  JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support Company objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy and with formal approval granted from the New York Insurance Department. JHVLICO's use of derivative instruments is monitored on a regular basis by the Parent's Investment Compliance Department and reviewed quarterly with senior management and the Committee of Finance of the Parent, (the Parent Company's Committee of Finance).

  JHVLICO's principal capital market exposures are credit and interest rate risk, which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and interest. Interest rate risk pertains to the change in fair value that occurs within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollar denominated investments and liabilities, driven by dynamic market environments.

   Credit Risk

  JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality and credit concentration. Concentrations are monitored with respect to issuer, industry, geographic location, and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In certain limited circumstances JHVLICO may use the credit derivatives market to exchange credit risk for fixed rate payments if it believes this approach is more efficient than entering into a cash-based security transaction. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

  JHVLICO evaluates fixed income securities on a case by case basis for issues of collectibility. The bond analysts operate in an industry-based, team-oriented structure that facilitates the evaluation of JHVLICO's entire fixed income holdings quarterly and formal presentations to management twice annually. In addition, trading levels of publicly traded securities and other market factors and industry trends are followed and their impact on individual credits are assessed as they occur. Indenture covenants which provide JHVLICO additional protection in the event of credit deterioration are also monitored continuously. When as a result of any of these analyses, management believes that the collectibility of any amounts owed is other than temporarily impaired, the underlying asset is written down to fair value.

  As of December 31, 2001, JHVLICO's fixed maturity portfolio was comprised of 87.7% investment grade securities and 12.3% below-investment-grade securities. These percentages are consistent with recent experience and indicative of JHVLICO's long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel. For additional information regarding the credit quality of JHVLICO's portfolio, see Note 3 to our consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

   Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this approach involves a duration mismatch tolerance of less than +/- ..05 years, with other techniques used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a 5-year duration is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario-modeling techniques to develop investment policies with what we believe to be the optimal risk/return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates that illustrate the potential impact of such events.

  We project asset and liability cash flows on guaranteed rate products and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the change in fair value versus the base case. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting duration-managed liabilities was approximately $1,226.1 million.

  The risk management method for non-guaranteed rate products, such as whole life insurance is less formulaic, but more complex, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting liabilities managed under this modeling was approximately $1,587.2 million.

   Derivative Instruments

  JHVLICO uses a variety of derivative financial instruments, including swaps, caps, floors, and exchange traded futures contracts, in accordance with Company investment policy. Permissible derivative applications include the reduction of economic risk (i.e., hedging) related to changes in yields, prices, cash flows, and currency exchange rates. In addition, certain limited applications of "income generation" are allowed. Examples of this type of use include the purchase of call options to offset the sale of embedded options in Company liability issuance or the purchase of swaptions to offset the purchase of embedded put options in certain investments. JHVLICO does not make a market or trade derivatives for speculative purposes.

  As of January 1, 2001, Financial Accounting Standard No. 133 ("Accounting for Derivative Instruments and Hedging Activities") became effective for all companies reporting under accounting principles generally accepted in the United States (GAAP). Briefly stated, SFAS No. 133 requires that all derivative instruments must be recorded as either assets or liabilities on JHVLICO's balance sheet, with quarterly recognition thereafter of changes in derivative fair values through its income statement. The income effect of derivatives that meet all requirements of a "qualified hedge" under SFAS No. 133 guidance may be offset, in part or in its entirety, by recognition of changes in fair value on specifically identified underlying hedged-items. These hedged-items must be identified at the inception of the hedge and may consist of assets, liabilities, firm commitments or forecasted transactions. Depending upon the designated form of the hedge (i.e., fair value or cash flow), changes in fair value must either be recorded immediately through income or through shareholders' equity (Other Comprehensive Income) for subsequent amortization into income.

  In preparing for the implementation of SFAS No. 133, JHVLICO invested significant time and resources to achieve two primary objectives. First, preserving the ability to hedge economic risks inherent in its business operations, with assurance that such hedges were structured in a SFAS No. 133 compliant fashion. Second, the reduction of income volatility arising from "ineffective" or less than perfect hedges, whereby income from hedged-item fair value recognition only partially offsets income from derivatives fair value recognition. In the course of achieving these objectives JHVLICO undertook an extensive examination of its derivatives hedging program. The examination identified one area where JHVLICO's risk management applications required adjustment to accommodate the mandates of SFAS No. 133. Each of these hedging applications was modified so as to retain its economic effectiveness and achieve compliance with SFAS No. 133. In addition, the examination proved beneficial in several other ways, including the implementation and customization of a vendor derivatives valuation and accounting software, improved front and back office derivatives capabilities, refinement of responsibilities to ensure appropriate separation of duties, and enhanced derivatives compliance procedures.

  The Parent's Investment Compliance Unit monitors all derivatives activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to the Parent Company's Committee of Finance for review, with a comprehensive governance report provided jointly each quarter by the Parent's Derivatives Supervisory Officer and Chief Investment Compliance Officer. The table below reflects JHVLICO's derivative positions hedging interest rate risk as of December 31, 2001. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These fair value exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.


                                                    AS OF DECEMBER 31, 2001
                                    -------------------------------------------------------
                                                                     FAIR VALUE
                                                         ----------------------------------
                                              WEIGHTED-     -100                    +100
                                               AVERAGE      BASIS                   BASIS
                                    NOTIONAL    TERM        POINT      AS OF        POINT
                                     AMOUNT    (YEARS)   CHANGE/(2)/  12/31/01   CHANGE/(2)/
                                    --------  ---------  -----------  --------  -------------
                                        (IN MILLIONS, EXCEPT FOR WEIGHTED-AVERAGE TERM)
Interest rate swaps .............   $1,341.8     3.9       $(24.0)     $(4.2)       $14.0
Futures contracts /(1)/ .........       33.8     8.1         (1.4)      (0.2)         1.0
Interest rate floors ............      239.4     5.8          1.8        3.5          6.4
Interest rate caps ..............      361.4     8.4          1.9        1.2          0.2
                                    --------               ------      -----        -----
Totals ..........................   $1,976.4     5.0       $(21.7)     $ 0.3        $21.6
                                    ========               ======      =====        =====


(1) Represents the notional value on open contracts as of December 31, 2001.

(2) The selection of a 100 basis point immediate change in interest rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

  Our non-exchange-traded derivatives are exposed to the possibility of loss from a counterparty failing to perform its obligations under terms of the derivative contract. We believe the risk of incurring losses due to nonperformance by our counterparties is remote. To manage this risk, Company procedures include the (a) on-going evaluation of each counterparty's credit ratings, (b) the application of credit limits and monitoring procedures based on an internally developed, scenario-based risk assessment system, (c) quarterly reporting of each counterparty's "potential exposure", (d) master netting agreements, and (e) the use of collateral agreements. Futures contracts trade on organized exchanges and have effectively no credit risk.

  As of December 31, 2001, JHVLICO had no outstanding fixed income obligations.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are numerous stock and other types of insurers in the life/health insurance business in the United States.

  Rating agency data through December 31, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate and operational functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $159.9 million for the year ended December 31, 2001.

Transactions with John Hancock

  As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent.

  See Note 2 to our audited consolidated GAAP financial statements included elsewhere in this prospectus for additional information on related party transactions.

Legal Proceedings

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

   Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc., captioned Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance

Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities and mutual funds) issued during the class period.

  In conjunction with this settlement, we had a total reserve that stood at $7.0 million and $66.3 million at December 31, 2001and 2000, respectively. We incurred settlement related costs of $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. In 1999, JHVLICO updated its estimate of the cost of claims subject to alternative dispute resolution (ADR) relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above in 2001. The adjustment to the reserve in 2001 was the result of JHVLICO being able to better estimate the cost of settling the remaining claims, which on average tend to be the larger more complicated claims. The better estimate is from experience with actual settlement of similar claims.

  Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase
(i.e. arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by JHVLICO.

Regulation

  Our business is subject to extensive regulation at both the state and Federal level, including regulation under state insurance and Federal and state securities laws.

   State Insurance Regulation

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. Most states have laws and regulations governing such issues as: what lines of business a company may engage in; underwriting practices, including a company's ability to request results of applicants' genetic tests; what premium rates may be charged in various lines of business; what products a company may sell; mandating certain insurance benefits and policy forms; minimum rates for accumulation of cash values and maximum rates for policy loans; licensing of insurance companies and agents; advertising and marketing practices; statutory accounting and reporting requirements; reserve requirements and solvency standards; admitted statutory assets; the appropriate mix of investments; dividend payments; transactions with affiliates; and level of ownership regarding acquisitions of control. State insurance departments periodically review the business and operations of an insurance company by examining its financial condition and how its agents sell its products.

  State insurance regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries concerning whether our insurance business is in compliance with applicable regulations. We reasonably and promptly respond to such inquiries and take corrective action if warranted.

  State insurance regulators and the National Association of Insurance Commissioners are continually re-examining existing laws and regulations. Among other things, these laws and regulations may focus on insurance company investments, financial reporting and solvency issues, risk-adjusted capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid.

   Regulation Governing Potential Acquisitions of Control

  We are subject to regulation under the insurance holding company statutes of Massachusetts, which is our state of domicile. The Massachusetts insurance law contains provisions which, in general, provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the Massachusetts Commissioner of Insurance. In general, a presumption of "control" arises from the ownership, control, possession with the power to vote or possession of proxies with respect to, 10% or more of the voting securities of an insurer or of a person that controls an insurer. A person seeking to acquire control, directly or indirectly, of a Massachusetts insurance company or of any person controlling a Massachusetts insurance company must file an application for approval of the acquisition of control with the Massachusetts Commissioner of Insurance and obtain the approval of the Massachusetts Commissioner of Insurance before consummating the acquisition.

   Surplus and Capital Requirements

  Insurance regulators have the discretionary authority, in connection with the ongoing licensing of our insurance businesses, to limit or prohibit the ability to issue new policies if, in the regulators' judgment, the insurer is not maintaining a minimum amount of surplus or is in hazardous financial condition. Limits may also be established on the ability to issue new life insurance policies and annuity contracts above an amount based upon the face amount and premiums of policies of a similar type issued in the prior year.

   Risk-Based Capital

  The National Association of Insurance Commissioners (NAIC) has established risk-based capital (RBC) standards for life insurance companies as well as a model act to apply such standards at the state level. The model act provides that life insurance companies must submit an annual risk-based capital report to state regulators reporting their risk-based capital based on five categories of risk: asset risk-affiliates, asset risk-other, insurance risk, interest rate risk and business risk. The formula is intended to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.

  In 2001, the NAIC changed the risked-based capital formula which resulted in RBC charges or a higher risk-based capital ratio. The most significant change made by NAIC is to tax effect the RBC, which is similar to reducing the risk factors being applied to the different risk categories. One other change was the creation of a common stock asset risk category and its treatment in the covariance calculation. This change also lowered RBC.

   Statutory Investment Valuation Reserves

  Life insurance companies are required to establish an asset valuation reserve
(AVR) consisting of two components: (i) a "default component," which provides for future credit-related losses on fixed maturity investments, and (ii) an "equity component," which provides for losses on all types of equity investments, including equity securities and real estate. Insurers also are required to establish an interest maintenance reserve (IMR) for net realized capital gains and losses on fixed maturity securities, net of tax, related to changes in interest rates. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities sold. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer's statutory financial statements, but do not affect our financial statements prepared in accordance with GAAP. Although future additions to AVR will reduce the future statutory capital and surplus of JHVLICO, we do not believe that the impact under current regulations of such reserve requirements will materially affect the ability of JHVLICO to increase its statutory capital and surplus.

  IRIS Ratios

  The National Association of Insurance Commissioners has developed a set of financial tests known as the Insurance Regulatory Information System (IRIS) for early identification of companies which may require special attention by insurance regulators. Insurance companies submit data on an annual basis to the National Association of Insurance Commissioners. This data is used to calculate ratios covering various categories of financial data, with defined "usual ranges" for each category. IRIS consists of 13 key financial ratios for life insurance companies. An insurance company may fall out of the usual range with respect to one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Departure from the usual range on four or more of the ratios may lead to inquiries from individual states' insurance departments. During the five-year period ended December 31, 2001, John Hancock Variable Life Insurance Company and its subsidiary, Investors Partner Life Insurance Company, had several ratios outside of the usual range. John Hancock Variable Life Insurance Company had eight unusual ratios, all of which resulted from growth in the business and the effect of reinsurance contracts with John Hancock Life Insurance Company. Investors Partner Life Insurance Company had ten unusual ratios due to the fact it writes no new business.

   Regulation of Investments

  Our insurance businesses are subject to state laws and regulations that require diversification of their investment portfolios. Some of these laws and regulations also limit the amount of investments in specified investment categories, such as below investment grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as nonadmitted assets for purposes of measuring statutory surplus, in some instances, requiring divestiture. State regulatory authorities from the domiciliary states of our insurance subsidiaries have not indicated any non-compliance with any such regulations.

   Valuation of Life Insurance Policies Model Regulation

  The National Association of Insurance Commissioners has adopted a revision to the Valuation of Life Insurance Policies Model Regulation (known as Revised
XXX). This model regulation established new minimum statutory reserve requirements for certain individual life insurance policies written in the future. Before the new reserve standards can become effective, individual states must adopt the model regulation. Massachusetts adopted the Regulation effective January 1, 2001.

   Federal Insurance Initiatives and Legislation

  Although the Federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on our business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform.

  On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 became law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

  On October 26, 2001, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 was enacted into law as part of the USA PATRIOT Act. Among its many provisions the law requires that financial institutions adopt anti-money laundering programs that include policies, procedures and controls to detect and prevent money laundering, designate a compliance officer to oversee the program and provide for employee training, and periodic audits in accordance with regulations to be issued by the U.S. Treasury Department. JHVLICO is actively developing a program in order to fully comply with the applicable provisions of the Act and the related Treasury Regulations.

   Tax Legislation

  Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under traditional and variable life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid. Also, for example, interest on loans up to $50,000 secured by the cash value of life insurance policies owned by businesses on key employees is eligible for deduction even though investment earnings during the accumulation period are tax-deferred.

  In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our insurance and annuity products. If any such proposals were enacted, market demand for such products would be adversely affected. In addition, the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), enacted by Congress in 2001, provides for the gradual reduction and eventual elimination of Federal estate taxes by the year 2010. But EGTRRA also contains a sunset provision which would reinstate Federal estate taxes in the year 2011, based on the Internal Revenue Code in effect prior to the enactment of EGTRRA. Many insurance products are designed and sold to help policyholders reduce the effect of Federal estate taxation on their estates.
The enactment of EGTRRA has adversely affected sales of certain of our insurance and investment advisory products, but this effect is mitigated somewhat by the sunset provision. If the sunset provision of EGTRRA is eliminated in the future, the adverse affect on the sales of these products could increase. In addition, sales of split dollar life insurance products have been adversely affected by proposed changes being considered by the Internal Revenue Service.

   Securities Laws

  All of our separate investment accounts that fund retail variable annuity contracts and retail variable life insurance products issued by us, other than those which fund private placement investment options that are exempt from registration or support fixed rate investment options that are also exempt from registration, are registered both under the Securities Act and the Investment Company Act. Products sold to sophisticated investors as "private placements" are exempt from registration under both acts but may be subject to other requirements of those laws, such as antifraud provisions and the terms of applicable exemptions.

Directors and Executive Officers

  The directors and executive officers of JHVLICO and their principal occupations during the past five years are as follows:


Directors and Executive Officers       Principal Occupations
--------------------------------       ---------------------
David F. D'Alessandro ................ Chairman of the Board of JHVLICO; Chairman, President and Chief
                                       Executive Officer, John Hancock Life Insurance Company.
Michele G. Van Leer .................. Vice Chairman of the Board and President of JHVLICO; Senior Vice
                                       President, John Hancock Life Insurance Company
Ronald J. Bocage ..................... Director, Vice President and Counsel of JHVLICO; Vice
                                       President and Counsel, John Hancock Life Insurance Company.
Todd G. Engelsen ..................... Director and Vice President of JHVLICO; Vice
                                       President, John Hancock Life Insurance Company
Bruce M. Jones ....................... Director and Vice President of JHVLICO; Senior
                                       Vice President, John Hancock Life Insurance Company.
Daniel L. Ouellette .................. Director and Vice President of JHVLICO; Senior
                                       Vice President, John Hancock Life Insurance Company.
Barbara L. Luddy ..................... Director, Vice President and Actuary of JHVLICO;
                                       Senior Vice President, John Hancock Life Insurance Company.
Robert R. Reitano .................... Director, Vice President and Chief Investment
                                       officer of JHVLICO; Senior Vice President and
                                       Chief Investment Strategist, John Hancock LifeInsurance Company.
Paul Strong .......................... Director and Vice President of JHVLICO; Vice
                                       President, John Hancock Life Insurance Company.
Roger G. Nastou ...................... Vice President, Investments, of JHVLICO; Vice
                                       President, John Hancock Life Insurance Company
Julie H. Indge ....................... Treasurer of JHVLICO; Assistant Treasurer, John
                                       Hancock Life Insurance Company
Earl W. Baucom ....................... Controller of JHVLICO; Senior Vice President and
                                       Controller, John Hancock Life Insurance Company.
Peter Scavongelli .................... Secretary of JHVLICO; State Compliance Officer,
                                       John Hancock Life Insurance Company

  The business address of all directors and executive officers of JHVLICO is John Hancock Place, Boston, Massachusetts 02117.

Executive  Compensation

   The following table provides information on the allocated compensation paid to the chief executive officer for 2001. There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2001. Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

-------------------------------------------------------------------------------------------------
                                       Annual Compensation              Long-Term Compensation
                                       -------------------              ----------------------
           Name                  Title       Salary    Bonus   Other      LTIP       All Other
           ----                  -----       ------    -----   -----      ----       ---------
D. F. D'Alessandro             Chairman      $37,632  $61,555  $3,041   $49,428          $0
-------------------------------------------------------------------------------------------------


 PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

  Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

  At the Account level, total return reflects adjustments for:

 . the mortality and expense risk charges, and

 . the annual contract fee.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax charge or any charge for optional benefit riders.

REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

VOTING PRIVILEGES

  At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

Changes to the Account

  We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

  We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

  Signator Investors, Inc.("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers, Inc. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117. Signator is a subsidiary of John Hancock Life Insurance Company.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangments. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

  From time to time, Signator, at its expense, may provide significant additional compensation to financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other financial services firms-sponsored events or activities.

EXPERTS

  Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the financial statements of John Hancock Variable Annuity Account JF at December 31, 2001 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements and schedules of JHVLICO in this prospectus, and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                  page of SAI


DISTRIBUTION ......................................... 2

CALCULATION OF PERFORMANCE
  DATA ............................................... 2

CALCULATION OF ANNUITY PAYMENTS ...................... 9

ADDITIONAL INFORMATION ABOUT
 DETERMINING UNIT VALUES ............................ 11

PURCHASES AND
 REDEMPTIONS OF FUND SHARES. ........................ 12

THE ACCOUNT ......................................... 12

DELAY OF CERTAIN PAYMENTS ........................... 12

LIABILITY FOR TELEPHONE TRANSFERS ................... 13

VOTING PRIVILEGES ................................... 13

FINANCIAL STATEMENTS ................................ 15

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF


   The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.


                                                                                                                  Period from
                                                                                    Year Ended    Year Ended    August 10, 1999
                                                                                   December 31,  December 31,    to December 31,
                                                                                       2001          2000             1999
                                                                                   ------------  ------------   ----------------
EQUITY INDEX
Accumulation share value:
  Beginning of period .......................................................         $20.22        $22.54           $10.00
  End of period .............................................................         $17.58        $20.22           $22.54
Number of Accumulation Shares outstanding at end of period ..................        804,600       507,320           76,098
GROWTH & INCOME
Accumulation share value:
  Beginning of period (Note 2) ..............................................          $8.82        $10.00               --
  End of period .............................................................          $7.36         $8.82               --
Number of Accumulation Shares outstanding at end of period ..................      1,817,947        12,749               --
LARGE CAP VALUE
Accumulation share value:
  Beginning of period (Note 3)  .............................................         $10.00            --               --
  End of period .............................................................         $11.38            --               --
Number of Accumulation Shares outstanding at end of period ..................        334,667            --               --
LARGE CAP VALUE CORE/SM/
Accumulation share value:
  Beginning of period .......................................................         $10.71        $10.31           $10.00
  End of period .............................................................         $10.07        $10.71           $10.31
Number of Accumulation Shares outstanding at end of period ..................      1,056,790       520,128           92,493
LARGE CAP GROWTH
Accumulation share value:
  Beginning of period (Note 3) ..............................................         $10.00            --               --
  End of period .............................................................          $8.13            --               --
Number of Accumulation Shares outstanding at end of period ..................         77,662            --               --
LARGE CAP AGGRESSIVE GROWTH
Accumulation share value:
  Beginning of period .......................................................          $9.60        $11.97           $10.00
  End of period .............................................................          $8.09         $9.60           $11.97
Number of Accumulation Shares outstanding at end of period ..................      1,205,414     1,040,129          178,388
FUNDAMENTAL VALUE
Accumulation share value:
  Beginning of period .......................................................         $11.68        $10.43           $10.00
  End of period .............................................................         $10.73        $11.68           $10.43
Number of Accumulation Shares outstanding at end of period ..................        802,605       347,760           64,904
MULTI CAP GROWTH
Accumulation share value:
  Beginning of period (Note 1) ..............................................          $7.11        $10.00               --
  End of period .............................................................          $4.43         $7.11               --
Number of Accumulation Shares outstanding at end of period ..................      1,636,323       629,910               --
FUNDAMENTAL GROWTH
Accumulation share value:
  Beginning of period .......................................................         $14.74        $15.39           $10.00
  End of period .............................................................          $9.86        $14.74           $15.39
Number of Accumulation Shares outstanding at end of period ..................        589,572       525,081           38,912
SMALL/MID CAP CORE/SM/
Accumulation share value:
  Beginning of period .......................................................         $13.16        $12.73           $11.00
  End of period .............................................................         $13.06        $13.16           $12.73
Number of Accumulation Shares outstanding at end of period ..................        220,092       114,891            9,532


                                                                                                                  Period from
                                                                                    Year Ended    Year Ended    August 10, 1999
                                                                                   December 31,  December 31,    to December 31,
                                                                                       2001          2000             1999
                                                                                   ------------  ------------   ----------------
SMALL/MID CAP GROWTH
Accumulation share value:
  Beginning of period .......................................................         $20.47        $18.98           $18.07
  End of period .............................................................         $20.79        $20.47           $18.98
Number of Accumulation Shares outstanding at end of period ..................        242,085       136,439           14,779
SMALL CAP EQUITY
Accumulation share value:
  Beginning of period (Note 2) ..............................................          $8.30        $10.00               --
  End of period .............................................................          $7.90        $ 8.30               --
Number of Accumulation Shares outstanding at end of period ..................         79,406           535               --
SMALL CAP VALUE
Accumulation share value:
  Beginning of period .......................................................         $13.87        $10.46           $10.00
  End of period .............................................................         $16.31        $13.87           $10.46
Number of Accumulation Shares outstanding at end of period ..................        546,648       241,338               --
SMALL CAP GROWTH
Accumulation share value:
  Beginning of period .......................................................         $16.44        $21.19           $14.27
  End of period .............................................................         $14.19        $16.44           $21.19
Number of Accumulation Shares outstanding at end of period ..................        715,728       608,753           59,529
V.A. RELATIVE VALUE
Accumulation share value:
  Beginning of period (Note 1) ..............................................          $9.20        $10.00               --
  End of period .............................................................          $8.84         $9.20               --
Number of Accumulation Shares outstanding at end of period ..................        560,990       172,283               --
AIM V.I. PREMIER EQUITY
Accumulation share value:
  Beginning of period .......................................................          $9.92        $11.77           $10.00
  End of period .............................................................          $8.57         $9.92           $11.77
Number of Accumulation Shares outstanding at end of period ..................      3,090,645     2,548,369          302,772
FIDELITY VIP GROWTH - SERVICE CLASS
Accumulation share value:
  Beginning of period .......................................................         $10.57        $12.04           $10.00
  End of period .............................................................          $8.59        $10.57           $12.04
Number of Accumulation Shares outstanding at end of period ..................      2,501,361     1,875,307          205,097
FIDELITY VIP CONTRAFUND(R) - SERVICE CLASS
Accumulation share value:
  Beginning of period .......................................................         $10.69        $11.61           $10.00
  End of period .............................................................          $9.25        $10.69           $11.61
Number of Accumulation Shares outstanding at end of period ..................      1,645,859     1,447,471          237,990
MFS INVESTORS GROWTH STOCK - INITIAL CLASS
Accumulation share value:
  Beginning of period .......................................................         $11.45        $12.36           $10.00
  End of period .............................................................          $8.58        $11.45           $12.36
Number of Accumulation Shares outstanding at end of period ..................      1,280,675       971,077          158,192
MFS RESEARCH - INITIAL CLASS
Accumulation share value:
  Beginning of period .......................................................         $11.14        $11.86           $10.00
  End of period .............................................................          $8.67        $11.14           $11.86
Number of Accumulation Shares outstanding at end of period ..................        970,571       672,010           73,452
MFS NEW DISCOVERY - INITIAL CLASS
Accumulation share value:
  Beginning of period .......................................................         $14.77        $15.26           $10.00
  End of period .............................................................         $13.85        $14.77           $15.26
Number of Accumulation Shares outstanding at end of period ..................        533,377       431,090           36,557

                                                                                                                  Period from
                                                                                    Year Ended    Year Ended    August 10, 1999
                                                                                   December 31,  December 31,    to December 31,
                                                                                       2001          2000             1999
                                                                                   ------------  ------------   ----------------
INTERNATIONAL OPPORTUNITIES
Accumulation share value:
  Beginning of period (Note 3) ..............................................         $10.00            --               --
  End of period .............................................................          $8.33            --               --
Number of Accumulation Shares outstanding at end of period ..................         20,457            --               --
FIDELITY VIP OVERSEAS - SERVICE CLASS
Accumulation share value:
  Beginning of period .......................................................          $9.97        $12.48           $10.00
  End of period .............................................................          $7.75         $9.97           $12.48
Number of Accumulation Shares outstanding at end of period ..................        960,931     1,107,608           30,517
EMERGING MARKETS EQUITY
Accumulation share value:
  Beginning of period (Note 3) ..............................................         $10.00            --               --
  End of period .............................................................          $9.85            --               --
Number of Accumulation Shares outstanding at end of period ..................          7,941            --               --
JANUS ASPEN WORLDWIDE GROWTH - SERVICE SHARES CLASS
Accumulation share value:
  Beginning of period (Note 2) ..............................................          $9.03        $10.00               --
  End of period .............................................................          $6.90         $9.03               --
Number of Accumulation Shares outstanding at end of period ..................        322,018       128,709               --
REAL ESTATE EQUITY
Accumulation share value:
  Beginning of period (Note 2) ..............................................         $10.95        $10.00               --
  End of period .............................................................         $11.43        $10.95               --
Number of Accumulation Shares outstanding at end of period ..................        138,332         1,766               --
HEALTH SCIENCES
Accumulation share value:
  Beginning of period (Note 3) ..............................................         $10.00            --               --
  End of period .............................................................          $9.73            --               --
Number of Accumulation Shares outstanding at end of period ..................        100,786            --               --
V.A. FINANCIAL INDUSTRIES
Accumulation share value:
  Beginning of period .......................................................         $17.90        $14.25           $10.00
  End of period .............................................................         $14.58        $17.90           $14.25
Number of Accumulation Shares outstanding at end of period ..................        855,100       642,376          113,876
V.A. TECHNOLOGY
Accumulation share value:
  Beginning of period (Note 1) ..............................................          $7.28        $10.00               --
  End of period .............................................................          $4.02         $7.28               --
Number of Accumulation Shares outstanding at end of period ..................      1,348,542       679,427               --
MANAGED
Accumulation share value:
  Beginning of period (Note 2) ..............................................          $9.73        $10.00               --
  End of period .............................................................          $9.34         $9.73               --
Number of Accumulation Shares outstanding at end of period ..................        868,814            89               --
GLOBAL BALANCED
Accumulation share value:
  Beginning of period .......................................................         $11.65        $12.98           $12.24
  End of period .............................................................         $10.76        $11.65           $12.98
Number of Accumulation Shares outstanding at end of period ..................        128,318        63,735            5,361
SHORT TERM BOND
Accumulation share value:
  Beginning of period .......................................................         $13.30        $12.48           $12.34
  End of period .............................................................         $14.20        $13.30           $12.48
Number of Accumulation Shares outstanding at end of period ..................        440,240       126,421           15,433


                                                                                                                  Period from
                                                                                    Year Ended    Year Ended    August 10, 1999
                                                                                   December 31,  December 31,    to December 31,
                                                                                       2001          2000             1999
                                                                                   ------------  ------------   ----------------
 BOND INDEX
Accumulation share value:
 Beginning of period ........................................................         $10.63         $9.63            $9.65
  End of period .............................................................         $11.31        $10.63            $9.63
 Number of Accumulation Shares outstanding at end of period .................        833,929       327,502           47,232
 ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 3) ...............................................         $10.00            --               --
  End of period .............................................................         $10.39            --               --
 Number of Accumulation Shares outstanding at end of period .................      1,154,989            --               --
V.A. STRATEGIC INCOME
 Accumulation share value:
 Beginning of period ........................................................         $12.64        $12.62           $12.25
  End of period .............................................................         $13.05        $12.64           $12.62
 Number of Accumulation Shares outstanding at end of period .................        813,003       535,897           58,942
HIGH YIELD BOND
Accumulation share value:
 Beginning of period ........................................................          $9.04        $10.27           $10.00
  End of period .............................................................          $9.12         $9.04           $10.27
 Number of Accumulation Shares outstanding at end of period .................        644,021       333,028           48,898
GLOBAL BOND
Accumulation share value:
 Beginning of period (Note 2) ...............................................         $10.60        $10.00               --
  End of period .............................................................         $10.31        $10.60               --
 Number of Accumulation Shares outstanding at end of period .................         71,857            --               --
MONEY MARKET
Accumulation share value:
 Beginning of period (Note 3) ...............................................         $10.00            --               --
  End of period .............................................................         $10.12            --               --
 Number of Accumulation Shares outstanding at end of period .................      4,289,180            --               --


  (1) Values shown for 2000 begin on May 1, 2000.

  (2) Values shown for 2000 begin on November 1, 2000.

  (3) Values shown for 2001 begin on May 1, 2001.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John Hancock Variable Life Insurance Company

  We have audited the accompanying consolidated balance sheets of John Hancock Variable Life Insurance Company as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholder's equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedules. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

  As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivatives.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 21, 2002

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                           CONSOLIDATED BALANCE SHEETS


                                                                                    DECEMBER 31

                                                                               2001              2000
                                                                            ----------        ----------

                                                                                   (IN MILLIONS)
ASSETS
Investments--Notes 3 and 4
Fixed maturities:
 Held-to-maturity--at amortized cost
  (fair value: 2001--$82.1; 2000--$686.8) .............................     $    83.7         $   715.4
 Available-for-sale--at fair value
  (cost: 2001--$2,391.9; 2000--$1,018.8)  .............................       2,412.5           1,011.8
Equity securities:
 Available-for-sale--at fair value
  (cost: 2001--$12.1; 2000--$7.1) .....................................          13.1               8.1
Mortgage loans on real estate .........................................         580.9             554.8
Real estate ...........................................................          20.6              23.9
Policy loans ..........................................................         352.0             334.2
Short-term investments ................................................            --              21.7
Other invested assets .................................................          39.6              34.8
                                                                            ---------         ---------
  Total Investments ...................................................       3,502.4           2,704.7


Cash and cash equivalent ..............................................         115.4             277.3
Accrued investment income .............................................          60.8              52.1
Premiums and accounts receivable ......................................          12.5               7.0
Deferred policy acquisition costs .....................................       1,060.8             994.1
Reinsurance recoverable--Note 6 .......................................         110.4              48.4
Other assets ..........................................................         121.8              28.2
Separate accounts assets ..............................................       6,729.1           8,082.9
                                                                            ---------         ---------
  Total Assets ........................................................     $11,713.2         $12,194.7
                                                                            =========         =========


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                                                                    DECEMBER 31

                                                                               2001              2000
                                                                            ----------        ----------

                                                                                   (IN MILLIONS)
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Future policy benefits ................................................     $ 3,335.4         $ 2,754.2
Policyholders' funds ..................................................           3.0              14.2
Unearned revenue ......................................................         221.0             212.0
Unpaid claims and claim expense reserves ..............................          25.0              11.1
Dividends payable to policyholders ....................................           0.3               0.1
Income taxes--Note 5 ..................................................         191.1              64.2
Other liabilities .....................................................         242.7             250.4
Separate accounts liabilities .........................................       6,729.1           8,082.9
                                                                            ---------         ---------
  Total Liabilities ...................................................      10,747.6          11,389.1
Shareholder's Equity--Note 8
Common stock, $50 par value; 50,000 shares
 authorized;
 50,000 shares issued and outstanding .................................           2.5               2.5
Additional paid in capital ............................................         572.4             572.4
Retained earnings .....................................................         377.8             232.9
Accumulated other comprehensive loss ..................................          12.9              (2.2)
                                                                            ---------         ---------
  Total Shareholder's Equity ..........................................         965.6             805.6
                                                                            ---------         ---------
  Total Liabilities and Shareholder's Equity ..........................     $11,713.2         $12,194.7
                                                                            =========         =========


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENTS OF INCOME


                                                                                                    YEAR ENDED DECEMBER 31

                                                                                                  2001       2000       1999
                                                                                                 ------     ------     ------

                                                                                                        (IN MILLIONS)
REVENUES
Premiums .................................................................................      $ 60.1     $ 28.6     $  8.9
Universal life and investment-type product charges .......................................       365.4      337.1      341.5
Net investment income--Note 3 ............................................................       227.0      213.4      174.6
Net realized investment and other gains (losses), net of related amortization of deferred policy acquisition costs of $(1.5), $(3.8)
 and $(0.5), respectively--Notes 1, 3, and 9 .............................................        (9.0)     (10.6)      (4.8)
Other revenue ............................................................................        24.0        0.2        0.2
                                                                                                ------     ------     ------
Total revenues ...........................................................................       667.5      568.7      520.4
BENEFITS AND EXPENSES
Benefits to policyholders ................................................................       294.1      248.6      260.5
Other operating costs and expenses .......................................................        76.2      116.8      117.5
Amortization of deferred policy acquisition costs, excluding amounts related to net realized investment and other
 gains (losses) of $(1.5), $(3.8) and $(0.5), respectively
 --Notes 1, 3 and 9 ......................................................................        67.1       34.0       13.1
Dividends to policyholders ...............................................................        21.4       26.1       25.7
                                                                                                ------     ------     ------
Total benefits and expenses ..............................................................       458.8      425.5      416.8
                                                                                                ------     ------     ------
Income before income taxes and cumulative effect of
 accounting change .......................................................................       208.7      143.2      103.6
Income taxes--Note 5  ....................................................................        62.2       43.8       35.2
                                                                                                ------     ------     ------
Income before cumulative effect of accounting change .....................................       146.5       99.4       68.4
Cumulative effect of accounting change, net of tax .......................................        (1.6)        --         --
                                                                                                ------     ------     ------
Net income ...............................................................................      $144.9     $ 99.4     $ 68.4
                                                                                                ======     ======     ======


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                            AND COMPREHENSIVE INCOME


                                                                                         ACCUMULATED
                                                                ADDITIONAL                  OTHER           TOTAL       OUTSTANDING
                                                      COMMON     PAID IN     RETAINED   COMPREHENSIVE   SHAREHOLDER'S   SHARES (IN
                                                      STOCK      CAPITAL     EARNINGS       INCOME          EQUITY      THOUSANDS)
                                                     --------  ------------ ---------- --------------- --------------- -------------
                                                                                     (IN MILLIONS)
BALANCE AT JANUARY 1, 1999 ......................      $2.5       $377.5      $ 65.1        $ 12.3          $457.4         50.0
Comprehensive income:
Net income ......................................                               68.4                          68.4
Other comprehensive income, net of tax:
 Net unrealized losses ..........................                                            (25.7)          (25.7)
                                                                                                            ------
Comprehensive income ............................                                                             42.7
Capital contribution ............................                  194.9                                     194.9
                                                       ----       ------      ------        ------          ------         ----
BALANCE AT DECEMBER 31, 1999 ....................      $2.5       $572.4      $133.5        $(13.4)         $695.0         50.0
                                                       ====       ======      ======        ======          ======         ====
Comprehensive income:
Net income ......................................                               99.4                          99.4
Other comprehensive income, net of tax:
 Net unrealized gains ...........................                                             11.2            11.2
                                                                                                            ------
Comprehensive income ............................                                                            110.6
                                                       ----       ------      ------        ------          ------         ----
BALANCE AT DECEMBER 31, 2000 ....................      $2.5       $572.4      $232.9        $ (2.2)         $805.6         50.0
                                                       ====       ======      ======        ======          ======         ====
Comprehensive income:
 Net income .....................................                              144.9                         144.9
Other comprehensive income, net of tax:
 Net unrealized gains ...........................                                              7.9             7.9
                                                                                                            ------
Comprehensive income ............................                                                            152.8
Change in accounting principle ..................                                              7.2             7.2
                                                       ----       ------      ------        ------          ------         ----
BALANCE AT DECEMBER 31, 2001 ....................      $2.5       $572.4      $377.8        $ 12.9          $965.6         50.0
                                                       ====       ======      ======        ======          ======         ====


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                         YEAR ENDED DECEMBER 31

                                                                                   2001           2000          1999
                                                                                 --------       --------      --------
                                                                                             (IN MILLIONS)
Cash flows from operating activities:
 Net income ................................................................     $   144.9      $  99.4        $  68.4
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
    Amortization of discount - fixed maturities ............................          (0.4)        (1.9)           1.2
    Realized investment losses, net ........................................           9.0         10.6            4.8
    Change in deferred policy acquisition costs ............................         (74.1)      (141.5)        (126.5)
    Depreciation and amortization ..........................................           0.3          1.9            0.6
    Increase in accrued investment income ..................................          (8.6)       (10.2)          (3.5)
    Decrease (increase) in premiums and accounts receivable ................          (5.5)         0.3           (2.4)
    (Increase) decrease in other assets and other liabilities, net .........        (159.2)        70.7          (58.2)
    Increase (decrease) in policy liabilities and accruals, net ............         289.1       (401.1)        (377.6)
    Increase in income taxes ...............................................         118.7         22.5           33.8
                                                                                 ---------      -------        -------
    Net cash provided (used) by operating activities .......................         314.2       (349.3)        (459.4)
Cash flows from investing activities:
 Sales of:
  Fixed maturities available-for-sale ......................................         184.6        194.6          204.3
  Equity securities available-for-sale .....................................           6.0          1.0            0.6
  Real estate ..............................................................           3.3          0.2           17.9
  Short-term investments and other invested assets .........................            --          1.3            1.5
 Maturities, prepayments and scheduled redemptions of:
  Fixed maturities held-to-maturity ........................................           4.5         79.9           75.8
  Fixed maturities available-for-sale ......................................         180.4         91.5           53.6
  Short-term investments and other invested assets .........................          46.5         10.1             --
  Mortgage loans on real estate ............................................          66.4         85.6           35.8
 Purchases of:
  Fixed maturities held-to-maturity ........................................          (5.1)      (127.2)         (98.8)
  Fixed maturities available-for-sale ......................................      (1,112.3)      (424.7)        (250.9)
  Equity securities available-for-sale .....................................          (6.1)        (0.6)          (4.0)
  Real estate ..............................................................          (0.6)        (0.4)          (2.2)
  Short-term investments and other invested assets .........................         (39.6)       (38.8)         (14.6)
  Mortgage loans on real estate issued .....................................         (85.0)      (100.5)         (90.3)
  Other, net ...............................................................         (25.6)       (41.5)         (30.6)
                                                                                 ---------      -------        -------
   Net cash used in investing activities ...................................        (782.6)      (269.5)        (101.9)


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                                                                    YEAR ENDED DECEMBER 31

                                                                                2001         2000         1999
                                                                              --------     --------     --------
                                                                                        (IN MILLIONS)
Cash flows from financing activities:
 Capital contribution from parent company ..............................            --           --     $  194.9
 Universal life and investment-type contract deposits ..................      $1,220.7     $1,067.2      1,026.3
 Universal life and investment-type contract maturities
   and withdrawals .....................................................        (914.2)      (430.7)      (380.7)
 Repayment of long term debt ...........................................            --           --        (61.9)
                                                                              --------     --------     --------
 Net cash provided by financing activities .............................         306.5        636.5        778.6
                                                                              --------     --------     --------
 Net (decrease) increase in cash and cash equivalents ..................        (161.9)        17.7        217.3
Cash and cash equivalents at beginning of year .........................         277.3        259.6         42.3
                                                                              --------     --------     --------
Cash and cash equivalents at end of year ...............................      $  115.4     $  277.3     $  259.6
                                                                              ========     ========     ========


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and fixed and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

 Basis of Presentation

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

  Partnerships, joint venture interests and other equity investments in which the Company does not have a controlling interest, but has significant influence, are recorded using the equity method of accounting and included in other invested assets.

  Certain prior year amounts have been reclassified to conform to the current year presentation.

 Reorganization and Initial Public Offering

  Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102.0 million shares of common stock were issued at an initial public offering price of $17 per share.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Investments

  The Company classifies its debt and equity investment securities into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Those bonds and mortgage-backed securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary, and such adjustments are reported as a component of net realized investment and other gains (losses).

  For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date plus anticipated future payments, and any resulting adjustment is included in net investment income.

  Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity, as described above for fixed maturity securities. Impairments in value deemed to be other than temporary are reported as a component of net realized investment and other gains (losses).

  Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of net realized investment and other gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

  Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of net realized investment and other gains (losses).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of net realized investment and other gains (losses). The Company does not depreciate real estate to be disposed of.

  Policy loans are carried at unpaid principal balances, which approximate fair value.

  Short-term investments are carried at amortized cost, which approximates fair value.

  Net realized investment and other gains (losses), other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

 Derivative Financial Instruments

  The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities. All derivatives instruments are carried on the consolidated balance sheets at fair value.

  In certain cases, the Company uses hedge accounting as allowed by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," by designating derivative instruments as either fair value hedges or cash flow hedges. For derivative instruments that are designated and qualify as fair value hedges, the change in fair value of the derivative instrument as well as the offsetting change in fair value of the hedged item are recorded in net realized investment and other gains (losses). Basis adjustments are amortized into income through net realized investment and other gains (losses). For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the change in fair value of the derivative instrument is recorded in other comprehensive income, and then reclassified into income when the hedged item affects income. Hedge effectiveness is assessed quarterly by a variety of techniques including regression analysis and cumulative dollar offset. In certain cases, there is no hedge ineffectiveness because the derivative instrument was constructed such that all the terms of the derivative exactly match the hedged risk in the hedged item. If a hedge becomes ineffective, the hedge accounting described above ceases.

  In cases where the Company receives or pays a premium as consideration for entering into a derivative instrument (i.e., interest rate caps and floors, swaptions, and equity collars), the premium is amortized into investment income over the useful life of the derivative instrument. The fair value of such premiums (i.e., the inherent ineffectiveness of the derivative) is excluded from the assessment of hedge effectiveness and is included in net realized investment and other gains (losses). Changes in fair value of derivatives that are not hedges are included in net realized investment and other gains (losses).

 Cash and Cash Equivalents

  Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Deferred Policy Acquisition Costs

  Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization of deferred policy acquisition costs was $68.6 million, $37.8 million and $13.6 million in 2001, 2000 and 1999, respectively.

  Amortization of deferred policy acquisition costs is allocated to: (1) net realized investment and other gains (losses) for those products in which such gains (losses) have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and (3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

  Net realized investment and other gains (losses) related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from net realized investment and other gains and (losses), management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

 Reinsurance

  The Company utilizes reinsurance agreements to provide for greater diversification of business, allowing management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

  Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statements of income reflect premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company remains liable to its policyholders to the extent that counterparties to reinsurance ceded contracts do not meet their contractual obligations.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Separate Accounts

  Separate account assets and liabilities reported in the accompanying consolidated balance sheets represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Net investment income and net realized investment and other gains (losses) generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each separate account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and net realized investment and other gains (losses) of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

 Future Policy Benefits and Policyholders' Funds

  Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

  For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities, and from 3.5% to 10.3% for individual annuity liabilities.

  Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

  Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

  Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Participating Insurance

  Participating business represents approximately 7.6% and 16.3% of the Company's life insurance in-force at December 31, 2001 and 2000, respectively.

  The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and is also based on management's judgment as to the appropriate level of statutory surplus to be retained by the Company.

 Revenue Recognition

  Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

  Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

  Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

 Federal Income Taxes

  The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

 Foreign Currency Translation

  Gains or losses on foreign currency transactions are reflected in earnings.

 Cumulative Effect of Accounting Changes

  On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". The adoption of SFAS No. 133, as amended, resulted in a charge to operations accounted for as a cumulative effect of accounting change of $1.6 million (net of tax of $0.4 million) as of January 1, 2001. In addition, as of January 1, 2001, a $7.2 million (net of tax of $3.9 million) cumulative effect of accounting change was recorded in other comprehensive income including (1) the transition adjustment in the adoption of SFAS 133, as amended, an increase of $0.8 million (net of tax of $0.4 million), and (2) the reclassification of $603.1 million in securities from the held-to-maturity category to the available-for-sale category, an increase of $6.4 million (net of tax of $3.4 million).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Recent Accounting Pronouncements

  In September 2001, the FASB's Emerging Issues Task Force reached a consensus on Issue 01-10, "Accounting for the Impact of the Terrorist Attacks of September 11, 2001." Issue 01-10 presents guidance relative to accounting for and financial reporting of the events of September 11, 2001 (the Events), including both how and when to measure, record and report losses and any resulting liabilities which are directly attributable to the Events. Based on a comprehensive review of the Company's operations, the Company believes that the Events had no material financial impact on the Company's results of operations or financial position.

  In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under a single method, the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 also clarifies the criteria to recognize intangible assets separately from goodwill, and prohibits the amortization of goodwill relating to acquisitions completed after July 1, 2001. SFAS No. 141 is effective for business combinations initiated after June 30, 2001.The adoption of SFAS No. 141 did not have a material effect on the Company's results of operations or financial position.

  In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and other intangible assets deemed to have indefinite lives no longer be amortized to earnings, but instead be reviewed at least annually for impairment. Intangible assets with definite lives will continue to be amortized over their useful lives. SFAS No. 142 will be effective January 1, 2002. The Company has no goodwill, or other purchased intangibles subject to SFAS No. 142 and, therefore, the Company does not expect the impact of SFAS No. 142 to have any impact on its results of operations or financial position.

  In January, 2001, the FASB's Emerging Issues Task Force (EITF) reached a consensus on Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". Issue 99-20 requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and specifies evaluation methods with which to evaluate these securities for an other-than-temporary decline in value. The adoption of EITF 99-20 did not have a material financial impact on the Company's results of operations or financial position.

  In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 provides new accounting and reporting standards which are based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, the Company recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of SFAS No. 140 did not have a material impact on the Company's results of operations or financial position.

  In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operations or financial position.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Codification

  In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company and its domestic life insurance subsidiary uses to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification is reported as an adjustment to surplus in the statutory-basis financial statements as of January 1, 2001. The implementation of Codification increased the Company's statutory-basis capital and surplus and, the Company remains in compliance with all regulatory and contractual obligations.

NOTE 2. RELATED PARTY TRANSACTIONS

  John Hancock provides the Company with personnel, property, and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee (the parent company service fee) for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in the Company's operations. The parent company service fee is included in deferred acquisition costs on the Company's balance sheets, net investment income and other operating costs and expenses within the Company's income statements. John Hancock charged the Company a service fee of $159.9 million, $170.6 million and $199.3 million for the year ended December 31, 2001, 2000 and 1999, respectively. As of December 31, 2001 and 2000, respectively, the Company owed John Hancock $17.9 million and $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

  In 2001 the Company sold $200 million of corporate owned life insurance (COLI) to its Parent to provide insurance coverage on key management employees of the Parent. The death benefit on this COLI product would cover the cost of replacing these employees, including recruiting, training, and development.

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2001 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred to the Company $11.8 million, $24.2 million, and $44.5 million of cash for tax, commission, and expense allowances. This agreement decreased the Company's net gain from operations by $1.7 million and $0.9 million in 2001 and 2000, respectively, and increased the Company's net gain from operations by $20.6 million in 1999.

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $107.5 million and $102.2 million as of December 31, 2001 and 2000, respectively. This agreement had no impact on the Company's net gain from operations.

  Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.4 million, $1.0 million and $0.8 million from the Company in 2001, 2000 and 1999, respectively. This agreement decreased the Company's net gain from operations by $0.8 million, $1.1 million and $0.5 million in 2001, 2000 and 1999, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  At December 31, 2001, the Company had a $250.0 million line of credit with an affiliate, John Hancock Financial Services, Inc. At December 31, 2000, the Company had a $250.0 million line of credit with affiliate, John Hancock Capital Corp. At December 31, 2001 and 2000, the Company had no outstanding borrowings under these agreements.

  John Hancock allocates a portion of the expenses related to its employee welfare plans to the Company. The amounts allocated to the Company were credits of $10.4 million, $16.0 million and $17.5 million in 2001, 2000 and 1999, respectively. The pension plan prepaid expense allocated to the Company amounted to $64.3 million and $55.6 million in 2001 and 2000, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions."

NOTE 3. INVESTMENTS

  The following information summarizes the components of net investment income and net realized investment and other gains (losses), net:


                                                                                   YEAR ENDED DECEMBER 31,

                                                                                 2001       2000       1999
                                                                                ------     ------     ------
                                                                                       (IN MILLIONS)
NET INVESTMENT INCOME
  Fixed maturities ........................................................     $160.1     $138.5     $127.1
  Equity securities .......................................................        0.3        0.2         --
  Mortgage loans on real estate ...........................................       42.3       44.3       39.7
  Real estate .............................................................        2.3        4.1        3.6
  Policy loans ............................................................       21.1       17.1       13.7
  Short-term investments ..................................................        6.3       19.4        4.5
  Other ...................................................................        3.3        1.1       (2.0)
                                                                                ------     ------     ------
  Gross investment income .................................................      235.7      224.7      186.6
   Less investment expenses ...............................................        8.7       11.3       12.0
                                                                                ------     ------     ------
    Net investment income .................................................     $227.0     $213.4     $174.6
                                                                                ======     ======     ======
NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES), NET OF
 RELATED AMORTIZATION OF DEFERRED POLICY ACQUISITION COSTS
  Fixed maturities ........................................................     $(25.1)    $(16.0)    $ (5.9)
  Equity securities .......................................................        3.8        0.8         --
  Mortgage loans on real estate and real estate ...........................       (1.2)      (2.3)       0.9
  Derivatives and other invested assets ...................................       12.0        3.1       (0.3)
  Amortization adjustment for deferred policy acquisition costs ...........        1.5        3.8        0.5
                                                                                ------     ------     ------
  Net realized investment and other losses, net of related
   amortization of deferred policy acquisition costs ......................     $ (9.0)    $(10.6)    $ (4.8)
                                                                                ======     ======     ======


                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Gross gains of $6.5 million, $1.5 million, and $0.5 million and gross losses of $3.3 million, $6.0 million, and $5.3 million in 2001, 2000 and 1999, respectively, were realized on the sale of available-for-sale securities.

  The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:


                                                                                 GROSS          GROSS
                                                                AMORTIZED     UNREALIZED      UNREALIZED
                                                                  COST           GAINS          LOSSES       FAIR VALUE
                                                               -----------   ------------    ------------   ------------
                                                                                     (IN MILLIONS)
DECEMBER 31, 2001
HELD-TO-MATURITY:
Corporate securities .....................................      $   65.0         $  --           $ 0.8        $   64.2
Mortgage-backed securities ...............................          18.7           0.2             1.0            17.9
                                                                --------         -----           -----        --------
 Total ...................................................      $   83.7         $ 0.2           $ 1.8        $   82.1
                                                                ========         =====           =====        ========
AVAILABLE-FOR-SALE:
Corporate securities .....................................      $1,867.5         $67.5           $44.2        $1,890.8
Mortgage-backed securities ...............................         296.7           6.3             4.7           298.3
Obligations of states and
 political subdivisions ..................................           0.9            --              --             0.9
Debt securities issued by foreign governments ............           7.2           0.5              --             7.7
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies ...............................         219.6           1.1             5.9           214.8
                                                                --------         -----           -----        --------
Total fixed maturities ...................................       2,391.9          75.4            54.8         2,412.5
Equity securities ........................................          12.1           1.5             0.5            13.1
                                                                --------         -----           -----        --------
 Total ...................................................      $2,404.0         $76.9           $55.3        $2,425.6
                                                                ========         =====           =====        ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:


                                                                                 GROSS          GROSS
                                                                AMORTIZED     UNREALIZED      UNREALIZED
                                                                  COST           GAINS          LOSSES       FAIR VALUE
                                                               -----------   ------------    ------------   ------------
                                                                                     (IN MILLIONS)
DECEMBER 31, 2000
HELD-TO-MATURITY:
Corporate securities .....................................      $  684.2         $23.4         $  51.0        $  656.6
Mortgage-backed securities ...............................          29.3           0.2             1.2            28.3
Obligations of states and political subdivisions .........           1.9            --              --             1.9
                                                                --------         -----         -------          ------
Total ....................................................      $  715.4         $23.6         $  52.2        $  686.8
                                                                ========         =====         =======        ========
AVAILABLE-FOR-SALE:
Corporate securities .....................................      $  751.6         $20.6         $  27.8        $  744.4
Mortgage-backed securities ...............................         239.1           3.6             3.7           239.0
Obligations of states and political subdivisions .........           0.9            --              --             0.9
Debt securities issued by foreign governments ............          11.1           0.3             0.6            10.8
U.S. Treasury securities and obligations of U.S.
  government corporations and agencies ...................          16.1           0.7             0.1            16.7
                                                                --------         -----         -------          ------
Total fixed maturities ...................................       1,018.8          25.2            32.2         1,011.8
Equity securities ........................................           7.1           2.8             1.8             8.1
                                                                --------         -----         -------          ------
   Total .................................................      $1,025.9         $28.0         $  34.0        $1,019.9
                                                                ========         =====         =======        ========


                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:

                                                          AMORTIZED     FAIR
                                                            COST       VALUE

                                                             (IN MILLIONS)
                                                          --------------------
HELD-TO-MATURITY:
Due in one year or less .............................     $     --    $     --
Due after one year through five years ...............          3.0         3.0
Due after five years through ten years ..............          8.6         8.6
Due after ten years .................................         53.4        52.6
                                                          --------    --------
                                                              65.0        64.2
Mortgage-backed securities ..........................         18.7        17.9
                                                          --------    --------
Total ...............................................     $   83.7    $   82.1
                                                          ========    ========
AVAILABLE-FOR-SALE:
Due in one year or less .............................     $   97.5    $   99.5
Due after one year through five years ...............        772.0       794.2
Due after five years through ten years ..............        935.2       929.4
Due after ten years .................................        290.5       291.1
                                                          --------    --------
                                                           2,095.2     2,114.2
Mortgage-backed securities ..........................        296.7       298.3
                                                          --------    --------
Total ...............................................     $2,391.9    $2,412.5
                                                          ========    ========

  Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

  The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2001 and 2000, $300.0 million and $1.4 million, respectively, of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

  Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Changes in the allowance for probable losses on mortgage loans on real estate and real estate to be disposed of are summarized below.


                                                      BALANCE AT                          BALANCE AT
                                                      BEGINNING                             END OF
                                                       OF YEAR    ADDITIONS  DEDUCTIONS      YEAR
                                                      ----------  ---------  ----------  ------------
                                                                      (IN MILLIONS)
Year ended December 31, 2001
 Mortgage loans on real estate ....................      $5.0       $1.7        $1.2         $5.5
 Real estate to be disposed of ....................       0.7        0.1          --          0.8
                                                         ----       ----        ----         ----
 Total ............................................      $5.7       $1.8        $1.2         $6.3
                                                         ====       ====        ====         ====
Year ended December 31, 2000
 Mortgage loans on real estate ....................      $3.8       $1.2        $ --         $5.0
 Real estate to be disposed of ....................        --        0.7          --          0.7
                                                         ----       ----        ----         ----
 Total ............................................      $3.8       $1.9        $ --         $5.7
                                                         ====       ====        ====         ====
Year ended December 31, 1999
 Mortgage loans on real estate ....................      $3.7       $0.4        $0.3         $3.8
 Real estate to be disposed of ....................       0.7         --         0.7           --
                                                         ----       ----        ----         ----
 Total ............................................      $4.4       $0.4        $1.0         $3.8
                                                         ====       ====        ====         ====

At December 31, 2001 and 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:


                                                                                     DECEMBER 31

                                                                                 2001          2000
                                                                                ------        ------
                                                                                   (IN MILLIONS)
Impaired mortgage loans on real estate with provision for losses ............   $ 2.4         $ 4.2
Provision for losses ........................................................    (1.2)         (1.2)
                                                                                -----         -----
Net impaired mortgage loans on real estate ..................................   $ 1.2         $ 3.0
                                                                                =====         =====


  The average investment in impaired loans and the interest income recognized on impaired loans were as follows:

                                                         YEAR ENDED DECEMBER 31

                                                         2001     2000     1999
                                                        ------   ------   ------
                                                              (IN MILLIONS)
Average recorded investment in impaired loans ........   $3.3     $2.1      $--
Interest income recognized on impaired loans .........    0.5      0.3       --

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

  There were no restructured commercial mortgage loans at December 31, 2001. Such loans aggregated $3.4 million as of December 31, 2000. The expected gross interest income that would have been recorded in 2000 had the loans been current in accordance with the original loan agreements was $0.34 million, and the actual interest income recorded was $0.27 million.

  At December 31, 2001, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:

                          CARRYING           GEOGRAPHIC            CARRYING
    PROPERTY TYPE          AMOUNT           CONCENTRATION           AMOUNT
----------------------  -------------  -----------------------  ---------------
                        (IN MILLIONS)                            (IN MILLIONS)
Apartments .............   $115.1      East North Central .......   $ 63.6
Hotels .................     24.8      East South Central .......     25.8
Industrial .............     72.1      Middle Atlantic ..........     50.6
Office buildings .......    146.4      Mountain .................     35.5
Retail .................     35.5      New England ..............     55.1
Mixed Use ..............      5.0      Pacific ..................    111.3
Agricultural ...........    168.9      South Atlantic ...........    152.9
Other ..................     18.6      West North Central .......     20.6
                                       West South Central .......     67.7
                                       Canada/Other .............      3.3
Allowance for losses ...     (5.5)     Allowance for losses .....     (5.5)
                           ------                                   ------
Total ..................   $580.9      Total ....................   $580.9
                           ======                                   ======

  Bonds with amortized cost of $24.7 million were non-income producing for year ended December 31, 2001.

  Depreciation expense on investment real estate was $0.3 million in 2001 and $0.6 million in 2000 and 1999. Accumulated depreciation was $2.8 million, and $2.5 million at December 31, 2001, and 2000, respectively.

NOTE 4.  DERIVATIVES AND HEDGING INSTRUMENTS

  The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities.

  The fair value of derivative instruments classified as assets at December 31, 2001 was $16.7 million, and appears on the consolidated balance sheet in other assets. The fair value of derivative instruments classified as liabilities at December 31, 2001 was $12.0 million and appears on the consolidated balance sheet in other liabilities.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Fair Value Hedges

  The Company uses interest rate futures contracts and interest rate swap agreements as part of its overall strategies of managing the duration of assets and liabilities or the average life of certain asset portfolios to specified targets. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal). The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income.

  The Company uses equity collar agreements to reduce its equity market exposure with respect to certain common stock investments that the Company holds. A collar consists of a written call option that limits the Company's potential for gain from appreciation in the stock price as well as a purchased put option that limits the Company's potential for loss from a decline in the stock price.

  Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates. The net differential to be paid or received on currency rate swap agreements is accrued and recognized as a component of net investment income.

  At December 31, 2001, the Company recognized net losses of $3.0 million, related to the ineffective portion of its fair value hedges, and a net gain of $0.1 million, related to the portion of the hedging instruments that were excluded from the assessment of hedge effectiveness. Both of these amounts are recorded in net realized investment and other gains and losses. At December 31, 2001, all of the Company's hedged firm commitments qualified as fair value hedges.

 Cash Flow Hedges

  The Company used interest rate cap and floor agreements to hedge the interest rate risk associated with minimum interest rate guarantees in certain of its life insurance and annuity businesses. Amounts are reclassified from other comprehensive income if interest rates fall below certain levels.

  In 2001, the Company recognized no gains or losses related to the ineffective portion of its cash flow hedges, and a net gain of $0.2 million related to the portion of the hedging instruments that was excluded from the assessment of hedge effectiveness. This amount is recorded in net realized investment and other gains and losses. All of the Company's hedged forecasted transactions qualified as cash flow hedges in 2001.

  No amounts were reclassified from other accumulated comprehensive income to earnings in 2001 and it is anticipated that no amounts will be reclassified from other accumulated comprehensive income to earnings within the next twelve months. The Company does not enter into hedging transactions for variable cash flows thus the Company currently has no maximum length for which variable cash flows are hedged.

  In 2001, none of the Company's cash flow hedges have been discontinued because of the probability that the original forecasted transaction would not occur by the end of the originally specified time period documented at inception of the hedging relationship.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  There was no transition adjustment for the adoption of SFAS No.133 representing the accumulation in other comprehensive income of the effective portion of the Company's cash flow hedges as of January 1, 2001. There were no losses incurred for the effective portion of the change in fair value of derivative instruments designated as cash flow hedges and added to accumulated other comprehensive income.

 Derivatives Not Designated as Hedging Instruments

  The Company enters into interest rate swap agreements, interest rate futures contracts, and interest rate cap and floor agreements to manage exposure to interest rates as described above under Fair Value Hedges without designating the derivatives as hedging instruments.

NOTE 5. INCOME TAXES

  The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

  The components of income taxes were as follows:

                                                     YEAR ENDED DECEMBER 31

                                                   2001       2000       1999
                                                  ------     ------     ------

                                                         (IN MILLIONS)

Current taxes:
Federal ..................................        $30.1      $15.2      $(1.5)
Foreign ..................................           --        0.6        0.1
                                                  -----      -----      -----
                                                   30.1       15.8       (1.4)
Deferred taxes:
Federal ..................................         32.1       28.0       36.6
                                                  -----      -----      -----
Total income taxes .......................        $62.2      $43.8      $35.2
                                                  =====      =====      =====

  A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:

                                                     YEAR ENDED DECEMBER 31

                                                   2001       2000       1999
                                                  ------     ------     ------

                                                         (IN MILLIONS)

Tax at 35% ...............................        $73.0      $50.1      $36.3
Add (deduct):
 Equity base tax .........................         (9.0)      (5.6)        --
 Prior years taxes .......................          2.1         --       (0.3)
 Tax credits .............................         (0.4)      (0.6)      (0.1)
 Foreign taxes ...........................           --        0.6        0.1
 Tax exempt investment income ............         (5.6)      (0.7)      (0.7)
 Other ...................................          2.1         --       (0.1)
                                                  -----      -----      -----
  Total income taxes .....................        $62.2      $43.8      $35.2
                                                  =====      =====      =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                 DECEMBER 31

                                                               2001       2000
                                                               ------  --------
                                                                (IN MILLIONS)
DEFERRED TAX ASSETS:
 Policy reserve adjustments ...............................   $238.1     $110.0
 Other postretirement benefits ............................     20.1       23.3
 Book over tax basis of investments .......................     12.0        7.8
 Interest .................................................       --        7.5
 Unrealized holding losses ................................       --        1.4
                                                              ------     ------
  Total deferred tax assets ...............................    270.2      150.0
DEFERRED TAX LIABILITIES:
 Deferred policy acquisition costs ........................    373.7      199.1
 Depreciation .............................................      2.1        1.8
 Basis in partnerships ....................................      0.6        0.4
 Market discount on bonds .................................      1.2        0.6
 Lease income .............................................     47.0       35.4
 Unrealized gains .........................................      6.8         --
 Other ....................................................       --        9.5
                                                              ------     ------
  Total deferred tax liabilities ..........................    431.4      246.8
                                                              ------     ------
  Net deferred tax liabilities ............................   $161.2     $ 96.8
                                                              ======     ======

  The Company received an income tax refund of $32.4 million and made income tax payments of $62.9 million and $13.2 million in 2001, 2000 and 1999, respectively.

NOTE 6 - REINSURANCE

  The effect of reinsurance on premiums written and earned was as follows:

                                 2001             2000             1999
                               PREMIUMS         PREMIUMS         PREMIUMS

                           WRITTEN  EARNED   WRITTEN  EARNED  WRITTEN   EARNED
                           -------  -------  -------  ------  -------  --------
                                             (IN MILLIONS)
Life Insurance:
 Direct ................   $ 82.0   $ 82.0   $34.1    $34.1   $12.1     $12.1
 Ceded .................    (21.9)   (21.9)   (5.5)    (5.5)   (3.2)     (3.2)
                           ------   ------   -----    -----   -----     -----
  Net life insurance
   premiums ............   $ 60.1   $ 60.1   $28.6    $28.6   $ 8.9     $ 8.9
                           ======   ======   =====    =====   =====     =====

For the year ended December 31, 2001, 2000 and 1999, benefits to policyholders under life ceded reinsurance contracts were $3.8 million, $3.0 million and $ -- million, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

NOTE 7. COMMITMENTS AND CONTINGENCIES

  The Company has extended commitments to purchase fixed maturity investments, and other invested assets and issue mortgage loans on real estate totaling $25.3 million, $14.3 million and $16.2 million, respectively, at December 31, 2001.
If funded, loans related to real estate mortgages would be fully collateralized by related properties. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. The estimated fair values of the commitments described above aggregate $57.1 million at December 31, 2001. The majority of these commitments expire in 2002.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2001. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, the Company entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, the Company specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of the responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution (ADR) relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above, in the fourth quarter of 2001. The adjustment to the reserve in 2001 was the result of the Company being able to better estimate the cost of settling the remaining claims, which on average tend to be larger, more complicated claims. The better estimate comes from experience with actual settlements on similar claims.

  Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase (i.e., arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by the Company.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 8.  SHAREHOLDER'S EQUITY

 (a) Common Stock

  The Company was established in 1979 as a stock insurance company with 50,000 shares outstanding, wholly owned by its parent, John Hancock Life Insurance Company. The Company has one class of capital stock, common stock ($50 par value, 50,000 shares authorized).

 (b) Accumulated Other Comprehensive Income (Loss)

  The components of accumulated other comprehensive loss are as follows:


                                                                                      ACCUMULATED
                                                                                         OTHER
                                                                                     COMPREHENSIVE
                                                                                    INCOME (LOSSES)
                                                                                    ---------------
                                                                                     (IN MILLIONS)
Balance at January 1, 1999 .....................................................         $ 12.3
Gross unrealized gains (losses) (net of deferred income
 tax benefit of $18.0 million) .................................................          (34.2)
Reclassification adjustment for gains (losses), realized in net income
 (net of tax expense of $1.7 million) ..........................................           (3.1)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax expense of $6.2 million) ..................................................           11.6
                                                                                         ------
Net unrealized gains (losses) ..................................................          (25.7)
                                                                                         ------
Balance at December 31, 1999 ...................................................         $(13.4)
                                                                                         ======


Balance at January 1, 2000 .....................................................         $(13.4)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $9.7 million) ..................................................           18.0
Reclassification adjustment for gains (losses), realized in
 net income (net of tax expense of $1.6 million) ...............................           (2.9)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $2.1 million) ..................................................           (3.9)
                                                                                         ------
Net unrealized gains (losses) ..................................................           11.2
                                                                                         ------
Balance at December 31, 2000 ...................................................         $ (2.2)
                                                                                         ======


Balance at January 1, 2001 .....................................................         $ (2.2)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $7.2 million) ..................................................           11.8
Reclassification adjustment for gains (losses), realized in
 net income (net of tax benefit of $1.1 million) ...............................            2.1
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $3.2 million) ..................................................           (6.0)
                                                                                         ------
Net unrealized gains (losses) ..................................................            7.9
Change in accounting principle .................................................            7.2
                                                                                         ------
Balance at December 31, 2001 ...................................................         $ 12.9
                                                                                         ======


                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:

                                                    2001      2000       1999
                                                   ------    ------     ------
                                                         (IN MILLIONS)
Balance, end of year comprises:
 Unrealized investment gains (losses) on:
  Fixed maturities ............................    $ 20.6    ($ 7.0)   ($ 28.7)
  Equity investments ..........................       1.0       1.0       (1.4)
  Derivatives and other .......................       5.2       0.3        1.3
                                                   ------    ------    -------
Total .........................................      26.8      (5.7)     (28.8)
Amounts of unrealized investment (gains) losses
 attributable to:
  Deferred policy acquisition cost and present
   value of future profits ....................      (7.1)      2.1        8.1
  Deferred federal income taxes ...............      (6.8)      1.4        7.3
                                                   ------    ------    -------
Total .........................................     (13.9)      3.5       15.4
                                                   ------    ------    -------
Net unrealized investment gains ...............    $ 12.9    ($ 2.2)   ($ 13.4)
                                                   ======    ======    =======

 (c) Statutory Results

  The Company adopted the new codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribe statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary use to prepare their statutory-basis financial statements.

  The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. For the Company, the Commonwealth of Massachusetts only recognizes statutory accounting practices prescribed or permitted by Massachusetts insurance regulations and laws. The National Association of Insurance Commissioners' "Accounting Practices and Procedures" manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by Massachusetts. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

  Prior to 2001, the Commissioner had provided the Company approval to recognize as an admitted asset the pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." Beginning in 2001, the Commissioner has provided the Company with approval to phase-in over a three-year period the impact of implementing the material provisions of statutory SSAP No. 8, "Pensions." The Company's pension plan prepaid expense recorded for statutory purposes amounted to $64.3 million, $55.6 million and $42.3 million at December 31, 2001, 2000 and 1999 respectively. Statutory net income is not impacted by this permitted practice.

  Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.

                                                    2001      2000       1999
                                                   ------    ------     ------
                                                         (IN MILLIONS)

Statutory net income ..........................    $ 13.1    $ 26.6     $ 77.5
Statutory surplus .............................     647.0     527.2      468.8

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

NOTE 9.  SEGMENT INFORMATION

  The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

  PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

  The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

  Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment and other gains (losses) and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment and other gains (losses), including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

  Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain net realized investment and other gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; (v) a charge for certain one time costs associated with John Hancock's demutualization process; and (vi) cumulative effect of an accounting change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income:


                                                                        ASSET
                                                          PROTECTION  GATHERING  CONSOLIDATED
                                                          ----------  ---------  ------------
                                                                    (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2001
REVENUES:
 Segment revenues .....................................    $  614.3    $   62.2   $   676.5
 Net realized investment and other
  gains (losses) ......................................        (9.0)         --        (9.0)
                                                           --------    --------   ---------
 Revenues .............................................    $  605.3    $   62.2   $   667.5
                                                           ========    ========   =========


 Net investment income ................................    $  229.2    $   (2.2)  $   227.0
NET INCOME:
 Segment after-tax operating income ...................    $  130.0    $   22.2   $   152.2
 Net realized investment and other
  gains (losses) ......................................        (5.6)         --        (5.6)
 Surplus tax ..........................................         9.1          --         9.1
 Class action lawsuit .................................        (9.2)         --        (9.2)
 Cumulative effect of accounting
  change, net of tax ..................................        (1.6)         --        (1.6)
                                                           --------    --------   ---------
 Net income ...........................................    $  122.7    $   22.2   $   144.9
                                                           ========    ========   =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ..................    $    2.7    $     --   $     2.7
 Amortization of deferred policy
  acquisition costs ...................................        46.6        20.5        67.1
 Income tax expense ...................................        54.8         7.4        62.2
 Segment assets .......................................    $9,995.5    $1,717.7   $11,713.2
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES) DATA:
 Net realized investment and other
  gains (losses) ......................................    $  (10.5)         --   $   (10.5)
 Less amortization of deferred policy
  acquisition costs related to net realized
  investment and other gains (losses) .................         1.5          --         1.5
                                                           --------    --------   ---------
 Net realized investment and other gains
  (losses), net of related amortization of
  deferred policy acquisition costs - per
  consolidated  financial statements ..................        (9.0)         --        (9.0)
 Less income tax effect ...............................         3.4          --         3.4
                                                           --------    --------   ---------
 Net realized investment and other gains
  (losses), net-after-tax adjustment made
  to calculate segment operating income ...............    $   (5.6)         --   $    (5.6)
                                                           ========    ========   =========


                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                                                                           ASSET
                                                                             PROTECTION  GATHERING  CONSOLIDATED
                                                                             ----------  ---------  ------------
                                                                                       (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2000
REVENUES:
 Segment revenues .......................................................     $  530.8    $   48.5    $   579.3
 Net realized investment and other
  gains (losses), net ...................................................        (10.6)         --        (10.6)
                                                                              --------    --------    ---------
       Revenues .........................................................     $  520.2    $   48.5    $   568.7
                                                                              ========    ========    =========


       Net investment income ............................................     $  215.9    $   (2.5)   $   213.4
NET INCOME:
 Segment after-tax operating income .....................................         96.0         6.3        102.3
 Net realized investment and other
  gains (losses), net ...................................................         (6.8)         --         (6.8)
 Surplus tax ............................................................          5.4         0.2          5.6
 Other demutualization related costs ....................................         (0.5)       (0.1)        (0.6)
 Restructuring charges ..................................................         (1.1)         --         (1.1)
                                                                              --------    --------    ---------
 Net income .............................................................     $   93.0    $    6.4    $    99.4
                                                                              ========    ========    =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees accounted for
  by the equity method ..................................................     $    1.3    $     --    $     1.3
 Amortization of deferred policy
  acquisition costs .....................................................         17.6        16.4         34.0
 Income tax expense .....................................................         40.7         3.1         43.8
 Segment assets .........................................................     $9,326.9    $2,867.8    $12,194.7
NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES) DATA:
 Net realized investment and other losses ...............................     $  (14.4)         --    $   (14.4)
 Less amortization of deferred policy acquisition
  costs related to net realized
  investment and
  other gains (losses)  .................................................          3.8          --          3.8
                                                                              --------    --------    ---------
 Net realized investment and other gains (losses),
  net of related amortization of deferred policy
  acquisition costs - per consolidated financial statements .............        (10.6)         --        (10.6)
 Less income tax effect .................................................          3.8          --          3.8
                                                                              --------    --------    ---------
 Net realized investment and other gains (losses), net-after-tax
  adjustment made to calculate segment operating income .................     $   (6.8)         --    $    (6.8)
                                                                              ========    ========    =========


                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                                                                               ASSET
                                                                               PROTECTION    GATHERING    CONSOLIDATED
                                                                               ----------    ---------    ------------
                                                                                           (IN MILLIONS)
YEAR ENDED DECEMBER 31, 1999
REVENUES:
 Segment revenues .......................................................       $  488.0      $   37.2      $   525.2
 Net realized investment and other
  gains (losses), net ...................................................           (4.8)           --           (4.8)
                                                                                --------      --------      ---------
 Revenues ...............................................................       $  483.2      $   37.2      $   520.4
                                                                                ========      ========      =========


 Net investment income ..................................................       $  178.1      $   (3.5)     $   174.6
NET INCOME:
 Segment after-tax operating income .....................................          108.0           6.8          114.8
 Net realized investment and other
  gains (losses), net ...................................................           (3.1)           --           (3.1)
 Class action lawsuit ...................................................          (42.9)           --          (42.9)
 Other demutualization related costs ....................................           (0.3)         (0.1)          (0.4)
                                                                                --------      --------      ---------
 Net income .............................................................       $   61.7      $    6.7      $    68.4
                                                                                ========      ========      =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ....................................       $   (0.1)     $     --      $    (0.1)
 Amortization of deferred policy
  acquisition costs .....................................................            4.6           8.5           13.1
 Income tax expense .....................................................           31.8           3.4           35.2
 Segment assets .........................................................       $9,104.6      $2,869.6      $11,974.2
NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES) DATA:
 Net realized investment and other
  gains (losses) ........................................................       $   (5.3)           --      $    (5.3)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment gains (losses) ....................................            0.5            --            0.5
                                                                                --------      --------      ---------
 Net realized investment and other
  gains (losses), net of related amortization
  of deferred policy acquisition costs - per
  consolidated financial statements .....................................           (4.8)           --           (4.8)
 Less income tax effect .................................................            1.7            --            1.7
                                                                                --------      --------      ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income ..............................................       $   (3.1)           --        $  (3.1)
                                                                                ========      ========      =========


  The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

  The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

  Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

  The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

  The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

  The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

  The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

  The fair value for commitments approximates the amount of the initial commitment.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The following table presents the carrying amounts and fair values of the Company's financial instruments:


                                                                      DECEMBER 31                     DECEMBER 31
                                                                         2001                            2000
                                                               CARRYING          FAIR          CARRYING         FAIR
                                                                VALUE            VALUE          VALUE           VALUE
                                                               --------         -------        --------        -------
                                                                     (IN MILLIONS)                   (IN MILLIONS)
ASSETS:
 Fixed maturities:
  Held-to-maturity .........................................   $   83.7        $   82.1        $  715.4        $  686.8
  Available-for-sale .......................................    2,412.5         2,412.5         1,011.8         1,011.8
 Equity securities:
  Available-for-sale .......................................       13.1            13.1             8.1             8.1
 Mortgage loans on real estate .............................      580.9           604.3           554.8           574.2
 Policy loans ..............................................      352.0           352.0           334.2           334.2
 Short-term investments ....................................         --              --            21.7            21.7
  Cash and cash equivalents ................................      115.4           115.4           277.3           277.3
Derivatives:
 Futures contracts, net ....................................         --              --             0.1             0.1
 Interest rate swap agreements .............................        8.8             8.8              --              --
 Interest rate cap agreements ..............................        3.5             3.5             2.1             2.1
 Interest rate floor agreements ............................        4.5             4.5             4.5             4.5
 Currency rate swap agreements .............................        0.4             0.4              --              --
 Equity collar agreements ..................................        0.8             0.8             0.4             0.4
LIABILITIES:
Fixed rate deferred and immediate annuities ................       53.1            50.3            63.8            60.4
Derivatives:
 Interest rate swap agreements .............................       13.2            13.2              --             1.2
 Currency rate swap agreements .............................        0.1             0.1             0.6             0.6
Commitments ................................................         --            57.1              --            62.9


                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)


               COLUMN A                                                       COLUMN B           COLUMN C         COLUMN D

                                                                                                              AMOUNT AT WHICH
                                                                                                                SHOWN IN THE
                                                                                                                CONSOLIDATED
                                                                                                                   BALANCE
         TYPE OF INVESTMENT                                                   COST/(2)/           VALUE             SHEET
                                                                             -----------        ---------   -------------------
Fixed maturity securities, available-for-sale:
Bonds:
United States government and government agencies
 and authorities .......................................................      $  219.6          $  214.8          $  214.8
States, municipalities and political subdivisions ......................           6.0               6.0               6.0
Foreign governments ....................................................           7.2               7.6               7.6
Public utilities .......................................................         189.3             192.9             192.9
Convertibles and bonds with warrants attached ..........................          25.9              25.1              25.1
All other corporate bonds ..............................................       1,897.9           1,920.5           1,920.5
Certificates of deposits ...............................................            --                --                --
Redeemable preferred stock .............................................          46.0              45.6              45.6
                                                                              --------          --------          --------
Total fixed maturity securities, available-for-sale ....................       2,391.9           2,412.5           2,412.5
                                                                              ========          ========          ========
Equity securities, available-for-sale:
Common stocks:
Public utilities .......................................................            --                --                --
Banks, trust and insurance companies ...................................            --                --                --
Industrial, miscellaneous and all other ................................           3.8               5.0               5.0
Non-redeemable preferred stock .........................................           8.3               8.1               8.1
                                                                              --------          --------          --------
Total equity securities, available-for-sale ............................          12.1              13.1              13.1
                                                                              ========          ========          ========
Fixed maturity securities, held-to-maturity:

Bonds

United States government and government agencies
 and authorities .......................................................            --                --                --
States, municipalities and political subdivisions ......................            --                --                --
Foreign governments ....................................................            --                --                --
Public utilities .......................................................            --                --                --
Convertibles and bonds with warrants attached ..........................            --                --                --
All other corporate bonds ..............................................           5.1               5.1               5.1
Certificates of deposits ...............................................          78.6              77.0              78.6
Redeemable preferred stock .............................................            --                --                --
                                                                              --------          --------          --------
Total fixed maturity securities, held-to-maturity ......................          83.7              82.1              83.7
                                                                              ========          ========          ========


  The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (CONTINUED)
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)


               COLUMN A                                                       COLUMN B           COLUMN C         COLUMN D

                                                                                                              AMOUNT AT WHICH
                                                                                                                SHOWN IN THE
                                                                                                                CONSOLIDATED
                                                                                                                   BALANCE
         TYPE OF INVESTMENT                                                   COST/(2)/           VALUE             SHEET
                                                                             -----------        ---------   -------------------
Equity securities, trading:
Common stocks:
Public utilities                                                                    --                --                --
Banks, trust and insurance companies                                                --                --                --
Industrial, miscellaneous and all
 other                                                                              --                --                --
Non-redeemable preferred stock                                                      --                --                --
                                                                              --------          --------          --------
Total equity securities, trading                                                    --                --                --
                                                                              --------          --------          --------
Mortgage loans on real estate, net /(1)/                                      $  586.4              xxxx          $  580.9
Real estate, net:
Investment properties /(1)/                                                       21.4              xxxx              20.6
Acquired in satisfaction of debt /(1)/                                              --              xxxx                --
Policy loans                                                                     352.0              xxxx             352.0
Other long-term investments /(2)/                                                 39.6              xxxx              39.6
Short-term investments                                                              --              xxxx                --
                                                                              --------          --------          --------
  Total investments                                                           $3,487.1          $2,507.7          $3,502.4
                                                                              ========          ========          ========

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.

(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

   The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)


                         DEFERRED      FUTURE POLICY                OTHER POLICY
                           POLICY     BENEFITS, LOSSES,              CLAIMS AND
                        ACQUISITION    CLAIMS AND LOSS   UNEARNED     BENEFITS     PREMIUM
       SEGMENT             COSTS          EXPENSES        PREMIUMS    PAYABLE      REVENUE
----------------------  -----------  ------------------  ---------  ------------  ---------
2001:

Protection               $  918.4         $3,275.5        $221.0       $25.0        $60.1
Asset Gathering             142.4             63.2            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $1,060.8         $3,338.7        $221.0       $25.0        $60.1
                         ========         ========        ======       =====        =====
2000:

Protection               $  819.3         $2,698.5        $212.0       $11.1        $28.6
Asset Gathering             174.8             70.0            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  994.1         $2,768.5        $212.0       $11.1        $28.6
                         ========         ========        ======       =====        =====
1999:

Protection               $  707.8         $2,515.7        $175.2       $15.7        $ 8.9
Asset Gathering             147.3             50.6            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  855.1         $2,566.3        $175.2       $15.7        $ 8.9
                         ========         ========        ======       =====        =====

  The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)


                                                       AMORTIZATION OF
                                                       DEFERRED POLICY
                                  BENEFITS, CLAIMS,  ACQUISITION COSTS,
                         NET         LOSSES, AND      EXCLUDING AMOUNTS
                      INVESTMENT     SETTLEMENT      RELATED TO REALIZED   OTHER OPERATING
      SEGMENT           INCOME        EXPENSES        INVESTMENT GAINS        EXPENSES
--------------------  ----------  -----------------  -------------------  -----------------
2001:

Protection             $229.2          $285.5               $46.6              $ 72.8
Asset Gathering          (2.2)            8.6                20.5                 3.4
                       ------          ------               -----              ------
 Total                 $227.0          $294.1               $67.1              $ 76.2
                       ======          ======               =====              ======
2000:

Protection             $215.9          $242.2               $17.6              $100.5
Asset Gathering          (2.5)            6.4                16.4                16.3
                       ------          ------               -----              ------
 Total                 $213.4          $248.6               $34.0              $116.8
                       ======          ======               =====              ======
1999:

Protection             $178.1          $192.3               $ 4.6              $100.6
Asset Gathering          (3.5)           68.2                 8.5                16.9
                       ------          ------               -----              ------
 Total                 $174.6          $260.5               $13.1              $117.5
                       ======          ======               =====              ======

  The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            SCHEDULE IV - REINSURANCE

                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)


                                                ASSUMED               PERCENTAGE
                                    CEDED TO     FROM                 OF AMOUNT
                          GROSS       OTHER      OTHER       NET      ASSUMED TO
                          AMOUNT    COMPANIES  COMPANIES   AMOUNT        NET
                        ----------  ---------  ---------  ---------  ------------
2001

Life insurance in
 force                  $119,332.2  $56,571.3    $35.1    $62,796.0      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     82.0  $    21.9    $  --    $    60.1       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     82.0  $    21.9    $  --    $    60.1      0.0%
                        ==========  =========    =====    =========      ===
2000

Life insurance in
 force                  $ 98,737.2  $39,495.8    $37.1    $59,278.5      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     34.1  $     5.5    $  --    $    28.6       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     34.1  $     5.5    $  --    $    28.6      0.0%
                        ==========  =========    =====    =========      ===
1999

Life insurance in
 force                  $ 75,674.7  $19,217.5    $38.5    $56,495.7      0.0%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     12.1  $     3.2    $  --    $     8.9       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     12.1  $     3.2    $  --    $     8.9      0.0%
                        ==========  =========    =====    =========      ===

 NOTE: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and the universal life insurance products.

   The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                 APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period by a factor expressed by the following formula:

                           (    1 + g    )  /n/
                           (-------------)  --  - 1
                           (1 + c + 0.005) /12/

  where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT


Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period (n)           60 months
-------------------------------------------------------------------------------------

Market value adjustment:

                            [(    1 + 0.08    ) /60/    ]
                   10,000 x [(----------------)  --  - 1] = 234.73
                            [(1 + 0.07 + 0.005) /12/    ]


 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT


Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           9%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

Market value adjustment:

                        [(    1 + 0.08    ) /60/    ]
               10,000 x [(----------------)  --  - 1] = -666.42
                        [(1 + 0.09 + 0.005) /12/    ]

 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 666.42 = $9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT


Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7.75%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

Market value adjustment:

                        [(      1 + 0.08    ) /60/    ]
               10,000 x [(------------------)  --  - 1] = -114.94
                        [(1 + 0.0775 + 0.005) /12/    ]


 Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94  = $9,885.06

  ------------------------------------------------------------------------------

*All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

     APPENDIX B - EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT CALCULATION

  The following are examples of the optional earnings enhancement death benefit. We have assumed that there are earnings under the contracts in each case.

Actual investment performance may be greater or lower than the amounts shown.

 EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

  Assume:

 . You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

 . At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

 . You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

 . We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

Calculation of Standard Death Benefit

  We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

Calculation of Earnings Enhancement Amount

  Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to 80% of your "Adjusted Net Premiums."

  Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0). In this example, the Net Premiums is $100,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($100,000) by any premiums you made, other than the initial premium, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Premiums" is $100,000.

  Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

  The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefor $32,000.

  The total Death Benefit in this example is the standard death benefit ($180,000) plus the earnings enhancement amount ($32,000), or $212,000.

 EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT, ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

  Assume:

 . You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

 . At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

 . You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

 . On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date

 . On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

 . On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of $10,000 at the end of the eighth year of your contract

 . We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

Calculation of Enhanced Death Benefit

  In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

  Calculation of Premium Roll-up - We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, adjusted for any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is $75,566.70.

  Calculation of Highest Anniversary Value - We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

  The total value of your contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount ($105,000). The enhanced death benefit is therefor $120,000.

Calculation of Earnings Enhancement Amount

  Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

  Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew $80,000 at a time when your earnings were $75,000. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

  Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

  The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefor $3,750.

  The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the earnings enhancement amount ($3,750), or $123,750.

                          PROSPECTUS DATED MAY 1, 2002
--------------------------------------------------------------------------------
                        REVOLUTION EXTRA VARIABLE ANNUITY
--------------------------------------------------------------------------------

      a deferred combination fixed and variable annuity contract issued by
            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")
                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

--------------------------------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTION     MANAGED BY
--------------------------     ----------
Equity Index ................. SSgA Funds Management, Inc.
Large Cap Value .............. T. Rowe Price Associates, Inc.
Large Cap Value CORE/SM/ ..... Goldman Sachs Asset Management
Large Cap Growth ............. Independence Investment LLC
Large Cap Aggressive Growth .. Alliance Capital Management L.P.
Growth & Income .............. Independence Investment LLC and Putnam Investment Management LLC
Fundamental Value ............ Wellington Management Company, LLP
Multi Cap Growth ............. Janus Capital Management LLC
Fundamental Growth ........... Putnam Investment Management LLC
Small/Mid Cap CORE/SM/ ....... Goldman Sachs Asset Management
Small/Mid Cap Growth ......... Wellington Management Company, LLP
Small Cap Equity ............. Capital Guardian Trust Company
Small Cap Value .............. T. Rowe Price Associates, Inc.
Small Cap Growth ............. John Hancock Advisers, LLC
V.A. Relative Value .......... John Hancock Advisers, LLC
AIM VI Premier Equity ........ A I M Advisors, Inc.
AIM VI Capital Development ... A I M Advisors, Inc.
Fidelity VIP Growth .......... Fidelity Management & Research Company
Fidelity VIP Contrafund(R) ... Fidelity Management & Research Company
MFS Investors Growth Stock ... MFS Investment Management(R)
MFS Research ................. MFS Investment Management(R)
MFS New Discovery ............ MFS Investment Management(R)
International Equity Index ... Independence Investment LLC
International Opportunities .. T. Rowe Price International, Inc.
Fidelity VIP Overseas ........ Fidelity Management & Research Company
Emerging Markets Equity ...... Morgan Stanley Investment Management Inc.
Janus Aspen Worldwide Growth.. Janus Capital Management LLC
Real Estate Equity ........... Independence Investment LLC and Morgan Stanley Investment Management Inc.
Health Sciences .............. Putnam Investment Management LLC
V.A. Financial Industries .... John Hancock Advisers, LLC
V.A. Technology .............. John Hancock Advisers, LLC
Managed ...................... Independence Investment LLC and Capital Guardian Trust Company
Global Balanced .............. Capital Guardian Trust Company
Short-Term Bond .............. Independence Investment LLC
Bond Index ................... Mellon Bond Associates, LLP
Active Bond .................. John Hancock Advisers, LLC
V.A. Strategic Income ........ John Hancock Advisers, LLC
High Yield Bond .............. Wellington Management Company, LLP
Global Bond .................. Capital Guardian Trust Company
Money Market ................. Wellington Management Company, LLP
--------------------------------------------------------------------------------------------------------

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, "the Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

     Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

The Revolution Extra Variable Annuity provides an Extra Credit feature that is described on page 17. Because of this feature, the withdrawal charge applicable to certain withdrawals of contract value may be higher than those imposed under contracts without an "extra credit" or "bonus" feature. The amount of the Extra Credit that we add to your contract may be more than offset by the withdrawal charge that is described on page 21 if you prematurely "surrender" or otherwise withdraw money in excess of the Free Withdrawal Amounts (see page 22) while this charge is in effect.

                      JOHN HANCOCK ANNUITY SERVICING OFFICE
                      -------------------------------------

                   Mail Delivery                       Phone:
                   -------------                       ------
                                                   1-800-824-0335
                  529 Main Street                       Fax:
               Charlestown, MA 02129                    ----
                                                   1-617-886-3070

     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS

     This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

          . The first section contains an "INDEX OF KEY WORDS."

          . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

          . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

          . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2002. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 66.

The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

--------------------------------------------------------------------------------

                               INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

KEY WORD                                                                    PAGE

Accumulation units............................................................33
Annuitant.....................................................................14
Annuity payments..............................................................17
Annuity period................................................................17
Contract year.................................................................15
Date of issue.................................................................15
Date of maturity..............................................................33
Extra Credit..................................................................17
Free withdrawal amount........................................................22
Funds..........................................................................2
Guarantee period..............................................................16
Investment options............................................................18
Market value adjustment.......................................................16
Premium payments..............................................................14
Surrender.....................................................................21
Surrender value...............................................................23
Total value of your contract..................................................16
Variable investment options................................................cover
Withdrawal charge.............................................................21
Withdrawal....................................................................21

                                    FEE TABLE

     The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

CONTRACTOWNER TRANSACTION EXPENSES AND ANNUAL CONTRACT FEE

          . Maximum Withdrawal Charge (as % of amount withdrawn)         7%

          . Annual Contract  Fee (applies only to contracts of less
            than $50,000)                                                $30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE CONTRACT)

          . Asset-based Charge (for administration and mortality and
            expense risk)                                                1.25%
            This charge doesn't apply to amounts held in the guarantee periods.

 ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)

     The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

     The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2001, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                                       Total Fund      Total Fund
                                                      Investment  Distribution and  Other Operating    Operating        Operating
                                                      Management      Service        Expenses With   Expenses With   Expenses Absent
Fund Name                                                 Fee       (12b-1) Fees     Reimbursement   Reimbursement    Reimbursement
---------                                             ----------  ----------------  ---------------  --------------  --------------
JOHN HANCOCK VARIABLE SERIES TRUST I (NOTE 1):
Equity Index ........................................   0.13%           N/A              0.07%            0.20%           0.20
Large Cap Value .....................................   0.75%           N/A              0.08%            0.83%           0.83
Large Cap Value CORE /SM/ ...........................   0.75%           N/A              0.10%            0.85%           0.88
Large Cap Growth ....................................   0.38%           N/A              0.03%            0.41%           0.41
Large Cap Aggressive Growth .........................   0.87%           N/A              0.10%            0.97%           1.06
Growth & Income .....................................   0.67%           N/A              0.05%            0.72%           0.72
Fundamental Value * .................................   0.89%           N/A              0.10%            0.99%           1.20
Multi Cap Growth* ...................................   0.93%           N/A              0.10%            1.03%           1.03
Fundamental Growth ..................................   0.90%           N/A              0.10%            1.00%           1.19
Small/Mid Cap CORE /SM/ .............................   0.80%           N/A              0.10%            0.90%           1.15
Small/Mid Cap Growth ................................   0.97%           N/A              0.10%            1.07%           1.07
Small Cap Equity ....................................   0.90%           N/A              0.10%            1.00%           1.02
Small Cap Value .....................................   0.95%           N/A              0.10%            1.05%           1.08
Small Cap Growth ....................................   1.05%           N/A              0.10%            1.15%           1.17
International Equity Index ..........................   0.17%           N/A              0.10%            0.27%           0.40
International Opportunities .........................   1.14%           N/A              0.10%            1.24%           1.39
Emerging Markets Equity .............................   1.52%           N/A              0.10%            1.62%           4.24
Real Estate Equity ..................................   1.00%           N/A              0.07%            1.07%           1.07
Health Sciences .....................................   1.00%           N/A              0.10%            1.10%           1.19

                                                                                                        Total Fund     Total Fund
                                                           Investment Distribution and Other Operating   Operating      Operating
                                                           Management     Service       Expenses With  Expenses With Expenses Absent
Fund Name                                                     Fee       (12b-1) Fees    Reimbursement  Reimbursement  Reimbursement
---------                                                  ---------- ---------------- --------------- ------------- ---------------
JOHN HANCOCK VARIABLE SERIES TRUST I - CONTINUED
  (NOTE 1):
Managed ..................................................   0.67%         N/A              0.06%          0.73%          0.73
Global Balanced ..........................................   1.05%         N/A              0.10%          1.15%          1.36
Short-Term Bond ..........................................   0.60%         N/A              0.08%          0.68%          0.68
Bond Index ...............................................   0.15%         N/A              0.09%          0.24%          0.24
Active Bond ..............................................   0.62%         N/A              0.05%          0.67%          0.67
High Yield Bond ..........................................   0.80%         N/A              0.10%          0.90%          1.00
Global Bond ..............................................   0.85%         N/A              0.10%          0.95%          0.95
Money Market .............................................   0.25%         N/A              0.07%          0.32%          0.32

JOHN HANCOCK DECLARATION TRUST (NOTE 2):
V.A. Relative Value ......................................   0.60%         N/A              0.14%          0.74%          0.74
V.A. Financial Industries ................................   0.80%         N/A              0.09%          0.89%          0.89
V.A. Technology ..........................................   0.80%         N/A              0.25%          1.05%          1.08
V.A. Strategic Income ....................................   0.60%         N/A              0.10%          0.70%          0.70

AIM VARIABLE INSURANCE FUNDS - SERIES I SHARES:
AIM V.I. Premier Equity Fund** ...........................   0.60%         N/A              0.25%          0.85%          0.85

AIM VARIABLE INSURANCE FUNDS - SERIES II SHARES:
AIM V.I. Capital Development Fund ........................   0.75%         0.25%            0.41%          1.41%          1.41

VARIABLE INSURANCE PRODUCTS FUND - SERVICE CLASS
  (NOTE 3):
Fidelity VIP Growth ......................................   0.58%         0.10%            0.10%          0.78%          0.78
Fidelity VIP Overseas ....................................   0.73%         0.10%            0.20%          1.03%          1.03

VARIABLE INSURANCE PRODUCTS FUND II - SERVICE CLASS
  (NOTE 3)
Fidelity VIP Contrafund/(R)/ .............................   0.58%         0.10%            0.10%          0.78%          0.78

MFS VARIABLE INSURANCE TRUST - INITIAL CLASS SHARES
  (NOTE 4):
MFS Investors Growth Stock ...............................   0.75%         N/A              0.17%          0.92%          0.92
MFS Research .............................................   0.75%         N/A              0.15%          0.90%          0.90
MFS New Discovery ........................................   0.90%         N/A              0.16%          1.06%          1.09

JANUS ASPEN SERIES - SERVICE SHARES CLASS (NOTE 5):
Janus Aspen Worldwide Growth .............................   0.65%         0.25%            0.04%          0.94%          0.94

NOTES TO ANNUAL FUND EXPENSES

(1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Large Cap Value and Small Cap Value funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2001, were in effect for all of 2001. Percentages shown for the Multi Cap Growth, Small/Mid Cap Growth, Small Cap Growth, International Opportu-nities, Emerging Markets, Short-Term Bond and High Yield Bond funds are calculated as if the current management fee schedules, which apply to these funds effective October 1, 2001, were in effect for all of 2001. Percentages shown for the Health Sciences Fund are annualized. "CORE/SM/" is a service mark of Goldman, Sachs & Co.

* Fundamental Value was formerly "Large/Mid Cap Value" and Multi Cap Growth was formerly "Mid Cap Growth."

(2) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2001. John Hancock Advisers, LLC has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2003.

**  AIM V.I. Premier Equity Fund was formerly "AIM V.I. Value Fund."

(3) Actual annual class operating expenses were lower for each of the Fidelity VIP funds shown because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expense. In addition, through rearrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the fund's custodian expenses. These offsets may be discontinued at any time.

(4) MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, "Total Fund Operating Expenses with Reimbursement" would equal 0.90% for MFS Investors Growth Stock, 0.89% for MFS Research and 1.05% for MFS New Discovery. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed, subject to reimbursement, to bear expenses for the MFS New Discovery Fund, such that the fund's "Other Expenses" (after taking into account the expense offset arrangement described above) does not exceed 0.15% annually. This contractual fee arrangement will continue until at least May 1, 2003, unless changed with the consent of the board of trustees which oversees the fund.

(5) Percentages shown for the Janus Aspen Worldwide Growth Fund are based upon expenses for the year ended December 31, 2001. Expenses are shown without the effect of any expense offset arrangement.

     EXAMPLES

     The four examples on the following pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets.

     Examples I and II assume you have purchased a contract with the optional waiver of withdrawal charge rider, the optional enhanced death benefit rider, the optional earnings enhancement death benefit rider, the optional accumulated value enhancement rider and the optional guaranteed retirement income benefit rider. We refer to this contract as the "All Rider Contract."

     Examples III and IV assume you have purchased a contract with no optional benefit riders. We refer to this contract as the "No Rider Contract."

     The examples do not include any applicable premium taxes and should not be considered representations of past or future expenses. Actual charges may be greater or less than those shown, and not all optional benefit riders are available in all states. The examples assume fund expenses at rates set forth above for 2001, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

Example I If you "surrender" (turn in) your All Rider Contract at the end of
---------
the applicable time period, you would pay:

                             1 Year      3 Years      5 Years     10 Years
--------------------------------------------------------------------------------
Equity Index                   $ 92         $152         $204         $321
--------------------------------------------------------------------------------
Large Cap Value                $ 98         $171         $237         $381
--------------------------------------------------------------------------------
Large Cap Value CORE/SM/       $ 99         $172         $238         $383
--------------------------------------------------------------------------------
Large Cap Growth               $ 94         $158         $215         $341
--------------------------------------------------------------------------------
Large Cap Aggressive Growth    $100         $175         $244         $394
--------------------------------------------------------------------------------
Growth & Income                $ 97         $168         $231         $371
--------------------------------------------------------------------------------
Fundamental Value              $100         $176         $245         $396
--------------------------------------------------------------------------------
Multi Cap Growth               $101         $177         $247         $400
--------------------------------------------------------------------------------
Fundamental Growth             $100         $176         $245         $397
--------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/         $ 99         $173         $241         $388
--------------------------------------------------------------------------------
Small/Mid Cap Growth           $101         $178         $249         $403
--------------------------------------------------------------------------------
Small Cap Equity               $100         $176         $245         $397
--------------------------------------------------------------------------------
Small Cap Value                $101         $178         $248         $402
--------------------------------------------------------------------------------
Small Cap Growth               $ 99         $174         $241         $389
--------------------------------------------------------------------------------
V.A. Relative Value            $ 98         $168         $232         $373
--------------------------------------------------------------------------------
AIM V.I. Premier Equity        $ 99         $172         $238         $383
--------------------------------------------------------------------------------
AIM V.I. Capital Development   $104         $188         $265         $434
--------------------------------------------------------------------------------
Fidelity VIP Growth            $ 98         $170         $234         $377
--------------------------------------------------------------------------------
Fidelity VIP Contrafund/(R)/   $ 98         $170         $234         $377
--------------------------------------------------------------------------------
MFS Investors Growth Stock     $ 99         $174         $242         $390
--------------------------------------------------------------------------------
MFS Research                   $ 99         $173         $241         $388
--------------------------------------------------------------------------------
MFS New Discovery              $101         $178         $248         $402
--------------------------------------------------------------------------------
International Equity Index     $ 93         $154         $207         $328
--------------------------------------------------------------------------------
International Opportunities    $103         $183         $257         $419
--------------------------------------------------------------------------------
Fidelity VIP Overseas          $101         $177         $247         $400
--------------------------------------------------------------------------------
Emerging Markets Equity        $107         $195         $275         $452
--------------------------------------------------------------------------------
Janus Aspen Worldwide Growth   $100         $174         $243         $392
--------------------------------------------------------------------------------
Real Estate Equity             $101         $178         $249         $403
--------------------------------------------------------------------------------
Health Sciences                $101         $179         $250         $406
--------------------------------------------------------------------------------
V.A. Financial Industries      $ 99         $173         $240         $387
--------------------------------------------------------------------------------
V.A. Technology                $101         $178         $248         $402
--------------------------------------------------------------------------------
Managed                        $ 97         $168         $232         $372
--------------------------------------------------------------------------------
Global Balanced                $102         $181         $253         $411
--------------------------------------------------------------------------------
Short-Term Bond                $ 97         $167         $229         $367
--------------------------------------------------------------------------------
Bond Index                     $ 92         $153         $206         $325
--------------------------------------------------------------------------------
Active Bond                    $ 97         $166         $229         $366
--------------------------------------------------------------------------------
V.A. Strategic Income          $ 97         $167         $230         $369
--------------------------------------------------------------------------------
High Yield Bond                $ 99         $173         $241         $388
--------------------------------------------------------------------------------
Global Bond                    $100         $175         $243         $392
--------------------------------------------------------------------------------
Money Market                   $ 93         $156         $210         $333
--------------------------------------------------------------------------------

Example II If you begin receiving payments under one of the annuity payment options of an All Rider Contract at the end of the applicable time period, or if you do not surrender your All Rider Contract, you would pay:

                                   1 Year      3 Years      5 Years   10 Years
--------------------------------------------------------------------------------
Equity Index                         $ 29         $ 89         $152       $321
--------------------------------------------------------------------------------
Large Cap Value                      $ 35         $108         $183       $381
--------------------------------------------------------------------------------
Large Cap Value CORE/SM/             $ 36         $109         $184       $383
--------------------------------------------------------------------------------
Large Cap Growth                     $ 31         $ 95         $162       $341
--------------------------------------------------------------------------------
Large Cap Aggressive Growth          $ 37         $112         $190       $394
--------------------------------------------------------------------------------
Growth & Income                      $ 34         $105         $178       $371
--------------------------------------------------------------------------------
Fundamental Value                    $ 37         $113         $191       $396
--------------------------------------------------------------------------------
Multi Cap Growth                     $ 38         $114         $193       $400
--------------------------------------------------------------------------------
Fundamental Growth                   $ 37         $113         $191       $397
--------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/               $ 36         $110         $187       $388
--------------------------------------------------------------------------------
Small/Mid Cap Growth                 $ 38         $115         $195       $403
--------------------------------------------------------------------------------
Small Cap Equity                     $ 37         $113         $191       $397
--------------------------------------------------------------------------------
Small Cap Value                      $ 38         $115         $194       $402
--------------------------------------------------------------------------------
Small Cap Growth                     $ 36         $111         $187       $389
--------------------------------------------------------------------------------
V.A. Relative Value                  $ 35         $105         $179       $373
--------------------------------------------------------------------------------
AIM V.I. Premier Equity              $ 36         $109         $184       $383
--------------------------------------------------------------------------------
AIM V.I. Capital Development         $ 41         $125         $211       $434
--------------------------------------------------------------------------------
Fidelity VIP Growth                  $ 35         $107         $181       $377
--------------------------------------------------------------------------------
Fidelity VIP Contrafund/(R)/         $ 35         $107         $181       $377
--------------------------------------------------------------------------------
MFS Investors Growth Stock           $ 36         $111         $188       $390
--------------------------------------------------------------------------------
MFS Research                         $ 36         $110         $187       $388
--------------------------------------------------------------------------------
MFS New Discovery                    $ 38         $115         $194       $402
--------------------------------------------------------------------------------
International Equity Index           $ 30         $ 91         $155       $328
--------------------------------------------------------------------------------
International Opportunities          $ 40         $120         $203       $419
--------------------------------------------------------------------------------
Fidelity VIP Overseas                $ 38         $114         $193       $400
--------------------------------------------------------------------------------
Emerging Markets Equity              $ 44         $132         $221       $452
--------------------------------------------------------------------------------
Janus Aspen Worldwide Growth         $ 37         $111         $189       $392
--------------------------------------------------------------------------------
Real Estate Equity                   $ 38         $115         $195       $403
--------------------------------------------------------------------------------
Health Sciences                      $ 38         $116         $196       $406
--------------------------------------------------------------------------------
V.A. Financial Industries            $ 36         $110         $186       $387
--------------------------------------------------------------------------------
V.A. Technology                      $ 38         $115         $194       $402
--------------------------------------------------------------------------------
Managed                              $ 34         $105         $178       $372
--------------------------------------------------------------------------------
Global Balanced                      $ 39         $118         $199       $411
--------------------------------------------------------------------------------
Short-Term Bond                      $ 34         $104         $176       $367
--------------------------------------------------------------------------------
Bond Index                           $ 29         $ 90         $154       $325
--------------------------------------------------------------------------------
Active Bond                          $ 34         $103         $175       $366
--------------------------------------------------------------------------------
V.A. Strategic Income                $ 34         $104         $177       $369
--------------------------------------------------------------------------------
High Yield Bond                      $ 36         $110         $187       $388
--------------------------------------------------------------------------------
Global Bond                          $ 37         $112         $189       $392
--------------------------------------------------------------------------------
Money Market                         $ 30         $ 93         $158       $333
--------------------------------------------------------------------------------

Example III If you "surrender" (turn in) your No Rider Contract at the end of the applicable time period, you would pay:

                                   1 Year      3 Years      5 Years     10 Years
--------------------------------------------------------------------------------
Equity Index                         $ 79         $112         $135         $188
--------------------------------------------------------------------------------
Large Cap Value                      $ 86         $133         $170         $257
--------------------------------------------------------------------------------
Large Cap Value CORE/SM/             $ 86         $133         $171         $259
--------------------------------------------------------------------------------
Large Cap Growth                     $ 81         $119         $147         $211
--------------------------------------------------------------------------------
Large Cap Aggressive Growth          $ 87         $137         $178         $272
--------------------------------------------------------------------------------
Growth & Income                      $ 84         $129         $164         $245
--------------------------------------------------------------------------------
Fundamental Value                    $ 87         $138         $179         $274
--------------------------------------------------------------------------------
Multi Cap Growth                     $ 88         $139         $181         $278
--------------------------------------------------------------------------------
Fundamental Growth                   $ 87         $138         $179         $275
--------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/               $ 86         $135         $174         $264
--------------------------------------------------------------------------------
Small/Mid Cap Growth                 $ 88         $140         $183         $282
--------------------------------------------------------------------------------
Small Cap Equity                     $ 87         $138         $179         $275
--------------------------------------------------------------------------------
Small Cap Value                      $ 88         $140         $182         $280
--------------------------------------------------------------------------------
Small Cap Growth                     $ 86         $135         $174         $265
--------------------------------------------------------------------------------
V.A. Relative Value                  $ 85         $130         $165         $247
--------------------------------------------------------------------------------
AIM V.I. Premier Equity              $ 86         $133         $171         $259
--------------------------------------------------------------------------------
AIM V.I. Capital Development         $ 92         $151         $202         $317
--------------------------------------------------------------------------------
Fidelity VIP Growth                  $ 85         $131         $167         $252
--------------------------------------------------------------------------------
Fidelity VIP Contrafund/(R)/         $ 85         $131         $167         $252
--------------------------------------------------------------------------------
MFS Investors Growth Stock           $ 87         $135         $175         $266
--------------------------------------------------------------------------------
MFS Research                         $ 86         $135         $174         $264
--------------------------------------------------------------------------------
MFS New Discovery                    $ 88         $140         $183         $281
--------------------------------------------------------------------------------
International Equity Index           $ 80         $114         $139         $196
--------------------------------------------------------------------------------
International Opportunities          $ 90         $145         $192         $300
--------------------------------------------------------------------------------
Fidelity VIP Overseas                $ 88         $139         $181         $278
--------------------------------------------------------------------------------
Emerging Markets Equity              $ 94         $157         $213         $338
--------------------------------------------------------------------------------
Janus Aspen Worldwide Growth         $ 87         $136         $176         $269
--------------------------------------------------------------------------------
Real Estate Equity                   $ 88         $140         $183         $282
--------------------------------------------------------------------------------
Health Sciences                      $ 88         $141         $185         $285
--------------------------------------------------------------------------------
V.A. Financial Industries            $ 86         $135         $173         $263
--------------------------------------------------------------------------------
V.A. Technology                      $ 88         $140         $182         $280
--------------------------------------------------------------------------------
Managed                              $ 85         $130         $164         $246
--------------------------------------------------------------------------------
Global Balanced                      $ 89         $143         $188         $290
--------------------------------------------------------------------------------
Short-Term Bond                      $ 84         $128         $162         $241
--------------------------------------------------------------------------------
Bond Index                           $ 79         $113         $137         $192
--------------------------------------------------------------------------------
Active Bond                          $ 84         $128         $161         $240
--------------------------------------------------------------------------------
V.A. Strategic Income                $ 84         $129         $163         $243
--------------------------------------------------------------------------------
High Yield Bond                      $ 86         $135         $174         $264
--------------------------------------------------------------------------------
Global Bond                          $ 87         $136         $177         $270
--------------------------------------------------------------------------------
Money Market                         $ 80         $116         $141         $201
--------------------------------------------------------------------------------

Example IV If you begin receiving payments under one of the annuity payment options of a No Rider Contract at the end of the applicable time period, or if you do not surrender your No Rider Contract, you would pay:

                               1 Year       3 Years      5 Years    10 Years
------------------------------------------------------------------------------
Equity Index                     $16          $50          $ 86        $188
------------------------------------------------------------------------------
Large Cap Value                  $23          $70          $119        $257
------------------------------------------------------------------------------
Large Cap Value CORE/SM/         $23          $70          $121        $259
------------------------------------------------------------------------------
Large Cap Growth                 $18          $56          $ 97        $211
------------------------------------------------------------------------------
Large Cap Aggressive Growth      $24          $74          $127        $272
------------------------------------------------------------------------------
Growth & Income                  $21          $66          $114        $245
------------------------------------------------------------------------------
Fundamental Value                $24          $75          $128        $274
------------------------------------------------------------------------------
Multi Cap Growth                 $25          $76          $130        $278
------------------------------------------------------------------------------
Fundamental Growth               $24          $75          $128        $275
------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/           $23          $72          $123        $264
------------------------------------------------------------------------------
Small/Mid Cap Growth             $25          $77          $132        $282
------------------------------------------------------------------------------
Small Cap Equity                 $24          $75          $128        $275
------------------------------------------------------------------------------
Small Cap Value                  $25          $77          $131        $280
------------------------------------------------------------------------------
Small Cap Growth                 $23          $72          $124        $265
------------------------------------------------------------------------------
V.A. Relative Value              $22          $67          $115        $247
------------------------------------------------------------------------------
AIM V.I. Premier Equity          $23          $70          $121        $259
------------------------------------------------------------------------------
AIM V.I. Capital Development     $29          $88          $150        $317
------------------------------------------------------------------------------
Fidelity VIP Growth              $22          $68          $117        $252
------------------------------------------------------------------------------
Fidelity VIP Contrafund/(R)/     $22          $68          $117        $252
------------------------------------------------------------------------------
MFS Investors Growth Stock       $24          $72          $124        $266
------------------------------------------------------------------------------
MFS Research                     $23          $72          $123        $264
------------------------------------------------------------------------------
MFS New Discovery                $25          $77          $131        $281
------------------------------------------------------------------------------
International Equity Index       $17          $52          $ 90        $196
------------------------------------------------------------------------------
International Opportunities      $27          $82          $141        $300
------------------------------------------------------------------------------
Fidelity VIP Overseas            $25          $76          $130        $278
------------------------------------------------------------------------------
Emerging Markets Equity          $31          $94          $160        $338
------------------------------------------------------------------------------
Janus Aspen Worldwide Growth     $24          $73          $125        $269
------------------------------------------------------------------------------
Real Estate Equity               $25          $77          $132        $282
------------------------------------------------------------------------------
Health Sciences                  $25          $78          $134        $285
------------------------------------------------------------------------------
V.A. Financial Industries        $23          $72          $123        $263
------------------------------------------------------------------------------
V.A. Technology                  $25          $77          $131        $280
------------------------------------------------------------------------------
Managed                          $22          $67          $114        $246
------------------------------------------------------------------------------
Global Balanced                  $26          $80          $136        $290
------------------------------------------------------------------------------
Short-Term Bond                  $21          $65          $112        $241
------------------------------------------------------------------------------
Bond Index                       $16          $51          $ 88        $192
------------------------------------------------------------------------------
Active Bond                      $21          $65          $111        $240
------------------------------------------------------------------------------
V.A. Strategic Income            $21          $66          $113        $243
------------------------------------------------------------------------------
High Yield Bond                  $23          $72          $123        $264
------------------------------------------------------------------------------
Global Bond                      $24          $73          $126        $270
------------------------------------------------------------------------------
Money Market                     $17          $54          $ 92        $201
------------------------------------------------------------------------------

                                  BASIC INFORMATION

     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                     STARTING ON PAGE
  --------                                                     ----------------

What is the contract? ..................................................    14

Who owns the contract? .................................................    14

Is the owner also the annuitant? .......................................    14

How can I invest money in a contract? ..................................    14

How will the value of my investment in the contract change over time? ..    16

What annuity benefits does the contract provide? .......................    17

To what extent can John Hancock vary the terms and conditions of its
contracts? .............................................................    17

What are the tax consequences of owning a contract? ....................    18

How can I change my contract's investment allocations? .................    18

What fees and charges will be deducted from my contract? ...............    21

How can I withdraw money from my contract? .............................    23

What happens if the owner or the annuitant dies before my contract's
date of maturity? ......................................................    25

What other benefits can I purchase under a contract? ...................    28

Can I return my contract? ..............................................    29

WHAT IS THE CONTRACT?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.

     However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

     In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $10,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 38 or if you purchase your contract through the automatic investment plan, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by "delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,


                                                                        YOU MAY NOT MAKE ANY PREMIUM
                   IF YOUR CONTRACT IS USED TO FUND                     PAYMENTS AFTER THE ANNUITANT
                                                                                 REACHES AGE
-------------------------------------------------------------------------------------------------------
  a "tax qualified plan"*                                               70 1/2**
-------------------------------------------------------------------------------------------------------
  a non-tax qualified plan                                              85
-------------------------------------------------------------------------------------------------------

           * as that term is used in "Tax Information," beginning on page 36. ** except for a Roth IRA, which has no age limit.

     We will not issue a contract if any proposed owner or annuitant is older than age 84. We may, however, waive this underwriting limit.

Ways to make premium payments

     Premium payments made by check or money order should be:

 .   drawn on a U.S. bank,

 .   drawn in U.S. dollars, and

 .   made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

     Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below.

     You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 . issue a contract;

 . accept premium payments;  or

 . allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

 HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 21.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This market value adjustment (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 32.

     At any time before the date of maturity, the total value of your contract equals

 . the total amount you invested,

 . plus the amount(s) credited to your contact under the "Extra Credit feature" described below,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period.

Extra Credit feature

     Each time you make a premium payment, we will credit an extra amount to the total value of your contract in addition to the amount of the premium payment. If your premium payment is greater than $10,000 and less than $2.5 million, the extra amount will be equal to 3.5% of the premium payment. If your premium payment is $2.5 million or more, the extra amount will be equal to 5.0% of the premium payment. These extra amounts are referred to as extra credits. Each extra credit will be credited to your contract at the same time the premium payment is credited and will be allocated among the variable investment options and the guarantee periods in the same way that the premium payment is allocated (see "Allocation of premium payments" on page 18). However, each extra credit will be treated for all purposes as "earnings" under your contract, not as a premium payment.

     We anticipate that a portion of the withdrawal charge, and any profits derived from other contract fees and charges, will be used to help recover our cost of providing the Extra Credit feature. (For a description of these fees and charges, see the response to the question "What fees and charges will be deducted from my contract?") Under certain circumstances (such as a withdrawal of money that is in excess of the Free Withdrawal amounts, while a withdrawal charge is in effect) the cost associated with the Extra Credit feature may exceed the Extra Credit amount and any related earnings. You should consider this possibility before purchasing the contract.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 33, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF ITS CONTRACTS?

     Listed below are some of the variation we can make in the terms of our contracts. Any variation will be made only in accordance with uniform rules that we apply fairly to all our customers.

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals),

 . full withdrawal ("surrender"),

 . payment of any death benefit proceeds, and

 . periodic payments under one of our annuity payment options.

     In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

     How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer, free of any charge,

 . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

 . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment - either positive or negative).

     Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

 . transfer more than $1,000,000 in a contract year into any one variable investment option or guarantee period, without our prior approval,

 . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

 . make any transfers, during the annuity period, to or from a guarantee period, or

 . make any transfer during the annuity period that would result in more than four investment options being used at once.

We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options to and from which assets are being transferred, and

 . the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis.

     The following conditions apply to the dollar-cost averaging program:

 . You may elect the program only if the total value of your contract equals
   $15,000 or more.

 . The amount of each transfer must equal at least $250.

 . You may change your variable investment allocations instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

 . You may discontinue the program at any time.

 . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

 . Automatic transfers to or from guarantee periods are not permitted.

 . We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

     This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

     This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

     Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

     The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Asset-based charge

     We deduct a daily asset-based charge that compensates us primarily for our administrative expense and for the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract, unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred sales load." We use this charge to help defray expenses relating to the Extra Credit feature and to sales of the contracts, including commissions paid and other distribution costs.

     Free withdrawal amounts: If you have any profit in your contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

     Here's how we determine the charge: If the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:


     YEARS FROM DATE OF PREMIUM PAYMENT TO
       DATE OF SURRENDER OR WITHDRAWAL                                 WITHDRAWAL CHARGE*
------------------------------------------------------------------------------------------------
  7 or more ..........................................................        0%
------------------------------------------------------------------------------------------------
  6 but less than 7 ..................................................        4%
------------------------------------------------------------------------------------------------
  5 but less than 6 ..................................................        5%
------------------------------------------------------------------------------------------------
  4 but less than 5 ..................................................        6%
------------------------------------------------------------------------------------------------
  3 but less than 4 ..................................................        7%
------------------------------------------------------------------------------------------------
  2 but less than 3 ..................................................        7%
------------------------------------------------------------------------------------------------
  1 but less than 2 ..................................................        7%
------------------------------------------------------------------------------------------------
  less than 1 ........................................................        7%
------------------------------------------------------------------------------------------------

  * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE TEXT IMMEDIATELY BELOW.

     Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first
                                                                        -----
from the earliest premium payment, and then from the next earliest premium
                                       ----
payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

     Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period
--------------
being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

 . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

 . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

 . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

     We offer, subject to state availability, five optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we currently charge an amount equal to 1/12/th/ of the following annual percentages:

---------------------------------------------------------------------------------------
Waiver of withdrawal      0.10% of that portion of your contract's total value
charge                    attributable to premiums you contributed and extra
                          credits credited within 7 years prior to the date of
                          deduction
---------------------------------------------------------------------------------------
Enhanced death benefit    0.25% of your contract's total value*
---------------------------------------------------------------------------------------
Earnings enhancement      0.25% of your contract's total value
death benefit
---------------------------------------------------------------------------------------
Accumulated value         0.35% of your initial premium payment (we reserve the
enhancement**             right to increase this percentage on a uniform basis for all riders issued in the same state)
---------------------------------------------------------------------------------------
Guaranteed retirement     0.30% of your contract's total value
income benefit
---------------------------------------------------------------------------------------

 * Rate is applicable to enhanced death benefit riders issued after May 1, 2002. In certain states, and for riders issued prior to May 1, 2002, a lower rate may apply.

 ** If you choose the accumulated value enhancement, you must also choose the waiver of withdrawal charge.

     We deduct the charge proportionally from each of your investment options, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable
                             -----
premium tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
36. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your
                                           --------------
investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal

 . for an amount less than $100, or

 . if the remaining total value of your contract would be less than $1,000.

We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

     If your state permits, you may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive the withdrawal charge on any withdrawals if a "covered person" has been diagnosed with one of the critical illnesses listed in the rider, or if all the following conditions apply:

 . a covered person become confined to a nursing home beginning at least 30 days after we issue your contract;

 . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

 . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

You may not purchase this rider if either of the covered persons (1) is older than 74 years at application or (2) was confined to a nursing home within the past two years.

     There is a charge for this rider, as set forth under "Other charges" beginning on page 23, above. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

     For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. In certain marketing materials, this rider may be referred to as "CARESolutions."

     If you purchase this rider:

 . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of eldercare services available to seniors, AND

 . you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 16, and "What fees and charges will be deducted from my contract?" beginning on page 21. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

 . You may elect the plan only if the total value of your contract equals
   $25,000 or more.

 . The amount of each systematic withdrawal must equal at least $100.

 . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

 . You may cancel the plan at any time.

 . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

     We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

 . If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

 . If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

 . If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

 . If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

     If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

     We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 . proof of death before the contract's date of maturity, and

 . any required instructions as to method of settlement.

     We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

 . the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page 36); or

 . an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" on page 35.

     We will pay a "standard" death benefit, unless you have chosen either the "enhanced death benefit" rider, the "earnings enhancement death benefit" rider, or both. We describe these riders on the following pages.

Standard death benefit

     The standard death benefit is the greater of:
                                       -------

 . the total value of your contract, adjusted by any then-applicable market value adjustment, or

 . the total amount of premium payments made, minus any partial withdrawals.

Enhanced death benefit rider

     Under this rider, we will pay an enhanced death benefit (instead of the standard death benefit) that is the greatest of:

 . the amount of each premium you have paid, but not including any extra credits, accumulated at 5% effective annual interest during the rider's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

 . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that
                     ----
   anniversary, minus any withdrawals you have taken since that anniversary; or
                -----

 . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

The rider's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life
          ------                                   ------
attains age 81.  The rider's "measuring life" is:

 . the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity Date,

 . the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the Maturity Date,

 . the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the Maturity Date,

 . the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity Date.

If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

     You may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider:

 . only if this rider is available in your state; and

 . only when you apply for the contract; and

 . only if each owner and each annuitant is under age 80 at the time you apply for the contract. (We may waive either or both of the last two restrictions for contracts purchased prior to the October 15, 2001 or prior to the date this rider was available in your state.)

     As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 23 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

     This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it. The rider will also terminate upon a change of ownership, except where a spousal beneficiary continues the rider after an owner's death. (We explain contract continuation by a spouse in the section entitled "Distributions following death of owner" on page 36.)

You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider.

Earnings enhancement death benefit rider

     Under this rider, the death benefit may be increased by an earnings enhancement amount. The earnings enhancement amount is determined as follows:

 . if all of the owners and the annuitant are under age 70 on the date your rider is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

 . if any of the owners or the annuitant is age 70 or older on the date your rider is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

 . if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

"Net Premiums," for purposes of this rider, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

     This rider is unavailable if your contract is purchased in connection with a tax-qualified retirement plan. In addition, you may elect to purchase an earnings enhancement death benefit rider:

 . only if this rider is available in your state; and

 . only when you apply for the contract (we may waive this restriction, however, for contracts purchased prior to October 15, 2001 or prior to the date this rider was available in your state); and

 . only if each owner and each annuitant is under age 75 at the time you apply for the rider.

     As long as the rider is in effect, you will pay a monthly charge for this benefit. We describe this charge in our response to the question "What fees and charges will be deducted from my contract?" For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

     This rider (and related charges) will terminate on the contract's date of maturity or upon your surrendering the contract. The rider will also terminate upon a transfer of ownership, except where a spousal beneficiary continues the rider after an owner's death. (We explain contract continuation by a spouse in the section entitled "Distributions following death of owner," below). Once this rider is in effect, you cannot request that we terminate it.

     In certain marketing materials, this rider may be referred to as the "Beneficiary Tax Relief" rider because any amounts paid under this rider can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this rider, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits. You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider.

The earnings enhancement amount decreases if you withdraw earnings that accumulate under your contract. This rider may not be appropriate for you if you expect to withdraw earnings.

WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

     In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available two other optional benefits if your state permits and if you are under age 75 when you apply for a contract. These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request. We may make other riders available in the future.

Accumulated value enhancement

     Under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

 . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, AND

 . is receiving certain qualified services described in the rider.

     The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

     You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO or its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page 14 for a general description of other premium limits under the contract).

     There is a monthly charge for this rider. The charge is described under "Other charges" beginning on page 23.

     The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

     If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider. In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

Guaranteed retirement income benefit

     Under this rider, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

 . The date of maturity must be within the 30 day period following a contract anniversary.

 . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

     You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

     If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described under "Annuity options" on page 30. The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

     If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

     There is a monthly charge for this rider, which is described beginning on page 23 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

     In most cases, you have the right to cancel your contract within 10 days (or longer in some states) after you receive it. To cancel your contract, simply deliver or mail it to:

          . JHVLICO at the address shown on page 2, or

          . the JHVLICO representative who delivered the contract to you.

     In most states, you will receive a refund equal to the total value of your contract on the date of cancellation minus the extra credit deduction (as defined below), adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. The "extra credit deduction" is equal to the lesser of (1) the portion of the total value of your contract that is attributable to any extra credits and (2) the amount of all extra credits. Thus, you receive any gain and we bear any loss on extra credits if you return your contract within the time period specified above. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                             ADDITIONAL INFORMATION

This section of the prospectus provides additional information that is not contained in the Basis Information section on pages 13 through 29.

  CONTENTS OF THIS SECTION                                     STARTING ON PAGE

  Description of JHVLICO..................................................    31

  Who should purchase a contract?.........................................    31

  How we support the variable investment options..........................    31

  How we support the guarantee periods....................................    32

  How the guarantee periods work..........................................    32

  The accumulation period.................................................    33

  The annuity period......................................................    33

  Variable investment option valuation procedures.........................    35

  Distributions following death of owner..................................    36

  Miscellaneous provisions................................................    36

  Tax information.........................................................    36

  Further information about JHVLICO.......................................    42

  Management's discussion and analysis....................................    44

  Performance information.................................................    64

  Reports.................................................................    65

  Voting privileges.......................................................    65

  Certain changes.........................................................    65

  Distribution of contracts...............................................    66

  Experts.................................................................    66

  Registration statement..................................................    66

  Condensed Financial Information.........................................    67

  JHVLICO financial statements............................................    72

  Appendix A - Details About Our Guarantee Periods........................   109

  Appendix B - Example of Withdrawal Charge Calculation...................   112

  Appendix C - Examples of Earnings Enhancement Death Benefit Calculation.   114

DESCRIPTION OF JHVLICO

     We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2001, John Hancock's assets were approximately $ 81 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

     It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

     WHO SHOULD PURCHASE A CONTRACT? We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also designed the contracts for purchase under:

 . traditional individual retirement annuity plans ("Traditional IRAs") satisfying the requirements of Section 408 of the Code;

 .    non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
      Section 408A of the Code;

 .    SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

     We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may also make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page __

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

     We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 .    withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

-------------------------------------------------------------------------------
     We make the final determination of guaranteed rates and guarantee perioeds to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guarantee periods.
-------------------------------------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 .    death benefits pursuant to your contract,

 .    amounts you apply to an annuity option, and

 .    amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

     Here is how the MVA works:

--------------------------------------------------------------------------------
      We compare

          . the guaranteed rate of the guarantee period from which the assets are being taken WITH

          . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

     Each premium payment, extra credit or transfer that you allocate to a variable investment option purchases accumulation units of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:


     ---------------------------------------------------
     dollar amount of transaction
                         DIVIDED BY
     value of one accumulation unit for the applicable
     variable investment option at the time of such
     transaction
     ---------------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:


     -----------------------------------------------------
     number of accumulation units in the variable
     investment options
                                TIMES
     value of one accumulation unit for the applicable
     variable investment option at that time
     ----------------------------------------------------


Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments, extra credits or transferred amounts allocated to the guarantee period, MINUS

 . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, plus
                               ----

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

 . the amount of any charges and fees deducted from that guarantee period, PLUS

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

     Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

 . at least 6 months after the date the first premium payment is applied to your contract, and

 .    no later than the maximum age specified in your contract (normally age
      95).

     Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 33.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

     Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 35).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is less than $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 .    you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option. Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

     Assumed investment rate

     The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

     You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:
                                         -------

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

     OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

 .    Option A: "life annuity with 5 years guaranteed" and

 .    Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New

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York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

 DISTRIBUTIONS FOLLOWING DEATH OF OWNER

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract in the following boxes:

--------------------------------------------------------------------------------
 IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY
PAYMENTS HAVE BEGUN:

 . if the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner. In that case:
      (1) we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and
      (2) your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount your spouse's Death Benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.

 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:
      (1) paid out in full within five years of your death or
      (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 . the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

     To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

     Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 .    the rights of any assignees of record and

 .    certain other conditions referenced in the contract.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

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

Special Considerations for Optional Benefit Riders

  If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with the rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a Contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

  At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional Waiver of Withdrawal Charge rider to an annuity contract. The IRS might take the position that each charge associated with these riders is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals.

  We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders, withdrawals and death benefits

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

  All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

  Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the

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

preceding section entitled "Distribution following death of owner."

   Penalty for premature withdrawals

  The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Puerto Rico annuity contracts not purchased to fund a tax qualified plan

  Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

  Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

  The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

  We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

  The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

   Tax-free rollovers

   For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . a traditional IRA to another tax-qualified plan, including a Section
   403(b) plan

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

 . a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

 . a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

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

  In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

   Traditional IRAs

  Annual contribution limit.  A traditional individual retirement annuity (as
  -------------------------
defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . the IRA annual limit for that tax year. For tax years beginning in 2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

  Catch-Up Contributions.  An IRA holder age 50 or older may increase
  ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

  Spousal IRA.  You may also purchase an IRA contract for the benefit of your
  -----------
spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

  Deductibility of contributions.  You may be entitled to a full deduction, a
  ------------------------------
partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

  The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

  Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

  Distributions.   In general, all amounts paid out from a traditional IRA
  -------------
contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

  The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

   Roth IRAs

  Annual contribution limit.  A Roth IRA is a type of non-deductible IRA.  In
  -------------------------
general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

  The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

  Catch-Up Contributions.  A Roth IRA holder age 50 or older may increase
  ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

  Spousal IRA.  You may also purchase a Roth IRA contract for the benefit of
  -----------
your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

  Distributions. If you hold your Roth IRA for at least five years the payee
  -------------
will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

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

 . to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

  The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

  Conversion to a Roth IRA.  You can convert a traditional IRA to a Roth IRA,
  ------------------------
unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

  You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

   SIMPLE IRA plans

  In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005.
After that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

  Catch-Up Contributions.  A SIMPLE IRA holder age 50 or older may increase
  ----------------------
contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

  Distributions.  The requirements for minimum distributions from a SIMPLE IRA
  -------------
retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

   Simplified Employee Pension plans (SEPs)

  SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

  Distributions.  The requirements for minimum distributions from a SEP-IRA, and
  -------------
rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

   Section 403(b) plans

  Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

  Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

  Catch-Up Contributions.   A Section 403(b) plan participant age 50 or older
  ----------------------
may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

  Distributions.  When we make payments from a 403(b) contract on surrender of
  -------------
the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

  Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires

   Pension and profit sharing plans qualified under Section 401(a)

  In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

  Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

  The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

  Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

   "Top-heavy" plans

  Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

   Section 457 deferred compensation plans

  Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or instrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

  As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

  The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service
   (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

  Annual contribution limit.   The amount of the non-taxable contributions made
  -------------------------
for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

  Catch-Up Contributions.  A 457 plan participant age 50 or older may increase
  ----------------------
contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

  Distributions.  When we make payments under your contract in the form of an
  -------------
annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   Elective Deferral Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for
2005 and $15,000 for 2006. After that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

   Elective Catch-up Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

     Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

   Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York.
JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2001, JHVLICO had $119.3 billion of gross life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

   In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").

                             Selected financial data


--------------------------------------------------------------------------------
The following table sets forth certain selected historical financial data. The selected income statement data for each of the years in the three year period ended December 31, 2001 and balance sheet data as of December 31, 2001 and 2000 are presented in accordance with accounting principles generally accepted in the United States (referred to as "GAAP") and have been derived from the audited financial statements included elsewhere in this prospectus. The selected balance sheet data as of December 31, 1999 is presented on a GAAP basis. These balances have been determined by adjusting the previously audited statements that were prepared on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis) to a GAAP basis, and are unaudited. The financial statements from which this data has been derived are not included in this prospectus. The income statement data for each of the years in the two year period ended December 31, 1998 and 1997 and balance sheet data as of December 31, 1998 and 1997 is presented on a statutory basis. The audited statutory basis financial statements from which the selected data has been derived are not included in this prospectus.

You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 71.

Certain prior year amounts have been reclassified to conform to the current year presentation.

Past results are not necessarily indicative of future results.
--------------------------------------------------------------------------------

                             Year           Year           Year           Year            Year
                            ended          ended          ended          ended           ended
                           December       December      December        December       December
                           31, 2001       31, 2000      31, 1999        31, 1998       31, 1997
                           (GAAP)         (GAAP)         (GAAP)          (Stat)         (Stat)
                        (in millions)  (in millions)  (in millions)  (in millions)   (in millions)
                        -------------  -------------  -------------  -------------   -------------
INCOME STATEMENT DATA:
  Premiums ...........   $    60.1      $    28.6      $     8.9       $1,272.3        $  872.7
  Universal life and
    investment-type
    product charges ..       365.4          337.1          341.5             --              --
  Net investment
    income ...........       227.0          213.4          174.6          122.8            89.7
  Net realized
    investment and
    other gains
    (losses) .........        (9.0)         (10.6)          (4.8)            --              --
  Other revenue ......        24.0            0.2            0.2          618.1           449.1
                         ---------      ---------      ---------       --------        --------
  TOTAL REVENUES .....       667.5          568.7          520.4        2,013.2         1,411.5

  Total benefits and
    expenses .........       458.8          425.5          416.8        1,963.9         1,342.5
  Federal income tax
    expense
    (credit) .........        62.2           43.8           35.2           33.1            38.5
  Net realized
    capital gains
    (losses) .........          --             --             --           (0.6)           (3.0)
  Cumulative effect of
    accounting change,
    net of tax .......        (1.6)            --             --             --              --
                         ---------      ---------      ---------       --------        --------
  NET INCOME/NET
   GAIN ..............   $   144.9      $    99.4      $    68.4       $   15.6        $   27.5
                         =========      =========      =========       ========        ========

BALANCE SHEET DATA:
  Total assets .......   $11,713.2      $12,194.7      $11,974.2       $8,599.0        $6,521.5
  Total
   liabilities/
   obligations .......    10,747.6       11,389.1       11,279.2        8,268.2         6,199.8
  Total stockholder's
   equity/
   policyholders'
   contingency
   reserve ...........   $   965.6      $   805.6      $   695.0       $  330.8        $  321.7

MANAGEMENT'S DISCUSSION AND ANALYSIS

  The following narrative reviews our consolidated and segment financial condition as of December 31, 2001 and 2000 and results of operations for the years ended December 31, 2001, 2000 and 1999 and, where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with the consolidated financial statements and accompanying notes, included elsewhere in this prospectus.

Forward-Looking Information

  The statements, analyses, and other information contained herein relating to trends in the John Hancock Variable Life Insurance Company's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO. Future events and their effects on JHVLICO may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

  These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products; (2) changes to or elimination of Federal tax benefits for our products and other changes in laws and regulations (including those relating to the Federal Estate Tax Laws) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products; (3) we face increasing competition in our retail businesses from mutual fund companies, banks and investment management firms as well as from other insurance companies; (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our variable life insurance and variable annuity business; (5) due to acts of terrorism or other hostilities, there could be business disruption, economic contraction, increased mortality, morbidity and liability risks, generally, or investment losses that could adversely affect our business; (6) our life insurance and annuity sales are highly dependent on a third party distribution relationship; (7) customers may not be responsive to new or existing products or distribution channels, (8) interest rate volatility may adversely affect our profitability; (9) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies; (10) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected; (11) we face investment and credit losses relating to our investment portfolio (12) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes; (13) we are subject to risk-based capital requirements and possible guaranty fund assessments; (14) we may be unable to retain personnel who are key to our business; (15) we face risks from ceded reinsurance business in respect to life insurance; (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources, and (17) we face unforeseen liabilities arising from our acquisitions and dispositions of businesses.

  Readers are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents that may be filed by JHVLICO with the United States Securities and Exchange Commission from time to time. JHVLICO specifically disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

  We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

  Our revenues are derived principally from:

 . premiums on individual life insurance and annuities with life contingencies;

 . product charges from variable and universal life insurance products and annuities;

 . net investment income and net realized investment and other gains (losses) on general account assets.

  Our expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

   Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions; (2) the amount of assets under management; and (3) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' account balances. Overall, financial market conditions have a significant impact on all these profit drivers.

   The sales and other financial results of our business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement. This trend has been challenged recently by fluctuations in stock market performance and we have seen investors return to stable investment products. Our diverse distribution network and product offerings will assist in the maintenance of assets and provide for sales growth. Although sales of traditional life insurance products have experienced continued declines, sales of fixed annuity products and corporate owned life insurance have increased.

   Premiums and deposits of our individual annuity products were $113.0 million, $94.3 million and $231.3 million in 2001, 2000 and 1999. Our total life insurance product deposits were $1,540.7 million, $1,188.2 million and $1,000.8 million in 2001, 2000 and 1999, respectively.

Critical Accounting Policies

   General

   We have identified the policies below as critical to our business operations and understanding of our results of operation. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies in the preparation of this report requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of JHVLICO's financial statements and Management's Discussion and Analysis.

   Amortization of Deferred Policy Acquisition Costs

   We amortize deferred policy acquisition costs on term life insurance ratably with premiums. We amortize our deferred policy acquisition costs on our annuity products and retail life insurance, other than term, based on a percentage of the estimated gross profits over the life of the policies, which are generally twenty years for annuities and thirty years for life policies. Our estimated gross profits are computed based on assumptions related to the underlying policies including mortality, lapse, expenses, and asset growth rates. We amortize deferred policy acquisition costs such that the percentage of gross profits to the amount of deferred policy acquisition costs amortized is constant over the life of the policies.

   Estimated gross profits are adjusted periodically to take into consideration the actual experience to date and changes in the remaining gross profits. When estimated gross profits are adjusted, we also adjust the amortization of deferred policy acquisition costs to maintain a constant amortization percentage over the life of the policies. Our current estimated gross profits include certain judgments concerning mortality, lapse and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Short-term variances of actual results from the judgments made by management can cause quarter to quarter earnings impact.

   Investment in Debt and Equity Securities

   Impairments on our investment portfolio are recorded as a charge to income in the period when the impairment is judged by management to occur. See the discussion of Credit Risk in the Quantitative and Qualitative Information About Market Risk section of this document for a more detailed discussion of the judgments involved in determining impairments.

   Certain of our fixed income securities classified as held-to-maturity and available-for-sale are not publicly traded, and quoted market prices are not available from brokers or investment bankers on these securities. The change in the fair value of the available-for-sale securities is recorded in other comprehensive income as an unrealized gain or loss. We calculate the fair value of these securities ourselves through the use of pricing models and discounted cash flows calling for a substantial level of management's judgment. See the discussion in the General Account Investments section of this document for a more detailed discussion of this process and the judgments used therein.

   Income Taxes

   We establish reserves for possible penalty and interest payments to various taxing authorities with respect to the admissability and timing of tax deductions. Management makes judgments concerning the eventual outcome of these items and reviews those judgments on an ongoing basis.

Results of Operations

   The table below presents our consolidated results of operations for the years indicated.


--------------------------------------------------------------------------------
                                  FOR THE YEAR ENDED DECEMBER 31
                                  ------------------------------
                                   2001       2000        1999
                                   ----       ----        ----
                                          (IN MILLIONS)
REVENUES
 Premiums ....................    $ 60.1     $ 28.6      $  8.9
 Universal life and
  investment-type product
  charges ....................     365.4      337.1       341.5
 Net investment income .......     227.0      213.4       174.6
 Net realized investment and
  other gains (losses), net of
  related amortization of
  deferred policy acquisition
  costs/(1)/ .................      (9.0)     (10.6)       (4.8)
 Other revenues ..............      24.0        0.2         0.2
                                  ------     ------      ------
 Total revenues ..............     667.5      568.7       520.4
                                  ------     ------      ------

BENEFITS AND EXPENSES
 Benefits to policyholders ...     294.1      248.6       260.5
 Other operating costs and
  expenses ...................      76.2      116.8       117.5
  Amortization of deferred
   policy acquisition costs,
   excluding amounts related
   to net realized investment
   and other gains
   (losses)/(2)/ .............      67.1       34.0        13.1
 Dividends to policyholders ..      21.4       26.1        25.7
                                  ------     ------      ------
  Total benefits and
   expenses ..................     458.8      425.5       416.8
                                  ------     ------      ------
Income before income taxes and
 cumulative effect of
 accounting change ...........     208.7      143.2       103.6
Income taxes .................      62.2       43.8        35.2
                                  ------     ------      ------
Income before cumulative effect
 of accounting change ........     146.5       99.4        68.4
Cumulative effect of accounting
 change, net of tax ..........      (1.6)        --          --
                                  ------     ------      ------
Net income ...................    $144.9     $ 99.4      $ 68.4
                                  ======     ======      ======

------------------------------------------------------------------


(1) Net of related amortization of deferred policy acquisition costs of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000, and 1999, respectively.

(2) Excluding amounts related to net realized investment and other gains (losses) of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000 and 1999, respectively.

    Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

   Consolidated income before income taxes and cumulative effect of accounting change of $208.7 million for the year ended December 31, 2001 increased by $65.5 million, or 45.7%, as compared to consolidated income before income taxes and cumulative effect of accounting change of $143.2 million for the year ended December 31, 2000. The increase was primarily attributable to increases in income before income taxes and cumulative effect of accounting change of $45.4 million in the Protection Segment and $20.1 million in the Asset Gathering Segment. The increase in the Protection Segment was primarily due to growth in universal life investment-type product charges and net investment income and a decrease in operating expenses due to our expense reduction program. The Asset Gathering Segment increased compared to the prior year due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program and a decrease in operating expenses due to our expense reduction program.

   Revenues of $667.5 million increased $98.8 million, or 17.4%, from $568.7 million in the comparable prior year period. The increase in revenues was largely driven by growth in premiums in the traditional life insurance business, which increased $31.5 million. In addition, universal life and investment-type product charges increased $28.3 million, primarily driven by growth in the non-traditional life insurance business partially offset by lower fees in the variable annuity business due to lower average account balances. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program.

   Benefits and expenses of $458.8 million increased $33.3 million, or 7.8%, from $425.5 million from the comparable prior year period. The increase in benefits and expenses was primarily driven by growth in benefits to policyholders of $45.5 million due to growth in the in-force in the traditional and non-traditional life insurance businesses. In addition, amortization of deferred policy acquisition costs increased $33.1 million driven by the non-traditional life insurance business due to an increase in universal life product charges. These increases in benefits and expenses were partially offset by a $40.6 million decrease in other operating costs and expenses driven by cost reduction programs.

   Income taxes were $62.2 million in 2001, compared to $43.8 million for 2000. Our effective tax rate was 29.8% in 2001, as compared to 30.6% in 2000.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

   Consolidated income before income taxes of $143.2 million for the year ended December 31, 2000 increased by $39.6 million, or 38.2%, as compared to consolidated income before income taxes of $103.6 million for the year ended December 31, 1999. The increase was primarily attributable to increases in income before income taxes of $40.2 million in the Protection Segment partially offset by decreased income before income taxes in the Asset Gathering Segment of $0.6 million. The increase in the Protection Segment was primarily due to growth in net investment income and a decrease in benefits to policyholders. The Asset Gathering Segment remained stable compared to the prior year primarily due to growth in investment-type product charges partially offset by increased amortization of deferred policy acquisition costs.

   Revenues of $568.7 million increased $48.3 million, or 9.3%, from $520.4 million in the comparable prior year period. The increase in revenues was driven by growth in net investment income of $38.8 million, primarily in the non-traditional life insurance business. In addition, premiums increased $19.7 million, primarily in the traditional life insurance business. The increases in revenues were partially offset by increased net realized investment and other losses and lower universal life and investment-type product charges.

   Benefits and expenses of $425.5 million increased $8.7 million, or 2.1%, from $416.8 million in the comparable prior year period. The increase in benefits and expenses was driven by an increase in amortization of deferred policy acquisition costs of $20.9 million primarily in the non-traditional life insurance business. Amortization of deferred policy acquisition costs increased in the non-traditional life insurance business by $13.2 million on revised projections of estimated gross profit based on changes in estimated future interest margins. In addition, amortization of deferred policy acquisition costs increased $7.9 million primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. Partially offsetting the increase in amortization of deferred policy acquisition costs was a decrease in benefits to policyholders of $11.9 million, or 4.6%, primarily due to costs incurred related to the settlement of the class action lawsuit in the prior year period.

   Income taxes were $43.8 million in 2000, compared to $35.2 million for 1999. Our effective tax rate was 30.6% in 2000, as compared to 34.0% in 1999.

Results of Operations by Segment

  We operate our business in two business segments, the Protection Segment and the Asset Gathering Segment. Both of our business segments primarily serve retail customers. JHVLICO's reportable segments are strategic business units offering different products and services, and are managed separately, as they focus on different products, markets or distribution channels.

  PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with JHVLICO, securities brokerage firms, financial planners, and banks.

  We evaluate segment performance on segment after-tax operating income, which excludes the effect of net realized investment and other gains and losses and other unusual or non-recurring events and transactions presented below as after-tax adjustments. Segment after-tax operating income is determined by adjusting generally accepted accounting principles (GAAP) net income for net realized investment and other gains and losses and certain other items which we believe are not indicative of overall operating trends. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe that the presentation of segment after-tax operating income enhances the understanding of our results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, segment after-tax operating income is not a substitute for net income determined in accordance with GAAP.

  A discussion of the adjustments to GAAP reported income, many of which affect each operating segment, follows the table below. A reconciliation of segment after-tax operating income, as adjusted, to GAAP reported net income precedes each segment discussion.

-------------------------------------------------------------------------------
                                            FOR THE YEARS ENDED DECEMBER 31
                                            -------------------------------
                                             2001        2000         1999
                                             ----        ----         ----
                                                     (IN MILLIONS)
SEGMENT DATA:/(1)/
SEGMENT AFTER-TAX OPERATING INCOME:
 Protection Segment ....................    $130.0      $ 96.0       $108.0
 Asset Gathering Segment ...............      22.2         6.3          6.8
                                            ------      ------       ------
  Total segment after-tax operating
   income ..............................     152.2       102.3        114.8

AFTER-TAX ADJUSTMENTS:
 Net realized investment and other gains
  (losses), net ........................      (5.6)       (6.8)        (3.1)
 Surplus tax ...........................       9.1         5.6           --
 Class action lawsuit ..................      (9.2)         --        (42.9)
 Other demutualization related costs ...        --        (0.6)        (0.4)
 Restructuring charges .................        --        (1.1)          --
                                            ------      ------       ------
  Total after-tax adjustments ..........      (5.7)       (2.9)       (46.4)
                                            ------      ------       ------

GAAP REPORTED:
Income before cumulative effect of
 change in accounting principle ........     146.5        99.4         68.4
 Cumulative effect of change in
  accounting principle, net of tax .....      (1.6)         --           --
                                            ------      ------       ------
 Net income ............................    $144.9      $ 99.4       $ 68.4
                                            ======      ======       ======

-------------------------------------------------------------------------------


(1) See "Adjustments to GAAP Reported Net Income" set forth below.

   Adjustments to GAAP Reported Net Income

  Our GAAP reported net income was affected by net realized investment gains and losses and other unusual or non-recurring events and transactions presented above as after-tax adjustments. A description of these adjustments follows.

  In all periods, net realized investment and other gains and losses have been excluded from segment after-tax operating income because such data are often excluded by analysts and investors when evaluating the overall financial performance of insurers.

  Net realized investment and other gains and losses have been reduced by amortization of deferred policy acquisition costs to the extent that such amortization results from such gains and losses. We believe presenting net realized investment and other gains and losses in this format provides information useful in evaluating our operating performance. This presentation may not be comparable to presentations made by other insurers. Summarized below is a reconciliation of (a) net realized investment and other gains and losses per the audited consolidated financial statements and (b) the adjustment made for net realized investment and other gains to calculate segment after-tax operating income for the years ended December 31, 2001, 2000 and 1999.


-------------------------------------------------------------------------------
                                 FOR THE YEARS ENDED DECEMBER 31
                                 -------------------------------
                                  2001        2000         1999
                                 ------      ------       ------
                                          (in millions)

Net realized investment and
 other gains (losses) .......    $(10.5)     $(14.4)      $(5.3)
Less amortization of deferred
 policy acquisition costs
 related to net realized
 investment and other gains
 (losses) ...................       1.5         3.8         0.5
                                 ------      ------       -----
Net realized investment and
 other gains, net of related
 amortization of deferred
 policy acquisition costs per
 audited consolidated
 financial statements .......      (9.0)      (10.6)       (4.8)
Less income tax effect ......       3.4         3.8         1.7
                                 ------      ------       -----
Net realized investment and
other gains (losses), net -
after-tax adjustment to
calculate segment after-tax
 operating income ...........    $ (5.6)     $ (6.8)      $(3.1)
                                 ======      ======       =====

-------------------------------------------------------------------------------


  Effective within the year 2000, JHVLICO is no longer subject to the surplus tax imposed on mutual life insurance companies and their wholly-owned stock subsidiaries. During the years ended December 31, 2001 and 2000, JHVLICO recognized a reduction in equity based taxes of $9.1 million and $5.6 million, respectively, resulting from a revised estimated credit that was excluded from after-tax operating income for these periods. No surplus tax was incurred in the year ended 1999.

  During 1997, JHVLICO entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, JHVLICO specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  During 2000, JHVLICO incurred expenses to improve its financial analysis and financial reporting abilities which were made in conjunction with the demutualization of John Hancock. These charges primarily included consulting fees and planning and expense management costs. After-tax charges for these other demutualization related costs were $0.6 million and $0.4 million for the years ended December 31, 2000 and, 1999 respectively. No such costs were incurred in the year ended December 31, 2001.

  As part of John Hancock's on-going Competitive Position Project, JHVLICO has incurred restructuring charges to reduce costs and increase future operating efficiency by consolidating portions of its operations. After-tax restructuring costs were $1.1 million for the year ended December 31, 2000. JHVLICO incurred no such costs in the years ended December 31, 2001 and 1999.

Protection Segment

  The following table presents certain summary financial data relating to the Protection Segment for the periods indicated.


--------------------------------------------------------------------------------
                                                FOR THE YEARS ENDED DECEMBER 31
                                                -------------------------------
                                                 2001        2000         1999
                                                 ----        ----         ----
                                                         (in millions)
OPERATING RESULTS:
Revenues
 Premiums ..................................    $ 60.1      $ 28.6       $  8.9
 Universal life and investment-type product
  charges ..................................     324.7       286.0        300.8
 Net investment income .....................     229.2       215.9        178.1
 Other revenue .............................       0.3         0.3          0.2
                                                ------      ------       ------
  Total revenues ...........................     614.3       530.8        488.0
Benefits and expenses
 Benefits to policyholders .................     271.3       242.2        192.3
 Other operating costs and expenses ........      72.8        98.1        100.6
  Amortization of deferred policy
   acquisition costs, excluding amounts
   related to net realized investment and
   other gains (losses) ....................      46.6        17.6          4.6
 Dividends to policyholders ................      21.4        26.1         25.7
                                                ------      ------       ------
  Total benefits and expenses ..............     412.1       384.0        323.2
Segment pre-tax operating income ...........     202.2       146.8        164.8
Income taxes ...............................      72.2        50.8         56.8
                                                ------      ------       ------
Segment after-tax operating income /(1)/ ...     130.0        96.0        108.0
After-tax adjustments: /(1)/
 Net realized investment and other gains
  (losses), net ............................      (5.6)       (6.8)        (3.1)
 Surplus tax ...............................       9.1         5.4           --
 Class action lawsuit, net .................      (9.2)         --        (42.9)
 Other demutualization related costs .......        --        (0.5)        (0.3)
 Restructuring charges .....................        --        (1.1)          --
                                                ------      ------       ------
  Total after-tax adjustments ..............      (5.7)       (3.0)       (46.3)
                                                ------      ------       ------

GAAP REPORTED:
Income before cumulative effect of change in
 accounting principle ......................     124.3        93.0         61.7
Cumulative effect of change in accounting
 principle, net of tax .....................      (1.6)         --           --
                                                ------      ------       ------
Net income .................................    $122.7      $ 93.0       $ 61.7
                                                ======      ======       ======

--------------------------------------------------------------------------------


(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospectus.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Segment after-tax operating income was $130.0 million in 2001, an increase of $34.0 million, or 35.4%, from $96.0 million in 2000. Traditional life insurance segment after-tax operating income increased $18.7 million primarily resulting from increased premiums and lower operating expenses offset by increased benefits to policyholders. Non-traditional life insurance segment after-tax operating income increased $15.3 million, or 13.9%, primarily due to higher fee income and an increase in net investment income offset by increased amortization of deferred policy acquisition costs.

  Total revenues were $614.3 million in 2001, an increase of $83.5 million, or 15.7%, from $530.8 million in 2000. Premiums increased $31.5 million or 110.1%, primarily due to an increase in renewal premiums related to prior year term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $324.7 million in 2001, an increase of $38.7 million, or 13.5% from $286.0 million in 2000. The increase was primarily due to growth in average account values and variable life products fee increases. Net investment income increased $13.3 million, or 6.2%, primarily due to increased asset balances for non-traditional life insurance products.

  Total benefits and expenses were $412.1 million in 2001, an increase of $28.1 million, or 7.3%, from $384.0 million in 2000. Benefits to policyholders increased $29.1 million or 12.0%, primarily due to growth in the in-force for both traditional and non-traditional life insurance products. In addition, amortization of deferred policy acquisition costs increased $29.0 million or 164.8%, due to a decline in separate account performance. Offsetting these increases was a decrease in other operating costs and expenses of $25.3 million due to ongoing cost reduction programs in both the traditional life insurance and non-traditional life insurance segments. The segment's effective tax rate increased to 35.7% in 2001 from 34.6% in 2000.

     Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

     Segment after-tax operating income was $96.0 million in 2000, a decrease of $12.0 million, or 11.1%, from $108.0 million in 1999. Traditional life insurance segment after-tax operating income decreased $11.5 million due to higher benefits and expenses. Non-traditional life insurance segment after-tax operating income decreased $0.5 million.

     Total revenues were $530.8 million in 2000, an increase of $42.8 million, or 8.8%, from $488.0 million in 1999. Traditional life insurance segment's premiums increased $19.7 million, or 221.3% due to increase in term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $286.0 million in 2000, a decrease of $14.8 million, or 4.9%, from $300.8 million in 1999. The decrease was primarily due to lower fees resulting from a decline in separate account performance in 2000. Net investment income increased $37.8 million, or 21.2%, primarily due to increases in average net invested assets for the non-traditional life insurance segment.

     Total benefits and expenses were $384.0 million in 2000, an increase of $60.8 million, or 18.8%, from $323.2 million in 1999. Benefits to policyholders increased $49.9 million, or 25.9%, primarily due to increase in reserves related to growth in term life business for the traditional life insurance segment. Amortization of deferred policy acquisition costs of $17.6 million in 2000 increased $13.0 million, or 282.6%, from $4.6 million in 1999. Amortization expense increased primarily due to revised projections of estimated gross profits on non-traditional life insurance products based upon changes in estimated future interest margins. The segment's effective tax rate increased to 34.6% in 2000 from 34.5% in 1999.

Asset Gathering Segment

  The following table presents certain summary financial data relating to the Asset Gathering Segment for the periods indicated.

---------------------------------------------------------------------------------------------
                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           2001       2000      1999
                                                           ----       ----      ----
                                                                 (in millions)

OPERATING RESULTS:
Revenues

 Universal life and investment-type product charges .     $40.7      $51.1      $40.7
 Net investment income ..............................      (2.2)      (2.5)      (3.5)
 Other revenue ......................................      23.7       (0.1)        --
                                                          -----      -----      -----
  Total revenues ....................................      62.2       48.5       37.2
Benefits and expenses
 Benefits to policyholders ..........................       8.7        6.4        2.2
 Other operating costs and expenses .................       3.4       16.1       16.3
  Amortization of deferred policy acquisition costs,
   excluding amounts related to net realized
   investment and other gains (losses)  .............      20.5       16.4        8.5
                                                          -----      -----      -----
  Total benefits and expenses .......................      32.6       38.9       27.0
Segment pre-tax operating income ....................      29.6        9.6       10.2
Income taxes ........................................       7.4        3.3        3.4
                                                          -----      -----      -----
Segment after-tax operating income/(1)/ .............      22.2        6.3        6.8
After-tax adjustments:/(1)/
 Surplus tax ........................................        --        0.2         --
 Other demutualization related costs ................        --       (0.1)      (0.1)
                                                          -----      -----      -----
  Total after-tax adjustments .......................        --        0.1       (0.1)
                                                          -----      -----      -----
Net income ..........................................     $22.2      $ 6.4      $ 6.7
                                                          =====      =====      =====

--------------------------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospects.

     Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Segment after-tax operating income was $22.2 million in 2001, an increase of $15.9 million, or 252.4%, from $6.3 million in 2000. The increase in the Asset Gathering Segment is primarily driven by growth in other revenue of $23.8 million and a decrease in other operating costs and expenses of $12.7 million from the comparable prior year period. These changes were partially offset by a decrease in investment-type product fees of $10.4 million and an increase in amortization of deferred policy acquisition costs of $4.1 million.

     Total revenues increased $13.7 million, or 28.2%, to $62.2 million in 2001 from $48.5 million in 2000. Investment-type product charges decreased $10.4 million, or 20.4%. Investment-type product charges on variable annuity products decreased due to deteriorating market conditions for separate accounts. Partially offsetting the decline in average variable annuity reserves, JHVLICO increased its product fees in the fourth quarter of 2000, which were effective for the year ended December 31, 2001. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as a part of the safe harbor annuity exchange program.

     Total benefits and expenses decreased $6.3 million, or 16.2%, to $32.6 million in 2001 from the comparable prior year period. The decrease in benefit and expenses is primarily due to a $12.7 million decrease in other operating costs and expenses resulting from our on-going cost reduction program. Partially offsetting the decrease in other operating costs and expenses was a $4.1 million increase in amortization of deferred policy acquisition costs and a $2.3 million increase in benefits to policyholders. Amortization of deferred policy acquisition costs increased primarily due to poor separate account performance and increased surrenders in the variable annuity business in 2001. Benefits to policyholders increased primarily due to higher surrender benefits on higher lapses. The segment's effective tax rate was 25.0% and 34.4% in 2001 and 2000, respectively. The change in the segment's effective tax rate is primarily due to increased dividend received deductions in variable annuity separate accounts.

     Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

     Segment after-tax operating income was $6.3 million in 2000, a decrease of $0.5 million, or 7.4%, from $6.8 million in 1999. The decrease in the Asset Gathering Segment is primarily driven by an increase of $7.9 million in amortization of deferred policy acquisitions costs and a $4.2 million increase in benefits to policyholders, partially offset by growth in investment-type product charges of $10.4 million from the comparable prior year period.

     Total revenues increased $11.3 million, or 30.4%, to $48.5 million in 2000 from $37.2 million in 1999. Investment-type product charges increased $10.4 million, or 25.6%, primarily due to higher average account balances in 2000.

     Total benefits and expenses increased $11.9 million, or 44.1%, to $38.9 million in 2000 from the comparable prior year period. The increase in benefits and expenses was primarily driven by a $7.9 million increase in amortization of deferred policy acquisition costs and a $4.2 million increase in benefits to policyholders. Benefits to policyholders increased $4.2 million, primarily due to growth in the annuity business, including bonus interest on new variable annuity products introduced in the fourth quarter of 1999. Amortization of deferred policy acquisition costs increased $7.9 million, or 92.9%, to $16.4 million in 2000 from $8.5 million in 1999, primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. The segment's effective tax rate was 34.4% and 33.3% in 2000 and 1999, respectively.

General Account Investments

     Overall Composition of the General Account

     Invested assets, excluding separate accounts, totaled $3.6 billion and $3.0 billion as of December 31, 2001 and December 31, 2000, respectively. The portfolio composition has not significantly changed at December 31, 2001 as compared to December 31, 2000. The following table shows the composition of investments in the general account portfolio.


-----------------------------------------------------------------------------------------------
                                                  AS OF  DECEMBER 31,    AS OF DECEMBER 31,
                                                          2001                  2000
                                                 --------------------   --------------------
                                                   CARRYING      % OF     CARRYING       % OF
                                                     VALUE      TOTAL       VALUE       TOTAL
                                                 -------------  ------  -------------  --------
                                                 (IN MILLIONS)          (IN MILLIONS)
Fixed maturity securities/(1)/ ...............     $2,496.2      69.0%    $1,727.2       57.9%
Mortgage loans/(2)/ ..........................        580.9      16.0        554.8       18.6
Real estate ..................................         20.6       0.6         23.9        0.8
Policy loans/(3)/ ............................        352.0       9.7        334.2       11.2
Equity securities ............................         13.1       0.4          8.1        0.3
Other invested assets ........................         39.6       1.1         34.8        1.2
Short-term investments .......................          0.0       0.0         21.7        0.7
Cash and cash equivalents/(4)/ ...............        115.4       3.2        277.3        9.3
                                                   --------     -----     --------      -----
 Total invested assets .......................     $3,617.8     100.0%    $2,982.0      100.0%
                                                   ========     =====     ========      =====
-----------------------------------------------------------------------------------------------

(1) In addition to bonds, the fixed maturity security portfolio contains redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively. The total fair value of the fixed maturity security portfolio was $2,494.6 and $1,698.6 million, at December 31, 2001 and December 31, 2000, respectively.

(2) The fair value of the mortgage loan portfolio was $604.3 million and $467.3 million as of December 31, 2001 and December 31, 2000, respectively.

(3) Policy loans are secured by the cash value of the underlying life insurance policies and do not mature in a conventional sense, but expire in conjunction with the related policy liabilities.

(4) Cash and cash equivalents are included in total invested assets for the purposes of calculating yields on the income producing assets for JHVLICO.

     Consistent with the nature of JHVLICO's product liabilities, assets are heavily oriented toward fixed maturity securities. JHVLICO determines the allocation of assets primarily on the basis of cash flow and return requirements of its products and by the level of investment risk.

     FIXED MATURITY SECURITIES. The fixed maturity securities portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities (ABS) and mortgage-backed securities (MBS), with the balance invested in government bonds. The fixed maturity securities portfolio also includes redeemable preferred stock. As of December 31, 2001, fixed maturity securities represented 69.0% of general account investment assets with a carrying value of $2.5 billion, roughly comprised of 61% public securities and 39% private securities. Each year JHVLICO directs the majority of its net cash inflows into investment grade fixed maturity securities. Typically between 5% and 15% of funds allocated to fixed maturity securities are invested in below-investment-grade bonds while maintaining a policy to limit the overall level of these bonds to no more than 10% of invested assets and the majority of that balance are rated BB, or category 3 the highest Securities Valuation Office quality rating below investment grade. Allocations are based on an assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While JHVLICO has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to JHVLICO's net worth.

     The following table shows the composition by issuer of the fixed maturity securities portfolio.

                     FIXED MATURITY SECURITIES -- BY ISSUER


--------------------------------------------------------------------------------------
                                          AS OF  DECEMBER 31,    AS OF DECEMBER 31,
                                                  2001                  2000
                                         --------------------   ---------------------
                                           CARRYING      % OF     CARRYING      % OF
                                             VALUE      TOTAL       VALUE       TOTAL
                                             -----      -----       -----       -----
                                         (IN MILLIONS)          (IN MILLIONS)
Corporate securities ..................... $1,955.8      78.3%    $1,428.6      82.7%
MBS/ABS ..................................    317.1      12.7        268.2      15.5
U.S. Treasury securities and
 obligations of
 U.S. government agencies ................    214.8       8.6         16.7       1.0
Debt securities issued by foreign
 governments .............................      7.6       0.3         10.9       0.6
Obligations of states and political
 subdivisions ............................      0.9       0.1          2.8       0.2
                                                ---       ---          ---       ---
Total .................................... $2,496.2     100.0%    $1,727.2     100.0%
                                           ========     =====     ========     =====
---------------------------------------------------------------------------------------

     In keeping with the investment philosophy of tightly managing interest rate risk, JHVLICO's MBS & ABS holdings are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer. By investing in MBS and ABS securities with relatively predictable repayments, JHVLICO adds high quality, liquid assets to the portfolios without incurring the risk of cash flow variability.

     The Securities Valuation Office (SVO) of the National Association of Insurance Commissioners evaluates all public and private bonds purchased as investments by insurance companies. The SVO assigns one of six investment categories to each security it reviews. Category 1 is the highest quality rating, and Category 6 is the lowest. Categories 1 and 2 are the equivalent of investment grade debt as defined by rating agencies such as Standard & Poors (S&P) and Moody's (i.e., BBB-/Baa3 or higher), while Categories 3-6 are the equivalent of below-investment grade securities. SVO ratings are reviewed and may be revised at least once a year.

     The following table sets forth the SVO ratings for JHVLICO's bond portfolio along with an equivalent S&P rating agency designation. The majority of bonds are investment grade, with 87.7% invested in Category 1 and 2 securities as of December 31, 2001. Below investment grade bonds were 12.3% of fixed maturity securities and 8.4% of total invested assets as of December 31, 2001. This allocation reflects JHVLICO's strategy of avoiding the unpredictability of interest rate risk in favor of relying on the bond analysts' ability to better predict credit or default risk. The bond analysts operate in an industry-based, team-oriented structure that permits the evaluation of a wide range of below investment grade offerings in a variety of industries resulting in a well-diversified high yield portfolio. A majority, 62.9% of our below investment grade bonds are rated BB, or category 3, the highest quality below investment grade. Category 6 bonds, those in or near default, represent securities that were originally acquired as long-term investments, but subsequently became distressed.

     Valuation techniques for the bond portfolio vary by security type and the availability of market data. Pricing models and their underlying assumptions impact the amount and timing on unrealized gains and losses recognized, and the use of different pricing models or assumptions could produce different financial results. External pricing services are used where available, broker dealer quotes are used for thinly traded securities, and a spread pricing matrix is used when price quotes are not available. When utilizing the spread pricing matrix, securities are valued by utilizing a discounted cash flow method where each bond is assigned a spread, that is added to the current U.S. Treasury rates to discount the cash flows of the security. The spread assigned to each security is derived from external market data. Certain market events that could impact the valuation of securities include issuer credit ratings, business climate, management changes, litigation, and government actions among others. JHVLICO's pricing analysts take appropriate actions to reduce valuations of securities where such an event occurs which negatively impacts the securities' value. To the extent that bonds have longer maturity dates, management's estimate of fair value may involve greater subjectivity since they involve judgment about events well into the future.

                FIXED MATURITY SECURITIES -- BY CREDIT QUALITY

--------------------------------------------------------------------------------------------
                                                       AS OF                   AS OF
                                                      DEC. 31,                DEC. 31,
                                                       2001                     2000
                                               ---------------------  ----------------------
                                S&P
            SVO               EQUIVALENT         CARRYING     % OF       CARRYING      % OF
         RATING/(1)/       DESIGNATION/(2)/     VALUE/(3)/    TOTAL     VALUE/(3)/     TOTAL
         -----------     -------------------  -------------   ------  -------------  --------
                                              (IN MILLIONS)           (IN MILLIONS)

            1             AAA/AA/A .........     $  910.4      37.2%    $  634.2       37.6%
            2             BBB ..............      1,237.9      50.5        774.5       46.0
            3             BB ...............        190.2       7.8        187.2       11.1
            4             B ................         59.7       2.4         61.4        3.7
            5             CCC and lower ....         27.7       1.1          9.2        0.5
            6             In or near default         24.7       1.0         18.3        1.1
                                                 --------     -----     --------      -----
                          Total ............     $2,450.6     100.0%    $1,684.8      100.0%
                                                 ========     =====     ========      =====
---------------------------------------------------------------------------------------------------


(1)For securities that are awaiting an SVO rating, JHVLICO has assigned a rating based on an analysis that it believes is equivalent to that used by the SVO.

(2)Comparisons between SVO and S&P ratings are published by the National Association of Insurance Commissioners.

(3)Does not include redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively.

MORTGAGE LOANS. As of December 31, 2001 and 2000, we held mortgage loans with carrying values of $0.6 billion, which included $0.2 billion of agricultural loans.

     The following table shows the distribution of JHVLICO's mortgage loan portfolio by property type as of the dates indicated. JHVLICO's commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.


-----------------------------------------------------------------------------------------------------------
                                                                AS OF                     AS OF
                                                               DEC. 31                   DEC. 31,
                                                                 2001,                     2000
                                                       -----------------------    -----------------------
                                                         CARRYING        % OF       CARRYING       % OF
                                                          VALUES        TOTAL        VALUES       TOTAL
                                                       -------------    ------    -------------  --------
                                                       (IN MILLIONS)              (IN MILLIONS)
-----------------------------------------------------------------------------------------------------------
Apartments ............................................    $114.4        19.7%      $128.3         23.1%
Office Buildings ......................................     145.3        25.0         98.0         17.8
Retail ................................................      35.3         6.1         45.4          8.2
Agricultural ..........................................     166.3        28.6        163.9         29.5
Industrial ............................................      71.6        12.3         76.8         13.8
Hotels ................................................      24.6         4.2         15.0          2.7
Mixed Use .............................................       4.9         0.9         13.4          2.4
Other .................................................      18.5         3.2         14.0          2.5
                                                           ------       -----       ------        -----
 Total ................................................    $580.9       100.0%      $554.8         100.0%
                                                           ======       =====       ======        =====
-------------------------------------------------------------------------------------------------------

  The following table shows the distribution of JHVLICO's mortgage loan portfolio by geographical region.

                        MORTGAGE LOANS -- BY ACLI REGION


                                                     AS OF DEC. 31, 2001                 AS OF DEC. 31,2000
                                     -----------------------------------------------  ------------------------
                                        NUMBER             CARRYING          % OF        CARRYING       % OF
                                        OF LOANS            VALUES           TOTAL        VALUES        TOTAL
                                     --------------  --------------------  ---------  --------------  --------
                                                        (IN MILLIONS)                 (IN MILLIONS)
---------------------------------------------------------------------------------------------------------------
East North Central ..............         18               $ 63.1            10.9%       $ 67.6         12.2%
East South Central ..............         17                 24.3             4.2          27.5          5.0
Middle Atlantic .................         12                 50.3             8.6          26.8          4.8
Mountain ........................         13                 35.3             6.1          35.4          6.4
New England .....................         13                 54.7             9.4          44.2          8.0
Pacific .........................         48                110.5            19.0         119.3         21.5
South Atlantic ..................         41                151.7            26.1         155.2         28.0
West North Central ..............          6                 20.5             3.5          16.8          3.0
West South Central ..............         21                 67.3            11.6          58.8         10.5
Canada ..........................          1                  3.2             0.6           3.2          0.6
                                         ---               ------           -----        ------        -----
 Total ..........................        190               $580.9           100.0%       $554.8        100.0%
                                         ===               ======           =====        ======        =====
---------------------------------------------------------------------------------------------------------------

     The allowance for losses on mortgage loans on real estate and real estate to be disposed of is maintained at a level that we believe to be adequate to absorb estimated probable credit losses. JHVLICO's periodic evaluation of the adequacy of the allowance for losses is based on past experience, known and inherent risks, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying security, the general composition of the portfolio, current economic conditions and other factors. This evaluation is inherently subjective and is susceptible to significant changes and no assurance can be given that the allowances taken will in fact be adequate to cover all losses or that additional valuation allowances or asset write-downs will not be required in the future. The portion of the investment valuation allowance for JHVLICO's mortgage loan portfolio was $5.5 million, or 0.9% of carrying value before reserves and $5.0 million, or 0.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively. The portion of the investment valuation allowance for JHVLICO's real estate to be disposed of was $0.8 million, or 3.9% of carrying value before reserves and $0.7 million, or 2.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively.

     Investment Results

     The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on the general account portfolio decreased from the year ended December 31, 2001 compared to December 31, 2000. New cash flows in 2001 were invested at lower rates than the prior year period which benefited from higher US Treasury rates and wider spreads in both the public and private sector. Indicative of this environment, the 10-year U.S. Treasury rate decreased 101 basis points from 2000 to 2001, while Moody's seasoned BAA spreads narrowed by 11 basis points from 2000 to 2001.

     The yield, net of investment expenses, on the general account portfolio increased for the year ended December 31, 2000 compared to the prior year period. The interest rate environment during this period is evidenced by the increase in the 10-year U.S. Treasury rate of 34 basis points from December 31, 1999 to December 31, 2000.


                                                         FOR THE YEAR ENDED
                                                            DECEMBER 31,
                     ---------------------------------------------------------------------------------
                            2001                        2000                       1999
                            ----                        ----                       ----

                     YIELD       AMOUNT           YIELD       AMOUNT       YIELD       AMOUNT
                     -----  ----------------      -----  ----------------  -----  ------------------
                             (IN MILLIONS)                (IN MILLIONS)             (IN MILLIONS)
------------------------------------------------------------------------------------------------------
GENERAL ACCOUNT
 ASSETS-EXCLUDING
 POLICY LOANS
Gross income         7.26%    $  214.6            8.23%     $  207.5        7.56%      $  172.8
Ending
 assets-excluding
 policy loans                  3,265.8                       2,647.8                    2,397.2
POLICY LOANS
Gross income         6.15         21.1            5.50          17.1        5.08           13.7
Ending assets                    352.0                         334.2                      287.4
 Total gross income  7.14        235.7            7.93         224.6        7.29          186.5
Less: investment
 expenses ........                (8.7)                        (11.2)                     (11.9)
                              ---------                     --------                   --------
Net investment
 income ..........   6.88%    $  227.0            7.53%     $  213.4        6.83%      $  174.6
                              =========                     ========                   ========

------------------------------------------------------------------------------------------------------

Liquidity and Capital Resources

     Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, JHVLICO's principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies. Product liabilities include the payment of benefits under life insurance, policies and annuity contracts and the payment of policy surrenders, withdrawals and policy loans. JHVLICO periodically adjusts its investment policy to respond to changes in short-term and long-term cash requirements and provide adequate funds to pay benefits without forced sales of investments.

     The liquidity of our insurance operations is also related to the overall quality of our investments. As of December 31, 2001, $2,148.3 million, or 87.7% of the fixed maturity securities held by us and rated by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. (S&P) or the National Association of Insurance Commissioners were rated investment grade (BBB or higher by S&P or 1 or 2 by the National Association of Insurance Commissioners). The remaining $302.3 million, or 12.3%, of fixed maturity investments, and 8.4% of invested assets, were rated non-investment grade. For additional discussion of our investment portfolio see the General Account Investments section above in this Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

     We employ an asset/liability management approach tailored to the specific requirements of each of our product lines. Each product line has an investment strategy based on the specific characteristics of the liabilities in the product line. As part of this approach, we develop investment policies and operating guidelines for each portfolio based upon the return objectives, risk tolerance, liquidity, and tax and regulatory requirements of the underlying products and business segments.

     Net cash provided (used) by operating activities was $314.2 million, $(349.3) million, and $(459.4) million for the years ended December 31, 2001, 2000 and 1999, respectively. The increase in 2001 as compared to 2000 of $663.5 million resulted primarily from a decrease in benefits paid of $644.7 million and decrease in operating costs and expenses paid of $74.9 million from the prior year period. In addition, premiums received increased $25.7 million, fees received increased $28.3 million, and net investment income received increased by $16.7 million. The primary increase in cash provided by operations in 2000 as compared to 1999 is primarily due to the net decrease in other assets and other liabilities offset somewhat by a larger decrease in policy liabilities as compared with prior year.

     Net cash used in investing activities was $782.6 million, $269.5 million and $101.9 million for the years ended December 31, 2001, 2000, and 1999, respectively. The increase in net cash used in 2001 as compared to 2000 of $513.1 million, resulted primarily from an increase in purchases of fixed maturities of $565.5 million. Offsetting the cash used by increases in fixed maturities purchases were increases in cash provided by the maturity, prepayment and scheduled redemptions of short-term and other invested assets of $36.4 million and a decrease in purchases of mortgage loans of $15.5 million. The increase in net cash used in 2000 as compared to 1999 resulted primarily from an increase in fixed maturities purchases, offset somewhat by an increase in the maturities, prepayments or scheduled redemptions of fixed maturities

     Net cash provided by financing activities was $306.5 million, $636.5 million and $778.6 million, for the years ended December 31, 2001, 2000 and 1999, respectively. The decrease in cash provided by financing activities in 2001 as compared to 2000 of $330.0 million resulted from increase in maturities and withdrawals from universal life and investment-type contracts in excess of increases in deposits. The decrease in 2000 as compared to 1999 is the result of no financing activities in 2000, after JHVLICO received a capital contribution in 1999 and repaid its short-term notes payable. Increases in deposits to universal life and investment-type contracts in 2000 as compared to 1999 approximately offset the increase in withdrawals and maturities.

     A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. The following table summarizes our annuity policy reserves and deposit fund liabilities for the contractholder's ability to withdraw funds for the indicated periods:

--------------------------------------------------------------------------------
                                 AS OF                  AS OF
                              DEC. 31,2001           DEC. 31,2000
                              ------------           ------------

                                 AMOUNT       %         AMOUNT        %
                                 ------       -         ------        -
                             (IN MILLIONS)          (IN MILLIONS)

Subject to discretionary
 withdrawal at contract
 value less surrender
 charge ..................       $45.4       75.0%      $54.7        75.1%
Not subject to
 discretionary withdrawal
 provisions ..............         7.6       12.6         7.1         9.8
Subject to discretionary
 withdrawal adjustment:
 At contract value .......         7.5       12.4        11.0        15.1
                                 -----      -----       -----       -----
Total annuity reserves and
 deposit funds liability .       $60.5      100.0%      $72.8       100.0%
                                 =====      =====       =====       =====
-------------------------------------------------------------------------------

     Individual life insurance policies are less susceptible to withdrawal than are individual annuity contract because policyholders in later policy years may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, there is a substantial percentage of annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal at the contract value less a surrender charge. Of the remaining percentage, a little over half are not subject to withdrawal. In addition, none of these obligations can be accelerated based on any change in JHVLICO's credit rating.

     Individual life insurance policies (other than term life insurance) increase in cash value over their lives. Policyholders have the right to borrow from us an amount generally up to the cash value of their policy at any time. As of December 31, 2001, we had approximately $7.1 billion in cash values in which policyholders have rights to policy loans. The majority of cash values eligible for policy loans are at variable interest rates which are reset annually on the policy anniversary. Moreover, a portion of our fixed interest rate policy loans have features that provide for reduced crediting rates on the portion of cash values loaned. Policy loans were $352.0 million and $334.2 million at December 31, 2001 and 2000, respectively.

     JHVLICO reviewed its financial information about contractual obligations and commercial commitments by due date and expiration date as of December 31, 2001. Contractual obligations of JHVLICO are those obligations fixed by agreement as to dollar amount and date of payment. Other commercial commitments are those commitments entered into by JHVLICO with known expiration dates. JHVLICO identified investment purchase commitments of $55.8 million due in less than one year as its primary contractual obligation. No other contractual obligation or commercial commitment was identified by JHVLICO.

     The risk-based capital standards for life insurance companies, as prescribed by the National Association of Insurance Commissioners, establish a risk-based capital ratio comparing adjusted surplus to required surplus for each of our United States domiciled insurance subsidiaries. If the risk-based capital ratio falls outside of acceptable ranges, regulatory action may be taken ranging from increased information requirements to mandatory control by the domiciliary insurance department. The risk-based capital ratios of our insurance subsidiary as of December 31, 2001, were above the ranges that would require regulatory action.

     We maintain reinsurance programs designed to protect against large or unusual losses. Based on our review of our reinsurers' financial statements and reputations in the reinsurance marketplace, we believe that our reinsurers are financially sound, and, therefore, that we have no significant exposure to uncollectable reinsurance in excess of uncollectable amounts already recognized in our audited consolidated financial statements. JHVLICO has also entered into reinsurance agreements which transfers risks and profits to John Hancock Life Insurance Company, the parent. The reinsurance agreements provide reinsurance expense allowances to reimburse JHVLICO for the related expenses. The agreements cover variable annuity, variable life insurance and term life insurance contracts issued by JHVLICO.

     Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, a subsidiary of John Hancock Life Insurance Company, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk

     Capital Markets Risk Management

     JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support Company objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy and with formal approval granted from the New York Insurance Department. JHVLICO's use of derivative instruments is monitored on a regular basis by the Parent's Investment Compliance Department and reviewed quarterly with senior management and the Committee of Finance of the Parent, (the Parent Company's Committee of Finance).

  JHVLICO's principal capital market exposures are credit and interest rate risk, which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and interest. Interest rate risk pertains to the change in fair value that occurs within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollar denominated investments and liabilities, driven by dynamic market environments.

   Credit Risk

  JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality and credit concentration. Concentrations are monitored with respect to issuer, industry, geographic location, and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In certain limited circumstances JHVLICO may use the credit derivatives market to exchange credit risk for fixed rate payments if it believes this approach is more efficient than entering into a cash-based security transaction. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

  JHVLICO evaluates fixed income securities on a case by case basis for issues of collectibility. The bond analysts operate in an industry-based, team-oriented structure that facilitates the evaluation of JHVLICO's entire fixed income holdings quarterly and formal presentations to management twice annually. In addition, trading levels of publicly traded securities and other market factors and industry trends are followed and their impact on individual credits are assessed as they occur. Indenture covenants which provide JHVLICO additional protection in the event of credit deterioration are also monitored continuously. When as a result of any of these analyses, management believes that the collectibility of any amounts owed is other than temporarily impaired, the underlying asset is written down to fair value.

  As of December 31, 2001, JHVLICO's fixed maturity portfolio was comprised of 87.7% investment grade securities and 12.3% below-investment-grade securities. These percentages are consistent with recent experience and indicative of JHVLICO's long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel. For additional information regarding the credit quality of JHVLICO's portfolio, see Note 3 to our consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

   Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this approach involves a duration mismatch tolerance of less than +/- ..05 years, with other techniques used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a 5-year duration is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario-modeling techniques to develop investment policies with what we believe to be the optimal risk/return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates that illustrate the potential impact of such events.

  We project asset and liability cash flows on guaranteed rate products and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the change in fair value versus the base case. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting duration-managed liabilities was approximately $1,226.1 million.

  The risk management method for non-guaranteed rate products, such as whole life insurance is less formulaic, but more complex, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting liabilities managed under this modeling was approximately $1,587.2 million.

   Derivative Instruments

  JHVLICO uses a variety of derivative financial instruments, including swaps, caps, floors, and exchange traded futures contracts, in accordance with Company investment policy. Permissible derivative applications include the reduction of economic risk (i.e., hedging) related to changes in yields, prices, cash flows, and currency exchange rates. In addition, certain limited applications of "income generation" are allowed. Examples of this type of use include the purchase of call options to offset the sale of embedded options in Company liability issuance or the purchase of swaptions to offset the purchase of embedded put options in certain investments. JHVLICO does not make a market or trade derivatives for speculative purposes.

  As of January 1, 2001, Financial Accounting Standard No. 133 ("Accounting for Derivative Instruments and Hedging Activities") became effective for all companies reporting under accounting principles generally accepted in the United States (GAAP). Briefly stated, SFAS No. 133 requires that all derivative instruments must be recorded as either assets or liabilities on JHVLICO's balance sheet, with quarterly recognition thereafter of changes in derivative fair values through its income statement. The income effect of derivatives that meet all requirements of a "qualified hedge" under SFAS No. 133 guidance may be offset, in part or in its entirety, by recognition of changes in fair value on specifically identified underlying hedged-items. These hedged-items must be identified at the inception of the hedge and may consist of assets, liabilities, firm commitments or forecasted transactions. Depending upon the designated form of the hedge (i.e., fair value or cash flow), changes in fair value must either be recorded immediately through income or through shareholders' equity (Other Comprehensive Income) for subsequent amortization into income.

  In preparing for the implementation of SFAS No. 133, JHVLICO invested significant time and resources to achieve two primary objectives. First, preserving the ability to hedge economic risks inherent in its business operations, with assurance that such hedges were structured in a SFAS No. 133 compliant fashion. Second, the reduction of income volatility arising from "ineffective" or less than perfect hedges, whereby income from hedged-item fair value recognition only partially offsets income from derivatives fair value recognition. In the course of achieving these objectives JHVLICO undertook an extensive examination of its derivatives hedging program. The examination identified one area where JHVLICO's risk management applications required adjustment to accommodate the mandates of SFAS No. 133. Each of these hedging applications was modified so as to retain its economic effectiveness and achieve compliance with SFAS No. 133. In addition, the examination proved beneficial in several other ways, including the implementation and customization of a vendor derivatives valuation and accounting software, improved front and back office derivatives capabilities, refinement of responsibilities to ensure appropriate separation of duties, and enhanced derivatives compliance procedures.

  The Parent's Investment Compliance Unit monitors all derivatives activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to the Parent Company's Committee of Finance for review, with a comprehensive governance report provided jointly each quarter by the Parent's Derivatives Supervisory Officer and Chief Investment Compliance Officer. The table below reflects JHVLICO's derivative positions hedging interest rate risk as of December 31, 2001. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These fair value exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.


-----------------------------------------------------------------------------------
                                           AS OF DECEMBER 31, 2001
                          ---------------------------------------------------------
                                                           FAIR VALUE
                                               ------------------------------------
                                    WEIGHTED-     -100                    +100
                                     AVERAGE      BASIS                   BASIS
                          NOTIONAL    TERM        POINT      AS OF        POINT
                           AMOUNT    (YEARS)   CHANGE/(2)/   12/31/01   CHANGE/(2)/
                          --------  ---------  -----------   --------  ------------
                              (IN MILLIONS, EXCEPT FOR WEIGHTED-AVERAGE TERM)
Interest rate swaps .....   $1,341.8   3.9       $(24.0)     $(4.2)       $14.0
Futures contracts/(1)/ ..       33.8   8.1         (1.4)      (0.2)         1.0
Interest rate floors ....      239.4   5.8          1.8        3.5          6.4
Interest rate caps ......      361.4   8.4          1.9        1.2          0.2
                            --------             ------      -----        -----
Totals ..................   $1,976.4   5.0       $(21.7)     $ 0.3        $21.6
                            ========             ======      =====        =====
-----------------------------------------------------------------------------------

(1) Represents the notional value on open contracts as of December 31, 2001.

(2) The selection of a 100 basis point immediate change in interest rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

  Our non-exchange-traded derivatives are exposed to the possibility of loss from a counterparty failing to perform its obligations under terms of the derivative contract. We believe the risk of incurring losses due to nonperformance by our counterparties is remote. To manage this risk, Company procedures include the (a) on-going evaluation of each counterparty's credit ratings, (b) the application of credit limits and monitoring procedures based on an internally developed, scenario-based risk assessment system, (c) quarterly reporting of each counterparty's "potential exposure", (d) master netting agreements, and (e) the use of collateral agreements. Futures contracts trade on organized exchanges and have effectively no credit risk.

  As of December 31, 2001, JHVLICO had no outstanding fixed income obligations.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are numerous stock and other types of insurers in the life/health insurance business in the United States.

  Rating agency data through December 31, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate and operational functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $159.9 million for the year ended December 31, 2001.

Transactions with John Hancock

  As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent.

  See Note 2 to our audited consolidated GAAP financial statements included elsewhere in this prospectus for additional information on related party transactions.

Legal Proceedings

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

   Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc., captioned Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance

Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities and mutual funds) issued during the class period.

  In conjunction with this settlement, we had a total reserve that stood at $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. We incurred settlement related costs of $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. In 1999, JHVLICO updated its estimate of the cost of claims subject to alternative dispute resolution (ADR) relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above in 2001. The adjustment to the reserve in 2001 was the result of JHVLICO being able to better estimate the cost of settling the remaining claims, which on average tend to be the larger more complicated claims. The better estimate is from experience with actual settlement of similar claims.

  Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase (i.e. arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by JHVLICO.

Regulation

  Our business is subject to extensive regulation at both the state and Federal level, including regulation under state insurance and Federal and state securities laws.

   State Insurance Regulation

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. Most states have laws and regulations governing such issues as: what lines of business a company may engage in; underwriting practices, including a company's ability to request results of applicants' genetic tests; what premium rates may be charged in various lines of business; what products a company may sell; mandating certain insurance benefits and policy forms; minimum rates for accumulation of cash values and maximum rates for policy loans; licensing of insurance companies and agents; advertising and marketing practices; statutory accounting and reporting requirements; reserve requirements and solvency standards; admitted statutory assets; the appropriate mix of investments; dividend payments; transactions with affiliates; and level of ownership regarding acquisitions of control. State insurance departments periodically review the business and operations of an insurance company by examining its financial condition and how its agents sell its products.

  State insurance regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries concerning whether our insurance business is in compliance with applicable regulations. We reasonably and promptly respond to such inquiries and take corrective action if warranted.

  State insurance regulators and the National Association of Insurance Commissioners are continually re-examining existing laws and regulations. Among other things, these laws and regulations may focus on insurance company investments, financial reporting and solvency issues, risk-adjusted capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid.

   Regulation Governing Potential Acquisitions of Control

  We are subject to regulation under the insurance holding company statutes of Massachusetts, which is our state of domicile. The Massachusetts insurance law contains provisions which, in general, provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the Massachusetts Commissioner of Insurance. In general, a presumption of "control" arises from the ownership, control, possession with the power to vote or possession of proxies with respect to, 10% or more of the voting securities of an insurer or of a person that controls an insurer. A person seeking to acquire control, directly or indirectly, of a Massachusetts insurance company or of any person controlling a Massachusetts insurance company must file an application for approval of the acquisition of control with the Massachusetts Commissioner of Insurance and obtain the approval of the Massachusetts Commissioner of Insurance before consummating the acquisition.

   Surplus and Capital Requirements

  Insurance regulators have the discretionary authority, in connection with the ongoing licensing of our insurance businesses, to limit or prohibit the ability to issue new policies if, in the regulators' judgment, the insurer is not maintaining a minimum amount of surplus or is in hazardous financial condition. Limits may also be established on the ability to issue new life insurance policies and annuity contracts above an amount based upon the face amount and premiums of policies of a similar type issued in the prior year.

   Risk-Based Capital

  The National Association of Insurance Commissioners (NAIC) has established risk-based capital (RBC) standards for life insurance companies as well as a model act to apply such standards at the state level. The model act provides that life insurance companies must submit an annual risk-based capital report to state regulators reporting their risk-based capital based on five categories of risk: asset risk-affiliates, asset risk-other, insurance risk, interest rate risk and business risk. The formula is intended to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.

  In 2001, the NAIC changed the risked-based capital formula which resulted in RBC charges or a higher risk-based capital ratio. The most significant change made by NAIC is to tax effect the RBC, which is similar to reducing the risk factors being applied to the different risk categories. One other change was the creation of a common stock asset risk category and its treatment in the covariance calculation. This change also lowered RBC.

   Statutory Investment Valuation Reserves

  Life insurance companies are required to establish an asset valuation reserve
(AVR) consisting of two components: (i) a "default component," which provides for future credit-related losses on fixed maturity investments, and (ii) an "equity component," which provides for losses on all types of equity investments, including equity securities and real estate. Insurers also are required to establish an interest maintenance reserve (IMR) for net realized capital gains and losses on fixed maturity securities, net of tax, related to changes in interest rates. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities sold. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer's statutory financial statements, but do not affect our financial statements prepared in accordance with GAAP. Although future additions to AVR will reduce the future statutory capital and surplus of JHVLICO, we do not believe that the impact under current regulations of such reserve requirements will materially affect the ability of JHVLICO to increase its statutory capital and surplus.

  IRIS Ratios

  The National Association of Insurance Commissioners has developed a set of financial tests known as the Insurance Regulatory Information System (IRIS) for early identification of companies which may require special attention by insurance regulators. Insurance companies submit data on an annual basis to the National Association of Insurance Commissioners. This data is used to calculate ratios covering various categories of financial data, with defined "usual ranges" for each category. IRIS consists of 13 key financial ratios for life insurance companies. An insurance company may fall out of the usual range with respect to one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Departure from the usual range on four or more of the ratios may lead to inquiries from individual states' insurance departments. During the five-year period ended December 31, 2001, John Hancock Variable Life Insurance Company and its subsidiary, Investors Partner Life Insurance Company, had several ratios outside of the usual range. John Hancock Variable Life Insurance Company had eight unusual ratios, all of which resulted from growth in the business and the effect of reinsurance contracts with John Hancock Life Insurance Company. Investors Partner Life Insurance Company had ten unusual ratios due to the fact it writes no new business.

   Regulation of Investments

  Our insurance businesses are subject to state laws and regulations that require diversification of their investment portfolios. Some of these laws and regulations also limit the amount of investments in specified investment categories, such as below investment grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as nonadmitted assets for purposes of measuring statutory surplus, in some instances, requiring divestiture. State regulatory authorities from the domiciliary states of our insurance subsidiaries have not indicated any non-compliance with any such regulations.

   Valuation of Life Insurance Policies Model Regulation

  The National Association of Insurance Commissioners has adopted a revision to the Valuation of Life Insurance Policies Model Regulation (known as Revised
XXX). This model regulation established new minimum statutory reserve requirements for certain individual life insurance policies written in the future. Before the new reserve standards can become effective, individual states must adopt the model regulation. Massachusetts adopted the Regulation effective January 1, 2001.

   Federal Insurance Initiatives and Legislation

  Although the Federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on our business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform.

  On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 became law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

  On October 26, 2001, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 was enacted into law as part of the USA PATRIOT Act. Among its many provisions the law requires that financial institutions adopt anti-money laundering programs that include policies, procedures and controls to detect and prevent money laundering, designate a compliance officer to oversee the program and provide for employee training, and periodic audits in accordance with regulations to be issued by the U.S. Treasury Department. JHVLICO is actively developing a program in order to fully comply with the applicable provisions of the Act and the related Treasury Regulations.

   Tax Legislation

  Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under traditional and variable life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid. Also, for example, interest on loans up to $50,000 secured by the cash value of life insurance policies owned by businesses on key employees is eligible for deduction even though investment earnings during the accumulation period are tax-deferred.

  In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our insurance and annuity products. If any such proposals were enacted, market demand for such products would be adversely affected. In addition, the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), enacted by Congress in 2001, provides for the gradual reduction and eventual elimination of Federal estate taxes by the year 2010. But EGTRRA also contains a sunset provision which would reinstate Federal estate taxes in the year 2011, based on the Internal Revenue Code in effect prior to the enactment of EGTRRA. Many insurance products are designed and sold to help policyholders reduce the effect of Federal estate taxation on their estates.

 The enactment of EGTRRA has adversely affected sales of certain of our insurance and investment advisory products, but this effect is mitigated somewhat by the sunset provision. If the sunset provision of EGTRRA is eliminated in the future, the adverse affect on the sales of these products could increase. In addition, sales of split dollar life insurance products have been adversely affected by proposed changes being considered by the Internal Revenue Service.

   Securities Laws

  All of our separate investment accounts that fund retail variable annuity contracts and retail variable life insurance products issued by us, other than those which fund private placement investment options that are exempt from registration or support fixed rate investment options that are also exempt from registration, are registered both under the Securities Act and the Investment Company Act. Products sold to sophisticated investors as "private placements" are exempt from registration under both acts but may be subject to other requirements of those laws, such as antifraud provisions and the terms of applicable exemptions.

Directors and Executive Officers

  The directors and executive officers of JHVLICO and their principal occupations during the past five years are as follows:


----------------------------------------------------------------------------------------------
Directors and Executive Officers               Principal Occupations
--------------------------------               ---------------------
David F. D'Alessandro ........................ Chairman of the Board of JHVLICO; Chairman,
                                               President and Chief Executive Officer, John
                                               Hancock Life Insurance Company.
Michele G. Van Leer. ......................... Vice Chairman of the Board and President of
                                               JHVLICO; Senior Vice President, John Hancock
                                               Life Insurance Company.
Ronald J. Bocage ............................. Director, Vice President and Counsel of
                                               JHVLICO; Vice President and Counsel, John
                                               Hancock Life Insurance Company.
Todd G. Engelsen ............................. Director and Vice President of JHVLICO; Vice
                                               President, John Hancock Life Insurance Company
Bruce M. Jones ............................... Director and Vice President of JHVLICO; Senior
                                               Vice President, John Hancock Life Insurance
                                               Company.
Daniel L. Ouellette .......................... Director and Vice President of JHVLICO; Senior
                                               Vice President, John Hancock Life Insurance
                                               Company.
Barbara L. Luddy ............................. Director, Vice President and Actuary of JHVLICO;
                                               Senior Vice President, John Hancock Life
                                               Insurance Company.
Robert R. Reitano ............................ Director, Vice President and Chief Investment
                                               officer of JHVLICO; Senior Vice President and
                                               Chief Investment Strategist, John Hancock Life
                                               Insurance Company.
Paul Strong .................................. Director and Vice President of JHVLICO; Vice
                                               President, John Hancock Life Insurance Company.
Roger G. Nastou .............................. Vice President, Investments, of JHVLICO; Vice
                                               President, John Hancock Life Insurance Company
Julie H. Indge ............................... Treasurer of JHVLICO; Assistant Treasurer, John
                                               Hancock Life Insurance Company
Earl W. Baucom ............................... Controller of JHVLICO; Senior Vice President and
                                               Controller, John Hancock Life Insurance Company.
Peter Scavongelli ............................ Secretary of JHVLICO; State Compliance Officer,
                                               John Hancock Life Insurance Company
-----------------------------------------------------------------------------------------------

  The business address of all directors and executive officers of JHVLICO is John Hancock Place, Boston, Massachusetts 02117.

Executive  Compensation

   The following table provides information on the allocated compensation paid to the chief executive officer for 2001. There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2001. Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.


--------------------------------------------------------------------------------------------------
                                       Annual Compensation              Long-Term Compensation
                                       -------------------              ----------------------
           Name                  Title       Salary    Bonus   Other      LTIP       All Other
           ----                  -----       ------    -----   -----      ----       ---------
-------------------------------------------------------------------------------------------------
D. F. D'Alessandro             Chairman      $37,632  $61,555  $3,041   $49,428          $0
-------------------------------------------------------------------------------------------------

 PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option. Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

 At the Account level, total return reflects adjustments for:

 . the mortality and expense risk charges,

 . the annual contract fee, and

 . any withdrawal charge payable if the owner surrenders his contract at the end of the relevant period.

 Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

  We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

  We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

VOTING PRIVILEGES

  At meetings of the Series Funds' shareholders, we will generally vote all the shares of each fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

Changes to the Account

  We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

  We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

  Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers, Inc. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117. Signator is a subsidiary of John Hancock.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

  From time to time, Signator, at its expense, may provide significant additional compensation to financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other financial services firms-sponsored events or activities.

EXPERTS

  Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the financial statements of John Hancock Variable Annuity Account JF at December 31, 2001 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements and schedules of JHVLICO in this prospectus, and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

  This prospectus omits certain information contained in the registration statement that we filed with the SEC. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                   page of SAI

DISTRIBUTION ...........................  2

CALCULATION OF PERFORMANCE
  DATA .................................  2

CALCULATION OF ANNUITY PAYMENTS ........  8

ADDITIONAL INFORMATION ABOUT
  DETERMINING UNIT VALUES .............. 10

PURCHASES AND
  REDEMPTIONS OF FUND SHARES ........... 11

THE ACCOUNT ............................ 11

DELAY OF CERTAIN PAYMENTS .............. 11

LIABILITY FOR TELEPHONE TRANSFERS ...... 12

VOTING PRIVILEGES ...................... 13

FINANCIAL STATEMENTS ................... 14

                        CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF


   The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.


                                                                                                          Period from
                                                                      Year Ended       Year Ended       August 10, 1999
                                                                     December 31,     December 31,      to December 31,
                                                                         2001             2000               1999
                                                                     ------------     ------------     ----------------
EQUITY INDEX
Accumulation share value:
 Beginning of period .............................................       $20.22            $22.54            $10.00
 End of period ...................................................       $17.58            $20.22            $22.54
Number of Accumulation Shares outstanding at end of period .......      804,600           507,320            76,098
GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 2) ....................................        $8.82            $10.00                --
 End of period ...................................................        $7.36             $8.82                --
Number of Accumulation Shares outstanding at end of period .......    1,817,947            12,749                --
LARGE CAP VALUE
Accumulation share value:
 Beginning of period (Note 3) ....................................       $10.00                --                --
 End of period ...................................................       $11.38                --                --
Number of Accumulation Shares outstanding at end of period .......      334,667                --                --
LARGE CAP VALUE CORE/SM/
Accumulation share value:
 Beginning of period .............................................       $10.71            $10.31            $10.00
 End of period ...................................................       $10.07            $10.71            $10.31
Number of Accumulation Shares outstanding at end of period .......    1,056,790           520,128            92,493
LARGE CAP GROWTH
Accumulation share value:
  Beginning of period (Note 3) ...................................       $10.00                --                --
  End of period ..................................................        $8.13                --                --
Number of Accumulation Shares outstanding at end of period .......       77,662                --                --
LARGE CAP AGGRESSIVE GROWTH
Accumulation share value:
 Beginning of period .............................................        $9.60            $11.97            $10.00
 End of period ...................................................        $8.09             $9.60            $11.97
Number of Accumulation Shares outstanding at end of period .......    1,205,414         1,040,129           178,388
FUNDAMENTAL VALUE
Accumulation share value:
 Beginning of period .............................................       $11.68            $10.43            $10.00
 End of period ...................................................       $10.73            $11.68            $10.43
Number of Accumulation Shares outstanding at end of period .......      802,605           347,760            64,904
MULTI CAP GROWTH
Accumulation share value:
 Beginning of period (Note 1) ....................................        $7.11            $10.00                --
 End of period ...................................................        $4.43             $7.11                --
Number of Accumulation Shares outstanding at end of period .......    1,636,323           629,910                --
FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period .............................................       $14.74            $15.39            $10.00
 End of period ...................................................        $9.86            $14.74            $15.39
Number of Accumulation Shares outstanding at end of period .......      589,572           525,081            38,912
SMALL/MID CAP CORE/SM/
Accumulation share value:
 Beginning of period .............................................       $13.16            $12.73            $11.00
 End of period ...................................................       $13.06            $13.16            $12.73
Number of Accumulation Shares outstanding at end of period .......      220,092           114,891             9,532


                                                                                                          Period from
                                                                      Year Ended       Year Ended       August 10, 1999
                                                                     December 31,     December 31,      to December 31,
                                                                         2001             2000               1999
                                                                     ------------     ------------     ----------------
SMALL/MID CAP GROWTH
Accumulation share value:
 Beginning of period .............................................       $20.47            $18.98            $18.07
 End of period ...................................................       $20.79            $20.47            $18.98
Number of Accumulation Shares outstanding at end of period .......      242,085           136,439            14,779
SMALL CAP EQUITY
Accumulation share value:
 Beginning of period (Note 2) ....................................        $8.30            $10.00                --
 End of period ...................................................        $7.90             $8.30                --
Number of Accumulation Shares outstanding at end of period .......       79,406               535                --
SMALL CAP VALUE
Accumulation share value:
 Beginning of period .............................................       $13.87            $10.46            $10.00
 End of period ...................................................       $16.31            $13.87            $10.46
Number of Accumulation Shares outstanding at end of period .......      546,648           241,338                --
SMALL CAP GROWTH
Accumulation share value:
 Beginning of period .............................................       $16.44            $21.19            $14.27
 End of period ...................................................       $14.19            $16.44            $21.19
Number of Accumulation Shares outstanding at end of period .......      715,728           608,753            59,529
V.A. RELATIVE VALUE
Accumulation share value:
 Beginning of period (Note 1) ....................................        $9.20            $10.00                --
 End of period ...................................................        $8.84             $9.20                --
Number of Accumulation Shares outstanding at end of period .......      560,990           172,283                --
AIM V.I. PREMIER EQUITY
Accumulation share value:
 Beginning of period .............................................        $9.92            $11.77            $10.00
 End of period ...................................................        $8.57             $9.92            $11.77
Number of Accumulation Shares outstanding at end of period .......    3,090,645         2,548,369           302,772
FIDELITY VIP GROWTH - SERVICE CLASS
Accumulation share value:
 Beginning of period .............................................       $10.57            $12.04            $10.00
 End of period ...................................................        $8.59            $10.57            $12.04
Number of Accumulation Shares outstanding at end of period .......    2,501,361         1,875,307           205,097
FIDELITY VIP CONTRAFUND(R) - SERVICE CLASS
Accumulation share value:
 Beginning of period .............................................       $10.69            $11.61            $10.00
 End of period ...................................................        $9.25            $10.69            $11.61
Number of Accumulation Shares outstanding at end of period .......    1,645,859         1,447,471           237,990
MFS INVESTORS GROWTH STOCK - INITIAL CLASS
Accumulation share value:
 Beginning of period .............................................       $11.45            $12.36            $10.00
 End of period ...................................................        $8.58            $11.45            $12.36
Number of Accumulation Shares outstanding at end of period .......    1,280,675           971,077           158,192
MFS RESEARCH - INITIAL CLASS
Accumulation share value:
 Beginning of period .............................................       $11.14            $11.86            $10.00
 End of period ...................................................        $8.67            $11.14            $11.86
Number of Accumulation Shares outstanding at end of period .......      970,571           672,010            73,452
MFS NEW DISCOVERY - INITIAL CLASS
Accumulation share value:
 Beginning of period .............................................       $14.77            $15.26            $10.00
 End of period ...................................................       $13.85            $14.77            $15.26
Number of Accumulation Shares outstanding at end of period .......      533,377           431,090            36,557


                                                                                                          Period from
                                                                      Year Ended       Year Ended       August 10, 1999
                                                                     December 31,     December 31,      to December 31,
                                                                         2001             2000               1999
                                                                     ------------     ------------     ----------------
INTERNATIONAL OPPORTUNITIES
Accumulation share value:
 Beginning of period (Note 3) ....................................       $10.00                --                --
 End of period ...................................................        $8.33                --                --
Number of Accumulation Shares outstanding at end of period .......       20,457                --                --
FIDELITY VIP OVERSEAS - SERVICE CLASS
Accumulation share value:
 Beginning of period .............................................        $9.97            $12.48            $10.00
 End of period ...................................................        $7.75             $9.97            $12.48
Number of Accumulation Shares outstanding at end of period .......      960,931         1,107,608            30,517
EMERGING MARKETS EQUITY
Accumulation share value:
 Beginning of period (Note 3) ....................................       $10.00                --                --
 End of period ...................................................        $9.85                --                --
Number of Accumulation Shares outstanding at end of period ......         7,941                --                --
JANUS ASPEN WORLDWIDE GROWTH - SERVICE SHARES CLASS
Accumulation share value:
 Beginning of period (Note 2) ....................................        $9.03            $10.00                --
 End of period ...................................................        $6.90             $9.03                --
Number of Accumulation Shares outstanding at end of period .......      322,018           128,709                --
REAL ESTATE EQUITY
Accumulation share value:
 Beginning of period (Note 2) ....................................       $10.95            $10.00                --
 End of period ...................................................       $11.43            $10.95                --
Number of Accumulation Shares outstanding at end of period .......      138,332             1,766                --
HEALTH SCIENCES
Accumulation share value:
 Beginning of period (Note 3) ....................................       $10.00                --                --
 End of period ...................................................        $9.73                --                --
Number of Accumulation Shares outstanding at end of period .......      100,786                --                --
V.A. FINANCIAL INDUSTRIES
Accumulation share value:
 Beginning of period .............................................       $17.90            $14.25            $10.00
 End of period ...................................................       $14.58            $17.90            $14.25
Number of Accumulation Shares outstanding at end of period .......      855,100           642,376           113,876
V.A. TECHNOLOGY
Accumulation share value:
 Beginning of period (Note 1) ....................................        $7.28            $10.00                --
 End of period ...................................................        $4.02             $7.28                --
Number of Accumulation Shares outstanding at end of period .......    1,348,542           679,427                --
MANAGED
Accumulation share value:
 Beginning of period (Note 2) ....................................        $9.73            $10.00                --
 End of period ...................................................        $9.34             $9.73                --
Number of Accumulation Shares outstanding at end of period .......      868,814                89                --
GLOBAL BALANCED
Accumulation share value:
 Beginning of period .............................................       $11.65            $12.98            $12.24
 End of period ...................................................       $10.76            $11.65            $12.98
Number of Accumulation Shares outstanding at end of period .......      128,318            63,735             5,361
SHORT TERM BOND
Accumulation share value:
 Beginning of period .............................................       $13.30            $12.48            $12.34
 End of period ...................................................       $14.20            $13.30            $12.48
Number of Accumulation Shares outstanding at end of period .......      440,240           126,421            15,433

                                       69


                                                                                                          Period from
                                                                      Year Ended       Year Ended       August 10, 1999
                                                                     December 31,     December 31,      to December 31,
                                                                         2001             2000               1999
                                                                     ------------     ------------     ----------------
BOND INDEX
Accumulation share value:
 Beginning of period .............................................       $10.63             $9.63             $9.65
 End of period ...................................................       $11.31            $10.63             $9.63
Number of Accumulation Shares outstanding at end of period .......      833,929           327,502            47,232
ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 3) ....................................       $10.00                --                --
 End of period ...................................................       $10.39                --                --
Number of Accumulation Shares outstanding at end of period .......    1,154,989                --                --
V.A. STRATEGIC INCOME
Accumulation share value:
 Beginning of period .............................................       $12.64            $12.62            $12.25
 End of period ...................................................       $13.05            $12.64            $12.62
Number of Accumulation Shares outstanding at end of period .......      813,003           535,897            58,942
HIGH YIELD BOND
Accumulation share value:
 Beginning of period .............................................        $9.04            $10.27            $10.00
 End of period ...................................................        $9.12             $9.04            $10.27
Number of Accumulation Shares outstanding at end of period .......      644,021           333,028            48,898
GLOBAL BOND
Accumulation share value:
 Beginning of period (Note 2) ....................................       $10.60            $10.00                --
 End of period ...................................................       $10.31            $10.60                --
Number of Accumulation Shares outstanding at end of period .......       71,857                --                --
MONEY MARKET
Accumulation share value:
 Beginning of period (Note 3) ....................................       $10.00                --                --
 End of period ...................................................       $10.12                --                --
Number of Accumulation Shares outstanding at end of period .......    4,289,180                --                --


  (1) Values shown for 2000 begin on May 1, 2000.

  (2) Values shown for 2000 begin on November 1, 2000.

  (3) Values shown for 2001 begin on May 1, 2001.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John Hancock Variable Life Insurance Company

  We have audited the accompanying consolidated balance sheets of John Hancock Variable Life Insurance Company as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholder's equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedules. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

  As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivatives.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 21, 2002

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                           CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31
                                                        2001         2000
                                                      ---------   ---------
                                                          (IN MILLIONS)
ASSETS
Investments--Notes 3 and 4
Fixed maturities:
 Held-to-maturity--at amortized cost
  (fair value: 2001--$82.1; 2000--$686.8) ..........  $    83.7   $   715.4
 Available-for-sale--at fair value
  (cost: 2001--$2,391.9; 2000--$1,018.8) ...........    2,412.5     1,011.8
Equity securities:
 Available-for-sale--at fair value
  (cost: 2001--$12.1; 2000--$7.1) ..................       13.1         8.1
Mortgage loans on real estate ......................      580.9       554.8
Real estate ........................................       20.6        23.9
Policy loans .......................................      352.0       334.2
Short-term investments .............................         --        21.7
Other invested assets ..............................       39.6        34.8
                                                      ---------   ---------
  Total Investments ................................    3,502.4     2,704.7


Cash and cash equivalent ...........................      115.4       277.3
Accrued investment income ..........................       60.8        52.1
Premiums and accounts receivable. ..................       12.5         7.0
Deferred policy acquisition costs ..................    1,060.8       994.1
Reinsurance recoverable--Note 6 ....................      110.4        48.4
Other assets .......................................      121.8        28.2
Separate accounts assets ...........................    6,729.1     8,082.9
                                                      ---------   ---------
  Total Assets .....................................  $11,713.2   $12,194.7
                                                      =========   =========


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                               DECEMBER 31

                                                            2001        2000
                                                          ---------   ---------
                                                              (IN MILLIONS)

LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Future policy benefits .................................. $ 3,335.4   $ 2,754.2
Policyholders' funds ....................................       3.0        14.2
Unearned revenue ........................................     221.0       212.0
Unpaid claims and claim expense reserves ................      25.0        11.1
Dividends payable to policyholders ......................       0.3         0.1
Income taxes--Note 5 ....................................     191.1        64.2
Other liabilities .......................................     242.7       250.4
Separate accounts liabilities ...........................   6,729.1     8,082.9
                                                          ---------   ---------
  Total Liabilities .....................................  10,747.6    11,389.1
Shareholder's Equity--Note 8
Common stock, $50 par value; 50,000 shares
  authorized; 50,000 shares issued and
  outstanding ...........................................       2.5         2.5
Additional paid in capital ..............................     572.4       572.4
Retained earnings .......................................     377.8       232.9
Accumulated other comprehensive loss ....................      12.9        (2.2)
                                                          ---------   ---------
  Total Shareholder's Equity ............................     965.6       805.6
                                                          ---------   ---------
  Total Liabilities and Shareholder's Equity ............ $11,713.2   $12,194.7
                                                          =========   =========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENTS OF INCOME

                                                        YEAR ENDED DECEMBER 31

                                                        2001     2000     1999
                                                       ------   -------  ------
                                                            (IN MILLIONS)

Premiums ............................................. $ 60.1   $ 28.6   $  8.9
Universal life and investment-type product charges....  365.4    337.1    341.5
Net investment income--Note 3 ........................  227.0    213.4    174.6
Net realized investment and other gains (losses),
  net of related amortization of deferred policy
  acquisition costs of $(1.5), $(3.8) and $(0.5),
  respectively--Notes 1, 3, and 9 ....................   (9.0)   (10.6)    (4.8)
Other revenue ........................................   24.0      0.2      0.2
                                                       ------   ------   ------
Total revenues .......................................  667.5    568.7    520.4
BENEFITS AND EXPENSES
Benefits to policyholders ............................  294.1    248.6    260.5
Other operating costs and expenses ...................   76.2    116.8    117.5
Amortization of deferred policy acquisition costs,
  excluding amounts related to net realized
  investment and other gains (losses) of $(1.5),
  $(3.8) and $(0.5), respectively -- Notes 1, 3
  and 9 ..............................................   67.1     34.0     13.1
Dividends to policyholders ...........................   21.4     26.1     25.7
                                                       ------   ------   ------
Total benefits and expenses ..........................  458.8    425.5    416.8
                                                       ------   ------   ------
Income before income taxes and cumulative effect
  of accounting change ...............................  208.7    143.2    103.6
Income taxes--Note 5  ................................   62.2     43.8     35.2
                                                       ------   ------   ------
Income before cumulative effect of accounting
  change .............................................  146.5     99.4     68.4
Cumulative effect of accounting change, net of tax ...   (1.6)      --       --
                                                       ------   ------   ------
Net income ........................................... $144.9   $ 99.4   $ 68.4
                                                       ======   ======   ======

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                            AND COMPREHENSIVE INCOME

                                                                          ACCUMULATED
                                                   ADDITIONAL                OTHER          TOTAL      OUTSTANDING
                                           COMMON   PAID IN    RETAINED  COMPREHENSIVE  SHAREHOLDER'S  SHARES (IN
                                           STOCK    CAPITAL    EARNINGS     INCOME         EQUITY      THOUSANDS)
                                           ------  ----------  --------  -------------  -------------  -----------
                                                                        (IN MILLIONS)

BALANCE AT JANUARY 1, 1999 ...............  $2.5     $377.5     $ 65.1      $ 12.3         $457.4         50.0
Comprehensive income:
Net income ...............................                        68.4                       68.4
Other comprehensive income, net of tax:
  Net unrealized losses ..................                                   (25.7)         (25.7)
                                                                                           ------
Comprehensive income .....................                                                   42.7
Capital contribution .....................            194.9                                 194.9
                                            ----     ------     ------      ------         ------         ----
BALANCE AT DECEMBER 31, 1999 .............  $2.5     $572.4     $133.5      $(13.4)        $695.0         50.0
                                            ====     ======     ======      =======        ======         ====

Comprehensive income:
Net income ...............................                        99.4                       99.4
Other comprehensive income, net of tax:
  Net unrealized gains ...................                                    11.2           11.2
                                                                                           ------
Comprehensive income .....................                                                  110.6
                                            ----     ------     ------      ------         ------         ----
BALANCE AT DECEMBER 31, 2000 .............  $2.5     $572.4     $232.9      $ (2.2)        $805.6         50.0
                                            ====     ======     ======      ======         ======         ====

Comprehensive income:
  Net income .............................                       144.9                      144.9
Other comprehensive income, net of tax:
  Net unrealized gains ...................                                     7.9            7.9
                                                                                           ------
Comprehensive income .....................                                                  152.8
Change in accounting principle ...........                                     7.2            7.2
                                            ----     ------     ------      -------        ------         ----
BALANCE AT DECEMBER 31, 2001 .............  $2.5     $572.4     $377.8      $ 12.9         $965.6         50.0
                                            ====     ======     ======      =======        ======         ====

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            YEAR ENDED DECEMBER 31

                                                           2001       2000      1999
                                                         ---------   -------   -------
                                                                 (IN MILLIONS)

Cash flows from operating activities:
  Net income ........................................... $   144.9   $  99.4   $  68.4
    Adjustments to reconcile net income to net cash
      provided (used) by operating activities:
        Amortization of discount - fixed maturities ....      (0.4)     (1.9)      1.2
        Realized investment losses, net ................       9.0      10.6       4.8
        Change in deferred policy acquisition costs ....     (74.1)   (141.5)   (126.5)
        Depreciation and amortization ..................       0.3       1.9       0.6
        Increase in accrued investment income ..........      (8.6)    (10.2)     (3.5)
        Decrease (increase) in premiums and accounts
          receivable ...................................      (5.5)      0.3      (2.4)
        (Increase) decrease in other assets and other
          liabilities, net .............................    (159.2)     70.7     (58.2)
        Increase (decrease) in policy liabilities and
          accruals, net ................................     289.1    (401.1)   (377.6)
        Increase in income taxes .......................     118.7      22.5      33.8
                                                         ---------    ------   -------
        Net cash provided (used) by operating
          activities ...................................     314.2    (349.3)   (459.4)
Cash flows from investing activities:
  Sales of:
    Fixed maturities available-for-sale ................     184.6     194.6     204.3
    Equity securities available-for-sale ...............       6.0       1.0       0.6
    Real estate ........................................       3.3       0.2      17.9
    Short-term investments and other invested assets ...        --       1.3       1.5
  Maturities, prepayments and scheduled redemptions of:
    Fixed maturities held-to-maturity ..................       4.5      79.9      75.8
    Fixed maturities available-for-sale ................     180.4      91.5      53.6
    Short-term investments and other invested assets ...      46.5      10.1        --
    Mortgage loans on real estate ......................      66.4      85.6      35.8
  Purchases of:
    Fixed maturities held-to-maturity ..................      (5.1)   (127.2)    (98.8)
    Fixed maturities available-for-sale ................  (1,112.3)   (424.7)   (250.9)
    Equity securities available-for-sale ...............      (6.1)     (0.6)     (4.0)
    Real estate ........................................      (0.6)     (0.4)     (2.2)
    Short-term investments and other invested assets ...     (39.6)    (38.8)    (14.6)
    Mortgage loans on real estate issued ...............     (85.0)   (100.5)    (90.3)
    Other, net .........................................     (25.6)    (41.5)    (30.6)
                                                         ---------    ------   -------
      Net cash used in investing activities ............    (782.6)   (269.5)   (101.9)

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                              YEAR ENDED DECEMBER 31

                                                            2001       2000       1999
                                                          --------   --------   --------
                                                                  (IN MILLIONS)

Cash flows from financing activities:
  Capital contribution from parent company ..............       --         --   $  194.9
  Universal life and investment-type contract deposits .. $1,220.7   $1,067.2    1,026.3
  Universal life and investment-type contract
    maturities and withdrawals ..........................   (914.2)    (430.7)    (380.7)
  Repayment of long term debt ...........................       --         --      (61.9)
                                                          --------   --------   --------
  Net cash provided by financing activities .............    306.5      636.5      778.6
                                                          --------   --------   --------
  Net (decrease) increase in cash and cash equivalents ..   (161.9)      17.7      217.3
Cash and cash equivalents at beginning of year ..........    277.3      259.6       42.3
                                                          --------   --------   --------
Cash and cash equivalents at end of year ................ $  115.4   $  277.3   $  259.6
                                                          ========   ========   ========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and fixed and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

 Basis of Presentation

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

     Partnerships, joint venture interests and other equity investments in which the Company does not have a controlling interest, but has significant influence, are recorded using the equity method of accounting and included in other invested assets.

     Certain prior year amounts have been reclassified to conform to the current year presentation.

 Reorganization and Initial Public Offering

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102.0 million shares of common stock were issued at an initial public offering price of $17 per share.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Investments

     The Company classifies its debt and equity investment securities into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Those bonds and mortgage-backed securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary, and such adjustments are reported as a component of net realized investment and other gains (losses).

     For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date plus anticipated future payments, and any resulting adjustment is included in net investment income.

     Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity, as described above for fixed maturity securities. Impairments in value deemed to be other than temporary are reported as a component of net realized investment and other gains (losses).

     Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of net realized investment and other gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

     Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of net realized investment and other gains (losses).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of net realized investment and other gains (losses). The Company does not depreciate real estate to be disposed of.

     Policy loans are carried at unpaid principal balances, which approximate fair value.

     Short-term investments are carried at amortized cost, which approximates fair value.

     Net realized investment and other gains (losses), other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

 Derivative Financial Instruments

     The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities. All derivatives instruments are carried on the consolidated balance sheets at fair value.

     In certain cases, the Company uses hedge accounting as allowed by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," by designating derivative instruments as either fair value hedges or cash flow hedges. For derivative instruments that are designated and qualify as fair value hedges, the change in fair value of the derivative instrument as well as the offsetting change in fair value of the hedged item are recorded in net realized investment and other gains (losses). Basis adjustments are amortized into income through net realized investment and other gains (losses). For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the change in fair value of the derivative instrument is recorded in other comprehensive income, and then reclassified into income when the hedged item affects income. Hedge effectiveness is assessed quarterly by a variety of techniques including regression analysis and cumulative dollar offset. In certain cases, there is no hedge ineffectiveness because the derivative instrument was constructed such that all the terms of the derivative exactly match the hedged risk in the hedged item. If a hedge becomes ineffective, the hedge accounting described above ceases.

     In cases where the Company receives or pays a premium as consideration for entering into a derivative instrument (i.e., interest rate caps and floors, swaptions, and equity collars), the premium is amortized into investment income over the useful life of the derivative instrument. The fair value of such premiums (i.e., the inherent ineffectiveness of the derivative) is excluded from the assessment of hedge effectiveness and is included in net realized investment and other gains (losses). Changes in fair value of derivatives that are not hedges are included in net realized investment and other gains (losses).

 Cash and Cash Equivalents

     Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Deferred Policy Acquisition Costs

     Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization of deferred policy acquisition costs was $68.6 million, $37.8 million and $13.6 million in 2001, 2000 and 1999, respectively.

     Amortization of deferred policy acquisition costs is allocated to: (1) net realized investment and other gains (losses) for those products in which such gains (losses) have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and (3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

     Net realized investment and other gains (losses) related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from net realized investment and other gains and (losses), management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

 Reinsurance

     The Company utilizes reinsurance agreements to provide for greater diversification of business, allowing management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

     Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statements of income reflect premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company remains liable to its policyholders to the extent that counterparties to reinsurance ceded contracts do not meet their contractual obligations.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Separate Accounts

     Separate account assets and liabilities reported in the accompanying consolidated balance sheets represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Net investment income and net realized investment and other gains (losses) generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each separate account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and net realized investment and other gains (losses) of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

 Future Policy Benefits and Policyholders' Funds

     Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

     For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities, and from 3.5% to 10.3% for individual annuity liabilities.

     Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

     Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

     Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Participating Insurance

     Participating business represents approximately 7.6% and 16.3% of the Company's life insurance in-force at December 31, 2001 and 2000, respectively.

     The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and is also based on management's judgment as to the appropriate level of statutory surplus to be retained by the Company.

 Revenue Recognition

     Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

     Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

     Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

 Federal Income Taxes

     The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

 Foreign Currency Translation

     Gains or losses on foreign currency transactions are reflected in earnings.

 Cumulative Effect of Accounting Changes

     On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". The adoption of SFAS No. 133, as amended, resulted in a charge to operations accounted for as a cumulative effect of accounting change of $1.6 million (net of tax of $0.4 million) as of January 1, 2001. In addition, as of January 1, 2001, a $7.2 million (net of tax of $3.9 million) cumulative effect of accounting change was recorded in other comprehensive income including (1) the transition adjustment in the adoption of SFAS 133, as amended, an increase of $0.8 million (net of tax of $0.4 million), and (2) the reclassification of $603.1 million in securities from the held-to-maturity category to the available-for-sale category, an increase of $6.4 million (net of tax of $3.4 million).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Recent Accounting Pronouncements

     In September 2001, the FASB's Emerging Issues Task Force reached a consensus on Issue 01-10, "Accounting for the Impact of the Terrorist Attacks of September 11, 2001." Issue 01-10 presents guidance relative to accounting for and financial reporting of the events of September 11, 2001 (the Events), including both how and when to measure, record and report losses and any resulting liabilities which are directly attributable to the Events. Based on a comprehensive review of the Company's operations, the Company believes that the Events had no material financial impact on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under a single method, the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 also clarifies the criteria to recognize intangible assets separately from goodwill, and prohibits the amortization of goodwill relating to acquisitions completed after July 1, 2001. SFAS No. 141 is effective for business combinations initiated after June 30, 2001.The adoption of SFAS No. 141 did not have a material effect on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and other intangible assets deemed to have indefinite lives no longer be amortized to earnings, but instead be reviewed at least annually for impairment. Intangible assets with definite lives will continue to be amortized over their useful lives. SFAS No. 142 will be effective January 1, 2002. The Company has no goodwill, or other purchased intangibles subject to SFAS No. 142 and, therefore, the Company does not expect the impact of SFAS No. 142 to have any impact on its results of operations or financial position.

     In January, 2001, the FASB's Emerging Issues Task Force (EITF) reached a consensus on Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". Issue 99-20 requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and specifies evaluation methods with which to evaluate these securities for an other-than-temporary decline in value. The adoption of EITF 99-20 did not have a material financial impact on the Company's results of operations or financial position.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 provides new accounting and reporting standards which are based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, the Company recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of SFAS No. 140 did not have a material impact on the Company's results of operations or financial position.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operations or financial position.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Codification

     In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company and its domestic life insurance subsidiary uses to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification is reported as an adjustment to surplus in the statutory-basis financial statements as of January 1, 2001. The implementation of Codification increased the Company's statutory-basis capital and surplus and, the Company remains in compliance with all regulatory and contractual obligations.

NOTE 2. RELATED PARTY TRANSACTIONS

     John Hancock provides the Company with personnel, property, and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee (the parent company service fee) for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in the Company's operations. The parent company service fee is included in deferred acquisition costs on the Company's balance sheets, net investment income and other operating costs and expenses within the Company's income statements. John Hancock charged the Company a service fee of $159.9 million, $170.6 million and $199.3 million for the year ended December 31, 2001, 2000 and 1999, respectively. As of December 31, 2001 and 2000, respectively, the Company owed John Hancock $17.9 million and $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

     In 2001 the Company sold $200 million of corporate owned life insurance
(COLI) to its Parent to provide insurance coverage on key management employees of the Parent. The death benefit on this COLI product would cover the cost of replacing these employees, including recruiting, training, and development.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2001 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred to the Company $11.8 million, $24.2 million, and $44.5 million of cash for tax, commission, and expense allowances. This agreement decreased the Company's net gain from operations by $1.7 million and $0.9 million in 2001 and 2000, respectively, and increased the Company's net gain from operations by $20.6 million in 1999.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $107.5 million and $102.2 million as of December 31, 2001 and 2000, respectively. This agreement had no impact on the Company's net gain from operations.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.4 million, $1.0 million and $0.8 million from the Company in 2001, 2000 and 1999, respectively. This agreement decreased the Company's net gain from operations by $0.8 million, $1.1 million and $0.5 million in 2001, 2000 and 1999, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     At December 31, 2001, the Company had a $250.0 million line of credit with an affiliate, John Hancock Financial Services, Inc. At December 31, 2000, the Company had a $250.0 million line of credit with affiliate, John Hancock Capital Corp. At December 31, 2001 and 2000, the Company had no outstanding borrowings under these agreements.

     John Hancock allocates a portion of the expenses related to its employee welfare plans to the Company. The amounts allocated to the Company were credits of $10.4 million, $16.0 million and $17.5 million in 2001, 2000 and 1999, respectively. The pension plan prepaid expense allocated to the Company amounted to $64.3 million and $55.6 million in 2001 and 2000, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions."

NOTE 3. INVESTMENTS

     The following information summarizes the components of net investment income and net realized investment and other gains (losses), net:


                                                   YEAR ENDED DECEMBER 31,
                                               2001        2000         1999
                                              -------  -------------  ---------
                                                       (IN MILLIONS)
NET INVESTMENT INCOME
  Fixed maturities ........................   $160.1      $138.5       $127.1
  Equity securities .......................      0.3         0.2           --
  Mortgage loans on real estate ...........     42.3        44.3         39.7
  Real estate .............................      2.3         4.1          3.6
  Policy loans ............................     21.1        17.1         13.7
  Short-term investments ..................      6.3        19.4          4.5
  Other ...................................      3.3         1.1         (2.0)
                                              ------      ------       ------
  Gross investment income .................    235.7       224.7        186.6
   Less investment expenses ...............      8.7        11.3         12.0
                                              ------      ------       ------
    Net investment income .................   $227.0      $213.4       $174.6
                                              ======      ======       ======
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES), NET OF RELATED AMORTIZATION
 OF DEFERRED POLICY ACQUISITION COSTS
  Fixed maturities ........................   $(25.1)     $(16.0)      $ (5.9)
  Equity securities .......................      3.8         0.8           --
  Mortgage loans on real estate and real
   estate .................................     (1.2)       (2.3)         0.9
  Derivatives and other invested assets ...     12.0         3.1         (0.3)
  Amortization adjustment for deferred
   policy acquisition costs ...............      1.5         3.8          0.5
                                              ------      ------       ------
  Net realized investment and other losses,
   net of related amortization of deferred
   policy acquisition costs ...............   $ (9.0)     $(10.6)      $ (4.8)
                                              ======      ======       ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Gross gains of $6.5 million, $1.5 million, and $0.5 million and gross losses of $3.3 million, $6.0 million, and $5.3 million in 2001, 2000 and 1999, respectively, were realized on the sale of available-for-sale securities.

     The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:


                                                      GROSS      GROSS
                                        AMORTIZED  UNREALIZED  UNREALIZED
                                          COST        GAINS      LOSSES        FAIR VALUE
                                        ---------  ----------  ----------     ------------
                                                    (IN MILLIONS)
DECEMBER 31, 2001
HELD-TO-MATURITY:
Corporate securities .................   $   65.0     $  --       $ 0.8       $   64.2
Mortgage-backed securities ...........       18.7       0.2         1.0           17.9
                                         --------     -----       -----       --------
 Total ...............................   $   83.7     $ 0.2       $ 1.8       $   82.1
                                         ========     =====       =====       ========
AVAILABLE-FOR-SALE:
Corporate securities .................   $1,867.5     $67.5       $44.2       $1,890.8
Mortgage-backed securities ...........      296.7       6.3         4.7          298.3
Obligations of states and
 political subdivisions ..............        0.9        --          --            0.9
Debt securities issued by
 foreign governments .................        7.2       0.5          --            7.7
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies ...........      219.6       1.1         5.9          214.8
                                         --------     -----       -----       --------
Total fixed maturities ...............    2,391.9      75.4        54.8        2,412.5
Equity securities ....................       12.1       1.5         0.5           13.1
                                         --------     -----       -----       --------
 Total ...............................   $2,404.0     $76.9       $55.3       $2,425.6
                                         ========     =====       =====       ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:


                                                  GROSS       GROSS
                                     AMORTIZED  UNREALIZED  UNREALIZED    FAIR
                                       COST       GAINS       LOSSES     VALUE
                                     ---------  ----------  ---------- ---------
                                                       (IN MILLIONS)
DECEMBER 31, 2000
HELD-TO-MATURITY:
Corporate securities .............    $  684.2     $23.4     $51.0     $  656.6
Mortgage-backed securities .......        29.3       0.2       1.2         28.3
Obligations of states and
 political subdivisions ..........         1.9        --        --          1.9
                                      --------     -----     -----     --------
   Total .........................    $  715.4     $23.6     $52.2     $  686.8
                                      ========     =====     =====     ========
AVAILABLE-FOR-SALE:
Corporate securities .............    $  751.6     $20.6     $27.8     $  744.4
Mortgage-backed securities .......       239.1       3.6       3.7        239.0
Obligations of states and
  political subdivisions .........         0.9        --        --          0.9
Debt securities issued by
 foreign governments .............        11.1       0.3       0.6         10.8
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies ......        16.1       0.7       0.1         16.7
                                      --------     -----     -----     --------
Total fixed maturities ...........     1,018.8      25.2      32.2      1,011.8
Equity securities ................         7.1       2.8       1.8          8.1
                                      --------     -----     -----     --------
   Total .........................    $1,025.9     $28.0     $34.0     $1,019.9
                                      ========     =====     =====     ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:


                                                             AMORTIZED     FAIR
                                                              COST         VALUE

                                                                (IN MILLIONS)
                                                            -------------------
HELD-TO-MATURITY:
Due in one year or less ...............................     $     --   $     --
Due after one year through five years .................          3.0        3.0
Due after five years through ten years ................          8.6        8.6
Due after ten years ...................................         53.4       52.6
                                                            --------   --------
                                                                65.0       64.2
Mortgage-backed securities ............................         18.7       17.9
                                                            --------   --------
Total .................................................     $   83.7   $   82.1
                                                            ========   ========
AVAILABLE-FOR-SALE:
Due in one year or less ...............................     $   97.5   $   99.5
Due after one year through five years .................        772.0      794.2
Due after five years through ten years ................        935.2      929.4
Due after ten years ...................................        290.5      291.1
                                                            --------   --------
                                                             2,095.2    2,114.2
Mortgage-backed securities ............................        296.7      298.3
                                                            --------   --------
Total .................................................     $2,391.9   $2,412.5
                                                            ========   ========

     Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

     The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2001 and 2000, $300.0 million and $1.4 million, respectively, of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

     Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Changes in the allowance for probable losses on mortgage loans on real estate and real estate to be disposed of are summarized below.


                                       BALANCE AT                          BALANCE AT
                                       BEGINNING                             END OF
                                        OF YEAR    ADDITIONS  DEDUCTIONS      YEAR
                                       ----------  ---------  ----------  ------------
                                                       (IN MILLIONS)
Year ended December 31, 2001
 Mortgage loans on real estate ......     $5.0       $1.7        $1.2         $5.5
 Real estate to be disposed of ......      0.7        0.1          --          0.8
                                          ----       ----        ----         ----
 Total ..............................     $5.7       $1.8        $1.2         $6.3
                                          ====       ====        ====         ====
Year ended December 31, 2000
 Mortgage loans on real estate ......     $3.8       $1.2        $ --         $5.0
 Real estate to be disposed of ......       --        0.7          --          0.7
                                          ----       ----        ----         ----
 Total ..............................     $3.8       $1.9        $ --         $5.7
                                          ====       ====        ====         ====
Year ended December 31, 1999
 Mortgage loans on real estate ......     $3.7       $0.4        $0.3         $3.8
 Real estate to be disposed of ......      0.7         --         0.7           --
                                          ----       ----        ----         ----
 Total ..............................     $4.4       $0.4        $1.0         $3.8
                                          ====       ====        ====         ====


At December 31, 2001 and 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:


                                                                DECEMBER 31
                                                               2001     2000
                                                               ------  --------
                                                               (IN MILLIONS)
Impaired mortgage loans on real estate with provision for
 losses ....................................................    $ 2.4   $ 4.2
Provision for losses .......................................     (1.2)   (1.2)
                                                                 ----    ----
Net impaired mortgage loans on real estate .................    $ 1.2   $ 3.0
                                                                 ====    ====


     The average investment in impaired loans and the interest income recognized on impaired loans were as follows:


                                                     YEAR ENDED DECEMBER 31
                                                     2001     2000      1999
                                                    -------  -------  ---------
                                                          (IN MILLIONS)
Average recorded investment in impaired loans ...     $3.3      $2.1       $--
Interest income recognized on impaired loans ....      0.5       0.3        --

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

     There were no restructured commercial mortgage loans at December 31, 2001. Such loans aggregated $3.4 million as of December 31, 2000. The expected gross interest income that would have been recorded in 2000 had the loans been current in accordance with the original loan agreements was $0.34 million, and the actual interest income recorded was $0.27 million.

     At December 31, 2001, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:


                          CARRYING           GEOGRAPHIC            CARRYING
    PROPERTY TYPE          AMOUNT           CONCENTRATION           AMOUNT
----------------------  -------------  -----------------------  ---------------
                        (IN MILLIONS)                            (IN MILLIONS)
Apartments ..........      $115.1      East North Central ....       $ 63.6
Hotels ..............        24.8      East South Central ....         25.8
Industrial ..........        72.1      Middle Atlantic .......         50.6
Office buildings ....       146.4      Mountain ..............         35.5
Retail ..............        35.5      New England ...........         55.1
Mixed Use ...........         5.0      Pacific ...............        111.3
Agricultural ........       168.9      South Atlantic ........        152.9
Other ...............        18.6      West North Central ....         20.6
                                       West South Central ....         67.7
                                       Canada/Other ..........          3.3
Allowance for losses         (5.5)     Allowance for losses ..         (5.5)
                           ------                                    ------
Total ...............      $580.9      Total .................       $580.9
                           ======                                    ======

     Bonds with amortized cost of $24.7 million were non-income producing for year ended December 31, 2001.

     Depreciation expense on investment real estate was $0.3 million in 2001 and $0.6 million in 2000 and 1999. Accumulated depreciation was $2.8 million, and $2.5 million at December 31, 2001, and 2000, respectively.

NOTE 4.  DERIVATIVES AND HEDGING INSTRUMENTS

     The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities.

     The fair value of derivative instruments classified as assets at December 31, 2001 was $16.7 million, and appears on the consolidated balance sheet in other assets. The fair value of derivative instruments classified as liabilities at December 31, 2001 was $12.0 million and appears on the consolidated balance sheet in other liabilities.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Fair Value Hedges

     The Company uses interest rate futures contracts and interest rate swap agreements as part of its overall strategies of managing the duration of assets and liabilities or the average life of certain asset portfolios to specified targets. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal). The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income.

     The Company uses equity collar agreements to reduce its equity market exposure with respect to certain common stock investments that the Company holds. A collar consists of a written call option that limits the Company's potential for gain from appreciation in the stock price as well as a purchased put option that limits the Company's potential for loss from a decline in the stock price.

     Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates. The net differential to be paid or received on currency rate swap agreements is accrued and recognized as a component of net investment income.

     At December 31, 2001, the Company recognized net losses of $3.0 million, related to the ineffective portion of its fair value hedges, and a net gain of $0.1 million, related to the portion of the hedging instruments that were excluded from the assessment of hedge effectiveness. Both of these amounts are recorded in net realized investment and other gains and losses. At December 31, 2001, all of the Company's hedged firm commitments qualified as fair value hedges.

 Cash Flow Hedges

     The Company used interest rate cap and floor agreements to hedge the interest rate risk associated with minimum interest rate guarantees in certain of its life insurance and annuity businesses. Amounts are reclassified from other comprehensive income if interest rates fall below certain levels.

     In 2001, the Company recognized no gains or losses related to the ineffective portion of its cash flow hedges, and a net gain of $0.2 million related to the portion of the hedging instruments that was excluded from the assessment of hedge effectiveness. This amount is recorded in net realized investment and other gains and losses. All of the Company's hedged forecasted transactions qualified as cash flow hedges in 2001.

     No amounts were reclassified from other accumulated comprehensive income to earnings in 2001 and it is anticipated that no amounts will be reclassified from other accumulated comprehensive income to earnings within the next twelve months. The Company does not enter into hedging transactions for variable cash flows thus the Company currently has no maximum length for which variable cash flows are hedged.

     In 2001, none of the Company's cash flow hedges have been discontinued because of the probability that the original forecasted transaction would not occur by the end of the originally specified time period documented at inception of the hedging relationship.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 4. DERIVATIVES AND HEDGING INSTRUMENTS  (CONTINUED)

     There was no transition adjustment for the adoption of SFAS No.133 representing the accumulation in other comprehensive income of the effective portion of the Company's cash flow hedges as of January 1, 2001. There were no losses incurred for the effective portion of the change in fair value of derivative instruments designated as cash flow hedges and added to accumulated other comprehensive income.

 Derivatives Not Designated as Hedging Instruments

     The Company enters into interest rate swap agreements, interest rate futures contracts, and interest rate cap and floor agreements to manage exposure to interest rates as described above under Fair Value Hedges without designating the derivatives as hedging instruments.

NOTE 5. INCOME TAXES

     The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

     The components of income taxes were as follows:


                                                   YEAR ENDED DECEMBER 31
                                                 2001       2000       1999
                                                -------    -------    -------
                                                        (IN MILLIONS)
Current taxes:
Federal .....................................   $  30.1    $  15.2    $  (1.5)
Foreign .....................................        --        0.6        0.1
                                                -------    -------    -------
                                                   30.1       15.8       (1.4)
Deferred taxes:
Federal .....................................      32.1       28.0       36.6
                                                -------    -------    -------
Total income taxes...........................   $  62.2    $  43.8    $  35.2
                                                =======    =======    =======


     A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:


                                                   YEAR ENDED DECEMBER 31
                                                 2001       2000       1999
                                                -------    -------    -------
                                                        (IN MILLIONS)

Tax at 35% ..................................   $  73.0    $  50.1    $  36.3
Add (deduct):
 Equity base tax ............................      (9.0)      (5.6)       --
 Prior years taxes ..........................       2.1         --       (0.3)
 Tax credits ................................      (0.4)      (0.6)      (0.1)
 Foreign taxes ..............................        --        0.6        0.1
 Tax exempt investment income ...............      (5.6)      (0.7)      (0.7)
 Other ......................................       2.1         --       (0.1)
                                                -------    -------    -------
  Total income taxes ........................   $  62.2    $  43.8    $  35.2
                                                =======    =======    =======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The significant components of the Company's deferred tax assets and liabilities were as follows:


                                                            DECEMBER 31
                                                        2001          2000
                                                      -------        ------
                                                           (IN MILLIONS)
DEFERRED TAX ASSETS:
 Policy reserve adjustments ....................      $ 238.1        $110.0
 Other postretirement benefits .................         20.1          23.3
 Book over tax basis of investments ............         12.0           7.8
 Interest ......................................           --           7.5
 Unrealized holding losses .....................           --           1.4
                                                      -------        ------
  Total deferred tax assets ....................        270.2         150.0
DEFERRED TAX LIABILITIES:
 Deferred policy acquisition costs .............        373.7         199.1
 Depreciation ..................................          2.1           1.8
 Basis in partnerships .........................          0.6           0.4
 Market discount on bonds ......................          1.2           0.6
 Lease income ..................................         47.0          35.4
 Unrealized gains ..............................          6.8            --
 Other .........................................           --           9.5
                                                      -------        ------
  Total deferred tax liabilities ...............        431.4         246.8
                                                      -------        ------
  Net deferred tax liabilities .................      $ 161.2        $ 96.8
                                                      =======        ======


     The Company received an income tax refund of $32.4 million and made income tax payments of $62.9 million and $13.2 million in 2001, 2000 and 1999, respectively.

NOTE 6 - REINSURANCE

     The effect of reinsurance on premiums written and earned was as follows:


                                 2001             2000             1999
                               PREMIUMS         PREMIUMS         PREMIUMS
                           WRITTEN  EARNED   WRITTEN  EARNED  WRITTEN   EARNED
                           -------  -------  -------  ------  -------  --------
                                             (IN MILLIONS)
Life Insurance:
 Direct ................... $ 82.0   $ 82.0   $34.1    $34.1   $12.1     $12.1
 Ceded ....................  (21.9)   (21.9)   (5.5)    (5.5)   (3.2)     (3.2)
                            ------   ------   -----    -----   -----     -----
  Net life insurance
   premiums ............... $ 60.1   $ 60.1   $28.6    $28.6   $ 8.9     $ 8.9
                            ======   ======   =====    =====   =====     =====


For the year ended December 31, 2001, 2000 and 1999, benefits to policyholders under life ceded reinsurance contracts were $3.8 million, $3.0 million and $ -- million, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

NOTE 7. COMMITMENTS AND CONTINGENCIES

     The Company has extended commitments to purchase fixed maturity investments, and other invested assets and issue mortgage loans on real estate totaling $25.3 million, $14.3 million and $16.2 million, respectively, at December 31, 2001. If funded, loans related to real estate mortgages would be fully collateralized by related properties. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. The estimated fair values of the commitments described above aggregate $57.1 million at December 31, 2001. The majority of these commitments expire in 2002.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2001. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, the Company entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, the Company specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of the responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution (ADR) relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above, in the fourth quarter of 2001. The adjustment to the reserve in 2001 was the result of the Company being able to better estimate the cost of settling the remaining claims, which on average tend to be larger, more complicated claims. The better estimate comes from experience with actual settlements on similar claims.

     Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase (i.e., arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by the Company.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 8.  SHAREHOLDER'S EQUITY

 (a) Common Stock

     The Company was established in 1979 as a stock insurance company with 50,000 shares outstanding, wholly owned by its parent, John Hancock Life Insurance Company. The Company has one class of capital stock, common stock ($50 par value, 50,000 shares authorized).

 (b) Accumulated Other Comprehensive Income (Loss)

     The components of accumulated other comprehensive loss are as follows:


                                                             ACCUMULATED
                                                                OTHER
                                                            COMPREHENSIVE
                                                           INCOME (LOSSES)
                                                          -----------------
                                                            (IN MILLIONS)

Balance at January 1, 1999 ................................    $ 12.3
Gross unrealized gains (losses)  (net of deferred income
 tax benefit of $18.0 million) ............................     (34.2)
Reclassification adjustment for gains (losses), realized in
 net income (net of tax expense of $1.7 million) ..........      (3.1)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax expense of $6.2 million) .............................      11.6
                                                               ------
Net unrealized gains (losses) .............................     (25.7)
                                                               ------
Balance at December 31, 1999 ..............................    $(13.4)
                                                               ======


Balance at January 1, 2000 ................................    $(13.4)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $9.7 million) .............................      18.0
Reclassification adjustment for gains (losses), realized in
 net income (net of tax expense of $1.6 million) ..........      (2.9)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $2.1 million) .............................      (3.9)
                                                               ------
Net unrealized gains (losses) .............................      11.2
                                                               ------
Balance at December 31, 2000 ..............................    $ (2.2)
                                                               ======


Balance at January 1, 2001 ................................    $ (2.2)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $7.2 million) .............................      11.8
Reclassification adjustment for gains (losses), realized in
 net income (net of tax benefit of $1.1 million) ..........       2.1
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $3.2 million) .............................      (6.0)
                                                                -----
Net unrealized gains (losses) .............................       7.9
Change in accounting principle ............................       7.2
                                                                -----
Balance at December 31, 2001 ..............................    $ 12.9
                                                                =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:



                                                        2001    2000      1999
                                                      -------  ------  --------
                                                             (IN MILLIONS)
Balance, end of year comprises:
 Unrealized investment gains (losses) on:
  Fixed maturities ...............................      $20.6   ($7.0)  ($28.7)
  Equity investments .............................        1.0     1.0     (1.4)
  Derivatives and other ..........................        5.2     0.3      1.3
                                                        -----   -----   ------
Total ............................................       26.8    (5.7)   (28.8)
Amounts of unrealized investment (gains) losses
 attributable to:
  Deferred policy acquisition cost and present
   value of future profits .......................       (7.1)    2.1      8.1
  Deferred federal income taxes ..................       (6.8)    1.4      7.3
                                                        -----   -----   ------
Total ............................................      (13.9)    3.5     15.4
                                                        -----   -----   ------
Net unrealized investment gains ..................      $12.9   ($2.2)  ($13.4)
                                                        =====   =====   ======

 (c) Statutory Results

     The Company adopted the new codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribe statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary use to prepare their statutory-basis financial statements.

     The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. For the Company, the Commonwealth of Massachusetts only recognizes statutory accounting practices prescribed or permitted by Massachusetts insurance regulations and laws. The National Association of Insurance Commissioners' "Accounting Practices and Procedures" manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by Massachusetts. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     Prior to 2001, the Commissioner had provided the Company approval to recognize as an admitted asset the pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." Beginning in 2001, the Commissioner has provided the Company with approval to phase-in over a three-year period the impact of implementing the material provisions of statutory SSAP No. 8, "Pensions." The Company's pension plan prepaid expense recorded for statutory purposes amounted to $64.3 million, $55.6 million and $42.3 million at December 31, 2001, 2000 and 1999 respectively. Statutory net income is not impacted by this permitted practice.

     Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.


                                                        2001    2000      1999
                                                      -------  ------  --------
                                                             (IN MILLIONS)

Statutory net income .............................     $ 13.1  $ 26.6  $  77.5
Statutory surplus ................................      647.0   527.2    468.8

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

NOTE 9.  SEGMENT INFORMATION

     The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

     PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

     ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

     Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment and other gains (losses) and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment and other gains (losses), including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

     Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain net realized investment and other gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; (v) a charge for certain one time costs associated with John Hancock's demutualization process; and (vi) cumulative effect of an accounting change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income:


                                                        ASSET
                                          PROTECTION  GATHERING   CONSOLIDATED
                                          ----------  ---------  --------------
                                                       (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2001
REVENUES:
 Segment revenues .....................   $  614.3    $   62.2     $   676.5
 Net realized investment and other
  gains (losses) ......................       (9.0)         --          (9.0)
                                          --------    --------     ---------
 Revenues .............................   $  605.3    $   62.2     $   667.5
                                          ========    ========     =========
 Net investment income ................   $  229.2    $   (2.2)    $   227.0
NET INCOME:
 Segment after-tax operating income ...   $  130.0    $   22.2     $   152.2
 Net realized investment and other
  gains (losses) ......................       (5.6)         --          (5.6)
 Surplus tax ..........................        9.1          --           9.1
 Class action lawsuit .................       (9.2)         --          (9.2)
 Cumulative effect of accounting
  change, net of tax ..................       (1.6)         --          (1.6)
                                          --------    --------     ---------
 Net income ...........................   $  122.7    $   22.2     $   144.9
                                          ========    ========     =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ..   $    2.7    $     --     $     2.7
 Amortization of deferred policy
  acquisition costs ...................       46.6        20.5          67.1
 Income tax expense ...................       54.8         7.4          62.2
 Segment assets .......................   $9,995.5    $1,717.7     $11,713.2
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES) DATA:
 Net realized investment and other
  gains (losses) ......................   $  (10.5)         --     $   (10.5)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment and other gains
  (losses) ............................        1.5          --           1.5
                                          --------    --------     ---------
 Net realized investment and other gains
 (losses), net of related amortization
  of deferred policy acquisition costs -
  per consolidated financial
  statements ..........................       (9.0)         --          (9.0)
 Less income tax effect ...............        3.4          --           3.4
                                          --------    --------     ---------
 Net realized investment and other gains
  (losses), net-after-tax adjustment
  made to calculate segment operating
  income ..............................   $   (5.6)         --     $    (5.6)
                                          ========    ========     =========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                     ASSET
                                    PROTECTION     GATHERING      CONSOLIDATED
                                    ----------  ---------------  --------------
                                                  (IN MILLIONS)

YEAR ENDED DECEMBER 31, 2000
REVENUES:
 Segment revenues ...............   $  530.8       $   48.5        $   579.3
 Net realized investment and other
  gains (losses), net ...........      (10.6)            --            (10.6)
                                    --------       --------        ---------
       Revenues .................   $  520.2       $   48.5        $   568.7
                                    ========       ========        =========
       Net investment income        $  215.9       $   (2.5)       $   213.4
NET INCOME:
 Segment after-tax operating
  income ........................       96.0            6.3            102.3
 Net realized investment and other
  gains (losses), net ...........       (6.8)            --             (6.8)
 Surplus tax ....................        5.4            0.2              5.6
 Other demutualization related
  costs .........................       (0.5)          (0.1)            (0.6)
 Restructuring charges ..........       (1.1)            --             (1.1)
                                    --------       --------        ---------
 Net income .....................   $   93.0       $    6.4        $    99.4
                                    ========       ========        =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity
  method ........................   $    1.3       $     --        $     1.3
 Amortization of deferred policy
  acquisition costs .............       17.6           16.4             34.0
 Income tax expense .............       40.7            3.1             43.8
 Segment assets .................   $9,326.9       $2,867.8        $12,194.7
NET REALIZED INVESTMENT AND OTHER
 GAINS (LOSSES) DATA:
 Net realized investment and other
  losses. .......................   $  (14.4)            --        $   (14.4)
 Less amortization of deferred
  policy acquisition costs
  related to net realized
  investment and other gains
  (losses) ......................        3.8             --              3.8
                                    --------       --------        ---------
 Net realized investment and
  other gains (losses), net
  of related amortization of
  deferred policy acquisition
  costs - per consolidated
  financial statements ..........      (10.6)            --            (10.6)
 Less income tax effect .........        3.8             --              3.8
                                    --------       --------        ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income ......   $   (6.8)            --        $    (6.8)
                                    ========       ========        =========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 9.   SEGMENT INFORMATION (CONTINUED)

                                                                 ASSET
                                                 PROTECTION    GATHERING   CONSOLIDATED
                                                 ----------    ---------   ------------
                                                             (IN MILLIONS)
YEAR ENDED DECEMBER 31, 1999
REVENUES:
 Segment revenues ......................         $    488.0    $    37.2    $    525.2
 Net realized investment and other
  gains (losses), net ..................               (4.8)          --          (4.8)
                                                 ----------    ---------    ----------
 Revenues ..............................         $    483.2    $    37.2    $    520.4
                                                 ==========    =========    ==========
 Net investment income .................         $    178.1    $   (3.5)    $    174.6
NET INCOME:
 Segment after-tax operating income ....              108.0         6.8          114.8
 Net realized investment and other
  gains (losses), net ..................               (3.1)          --          (3.1)
 Class action lawsuit ..................              (42.9)          --         (42.9)
 Other demutualization related costs ...               (0.3)        (0.1)         (0.4)
                                                 ----------    ---------    ----------
 Net income ............................         $     61.7    $     6.7    $     68.4
                                                 ==========    =========    ==========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ...         $     (0.1)   $      --    $    (0.1)
 Amortization of deferred policy
  acquisition costs ....................                4.6          8.5          13.1
 Income tax expense ....................               31.8          3.4          35.2
 Segment assets ........................         $  9,104.6    $ 2,869.6    $ 11,974.2
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES) DATA:
 Net realized investment and other
  gains (losses) .......................         $     (5.3)          --    $     (5.3)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment gains (losses) ...                0.5           --           0.5
                                                 ----------    ---------    ----------
 Net realized investment and other gains
 (losses), net of related amortization
  of deferred policy acquisition costs
  - per consolidated financial
  statements ...........................               (4.8)          --          (4.8)
 Less income tax effect ................                1.7           --           1.7
                                                 ----------    ---------    ----------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income .............         $     (3.1)          --    $     (3.1)
                                                 ==========    =========    ==========

     The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

     The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

     Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

     The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

     The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

     The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

     The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

     The fair value for commitments approximates the amount of the initial commitment.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                              DECEMBER 31           DECEMBER 31
                                                 2001                  2000

                                         CARRYING     FAIR     CARRYING      FAIR
                                          VALUE      VALUE      VALUE       VALUE
                                         --------   --------   --------    --------
                                            (IN MILLIONS)          (IN MILLIONS)
ASSETS:
 Fixed maturities:
  Held-to-maturity .................     $   83.7   $   82.1   $  715.4    $  686.8
  Available-for-sale ...............      2,412.5    2,412.5    1,011.8     1,011.8
 Equity securities:
  Available-for-sale ...............         13.1       13.1        8.1         8.1
 Mortgage loans on real estate .....        580.9      604.3      554.8       574.2
 Policy loans ......................        352.0      352.0      334.2       334.2
 Short-term investments ............           --         --       21.7        21.7
  Cash and cash equivalents ........        115.4      115.4      277.3       277.3
Derivatives:
 Futures contracts, net ............           --         --        0.1         0.1
 Interest rate swap agreements .....          8.8        8.8         --          --
 Interest rate cap agreements ......          3.5        3.5        2.1         2.1
 Interest rate floor agreements ....          4.5        4.5        4.5         4.5
 Currency rate swap agreements .....          0.4        0.4         --          --
 Equity collar agreements ..........          0.8        0.8        0.4         0.4
LIABILITIES:
Fixed rate deferred and immediate
 annuities .........................         53.1       50.3       63.8        60.4
Derivatives:
 Interest rate swap agreements .....         13.2       13.2         --         1.2
 Currency rate swap agreements .....          0.1        0.1        0.6         0.6
Commitments ........................           --       57.1         --        62.9

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

              COLUMN A                  COLUMN B   COLUMN C      COLUMN D
                                                              AMOUNT AT WHICH
                                                                SHOWN IN THE
                                                                CONSOLIDATED
                                                                  BALANCE
         TYPE OF INVESTMENT            COST/(2)/   VALUE           SHEET
                                       ---------   --------   ---------------
Fixed maturity securities,
 available-for-sale:
Bonds:
United States government and
 government agencies
 and authorities                        $  219.6   $  214.8       $  214.8
States, municipalities and political
 subdivisions                                6.0        6.0            6.0
Foreign governments                          7.2        7.6            7.6
Public utilities                           189.3      192.9          192.9
Convertibles and bonds with warrants
 attached                                   25.9       25.1           25.1
All other corporate bonds                1,897.9    1,920.5        1,920.5
Certificates of deposits                      --         --             --
Redeemable preferred stock                  46.0       45.6           45.6
                                        --------   --------       --------
Total fixed maturity securities,
 available-for-sale                      2,391.9    2,412.5        2,412.5
                                        ========   ========       ========
Equity securities,
 available-for-sale:
Common stocks:
Public utilities                              --         --             --
Banks, trust and insurance companies          --         --             --
Industrial, miscellaneous and all
 other                                       3.8        5.0            5.0
Non-redeemable preferred stock               8.3        8.1            8.1
                                        --------   --------       --------
Total equity securities,
 available-for-sale                         12.1       13.1           13.1
                                        ========   ========       ========
Fixed maturity securities, held-
to-maturity:
Bonds
United States government and
 government agencies
 and authorities                              --         --             --
States, municipalities and political
 subdivisions                                 --         --             --
Foreign governments                           --         --             --
Public utilities                              --         --             --
Convertibles and bonds with warrants
 attached                                     --         --             --
All other corporate bonds                    5.1        5.1            5.1
Certificates of deposits                    78.6       77.0           78.6
Redeemable preferred stock                    --         --             --
                                        --------   --------       --------
Total fixed maturity securities,
 held-to-maturity                           83.7       82.1           83.7
                                        ========   ========       ========

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (CONTINUED)
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

              COLUMN A                  COLUMN B   COLUMN C       COLUMN D
                                                              AMOUNT AT WHICH
                                                                SHOWN IN THE
                                                                CONSOLIDATED
                                                                  BALANCE
         TYPE OF INVESTMENT            COST/(2)/    VALUE          SHEET
                                       ---------   --------  ------------------
Equity securities, trading:
Common stocks:
Public utilities                              --         --             --
Banks, trust and insurance companies          --         --             --
Industrial, miscellaneous and all
 other                                        --         --             --
Non-redeemable preferred stock                --         --             --
                                        --------   --------       --------
Total equity securities, trading              --         --             --
                                        --------   --------       --------
Mortgage loans on real estate,
 net/(1)/                               $  586.4       xxxx       $  580.9
Real estate, net:
Investment properties /(1)/                 21.4       xxxx           20.6
Acquired in satisfaction of
 debt/(1)/                                    --       xxxx             --
Policy loans                               352.0       xxxx          352.0
Other long-term investments/(2)/            39.6       xxxx           39.6
Short-term investments                        --       xxxx             --
                                        --------   --------       --------
  Total investments                     $3,487.1   $2,507.7       $3,502.4
                                        ========   ========       ========

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.

(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)

                         DEFERRED      FUTURE POLICY                OTHER POLICY
                           POLICY     BENEFITS, LOSSES,              CLAIMS AND
                        ACQUISITION    CLAIMS AND LOSS   UNEARNED     BENEFITS     PREMIUM
       SEGMENT             COSTS          EXPENSES       PREMIUMS     PAYABLE      REVENUE
----------------------  -----------  ------------------  ---------  ------------  ---------
2001:
Protection               $  918.4         $3,275.5        $221.0       $25.0        $60.1
Asset Gathering             142.4             63.2            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $1,060.8         $3,338.7        $221.0       $25.0        $60.1
                         ========         ========        ======       =====        =====
2000:
Protection               $  819.3         $2,698.5        $212.0       $11.1        $28.6
Asset Gathering             174.8             70.0            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  994.1         $2,768.5        $212.0       $11.1        $28.6
                         ========         ========        ======       =====        =====
1999:
Protection               $  707.8         $2,515.7        $175.2       $15.7        $ 8.9
Asset Gathering             147.3             50.6            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  855.1         $2,566.3        $175.2       $15.7        $ 8.9
                         ========         ========        ======       =====        =====

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)


                                                       AMORTIZATION OF
                                                       DEFERRED POLICY
                                  BENEFITS, CLAIMS,  ACQUISITION COSTS,
                         NET         LOSSES, AND      EXCLUDING AMOUNTS
                      INVESTMENT     SETTLEMENT      RELATED TO REALIZED   OTHER OPERATING
      SEGMENT           INCOME        EXPENSES        INVESTMENT GAINS        EXPENSES
--------------------  ----------  -----------------  -------------------  -----------------
2001:
Protection             $229.2          $285.5               $46.6              $ 72.8
Asset Gathering          (2.2)            8.6                20.5                 3.4
                       ------          ------               -----              ------
 Total                 $227.0          $294.1               $67.1              $ 76.2
                       ======          ======               =====              ======
2000:
Protection             $215.9          $242.2               $17.6              $100.5
Asset Gathering          (2.5)            6.4                16.4                16.3
                       ------          ------               -----              ------
 Total                 $213.4          $248.6               $34.0              $116.8
                       ======          ======               =====              ======
1999:
Protection             $178.1          $192.3               $ 4.6              $100.6
Asset Gathering          (3.5)           68.2                 8.5                16.9
                       ------          ------               -----              ------
 Total                 $174.6          $260.5               $13.1              $117.5
                       ======          ======               =====              ======

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            SCHEDULE IV - REINSURANCE
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

                                                ASSUMED               PERCENTAGE
                                     CEDED TO    FROM                 OF AMOUNT
                          GROSS       OTHER      OTHER       NET      ASSUMED TO
                          AMOUNT    COMPANIES  COMPANIES   AMOUNT        NET
                        ----------  ---------  ---------  ---------  -----------
2001
Life insurance in
 force                  $119,332.2  $56,571.3    $35.1    $62,796.0      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     82.0  $    21.9    $  --    $    60.1       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     82.0  $    21.9    $  --    $    60.1      0.0%
                        ==========  =========    =====    =========      ===
2000
Life insurance in
 force                  $ 98,737.2  $39,495.8    $37.1    $59,278.5      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     34.1  $     5.5    $  --    $    28.6       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     34.1  $     5.5    $  --    $    28.6      0.0%
                        ==========  =========    =====    =========      ===
1999
Life insurance in
 force                  $ 75,674.7  $19,217.5    $38.5    $56,495.7      0.0%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     12.1  $     3.2    $  --    $     8.9       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     12.1  $     3.2    $  --    $     8.9      0.0%
                        ==========  =========    =====    =========      ===

NOTE: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and the universal life insurance products.

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                 APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     .    corporate bonds,

     .    mortgages,

     .    mortgage-backed and asset-backed securities, and

     .    government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     .    receive your premium payment,

     .    effectuate your transfer, or

     .    renew your guarantee period

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                               (     1 + g     ) /n/
                               (---------------)/--/ - 1
                               ( 1 + c + 0.005 )/12/

  where,

     .    G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

-------------------------------------------------------------------------------------
Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years

-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period (n)           60 months
-------------------------------------------------------------------------------------

Market value adjustment:

                         [(    1 + 0.08     ) /60/    ]
                10,000 x [(-----------------) /--/ - 1] = 234.73
                         [(1 + 0.07 + 0.005 ) /12/    ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

-------------------------------------------------------------------------------------
Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           9%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

Market value adjustment:

                        [(    1 + 0.08    )/60/    ]
               10,000 x [(----------------)/--/ - 1] = - 666.42
                        [(1 + 0.09 + 0.005)/12/    ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 666.42 = $9,333.58



SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

-------------------------------------------------------------------------------------
Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7.75%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

Market value adjustment:

                        [(      1 + 0.08     /60/    ]
               10,000 x [(------------------)/--/ - 1] = - 114.94
                        [(1 + 0.0775 + 0.005)/12/    ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94 = $9,885.06

  ------------------------------------------------------------------------

* All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:

..    On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.

..    On January 1, 2002, you make a $1,000 premium payment.

..    On January 1, 2003, you make a $1,000 premium payment.

..    On  January 1, 2004, the total value of your contract is $7,500 because of the extra credits and favorable investment earnings.

     Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a CDSL of $474.19. We withdraw a total of $7,474.19 from your contract.

   $7,000.00   --  withdrawal request payable to you
   +  474.19   --  withdrawal charge payable to us
   ---------
   $7,474.19   --  total amount withdrawn from your contract

 HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

     (1) We FIRST distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

     (2) Next we repay to you the $5,000 premium you paid in 2001 Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $336 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,464 to you as a part of your withdrawal request.

    $5,000
      -200  --  free withdrawal amount (payable to you)
    ------
    $4,800
      x.07
    ------
    $  336  --  withdrawal charge on 2001 premium payment (payable to us)

    $4,800
      -336
    ------
    $4,464  --  part of withdrawal request payable to you

     (3) We next deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $70 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $930 to you as a part of your withdrawal request.

    $1,000
     x .07
    ------
    $   70  --  withdrawal charge on 2002 premium payment (payable to us)

   $1,000
     - 70
   ------
   $  930   --   part of withdrawal request payable to you

       (4) We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $930 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

   $7,000   --   total withdrawal amount requested
    - 500   --   profit
    - 200   --   free withdrawal amount
   -4,464   --   payment deemed from initial premium payment
    - 930   --   payment deemed from 2002 premium payment
   ------
    $ 906   --   additional payment to you needed to reach $7,000

     We know that the withdrawal charge percentage for this remaining amount is 7%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

     Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

    $906        =   x - [.07x]
    $906        =   .94x
   $906/.93     =   x
    $974.19     =   x
    $974.19    --   deemed withdrawn from 2003 premium payment
  - $906.00    --   part of withdrawal request payable to you
  ---------
   $  68.19    --   withdrawal charge on 2003 premium deemed withdrawn (payable to us)

     APPENDIX C - EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT CALCULATION

     The following are examples of the optional earnings enhancement death benefit. We have assumed that there are earnings under the contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

     Assume:

 . You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

 . At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

 . You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

 . We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

Calculation of Standard Death Benefit

     We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

Calculation of Earnings Enhancement Amount

     Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to 80% of your "Adjusted Net Premiums."

     Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Premiums is $100,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($100,000) by any premiums you made, other than the initial premium, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Premiums" is $100,000.

     Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

     The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefor $32,000.

     The total Death Benefit in this example is the standard death benefit ($180,000) plus the earnings enhancement amount ($32,000), or $212,000.

EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT, ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

     Assume:

 . You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

 . At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

 . You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

 . On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date

 . On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

 . On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of $10,000 at the end of the eighth year of your contract

 . We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

Calculation of Enhanced Death Benefit

     In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

     Calculation of Premium Roll-up - We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, adjusted for any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is $75,566.70.

     Calculation of Highest Anniversary Value - We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

     The total value of your contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount ($105,000). The enhanced death benefit is therefor $120,000.

Calculation of Earnings Enhancement Amount

     Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

     Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew $80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

     Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

     The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefor $3,750.

     The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the earnings enhancement amount ($3,750), or $123,750.

                          PROSPECTUS DATED MAY 1, 2002

--------------------------------------------------------------------------------
                        REVOLUTION VALUE VARIABLE ANNUITY
--------------------------------------------------------------------------------

       a deferred combination fixed and variable annuity contract issued by
             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")
                     JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF
     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

---------------------------------------------------------------------------------------------------------

VARIABLE INVESTMENT OPTION                              MANAGED BY
--------------------------                              ----------
Equity Index .................    SSgA Funds Management, Inc.
Large Cap Value ..............    T. Rowe Price Associates, Inc.
Large Cap Value CORE/SM/ .....    Goldman Sachs Asset Management
Large Cap Growth .............    Independence Investment LLC
Large Cap Aggressive Growth ..    Alliance Capital Management L.P.
Growth & Income ..............    Independence Investment LLC and Putnam Investment Management LLC
Fundamental Value ............    Wellington Management Company, LLP
Multi Cap Growth .............    Janus Capital Management LLC
Fundamental Growth ...........    Putnam Investment Management LLC
Small/Mid Cap CORE/SM/ .......    Goldman Sachs Asset Management
Small/Mid Cap Growth .........    Wellington Management Company, LLP
Small Cap Equity .............    Capital Guardian Trust Company
Small Cap Value ..............    T. Rowe Price Associates, Inc.
Small Cap Growth .............    John Hancock Advisers, LLC
V.A. Relative Value ..........    John Hancock Advisers, LLC
AIM V.I. Premier Equity ......    A I M Advisors, Inc.
AIM V.I. Capital Development .    A I M Advisors, Inc.
Fidelity VIP Growth ..........    Fidelity Management & Research Company
Fidelity VIP Contrafund(R) ...    Fidelity Management & Research Company
MFS Investors Growth Stock ...    MFS Investment Management(R)
MFS Research .................    MFS Investment Management(R)
MFS New Discovery ............    MFS Investment Management(R)
International Equity Index ...    Independence Investment LLC
International Opportunities ..    T. Rowe Price International, Inc.
Fidelity VIP Overseas ........    Fidelity Management & Research Company
Emerging Markets Equity ......    Morgan Stanley Investment Management Inc.
Janus Aspen Worldwide Growth .    Janus Capital Management LLC
Real Estate Equity ...........    Independence Investment LLC and Morgan Stanley Investment Management Inc.
Health Sciences ..............    Putnam Investment Management LLC
V.A. Financial Industries ....    John Hancock Advisers, LLC
V.A. Technology ..............    John Hancock Advisers, LLC
Managed ......................    Independence Investment LLC and Capital Guardian Trust Company
Global Balanced ..............    Capital Guardian Trust Company
Short-Term Bond ..............    Independence Investment LLC
Bond Index ...................    Mellon Bond Associates, LLP
Active Bond ..................    John Hancock Advisers, LLC
V.A. Strategic Income ........    John Hancock Advisers, LLC
High Yield Bond ..............    Wellington Management Company, LLP
Global Bond ..................    Capital Guardian Trust Company
Money Market .................    Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------

  The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

   When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Declaration Trust, the John Hancock Variable Series Trust I, the AIM Variable Insurance Funds, Fidelity's Variable Insurance Products Fund (Service Class) and Variable Insurance Products Fund II (Service Class), the Janus Aspen Series (Service Shares Class), and the MFS Variable Insurance Trust (Initial Class) (together, "the Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

  Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

  For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."




                      JOHN HANCOCK ANNUITY SERVICING OFFICE
                      -------------------------------------

                    Mail Delivery                Phone:
                    -------------                ------
                                             1-800-824-0335
                   529 Main Street
                Charlestown, MA 02129             Fax:
                                                  ----
                                             1-617-886-3070



  Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

********************************************************************************

  Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS

 This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

 The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

 This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

 We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2002. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 66.

 The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

-------------------------------------------------------------------------------

                               INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                            PAGE

  Accumulation units...................................33
  Annuitant............................................14
  Annuity payments.....................................17
  Annuity period.......................................17
  Contract year........................................15
  Date of issue........................................15
  Date of maturity.....................................33
  Free withdrawal amount...............................22
  Funds.................................................2
  Guarantee periods....................................16
  Investment options...................................18
  Market value adjustment..............................16
  Premium payments.....................................14
  Surrender............................................21
  Surrender value......................................23
  Total value of your contract.........................16
  Variable investment options.......................cover
  Withdrawal charge....................................21
  Withdrawal...........................................21

                                    FEE TABLE

  The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

CONTRACTOWNER TRANSACTION EXPENSES AND ANNUAL CONTRACT FEE
     . Maximum Withdrawal Charge (as % of amount withdrawn)                                7%

     . Annual Contract Fee (applies only to contracts of less than $50,000)              $30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE CONTRACT)

     . Asset-based Charge (for administration and mortality and expense risk)            1.25%
       This charge doesn't apply to amounts held in the guarantee periods

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)

  The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

  The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2001, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                           Total Fund      Total Fund
                                           Investment Distribution and  Other Operating    Operating       Operating
                                           Management     Service       Expenses With    Expenses With   Expenses Absent
Fund Name                                     Fee      (12b-1) Fees     Reimbursement    Reimbursement    Reimbursement
---------                                 ----------  ----------------  ---------------  --------------  ---------------
JOHN HANCOCK VARIABLE SERIES
  TRUST I (NOTE 1):
Equity Index ............................    0.13%           N/A              0.07%           0.20%            0.20%
Large Cap Value .........................    0.75%           N/A              0.08%           0.83%            0.83%
Large Cap Value CORE/SM/ ................    0.75%           N/A              0.10%           0.85%            0.88%
Large Cap Growth ........................    0.38%           N/A              0.03%           0.41%            0.41%
Large Cap Aggressive Growth .............    0.87%           N/A              0.10%           0.97%            1.06%
Growth & Income .........................    0.67%           N/A              0.05%           0.72%            0.72%
Fundamental Value* ......................    0.89%           N/A              0.10%           0.99%            1.20%
Multi Cap Growth* .......................    0.93%           N/A              0.10%           1.03%            1.03%
Fundamental Growth ......................    0.90%           N/A              0.10%           1.00%            1.19%
Small/Mid Cap CORE/SM/ ..................    0.80%           N/A              0.10%           0.90%            1.15%
Small/Mid Cap Growth ....................    0.97%           N/A              0.10%           1.07%            1.07%
Small Cap Equity ........................    0.90%           N/A              0.10%           1.00%            1.02%
Small Cap Value .........................    0.95%           N/A              0.10%           1.05%            1.08%
Small Cap Growth ........................    1.05%           N/A              0.10%           1.15%            1.17%
International Equity Index ..............    0.17%           N/A              0.10%           0.27%            0.40%
International Opportunities .............    1.14%           N/A              0.10%           1.24%            1.39%
Emerging Markets Equity .................    1.52%           N/A              0.10%           1.62%            4.24%
Real Estate Equity ......................    1.00%           N/A              0.07%           1.07%            1.07%
Health Sciences .........................    1.00%           N/A              0.10%           1.10%            1.19%

                                                                                         Total Fund      Total Fund
                                         Investment Distribution and  Other Operating    Operating        Operating
                                         Management     Service        Expenses With   Expenses With   Expenses Absent
Fund Name                                   Fee      (12b-1) Fees      Reimbursement   Reimbursement    Reimbursement
---------                               ----------  ----------------  ---------------  --------------  ---------------
JOHN HANCOCK VARIABLE SERIES
  TRUST I - CONTINUED (NOTE 1):
Managed ...............................    0.67%           N/A              0.06%           0.73%           0.73%
Global Balanced .......................    1.05%           N/A              0.10%           1.15%           1.36%
Short-Term Bond .......................    0.60%           N/A              0.08%           0.68%           0.68%
Bond Index ............................    0.15%           N/A              0.09%           0.24%           0.24%
Active Bond ...........................    0.62%           N/A              0.05%           0.67%           0.67%
High Yield Bond .......................    0.80%           N/A              0.10%           0.90%           1.00%
Global Bond ...........................    0.85%           N/A              0.10%           0.95%           0.95%
Money Market ..........................    0.25%           N/A              0.07%           0.32%           0.32%

JOHN HANCOCK DECLARATION TRUST
  (NOTE 2):
V.A. Relative Value ...................    0.60%           N/A              0.14%           0.74%           0.74%
V.A. Financial Industries .............    0.80%           N/A              0.09%           0.89%           0.89%
V.A. Technology .......................    0.80%           N/A              0.25%           1.05%           1.08%
V.A. Strategic Income .................    0.60%           N/A              0.10%           0.70%           0.70%

AIM VARIABLE INSURANCE FUNDS -
  SERIES I SHARES:
AIM V.I. Premier Equity Fund* * .......    0.60%           N/A              0.25%           0.85%           0.85%

AIM VARIABLE INSURANCE FUNDS -
  SERIES II SHARES:
AIM V.I. Capital Development Fund .....    0.75%          0.25%             0.41%           1.41%           1.41%

VARIABLE INSURANCE PRODUCTS FUND -
   SERVICE CLASS (NOTE 3):
Fidelity VIP Growth ...................    0.58%          0.10%             0.10%           0.78%           0.78%
Fidelity VIP Overseas .................    0.73%          0.10%             0.20%           1.03%           1.03%

VARIABLE INSURANCE PRODUCTS FUND
  II - SERVICE CLASS (NOTE 3):
Fidelity VIP Contrafund(R) ............    0.58%          0.10%             0.10%           0.78%           0.78%

MFS VARIABLE INSURANCE TRUST -
  INITIAL CLASS SHARES (NOTE 4):
MFS Investors Growth Stock ............    0.75%           N/A              0.17%           0.92%           0.92%
MFS Research ..........................    0.75%           N/A              0.15%           0.90%           0.90%
MFS New Discovery .....................    0.90%           N/A              0.16%           1.06%           1.09%

JANUS ASPEN SERIES - SERVICE SHARES
  CLASS (NOTE 5):
Janus Aspen Worldwide Growth ..........    0.65%          0.25%             0.04%           0.94%           0.94%

NOTES TO ANNUAL FUND EXPENSES
  (1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Large Cap Value and Small Cap Value funds are calculated as if the current management fee schedules, which apply to these funds effective May 1, 2001, were in effect for all of 2001. Percentages shown for the Multi Cap Growth, Small/Mid Cap Growth, Small Cap Growth, International Opportu-
    nities, Emerging Markets, Short-Term Bond and High Yield Bond funds are calculated as if the current management fee schedules, which apply to these funds effective October 1, 2001, were in effect for all of 2001. Percentages shown for the Health Sciences Fund are annualized. "CORE/SM/" is a service mark of Goldman, Sachs & Co.

  * Fundamental Value was formerly "Large/Mid Cap Value" and Multi Cap Growth was formerly "Mid Cap Growth."

 (2)Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2001. John Hancock Advisers, LLC has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2003.

  **AIM V.I. Premier Equity Fund was formerly "AIM V.I. Value Fund."

 (3)Actual annual class operating expenses were lower for each of the Fidelity VIP funds shown because a portion of the brokerage commissions that the fund paid was used to reduce the fund's expense. In addition, through rearrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the fund's custodian expenses. These offsets may be discontinued at any time.

 (4)MFS Variable Insurance Trust funds have an expense offset arrangement which reduces each fund's custodian fee based upon the amount of cash maintained by the fund with its custodian and dividend disbursing agent. Each fund may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the fund's expenses. "Other Operating Expenses" do not take into account these expense reductions, and are therefore higher than the actual expenses of the funds. Had these fee reductions been taken into account, "Total Fund Operating Expenses with Reimbursement" would equal 0.90% for MFS Investors Growth Stock, 0.89% for MFS Research and 1.05% for MFS New Discovery. MFS Investment Management(R) (also doing business as Massachusetts Financial Services Company) has contractually agreed, subject to reimbursement, to bear expenses for the MFS New Discovery Fund, such that the fund's "Other Expenses" (after taking into account the expense offset arrangement described above) does not exceed 0.15% annually. This contractual fee arrangement will continue until at least May 1, 2003, unless changed with the consent of the board of trustees which oversees the fund.

 (5)Percentages shown for the Janus Aspen Worldwide Growth Fund are based upon expenses for the year ended December 31, 2001. Expenses are shown without the effect of any expense offset arrangement.

 EXAMPLES

   The four examples on the following pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets.

  Examples I and II assume you have purchased a contract with the optional waiver of withdrawal charge rider, the optional enhanced death benefit rider, the optional earnings enhancement death benefit rider, the optional accumulated value enhancement rider and the optional guaranteed retirement income benefit rider. We refer to this contract as the "All Rider Contract."

  Examples III and IV assume you have purchased a contract with no optional benefit riders. We refer to this contract as the "No Rider Contract."

  The examples do not include any applicable premium taxes and should not be considered representations of past or future expenses. Actual charges may be greater or less than those shown, and not all optional benefit riders are available in all states. The examples assume fund expenses at rates set forth above for 2001, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

Example I If you "surrender" (turn in) your All Rider Contract at the end of
---------
the applicable time period, you would pay:


--------------------------------------------------------------------------------
                                           1 Year  3 Years   5 Years    10 Years
--------------------------------------------------------------------------------
Equity Index                                 $ 91    $131     $173       $310
--------------------------------------------------------------------------------
Large Cap Value                              $ 97    $149     $204       $368
--------------------------------------------------------------------------------
Large Cap Value CORE/SM/                     $ 97    $150     $205       $370
--------------------------------------------------------------------------------
Large Cap Growth                             $ 93    $137     $184       $330
--------------------------------------------------------------------------------
Large Cap Aggressive Growth                  $ 99    $154     $211       $381
--------------------------------------------------------------------------------
Growth & Income                              $ 96    $146     $199       $359
--------------------------------------------------------------------------------
Fundamental Value                            $ 99    $154     $212       $383
--------------------------------------------------------------------------------
Multi Cap Growth                             $ 99    $155     $213       $386
--------------------------------------------------------------------------------
Fundamental Growth                           $ 99    $154     $212       $384
--------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                       $ 98    $152     $207       $375
--------------------------------------------------------------------------------
Small/Mid Cap Growth                         $100    $156     $215       $390
--------------------------------------------------------------------------------
Small Cap Equity                             $ 99    $154     $212       $384
--------------------------------------------------------------------------------
Small Cap Value                              $ 99    $156     $214       $388
--------------------------------------------------------------------------------
Small Cap Growth                             $ 98    $152     $208       $376
--------------------------------------------------------------------------------
V.A. Relative Value                          $ 96    $147     $200       $360
--------------------------------------------------------------------------------
AIM V.I. Premier Equity                      $ 97    $150     $205       $370
--------------------------------------------------------------------------------
AIM V.I. Capital Development                 $103    $166     $231       $419
--------------------------------------------------------------------------------
Fidelity VIP Growth                          $ 97    $148     $202       $364
--------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                   $ 97    $148     $202       $364
--------------------------------------------------------------------------------
MFS Investors Growth Stock                   $ 98    $152     $208       $377
--------------------------------------------------------------------------------
MFS Research                                 $ 98    $152     $207       $375
--------------------------------------------------------------------------------
MFS New Discovery                            $100    $156     $215       $389
--------------------------------------------------------------------------------
International Equity Index                   $ 92    $133     $177       $317
--------------------------------------------------------------------------------
International Opportunities                  $101    $161     $223       $404
--------------------------------------------------------------------------------
Fidelity VIP Overseas                        $ 99    $155     $213       $386
--------------------------------------------------------------------------------
Emerging Markets Equity                      $105    $172     $241       $436
--------------------------------------------------------------------------------
Janus Aspen Worldwide Growth                 $ 98    $153     $209       $378
--------------------------------------------------------------------------------
Real Estate Equity                           $100    $156     $215       $390
--------------------------------------------------------------------------------
Health Sciences                              $100    $157     $217       $392
--------------------------------------------------------------------------------
V.A. Financial Industries                    $ 98    $151     $207       $374
--------------------------------------------------------------------------------
V.A. Technology                              $ 99    $156     $214       $388
--------------------------------------------------------------------------------
Managed                                      $ 96    $147     $199       $359
--------------------------------------------------------------------------------
Global Balanced                              $100    $159     $219       $397
--------------------------------------------------------------------------------
Short-Term Bond                              $ 96    $145     $197       $355
--------------------------------------------------------------------------------
Bond Index                                   $ 91    $132     $175       $314
--------------------------------------------------------------------------------
Active Bond                                  $ 96    $145     $196       $354
--------------------------------------------------------------------------------
V.A. Strategic Income                        $ 96    $146     $198       $357
--------------------------------------------------------------------------------
High Yield Bond                              $ 98    $152     $207       $375
--------------------------------------------------------------------------------
Global Bond                                  $ 98    $153     $210       $379
--------------------------------------------------------------------------------
Money Market                                 $ 92    $134     $179       $321
--------------------------------------------------------------------------------

Example II If you begin receiving payments under one of the annuity payment options of an All Rider Contract at the end of the applicable time period, or if you do not surrender your All Rider Contract, you would pay:

----------------------------------------------------------------------------------------------------
                                                               1 Year  3 Years   5 Years    10 Years
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Equity Index                                                     $28     $ 86     $146       $310
----------------------------------------------------------------------------------------------------
Large Cap Value                                                  $34     $104     $177       $368
----------------------------------------------------------------------------------------------------
Large Cap Value CORE/SM/                                         $34     $105     $178       $370
----------------------------------------------------------------------------------------------------
Large Cap Growth                                                 $30     $ 92     $157       $330
----------------------------------------------------------------------------------------------------
Large Cap Aggressive Growth                                      $36     $109     $184       $381
----------------------------------------------------------------------------------------------------
Growth & Income                                                  $33     $101     $172       $359
----------------------------------------------------------------------------------------------------
Fundamental Value                                                $36     $109     $185       $383
----------------------------------------------------------------------------------------------------
Multi Cap Growth                                                 $36     $110     $186       $386
----------------------------------------------------------------------------------------------------
Fundamental Growth                                               $36     $109     $185       $384
----------------------------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                                           $35     $107     $180       $375
----------------------------------------------------------------------------------------------------
Small/Mid Cap Growth                                             $37     $111     $188       $390
----------------------------------------------------------------------------------------------------
Small Cap Equity                                                 $36     $109     $185       $384
----------------------------------------------------------------------------------------------------
Small Cap Value                                                  $36     $111     $187       $388
----------------------------------------------------------------------------------------------------
Small Cap Growth                                                 $35     $107     $181       $376
----------------------------------------------------------------------------------------------------
V.A. Relative Value                                              $33     $102     $173       $360
----------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity                                          $34     $105     $178       $370
----------------------------------------------------------------------------------------------------
AIM V.I. Capital Development                                     $40     $121     $204       $419
----------------------------------------------------------------------------------------------------
Fidelity VIP Growth                                              $34     $103     $175       $364
----------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                                       $34     $103     $175       $364
----------------------------------------------------------------------------------------------------
MFS Investors Growth Stock                                       $35     $107     $181       $377
----------------------------------------------------------------------------------------------------
MFS Research                                                     $35     $107     $180       $375
----------------------------------------------------------------------------------------------------
MFS New Discovery                                                $37     $111     $188       $389
----------------------------------------------------------------------------------------------------
International Equity Index                                       $29     $ 88     $150       $317
----------------------------------------------------------------------------------------------------
International Opportunities                                      $38     $116     $196       $404
----------------------------------------------------------------------------------------------------
Fidelity VIP Overseas                                            $36     $110     $186       $386
----------------------------------------------------------------------------------------------------
Emerging Markets Equity                                          $42     $127     $214       $436
----------------------------------------------------------------------------------------------------
Janus Aspen Worldwide Growth                                     $35     $108     $182       $378
----------------------------------------------------------------------------------------------------
Real Estate Equity                                               $37     $111     $188       $390
----------------------------------------------------------------------------------------------------
Health Sciences                                                  $37     $112     $190       $392
----------------------------------------------------------------------------------------------------
V.A. Financial Industries                                        $35     $106     $180       $374
----------------------------------------------------------------------------------------------------
V.A. Technology                                                  $36     $111     $187       $388
----------------------------------------------------------------------------------------------------
Managed                                                          $33     $102     $172       $359
----------------------------------------------------------------------------------------------------
Global Balanced                                                  $37     $114     $192       $397
----------------------------------------------------------------------------------------------------
Short-Term Bond                                                  $33     $100     $170       $355
----------------------------------------------------------------------------------------------------
Bond Index                                                       $28     $ 87     $148       $314
----------------------------------------------------------------------------------------------------
Active Bond                                                      $33     $100     $169       $354
----------------------------------------------------------------------------------------------------
V.A. Strategic Income                                            $33     $101     $171       $357
----------------------------------------------------------------------------------------------------
High Yield Bond                                                  $35     $107     $180       $375
----------------------------------------------------------------------------------------------------
Global Bond                                                      $35     $108     $183       $379
----------------------------------------------------------------------------------------------------
Money Market                                                     $29     $ 89     $152       $321
----------------------------------------------------------------------------------------------------

Example III If you "surrender" (turn in) your No Rider Contract at the end of the applicable time period, you would pay:


----------------------------------------------------------------------------------
                                             1 Year  3 Years   5 Years    10 Years
----------------------------------------------------------------------------------
Equity Index                                   $78     $ 93     $108       $181
----------------------------------------------------------------------------------
Large Cap Value                                $85     $112     $142       $248
----------------------------------------------------------------------------------
Large Cap Value CORE/SM/                       $85     $113     $143       $250
----------------------------------------------------------------------------------
Large Cap Growth                               $81     $ 99     $120       $204
----------------------------------------------------------------------------------
Large Cap Aggressive Growth                    $86     $117     $149       $263
----------------------------------------------------------------------------------
Growth & Income                                $84     $109     $136       $237
----------------------------------------------------------------------------------
Fundamental Value                              $86     $117     $150       $265
----------------------------------------------------------------------------------
Multi Cap Growth                               $87     $118     $152       $269
----------------------------------------------------------------------------------
Fundamental Growth                             $87     $117     $151       $266
----------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                         $86     $114     $145       $255
----------------------------------------------------------------------------------
Small/Mid Cap Growth                           $87     $120     $154       $273
----------------------------------------------------------------------------------
Small Cap Equity                               $87     $117     $151       $266
----------------------------------------------------------------------------------
Small Cap Value                                $87     $119     $153       $271
----------------------------------------------------------------------------------
Small Cap Growth                               $86     $115     $146       $256
----------------------------------------------------------------------------------
V.A. Relative Value                            $84     $110     $137       $239
----------------------------------------------------------------------------------
AIM V.I. Premier Equity                        $85     $113     $143       $250
----------------------------------------------------------------------------------
AIM V.I. Capital Development                   $91     $130     $171       $306
----------------------------------------------------------------------------------
Fidelity VIP Growth                            $84     $111     $139       $243
----------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                     $84     $111     $139       $243
----------------------------------------------------------------------------------
MFS Investors Growth Stock                     $86     $115     $147       $257
----------------------------------------------------------------------------------
MFS Research                                   $86     $114     $145       $255
----------------------------------------------------------------------------------
MFS New Discovery                              $87     $119     $154       $272
----------------------------------------------------------------------------------
International Equity Index                     $79     $ 95     $112       $189
----------------------------------------------------------------------------------
International Opportunities                    $89     $125     $163       $290
----------------------------------------------------------------------------------
Fidelity VIP Overseas                          $87     $118     $152       $269
----------------------------------------------------------------------------------
Emerging Markets Equity                        $93     $136     $182       $326
----------------------------------------------------------------------------------
Janus Aspen Worldwide Growth                   $86     $116     $148       $260
----------------------------------------------------------------------------------
Real Estate Equity                             $87     $120     $154       $273
----------------------------------------------------------------------------------
Health Sciences                                $88     $120     $156       $276
----------------------------------------------------------------------------------
V.A. Financial Industries                      $85     $114     $145       $254
----------------------------------------------------------------------------------
V.A. Technology                                $87     $119     $153       $271
----------------------------------------------------------------------------------
Managed                                        $84     $109     $137       $238
----------------------------------------------------------------------------------
Global Balanced                                $88     $122     $158       $281
----------------------------------------------------------------------------------
Short-Term Bond                                $83     $108     $134       $233
----------------------------------------------------------------------------------
Bond Index                                     $79     $ 94     $111       $186
----------------------------------------------------------------------------------
Active Bond                                    $83     $107     $133       $232
----------------------------------------------------------------------------------
V.A. Strategic Income                          $84     $108     $135       $235
----------------------------------------------------------------------------------
High Yield Bond                                $86     $114     $145       $255
----------------------------------------------------------------------------------
Global Bond                                    $86     $116     $148       $261
----------------------------------------------------------------------------------
Money Market                                   $80     $ 97     $115       $194
----------------------------------------------------------------------------------

Example IV If you begin receiving payments under one of the annuity payment options of a No Rider Contract at the end of the applicable time period, or if you do not surrender your No Rider Contract, you would pay:

----------------------------------------------------------------------------------------------------
                                                              1 Year   3 Years   5 Years    10 Years
----------------------------------------------------------------------------------------------------
Equity Index                                                     $15      $48     $ 83       $181
----------------------------------------------------------------------------------------------------
Large Cap Value                                                  $22      $67     $115       $248
----------------------------------------------------------------------------------------------------
Large Cap Value CORE/SM/                                         $22      $68     $116       $250
----------------------------------------------------------------------------------------------------
Large Cap Growth                                                 $18      $54     $ 94       $204
----------------------------------------------------------------------------------------------------
Large Cap Aggressive Growth                                      $23      $72     $123       $263
----------------------------------------------------------------------------------------------------
Growth & Income                                                  $21      $64     $110       $237
----------------------------------------------------------------------------------------------------
Fundamental Value                                                $23      $72     $124       $265
----------------------------------------------------------------------------------------------------
Multi Cap Growth                                                 $24      $73     $126       $269
----------------------------------------------------------------------------------------------------
Fundamental Growth                                               $24      $72     $124       $266
----------------------------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                                           $23      $69     $119       $255
----------------------------------------------------------------------------------------------------
Small/Mid Cap Growth                                             $24      $75     $128       $273
----------------------------------------------------------------------------------------------------
Small Cap Equity                                                 $24      $72     $124       $266
----------------------------------------------------------------------------------------------------
Small Cap Value                                                  $24      $74     $127       $271
----------------------------------------------------------------------------------------------------
Small Cap Growth                                                 $23      $70     $119       $256
----------------------------------------------------------------------------------------------------
V.A. Relative Value                                              $21      $65     $111       $239
----------------------------------------------------------------------------------------------------
AIM V.I. Premier Equity                                          $22      $68     $116       $250
----------------------------------------------------------------------------------------------------
AIM V.I. Capital Development                                     $28      $85     $144       $306
----------------------------------------------------------------------------------------------------
Fidelity VIP Growth                                              $21      $66     $113       $243
----------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)                                       $21      $66     $113       $243
----------------------------------------------------------------------------------------------------
MFS Investors Growth Stock                                       $23      $70     $120       $257
----------------------------------------------------------------------------------------------------
MFS Research                                                     $23      $69     $119       $255
----------------------------------------------------------------------------------------------------
MFS New Discovery                                                $24      $74     $127       $272
----------------------------------------------------------------------------------------------------
International Equity Index                                       $16      $50     $ 87       $189
----------------------------------------------------------------------------------------------------
International Opportunities                                      $26      $80     $136       $290
----------------------------------------------------------------------------------------------------
Fidelity VIP Overseas                                            $24      $73     $126       $269
----------------------------------------------------------------------------------------------------
Emerging Markets Equity                                          $30      $91     $155       $326
----------------------------------------------------------------------------------------------------
Janus Aspen Worldwide Growth                                     $23      $71     $121       $260
----------------------------------------------------------------------------------------------------
Real Estate Equity                                               $24      $75     $128       $273
----------------------------------------------------------------------------------------------------
Health Sciences                                                  $25      $75     $129       $276
----------------------------------------------------------------------------------------------------
V.A. Financial Industries                                        $22      $69     $118       $254
----------------------------------------------------------------------------------------------------
V.A. Technology                                                  $24      $74     $127       $271
----------------------------------------------------------------------------------------------------
Managed                                                          $21      $64     $110       $238
----------------------------------------------------------------------------------------------------
Global Balanced                                                  $25      $77     $132       $281
----------------------------------------------------------------------------------------------------
Short-Term Bond                                                  $20      $63     $108       $233
----------------------------------------------------------------------------------------------------
Bond Index                                                       $16      $49     $ 85       $186
----------------------------------------------------------------------------------------------------
Active Bond                                                      $20      $62     $107       $232
----------------------------------------------------------------------------------------------------
V.A. Strategic Income                                            $21      $63     $109       $235
----------------------------------------------------------------------------------------------------
High Yield Bond                                                  $23      $69     $119       $255
----------------------------------------------------------------------------------------------------
Global Bond                                                      $23      $71     $122       $261
----------------------------------------------------------------------------------------------------
Money Market                                                     $17      $52     $ 89       $194
----------------------------------------------------------------------------------------------------

                                BASIC INFORMATION

  This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                                 STARTING ON PAGE
  --------                                                                 ----------------
What is the contract? ........................................................     14

Who owns the contract? .......................................................     14

Is the owner also the annuitant? .............................................     14

How can I invest money in a contract? ........................................     14

How will the value of my investment in the contract change over time? ........     16

What annuity benefits does the contract provide? .............................     17

To what extent can JHVLICO vary the terms and conditions of its contracts? ...     17

What are the tax consequences of owning a contract? ..........................     17

How can I change my contract's investment allocations? .......................     18

What fees and charges will be deducted from my contract? .....................     21

How can I withdraw money from my contract? ...................................     23

What happens if the owner or the annuitant dies
 before my contract's date of maturity? ......................................     25

What other benefits can I purchase under a contract? .........................     28

Can I return my contract? ....................................................     29

                                       13

 WHAT IS THE CONTRACT?

  The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the annuitant or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the "annuity payments" will begin on a future date, called the contract's "date of maturity." Under a "variable" annuity contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

 WHO OWNS THE CONTRACT?

  That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner.

 However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a contract has joint owners, both must join in any written notice or request.

 IS THE OWNER ALSO THE ANNUITANT?

  In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

 HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

  We call the investments you make in your contract premiums or premium payments. In general, you need at least a $5,000 initial premium payment to purchase a contract. If you purchase your contract under any of the tax-qualified plans shown on page 39 or if you purchase your contract through the automatic investment plan, different minimums may apply. If you choose to contribute more money into your contract, each subsequent premium payment must be at least $200 ($100 for the annuity direct deposit program). If your contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more premiums to keep the contract in force.

Applying for a contract

  An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

  Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

  In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. (What we mean by

"delaying effectiveness" is that we will not allow allocations to the variable investment options until we receive your signed application.) In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

  We measure the years and anniversaries of your contract from its date of issue. We use the term "contract year" to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

  You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,


    ------------------------------------------------------------------------
                                              YOU MAY NOT MAKE ANY PREMIUM
                                              PAYMENTS AFTER THE ANNUITANT
     IF YOUR CONTRACT IS USED TO FUND                   REACHES AGE
    ------------------------------------------------------------------------
     a "tax qualified plan"*                     70 1/2**
    ------------------------------------------------------------------------
     a non-tax qualified plan                    85
    ------------------------------------------------------------------------

    * as that term is used in "Tax Information," beginning on page 36. ** except for a Roth IRA, which has no age limit.

  We will not issue a contract if any proposed owner or annuitant is older than age 84. We may, however, waive this underwriting limit.

Ways to make premium payments

  Premium payments made by check or money order should be:

 . drawn on a U.S. bank,

 . drawn in U.S. dollars, and

 . made payable to "John Hancock."

  We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

  Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

  Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

  If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

   If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 . issue a contract;

 . accept premium payments; or

 . allow other transactions.

   After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

   Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

   Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table beginning on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we have credited to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 21.

   The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

   However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 32.

   At any time before the date of maturity, the total value of your contract equals

 . the total amount you invested,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period or in the guarantee rate account (see "Dollar-cost averaging value program" on page 19).

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

  If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

  You should carefully review the discussion under "The annuity period," beginning on page 33, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF ITS CONTRACTS?

State law insurance requirements

  Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

  We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

  In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals),

 . full withdrawal ("surrender"),

 . payment of any death benefit proceeds, and

 . periodic payments under one of our annuity payment options.

   In addition, if you elect the accumulated value enhancement rider, the Internal Revenue Service might take the position that the annual charge for this rider is deemed a withdrawal from the contract which is subject to income tax and, if applicable, the special 10% penalty tax for withdrawals before the age of 59 1/2.

   How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

   If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

  Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

  THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

  When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

  Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using or have not previously used counts as one "use" of an investment option. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

   Up to 12 times during each year of your contract, you may transfer, free of any charge,

 . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

 . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment - either positive or negative.)

    Currently, we impose no charge for transfers of more than 12 per contract year. However, we reserve the right to impose a charge of up to $25 on any transfers in excess of the 12 free transfers or to prohibit any such transfers altogether. Transfers under our strategic rebalancing or dollar-cost averaging programs do not count toward the 12 you are allowed each year. However, you may not:

 . transfer more than $1,000,000 in a contract year into any one variable investment option or guarantee period, without our prior approval,

 . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

 . make any transfers, during the annuity period, to or from a guarantee period, or

 . make any transfer during the annuity period that would result in more than four investment options being used at once.

  We reserve the right to prohibit a transfer less than 30 days prior to the contract's date of maturity.

  The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

  You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the location shown on page 2. Your request should include:

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options to and from which assets are being transferred, and

 . the amount of each transfer.

  The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

  Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

  If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

  The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar-cost averaging value program

  You may elect to deposit any new premium payment of $5,000 or more in the guarantee rate account. Your deposits under this program will be depleted over either a 6 or 12 month period. The assets in this account attributable to a new premium payment will be automatically transferred to one or more variable investment options over the period you initially selected, but the period will begin on the date your new premium is deposited in the selected guarantee rate account. At the time of each deposit, you will designate:

 . the variable investment options to which assets will be transferred; and

 . the percentage amount to be transferred to each such variable investment option.

  Under our current administrative rules, you may have multiple deposits under this program at the same time, but the time period for each such deposit must be the same (i.e., all must be for 6 month periods or all must be for 12 month periods). Transfers to the guarantee periods are not permitted under this program, and transfers of your account value from a variable investment option are not permitted to initiate the program. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Assets in the account will earn a fixed rate of return at the effective annual rate in effect at the time the deposit is made into the account. Such rate will apply to any portion of the deposit remaining in the account until the full amount of such deposit has been transferred to the selected variable investment options. We will declare the rate for the account from time to time.

  The guarantee rate account is part of our general account. You have no interest in or preferential claim on any of the assets held in our general account. The investments we purchase with amounts you allocate to the guarantee rate account belong to us; any favorable investment performance on the assets allocated to the account belongs to us. Instead, you earn interest at the applicable fixed rate of return.

  The dollar-cost averaging value program and the standard dollar-cost averaging program (described below) cannot be used at the same time.

  Your participation in the dollar-cost averaging value program will end if you request a partial withdrawal from the guaranteed account, or if you request a transfer from the guaranteed account that is in addition to the automatic transfers.

Standard dollar-cost averaging program

  You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the standard dollar-cost averaging program:

 . You may elect the program only if the total value of your contract equals
   $15,000 or more.

 . The amount of each transfer must equal at least $250.

 . You may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.

 . You may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

 . You may discontinue the program at any time.

 . The program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted.

 . Automatic transfers to or from guarantee periods are not permitted.

 . We reserve the right to suspend or terminate the program at any time.

Strategic rebalancing

  This program automatically re-sets the percentage of your account value allocated to the variable investment options. Over time, the variations in the investment results for each variable investment option you've elected will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among the variable investment options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.) Strategic rebalancing would usually result in transferring amounts from a variable investment option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a variable investment option with relatively lower current investment performance to one with relatively higher current investment performance.

  This program can be elected by sending the appropriate form to our Annuity Servicing Office. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each variable investment option, and a future beginning date.

  Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.

  The guarantee periods do not participate in and are not affected by strategic rebalancing. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Asset-based charge

  We deduct a daily asset-based charge that compensates us primarily for our administrative expenses and the mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 1.25% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

  In return for the mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual contract fee

  Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value on the contract anniversary of less than $50,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract unless your total value is $50,000 or more at the time of surrender. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to up to $50.

Premium taxes

  We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

  In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

  If you withdraw some of your premiums from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred sales load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

  Free withdrawal amounts: If you have any profit in your contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your contract's total value exceeds the premiums you have paid and have not (as discussed below) already withdrawn. If your contract doesn't have any profit (or you have withdrawn it all) you can still make charge-free withdrawals, unless and until all of your withdrawals during the same contract year exceed 10% of all of the premiums you have paid to date.

  Here's how we determine the charge: If the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

  The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:


          ------------------------------------------------------------
           YEARS FROM DATE OF PREMIUM PAYMENT TO
             DATE OF SURRENDER OR WITHDRAWAL        WITHDRAWAL CHARGE*
          ------------------------------------------------------------
             7 or more .........................    0%
          ------------------------------------------------------------
             6 but less than 7 .................    1%
          ------------------------------------------------------------
             5 but less than 6 .................    2%
          ------------------------------------------------------------
             4 but less than 5 .................    3%
          ------------------------------------------------------------
             3 but less than 4 .................    4%
          ------------------------------------------------------------
             2 but less than 3 .................    5%
          ------------------------------------------------------------
             1 but less than 2 .................    6%
          ------------------------------------------------------------
             less than 1 .......................    7%
          ------------------------------------------------------------

  * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE TEXT IMMEDIATELY BELOW.

   Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first
                                                                        -----
from the earliest premium payment, and then from the next earliest premium
                                       ----
payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations.

   Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period
--------------
being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

   You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

   When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

 . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

 . on certain withdrawals if you have elected the rider that waives the withdrawal charge; and

 . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

   How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other charges

   We offer, subject to state availability, five optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we currently charge an amount equal to 1/12/th/ of the following annual percentages:

--------------------------------------------------------------------------------------------------
Waiver of withdrawal charge           0.10% of that portion of your contract's total value
                                      attributable to premiums that are still subject to surrender charges
--------------------------------------------------------------------------------------------------
Enhanced death benefit                0.25% of your contract's total value*
--------------------------------------------------------------------------------------------------
Earnings enhancement death benefit    0.25% of your contract's total value
--------------------------------------------------------------------------------------------------
Accumulated value                     0.35% of your initial premium payment (we reserve the
enhancement**                         right to increase this percentage on a uniform basis for
                                      all riders issued in the same state)
--------------------------------------------------------------------------------------------------
Guaranteed retirement income benefit  0.30% of your contract's total value
--------------------------------------------------------------------------------------------------

  * Rate is applicable to enhanced death benefit riders issued after May 1, 2002. In certain states, and for riders issued prior to May 1, 2002, a lower rate may apply.

  **If you choose the accumulated value enhancement, you must also choose the waiver of withdrawal charge.

  We deduct the charge proportionally from each of your investment options, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

  Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

   The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee, any applicable premium
                         -----
tax, any withdrawal charges, and any applicable rider charges. We will determine the amount surrendered or withdrawn as of the date we receive your request in proper order at the John Hancock Annuity Servicing Office.

   Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
36. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

   We will deduct any partial withdrawal proportionally from each of your
                                         --------------
investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal

 . for an amount less than $100, or

 . if the remaining total value of your contract would be less than $1,000.

 We reserve the right to terminate your contract if the value of your contract becomes zero.

  You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Waiver of withdrawal charge rider

  If your state permits, you may purchase an optional waiver of withdrawal charge rider at the time of application. The "covered persons" under the rider are the owner and the owner's spouse, unless the owner is a trust. If the owner is a trust, the "covered persons" are the annuitant and the annuitant's spouse. Under this rider, we will waive withdrawal charge on any withdrawals, if a "covered person" has been diagnosed with one of the critical illnesses listed in the rider, or if all the following conditions apply:

 . a covered person becomes confined to a nursing home beginning at least 30 days after we issue your contract;

 . such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

 . the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

 You may not purchase this rider if either of the covered persons (1) is older than 74 years at application or (2) was confined to a nursing home within the past two years.

  There is a charge for this rider, as set forth under "Other charges" on page 20, above. This rider (and the related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it.

  For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request. In certain marketing materials, this rider may be referred to as "CARESolutions."

  If you purchase this rider:

 . you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of eldercare services available to seniors, and

 . you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.

You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider.

Systematic withdrawal plan

  Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 16, and "What fees and charges will be deducted from my contract?" beginning on page 21. The same tax consequences also generally will apply.

    The following conditions apply to systematic withdrawal plans:

 . You may elect the plan only if the total value of your contract equals
   $25,000 or more.

 . The amount of each systematic withdrawal must equal at least $100.

 . If the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you.

 . You may cancel the plan at any time.

 . We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

 WHAT HAPPENS IF THE OWNER OR THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

   We will pay a death benefit to the contract's beneficiary, depending on the form of ownership and whether there is one annuitant or joint annuitants:

 . If your contract is owned by a single natural person and has a single annuitant, the death benefit is payable on the earlier of the owner's death and the annuitant's death.

 . If your contract is owned by a single natural person and has joint annuitants, the death benefit is payable on the earliest of the owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

 . If your contract is owned by joint owners and has a single annuitant, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the annuitant's death.

 . If your contract is owned by joint owners and has joint annuitants, the death benefit is payable on the earliest of the first owner's death (whether or not the owner is also an annuitant) and the last annuitant's death.

   If your contract has joint owners, each owner will automatically be deemed to be the beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

   We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 . proof of death before the contract's date of maturity, and

 . any required instructions as to method of settlement.

   We will generally pay the death benefit in a single sum to the beneficiary you chose, unless

 . the death benefit is payable because of the owner's death, the designated beneficiary is the owner's spouse, and he or she elects to continue the contract in force (we explain contract continuation by a spouse in the section entitled "Distributions following death of owner," on page 36); or

 . an optional method of settlement is in effect. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options" on page 35.

  We will pay a "standard" death benefit, unless you have chosen either the "enhanced death benefit" rider, the "earnings enhancement death benefit" rider, or both. We describe these riders on the following pages.

    Standard death benefit

   The standard death benefit is the greater of:
                                     -------

 . the total value of your contract, adjusted by any then-applicable market value adjustment, or

 . the total amount of premium payments made, minus any partial withdrawals.

Enhanced death benefit rider

    Under this rider, we will pay an enhanced death benefit (instead of the standard death benefit) that is the greatest of:

 . the amount of each premium you have paid, accumulated at 5% effective annual interest during the rider's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn);

 . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract during the rider's measuring period, plus any premium payments you have made since that
                     ----
   anniversary, minus any withdrawals you have taken since that anniversary; or
                -----

 . the total value of your contract (adjusted by any market value adjustment) as of the date we receive due proof of the annuitant's death.

The rider's "measuring period" includes only those contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life
          ------                                   ------
attains age 81.  The rider's "measuring life" is:

 . the owner, if there is only one owner under your contract and the death benefit is payable because the owner dies before the Maturity Date,

 . the oldest owner, if there are joint owners under your contract and the death benefit is payable because either owner dies before the Maturity Date,

 . the annuitant, if there is only one annuitant under your contract and the death benefit is payable because the annuitant dies before the Maturity Date,

 . the youngest annuitant, if there are joint annuitants under your contract and the death benefit is payable because the surviving annuitant dies during the owner(s) lifetime(s) but before the Maturity Date.

 If an owner is also an annuitant, we will generally consider that person to be an "owner" instead of an "annuitant" for purposes of determining the rider's measuring life.

    You may elect to enhance the standard death benefit by purchasing an enhanced death benefit rider:

 . only if this rider is available in your state; and

 . only when you apply for the contract; and

 . only if each owner and each annuitant is under age 80 at the time you apply for the contract. (We may waive either or both of the last two restrictions for contracts purchased prior to the October 15, 2001 or prior to the date this rider was available in your state.)

    As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 23 under "Other charges." For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

    This rider (and related charges) will terminate on the contract's date of maturity, upon your surrendering the contract, or upon your written request that we terminate it. The rider will also terminate upon a change of ownership, except where a spousal beneficiary continues the rider after an owner's death. (We explain contract continuation by a spouse in the section entitled "Distributions following death of owner" on page 36.)

  You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider.

   Earnings enhancement death benefit rider

  Under this rider, the death benefit may be increased by an earnings enhancement amount. The earnings enhancement amount is determined as follows:

 . if all of the owners and the annuitant are under age 70 on the date your rider is issued, the earnings enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 80% of your "Adjusted Net Premiums" prior to the date of the decedent's death;

 . if any of the owners or the annuitant is age 70 or older on the date your rider is issued, the earnings enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that rider is in effect) and your "Net Premiums," up to a maximum benefit amount of 50% of your "Adjusted Net Premiums" prior to the date of the decedent's death; but

 . if there are joint annuitants under your contract, we will not count the age of the older annuitant for either of these purposes unless the older annuitant is also an owner.

 "Net Premiums," for purposes of this rider, means premiums you paid for the contract, less any withdrawals in excess of earnings from your contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your contract before they are taken from your purchase payments. "Adjusted Net Premiums" means Net Premiums minus any premiums you paid in the 12 month period prior to the decedent's death (excluding the initial premium).

    This rider is unavailable if your contract is purchased in connection with a tax-qualified retirement plan. In addition, you may elect to purchase an earnings enhancement death benefit rider:

 . only if this rider is available in your state; and

 . only when you apply for the contract (we may waive this restriction, however, for contracts purchased prior to October 15, 2001 or prior to the date this rider was available in your state); and

 . only if each owner and each annuitant is under age 75 at the time you apply for the rider.

   As long as the rider is in effect, you will pay a monthly charge for this benefit. We describe this charge in our response to the question "What fees and charges will be deducted from my contract?" For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

   This rider (and related charges) will terminate on the contract's date of maturity or upon your surrendering the contract. The rider will also terminate upon a transfer of ownership, except where a spousal beneficiary continues the rider after an owner's death. (We explain contract continuation by a spouse in the section entitled "Distributions following death of owner," below). Once this rider is in effect, you cannot request that we terminate it.

In certain marketing materials, this rider may be referred to as the "Beneficiary Tax Relief" rider because any amounts paid under this rider can be used to cover taxes that may be due on death benefit proceeds under your contract. Amounts paid under this rider, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits. You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider.

The earnings enhancement amount decreases if you withdraw earnings that accumulate under your contract. This rider may not be appropriate for you if you expect to withdraw earnings.

 WHAT OTHER BENEFITS CAN I PURCHASE UNDER A CONTRACT?

  In addition to the enhanced death benefit and waiver of withdrawal charge riders discussed above, we currently make available two other optional benefits if your state permits and if you are under age 75 when you apply for a contract. These optional benefits are provided under riders that contain many terms and conditions not set forth below. Therefore, you should refer directly to each rider for more complete information. We will provide you with a copy on request. We may make other riders available in the future.

Accumulated value enhancement

  Under this rider, we will make a contribution to the total value of the contract on a monthly basis if the covered person (who must be an owner and the annuitant):

 . is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment, AND

 . is receiving certain qualified services described in the rider.

  The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the contract. However, the rider contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th contract year. The specifications page of the contract also contains a limit on how much the total value of the contract can be increased by this rider (the "benefit limit"). The rider must be in effect for 7 years before any increase will occur.

  You may elect this rider only when you apply for the contract. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial premium, up to a maximum premium of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by John Hancock and its affiliates that provide a similar benefit. In that case, the maximum Monthly Benefit will be reduced so that monthly benefit payments under all of the annuity contracts do not exceed $108,000 (subject to upward adjustment for various inflation protection features). The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement rider. (See "Limits on Premium Payments" on page __for a general description of other premium limits under the contract).

  You cannot elect this rider unless you have also elected the waiver of withdrawal charge rider. There is a monthly charge for this rider. The charge is described under "Other charges" on page 23.

  The rider will terminate if the contract terminates, if the covered person dies, if the benefit limit is reached, if the owner is the covered person and the ownership of the contract changes, or if, before annuity payments start, the total value of the contract falls below an amount equal to 25% of your initial premium payment. You may cancel the rider by written notice at any time. The rider charge will terminate when the rider terminates.

  If you choose to continue the rider after the contract's date of maturity, charges for the rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

  In certain marketing materials, this rider may be referred to as "CARESolutions Plus."

You should carefully review the tax considerations for optional benefit riders on page 37 before selecting this optional benefit rider.

Guaranteed retirement income benefit

   Under this rider, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

 . The date of maturity must be within the 30 day period following a contract anniversary.

 . If the annuitant was age 45 or older on the date of issue, the contract must have been in effect for at least 10 contract years on the date of maturity and the date of maturity must be on or after the annuitant's 60th birthday and on or before the annuitant's 90th birthday.

 . If the annuitant was less than age 45 on the date of issue, the contract must have been in effect for at least 15 contract years on the date of maturity and the date of maturity must be on or before the annuitant's 90th birthday.

   You cannot elect this rider at any time after your contract is issued. If you elect this rider you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this rider, you will continue to have the option of exercising any other right or option that you would have under the contract (including withdrawal and annuity payment options) if the rider had not been added to it.

   If you do decide to add this rider to your contract, and if you do ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option A: life annuity with payments for guaranteed period" described below under "Annuity options." The guaranteed period will automatically be a number of years that the rider specifies, based on the annuitant's age at the annuity date and whether your contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this rider.

   If you exercise your rights under this rider, we guarantee that the amount we apply to this annuity payment option will be the same amount as if your premium payments had earned a return prescribed by the rider, rather than the return they earned in the subaccounts you actually chose. Under this rider, we would apply that guaranteed amount to the fixed annuity payment option specified in the rider in the same manner and on the same terms as if you had, in the absence of this rider, elected to apply total contract value in the same amount to that same annuity payment option.

   There is a monthly charge for this rider, which is described at page 20 under "Other charges." The rider (and the related charges) automatically terminate if your contract is surrendered or the annuitant dies. After you've held your contract for 10 years, you can terminate the rider by written request.

CAN I RETURN MY CONTRACT?

   In most cases, you have the right to cancel your contract within 10 days (or longer in some states ) after you receive it. To cancel your contract, simply deliver or mail it to:

     . JHVLICO at the address shown on page 2, or

     . the JHVLICO representative who delivered the contract to you.

   In most states, you will receive a refund equal to the total value of your contract on the date of cancellation, adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your contract was issued as an "IRA," you will receive a refund of any premiums you've paid. The date of cancellation will be the date we receive the contract.

                             ADDITIONAL INFORMATION

  This section of the prospectus provides additional information that is not contained in the Basic Information section on pages 13 through 29.


CONTENTS OF THIS SECTION                                STARTING ON PAGE

Description of JHVLICO ...................................      31

Who should purchase a contract? ..........................      31

How we support the variable investment options ...........      31

How we support the guarantee periods .....................      32

How the guarantee periods work ...........................      32

The accumulation period ..................................      33

The annuity period .......................................      32

Variable investment option valuation procedures ..........      35

Distributions following death of owner ...................      36

Miscellaneous provisions .................................      36

Tax information ..........................................      36

Further information about JHVLICO ........................      42

Management's discussion and analysis .....................      44

Performance information ..................................      64

Reports ..................................................      65

Voting privileges ........................................      65

Certain changes ..........................................      65

Distribution of contracts ................................      66

Experts ..................................................      66

Registration statement ...................................      66

JHVLICO financial statements .............................      71

Appendix A - Details About Our Guarantee Periods .........     109

Appendix B - Example of Withdrawal Charge Calculation ....     112

Appendix C - Examples of Earnings Enhancement Death
 Benefit Calculation .....................................     114

DESCRIPTION OF JHVLICO

  We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2001, John Hancock's assets were approximately $ 81 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

  It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

WHO SHOULD PURCHASE A CONTRACT?

  We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also designed the contracts for purchase under:

 . traditional individual retirement annuity plans ("Traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
   Section 408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

   We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may also make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 38.

   When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

  We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

  To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

 HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

  We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

  The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the contracts cannot be reached by any other persons who may have claims against us.

  All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

  All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

  Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its total value to the Money Market option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

  You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

  We currently make available guarantee periods with durations up to ten years. If you select a guarantee period that extends beyond your contract's date of maturity, your maturity date will automatically be changed to the annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete guarantee periods for new allocations to or from those that are available at any time.

Guaranteed interest rates

  Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

--------------------------------------------------------------------------------
 We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guarantee periods.
--------------------------------------------------------------------------------

  You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time, by calling the John Hancock Annuity Servicing Office at the telephone number shown on page 2.

Calculation of market value adjustment ("MVA")

  If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

  The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

  Here is how the MVA works:


--------------------------------------------------------------------------------
  We compare

     . the guaranteed rate of the guarantee period from which
       the assets are being taken WITH
     . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

 If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your contract's value.

 If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------


  For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

  The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

  Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

  To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:


--------------------------------------------------------------------------------
dollar amount of transaction
                     DIVIDED BY
value of one accumulation unit for the applicable
variable investment option at the time of such
transaction
--------------------------------------------------------------------------------


  The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

  Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:


--------------------------------------------------------------------------------
number of accumulation units in the variable investment options
                       TIMES

value of one accumulation unit for the applicable
variable investment option at that time
--------------------------------------------------------------------------------


Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

 . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

 . the amount of any charges and fees deducted from that guarantee period, PLUS

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

  Annuity payments are made to the annuitant, if still living. If more than one annuitant is living at the date of maturity, the payments are made to the younger of them.

Date of maturity

  Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract.

    Unless we otherwise permit, the date of maturity must be

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age 95).

   Subject always to these requirements, you may subsequently change the date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax qualified plan," beginning on page 34.)

Choosing fixed or variable annuity payments

   During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

   We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (considering all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

   We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

   Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

   Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 31).

   Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

   If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

   Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

   We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

   The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

    Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate"
   (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

     Assumed investment rate

   The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

   You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

   The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then divide the difference by $1,000 and multiply the result by the greater of:
                                         -------

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

   Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

   OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

   Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

   OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

   OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

   OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

   OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

   OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

   OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

   With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

   If the payee is more than 85 years old on the date of maturity, the following two options are not available without our consent:

 . Option A:  "life annuity with 5 years guaranteed" and

 . Option B:  "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

   We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New

York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTIONS FOLLOWING DEATH OF OWNER

  If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions and the effect of spousal continuation of the contract in the following boxes:


--------------------------------------------------------------------------------
 IF DEATH BENEFITS ARE PAYABLE UPON YOUR DEATH BEFORE ANNUITY PAYMENTS HAVE
 BEGUN:

.. if the contract's designated beneficiary is your surviving spouse, your spouse may elect to continue the contract in force as the owner. In that case:
  (1)we will not pay a death benefit, but the total value of your contract will equal the death benefit that would have been payable under your contract (including amounts payable under any optional death benefit riders). Any additional amount that we credit to your contract will be allocated to the investment options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges; and
  (2) your spouse may elect to add or continue any optional death benefit riders under his or her name, subject to our then current underwriting standards and the deduction of rider charges at our then current rates. For purposes of calculating the amount your spouse's Death Benefit, we will treat the total value of your contract (including any step-up in value) as the initial premium and the date the rider is added or continued as the rider's date of issue.
.. if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:
  (1) paid out in full within five years of your death or
  (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.
.. the "entire interest" in the contract on the date of your death equals the standard death benefit (or any enhanced death benefit) and, if an earnings enhancement benefit rider is then in force, any earnings enhancement death benefit amount, that may then be payable.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:
 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

  The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

  Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

  To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

  Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

 . the rights of any assignees of record and

 . certain other conditions referenced in the contract.

    An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

  We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

  The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account.

  Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

  If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with the rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a Contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

  At present, the IRS has not provided guidance as to the tax effect of adding an optional Accumulated Value Enhancement rider or the optional Waiver of Withdrawal Charge rider to an annuity contract. The IRS might take the position that each charge associated with these riders is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals.

  We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

  We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

  However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

  When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

  The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders, withdrawals and death benefits

  When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

  When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

  For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by John Hancock or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

  All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

  Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

   Penalty for premature withdrawals

   The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

    Puerto Rico annuity contracts not purchased to fund a tax qualified plan

   Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

   Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

   The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

   We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

   The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

    Tax-free rollovers

   For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . a traditional IRA to another tax-qualified plan, including a Section 403(b) plan

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

 . a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

 . a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

   In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

    Traditional IRAs

   Annual contribution limit.  A traditional individual retirement annuity (as
   -------------------------
defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . the IRA annual limit for that tax year. For tax years beginning in 2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

   Catch-Up Contributions.  An IRA holder age 50 or older may increase
   ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

   Spousal IRA.  You may also purchase an IRA contract for the benefit of your
   -----------
spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

   Deductibility of contributions.  You may be entitled to a full deduction, a
   ------------------------------
partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

   The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

   Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

   Distributions.   In general, all amounts paid out from a traditional IRA
   -------------
contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

   The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

    Roth IRAs

   Annual contribution limit.  A Roth IRA is a type of non-deductible IRA.  In
   -------------------------
general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

   The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

   Catch-Up Contributions.  A Roth IRA holder age 50 or older may increase
   ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

   Spousal IRA.  You may also purchase a Roth IRA contract for the benefit of
   -----------
your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

   Distributions. If you hold your Roth IRA for at least five years the payee
   -------------
will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

   The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

   Conversion to a Roth IRA.  You can convert a traditional IRA to a Roth IRA,
   ------------------------
unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

   You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

    SIMPLE IRA plans

   In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005.After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

   Catch-Up Contributions.  A SIMPLE IRA holder age 50 or older may increase
   ----------------------
contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

   Distributions.  The requirements for minimum distributions from a SIMPLE IRA
   -------------
retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

    Simplified Employee Pension plans (SEPs)

   SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

   Distributions.  The requirements for minimum distributions from a SEP-IRA,
   -------------
and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

    Section 403(b) plans

   Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

   Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

   Catch-Up Contributions.   A Section 403(b) plan participant age 50 or older
   ----------------------
may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

   Distributions.  When we make payments from a 403(b) contract on surrender of
   -------------
the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

   Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires

    Pension and profit sharing plans qualified under Section 401(a)

   In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

   Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

   The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

   Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

    "Top-heavy" plans

   Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

    Section 457 deferred compensation plans

   Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or instrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

   As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

   The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service
   (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

   Annual contribution limit.   The amount of the non-taxable contributions made
   -------------------------
for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

   Catch-Up Contributions.  A 457 plan participant age 50 or older may increase
   ----------------------
contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

   Distributions.  When we make payments under your contract in the form of an
   -------------
annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires.

   Elective Deferral Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

   Elective Catch-up Limits

  A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

     Withholding on rollover distributions

  The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

   Puerto Rico annuity contracts purchased to fund a tax-qualified plan

  The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

  The above description of Federal income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

  We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2001, JHVLICO had $119.3 billion of gross life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

  In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").

                             Selected financial data

--------------------------------------------------------------------------------
  The following table sets forth certain selected historical financial data. The selected income statement data for each of the years in the three year period ended December 31, 2001 and balance sheet data as of December 31, 2001 and 2000 are presented in accordance with accounting principles generally accepted in the United States (referred to as "GAAP") and have been derived from the audited financial statements included elsewhere in this prospectus. The selected balance sheet data as of December 31, 1999 is presented on a GAAP basis. These balances have been determined by adjusting the previously audited statements that were prepared on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis) to a GAAP basis, and are unaudited. The financial statements from which this data has been derived are not included in this prospectus. The income statement data for each of the years in the two year period ended December 31, 1998 and 1997 and balance sheet data as of December 31, 1998 and 1997 is presented on a statutory basis. The audited statutory basis financial statements from which the selected data has been derived are not included in this prospectus.

  You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 71.

  Certain prior year amounts have been reclassified to conform to the current year presentation.

  Past results are not necessarily indicative of future results.
-------------------------------------------------------------------------------



                                Year           Year            Year          Year            Year
                                ended          ended           ended         ended           ended
                              December       December        December      December        December
                              31, 2001       31, 2000        31, 1999       31, 1998       31, 1997
                               (GAAP)          (GAAP)         (GAAP)         (Stat)         (Stat)
                            (in millions)  (in millions)  (in millions)  (in millions)   (in millions)
                            -------------  -------------  -------------  -------------   -------------
INCOME STATEMENT DATA:
  Premiums ..............   $     60.1     $     28.6     $      8.9     $  1,272.3      $    872.7
  Universal life and
    investment-type
    product charges .....        365.4          337.1          341.5             --              --
  Net investment
    income ..............        227.0          213.4          174.6          122.8            89.7
  Net realized
    investment and
    other gains
    (losses) ............         (9.0)         (10.6)          (4.8)            --              --
  Other revenue .........         24.0            0.2            0.2          618.1           449.1
                            ----------     ----------     ----------     ----------      ----------
  TOTAL REVENUES ........        667.5          568.7          520.4        2,013.2         1,411.5

  Total benefits and
    expenses ............        458.8          425.5          416.8        1,963.9         1,342.5
  Federal income tax
    expense (credit) ....         62.2           43.8           35.2           33.1            38.5
  Net realized capital
    gains (losses) ......           --             --             --           (0.6)           (3.0)
  Cumulative effect of
    accounting change,
    net of tax ..........         (1.6)            --             --             --              --
                            ----------     ----------     ----------     ----------      ----------
  NET INCOME/NET GAIN ...   $    144.9     $     99.4     $     68.4     $     15.6      $     27.5
                            ==========     ==========     ==========     ==========      ==========

BALANCE SHEET DATA:
  Total assets ..........   $ 11,713.2     $ 12,194.7     $ 11,974.2     $  8,599.0      $  6,521.5
  Total liabilities/
    obligations .........     10,747.6       11,389.1       11,279.2        8,268.2         6,199.8
  Total stockholder's
    equity/policyholders'
    contingency
    reserve .............   $    965.6     $    805.6     $    695.0     $    330.8      $    321.7

MANAGEMENT'S DISCUSSION AND ANALYSIS

    The following narrative reviews our consolidated and segment financial condition as of December 31, 2001 and 2000 and results of operations for the years ended December 31, 2001, 2000 and 1999 and, where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with the consolidated financial statements and accompanying notes, included elsewhere in this prospectus.

Forward-Looking Information

    The statements, analyses, and other information contained herein relating to trends in the John Hancock Variable Life Insurance Company's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO. Future events and their effects on JHVLICO may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

    These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products; (2) changes to or elimination of Federal tax benefits for our products and other changes in laws and regulations (including those relating to the Federal Estate Tax Laws) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products; (3) we face increasing competition in our retail businesses from mutual fund companies, banks and investment management firms as well as from other insurance companies; (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our variable life insurance and variable annuity business; (5) due to acts of terrorism or other hostilities, there could be business disruption, economic contraction, increased mortality, morbidity and liability risks, generally, or investment losses that could adversely affect our business; (6) our life insurance and annuity sales are highly dependent on a third party distribution relationship; (7) customers may not be responsive to new or existing products or distribution channels, (8) interest rate volatility may adversely affect our profitability; (9) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies; (10) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected; (11) we face investment and credit losses relating to our investment portfolio (12) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes; (13) we are subject to risk-based capital requirements and possible guaranty fund assessments; (14) we may be unable to retain personnel who are key to our business; (15) we face risks from ceded reinsurance business in respect to life insurance; (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources, and (17) we face unforeseen liabilities arising from our acquisitions and dispositions of businesses.

    Readers are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents that may be filed by JHVLICO with the United States Securities and Exchange Commission from time to time. JHVLICO specifically disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

    We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

     Our revenues are derived principally from:

 . .premiums on individual life insurance and annuities with life contingencies;

 . .product charges from variable and universal life insurance products and annuities;

 . .net investment income and net realized investment and other gains (losses) on general account assets.

    Our expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

    Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions; (2) the amount of assets under management; and (3) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' account balances. Overall, financial market conditions have a significant impact on all these profit drivers.

   The sales and other financial results of our business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement. This trend has been challenged recently by fluctuations in stock market performance and we have seen investors return to stable investment products. Our diverse distribution network and product offerings will assist in the maintenance of assets and provide for sales growth. Although sales of traditional life insurance products have experienced continued declines, sales of fixed annuity products and corporate owned life insurance have increased.

   Premiums and deposits of our individual annuity products were $113.0 million, $94.3 million and $231.3 million in 2001, 2000 and 1999. Our total life insurance product deposits were $1,540.7 million, $1,188.2 million and $1,000.8 million in 2001, 2000 and 1999, respectively.

Critical Accounting Policies

    General

   We have identified the policies below as critical to our business operations and understanding of our results of operation. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies in the preparation of this report requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of JHVLICO's financial statements and Management's Discussion and Analysis.

    Amortization of Deferred Policy Acquisition Costs

   We amortize deferred policy acquisition costs on term life insurance ratably with premiums. We amortize our deferred policy acquisition costs on our annuity products and retail life insurance, other than term, based on a percentage of the estimated gross profits over the life of the policies, which are generally twenty years for annuities and thirty years for life policies. Our estimated gross profits are computed based on assumptions related to the underlying policies including mortality, lapse, expenses, and asset growth rates. We amortize deferred policy acquisition costs such that the percentage of gross profits to the amount of deferred policy acquisition costs amortized is constant over the life of the policies.

   Estimated gross profits are adjusted periodically to take into consideration the actual experience to date and changes in the remaining gross profits. When estimated gross profits are adjusted, we also adjust the amortization of deferred policy acquisition costs to maintain a constant amortization percentage over the life of the policies. Our current estimated gross profits include certain judgments concerning mortality, lapse and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Short-term variances of actual results from the judgments made by management can cause quarter to quarter earnings impact.

    Investment in Debt and Equity Securities

   Impairments on our investment portfolio are recorded as a charge to income in the period when the impairment is judged by management to occur. See the discussion of Credit Risk in the Quantitative and Qualitative Information About Market Risk section of this document for a more detailed discussion of the judgments involved in determining impairments.

   Certain of our fixed income securities classified as held-to-maturity and available-for-sale are not publicly traded, and quoted market prices are not available from brokers or investment bankers on these securities. The change in the fair value of the available-for-sale securities is recorded in other comprehensive income as an unrealized gain or loss. We calculate the fair value of these securities ourselves through the use of pricing models and discounted cash flows calling for a substantial level of management's judgment. See the discussion in the General Account Investments section of this document for a more detailed discussion of this process and the judgments used therein.

    Income Taxes

   We establish reserves for possible penalty and interest payments to various taxing authorities with respect to the admissability and timing of tax deductions. Management makes judgments concerning the eventual outcome of these items and reviews those judgments on an ongoing basis.

Results of Operations

  The table below presents our consolidated results of operations for the years indicated.

------------------------------------------------------------------
                                 FOR THE YEAR ENDED DECEMBER 31
                                 ------------------------------
                                     2001      2000    1999
                                     ----      ----    ----
                                         (IN MILLIONS)
REVENUES
 Premiums .....................   $   60.1  $   28.6  $    8.9
 Universal life and
  investment-type product
  charges .....................      365.4     337.1     341.5
 Net investment income ........      227.0     213.4     174.6
 Net realized investment and
  other gains (losses), net of
  related amortization of
  deferred policy acquisition
  costs/(1)/ ..................       (9.0)    (10.6)     (4.8)
 Other revenues ...............       24.0       0.2       0.2
                                    ------    ------    ------
 Total revenues ...............      667.5     568.7     520.4
                                    ------    ------    ------

BENEFITS AND EXPENSES
 Benefits to policyholders ....      294.1     248.6     260.5
 Other operating costs and
  expenses ....................       76.2     116.8     117.5
  Amortization of deferred
   policy acquisition costs,
   excluding amounts related to
   net realized investment and
   other gains (losses)/(2)/ ..       67.1      34.0      13.1
 Dividends to policyholders ...       21.4      26.1      25.7
                                    ------    ------    ------
  Total benefits and expenses .      458.8     425.5     416.8
                                    ------    ------    ------
Income before income taxes and
 cumulative effect of
 accounting change ............      208.7     143.2     103.6
Income taxes ..................       62.2      43.8      35.2
                                    ------    ------    ------
Income before cumulative effect
 of accounting change .........      146.5      99.4      68.4
Cumulative effect of accounting
 change, net of tax ...........       (1.6)       --        --
                                    ------    ------    ------
Net income ....................   $  144.9  $   99.4  $   68.4
                                    ======    ======    ======

------------------------------------------------------------------

(1) Net of related amortization of deferred policy acquisition costs of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000, and 1999, respectively.

(2) Excluding amounts related to net realized investment and other gains (losses) of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000 and 1999, respectively.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Consolidated income before income taxes and cumulative effect of accounting change of $208.7 million for the year ended December 31, 2001 increased by $65.5 million, or 45.7%, as compared to consolidated income before income taxes and cumulative effect of accounting change of $143.2 million for the year ended December 31, 2000. The increase was primarily attributable to increases in income before income taxes and cumulative effect of accounting change of $45.4 million in the Protection Segment and $20.1 million in the Asset Gathering Segment. The increase in the Protection Segment was primarily due to growth in universal life investment-type product charges and net investment income and a decrease in operating expenses due to our expense reduction program. The Asset Gathering Segment increased compared to the prior year due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program and a decrease in operating expenses due to our expense reduction program.

  Revenues of $667.5 million increased $98.8 million, or 17.4%, from $568.7 million in the comparable prior year period. The increase in revenues was largely driven by growth in premiums in the traditional life insurance business, which increased $31.5 million. In addition, universal life and investment-type product charges increased $28.3 million, primarily driven by growth in the non-traditional life insurance business partially offset by lower fees in the variable annuity business due to lower average account balances. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program.

  Benefits and expenses of $458.8 million increased $33.3 million, or 7.8%, from $425.5 million from the comparable prior year period. The increase in benefits and expenses was primarily driven by growth in benefits to policyholders of $45.5 million due to growth in the in-force in the traditional and non-traditional life insurance businesses. In addition, amortization of deferred policy acquisition costs increased $33.1 million driven by the non-traditional life insurance business due to an increase in universal life product charges. These increases in benefits and expenses were partially offset by a $40.6 million decrease in other operating costs and expenses driven by cost reduction programs.

  Income taxes were $62.2 million in 2001, compared to $43.8 million for 2000. Our effective tax rate was 29.8% in 2001, as compared to 30.6% in 2000.

   Year Ended December 31, 2000 Compared to Year Ended
   December 31, 1999

  Consolidated income before income taxes of $143.2 million for the year ended December 31, 2000 increased by $39.6 million, or 38.2%, as compared to consolidated income before income taxes of $103.6 million for the year ended December 31, 1999. The increase was primarily attributable to increases in income before income taxes of $40.2 million in the Protection Segment partially offset by decreased income before income taxes in the Asset Gathering Segment of $0.6 million. The increase in the Protection Segment was primarily due to growth in net investment income and a decrease in benefits to policyholders. The Asset Gathering Segment remained stable compared to the prior year primarily due to growth in investment-type product charges partially offset by increased amortization of deferred policy acquisition costs.

  Revenues of $568.7 million increased $48.3 million, or 9.3%, from $520.4 million in the comparable prior year period. The increase in revenues was driven by growth in net investment income of $38.8 million, primarily in the non-traditional life insurance business. In addition, premiums increased $19.7 million, primarily in the traditional life insurance business. The increases in revenues were partially offset by increased net realized investment and other losses and lower universal life and investment-type product charges.

  Benefits and expenses of $425.5 million increased $8.7 million, or 2.1%, from $416.8 million in the comparable prior year period. The increase in benefits and expenses was driven by an increase in amortization of deferred policy acquisition costs of $20.9 million primarily in the non-traditional life insurance business. Amortization of deferred policy acquisition costs increased in the non-traditional life insurance business by $13.2 million on revised projections of estimated gross profit based on changes in estimated future interest margins. In addition, amortization of deferred policy acquisition costs increased $7.9 million primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. Partially offsetting the increase in amortization of deferred policy acquisition costs was a decrease in benefits to policyholders of $11.9 million, or 4.6%, primarily due to costs incurred related to the settlement of the class action lawsuit in the prior year period.

  Income taxes were $43.8 million in 2000, compared to $35.2 million for 1999. Our effective tax rate was 30.6% in 2000, as compared to 34.0% in 1999.

Results of Operations by Segment

  We operate our business in two business segments, the Protection Segment and the Asset Gathering Segment. Both of our business segments primarily serve retail customers. JHVLICO's reportable segments are strategic business units offering different products and services, and are managed separately, as they focus on different products, markets or distribution channels.

  PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with JHVLICO, securities brokerage firms, financial planners, and banks.

  We evaluate segment performance on segment after-tax operating income, which excludes the effect of net realized investment and other gains and losses and other unusual or non-recurring events and transactions presented below as after-tax adjustments. Segment after-tax operating income is determined by adjusting generally accepted accounting principles (GAAP) net income for net realized investment and other gains and losses and certain other items which we believe are not indicative of overall operating trends. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe that the presentation of segment after-tax operating income enhances the understanding of our results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, segment after-tax operating income is not a substitute for net income determined in accordance with GAAP.

  A discussion of the adjustments to GAAP reported income, many of which affect each operating segment, follows the table below. A reconciliation of segment after-tax operating income, as adjusted, to GAAP reported net income precedes each segment discussion.

-------------------------------------------------------------------------------
                                            FOR THE YEAR ENDED DECEMBER 31
                                            ------------------------------
                                             2001       2000          1999
                                             ----       ----          ----
                                                     (IN MILLIONS)
SEGMENT DATA:/(1)/
SEGMENT AFTER-TAX OPERATING INCOME:
 Protection Segment ....................... $130.0      $ 96.0       $108.0
 Asset Gathering Segment ..................   22.2         6.3          6.8
                                            ------      ------       ------
  Total segment after-tax operating
   income .................................  152.2       102.3        114.8

AFTER-TAX ADJUSTMENTS:
 Net realized investment and other gains
  (losses), net ...........................   (5.6)       (6.8)        (3.1)
 Surplus tax ..............................    9.1         5.6           --
 Class action lawsuit .....................   (9.2)         --        (42.9)
 Other demutualization related costs ......     --        (0.6)        (0.4)
 Restructuring charges ....................     --        (1.1)          --
                                            ------      ------       ------
  Total after-tax adjustments .............   (5.7)       (2.9)       (46.4)
                                            ------      ------       ------

GAAP REPORTED:
Income before cumulative effect of change
 in accounting principle ..................  146.5        99.4         68.4
 Cumulative effect of change in
  accounting principle, net of tax ........   (1.6)         --           --
                                            ------      ------       ------
 Net income ............................... $144.9      $ 99.4       $ 68.4
                                            ======      ======       ======

-------------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" set forth below.

   Adjustments to GAAP Reported Net Income

  Our GAAP reported net income was affected by net realized investment gains and losses and other unusual or non-recurring events and transactions presented above as after-tax adjustments. A description of these adjustments follows.

  In all periods, net realized investment and other gains and losses have been excluded from segment after-tax operating income because such data are often excluded by analysts and investors when evaluating the overall financial performance of insurers.

  Net realized investment and other gains and losses have been reduced by amortization of deferred policy acquisition costs to the extent that such amortization results from such gains and losses. We believe presenting net realized investment and other gains and losses in this format provides information useful in evaluating our operating performance. This presentation may not be comparable to presentations made by other insurers. Summarized below is a reconciliation of (a) net realized investment and other gains and losses per the audited consolidated financial statements and (b) the adjustment made for net realized investment and other gains to calculate segment after-tax operating income for the years ended December 31, 2001, 2000 and 1999.

--------------------------------------------------------------------------------
                                             FOR THE YEARS ENDED DECEMBER 31
                                         ---------------------------------------
                                            2001          2000          1999
                                         ----------    ----------    -----------
                                                      (IN MILLIONS)
Net realized investment and
 other gains (losses) ......................  $(10.5)     $(14.4)      $(5.3)
Less amortization of deferred
 policy acquisition costs
 related to net realized
 investment and other gains
 (losses) ..................................     1.5         3.8         0.5
                                              ------      ------       -----
Net realized investment and
 other gains, net of related
 amortization of deferred
 policy acquisition costs
 per audited consolidated
 financial statements ......................    (9.0)      (10.6)       (4.8)
Less income tax effect .....................     3.4         3.8         1.7
                                              ------      ------       -----
Net realized investment and
 other gains (losses), net - after-tax
 adjustment to calculate segment
 after-tax operating income ................  $ (5.6)     $ (6.8)      $(3.1)
                                              ======      ======       =====

--------------------------------------------------------------------------------

  Effective within the year 2000, JHVLICO is no longer subject to the surplus tax imposed on mutual life insurance companies and their wholly-owned stock subsidiaries. During the years ended December 31, 2001 and 2000, JHVLICO recognized a reduction in equity based taxes of $9.1 million and $5.6 million, respectively, resulting from a revised estimated credit that was excluded from after-tax operating income for these periods. No surplus tax was incurred in the year ended 1999.

  During 1997, JHVLICO entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, JHVLICO specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  During 2000, JHVLICO incurred expenses to improve its financial analysis and financial reporting abilities which were made in conjunction with the demutualization of John Hancock. These charges primarily included consulting fees and planning and expense management costs. After-tax charges for these other demutualization related costs were $0.6 million and $0.4 million for the years ended December 31, 2000 and, 1999 respectively. No such costs were incurred in the year ended December 31, 2001.

  As part of John Hancock's on-going Competitive Position Project, JHVLICO has incurred restructuring charges to reduce costs and increase future operating efficiency by consolidating portions of its operations. After-tax restructuring costs were $1.1 million for the year ended December 31, 2000. JHVLICO incurred no such costs in the years ended December 31, 2001 and 1999.

Protection Segment

  The following table presents certain summary financial data relating to the Protection Segment for the periods indicated.
--------------------------------------------------------------------------------
                                                FOR THE YEARS ENDED DECEMBER 31
                                                -------------------------------
                                                 2001        2000          1999
                                                 ----        ----          ----
                                                         (IN MILLIONS)
OPERATING RESULTS:
Revenues

 Premiums ..................................... $ 60.1      $ 28.6       $  8.9
 Universal life and investment-type product
  charges .....................................  324.7       286.0        300.8
 Net investment income ........................  229.2       215.9        178.1
 Other revenue ................................    0.3         0.3          0.2
                                                ------      ------       ------
  Total revenues ..............................  614.3       530.8        488.0
Benefits and expenses
 Benefits to policyholders ....................  271.3       242.2        192.3
 Other operating costs and expenses ...........   72.8        98.1        100.6
  Amortization of deferred policy
  acquisition costs, excluding amounts
  related to net realized investment and other
  gains (losses) ..............................   46.6        17.6          4.6
 Dividends to policyholders ...................   21.4        26.1         25.7
                                                ------      ------       ------
  Total benefits and expenses .................  412.1       384.0        323.2
Segment pre-tax operating income ..............  202.2       146.8        164.8
Income taxes ..................................   72.2        50.8         56.8
                                                ------      ------       ------
Segment after-tax operating income /(1)/ ......  130.0        96.0        108.0
After-tax adjustments: /(1)/
 Net realized investment and other gains
  (losses), net ...............................   (5.6)       (6.8)        (3.1)
 Surplus tax ..................................    9.1         5.4           --
 Class action lawsuit, net ....................   (9.2)         --        (42.9)
 Other demutualization related costs ..........     --        (0.5)        (0.3)
 Restructuring charges ........................     --        (1.1)          --
                                                ------      ------       ------
  Total after-tax adjustments .................   (5.7)       (3.0)       (46.3)
                                                ------      ------       ------

GAAP REPORTED:
Income before cumulative effect of change in
 accounting principle .........................  124.3        93.0         61.7
Cumulative effect of change in accounting
 principle, net of tax ........................   (1.6)         --           --
                                                ------      ------       ------
Net income .................................... $122.7      $ 93.0       $ 61.7
                                                ======      ======       ======
--------------------------------------------------------------------------------
(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospectus.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Segment after-tax operating income was $130.0 million in 2001, an increase of $34.0 million, or 35.4%, from $96.0 million in 2000. Traditional life insurance segment after-tax operating income increased $18.7 million primarily resulting from increased premiums and lower operating expenses offset by increased benefits to policyholders. Non-traditional life insurance segment after-tax operating income increased $15.3 million, or 13.9%, primarily due to higher fee income and an increase in net investment income offset by increased amortization of deferred policy acquisition costs.

  Total revenues were $614.3 million in 2001, an increase of $83.5 million, or 15.7%, from $530.8 million in 2000. Premiums increased $31.5 million or 110.1%, primarily due to an increase in renewal premiums related to prior year term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $324.7 million in 2001, an increase of $38.7 million, or 13.5% from $286.0 million in 2000. The increase was primarily due to growth in average account values and variable life products fee increases. Net investment income increased $13.3 million, or 6.2%, primarily due to increased asset balances for non-traditional life insurance products.

  Total benefits and expenses were $412.1 million in 2001, an increase of $28.1 million, or 7.3%, from $384.0 million in 2000. Benefits to policyholders increased $29.1 million or 12.0%, primarily due to growth in the in-force for both traditional and non-traditional life insurance products. In addition, amortization of deferred policy acquisition costs increased $29.0 million or 164.8%, due to a decline in separate account performance. Offsetting these increases was a decrease in other operating costs and expenses of $25.3 million due to ongoing cost reduction programs in both the traditional life insurance and non-traditional life insurance segments. The segment's effective tax rate increased to 35.7% in 2001 from 34.6% in 2000.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

  Segment after-tax operating income was $96.0 million in 2000, a decrease of $12.0 million, or 11.1%, from $108.0 million in 1999. Traditional life insurance segment after-tax operating income decreased $11.5 million due to higher benefits and expenses. Non-traditional life insurance segment after-tax operating income decreased $0.5 million.

  Total revenues were $530.8 million in 2000, an increase of $42.8 million, or 8.8%, from $488.0 million in 1999. Traditional life insurance segment's premiums increased $19.7 million, or 221.3% due to increase in term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $286.0 million in 2000, a decrease of $14.8 million, or 4.9%, from $300.8 million in 1999. The decrease was primarily due to lower fees resulting from a decline in separate account performance in 2000. Net investment income increased $37.8 million, or 21.2%, primarily due to increases in average net invested assets for the non-traditional life insurance segment.

  Total benefits and expenses were $384.0 million in 2000, an increase of $60.8 million, or 18.8%, from $323.2 million in 1999. Benefits to policyholders increased $49.9 million, or 25.9%, primarily due to increase in reserves related to growth in term life business for the traditional life insurance segment. Amortization of deferred policy acquisition costs of $17.6 million in 2000 increased $13.0 million, or 282.6%, from $4.6 million in 1999. Amortization expense increased primarily due to revised projections of estimated gross profits on non-traditional life insurance products based upon changes in estimated future interest margins. The segment's effective tax rate increased to 34.6% in 2000 from 34.5% in 1999.

Asset Gathering Segment

  The following table presents certain summary financial data relating to the Asset Gathering Segment for the periods indicated.

--------------------------------------------------------------------------------
                                                FOR THE YEARS ENDED DECEMBER 31
                                                -------------------------------
                                                 2001        2000         1999
                                                 ----        ----         ----
                                                         (IN MILLIONS)
OPERATING RESULTS:
Revenues

 Universal life and investment-type
  product charges ..............................  $40.7       $51.1      $40.7
 Net investment income .........................   (2.2)       (2.5)      (3.5)
 Other revenue .................................   23.7        (0.1)        --
                                                  -----       -----      -----
  Total revenues ...............................   62.2        48.5       37.2
Benefits and expenses
 Benefits to policyholders .....................    8.7         6.4        2.2
 Other operating costs and expenses ............    3.4        16.1       16.3
  Amortization of deferred policy
   acquisition costs, excluding amounts related
   to net realized investment and other
   gains (losses) ..............................   20.5        16.4        8.5
                                                  -----       -----      -----
  Total benefits and expenses ..................   32.6        38.9       27.0
Segment pre-tax operating income ...............   29.6         9.6       10.2
Income taxes ...................................    7.4         3.3        3.4
                                                  -----       -----      -----
Segment after-tax operating income /(1)/ .......   22.2         6.3        6.8
After-tax adjustments: /(1)/
 Surplus tax ...................................     --         0.2         --
 Other demutualization related costs ...........     --        (0.1)      (0.1)
                                                  -----       -----      -----
  Total after-tax adjustments ..................     --         0.1       (0.1)
                                                  -----       -----      -----
Net income .....................................  $22.2       $ 6.4      $ 6.7
                                                  =====       =====      =====
--------------------------------------------------------------------------------


(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospects.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Segment after-tax operating income was $22.2 million in 2001, an increase of $15.9 million, or 252.4%, from $6.3 million in 2000. The increase in the Asset Gathering Segment is primarily driven by growth in other revenue of $23.8 million and a decrease in other operating costs and expenses of $12.7 million from the comparable prior year period. These changes were partially offset by a decrease in investment-type product fees of $10.4 million and an increase in amortization of deferred policy acquisition costs of $4.1 million.

  Total revenues increased $13.7 million, or 28.2%, to $62.2 million in 2001 from $48.5 million in 2000. Investment-type product charges decreased $10.4 million, or 20.4%. Investment-type product charges on variable annuity products decreased due to deteriorating market conditions for separate accounts. Partially offsetting the decline in average variable annuity reserves, JHVLICO increased its product fees in the fourth quarter of 2000, which were effective for the year ended December 31, 2001. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as a part of the safe harbor annuity exchange program.

  Total benefits and expenses decreased $6.3 million, or 16.2%, to $32.6 million in 2001 from the comparable prior year period. The decrease in benefit and expenses is primarily due to a $12.7 million decrease in other operating costs and expenses resulting from our on-going cost reduction program. Partially offsetting the decrease in other operating costs and expenses was a $4.1 million increase in amortization of deferred policy acquisition costs and a $2.3 million increase in benefits to policyholders. Amortization of deferred policy acquisition costs increased primarily due to poor separate account performance and increased surrenders in the variable annuity business in 2001. Benefits to policyholders increased primarily due to higher surrender benefits on higher lapses. The segment's effective tax rate was 25.0% and 34.4% in 2001 and 2000, respectively. The change in the segment's effective tax rate is primarily due to increased dividend received deductions in variable annuity separate accounts.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

  Segment after-tax operating income was $6.3 million in 2000, a decrease of $0.5 million, or 7.4%, from $6.8 million in 1999. The decrease in the Asset Gathering Segment is primarily driven by an increase of $7.9 million in amortization of deferred policy acquisitions costs and a $4.2 million increase in benefits to policyholders, partially offset by growth in investment-type product charges of $10.4 million from the comparable prior year period.

  Total revenues increased $11.3 million, or 30.4%, to $48.5 million in 2000 from $37.2 million in 1999. Investment-type product charges increased $10.4 million, or 25.6%, primarily due to higher average account balances in 2000.

  Total benefits and expenses increased $11.9 million, or 44.1%, to $38.9 million in 2000 from the comparable prior year period. The increase in benefits and expenses was primarily driven by a $7.9 million increase in amortization of deferred policy acquisition costs and a $4.2 million increase in benefits to policyholders. Benefits to policyholders increased $4.2 million, primarily due to growth in the annuity business, including bonus interest on new variable annuity products introduced in the fourth quarter of 1999. Amortization of deferred policy acquisition costs increased $7.9 million, or 92.9%, to $16.4 million in 2000 from $8.5 million in 1999, primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. The segment's effective tax rate was 34.4% and 33.3% in 2000 and 1999, respectively.

General Account Investments

   Overall Composition of the General Account

  Invested assets, excluding separate accounts, totaled $3.6 billion and $3.0 billion as of December 31, 2001 and December 31, 2000, respectively. The portfolio composition has not significantly changed at December 31, 2001 as compared to December 31, 2000. The following table shows the composition of investments in the general account portfolio.

--------------------------------------------------------------------------------
                                     AS OF DECEMBER 31,     AS OF DECEMBER 31,
                                            2001                   2000
                                    --------------------   ---------------------
                                      CARRYING     % OF      CARRYING     % OF
                                       VALUE       TOTAL      VALUE       TOTAL
                                    -------------  -----   -------------  -----
                                    (IN MILLIONS)          (IN MILLIONS)

Fixed maturity securities /(1)/ ...    $2,496.2     69.0%     $1,727.2     57.9%
Mortgage loans /(2)/ ..............       580.9     16.0         554.8     18.6
Real estate .......................        20.6      0.6          23.9      0.8
Policy loans /(3)/ ................       352.0      9.7         334.2     11.2
Equity securities .................        13.1      0.4           8.1      0.3
Other invested assets .............        39.6      1.1          34.8      1.2
Short-term investments ............         0.0      0.0          21.7      0.7
Cash and cash equivalents /(4)/ ...       115.4      3.2         277.3      9.3
                                       --------    -----      --------    -----
 Total invested assets ............    $3,617.8    100.0%     $2,982.0    100.0%
                                       ========    =====      ========    =====
--------------------------------------------------------------------------------

(1) In addition to bonds, the fixed maturity security portfolio contains redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively. The total fair value of the fixed maturity security portfolio was $2,494.6 and $1,698.6 million, at December 31, 2001 and December 31, 2000, respectively.

(2) The fair value of the mortgage loan portfolio was $604.3 million and $467.3 million as of December 31, 2001 and December 31, 2000, respectively.

(3) Policy loans are secured by the cash value of the underlying life insurance policies and do not mature in a conventional sense, but expire in conjunction with the related policy liabilities.

(4) Cash and cash equivalents are included in total invested assets for the purposes of calculating yields on the income producing assets for JHVLICO.

  Consistent with the nature of JHVLICO's product liabilities, assets are heavily oriented toward fixed maturity securities. JHVLICO determines the allocation of assets primarily on the basis of cash flow and return requirements of its products and by the level of investment risk.

  FIXED MATURITY SECURITIES. The fixed maturity securities portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities (ABS) and mortgage-backed securities (MBS), with the balance invested in government bonds. The fixed maturity securities portfolio also includes redeemable preferred stock. As of December 31, 2001, fixed maturity securities represented 69.0% of general account investment assets with a carrying value of $2.5 billion, roughly comprised of 61% public securities and 39% private securities. Each year JHVLICO directs the majority of its net cash inflows into investment grade fixed maturity securities. Typically between 5% and 15% of funds allocated to fixed maturity securities are invested in below-investment-grade bonds while maintaining a policy to limit the overall level of these bonds to no more than 10% of invested assets and the majority of that balance are rated BB, or category 3 the highest Securities Valuation Office quality rating below investment grade. Allocations are based on an assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While JHVLICO has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to JHVLICO's net worth.

  The following table shows the composition by issuer of the fixed maturity securities portfolio.

                     FIXED MATURITY SECURITIES -- BY ISSUER
-------------------------------------------------------------------------------------
                                           AS OF DECEMBER 31,     AS OF DECEMBER 31,
                                                  2001                   2000
                                         --------------------   ---------------------
                                           CARRYING      % OF     CARRYING      % OF
                                             VALUE      TOTAL       VALUE       TOTAL
                                             -----      -----       -----       -----
                                         (IN MILLIONS)          (IN MILLIONS)
Corporate securities ...................     $1,955.8    78.3%    $1,428.6       82.7%
MBS/ABS ................................        317.1    12.7        268.2       15.5
U.S. Treasury securities and
 obligations of
 U.S. government agencies ..............        214.8     8.6         16.7        1.0
Debt securities issued by foreign
 governments ...........................          7.6     0.3         10.9        0.6
Obligations of states and political
 subdivisions ..........................          0.9     0.1          2.8        0.2
                                             --------   -----     --------      -----
Total ..................................     $2,496.2   100.0%    $1,727.2      100.0%
                                             ========   =====     ========      =====
-------------------------------------------------------------------------------------

  In keeping with the investment philosophy of tightly managing interest rate risk, JHVLICO's MBS & ABS holdings are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer. By investing in MBS and ABS securities with relatively predictable repayments, JHVLICO adds high quality, liquid assets to the portfolios without incurring the risk of cash flow variability.

  The Securities Valuation Office (SVO) of the National Association of Insurance Commissioners evaluates all public and private bonds purchased as investments by insurance companies. The SVO assigns one of six investment categories to each security it reviews. Category 1 is the highest quality rating, and Category 6 is the lowest. Categories 1 and 2 are the equivalent of investment grade debt as defined by rating agencies such as Standard & Poors (S&P) and Moody's (i.e., BBB-/Baa3 or higher), while Categories 3-6 are the equivalent of below-investment grade securities. SVO ratings are reviewed and may be revised at least once a year.

  The following table sets forth the SVO ratings for JHVLICO's bond portfolio along with an equivalent S&P rating agency designation. The majority of bonds are investment grade, with 87.7% invested in Category 1 and 2 securities as of December 31, 2001. Below investment grade bonds were 12.3 % of fixed maturity securities and 8.4% of total invested assets as of December 31, 2001. This allocation reflects JHVLICO's strategy of avoiding the unpredictability of interest rate risk in favor of relying on the bond analysts' ability to better predict credit or default risk. The bond analysts operate in an industry-based, team-oriented structure that permits the evaluation of a wide range of below investment grade offerings in a variety of industries resulting in a well-diversified high yield portfolio. A majority, 62.9% of our below investment grade bonds are rated BB, or category 3, the highest quality below investment grade. Category 6 bonds, those in or near default, represent securities that were originally acquired as long-term investments, but subsequently became distressed.

  Valuation techniques for the bond portfolio vary by security type and the availability of market data. Pricing models and their underlying assumptions impact the amount and timing on unrealized gains and losses recognized, and the use of different pricing models or assumptions could produce different financial results. External pricing services are used where available, broker dealer quotes are used for thinly traded securities, and a spread pricing matrix is used when price quotes are not available. When utilizing the spread pricing matrix, securities are valued by utilizing a discounted cash flow method where each bond is assigned a spread, that is added to the current U.S. Treasury rates to discount the cash flows of the security. The spread assigned to each security is derived from external market data. Certain market events that could impact the valuation of securities include issuer credit ratings, business climate, management changes, litigation, and government actions among others. JHVLICO's pricing analysts take appropriate actions to reduce valuations of securities where such an event occurs which negatively impacts the securities' value. To the extent that bonds have longer maturity dates, management's estimate of fair value may involve greater subjectivity since they involve judgment about events well into the future.

                FIXED MATURITY SECURITIES -- BY CREDIT QUALITY

--------------------------------------------------------------------------------------
                                                 AS OF                  AS OF
                                                DEC. 31,               DEC. 31,
                                                  2001                  2000
                                           ---------------------  --------------------
                         S&P
   SVO                EQUIVALENT          CARRYING       % OF     CARRYING       % OF
  RATING/(1)/        DESIGNATION/(2)/     VALUE/(3)/     TOTAL    VALUE/(3)/    TOTAL
  ------            -------------------  -------------  ------  -------------  -------
                                         (IN MILLIONS)          (IN MILLIONS)
   1                AAA/AA/A ............  $  910.4      37.2%    $  634.2       37.6%
   2                BBB .................   1,237.9      50.5        774.5       46.0
   3                BB ..................     190.2       7.8        187.2       11.1
   4                B ...................      59.7       2.4         61.4        3.7
   5                CCC and lower .......      27.7       1.1          9.2        0.5
   6                In or near default ..      24.7       1.0         18.3        1.1
                                           --------     -----     --------      -----
                    Total ...............  $2,450.6     100.0%    $1,684.8      100.0%
                                           ========     =====     ========      =====
--------------------------------------------------------------------------------------

(1)For securities that are awaiting an SVO rating, JHVLICO has assigned a rating based on an analysis that it believes is equivalent to that used by the SVO.

(2)Comparisons between SVO and S&P ratings are published by the National Association of Insurance Commissioners.

(3)Does not include redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively.

MORTGAGE LOANS. As of December 31, 2001 and 2000, we held mortgage loans with carrying values of $0.6 billion, which included $0.2 billion of agricultural loans.

  The following table shows the distribution of JHVLICO's mortgage loan portfolio by property type as of the dates indicated. JHVLICO's commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.

------------------------------------------------------------------------------
                                       AS OF                     AS OF
                                      DEC. 31                   DEC. 31,
                                       2001,                      2000
                                -------------------       -------------------
                                CARRYING       % OF       CARRYING       % OF
                                 VALUES       TOTAL        VALUES       TOTAL
                                --------      -----       --------      -----
                              (IN MILLIONS)            (IN MILLIONS)

Apartments .................     $114.4        19.7%       $128.3        23.1%
Office Buildings ...........      145.3        25.0          98.0        17.8
Retail .....................       35.3         6.1          45.4         8.2
Agricultural ...............      166.3        28.6         163.9        29.5
Industrial .................       71.6        12.3          76.8        13.8
Hotels .....................       24.6         4.2          15.0         2.7
Mixed Use ..................        4.9         0.9          13.4         2.4
Other ......................       18.5         3.2          14.0         2.5
                                 ------       -----        ------       -----
 Total .....................     $580.9       100.0%       $554.8       100.0%
                                 ======       =====        ======       =====
-----------------------------------------------------------------------------

  The following table shows the distribution of JHVLICO's mortgage loan portfolio by geographical region.

                        MORTGAGE LOANS -- BY ACLI REGION

-------------------------------------------------------------------------------
                                  AS OF DEC. 31, 2001       AS OF DEC. 31, 2000
                             ----------------------------  --------------------
                              NUMBER     CARRYING    % OF     CARRYING     % OF
                             OF LOANS     VALUES    TOTAL      VALUES     TOTAL
                             --------    --------   -----     --------    -----
                                      (IN MILLIONS)         (IN MILLIONS)

East North Central .........     18      $ 63.1      10.9%   $   67.6      12.2%
East South Central .........     17        24.3       4.2        27.5       5.0
Middle Atlantic ............     12        50.3       8.6        26.8       4.8
Mountain ...................     13        35.3       6.1        35.4       6.4
New England ................     13        54.7       9.4        44.2       8.0
Pacific ....................     48       110.5      19.0       119.3      21.5
South Atlantic .............     41       151.7      26.1       155.2      28.0
West North Central .........      6        20.5       3.5        16.8       3.0
West South Central .........     21        67.3      11.6        58.8      10.5
Canada .....................      1         3.2       0.6         3.2       0.6
                                ---      ------     -----      ------     -----
 Total .....................    190      $580.9     100.0%   $  554.8     100.0%
                                ===      ======     =====      ======     =====
-------------------------------------------------------------------------------

  The allowance for losses on mortgage loans on real estate and real estate to be disposed of is maintained at a level that we believe to be adequate to absorb estimated probable credit losses. JHVLICO's periodic evaluation of the adequacy of the allowance for losses is based on past experience, known and inherent risks, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying security, the general composition of the portfolio, current economic conditions and other factors. This evaluation is inherently subjective and is susceptible to significant changes and no assurance can be given that the allowances taken will in fact be adequate to cover all losses or that additional valuation allowances or asset write-downs will not be required in the future. The portion of the investment valuation allowance for JHVLICO's mortgage loan portfolio was $5.5 million, or 0.9% of carrying value before reserves and $5.0 million, or 0.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively. The portion of the investment valuation allowance for JHVLICO's real estate to be disposed of was $0.8 million, or 3.9% of carrying value before reserves and $0.7 million, or 2.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively.

   Investment Results

  The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on the general account portfolio decreased from the year ended December 31, 2001 compared to December 31, 2000. New cash flows in 2001 were invested at lower rates than the prior year period which benefited from higher US Treasury rates and wider spreads in both the public and private sector. Indicative of this environment, the 10-year U.S. Treasury rate decreased 101 basis points from 2000 to 2001, while Moody's seasoned BAA spreads narrowed by 11 basis points from 2000 to 2001.

  The yield, net of investment expenses, on the general account portfolio increased for the year ended December 31, 2000 compared to the prior year period. The interest rate environment during this period is evidenced by the increase in the 10-year U.S. Treasury rate of 34 basis points from December 31, 1999 to December 31, 2000.

--------------------------------------------------------------------------------------
                                                FOR THE YEAR ENDED
                                                   DECEMBER 31,
                     -----------------------------------------------------------------
                             2001                  2000                 1999
                             ----                  ----                 ----
                       YIELD     AMOUNT      YIELD     AMOUNT      YIELD     AMOUNT
                       -----    --------     -----    --------     -----    --------
                             (IN MILLIONS)         (IN MILLIONS)         (IN MILLIONS)
GENERAL ACCOUNT
 ASSETS-EXCLUDING
 POLICY LOANS
Gross income ........   7.26%  $  214.6       8.23%  $  207.5       7.56%  $  172.8
Ending
 assets-excluding
 policy loans .......           3,265.8               2,647.8               2,397.2
POLICY LOANS
Gross income ........   6.15       21.1       5.50       17.1       5.08       13.7
Ending assets .......             352.0                 334.2                 287.4
 Total gross income     7.14      235.7       7.93      224.6       7.29      186.5
Less: investment
 expenses ...........              (8.7)                (11.2)                (11.9)
                               --------              --------              --------
Net investment
 income .............   6.88%  $  227.0       7.53%  $  213.4       6.83%  $  174.6
                               ========              ========              ========
--------------------------------------------------------------------------------------

Liquidity and Capital Resources

  Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, JHVLICO's principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies. Product liabilities include the payment of benefits under life insurance, policies and annuity contracts and the payment of policy surrenders, withdrawals and policy loans. JHVLICO periodically adjusts its investment policy to respond to changes in short-term and long-term cash requirements and provide adequate funds to pay benefits without forced sales of investments.

  The liquidity of our insurance operations is also related to the overall quality of our investments. As of December 31, 2001, $2,148.3 million, or 87.7% of the fixed maturity securities held by us and rated by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. (S&P) or the National Association of Insurance Commissioners were rated investment grade (BBB or higher by S&P or 1 or 2 by the National Association of Insurance Commissioners). The remaining $302.3 million, or 12.3%, of fixed maturity investments, and 8.4% of invested assets, were rated non-investment grade. For additional discussion of our investment portfolio see the General Account Investments section above in this Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

  We employ an asset/liability management approach tailored to the specific requirements of each of our product lines. Each product line has an investment strategy based on the specific characteristics of the liabilities in the product line. As part of this approach, we develop investment policies and operating guidelines for each portfolio based upon the return objectives, risk tolerance, liquidity, and tax and regulatory requirements of the underlying products and business segments.

  Net cash provided (used) by operating activities was $314.2 million, $(349.3) million, and $(459.4) million for the years ended December 31, 2001, 2000 and 1999, respectively. The increase in 2001 as compared to 2000 of $663.5 million resulted primarily from a decrease in benefits paid of $644.7 million and decrease in operating costs and expenses paid of $74.9 million from the prior year period. In addition, premiums received increased $25.7 million, fees received increased $28.3 million, and net investment income received increased by $16.7 million. The primary increase in cash provided by operations in 2000 as compared to 1999 is primarily due to the net decrease in other assets and other liabilities offset somewhat by a larger decrease in policy liabilities as compared with prior year.

  Net cash used in investing activities was $782.6 million, $269.5 million and $101.9 million for the years ended December 31, 2001, 2000, and 1999, respectively. The increase in net cash used in 2001 as compared to 2000 of $513.1 million, resulted primarily from an increase in purchases of fixed maturities of $565.5 million. Offsetting the cash used by increases in fixed maturities purchases were increases in cash provided by the maturity, prepayment and scheduled redemptions of short-term and other invested assets of $36.4 million and a decrease in purchases of mortgage loans of $15.5 million. The increase in net cash used in 2000 as compared to 1999 resulted primarily from an increase in fixed maturities purchases, offset somewhat by an increase in the maturities, prepayments or scheduled redemptions of fixed maturities.

  Net cash provided by financing activities was $306.5 million, $636.5 million and $778.6 million, for the years ended December 31, 2001, 2000 and 1999, respectively. The decrease in cash provided by financing activities in 2001 as compared to 2000 of $330.0 million resulted from increase in maturities and withdrawals from universal life and investment-type contracts in excess of increases in deposits. The decrease in 2000 as compared to 1999 is the result of no financing activities in 2000, after JHVLICO received a capital contribution in 1999 and repaid its short-term notes payable. Increases in deposits to universal life and investment-type contracts in 2000 as compared to 1999 approximately offset the increase in withdrawals and maturities.

  A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. The following table summarizes our annuity policy reserves and deposit fund liabilities for the contractholder's ability to withdraw funds for the indicated periods:

--------------------------------------------------------------------------------
                                               AS OF                 AS OF
                                           DEC. 31, 2001         DEC. 31, 2000
                                           -------------         -------------
                                           AMOUNT     %         AMOUNT       %
                                           ------    ---        ------      ---
                                       (IN MILLIONS)        (IN MILLIONS)
Subject to discretionary
 withdrawal at contract value less
 surrender charge ....................     $45.4    75.0%       $54.7      75.1%
Not subject to discretionary
 withdrawal provisions ...............       7.6    12.6          7.1       9.8
Subject to discretionary
 withdrawal adjustment:
 At contract value ...................       7.5    12.4         11.0      15.1
                                           -----   -----        -----     -----
Total annuity reserves and deposit
 funds liability .....................     $60.5   100.0%       $72.8     100.0%
                                           =====   =====        =====     =====
--------------------------------------------------------------------------------

  Individual life insurance policies are less susceptible to withdrawal than are individual annuity contract because policyholders in later policy years may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, there is a substantial percentage of annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal at the contract value less a surrender charge. Of the remaining percentage, a little over half are not subject to withdrawal. In addition, none of these obligations can be accelerated based on any change in JHVLICO's credit rating.

  Individual life insurance policies (other than term life insurance) increase in cash value over their lives. Policyholders have the right to borrow from us an amount generally up to the cash value of their policy at any time. As of December 31, 2001, we had approximately $7.1 billion in cash values in which policyholders have rights to policy loans. The majority of cash values eligible for policy loans are at variable interest rates which are reset annually on the policy anniversary. Moreover, a portion of our fixed interest rate policy loans have features that provide for reduced crediting rates on the portion of cash values loaned. Policy loans were $352.0 million and $334.2 million at December 31, 2001 and 2000, respectively.

  JHVLICO reviewed its financial information about contractual obligations and commercial commitments by due date and expiration date as of December 31, 2001. Contractual obligations of JHVLICO are those obligations fixed by agreement as to dollar amount and date of payment. Other commercial commitments are those commitments entered into by JHVLICO with known expiration dates. JHVLICO identified investment purchase commitments of $55.8 million due in less than one year as its primary contractual obligation. No other contractual obligation or commercial commitment was identified by JHVLICO.

  The risk-based capital standards for life insurance companies, as prescribed by the National Association of Insurance Commissioners, establish a risk-based capital ratio comparing adjusted surplus to required surplus for each of our United States domiciled insurance subsidiaries. If the risk-based capital ratio falls outside of acceptable ranges, regulatory action may be taken ranging from increased information requirements to mandatory control by the domiciliary insurance department. The risk-based capital ratios of our insurance subsidiary as of December 31, 2001, were above the ranges that would require regulatory action.

  We maintain reinsurance programs designed to protect against large or unusual losses. Based on our review of our reinsurers' financial statements and reputations in the reinsurance marketplace, we believe that our reinsurers are financially sound, and, therefore, that we have no significant exposure to uncollectable reinsurance in excess of uncollectable amounts already recognized in our audited consolidated financial statements. JHVLICO has also entered into reinsurance agreements which transfers risks and profits to John Hancock Life Insurance Company, the parent. The reinsurance agreements provide reinsurance expense allowances to reimburse JHVLICO for the related expenses. The agreements cover variable annuity, variable life insurance and term life insurance contracts issued by JHVLICO.

  Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, a subsidiary of John Hancock Life Insurance Company, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk

   Capital Markets Risk Management

  JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support Company objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy and with formal approval granted from the New York Insurance Department. JHVLICO's use of derivative instruments is monitored on a regular basis by the Parent's Investment Compliance Department and reviewed quarterly with senior management and the Committee of Finance of the Parent, (the Parent Company's Committee of Finance).

  JHVLICO's principal capital market exposures are credit and interest rate risk, which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and interest. Interest rate risk pertains to the change in fair value that occurs within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollar denominated investments and liabilities, driven by dynamic market environments.

   Credit Risk

  JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality and credit concentration. Concentrations are monitored with respect to issuer, industry, geographic location, and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In certain limited circumstances JHVLICO may use the credit derivatives market to exchange credit risk for fixed rate payments if it believes this approach is more efficient than entering into a cash-based security transaction. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

  JHVLICO evaluates fixed income securities on a case by case basis for issues of collectibility. The bond analysts operate in an industry-based, team-oriented structure that facilitates the evaluation of JHVLICO's entire fixed income holdings quarterly and formal presentations to management twice annually. In addition, trading levels of publicly traded securities and other market factors and industry trends are followed and their impact on individual credits are assessed as they occur. Indenture covenants which provide JHVLICO additional protection in the event of credit deterioration are also monitored continuously. When as a result of any of these analyses, management believes that the collectibility of any amounts owed is other than temporarily impaired, the underlying asset is written down to fair value.

  As of December 31, 2001, JHVLICO's fixed maturity portfolio was comprised of 87.7% investment grade securities and 12.3% below-investment-grade securities. These percentages are consistent with recent experience and indicative of JHVLICO's long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel. For additional information regarding the credit quality of JHVLICO's portfolio, see Note 3 to our consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

   Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this approach involves a duration mismatch tolerance of less than +/ - ..05 years, with other techniques used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a 5-year duration is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario-modeling techniques to develop investment policies with what we believe to be the optimal risk/ return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates that illustrate the potential impact of such events.

  We project asset and liability cash flows on guaranteed rate products and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the change in fair value versus the base case. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting duration-managed liabilities was approximately $1,226.1 million.

  The risk management method for non-guaranteed rate products, such as whole life insurance is less formulaic, but more complex, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting liabilities managed under this modeling was approximately $1,587.2 million.

   Derivative Instruments

  JHVLICO uses a variety of derivative financial instruments, including swaps, caps, floors, and exchange traded futures contracts, in accordance with Company investment policy. Permissible derivative applications include the reduction of economic risk (i.e., hedging) related to changes in yields, prices, cash flows, and currency exchange rates. In addition, certain limited applications of "income generation" are allowed. Examples of this type of use include the purchase of call options to offset the sale of embedded options in Company liability issuance or the purchase of swaptions to offset the purchase of embedded put options in certain investments. JHVLICO does not make a market or trade derivatives for speculative purposes.

  As of January 1, 2001, Financial Accounting Standard No. 133 ("Accounting for Derivative Instruments and Hedging Activities") became effective for all companies reporting under accounting principles generally accepted in the United States (GAAP). Briefly stated, SFAS No. 133 requires that all derivative instruments must be recorded as either assets or liabilities on JHVLICO's balance sheet, with quarterly recognition thereafter of changes in derivative fair values through its income statement. The income effect of derivatives that meet all requirements of a "qualified hedge" under SFAS No. 133 guidance may be offset, in part or in its entirety, by recognition of changes in fair value on specifically identified underlying hedged-items. These hedged-items must be identified at the inception of the hedge and may consist of assets, liabilities, firm commitments or forecasted transactions. Depending upon the designated form of the hedge (i.e., fair value or cash flow), changes in fair value must either be recorded immediately through income or through shareholders' equity (Other Comprehensive Income) for subsequent amortization into income.

  In preparing for the implementation of SFAS No. 133, JHVLICO invested significant time and resources to achieve two primary objectives. First, preserving the ability to hedge economic risks inherent in its business operations, with assurance that such hedges were structured in a SFAS No. 133 compliant fashion. Second, the reduction of income volatility arising from "ineffective" or less than perfect hedges, whereby income from hedged-item fair value recognition only partially offsets income from derivatives fair value recognition. In the course of achieving these objectives JHVLICO undertook an extensive examination of its derivatives hedging program. The examination identified one area where JHVLICO's risk management applications required adjustment to accommodate the mandates of SFAS No. 133. Each of these hedging applications was modified so as to retain its economic effectiveness and achieve compliance with SFAS No. 133. In addition, the examination proved beneficial in several other ways, including the implementation and customization of a vendor derivatives valuation and accounting software, improved front and back office derivatives capabilities, refinement of responsibilities to ensure appropriate separation of duties, and enhanced derivatives compliance procedures.

  The Parent's Investment Compliance Unit monitors all derivatives activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to the Parent Company's Committee of Finance for review, with a comprehensive governance report provided jointly each quarter by the Parent's Derivatives Supervisory Officer and Chief Investment Compliance Officer. The table below reflects JHVLICO's derivative positions hedging interest rate risk as of December 31, 2001. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These fair value exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.

---------------------------------------------------------------------------------------------
                                                      AS OF DECEMBER 31, 2001
                                      -------------------------------------------------------
                                                                    FAIR VALUE
                                                          -----------------------------------
                                                WEIGHTED-   -100                    +100
                                                 AVERAGE    BASIS                   BASIS
                                      NOTIONAL    TERM      POINT       AS OF       POINT
                                       AMOUNT    (YEARS)  CHANGE/(2)/  12/31/01   CHANGE/(2)/
                                      --------   -------  -----------  --------   -----------
                                         (IN MILLIONS, EXCEPT FOR WEIGHTED-AVERAGE TERM)
Interest rate swaps ............      $1,341.8     3.9      $(24.0)     $(4.2)       $14.0
Futures contracts /(1)/ ........          33.8     8.1        (1.4)      (0.2)         1.0
Interest rate floors ...........         239.4     5.8         1.8        3.5          6.4
Interest rate caps .............         361.4     8.4         1.9        1.2          0.2
                                      --------              ------      -----        -----
Totals .........................      $1,976.4     5.0      $(21.7)     $ 0.3        $21.6
                                      ========              ======      =====        =====
---------------------------------------------------------------------------------------------

(1)Represents the notional value on open contracts as of December 31, 2001.

(2)The selection of a 100 basis point immediate change in interest rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

  Our non-exchange-traded derivatives are exposed to the possibility of loss from a counterparty failing to perform its obligations under terms of the derivative contract. We believe the risk of incurring losses due to nonperformance by our counterparties is remote. To manage this risk, Company procedures include the (a) on-going evaluation of each counterparty's credit ratings, (b) the application of credit limits and monitoring procedures based on an internally developed, scenario-based risk assessment system, (c) quarterly reporting of each counterparty's "potential exposure", (d) master netting agreements, and (e) the use of collateral agreements. Futures contracts trade on organized exchanges and have effectively no credit risk.

  As of December 31, 2001, JHVLICO had no outstanding fixed income obligations.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are numerous stock and other types of insurers in the life/health insurance business in the United States.

  Rating agency data through December 31, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate and operational functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $159.9 million for the year ended December 31, 2001.

Transactions with John Hancock

  As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent.

  See Note 2 to our audited consolidated GAAP financial statements included elsewhere in this prospectus for additional information on related party transactions.

Legal Proceedings

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

   Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc., captioned Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance

Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities and mutual funds) issued during the class period.

  In conjunction with this settlement, we had a total reserve that stood at $7.0 million and $66.3 million at December 31, 2001and 2000, respectively. We incurred settlement related costs of $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. In 1999, JHVLICO updated its estimate of the cost of claims subject to alternative dispute resolution (ADR) relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above in 2001. The adjustment to the reserve in 2001 was the result of JHVLICO being able to better estimate the cost of settling the remaining claims, which on average tend to be the larger more complicated claims. The better estimate is from experience with actual settlement of similar claims.

  Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase
(i.e. arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by JHVLICO.

Regulation

  Our business is subject to extensive regulation at both the state and Federal level, including regulation under state insurance and Federal and state securities laws.

   State Insurance Regulation

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. Most states have laws and regulations governing such issues as: what lines of business a company may engage in; underwriting practices, including a company's ability to request results of applicants' genetic tests; what premium rates may be charged in various lines of business; what products a company may sell; mandating certain insurance benefits and policy forms; minimum rates for accumulation of cash values and maximum rates for policy loans; licensing of insurance companies and agents; advertising and marketing practices; statutory accounting and reporting requirements; reserve requirements and solvency standards; admitted statutory assets; the appropriate mix of investments; dividend payments; transactions with affiliates; and level of ownership regarding acquisitions of control. State insurance departments periodically review the business and operations of an insurance company by examining its financial condition and how its agents sell its products.

  State insurance regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries concerning whether our insurance business is in compliance with applicable regulations. We reasonably and promptly respond to such inquiries and take corrective action if warranted.

  State insurance regulators and the National Association of Insurance Commissioners are continually re-examining existing laws and regulations. Among other things, these laws and regulations may focus on insurance company investments, financial reporting and solvency issues, risk-adjusted capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid.

   Regulation Governing Potential Acquisitions of Control

  We are subject to regulation under the insurance holding company statutes of Massachusetts, which is our state of domicile. The Massachusetts insurance law contains provisions which, in general, provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the Massachusetts Commissioner of Insurance. In general, a presumption of "control" arises from the ownership, control, possession with the power to vote or possession of proxies with respect to, 10% or more of the voting securities of an insurer or of a person that controls an insurer. A person seeking to acquire control, directly or indirectly, of a Massachusetts insurance company or of any person controlling a Massachusetts insurance company must file an application for approval of the acquisition of control with the Massachusetts Commissioner of Insurance and obtain the approval of the Massachusetts Commissioner of Insurance before consummating the acquisition.

   Surplus and Capital Requirements

  Insurance regulators have the discretionary authority, in connection with the ongoing licensing of our insurance businesses, to limit or prohibit the ability to issue new policies if, in the regulators' judgment, the insurer is not maintaining a minimum amount of surplus or is in hazardous financial condition. Limits may also be established on the ability to issue new life insurance policies and annuity contracts above an amount based upon the face amount and premiums of policies of a similar type issued in the prior year.

   Risk-Based Capital

  The National Association of Insurance Commissioners (NAIC) has established risk-based capital (RBC) standards for life insurance companies as well as a model act to apply such standards at the state level. The model act provides that life insurance companies must submit an annual risk-based capital report to state regulators reporting their risk-based capital based on five categories of risk: asset risk-affiliates, asset risk-other, insurance risk, interest rate risk and business risk. The formula is intended to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.

  In 2001, the NAIC changed the risked-based capital formula which resulted in RBC charges or a higher risk-based capital ratio. The most significant change made by NAIC is to tax effect the RBC, which is similar to reducing the risk factors being applied to the different risk categories. One other change was the creation of a common stock asset risk category and its treatment in the covariance calculation. This change also lowered RBC.

   Statutory Investment Valuation Reserves

  Life insurance companies are required to establish an asset valuation reserve
(AVR) consisting of two components: (i) a "default component," which provides for future credit-related losses on fixed maturity investments, and (ii) an "equity component," which provides for losses on all types of equity investments, including equity securities and real estate. Insurers also are required to establish an interest maintenance reserve (IMR) for net realized capital gains and losses on fixed maturity securities, net of tax, related to changes in interest rates. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities sold. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer's statutory financial statements, but do not affect our financial statements prepared in accordance with GAAP. Although future additions to AVR will reduce the future statutory capital and surplus of JHVLICO, we do not believe that the impact under current regulations of such reserve requirements will materially affect the ability of JHVLICO to increase its statutory capital and surplus.

  IRIS Ratios

  The National Association of Insurance Commissioners has developed a set of financial tests known as the Insurance Regulatory Information System (IRIS) for early identification of companies which may require special attention by insurance regulators. Insurance companies submit data on an annual basis to the National Association of Insurance Commissioners. This data is used to calculate ratios covering various categories of financial data, with defined "usual ranges" for each category. IRIS consists of 13 key financial ratios for life insurance companies. An insurance company may fall out of the usual range with respect to one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Departure from the usual range on four or more of the ratios may lead to inquiries from individual states' insurance departments. During the five-year period ended December 31, 2001, John Hancock Variable Life Insurance Company and its subsidiary, Investors Partner Life Insurance Company, had several ratios outside of the usual range. John Hancock Variable Life Insurance Company had eight unusual ratios, all of which resulted from growth in the business and the effect of reinsurance contracts with John Hancock Life Insurance Company. Investors Partner Life Insurance Company had ten unusual ratios due to the fact it writes no new business.

   Regulation of Investments

  Our insurance businesses are subject to state laws and regulations that require diversification of their investment portfolios. Some of these laws and regulations also limit the amount of investments in specified investment categories, such as below investment grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as nonadmitted assets for purposes of measuring statutory surplus, in some instances, requiring divestiture. State regulatory authorities from the domiciliary states of our insurance subsidiaries have not indicated any non-compliance with any such regulations.

   Valuation of Life Insurance Policies Model Regulation

  The National Association of Insurance Commissioners has adopted a revision to the Valuation of Life Insurance Policies Model Regulation (known as Revised
XXX). This model regulation established new minimum statutory reserve requirements for certain individual life insurance policies written in the future. Before the new reserve standards can become effective, individual states must adopt the model regulation. Massachusetts adopted the Regulation effective January 1, 2001.

   Federal Insurance Initiatives and Legislation

  Although the Federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on our business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform.

  On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 became law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

  On October 26, 2001, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 was enacted into law as part of the USA PATRIOT Act. Among its many provisions the law requires that financial institutions adopt anti-money laundering programs that include policies, procedures and controls to detect and prevent money laundering, designate a compliance officer to oversee the program and provide for employee training, and periodic audits in accordance with regulations to be issued by the U.S. Treasury Department. JHVLICO is actively developing a program in order to fully comply with the applicable provisions of the Act and the related Treasury Regulations.

   Tax Legislation

  Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under traditional and variable life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid. Also, for example, interest on loans up to $50,000 secured by the cash value of life insurance policies owned by businesses on key employees is eligible for deduction even though investment earnings during the accumulation period are tax-deferred.

  In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our insurance and annuity products. If any such proposals were enacted, market demand for such products would be adversely affected. In addition, the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), enacted by Congress in 2001, provides for the gradual reduction and eventual elimination of Federal estate taxes by the year 2010. But EGTRRA also contains a sunset provision which would reinstate Federal estate taxes in the year 2011, based on the Internal Revenue Code in effect prior to the enactment of EGTRRA. Many insurance products are designed and sold to help policyholders reduce the effect of Federal estate taxation on their estates.
The enactment of EGTRRA has adversely affected sales of certain of our insurance and investment advisory products, but this effect is mitigated somewhat by the sunset provision. If the sunset provision of EGTRRA is eliminated in the future, the adverse affect on the sales of these products could increase. In addition, sales of split dollar life insurance products have been adversely affected by proposed changes being considered by the Internal Revenue Service.

   Securities Laws

  All of our separate investment accounts that fund retail variable annuity contracts and retail variable life insurance products issued by us, other than those which fund private placement investment options that are exempt from registration or support fixed rate investment options that are also exempt from registration, are registered both under the Securities Act and the Investment Company Act. Products sold to sophisticated investors as "private placements" are exempt from registration under both acts but may be subject to other requirements of those laws, such as antifraud provisions and the terms of applicable exemptions.

Directors and Executive Officers

  The directors and executive officers of JHVLICO and their principal occupations during the past five years are as follows:

----------------------------------------------------------------------------------------
Directors and Executive Officers        Principal Occupations
--------------------------------        ---------------------
David F. D'Alessandro ................. Chairman of the Board of JHVLICO; Chairman,
                                        President and Chief Executive Officer, John
                                        Hancock Life Insurance Company.
Michele G. Van Leer ................... Vice Chairman of the Board and President of
                                        JHVLICO; Senior Vice President, John Hancock
                                        Life Insurance Company.
Ronald J. Bocage ...................... Director, Vice President and Counsel of JHVLICO;
                                        Vice President and Counsel, John Hancock Life
                                        Insurance Company.
Todd G. Engelsen ...................... Director and Vice President of JHVLICO; Vice
                                        President, John Hancock Life Insurance Company
Bruce M. Jones ........................ Director and Vice President of JHVLICO; Senior
                                        Vice President, John Hancock Life Insurance
                                        Company.
Daniel L. Ouellette ................... Director and Vice President of JHVLICO; Senior
                                        Vice President, John Hancock Life Insurance
                                        Company.
Barbara L. Luddy ...................... Director, Vice President and Actuary of JHVLICO;
                                        Senior Vice President, John Hancock Life
                                        Insurance Company.
Robert R. Reitano ..................... Director, Vice President and Chief Investment
                                        officer of JHVLICO; Senior Vice President and
                                        Chief Investment Strategist, John Hancock Life
                                        Insurance Company.
Paul Strong ........................... Director and Vice President of JHVLICO; Vice
                                        President, John Hancock Life Insurance Company.
Roger G. Nastou ....................... Vice President, Investments, of JHVLICO; Vice
                                        President, John Hancock Life Insurance Company
Julie H. Indge ........................ Treasurer of JHVLICO; Assistant Treasurer, John
                                        Hancock Life Insurance Company
Earl W. Baucom ........................ Controller of JHVLICO; Senior Vice President and
                                        Controller, John Hancock Life Insurance Company.
Peter Scavongelli ..................... Secretary of JHVLICO; State Compliance Officer,
                                        John Hancock Life Insurance Company
----------------------------------------------------------------------------------------

  The business address of all directors and executive officers of JHVLICO is John Hancock Place, Boston, Massachusetts 02117.

Executive  Compensation

  The following table provides information on the allocated compensation paid to the chief executive officer for 2001. There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2001. Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

------------------------------------------------------------------------------------
                                   Annual Compensation        Long-Term Compensation
                                   -------------------        ----------------------
       Name                Title       Salary   Bonus   Other    LTIP    All Other
       ----                -----       ------   -----   -----    ----    ---------
D. F. D'Alessandro        Chairman    $37,632  $61,555  $3,041  $49,428  $0
------------------------------------------------------------------------------------

PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

  Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 .    the value at the end of such period.

      At the Account level, total return reflects adjustments for:

 .    the mortality and expense risk charges, and

 .    the annual contract fee.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

     Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

     Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax charge or any charge for optional benefit riders.

 REPORTS

     At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

 VOTING PRIVILEGES

     At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

 CERTAIN CHANGES

Changes to the Account

     We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 .    to add or delete variable investment options,

 .    to change the underlying investment vehicles,

 .    to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

     Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

     We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

     The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 .   the size of the initial premium payment,

 .   the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

     We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

 DISTRIBUTION OF CONTRACTS

     Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers, Inc. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117. Signator is a subsidiary of John Hancock.

     You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 8.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

     From time to time, Signator, at its expense, may provide significant additional compensation to financial services firms which sell or arrange for the sale of the contracts. Such compensation may include, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the contracts, and/or other financial services firms-sponsored events or activities.

 EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the financial statements of John Hancock Variable Annuity Account JF at December 31, 2001 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements and schedules of JHVLICO in this prospectus, and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

 REGISTRATION STATEMENT

     JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

     This prospectus omits certain information contained in the registration statement that we filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:

                                      page of SAI

DISTRIBUTION .............................  2
CALCULATION OF PERFORMANCE DATA ..........  2
CALCULATION OF ANNUITY PAYMENTS .......... 10
ADDITIONAL INFORMATION ABOUT
 DETERMINING UNIT VALUES ................. 12
PURCHASES AND REDEMPTIONS OF FUND
 SHARES .................................. 13
THE ACCOUNT .............................. 13
DELAY OF CERTAIN PAYMENTS ................ 13
LIABILITY FOR TELEPHONE TRANSFERS ........ 14
VOTING PRIVILEGES ........................ 15
FINANCIAL STATEMENTS ..................... 16

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF


   The following table provides selected data for Revolution accumulation shares for each investment option that was available during the period shown. Revolution commenced operations on August 10, 1999.

                                                                                        Period from
                                                          Year Ended    Year Ended    August 10, 1999
                                                         December 31,  December 31,    to December 31,
                                                             2001          2000             1999
                                                         ------------  ------------   ----------------
EQUITY INDEX
Accumulation share value:
  Beginning of period .................................      $20.22        $22.54          $10.00
  End of period .......................................      $17.58        $20.22          $22.54
Number of Accumulation Shares outstanding at end of
 period ...............................................     804,600       507,320          76,098
GROWTH & INCOME
Accumulation share value:
  Beginning of period (Note 2) ........................       $8.82        $10.00              --
  End of period .......................................       $7.36         $8.82              --
Number of Accumulation Shares outstanding at end of
 period ...............................................   1,817,947        12,749              --
LARGE CAP VALUE
Accumulation share value:
  Beginning of period (Note 3) ........................      $10.00            --              --
  End of period .......................................      $11.38            --              --
Number of Accumulation Shares outstanding at end of
 period ...............................................     334,667            --              --
LARGE CAP VALUE CORE/SM/
Accumulation share value:
  Beginning of period .................................      $10.71        $10.31          $10.00
  End of period .......................................      $10.07        $10.71          $10.31
Number of Accumulation Shares outstanding at end of
 period ...............................................   1,056,790       520,128          92,493
LARGE CAP GROWTH
Accumulation share value:
  Beginning of period (Note 3) ........................      $10.00            --              --
  End of period .......................................       $8.13            --              --
Number of Accumulation Shares outstanding at end of
 period ...............................................      77,662            --              --
LARGE CAP AGGRESSIVE GROWTH
Accumulation share value:
  Beginning of period .................................       $9.60        $11.97          $10.00
  End of period .......................................       $8.09         $9.60          $11.97
Number of Accumulation Shares outstanding at end of
 period ...............................................   1,205,414     1,040,129         178,388
FUNDAMENTAL VALUE
Accumulation share value:
  Beginning of period .................................      $11.68        $10.43          $10.00
  End of period .......................................      $10.73        $11.68          $10.43
Number of Accumulation Shares outstanding at end of
 period ...............................................     802,605       347,760          64,904
MULTI CAP GROWTH
Accumulation share value:
  Beginning of period (Note 1) ........................       $7.11        $10.00              --
  End of period .......................................       $4.43         $7.11              --
Number of Accumulation Shares outstanding at end of
 period ...............................................   1,636,323       629,910              --
FUNDAMENTAL GROWTH
Accumulation share value:
  Beginning of period .................................      $14.74        $15.39          $10.00
  End of period .......................................       $9.86        $14.74          $15.39
Number of Accumulation Shares outstanding at end of
 period ...............................................     589,572       525,081          38,912
SMALL/MID CAP CORE/SM/
Accumulation share value:
  Beginning of period .................................      $13.16        $12.73          $11.00
  End of period .......................................      $13.06        $13.16          $12.73
Number of Accumulation Shares outstanding at end of
 period ...............................................     220,092       114,891           9,532

                                                                                         Period from
                                                            Year Ended    Year Ended   August 10, 1999
                                                           December 31,  December 31,  to December 31,
                                                               2001          2000            1999
                                                           ------------  ------------  ---------------
SMALL/MID CAP GROWTH
Accumulation share value:
  Beginning of period .................................       $20.47        $18.98          $18.07
  End of period .......................................       $20.79        $20.47          $18.98
Number of Accumulation Shares outstanding at end of
 period ...............................................      242,085       136,439          14,779
SMALL CAP EQUITY
Accumulation share value:
  Beginning of period (Note 2) ........................        $8.30        $10.00              --
  End of period .......................................        $7.90         $8.30              --
Number of Accumulation Shares outstanding at end of
 period ...............................................       79,406           535              --
SMALL CAP VALUE
Accumulation share value:
  Beginning of period .................................       $13.87        $10.46          $10.00
  End of period .......................................       $16.31        $13.87          $10.46
Number of Accumulation Shares outstanding at end of
 period ...............................................      546,648       241,338              --
SMALL CAP GROWTH
Accumulation share value:
  Beginning of period .................................       $16.44        $21.19          $14.27
  End of period .......................................       $14.19        $16.44          $21.19
Number of Accumulation Shares outstanding at end of
 period ...............................................      715,728       608,753          59,529
V.A. RELATIVE VALUE
Accumulation share value:
  Beginning of period (Note 1) ........................        $9.20        $10.00              --
  End of period .......................................        $8.84         $9.20              --
Number of Accumulation Shares outstanding at end of
 period ...............................................      560,990       172,283              --
AIM V.I. PREMIER EQUITY
Accumulation share value:
  Beginning of period .................................        $9.92        $11.77          $10.00
  End of period .......................................        $8.57         $9.92          $11.77
Number of Accumulation Shares outstanding at end of
 period ...............................................    3,090,645     2,548,369         302,772
FIDELITY VIP GROWTH - SERVICE CLASS
Accumulation share value:
  Beginning of period .................................       $10.57        $12.04          $10.00
  End of period .......................................        $8.59        $10.57          $12.04
Number of Accumulation Shares outstanding at end of
 period ...............................................    2,501,361     1,875,307         205,097
FIDELITY VIP CONTRAFUND(R) - SERVICE CLASS
Accumulation share value:
  Beginning of period .................................       $10.69        $11.61          $10.00
  End of period .......................................        $9.25        $10.69          $11.61
Number of Accumulation Shares outstanding at end of
 period ...............................................    1,645,859     1,447,471         237,990
MFS INVESTORS GROWTH STOCK - INITIAL CLASS
Accumulation share value:
  Beginning of period .................................       $11.45        $12.36          $10.00
  End of period .......................................        $8.58        $11.45          $12.36
Number of Accumulation Shares outstanding at end of
 period ...............................................    1,280,675       971,077         158,192
MFS RESEARCH - INITIAL CLASS
Accumulation share value:
  Beginning of period .................................       $11.14        $11.86          $10.00
  End of period .......................................        $8.67        $11.14          $11.86
Number of Accumulation Shares outstanding at end of
 period ...............................................      970,571       672,010          73,452
MFS NEW DISCOVERY - INITIAL CLASS
Accumulation share value:
  Beginning of period .................................       $14.77        $15.26          $10.00
  End of period .......................................       $13.85        $14.77          $15.26
Number of Accumulation Shares outstanding at end of
 period ...............................................      533,377       431,090          36,557

                                                                                       Period from
                                                         Year Ended    Year Ended    August 10, 1999
                                                        December 31,  December 31,   to December 31,
                                                           2001          2000            1999
                                                        ------------  ------------   ---------------
INTERNATIONAL OPPORTUNITIES
Accumulation share value:
  Beginning of period (Note 3) ........................     $10.00            --              --
  End of period .......................................      $8.33            --              --
Number of Accumulation Shares outstanding at end of
 period ...............................................     20,457            --              --
FIDELITY VIP OVERSEAS - SERVICE CLASS
Accumulation share value:
  Beginning of period .................................      $9.97        $12.48          $10.00
  End of period .......................................      $7.75         $9.97          $12.48
Number of Accumulation Shares outstanding at end of
 period ...............................................    960,931     1,107,608          30,517
EMERGING MARKETS EQUITY
Accumulation share value:
  Beginning of period (Note 3) ........................     $10.00            --              --
  End of period .......................................      $9.85            --              --
Number of Accumulation Shares outstanding at end of
 period ...............................................      7,941            --              --
JANUS ASPEN WORLDWIDE GROWTH - SERVICE SHARES CLASS
Accumulation share value:
  Beginning of period (Note 2) ........................      $9.03        $10.00              --
  End of period .......................................      $6.90         $9.03              --
Number of Accumulation Shares outstanding at end of
 period ...............................................    322,018       128,709              --
REAL ESTATE EQUITY
Accumulation share value:
  Beginning of period (Note 2) ........................     $10.95        $10.00              --
  End of period .......................................     $11.43        $10.95              --
Number of Accumulation Shares outstanding at end of
 period ...............................................    138,332         1,766              --
HEALTH SCIENCES
Accumulation share value:
  Beginning of period (Note 3) ........................     $10.00            --              --
  End of period .......................................      $9.73            --              --
Number of Accumulation Shares outstanding at end of
 period ...............................................    100,786            --              --
V.A. FINANCIAL INDUSTRIES
Accumulation share value:
  Beginning of period .................................     $17.90        $14.25          $10.00
  End of period .......................................     $14.58        $17.90          $14.25
Number of Accumulation Shares outstanding at end of
 period ...............................................    855,100       642,376         113,876
V.A. TECHNOLOGY
Accumulation share value:
  Beginning of period (Note 1) ........................      $7.28        $10.00              --
  End of period .......................................      $4.02         $7.28              --
Number of Accumulation Shares outstanding at end of
 period ...............................................  1,348,542       679,427              --
MANAGED
Accumulation share value:
  Beginning of period (Note 2) ........................      $9.73        $10.00              --
  End of period .......................................      $9.34         $9.73              --
Number of Accumulation Shares outstanding at end of
 period ...............................................    868,814            89              --
GLOBAL BALANCED
Accumulation share value:
  Beginning of period .................................     $11.65        $12.98          $12.24
  End of period .......................................     $10.76        $11.65          $12.98
Number of Accumulation Shares outstanding at end of
 period ...............................................    128,318        63,735           5,361
SHORT TERM BOND
Accumulation share value:
  Beginning of period .................................     $13.30        $12.48          $12.34
  End of period .......................................     $14.20        $13.30          $12.48
Number of Accumulation Shares outstanding at end of
 period ...............................................    440,240       126,421          15,433

                                                                                        Period from
                                                         Year Ended     Year Ended    August 10, 1999
                                                        December 31,   December 31,   to December 31,
                                                            2001           2000             1999
                                                        ------------   ------------   ---------------
BOND INDEX
Accumulation share value:
  Beginning of period .................................     $10.63         $9.63           $9.65
  End of period .......................................     $11.31        $10.63           $9.63
Number of Accumulation Shares outstanding at end of
 period ...............................................    833,929       327,502          47,232
ACTIVE BOND
Accumulation share value:
  Beginning of period (Note 3) ........................     $10.00            --              --
  End of period .......................................     $10.39            --              --
Number of Accumulation Shares outstanding at end of
 period ...............................................  1,154,989            --              --
V.A. STRATEGIC INCOME
Accumulation share value:
  Beginning of period .................................     $12.64        $12.62          $12.25
  End of period .......................................     $13.05        $12.64          $12.62
Number of Accumulation Shares outstanding at end of
 period ...............................................    813,003       535,897          58,942
HIGH YIELD BOND
Accumulation share value:
  Beginning of period .................................      $9.04        $10.27          $10.00
  End of period .......................................      $9.12         $9.04          $10.27
Number of Accumulation Shares outstanding at end of
 period ...............................................    644,021       333,028          48,898
GLOBAL BOND
Accumulation share value:
  Beginning of period (Note 2) ........................     $10.60        $10.00              --
  End of period .......................................     $10.31        $10.60              --
Number of Accumulation Shares outstanding at end of
 period ...............................................     71,857            --              --
MONEY MARKET
Accumulation share value:
  Beginning of period (Note 3) ........................     $10.00            --              --
  End of period .......................................     $10.12            --              --
Number of Accumulation Shares outstanding at end of
 period ...............................................  4,289,180            --              --

  (1) Values shown for 2000 begin on May 1, 2000.

  (2) Values shown for 2000 begin on November 1, 2000.

  (3) Values shown for 2001 begin on May 1, 2001.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John Hancock Variable Life Insurance Company

     We have audited the accompanying consolidated balance sheets of John Hancock Variable Life Insurance Company as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholder's equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedules. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivatives.

                                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 21, 2002

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS


                                                              DECEMBER 31
                                                           2001         2000
                                                         ---------   ----------
                                                             (IN MILLIONS)
ASSETS
Investments--Notes 3 and 4
Fixed maturities:
 Held-to-maturity--at amortized cost
  (fair value: 2001--$82.1; 2000--$686.8) ..........     $    83.7   $   715.4
 Available-for-sale--at fair value
  (cost: 2001--$2,391.9; 2000--$1,018.8) ...........       2,412.5     1,011.8
Equity securities:
 Available-for-sale--at fair value
  (cost: 2001--$12.1; 2000--$7.1) ..................          13.1         8.1
Mortgage loans on real estate ......................         580.9       554.8
Real estate ........................................          20.6        23.9
Policy loans .......................................         352.0       334.2
Short-term investments .............................            --        21.7
Other invested assets ..............................          39.6        34.8
                                                         ---------   ---------
  Total Investments ................................       3,502.4     2,704.7


Cash and cash equivalent ...........................         115.4       277.3
Accrued investment income ..........................          60.8        52.1
Premiums and accounts receivable. ..................          12.5         7.0
Deferred policy acquisition costs ..................       1,060.8       994.1
Reinsurance recoverable--Note 6 ....................         110.4        48.4
Other assets .......................................         121.8        28.2
Separate accounts assets. ..........................       6,729.1     8,082.9
                                                         ---------   ---------
  Total Assets .....................................     $11,713.2   $12,194.7
                                                         =========   =========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)


                                                             DECEMBER 31
                                                          2001         2000
                                                        ---------   ----------
                                                            (IN MILLIONS)
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Future policy benefits ............................     $ 3,335.4   $ 2,754.2
Policyholders' funds ..............................           3.0        14.2
Unearned revenue ..................................         221.0       212.0
Unpaid claims and claim expense reserves ..........          25.0        11.1
Dividends payable to policyholders ................           0.3         0.1
Income taxes--Note 5 ..............................         191.1        64.2
Other liabilities .................................         242.7       250.4
Separate accounts liabilities .....................       6,729.1     8,082.9
                                                        ---------   ---------
  Total Liabilities ...............................      10,747.6    11,389.1
Shareholder's Equity--Note 8
Common stock, $50 par value; 50,000 shares
 authorized;
 50,000 shares issued and outstanding .............           2.5         2.5
Additional paid in capital ........................         572.4       572.4
Retained earnings .................................         377.8       232.9
Accumulated other comprehensive loss ..............          12.9        (2.2)
                                                        ---------   ---------
  Total Shareholder's Equity ......................         965.6       805.6
                                                        ---------   ---------
  Total Liabilities and Shareholder's Equity ......     $11,713.2   $12,194.7
                                                        =========   =========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENTS OF INCOME


                                                           YEAR ENDED DECEMBER 31
                                                           2001     2000      1999
                                                          ------   ------    ------
                                                               (IN MILLIONS)
REVENUES
Premiums ..............................................   $ 60.1   $ 28.6    $  8.9
Universal life and investment-type product charges ....    365.4    337.1     341.5
Net investment income--Note 3 .........................    227.0    213.4     174.6
Net realized investment and other gains (losses),
 net of related amortization of deferred policy
 acquisition costs of $(1.5), $(3.8) and $(0.5),
 respectively--Notes 1, 3, and 9 ......................     (9.0)   (10.6)     (4.8)
Other revenue .........................................     24.0      0.2       0.2
                                                          ------   ------    ------
Total revenues. .......................................    667.5    568.7     520.4
BENEFITS AND EXPENSES
Benefits to policyholders .............................    294.1    248.6     260.5
Other operating costs and expenses ....................     76.2    116.8     117.5
Amortization of deferred policy acquisition costs,
 excluding amounts related to net realized
 investment and other gains (losses) of $(1.5),
 $(3.8) and $(0.5), respectively--Notes 1, 3 and 9 ....     67.1     34.0      13.1
Dividends to policyholders ............................     21.4     26.1      25.7
                                                          ------   ------    ------
Total benefits and expenses ...........................    458.8    425.5     416.8
                                                          ------   ------    ------
Income before income taxes and cumulative effect
 of accounting change .................................    208.7    143.2     103.6
Income taxes--Note 5 ..................................     62.2     43.8      35.2
                                                          ------   ------    ------
Income before cumulative effect of accounting
 change ...............................................    146.5     99.4      68.4
Cumulative effect of accounting change, net of tax ....     (1.6)      --        --
                                                          ------   ------    ------
Net income ............................................   $144.9   $ 99.4    $ 68.4
                                                          ======   ======    ======

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                            AND COMPREHENSIVE INCOME

                                                                         ACCUMULATED
                                                  ADDITIONAL                OTHER          TOTAL       OUTSTANDING
                                          COMMON   PAID IN    RETAINED  COMPREHENSIVE  SHAREHOLDER'S    SHARES (IN
                                          STOCK    CAPITAL    EARNINGS     INCOME          EQUITY       THOUSANDS)
                                          ------  ----------  --------  -------------  -------------  -------------
                                                                     (IN MILLIONS)
BALANCE AT JANUARY 1, 1999 .............   $2.5     $377.5     $ 65.1      $ 12.3         $457.4          50.0
Comprehensive income:
Net income .............................                         68.4                       68.4
Other comprehensive income, net of tax:
 Net unrealized losses .................                                    (25.7)         (25.7)
                                                                                           ------
Comprehensive income. ..................                                                    42.7
Capital contribution ...................             194.9                                 194.9
                                           ----     ------     ------      ------         ------          ----
BALANCE AT DECEMBER 31, 1999 ...........   $2.5     $572.4     $133.5      $(13.4)        $695.0          50.0
                                           ====     ======     ======      ======         ======          ====
Comprehensive income:
Net income .............................                         99.4                       99.4
Other comprehensive income, net of tax:
 Net unrealized gains ..................                                     11.2           11.2
                                                                                          ------
Comprehensive income ...................                                                   110.6
                                           ----     ------     ------      ------         ------          ----
BALANCE AT DECEMBER 31, 2000 ...........   $2.5     $572.4     $232.9        (2.2)        $805.6          50.0
                                           ====     ======     ======      ======         ======          ====
Comprehensive income:
 Net income ............................                        144.9                      144.9
Other comprehensive income, net of tax:
 Net unrealized gains ..................                                      7.9            7.9
                                                                                          ------
Comprehensive income ...................                                                   152.8
Change in accounting principle .........                                      7.2            7.2
                                           ----     ------     ------      ------         ------          ----
BALANCE AT DECEMBER 31, 2001  ..........   $2.5     $572.4     $377.8      $ 12.9         $965.6          50.0
                                           ====     ======     ======      ======         ======          ====

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED DECEMBER 31
                                                      2001       2000       1999
                                                   ----------  --------  ----------
                                                            (IN MILLIONS)
Cash flows from operating activities:
 Net income ......................................  $   144.9   $  99.4    $  68.4
  Adjustments to reconcile net income to net
   cash provided (used) by operating activities:
    Amortization of discount - fixed maturities ..       (0.4)     (1.9)       1.2
    Realized investment losses, net ..............        9.0      10.6        4.8
    Change in deferred policy acquisition
     costs .......................................      (74.1)   (141.5)    (126.5)
    Depreciation and amortization ................        0.3       1.9        0.6
    Increase in accrued investment income ........       (8.6)    (10.2)      (3.5)
    Decrease (increase) in premiums and
     accounts receivable .........................       (5.5)      0.3       (2.4)
    (Increase) decrease in other assets and
     other liabilities, net ......................     (159.2)     70.7      (58.2)
    Increase (decrease) in policy liabilities
     and accruals, net ...........................      289.1    (401.1)    (377.6)
    Increase in income taxes .....................      118.7      22.5       33.8
                                                    ----------  -------    -------
    Net cash provided (used) by operating
     activities ..................................      314.2    (349.3)    (459.4)
Cash flows from investing activities:
 Sales of:
  Fixed maturities available-for-sale ............      184.6     194.6      204.3
  Equity securities available-for-sale ...........        6.0       1.0        0.6
  Real estate ....................................        3.3       0.2       17.9
  Short-term investments and other invested
   assets ........................................         --       1.3        1.5
 Maturities, prepayments and scheduled
  redemptions of:
  Fixed maturities held-to-maturity ..............        4.5      79.9       75.8
  Fixed maturities available-for-sale ............      180.4      91.5       53.6
  Short-term investments and other invested
   assets ........................................       46.5      10.1         --
  Mortgage loans on real estate ..................       66.4      85.6       35.8
 Purchases of:
  Fixed maturities held-to-maturity ..............       (5.1)   (127.2)     (98.8)
  Fixed maturities available-for-sale ............   (1,112.3)   (424.7)    (250.9)
  Equity securities available-for-sale ...........       (6.1)     (0.6)      (4.0)
  Real estate ....................................       (0.6)     (0.4)      (2.2)
  Short-term investments and other invested
   assets ........................................      (39.6)    (38.8)     (14.6)
  Mortgage loans on real estate issued ...........      (85.0)   (100.5)     (90.3)
  Other, net .....................................      (25.6)    (41.5)     (30.6)
                                                    ----------  -------    -------
   Net cash used in investing activities .........     (782.6)   (269.5)    (101.9)

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                                   YEAR ENDED DECEMBER 31
                                               2001         2000          1999
                                             ---------  -------------  -----------
                                                        (IN MILLIONS)
Cash flows from financing activities:
 Capital contribution from parent company ..        --           --      $  194.9
 Universal life and investment-type
  contract deposits ........................  $1,220.7     $1,067.2       1,026.3
 Universal life and investment-type
  contract maturities and withdrawals ......    (914.2)      (430.7)       (380.7)
 Repayment of long term debt ...............        --           --         (61.9)
                                              --------     --------      --------
 Net cash provided by financing
  activities ...............................     306.5        636.5         778.6
                                              --------     --------      --------
 Net (decrease) increase in cash and
  cash equivalents .........................    (161.9)        17.7         217.3
Cash and cash equivalents at beginning
 of year ...................................     277.3        259.6          42.3
                                              --------     --------      --------
Cash and cash equivalents at end of year ...  $  115.4     $  277.3      $  259.6
                                              ========     ========      ========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and fixed and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

 Basis of Presentation

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

     Partnerships, joint venture interests and other equity investments in which the Company does not have a controlling interest, but has significant influence, are recorded using the equity method of accounting and included in other invested assets.

     Certain prior year amounts have been reclassified to conform to the current year presentation.

 Reorganization and Initial Public Offering

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102.0 million shares of common stock were issued at an initial public offering price of $17 per share.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Investments

     The Company classifies its debt and equity investment securities into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale.Those bonds and mortgage-backed securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary, and such adjustments are reported as a component of net realized investment and other gains (losses).

     For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date plus anticipated future payments, and any resulting adjustment is included in net investment income.

     Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity, as described above for fixed maturity securities. Impairments in value deemed to be other than temporary are reported as a component of net realized investment and other gains (losses).

     Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of net realized investment and other gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

     Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of net realized investment and other gains (losses).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of net realized investment and other gains (losses). The Company does not depreciate real estate to be disposed of.

     Policy loans are carried at unpaid principal balances, which approximate fair value.

     Short-term investments are carried at amortized cost, which approximates fair value.

     Net realized investment and other gains (losses), other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

 Derivative Financial Instruments

     The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities. All derivatives instruments are carried on the consolidated balance sheets at fair value.

     In certain cases, the Company uses hedge accounting as allowed by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," by designating derivative instruments as either fair value hedges or cash flow hedges. For derivative instruments that are designated and qualify as fair value hedges, the change in fair value of the derivative instrument as well as the offsetting change in fair value of the hedged item are recorded in net realized investment and other gains (losses). Basis adjustments are amortized into income through net realized investment and other gains (losses). For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the change in fair value of the derivative instrument is recorded in other comprehensive income, and then reclassified into income when the hedged item affects income. Hedge effectiveness is assessed quarterly by a variety of techniques including regression analysis and cumulative dollar offset. In certain cases, there is no hedge ineffectiveness because the derivative instrument was constructed such that all the terms of the derivative exactly match the hedged risk in the hedged item. If a hedge becomes ineffective, the hedge accounting described above ceases.

     In cases where the Company receives or pays a premium as consideration for entering into a derivative instrument (i.e., interest rate caps and floors, swaptions, and equity collars), the premium is amortized into investment income over the useful life of the derivative instrument. The fair value of such premiums (i.e., the inherent ineffectiveness of the derivative) is excluded from the assessment of hedge effectiveness and is included in net realized investment and other gains (losses). Changes in fair value of derivatives that are not hedges are included in net realized investment and other gains (losses).

 Cash and Cash Equivalents

     Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Deferred Policy Acquisition Costs

     Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization of deferred policy acquisition costs was $68.6 million, $37.8 million and $13.6 million in 2001, 2000 and 1999, respectively.

     Amortization of deferred policy acquisition costs is allocated to: (1) net realized investment and other gains (losses) for those products in which such gains (losses) have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and (3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

     Net realized investment and other gains (losses) related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from net realized investment and other gains and (losses), management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

 Reinsurance

     The Company utilizes reinsurance agreements to provide for greater diversification of business, allowing management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

     Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statements of income reflect premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company remains liable to its policyholders to the extent that counterparties to reinsurance ceded contracts do not meet their contractual obligations.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Separate Accounts

     Separate account assets and liabilities reported in the accompanying consolidated balance sheets represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Net investment income and net realized investment and other gains (losses) generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each separate account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and net realized investment and other gains (losses) of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

 Future Policy Benefits and Policyholders' Funds

     Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

     For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities, and from 3.5% to 10.3% for individual annuity liabilities.

     Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

     Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

     Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Participating Insurance

     Participating business represents approximately 7.6% and 16.3% of the Company's life insurance in-force at December 31, 2001 and 2000, respectively.

     The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and is also based on management's judgment as to the appropriate level of statutory surplus to be retained by the Company.

 Revenue Recognition

     Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

     Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

     Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

 Federal Income Taxes

     The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

 Foreign Currency Translation

     Gains or losses on foreign currency transactions are reflected in earnings.

 Cumulative Effect of Accounting Changes

     On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". The adoption of SFAS No. 133, as amended, resulted in a charge to operations accounted for as a cumulative effect of accounting change of $1.6 million (net of tax of $0.4 million) as of January 1, 2001. In addition, as of January 1, 2001, a $7.2 million (net of tax of $3.9 million) cumulative effect of accounting change was recorded in other comprehensive income including (1) the transition adjustment in the adoption of SFAS 133, as amended, an increase of $0.8 million (net of tax of $0.4 million), and (2) the reclassification of $603.1 million in securities from the held-to-maturity category to the available-for-sale category, an increase of $6.4 million (net of tax of $3.4 million).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Recent Accounting Pronouncements

     In September 2001, the FASB's Emerging Issues Task Force reached a consensus on Issue 01-10, "Accounting for the Impact of the Terrorist Attacks of September 11, 2001." Issue 01-10 presents guidance relative to accounting for and financial reporting of the events of September 11, 2001 (the Events), including both how and when to measure, record and report losses and any resulting liabilities which are directly attributable to the Events. Based on a comprehensive review of the Company's operations, the Company believes that the Events had no material financial impact on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under a single method, the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 also clarifies the criteria to recognize intangible assets separately from goodwill, and prohibits the amortization of goodwill relating to acquisitions completed after July 1, 2001. SFAS No. 141 is effective for business combinations initiated after June 30, 2001.The adoption of SFAS No. 141 did not have a material effect on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and other intangible assets deemed to have indefinite lives no longer be amortized to earnings, but instead be reviewed at least annually for impairment. Intangible assets with definite lives will continue to be amortized over their useful lives. SFAS No. 142 will be effective January 1, 2002. The Company has no goodwill, or other purchased intangibles subject to SFAS No. 142 and, therefore, the Company does not expect the impact of SFAS No. 142 to have any impact on its results of operations or financial position.

     In January, 2001, the FASB's Emerging Issues Task Force (EITF) reached a consensus on Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". Issue 99-20 requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and specifies evaluation methods with which to evaluate these securities for an other-than-temporary decline in value. The adoption of EITF 99-20 did not have a material financial impact on the Company's results of operations or financial position.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 provides new accounting and reporting standards which are based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, the Company recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of SFAS No. 140 did not have a material impact on the Company's results of operations or financial position.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operations or financial position.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Codification

     In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company and its domestic life insurance subsidiary uses to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification is reported as an adjustment to surplus in the statutory-basis financial statements as of January 1, 2001. The implementation of Codification increased the Company's statutory-basis capital and surplus and, the Company remains in compliance with all regulatory and contractual obligations.

NOTE 2. RELATED PARTY TRANSACTIONS

     John Hancock provides the Company with personnel, property, and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee (the parent company service fee) for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in the Company's operations. The parent company service fee is included in deferred acquisition costs on the Company's balance sheets, net investment income and other operating costs and expenses within the Company's income statements. John Hancock charged the Company a service fee of $159.9 million, $170.6 million and $199.3 million for the year ended December 31, 2001, 2000 and 1999, respectively. As of December 31, 2001 and 2000, respectively, the Company owed John Hancock $17.9 million and $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

     In 2001 the Company sold $200 million of corporate owned life insurance
(COLI) to its Parent to provide insurance coverage on key management employees of the Parent. The death benefit on this COLI product would cover the cost of replacing these employees, including recruiting, training, and development.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2001 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred to the Company $11.8 million, $24.2 million, and $44.5 million of cash for tax, commission, and expense allowances. This agreement decreased the Company's net gain from operations by $1.7 million and $0.9 million in 2001 and 2000, respectively, and increased the Company's net gain from operations by $20.6 million in 1999.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $107.5 million and $102.2 million as of December 31, 2001 and 2000, respectively. This agreement had no impact on the Company's net gain from operations.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.4 million, $1.0 million and $0.8 million from the Company in 2001, 2000 and 1999, respectively. This agreement decreased the Company's net gain from operations by $0.8 million, $1.1 million and $0.5 million in 2001, 2000 and 1999, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     At December 31, 2001, the Company had a $250.0 million line of credit with an affiliate, John Hancock Financial Services, Inc. At December 31, 2000, the Company had a $250.0 million line of credit with affiliate, John Hancock Capital Corp. At December 31, 2001 and 2000, the Company had no outstanding borrowings under these agreements.

     John Hancock allocates a portion of the expenses related to its employee welfare plans to the Company. The amounts allocated to the Company were credits of $10.4 million, $16.0 million and $17.5 million in 2001, 2000 and 1999, respectively. The pension plan prepaid expense allocated to the Company amounted to $64.3 million and $55.6 million in 2001 and 2000, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions."

NOTE 3. INVESTMENTS

     The following information summarizes the components of net investment income and net realized investment and other gains (losses), net:

                                                              YEAR ENDED DECEMBER 31,
                                                           2001        2000        1999
                                                         --------    --------    --------
                                                                   (IN MILLIONS)
NET INVESTMENT INCOME
  Fixed maturities ....................................   $160.1      $138.5       $127.1
  Equity securities ...................................      0.3         0.2           --
  Mortgage loans on real estate .......................     42.3        44.3         39.7
  Real estate .........................................      2.3         4.1          3.6
  Policy loans ........................................     21.1        17.1         13.7
  Short-term investments ..............................      6.3        19.4          4.5
  Other ...............................................      3.3         1.1         (2.0)
                                                          ------      ------       ------
  Gross investment income .............................    235.7       224.7        186.6
   Less investment expenses ...........................      8.7        11.3         12.0
                                                          ------      ------       ------
    Net investment income .............................   $227.0      $213.4       $174.6
                                                          ======      ======       ======
NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES),
  NET OF RELATED AMORTIZATION OF DEFERRED POLICY
   ACQUISITION COSTS
  Fixed maturities ....................................   $(25.1)     $(16.0)      $ (5.9)
  Equity securities ...................................      3.8         0.8           --
  Mortgage loans on real estate and real estate .......     (1.2)       (2.3)         0.9
  Derivatives and other invested assets ...............     12.0         3.1         (0.3)
  Amortization adjustment for deferred policy
  acquisition costs ...................................      1.5         3.8          0.5
                                                          ------      ------       ------
  Net realized investment and other losses, net of
   related amortization of deferred policy
   acquisition costs ..................................   $ (9.0)     $(10.6)      $ (4.8)
                                                          ======      ======       ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. INVESTMENTS (CONTINUED)

  Gross gains of $6.5 million, $1.5 million, and $0.5 million and gross losses of $3.3 million, $6.0 million, and $5.3 million in 2001, 2000 and 1999, respectively, were realized on the sale of available-for-sale securities.

  The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:

                                                                     GROSS       GROSS
                                                        AMORTIZED  UNREALIZED  UNREALIZED
                                                          COST       GAINS       LOSSES     FAIR VALUE
                                                        ---------  ----------  ----------  ------------
                                                                        (IN MILLIONS)
DECEMBER 31, 2001
HELD-TO-MATURITY:
Corporate securities ..............................   $   65.0     $  --       $ 0.8       $   64.2
Mortgage-backed securities ........................       18.7       0.2         1.0           17.9
                                                      --------     -----       -----       --------
 Total ............................................   $   83.7     $ 0.2       $ 1.8       $   82.1
                                                      ========     =====       =====       ========
AVAILABLE-FOR-SALE:
Corporate securities ..............................   $1,867.5     $67.5       $44.2       $1,890.8
Mortgage-backed securities ........................      296.7       6.3         4.7          298.3
Obligations of states and political subdivisions ..        0.9        --          --            0.9
Debt securities issued by foreign governments .....        7.2       0.5          --            7.7
U.S. Treasury securities and obligations of U.S.
 government corporations and agencies .............      219.6       1.1         5.9          214.8
                                                      --------     -----       -----       --------
Total fixed maturities ............................    2,391.9      75.4        54.8        2,412.5
Equity securities .................................       12.1       1.5         0.5           13.1
                                                      --------     -----       -----       --------
 Total ............................................   $2,404.0     $76.9       $55.3       $2,425.6
                                                      ========     =====       =====       ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. INVESTMENTS (CONTINUED)

     The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:


                                                                   GROSS       GROSS
                                                      AMORTIZED  UNREALIZED  UNREALIZED     FAIR
                                                        COST       GAINS       LOSSES      VALUE
                                                      ---------  ----------  ----------  ----------
                                                                     (IN MILLIONS)
DECEMBER 31, 2000
HELD-TO-MATURITY:
Corporate securities ...............................  $  684.2     $23.4       $51.0      $  656.6
Mortgage-backed securities .........................      29.3       0.2         1.2          28.3
Obligations of states and political subdivisions ...       1.9        --          --           1.9
                                                      --------     -----       -----      --------
Total ..............................................  $  715.4     $23.6       $52.2      $  686.8
                                                      ========     =====       =====      ========
AVAILABLE-FOR-SALE:
Corporate securities ...............................  $  751.6     $20.6       $27.8      $  744.4
Mortgage-backed securities .........................     239.1       3.6         3.7         239.0
Obligations of states and political subdivisions ...       0.9        --          --           0.9
Debt securities issued by foreign governments ......      11.1       0.3         0.6          10.8
U.S. Treasury securities and obligations of U.S.
 government corporations and agencies ..............      16.1       0.7         0.1          16.7
                                                      --------     -----       -----      --------
Total fixed maturities .............................   1,018.8      25.2        32.2       1,011.8
Equity securities ..................................       7.1       2.8         1.8           8.1
                                                      --------     -----       -----      --------
   Total ...........................................  $1,025.9     $28.0       $34.0      $1,019.9
                                                      ========     =====       =====      ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. INVESTMENTS (CONTINUED)

  The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:


                                                          AMORTIZED     FAIR
                                                            COST       VALUE

                                                             (IN MILLIONS)
                                                          --------------------
HELD-TO-MATURITY:
Due in one year or less ................................  $     --    $     --
Due after one year through five years ..................       3.0         3.0
Due after five years through ten years .................       8.6         8.6
Due after ten years ....................................      53.4        52.6
                                                          --------    --------
                                                              65.0        64.2
Mortgage-backed securities .............................      18.7        17.9
                                                          --------    --------
Total ..................................................  $   83.7    $   82.1
                                                          ========    ========
AVAILABLE-FOR-SALE:
Due in one year or less ................................  $   97.5    $   99.5
Due after one year through five years ..................     772.0       794.2
Due after five years through ten years .................     935.2       929.4
Due after ten years ....................................     290.5       291.1
                                                          --------    --------
                                                           2,095.2     2,114.2
Mortgage-backed securities .............................     296.7       298.3
                                                          --------    --------
Total ..................................................  $2,391.9    $2,412.5
                                                          ========    ========

  Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

  The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2001 and 2000, $300.0 million and $1.4 million, respectively, of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

  Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. INVESTMENTS (CONTINUED)

  Changes in the allowance for probable losses on mortgage loans on real estate and real estate to be disposed of are summarized below.


                                   BALANCE AT                          BALANCE AT
                                   BEGINNING                             END OF
                                    OF YEAR    ADDITIONS  DEDUCTIONS      YEAR
                                   ----------  ---------  ----------  ------------
                                                   (IN MILLIONS)
Year ended December 31, 2001
 Mortgage loans on real estate ...    $5.0       $1.7        $1.2         $5.5
 Real estate to be disposed of ...     0.7        0.1          --          0.8
                                      ----       ----        ----         ----
 Total ...........................    $5.7       $1.8        $1.2         $6.3
                                      ====       ====        ====         ====
Year ended December 31, 2000
 Mortgage loans on real estate ...    $3.8       $1.2        $ --         $5.0
 Real estate to be disposed of ...      --        0.7          --          0.7
                                      ----       ----        ----         ----
 Total ...........................    $3.8       $1.9        $ --         $5.7
                                      ====       ====        ====         ====
Year ended December 31, 1999
 Mortgage loans on real estate ...    $3.7       $0.4        $0.3         $3.8
 Real estate to be disposed of ...     0.7         --         0.7           --
                                      ----       ----        ----         ----
 Total ...........................    $4.4       $0.4        $1.0         $3.8
                                      ====       ====        ====         ====

At December 31, 2001 and 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:


                                                                         DECEMBER 31
                                                                        2001    2000
                                                                       ------  ------
                                                                       (IN MILLIONS)
Impaired mortgage loans on real estate with provision for losses ..... $ 2.4    $ 4.2
Provision for losses .................................................  (1.2)    (1.2)
                                                                       -----    -----
Net impaired mortgage loans on real estate ........................... $ 1.2    $ 3.0
                                                                       =====    =====

  The average investment in impaired loans and the interest income recognized on impaired loans were as follows:


                                                     YEAR ENDED DECEMBER 31
                                                     2001     2000     1999
                                                    -------  -------  -------
                                                          (IN MILLIONS)
Average recorded investment in impaired loans ...... $3.3     $2.1       $--
Interest income recognized on impaired loans .......  0.5      0.3        --

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

  There were no restructured commercial mortgage loans at December 31, 2001. Such loans aggregated $3.4 million as of December 31, 2000. The expected gross interest income that would have been recorded in 2000 had the loans been current in accordance with the original loan agreements was $0.34 million, and the actual interest income recorded was $0.27 million.

  At December 31, 2001, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:


                          CARRYING           GEOGRAPHIC            CARRYING
    PROPERTY TYPE          AMOUNT           CONCENTRATION           AMOUNT
----------------------  -------------  -----------------------  ---------------
                        (IN MILLIONS)                            (IN MILLIONS)
Apartments ............    $115.1      East North Central .....     $ 63.6
Hotels ................      24.8      East South Central .....       25.8
Industrial ............      72.1      Middle Atlantic ........       50.6
Office buildings ......     146.4      Mountain ...............       35.5
Retail ................      35.5      New England ............       55.1
Mixed Use .............       5.0      Pacific ................      111.3
Agricultural ..........     168.9      South Atlantic .........      152.9
Other .................      18.6      West North Central .....       20.6
                                       West South Central .....       67.7
                                       Canada/Other ...........        3.3
Allowance for losses ..      (5.5)     Allowance for losses ...       (5.5)
                           ------                                   ------
Total .................    $580.9      Total ..................     $580.9
                           ======                                   ======

  Bonds with amortized cost of $24.7 million were non-income producing for year ended December 31, 2001.

  Depreciation expense on investment real estate was $0.3 million in 2001 and $0.6 million in 2000 and 1999. Accumulated depreciation was $2.8 million, and $2.5 million at December 31, 2001, and 2000, respectively.

NOTE 4. DERIVATIVES AND HEDGING INSTRUMENTS

  The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities.

  The fair value of derivative instruments classified as assets at December 31, 2001 was $16.7 million, and appears on the consolidated balance sheet in other assets. The fair value of derivative instruments classified as liabilities at December 31, 2001 was $12.0 million and appears on the consolidated balance sheet in other liabilities.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Fair Value Hedges

     The Company uses interest rate futures contracts and interest rate swap agreements as part of its overall strategies of managing the duration of assets and liabilities or the average life of certain asset portfolios to specified targets. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal). The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income.

     The Company uses equity collar agreements to reduce its equity market exposure with respect to certain common stock investments that the Company holds. A collar consists of a written call option that limits the Company's potential for gain from appreciation in the stock price as well as a purchased put option that limits the Company's potential for loss from a decline in the stock price.

     Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates. The net differential to be paid or received on currency rate swap agreements is accrued and recognized as a component of net investment income.

     At December 31, 2001, the Company recognized net losses of $3.0 million, related to the ineffective portion of its fair value hedges, and a net gain of $0.1 million, related to the portion of the hedging instruments that were excluded from the assessment of hedge effectiveness. Both of these amounts are recorded in net realized investment and other gains and losses. At December 31, 2001, all of the Company's hedged firm commitments qualified as fair value hedges.

 Cash Flow Hedges

     The Company used interest rate cap and floor agreements to hedge the interest rate risk associated with minimum interest rate guarantees in certain of its life insurance and annuity businesses. Amounts are reclassified from other comprehensive income if interest rates fall below certain levels.

     In 2001, the Company recognized no gains or losses related to the ineffective portion of its cash flow hedges, and a net gain of $0.2 million related to the portion of the hedging instruments that was excluded from the assessment of hedge effectiveness. This amount is recorded in net realized investment and other gains and losses. All of the Company's hedged forecasted transactions qualified as cash flow hedges in 2001.

     No amounts were reclassified from other accumulated comprehensive income to earnings in 2001 and it is anticipated that no amounts will be reclassified from other accumulated comprehensive income to earnings within the next twelve months. The Company does not enter into hedging transactions for variable cash flows thus the Company currently has no maximum length for which variable cash flows are hedged.

     In 2001, none of the Company's cash flow hedges have been discontinued because of the probability that the original forecasted transaction would not occur by the end of the originally specified time period documented at inception of the hedging relationship.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     There was no transition adjustment for the adoption of SFAS No.133 representing the accumulation in other comprehensive income of the effective portion of the Company's cash flow hedges as of January 1, 2001. There were no losses incurred for the effective portion of the change in fair value of derivative instruments designated as cash flow hedges and added to accumulated other comprehensive income.

 Derivatives Not Designated as Hedging Instruments

     The Company enters into interest rate swap agreements, interest rate futures contracts, and interest rate cap and floor agreements to manage exposure to interest rates as described above under Fair Value Hedges without designating the derivatives as hedging instruments.

NOTE 5. INCOME TAXES

     The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

     The components of income taxes were as follows:

                                                      YEAR ENDED DECEMBER 31
                                                       2001    2000     1999
                                                      ------  ------   ------
                                                           (IN MILLIONS)
Current taxes:
Federal ............................................  $30.1   $15.2    $(1.5)
Foreign ............................................     --     0.6      0.1
                                                      -----   -----    -----
                                                       30.1    15.8     (1.4)
Deferred taxes:
Federal ............................................   32.1    28.0     36.6
                                                      -----   -----    -----
Total income taxes .................................  $62.2   $43.8    $35.2
                                                      =====   =====    =====

     A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:


                                                     YEAR ENDED DECEMBER 31
                                                     2001     2000      1999
                                                    ------   ------    ------
                                                         (IN MILLIONS)
Tax at 35% .......................................  $73.0    $50.1     $36.3
Add (deduct):
 Equity base tax .................................   (9.0)    (5.6)       --
 Prior years taxes ...............................    2.1       --      (0.3)
 Tax credits .....................................   (0.4)    (0.6)     (0.1)
 Foreign taxes ...................................     --      0.6       0.1
 Tax exempt investment income ....................   (5.6)    (0.7)     (0.7)
 Other ...........................................    2.1       --      (0.1)
                                                    -----    -----     -----
  Total income taxes .............................  $62.2    $43.8     $35.2
                                                    =====    =====     =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                  DECEMBER 31
                                                                 2001     2000
                                                                ------   -------
                                                                  (IN MILLIONS)
DEFERRED TAX ASSETS:
 Policy reserve adjustments .................................   $238.1   $110.0
 Other postretirement benefits ..............................     20.1     23.3
 Book over tax basis of investments .........................     12.0      7.8
 Interest ...................................................       --      7.5
 Unrealized holding losses ..................................       --      1.4
                                                                ------   ------
  Total deferred tax assets .................................    270.2    150.0
DEFERRED TAX LIABILITIES:
 Deferred policy acquisition costs ..........................    373.7    199.1
 Depreciation ...............................................      2.1      1.8
 Basis in partnerships ......................................      0.6      0.4
 Market discount on bonds ...................................      1.2      0.6
 Lease income ...............................................     47.0     35.4
 Unrealized gains ...........................................      6.8       --
 Other ......................................................       --      9.5
                                                                ------   ------
  Total deferred tax liabilities ............................    431.4    246.8
                                                                ------   ------
  Net deferred tax liabilities ..............................   $161.2   $ 96.8
                                                                ======   ======

  The Company received an income tax refund of $32.4 million and made income tax payments of $62.9 million and $13.2 million in 2001, 2000 and 1999, respectively.

NOTE 6 - REINSURANCE

  The effect of reinsurance on premiums written and earned was as follows:


                                        2001             2000             1999
                                      PREMIUMS         PREMIUMS         PREMIUMS
                                  WRITTEN   EARNED  WRITTEN  EARNED  WRITTEN   EARNED
                                  -------   ------  -------  ------  -------   ------
                                                   (IN MILLIONS)
Life Insurance:
 Direct ........................  $ 82.0   $ 82.0    $34.1   $34.1   $12.1     $12.1
 Ceded .........................   (21.9)   (21.9)    (5.5)   (5.5)   (3.2)     (3.2)
                                  -------  ------    -----   -----   -----     -----
  Net life insurance premiums ..  $ 60.1   $ 60.1    $28.6   $28.6   $ 8.9     $ 8.9
                                  ======   ======    =====   =====   =====     =====

For the year ended December 31, 2001, 2000 and 1999, benefits to policyholders under life ceded reinsurance contracts were $3.8 million, $3.0 million and $ -- million, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

NOTE 7. COMMITMENTS AND CONTINGENCIES

     The Company has extended commitments to purchase fixed maturity investments, and other invested assets and issue mortgage loans on real estate totaling $25.3 million, $14.3 million and $16.2 million, respectively, at December 31, 2001. If funded, loans related to real estate mortgages would be fully collateralized by related properties. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. The estimated fair values of the commitments described above aggregate $57.1 million at December 31, 2001. The majority of these commitments expire in 2002.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2001. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, the Company entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, the Company specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of the responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution (ADR) relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above, in the fourth quarter of 2001. The adjustment to the reserve in 2001 was the result of the Company being able to better estimate the cost of settling the remaining claims, which on average tend to be larger, more complicated claims. The better estimate comes from experience with actual settlements on similar claims.

     Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase (i.e., arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by the Company.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 8.  SHAREHOLDER'S EQUITY

 (a) Common Stock

     The Company was established in 1979 as a stock insurance company with 50,000 shares outstanding, wholly owned by its parent, John Hancock Life Insurance Company. The Company has one class of capital stock, common stock ($50 par value, 50,000 shares authorized).

 (b) Accumulated Other Comprehensive Income (Loss)

     The components of accumulated other comprehensive loss are as follows:

                                                                       ACCUMULATED
                                                                          OTHER
                                                                      COMPREHENSIVE
                                                                     INCOME (LOSSES)
                                                                    -----------------
                                                                      (IN MILLIONS)
Balance at January 1, 1999 ..........................................    $ 12.3
Gross unrealized gains (losses)  (net of deferred income
 tax benefit of $18.0 million) ......................................     (34.2)
Reclassification adjustment for gains (losses), realized in net
 income (net of tax expense of $1.7 million) ........................      (3.1)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax expense of $6.2 million) .......................................      11.6
                                                                         ------
Net unrealized gains (losses) .......................................     (25.7)
                                                                         ------
Balance at December 31, 1999 ........................................    $(13.4)
                                                                         ======
Balance at January 1, 2000 ..........................................    $(13.4)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $9.7 million) .......................................      18.0
Reclassification adjustment for gains (losses), realized in
 net income (net of tax expense of $1.6 million) ....................      (2.9)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $2.1 million) .......................................      (3.9)
                                                                         ------
Net unrealized gains (losses) .......................................      11.2
                                                                         ------
Balance at December 31, 2000 ........................................    $ (2.2)
                                                                         ======
Balance at January 1, 2001 ..........................................    $ (2.2)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $7.2 million) .......................................      11.8
Reclassification adjustment for gains (losses), realized in
 net income (net of tax benefit of $1.1 million) ....................       2.1
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $3.2 million) .......................................      (6.0)
                                                                         ------
Net unrealized gains (losses) .......................................       7.9
Change in accounting principle ......................................       7.2
                                                                         ------
Balance at December 31, 2001 ........................................    $ 12.9
                                                                         ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:


                                                       2001    2000     1999
                                                       -----   -----    -----
                                                          (IN MILLIONS)
Balance, end of year comprises:
 Unrealized investment gains (losses) on:
  Fixed maturities ................................    $20.6   ($7.0)  ($28.7)
  Equity investments ..............................      1.0     1.0     (1.4)
  Derivatives and other ...........................      5.2     0.3      1.3
                                                       -----    ----    -----
Total .............................................     26.8    (5.7)   (28.8)
Amounts of unrealized investment (gains) losses
 attributable to:
  Deferred policy acquisition cost and present
   value of future profits ........................     (7.1)    2.1      8.1
  Deferred federal income taxes ...................     (6.8)    1.4      7.3
                                                       -----    ----    -----
Total .............................................    (13.9)    3.5     15.4
                                                       -----    ----    -----
Net unrealized investment gains ...................    $12.9   ($2.2)  ($13.4)
                                                       =====    ====    =====

 (c) Statutory Results

     The Company adopted the new codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribe statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary use to prepare their statutory-basis financial statements.

     The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. For the Company, the Commonwealth of Massachusetts only recognizes statutory accounting practices prescribed or permitted by Massachusetts insurance regulations and laws. The National Association of Insurance Commissioners' "Accounting Practices and Procedures" manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by Massachusetts. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     Prior to 2001, the Commissioner had provided the Company approval to recognize as an admitted asset the pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." Beginning in 2001, the Commissioner has provided the Company with approval to phase-in over a three-year period the impact of implementing the material provisions of statutory SSAP No. 8, "Pensions." The Company's pension plan prepaid expense recorded for statutory purposes amounted to $64.3 million, $55.6 million and $42.3 million at December 31, 2001, 2000 and 1999 respectively. Statutory net income is not impacted by this permitted practice.

     Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.

                                                        2001     2000     1999
                                                        ----     ----     ----
                                                           (IN MILLIONS)
Statutory net income ...............................   $ 13.1   $ 26.6   $ 77.5
Statutory surplus ..................................    647.0    527.2    468.8

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

NOTE 9.  SEGMENT INFORMATION

     The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

     PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

     ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

     Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment and other gains (losses) and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment and other gains (losses), including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

     Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain net realized investment and other gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; (v) a charge for certain one time costs associated with John Hancock's demutualization process; and (vi) cumulative effect of an accounting change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income:


                                                        ASSET
                                          PROTECTION  GATHERING  CONSOLIDATED
                                          ----------  ---------  ------------
                                                       (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2001
REVENUES:
 Segment revenues ......................  $  614.3    $   62.2    $   676.5
 Net realized investment and other
  gains (losses) .......................      (9.0)         --         (9.0)
                                          --------    --------    ---------
 Revenues ..............................  $  605.3    $   62.2    $   667.5
                                          ========    ========    =========
  Net investment income ................  $  229.2    $   (2.2)   $   227.0
NET INCOME:
 Segment after-tax operating income ....  $  130.0    $   22.2    $   152.2
 Net realized investment and other
  gains (losses) .......................      (5.6)         --         (5.6)
 Surplus tax ...........................       9.1          --          9.1
 Class action lawsuit ..................      (9.2)         --         (9.2)
 Cumulative effect of accounting
  change, net of tax ...................      (1.6)         --         (1.6)
                                          --------    --------    ---------
 Net income ............................  $  122.7    $   22.2    $   144.9
                                          ========    ========    =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ...  $    2.7    $     --    $     2.7
 Amortization of deferred policy
  acquisition costs ....................      46.6        20.5         67.1
 Income tax expense ....................      54.8         7.4         62.2
 Segment assets ........................  $9,995.5    $1,717.7    $11,713.2
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES) DATA:
 Net realized investment and other
  gains (losses) .......................  $  (10.5)         --    $   (10.5)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment and other gains
  (losses) .............................       1.5          --          1.5
                                          --------    --------    ---------
 Net realized investment and other gains
  (losses), net of related amortization
  of deferred policy acquisition costs -
  per consolidated  financial
  statements ...........................      (9.0)         --         (9.0)
 Less income tax effect ................       3.4          --          3.4
                                          --------    --------    ---------
 Net realized investment and other gains
  (losses), net-after-tax adjustment
  made to calculate segment operating
  income ...............................  $   (5.6)         --    $    (5.6)
                                          ========    ========    =========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                                           ASSET
                                           PROTECTION    GATHERING   CONSOLIDATED
                                           ----------    ---------   ------------
                                                       (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2000
REVENUES:
 Segment revenues ......................    $  530.8     $   48.5     $   579.3
 Net realized investment and other
  gains (losses), net ..................       (10.6)          --         (10.6)
                                            --------     --------     ---------
       Revenues ........................    $  520.2     $   48.5     $   568.7
                                            ========     ========     =========
        Net investment income ..........    $  215.9     $   (2.5)    $   213.4
NET INCOME:
 Segment after-tax operating
  income ...............................        96.0          6.3         102.3
 Net realized investment and other
  gains (losses), net ..................        (6.8)          --          (6.8)
 Surplus tax ...........................         5.4          0.2           5.6
 Other demutualization related
  costs ................................        (0.5)        (0.1)         (0.6)
 Restructuring charges .................        (1.1)          --          (1.1)
                                            --------     --------     ---------
 Net income ............................    $   93.0     $    6.4     $    99.4
                                            ========     ========     =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ...    $    1.3     $     --     $     1.3
 Amortization of deferred policy
  acquisition costs ....................        17.6         16.4          34.0
 Income tax expense ....................        40.7          3.1          43.8
 Segment assets ........................    $9,326.9     $2,867.8     $12,194.7
NET REALIZED INVESTMENT AND OTHER
 GAINS (LOSSES) DATA:
 Net realized investment and other
  losses ...............................    $  (14.4)          --     $   (14.4)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment and other gains
  (losses) .............................         3.8           --           3.8
                                            --------     --------     ---------
 Net realized investment and other gains
  (losses), net of related amortization
  of deferred policy acquisition costs -
  per consolidated financial
  statements ...........................       (10.6)          --         (10.6)
 Less income tax effect ................         3.8           --           3.8
                                            --------     --------     ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income .............    $   (6.8)          --     $    (6.8)
                                            ========     ========     =========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                                           ASSET
                                            PROTECTION   GATHERING    CONSOLIDATED
                                            ----------   ---------    ------------
                                                         (IN MILLIONS)
YEAR ENDED DECEMBER 31, 1999
REVENUES:
 Segment revenues ......................     $  488.0    $   37.2      $   525.2
 Net realized investment and other
  gains (losses), net ..................         (4.8)         --           (4.8)
                                             --------    --------      ---------
 Revenues ..............................     $  483.2    $   37.2      $   520.4
                                             ========    ========      =========
  Net investment income ................     $  178.1    $   (3.5)     $   174.6
NET INCOME:
 Segment after-tax operating income ....        108.0         6.8          114.8
 Net realized investment and other
  gains (losses), net ..................         (3.1)         --           (3.1)
 Class action lawsuit ..................        (42.9)         --          (42.9)
 Other demutualization related costs ...         (0.3)       (0.1)          (0.4)
                                             --------    --------      ---------
 Net income ............................     $   61.7    $    6.7      $    68.4
                                             ========    ========      =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ...     $   (0.1)   $     --      $    (0.1)
 Amortization of deferred policy
  acquisition costs ....................          4.6         8.5           13.1
 Income tax expense ....................         31.8         3.4           35.2
 Segment assets ........................     $9,104.6    $2,869.6      $11,974.2
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES) DATA:
 Net realized investment and other
  gains (losses) .......................     $   (5.3)         --      $    (5.3)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment gains (losses) ...          0.5          --            0.5
                                             --------    --------      ---------
 Net realized investment and other gains
  (losses), net of related amortization
  of deferred policy acquisition costs - per
  consolidated financial statements ....         (4.8)         --           (4.8)
 Less income tax effect ................          1.7          --            1.7
                                             --------    --------      ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income .............     $   (3.1)         --      $    (3.1)
                                             ========    ========      =========

     The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

     The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

     Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

     The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

     The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

     The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

     The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

     The fair value for commitments approximates the amount of the initial commitment.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                          DECEMBER 31           DECEMBER 31
                                              2001                  2000
                                      CARRYING     FAIR     CARRYING     FAIR
                                       VALUE      VALUE      VALUE      VALUE
                                      --------   --------   --------   --------
                                         (IN MILLIONS)       (IN MILLIONS)
ASSETS:
 Fixed maturities:
  Held-to-maturity .................  $   83.7   $   82.1   $  715.4   $  686.8
  Available-for-sale ...............   2,412.5    2,412.5    1,011.8    1,011.8
 Equity securities:
  Available-for-sale ...............      13.1       13.1        8.1        8.1
 Mortgage loans on real estate .....     580.9      604.3      554.8      574.2
 Policy loans ......................     352.0      352.0      334.2      334.2
 Short-term investments ............        --         --       21.7       21.7
  Cash and cash equivalents ........     115.4      115.4      277.3      277.3
Derivatives:
 Futures contracts, net ............        --         --        0.1        0.1
 Interest rate swap agreements .....       8.8        8.8         --         --
 Interest rate cap agreements ......       3.5        3.5        2.1        2.1
 Interest rate floor agreements ....       4.5        4.5        4.5        4.5
 Currency rate swap agreements .....       0.4        0.4         --         --
 Equity collar agreements ..........       0.8        0.8        0.4        0.4
LIABILITIES:
Fixed rate deferred and immediate
 annuities .........................      53.1       50.3       63.8       60.4
Derivatives:
 Interest rate swap agreements .....      13.2       13.2         --        1.2
 Currency rate swap agreements .....       0.1        0.1        0.6        0.6
Commitments ........................        --       57.1         --       62.9

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

              COLUMN A                  COLUMN B   COLUMN C       COLUMN D

                                                               AMOUNT AT WHICH
                                                                 SHOWN IN THE
                                                                 CONSOLIDATED
                                                                   BALANCE
         TYPE OF INVESTMENT            COST/(2)/    VALUE           SHEET
                                       ----------  --------  ------------------
Fixed maturity securities,
 available-for-sale:
Bonds:
United States government and
 government agencies
 and authorities                        $  219.6   $  214.8       $  214.8
States, municipalities and political
 subdivisions                                6.0        6.0            6.0
Foreign governments                          7.2        7.6            7.6
Public utilities                           189.3      192.9          192.9
Convertibles and bonds with warrants
 attached                                   25.9       25.1           25.1
All other corporate bonds                1,897.9    1,920.5        1,920.5
Certificates of deposits                      --         --             --
Redeemable preferred stock                  46.0       45.6           45.6
                                        --------   --------       --------
Total fixed maturity securities,
 available-for-sale                      2,391.9    2,412.5        2,412.5
                                        ========   ========       ========
Equity securities,
 available-for-sale:
Common stocks:
Public utilities                              --         --             --
Banks, trust and insurance companies          --         --             --
Industrial, miscellaneous and all
 other                                       3.8        5.0            5.0
Non-redeemable preferred stock               8.3        8.1            8.1
                                        --------   --------       --------
Total equity securities,
 available-for-sale                         12.1       13.1           13.1
                                        ========   ========       ========
Fixed maturity securities, held-
 to-maturity:
Bonds
United States government and
 government agencies
 and authorities                              --         --             --
States, municipalities and political
 subdivisions                                 --         --             --
Foreign governments                           --         --             --
Public utilities                              --         --             --
Convertibles and bonds with warrants
 attached                                     --         --             --
All other corporate bonds                    5.1        5.1            5.1
Certificates of deposits                    78.6       77.0           78.6
Redeemable preferred stock                    --         --             --
                                        --------   --------       --------
Total fixed maturity securities,
 held-to-maturity                           83.7       82.1           83.7
                                        ========   ========       ========

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (CONTINUED)
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

              COLUMN A                    COLUMN B   COLUMN C       COLUMN D
                                                                AMOUNT AT WHICH
                                                                SHOWN IN THE
                                                                 CONSOLIDATED
                                                                   BALANCE
         TYPE OF INVESTMENT              COST /(2)/   VALUE          SHEET
                                         ----------  --------  -----------------
Equity securities, trading:
Common stocks:
Public utilities                                --         --             --
Banks, trust and insurance companies            --         --             --
Industrial, miscellaneous and all other         --         --             --
Non-redeemable preferred stock                  --         --             --
                                          --------   --------       --------
Total equity securities, trading                --         --             --
                                          --------   --------       --------
Mortgage loans on real estate, net /(1)/  $  586.4       xxxx       $  580.9
Real estate, net:
Investment properties /(1)/                   21.4       xxxx           20.6
Acquired in satisfaction of debt/(1)/           --       xxxx             --
Policy loans                                 352.0       xxxx          352.0
Other long-term investments /(2)/             39.6       xxxx           39.6
Short-term investments                          --       xxxx             --
                                          --------   --------       --------
  Total investments                       $3,487.1   $2,507.7       $3,502.4
                                          ========   ========       ========

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.

(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)

                         DEFERRED      FUTURE POLICY                OTHER POLICY
                           POLICY     BENEFITS, LOSSES,              CLAIMS AND
                        ACQUISITION    CLAIMS AND LOSS    UNEARNED    BENEFITS     PREMIUM
       SEGMENT             COSTS          EXPENSES        PREMIUMS    PAYABLE      REVENUE
----------------------  -----------  ------------------  ---------  ------------  ---------
2001:
Protection               $  918.4         $3,275.5        $221.0       $25.0        $60.1
Asset Gathering             142.4             63.2            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $1,060.8         $3,338.7        $221.0       $25.0        $60.1
                         ========         ========        ======       =====        =====
2000:
Protection               $  819.3         $2,698.5        $212.0       $11.1        $28.6
Asset Gathering             174.8             70.0            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  994.1         $2,768.5        $212.0       $11.1        $28.6
                         ========         ========        ======       =====        =====
1999:
Protection               $  707.8         $2,515.7        $175.2       $15.7        $ 8.9
Asset Gathering             147.3             50.6            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  855.1         $2,566.3        $175.2       $15.7        $ 8.9
                         ========         ========        ======       =====        =====

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)

                                                       AMORTIZATION OF
                                                       DEFERRED POLICY
                                  BENEFITS, CLAIMS,  ACQUISITION COSTS,
                         NET         LOSSES, AND      EXCLUDING AMOUNTS
                      INVESTMENT     SETTLEMENT      RELATED TO REALIZED   OTHER OPERATING
      SEGMENT           INCOME        EXPENSES        INVESTMENT GAINS        EXPENSES
--------------------  ----------  -----------------  -------------------  -----------------
2001:
Protection             $229.2          $285.5               $46.6              $ 72.8
Asset Gathering          (2.2)            8.6                20.5                 3.4
                       ------          ------               -----              ------
 Total                 $227.0          $294.1               $67.1              $ 76.2
                       ======          ======               =====              ======
2000:
Protection             $215.9          $242.2               $17.6              $100.5
Asset Gathering          (2.5)            6.4                16.4                16.3
                       ------          ------               -----              ------
 Total                 $213.4          $248.6               $34.0              $116.8
                       ======          ======               =====              ======
1999:
Protection             $178.1          $192.3               $ 4.6              $100.6
Asset Gathering          (3.5)           68.2                 8.5                16.9
                       ------          ------               -----              ------
 Total                 $174.6          $260.5               $13.1              $117.5
                       ======          ======               =====              ======

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            SCHEDULE IV - REINSURANCE
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

                                                ASSUMED               PERCENTAGE
                                    CEDED TO     FROM                 OF AMOUNT
                          GROSS       OTHER      OTHER       NET      ASSUMED TO
                          AMOUNT    COMPANIES  COMPANIES   AMOUNT        NET
                        ----------  ---------  ---------  ---------  ------------
2001
Life insurance in
 force                  $119,332.2  $56,571.3    $35.1    $62,796.0      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     82.0  $    21.9    $  --    $    60.1       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     82.0  $    21.9    $  --    $    60.1      0.0%
                        ==========  =========    =====    =========      ===
2000
Life insurance in
 force                  $ 98,737.2  $39,495.8    $37.1    $59,278.5      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     34.1  $     5.5    $  --    $    28.6       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     34.1  $     5.5    $  --    $    28.6      0.0%
                        ==========  =========    =====    =========      ===
1999
Life insurance in
 force                  $ 75,674.7  $19,217.5    $38.5    $56,495.7      0.0%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     12.1  $     3.2    $  --    $     8.9       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     12.1  $     3.2    $  --    $     8.9      0.0%
                        ==========  =========    =====    =========      ===

NOTE: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and the universal life insurance products.

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                 APPENDIX A - DETAILS ABOUT OUR GUARANTEE PERIODS

INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

       .    corporate bonds,

       .    mortgages,

       .    mortgage-backed and asset-backed securities, and

       .    government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

       .    receive your premium payment,

       .    effectuate your transfer, or

       .    renew your guarantee period

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                (    1 + g    ) /n/
                                (-------------)  --  -1
                                (1 + c + 0.005) /12/


  where,

     .    G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)


SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

------------------------------------------------------------------------------------------
Amount withdrawn or transferred                 $10,000
------------------------------------------------------------------------------------------
Guarantee period                                7 years
------------------------------------------------------------------------------------------
Time of withdrawal or transfer                  beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------------------
Guaranteed rate (g)                             8%
------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)    7%
------------------------------------------------------------------------------------------
Remaining guarantee period (n)                  60 months
------------------------------------------------------------------------------------------

Market value adjustment:


                                    [(   1+0.08   )] /60/   ]
                           10,000 x [(------------)]  --  -1] = 234.73
                                    [(1+0.07+0.005)] /12/   ]


Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 + $234.73 = $10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

-------------------------------------------------------------------------------------
Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           9%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

Market value adjustment:
                              [(   1 + 0.08     ) /60/    ]
                     10,000 x [(----------------)  --  - 1] = 666.42
                              [(1 + 0.09 + 0.005) /12/    ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 666.42 = $9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

-------------------------------------------------------------------------------------
Amount withdrawn or transferred          $10,000
-------------------------------------------------------------------------------------
Guarantee period                         7 years
-------------------------------------------------------------------------------------
Time of withdrawal or transfer           beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------
Guaranteed rate (g)                      8%
-------------------------------------------------------------------------------------
Guaranteed rate for new 5 year           7.75%
guarantee (c)
-------------------------------------------------------------------------------------
Remaining guarantee period(n)            60 months
-------------------------------------------------------------------------------------

Market value adjustment:

                              [(     1 + 0.08     ) /60/    ]
                     10,000 x [(------------------)  --  - 1] = 114.94
                              [(1 + 0.0775 + 0.005) /12/    ]

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000
- 114.94 = $9,885.06

  -----------------------------------------------------------------------------

*All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

ASSUME THE FOLLOWING FACTS:
  On January 1, 2001, you make a $5,000 initial premium payment and we issue you a contract.
  On January 1, 2002, you make a $1,000 premium payment
  On January 1, 2003, you make a $1,000 premium payment.
  On January 1, 2004, the total value of your contract is $7,500 because of favorable investment earnings.

  Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a CDSL of $289.36. We withdraw a total of $7,289.36 from your contract.

  $7,000.00  --  withdrawal request payable to you
  +  289.36  --  withdrawal charge payable to us
  ----------
  $7,289.36  --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:
  1. We FIRST distribute to you the $500 profit you have in your contract ($7,500 total contract value less $7,000 of premiums you have paid) under the free withdrawal provision.

  2. Next we repay to you the $5,000 premium you paid in 2001 Under the free withdrawal provision, $200 of that premium is charge free ($7,000 total premiums paid x 10%; less the $500 free withdrawal in the same contract year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 premium. Because you made that premium payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $192 from your contract to cover the withdrawal charge on your 2001 premium payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

  $5,000
   - 200  --  free withdrawal amount (payable to you)
  ------
  $4,800
  x  .04
  ------
  $  192  --  withdrawal charge on 2001 premium payment (payable to us)

  $4,800
  -  192
  ------
  $4,608  --  part of withdrawal request payable to you

  3. We NEXT deem the entire amount of your 2002 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 2002 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

  $1,000
   x .05
  ------
     $50  --  withdrawal charge on 2002 premium payment (payable to us)

  $1,000
    - 50
  ------
    $950  --  part of withdrawal request payable to you

  4. We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 premium payment under paragraph 2, and $950 from your 2003 premium payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

  $7,000  --  total withdrawal amount requested
   - 500  --  profit
   - 200  --  free withdrawal amount
  -4,608  --  payment deemed from initial premium payment
   - 950  --  payment deemed from 2002 premium payment
   -----
   $ 742  --  additional payment to you needed to reach $7,000

We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

 $742      =   x - [.06x]
 $742      =   .94x
 $742/.94  =   x
 $789.36   =   x

 $789.36   --  deemed withdrawn from 2003 premium payment
-$742.00   --  part of withdrawal request payable to you
--------
 $ 47.36   --  withdrawal charge on 2003 premium deemed withdrawn (payable to us)

           APPENDIX C - EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT
                                  CALCULATION

     The following are examples of the optional earnings enhancement death benefit. We have assumed that there are earnings under the contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH STANDARD DEATH BENEFIT, NO ADJUSTMENTS FOR WITHDRAWALS OR ADDITIONAL PREMIUM PAYMENTS

     Assume:

.. You elect the earnings enhancement death benefit rider (but not the enhanced death benefit rider) when you purchase your contract,

.. At the time of purchase, you and the annuitant are each under age 70 and you pay an initial premium of $100,000,

.. You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

.. We determine the death benefit before the Maturity Date, in the fourth year of your contract on a day when the total value of your contract is $180,000.

Calculation of Standard Death Benefit

     We compare the total value of your contract ($180,000, with no market value adjustment) to the total amount of premiums you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

Calculation of Earnings Enhancement Amount

     Because you and the annuitant were both under age 70 when the rider was issued, the earnings enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to 80% of your "Adjusted Net Premiums."

     Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Premiums is $100,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($100,000) by any premiums you made, other than the initial premium, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Premiums" is $100,000.

     Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

     The earnings enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The earnings enhancement amount is therefor $32,000.

     The total Death Benefit in this example is the standard death benefit ($180,000) plus the earnings enhancement amount ($32,000), or $212,000.

EXAMPLE 2 - EARNINGS ENHANCEMENT DEATH BENEFIT WITH ENHANCED DEATH BENEFIT, ADJUSTED FOR WITHDRAWAL AND ADDITIONAL PREMIUM

     Assume:

.. You elect the earnings enhancement death benefit rider and the enhanced death benefit rider when you purchase your contract,

.. At the time of purchase, you are over age 70 and you pay an initial premium of $100,000,

.. You allocate the premium to a variable investment option, and make no transfers of contract value to other investment options,

.. On the seventh anniversary of your contract, your total value in the contract is $175,000, which is the highest value on any anniversary date

.. On the day after the seventh anniversary of your contract, you make a withdrawal of $80,000,

.. On the eighth anniversary of your contract, the total value of your contract is $110,000, and you make an additional premium payment of $10,000 at the end of the eighth year of your contract

.. We determine the death benefit before the Maturity Date in the middle of the ninth year of your contract, on a day when the total value of your contract is $120,000.

Calculation of Enhanced Death Benefit

   In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your contract on the date the death benefit is determined.

   Calculation of Premium Roll-up - We calculate the amount of each premium you have paid, accumulated at a 5% effective annual rate, adjusted for any withdrawals. In this example, the accumulated value of your initial premium, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second premium is $10,246.95. The total amount of the premium "roll-up" is $75,566.70.

   Calculation of Highest Anniversary Value - We determine the highest anniversary value of your contract on any anniversary date during the rider's measuring period ($175,000), plus any premiums since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

   The total value of your contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount ($105,000). The enhanced death benefit is therefor $120,000.

Calculation of Earnings Enhancement Amount

   Because you were over age 70 when the rider was issued, the earnings enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

   Calculation of Net Premiums and Adjusted Net Premiums - To determine "Net Premiums," we reduce the premiums you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew $80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of premiums paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($105,000) by any premiums you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

   Calculation of Maximum Benefit Amount - The maximum benefit amount under the earnings enhancement death benefit rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

   The earnings enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The earnings enhancement amount is therefor $3,750.

   The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the earnings enhancement amount ($3,750), or $123,750.

                          PROSPECTUS DATED MAY 1, 2002
--------------------------------------------------------------------------------
                            PATRIOT VARIABLE ANNUITY
--------------------------------------------------------------------------------

      a deferred combination fixed and variable annuity contract issued by
            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")
                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guaranteed periods") and investment-based returns in the following variable investment options:

-------------------------------------------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTION                           MANAGED BY
--------------------------                           ----------
Equity Index ....................................... SSgA Funds Management, Inc.
Large Cap Value .................................... T. Rowe Price Associates, Inc.
Large Cap Growth ................................... Independence Investment LLC
Growth & Income..................................... Independence Investment LLC and Putnam Investment
                                                       Management LLC
Fundamental Value .................................. Wellington Management Company, LLP
Multi Cap Growth ................................... Janus Capital Management LLC
Fundamental Growth ................................. Putnam Investment Management LLC
Small/Mid Cap CORE/SM/ ............................. Goldman Sachs Asset Management
Small Cap Equity ................................... Capital Guardian Trust Company
Small Cap Growth ................................... John Hancock Advisers, LLC
V.A. Relative Value ................................ John Hancock Advisers, LLC
V.A. Sovereign Investors ........................... John Hancock Advisers, LLC
International Equity Index ......................... Independence Investment LLC
International Opportunities ........................ T. Rowe Price International, Inc.
Emerging Markets Equity ............................ Morgan Stanley Investment Management Inc.
Real Estate Equity ................................. Independence Investment LLC and Morgan Stanley Investment
                                                       Management Inc.
V.A. Financial Industries .......................... John Hancock Advisers, LLC
Managed ............................................ Independence Investment LLC and Capital Guardian Trust Company
Global Balanced .................................... Capital Guardian Trust Company
Short-Term Bond .................................... Independence Investment LLC
Bond Index ......................................... Mellon Bond Associates, LLP
Active Bond ........................................ John Hancock Advisers, LLC
V.A. Strategic Income .............................. John Hancock Advisers, LLC
High Yield Bond .................................... Wellington Management Company, LLP
Global Bond ........................................ Capital Guardian Trust Company
Money Market ....................................... Wellington Management Company, LLP
-------------------------------------------------------------------------------------------------------------------

     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add, modify or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Variable Series Trust I and the John Hancock Declaration Trust (together, the " Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as funds. In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

     Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of one of the Series Funds. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contain detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

                      JOHN HANCOCK ANNUITY SERVICING OFFICE
                      -------------------------------------

                 Mail Delivery                       Phone:
                 -------------                       ------
                                                 1-800-824-0335
             529 Main Street (X-4)
             Charlestown, MA 02129                    Fax:
                                                      ----
                                                 1-617-886-3070

********************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS

     This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

          . The first section contains an "INDEX OF KEY WORDS."

          . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

          . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

          . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

          . "CONDENSED FINANCIAL INFORMATION" follows the "Additional
            Information." This gives some basic information about the size and past performance of the variable investment options.

The Series Funds' prospectuses are attached at the end of this prospectus. You should save these prospectuses for future reference.

--------------------------------------------------------------------------------
                                IMPORTANT NOTICES

This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

     We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2002. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 60.

     The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.
--------------------------------------------------------------------------------

                               INDEX OF KEY WORDS

We define or explain each of the following key words used in this prospectus on the pages shown below:

KEY WORD                                                                    PAGE

Accumulation units............................................................27
Annuitant.....................................................................13
Annuity payments..............................................................15
Annuity period................................................................15
Contract year.................................................................13
Date of issue.................................................................13
Date of maturity..............................................................27
Free withdrawal amount........................................................19
Funds..........................................................................2
Guarantee periods..............................................................2
Investment options............................................................17
Market value adjustment.......................................................26
Premium payments..............................................................13
Surrender.....................................................................19
Surrender value...............................................................21
Variable investment options................................................cover
Withdrawal....................................................................20
Withdrawal charge.............................................................20

                                    FEE TABLE

     The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

CONTRACTOWNER TRANSACTION EXPENSES AND ANNUAL CONTRACT FEE

          . Maximum Withdrawal Charge (as % of amount withdrawn)              6%

          . Annual Contract Fee (applies only to contracts of less than
            $10,000)                                                         $30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE CONTRACT)

                                                  Initial Premium Payment less
                                                         than $250,000
                                                --------------------------------

          . Mortality and Expense Risk Charge                0.90%
          . Administrative Services Charge                   0.35%
                                                             -----
          . Total Annual Contract Charge                     1.25%

                                                    Initial Premium Payment
                                                        $250,000 or more
                                                --------------------------------

          . Mortality and Expense Risk Charge                0.90%
          . Administrative Services Charge                   0.10%
                                                             -----
          . Total Annual Contract Charge                     1.00%

     These annual contract expenses don't apply to amounts held in the guarantee periods.

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)

     The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

     The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2001, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                                           ---------------
                                                                                                             Total Fund
                                                            Investment  Distribution and  Other Operating    Operating
                                                            Management      Service        Expenses With    Expenses With
Fund Name                                                       Fee       (12b-1) Fees     Reimbursement    Reimbursement
---------                                                   ----------  ----------------  ---------------  ---------------
JOHN HANCOCK VARIABLE SERIES TRUST I (NOTE 1):
Equity Index ..............................................   0.13%           N/A              0.07%           0.20%
Large Cap Value ...........................................   0.75%           N/A              0.08%           0.83%
Large Cap Growth ..........................................   0.38%           N/A              0.03%           0.41%
Growth & Income ...........................................   0.67%           N/A              0.05%           0.72%
Fundamental Value * .......................................   0.89%           N/A              0.10%           0.99%
Multi Cap Growth* .........................................   0.93%           N/A              0.10%           1.03%
Fundamental Growth ........................................   0.90%           N/A              0.10%           1.00%
Small/Mid Cap CORE/SM/ ....................................   0.80%           N/A              0.10%           0.90%
                                                                                                           ---------------

                                                              Total Fund
                                                              Operating
                                                            Expenses Absent
Fund Name                                                    Reimbursement
---------                                                  ---------------
JOHN HANCOCK VARIABLE SERIES TRUST I (NOTE 1):
Equity Index ..............................................    0.20%
Large Cap Value ...........................................    0.83%
Large Cap Growth ..........................................    0.41%
Growth & Income ...........................................    0.72%
Fundamental Value * .......................................    1.20%
Multi Cap Growth* .........................................    1.03%
Fundamental Growth ........................................    1.19%
Small/Mid Cap CORE/SM/ ....................................    1.15%

                                                                                                            -------------
                                                                                                             Total Fund
                                                            Investment  Distribution and  Other Operating    Operating
                                                            Management      Service        Expenses With    Expenses With
Fund Name                                                       Fee       (12b-1) Fees     Reimbursement    Reimbursement
---------                                                   ----------  ----------------  ---------------   -------------
JOHN HANCOCK VARIABLE SERIES TRUST I - CONTINUED
 (NOTE 1):
Small Cap Equity ..........................................   0.90%           N/A              0.10%           1.00%
Small Cap Growth ..........................................   1.05%           N/A              0.10%           1.15%
International Equity Index ................................   0.17%           N/A              0.10%           0.27%
International Opportunities ...............................   1.14%           N/A              0.10%           1.24%
Emerging Markets Equity ...................................   1.52%           N/A              0.10%           1.62%
Real Estate Equity ........................................   1.00%           N/A              0.07%           1.07%
Managed ...................................................   0.67%           N/A              0.06%           0.73%
Global Balanced ...........................................   1.05%           N/A              0.10%           1.15%
Short-Term Bond ...........................................   0.60%           N/A              0.08%           0.68%
Bond Index ................................................   0.15%           N/A              0.09%           0.24%
Active Bond ...............................................   0.62%           N/A              0.05%           0.67%
High Yield Bond ...........................................   0.80%           N/A              0.10%           0.90%
Global Bond ...............................................   0.85%           N/A              0.10%           0.95%
Money Market ..............................................   0.25%           N/A              0.07%           0.32%

JOHN HANCOCK DECLARATION TRUST (NOTE 2):
V.A. Relative Value .......................................   0.60%           N/A              0.14%           0.74%
V.A. Sovereign Investors ..................................   0.60%           N/A              0.10%           0.70%
V.A. Financial Industries .................................   0.80%           N/A              0.09%           0.89%
V.A. Strategic Income .....................................   0.60%           N/A              0.10%           0.70%
                                                                                                            -------------

                                                               Total  Fund
                                                                Operating
                                                              Expenses Absent
Fund Name                                                      Reimbursement
---------                                                     ---------------
JOHN HANCOCK VARIABLE SERIES TRUST I - CONTINUED
 (NOTE 1):
Small Cap Equity ..........................................        1.02%
Small Cap Growth ..........................................        1.17%
International Equity Index ................................        0.40%
International Opportunities ...............................        1.39%
Emerging Markets Equity ...................................        4.24%
Real Estate Equity ........................................        1.07%
Managed ...................................................        0.73%
Global Balanced ...........................................        1.36%
Short-Term Bond ...........................................        0.68%
Bond Index ................................................        0.24%
Active Bond ...............................................        0.67%
High Yield Bond ...........................................        1.00%
Global Bond ...............................................        0.95%
Money Market ..............................................        0.32%

JOHN HANCOCK DECLARATION TRUST (NOTE 2):
V.A. Relative Value .......................................        0.74%
V.A. Sovereign Investors ..................................        0.70%
V.A. Financial Industries .................................        0.89%
V.A. Strategic Income .....................................        0.70%

NOTES TO ANNUAL FUND EXPENSES

(1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Large Cap Value Fund are calculated as if the current management fee schedule, which applies to this fund effective May 1, 2001, was in effect for all of 2001. Percentages shown for the Multi Cap Growth, Small Cap Growth, International Opportunities, Emerging Markets, Short-Term Bond and High Yield Bond funds are calculated as if the current management fee schedules, which apply to these funds effective October 1, 2001, were in effect for all of 2001. "CORE/SM/" is a service mark of Goldman, Sachs & Co.

* Fundamental Value was formerly "Large/Mid Cap Value" and Multi Cap Growth was formerly "Mid Cap Growth."

(2) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2001. John Hancock Advisers, LLC has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2003.

EXAMPLES

     The four examples on the following pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets.

     Examples I and II assume you have purchased a contract with the optional "stepped-up" death benefit rider, the optional accidental death benefit rider and the optional nursing home waiver of withdrawal charge rider. We refer to this contract as the "All Rider Contract."

     Examples III and IV assume you have purchased a contract with no optional benefit riders. We refer to this contract as the "No Rider Contract."

     The examples do not include any applicable premium taxes and should not be considered representations of past or future expenses. Actual charges may be greater or less than those shown, and not all optional benefit riders are available in all states. The examples assume fund expenses at rates set forth above for 2001, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

Example I If you "surrender" (turn in) your All Rider Contract at the end of the
---------
applicable time period, you would pay:

-----------------------------------------------------------------------------------------
                                         1 YEAR    3 YEARS    5 YEARS    10 YEARS
-----------------------------------------------------------------------------------------
Equity Index                              $74      $107       $142       $230
-----------------------------------------------------------------------------------------
Large Cap Value                           $80      $126       $174       $293
-----------------------------------------------------------------------------------------
Large Cap Growth                          $76      $113       $152       $251
-----------------------------------------------------------------------------------------
Growth and Income                         $79      $122       $168       $283
-----------------------------------------------------------------------------------------
Fundamental Value                         $82      $130       $182       $309
-----------------------------------------------------------------------------------------
Multi Cap Growth                          $82      $132       $184       $313
-----------------------------------------------------------------------------------------
Fundamental Growth                        $82      $131       $182       $310
-----------------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                    $81      $128       $177       $300
-----------------------------------------------------------------------------------------
Small Cap Equity                          $82      $131       $182       $310
-----------------------------------------------------------------------------------------
Small Cap Growth                          $84      $135       $189       $324
-----------------------------------------------------------------------------------------
V.A. Sovereign Investors                  $79      $122       $167       $281
-----------------------------------------------------------------------------------------
V.A. Relative Value                       $79      $123       $169       $285
-----------------------------------------------------------------------------------------
International Equity Index                $75      $109       $145       $237
-----------------------------------------------------------------------------------------
International Opportunities               $84      $138       $194       $333
-----------------------------------------------------------------------------------------
Emerging Markets Equity                   $88      $149       $212       $368
-----------------------------------------------------------------------------------------
Real Estate Equity                        $83      $133       $186       $317
-----------------------------------------------------------------------------------------
V.A. Financial Industries                 $81      $127       $177       $299
-----------------------------------------------------------------------------------------
Managed                                   $79      $123       $169       $284
-----------------------------------------------------------------------------------------
Global Balanced                           $84      $135       $189       $324
-----------------------------------------------------------------------------------------
Short-Term Bond                           $79      $121       $166       $279
-----------------------------------------------------------------------------------------
Bond Index                                $74      $108       $144       $234
-----------------------------------------------------------------------------------------
Active Bond                               $79      $121       $166       $278
-----------------------------------------------------------------------------------------
V.A. Strategic Income                     $79      $122       $167       $281
-----------------------------------------------------------------------------------------
High Yield Bond                           $81      $128       $177       $300
-----------------------------------------------------------------------------------------
Global Bond                               $82      $129       $180       $305
-----------------------------------------------------------------------------------------
Money Market                              $75      $110       $148       $242
-----------------------------------------------------------------------------------------

Example II If you begin receiving payments under one of the annuity payment options of an All Rider Contract at the end of the applicable time period, or if you do not surrender your All Rider Contract, you would pay:

----------------------------------------------------------------------------------------------------
                                                                1 YEAR   3 YEARS  5 YEARS   10 YEARS
----------------------------------------------------------------------------------------------------
Equity Index                                                     $20     $ 62     $106       $230
----------------------------------------------------------------------------------------------------
Large Cap Value                                                  $26     $ 81     $138       $293
----------------------------------------------------------------------------------------------------
Large Cap Growth                                                 $22     $ 68     $117       $251
----------------------------------------------------------------------------------------------------
Growth and Income                                                $25     $ 78     $133       $283
----------------------------------------------------------------------------------------------------
Fundamental Value                                                $28     $ 86     $146       $309
----------------------------------------------------------------------------------------------------
Multi Cap Growth                                                 $28     $ 87     $148       $313
----------------------------------------------------------------------------------------------------
Fundamental Growth                                               $28     $ 86     $146       $310
----------------------------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                                           $27     $ 83     $141       $300
----------------------------------------------------------------------------------------------------
Small Cap Equity                                                 $28     $ 86     $146       $310
----------------------------------------------------------------------------------------------------
Small Cap Growth                                                 $30     $ 90     $154       $324
----------------------------------------------------------------------------------------------------
V.A. Sovereign Investors                                         $25     $ 77     $132       $281
----------------------------------------------------------------------------------------------------
V.A. Relative Value                                              $25     $ 78     $134       $285
----------------------------------------------------------------------------------------------------
International Equity Index                                       $21     $ 64     $110       $237
----------------------------------------------------------------------------------------------------
International Opportunities                                      $30     $ 93     $158       $333
----------------------------------------------------------------------------------------------------
Emerging Markets Equity                                          $34     $104     $176       $368
----------------------------------------------------------------------------------------------------
Real Estate Equity                                               $29     $ 88     $150       $317
----------------------------------------------------------------------------------------------------
V.A. Financial Industries                                        $27     $ 83     $141       $299
----------------------------------------------------------------------------------------------------
Managed                                                          $25     $ 78     $133       $284
----------------------------------------------------------------------------------------------------
Global Balanced                                                  $30     $ 90     $154       $324
----------------------------------------------------------------------------------------------------
Short-Term Bond                                                  $25     $ 76     $131       $279
----------------------------------------------------------------------------------------------------
Bond Index                                                       $20     $ 63     $108       $234
----------------------------------------------------------------------------------------------------
Active Bond                                                      $25     $ 76     $130       $278
----------------------------------------------------------------------------------------------------
V.A. Strategic Income                                            $25     $ 77     $132       $281
----------------------------------------------------------------------------------------------------
High Yield Bond                                                  $27     $ 83     $141       $300
----------------------------------------------------------------------------------------------------
Global Bond                                                      $28     $ 84     $144       $305
----------------------------------------------------------------------------------------------------
Money Market                                                     $21     $ 65     $112       $242
----------------------------------------------------------------------------------------------------

Example III If you "surrender" (turn in) your No Rider Contract at the end of the applicable time period, you would pay:

--------------------------------------------------------------------------------
                                          1 YEAR  3 YEARS  5 YEARS   10 YEARS
--------------------------------------------------------------------------------
Equity Index                               $69     $ 91     $116      $176
--------------------------------------------------------------------------------
Large Cap Value                            $75     $110     $148      $243
--------------------------------------------------------------------------------
Large Cap Growth                           $71     $ 98     $127      $199
--------------------------------------------------------------------------------
Growth and Income                          $74     $107     $143      $232
--------------------------------------------------------------------------------
Fundamental Value                          $77     $115     $157      $260
--------------------------------------------------------------------------------
Multi Cap Growth                           $77     $117     $159      $264
--------------------------------------------------------------------------------
Fundamental Growth                         $77     $116     $157      $261
--------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                     $76     $113     $152      $250
--------------------------------------------------------------------------------
Small Cap Equity                           $77     $116     $157      $261
--------------------------------------------------------------------------------
Small Cap Growth                           $79     $120     $165      $276
--------------------------------------------------------------------------------
V.A. Sovereign Investors                   $74     $107     $142      $230
--------------------------------------------------------------------------------
V.A. Relative Value                        $74     $108     $144      $234
--------------------------------------------------------------------------------
International Equity Index                 $70     $ 93     $119      $183
--------------------------------------------------------------------------------
International Opportunities                $79     $123     $169      $285
--------------------------------------------------------------------------------
Emerging Markets Equity                    $83     $134     $188      $321
--------------------------------------------------------------------------------
Real Estate Equity                         $78     $118     $161      $268
--------------------------------------------------------------------------------
V.A. Financial Industries                  $76     $112     $151      $249
--------------------------------------------------------------------------------
Managed                                    $74     $107     $143      $233
--------------------------------------------------------------------------------
Global Balanced                            $79     $120     $165      $276
--------------------------------------------------------------------------------
Short-Term Bond                            $74     $106     $141      $227
--------------------------------------------------------------------------------
Bond Index                                 $69     $ 92     $118      $180
--------------------------------------------------------------------------------
Active Bond                                $74     $106     $140      $226
--------------------------------------------------------------------------------
V.A. Strategic Income                      $74     $107     $142      $230
--------------------------------------------------------------------------------
High Yield Bond                            $76     $113     $152      $250
--------------------------------------------------------------------------------
Global Bond                                $77     $114     $155      $255
--------------------------------------------------------------------------------
Money Market                               $70     $ 95     $122      $189
--------------------------------------------------------------------------------

Example IV If you begin receiving payments under one of the annuity payment options of a No Rider Contract at the end of the applicable time period, or if you do not surrender your No Rider Contract, you would pay:

----------------------------------------------------------------------------------------------------
                                                                1 YEAR  3 YEARS  5 YEARS   10 YEARS
----------------------------------------------------------------------------------------------------
Equity Index                                                     $15      $46     $ 80       $176
----------------------------------------------------------------------------------------------------
Large Cap Value                                                  $21      $66     $113       $243
----------------------------------------------------------------------------------------------------
Large Cap Growth                                                 $17      $53     $ 91       $199
----------------------------------------------------------------------------------------------------
Growth and Income                                                $20      $62     $107       $232
----------------------------------------------------------------------------------------------------
Fundamental Value                                                $23      $71     $121       $260
----------------------------------------------------------------------------------------------------
Multi Cap Growth                                                 $23      $72     $123       $264
----------------------------------------------------------------------------------------------------
Fundamental Growth                                               $23      $71     $122       $261
----------------------------------------------------------------------------------------------------
Small/Mid Cap CORE/SM/                                           $22      $68     $116       $250
----------------------------------------------------------------------------------------------------
Small Cap Equity                                                 $23      $71     $122       $261
----------------------------------------------------------------------------------------------------
Small Cap Growth                                                 $25      $75     $129       $276
----------------------------------------------------------------------------------------------------
V.A. Sovereign Investors                                         $20      $62     $106       $230
----------------------------------------------------------------------------------------------------
V.A. Relative Value                                              $20      $63     $108       $234
----------------------------------------------------------------------------------------------------
International Equity Index                                       $16      $49     $ 84       $183
----------------------------------------------------------------------------------------------------
International Opportunities                                      $25      $78     $134       $285
----------------------------------------------------------------------------------------------------
Emerging Markets Equity                                          $29      $89     $152       $321
----------------------------------------------------------------------------------------------------
Real Estate Equity                                               $24      $73     $125       $268
----------------------------------------------------------------------------------------------------
V.A. Financial Industries                                        $22      $68     $116       $249
----------------------------------------------------------------------------------------------------
Managed                                                          $20      $63     $108       $233
----------------------------------------------------------------------------------------------------
Global Balanced                                                  $25      $75     $129       $276
----------------------------------------------------------------------------------------------------
Short-Term Bond                                                  $20      $61     $105       $227
----------------------------------------------------------------------------------------------------
Bond Index                                                       $15      $48     $ 82       $180
----------------------------------------------------------------------------------------------------
Active Bond                                                      $20      $61     $105       $226
----------------------------------------------------------------------------------------------------
V.A. Strategic Income                                            $20      $62     $106       $230
----------------------------------------------------------------------------------------------------
High Yield Bond                                                  $22      $68     $116       $250
----------------------------------------------------------------------------------------------------
Global Bond                                                      $23      $69     $119       $255
----------------------------------------------------------------------------------------------------
Money Market                                                     $16      $50     $ 87       $189
----------------------------------------------------------------------------------------------------

                                BASIC INFORMATION

     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:

  QUESTION                                                             STARTING ON PAGE
  --------                                                             ----------------

What is the contract? ....................................................... 13

Who owns the contract? ...................................................... 13

Is the owner also the annuitant? ............................................ 13

How can I invest money in a contract? ....................................... 13

How will the value of my investment in the contract change over time? ....... 15

What annuity benefits does the contract provide? ............................ 15

To what extent can JHVLICO vary the terms and conditions of the contracts? .. 16

What are the tax consequences of owning a contract? ......................... 16

How can I change my contract's investment allocations? ...................... 17

What fees and charges will be deducted from my contract? .................... 19

How can I withdraw money from my contract? .................................. 21

What happens if the annuitant dies before my contract's date of maturity? ... 22

WHAT IS THE CONTRACT?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

IS THE OWNER ALSO THE ANNUITANT?

     In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order from your broker-dealer or financial institution but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time until the annuitant reaches age 84 1/2. However,

   -------------------------------------------------------------------------
                                               YOU MAY NOT MAKE ANY PREMIUM
                                                PAYMENTS AFTER THE ANNUITANT
   IF YOUR CONTRACT IS USED TO FUND                    REACHES AGE
   -------------------------------------------------------------------------
    a "tax qualified plan"*                     70 1/2**
   -------------------------------------------------------------------------
    a non-tax qualified plan                    84 1/2
   -------------------------------------------------------------------------

    * as that term is used in "Tax Information," beginning on page 30. ** except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
84. We may waive any of these limits, however.

Ways to make premium payments

     Premium payments made by check or money order should be:

..    drawn on a U.S. bank,

..    drawn in U.S. dollars, and

..    made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements.

     Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your broker-dealer or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

..    issue a contract;

..    accept premium payments; or

..    allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table on page 5. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 19.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 26.

     At any time before the date of maturity, the total value of your contract equals

..    the total amount you invested,

..    minus all charges we deduct,

..    minus all withdrawals you have made,

..    plus or minus any positive or negative MVAs that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

..    plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

..    plus the interest we credit to any of your contract's value while it is in a guarantee period.

WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 27, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

..    partial withdrawal (including systematic withdrawals),

..    full withdrawal ("surrender"),

..    payment of any death benefit proceeds, and

..    periodic payments under one of our annuity payment options.

How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as:

..    the type of the distribution,

..    when the distribution is made,

..    the nature of any tax qualified retirement plan for which the contract is being used, if any, and

..    the circumstances under which the payments are made.

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer

..    all or part of the assets held in one variable investment option to any other available variable investment option or guarantee period, or

..    all or part of the assets held in one guarantee period to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment - either positive or negative).

Transfers under our dollar cost averaging program do not count toward the 12 you are allowed each year. However, you may not:

..    transfer assets within 30 days prior to the contract's date of maturity,

..    transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

..    make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

..    make any transfers, during the annuity period, to or from a fixed investment option, or

..    make any transfer during the annuity period that would result in more than four investment options being used at once.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a Fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a Fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the address shown on page 2. Your request should include

..    your name,

..    daytime telephone number,

..    contract number,

..    the names of the investment options being transferred to and from each, and

..    the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

..    you may elect the program only if the total value of your contract equals
     $15,000 or more,

..    the amount of each transfer must equal at least $250,

..    you may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone,

..    you may discontinue the program at any time,

..    the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted,

..    automatic transfers to or from guarantee periods are not permitted.

We reserve the right to suspend or terminate the program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Mortality and expense risk charge

     We deduct a daily charge that compensates us primarily for mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 0.90% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

Administrative services charge

     We deduct a daily charge for administrative and clerical services that the contracts require us to provide.

     On an annual basis, this charge equals 0.35% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.) However, if your initial premium payment was more than $250,000, we reduce the charge to 0.10%.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value of less than $10,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some money from your contract prior to the date of maturity (a partial withdrawal) or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity (a total withdrawal or surrender), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

     Here's how we determine the charge: In any contract year, you may withdraw up to 10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the free withdrawal amount. However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

          ------------------------------------------------------------
          YEARS FROM DATE OF PREMIUM PAYMENT TO
          DATE OF SURRENDER OR WITHDRAWAL           WITHDRAWAL CHARGE*
          ------------------------------------------------------------
          7 or more ................................     0%
          ------------------------------------------------------------
          6 but less than 7 ........................     2%
          ------------------------------------------------------------
          5 but less than 6 ........................     3%
          ------------------------------------------------------------
          4 but less than 5 ........................     4%
          ------------------------------------------------------------
          3 but less than 4 ........................     5%
          ------------------------------------------------------------
          2 but less than 3 ........................     5%
          ------------------------------------------------------------
          less than 2 ..............................     6%
          ------------------------------------------------------------
     * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE TEXT IMMEDIATELY BELOW.

     Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next
             -----                                        ----
earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations. For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

     The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

     Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period
--------------
being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a "Growth" option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

..    on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

..    on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

..    on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

Other charges

     We offer, subject to state availability, three optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

--------------------------------------------------------------------------------
Stepped up death benefit*   0.15% of total value of your contract
--------------------------------------------------------------------------------
Accidental death benefit    0.10% of total value of your contract
--------------------------------------------------------------------------------
Nursing home waiver         0.05% of that portion of your contract's total value
                            attributable to premiums that are still subject to
                            surrender charges
--------------------------------------------------------------------------------
  *Some people refer to this benefit as the "enhanced stepped-up death benefit"

     We deduct the charge proportionally from each of your investment options, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

     Prior to your contract's date of maturity, if the annuitant is living, you may:

..    surrender your contract for a cash payment of its "surrender value," or

..    make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, minus the annual contract fee and any applicable
                             -----
premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
30. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your
                                           --------------
investment options based on the value in each, unless you direct otherwise.

     Without our prior approval, you may not make a partial withdrawal

..    for an amount less than $100, or

..    if the remaining total value of your contract would be less than $1,000.

If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Nursing home waiver of withdrawal charge

  If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive withdrawal charge on any withdrawals, provided all the following conditions apply:

..    you become confined to a nursing home beginning at least 90 days after we issue your contract.

..    you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

..    we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

..    your confinement is prescribed by a doctor and medically necessary.

You may not purchase this rider if (1) you are older than 75 years at application or (2) if you were confined to a nursing home within the past two years.

     You should carefully review the tax considerations for optional benefit riders on page 30 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 15, and "What fees and charges will be deducted from my contract?" beginning on page 19. The same tax consequences also generally will apply.

     The following conditions apply to systematic withdrawal plans:

..    you may elect the plan only if the total value of your contract equals
     $15,000 or more,

..    the amount of each systematic withdrawal must equal at least $100,

..    if the amount of each withdrawal drops below $100 or the total value of your contract becomes less than $5,000, we will suspend the plan and notify you,

..    you may cancel the plan at any time.

We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

Standard death benefit

     If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider. The standard death benefit is the greater of:

..    the total value of your contract, adjusted by any then-applicable market value adjustment, or

..    the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

..    proof of the annuitant's death, and

..    any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 29.

Enhanced death benefit riders

     "Stepped-up" death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

..    the standard death benefit (described above) or

..    the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

     For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the annuitant attains age 80 1/2.

     You may elect this rider ONLY when you apply for the contract and ONLY if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 19 under "What fees and charges will be deducted from my contract?"

     You should carefully review the tax considerations for optional benefit riders on page 30 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

     Accidental death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

..    the contract's date of maturity, and

..    the annuitant's 80th birthday.

     Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the John Hancock Annuity Servicing Office:

..    proof of the annuitant's death, and

..    any required instructions as to method of settlement.

     You may elect this rider ONLY when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 19 under "What fees and charges will be deducted from my contract?"

     You should carefully review the tax considerations for optional benefit riders on page 30 before selecting this optional benefit rider. For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

                             ADDITIONAL INFORMATION

CONTENTS OF THIS SECTION                                        STARTING ON PAGE

Description of JHVLICO ............................................... 25

Who should purchase a contract ....................................... 25

How we support the variable investment options ....................... 25

How we support the guarantee periods ................................. 26

How the guarantee periods work ....................................... 26

The accumulation period .............................................. 27

The annuity period ................................................... 27

Variable investment option valuation procedures ...................... 29

Distribution requirements following death of owner ................... 29

Miscellaneous provisions ............................................. 30

Tax information ...................................................... 30

Further information about JHVLICO .................................... 36

Management's discussion and analysis ................................. 38

Performance information .............................................. 58

Reports .............................................................. 59

Voting privileges .................................................... 59

Certain changes ...................................................... 59

Distribution of contracts ............................................ 60

Experts .............................................................. 60

Registration statement ............................................... 60

Condensed financial information ...................................... 61

JHVLICO financial statements ......................................... 68

Appendix A - Details About Our Guarantee Periods .....................105

Appendix B - Examples of Withdrawal Charge Calculation ...............108

DESCRIPTION OF JHVLICO

     We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2001, John Hancock's assets were approximately $81 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

     It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

WHO SHOULD PURCHASE A CONTRACT?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

..    traditional individual retirement annuity plans ("traditional IRAs")
     satisfying the requirements of Section 408 of the Code;

..    non-deductible IRA plans ("Roth IRAs") satisfying the requirements of
     Section 408A of the Code;

..    SIMPLE IRA plans adopted under Section 408(p) of the Code;

..    Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

..    annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

     We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 32.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

     We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including the Series Funds' shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to the Money Market option under your contract, unless you elect to:

..    withdraw all or a portion of any such amount from the contract,

..    allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

..    allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior to its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to ten years. You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

--------------------------------------------------------------------------------
We make the final determination of guaranteed rates and guarantee periods to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guaranteed periods.
--------------------------------------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment. A market value adjustment also generally applies to:

..    death benefits pursuant to your contract,

..    amounts you apply to an annuity option, and

..    amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

     Here is how the MVA works:
--------------------------------------------------------------------------------
     We compare

..    the guaranteed rate of the guarantee period from which the assets are being taken WITH

..    the guaranteed rate we are currently offering for guarantee periods of the same duration as remains on the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value.

If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases accumulation units of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                 ---------------------------------------------
                          dollar amount of transaction
                                   DIVIDED BY
                     value of one accumulation unit for the
                  applicable variable investment option at the
                            time of such transaction
                 ---------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

                 ---------------------------------------------
                      number of accumulation units in the
                          variable investment options
                                      TIMES
                     value of one accumulation unit for the
                 applicable variable investment option at that
                                      time
                 ---------------------------------------------

Your value in the guarantee periods

     On any date, the total value of your contract in a guarantee period equals:

..    the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

..    the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

..    the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

..    the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

..    the amount of any charges and fees deducted from that guarantee period,
     PLUS

..    interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be

..    at least 6 months after the date the first premium payment is applied to your contract and

..    no later than the maximum age specified in your contract (normally age 95).

     Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 32.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

         The following table presents selected consolidated financial data of the Company in accordance with GAAP. The GAAP selected consolidated financial data of the Company as of and for the years ended December 31, 2001, 2000, 1999, 1998, and 1997 are derived from the consolidated financial statements of the Company and the notes to the consolidated financial statements, which were audited by Ernst & Young. You should read the following financial data in conjunction with "Management's Discussion and Analysis" and the Company's audited consolidated financial statements and the accompanying notes, which are included in this annual report and which qualify the selected financial data in its entirety. The income statement presentation has been amended for periods prior to 2001 to reflect the Company's new business model, in which the Company is taking on more underwriting risk and shifting its primary focus from its Program Business segment to its Specialty Insurance business segment.

                                                                         Year ended December 31,
                                             ------------------------------------------------------------------------
                                                 2001             2000          1999            1998          1997
                                             ------------------------------------------------------------------------
                                                         (In thousands, except share and per share amounts)
INCOME STATEMENT DATA:

Revenues                                     $   487,481     $   390,163    $   298,714     $   210,425   $   177,831
                                             ========================================================================
(Loss) income before income taxes,
   minority interest and extraordinary
   loss ...................................      (63,422)        (18,397)        50,307          72,970        60,109
                                             ------------------------------------------------------------------------
Income before minority interest and
   extraordinary loss .....................      (96,276)            736         50,672          64,434        49,477
                                             ------------------------------------------------------------------------
Net (loss) income .........................      (99,190)         (5,582)        50,438          64,527        49,477
                                             ------------------------------------------------------------------------
(Loss) earnings per common share
  --Basic .................................  $     (2.38)    $     (0.14)   $      1.18     $      1.56   $      1.25
  --Diluted ...............................  $     (2.38)    $     (0.14)   $      1.14     $      1.42   $      1.15
                                             ------------------------------------------------------------------------
Diluted weighted average number of
   common shares outstanding(1)
  --Basic .................................   41,694,366      41,244,621     42,797,133      41,275,156    39,379,122
  --Diluted ...............................   41,694,366      41,244,621     49,606,913      50,233,147    48,785,252
                                             ------------------------------------------------------------------------
Dividends per common share ................  $      0.10     $      0.28    $      0.25     $      0.21   $      0.19

                                                                    As at December 31,
                                         -------------------------------------------------------------------------
                                               2001              2000         1999           1998         1997
                                         -------------------------------------------------------------------------
                                                                      (In thousands)
BALANCE SHEET DATA:

Total assets .........................   $   5,363,648       $ 4,859,649   $4,033,174     $3,074,257   $2,206,050
                                         ========================================================================
Reserve for losses and loss
   expenses ..........................       2,934,384         2,529,183    1,860,120      1,190,426      716,461
                                         ------------------------------------------------------------------------
Loans payable(2) .....................         336,900           233,673      227,898        125,485      128,711
                                         ------------------------------------------------------------------------
Redeemable preferred and common
   shares ............................              --                --           --             --        1,929
                                         ------------------------------------------------------------------------
Shareholders' equity .................   $     259,816       $   351,533   $  358,144     $  343,166   $  263,575
                                         ========================================================================


(1) See Note 13 to the Consolidated Financial Statements for an explanation of the method used to determine the number of shares used to compute per share amounts.

(2)  See Notes 6, 7 and 8 to the Consolidated Financial Statements.

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

     OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE: - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available:

..    Option A: "life annuity with 5 years guaranteed" and

..    Option B: "life annuity without further payment on the death of payee."

VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. (If your contract has joint owners, these provisions apply upon the death of the first to die.)

     In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

--------------------------------------------------------------------------------
IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:

..    if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.

..    if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

     (1)  paid out in full within five years of your death or

     (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

     If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

..    the surrender value if paid out in full within five years of your death, or

..    the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

..    any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
----------------------------------------------------------------------------

     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

     To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

     Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. You choose the beneficiary in the application for the contract. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect when we receive them, whether or not you or the annuitant is then alive. However, these changes are subject to:

..    the rights of any assignees of record and

..    certain other conditions referenced in the contract.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

     If you have elected an optional death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with the rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a Contract may be disqualified as an IRA if it has an optional death benefit rider added to it. If so, you may be subject to increased taxes.

     At present, the IRS has not provided guidance as to the tax effect of adding an optional nursing home waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with these riders is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals.

     We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

     Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

     However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

     Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

     The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

     Surrenders, withdrawals and death benefits

     When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

     When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

     For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

     All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

     Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution following death of owner."

     Penalty for premature withdrawals

     The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

     Puerto Rico annuity contracts not purchased to fund a tax qualified plan

     Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax.

Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

     Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

     The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

     We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

     The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

     Tax-free rollovers

     For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

..    a traditional IRA to another traditional IRA,

..    a traditional IRA to another tax-qualified plan, including a Section 403(b)
     plan

..    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

..    any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

..    a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

..    a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

     In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

     Traditional IRAs

     Annual contribution limit. A traditional individual retirement annuity (as
     -------------------------
defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

..    100% of compensation includable in your gross income, or

..    the IRA annual limit for that tax year. For tax years beginning in 2002,
     2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

     Catch-Up Contributions. An IRA holder age 50 or older may increase
     ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

     Spousal IRA.  You may also purchase an IRA contract for the benefit of your
     -----------
spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

     Deductibility of contributions.  You may be entitled to a full deduction, a
     ------------------------------
partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

     The amount of your deduction is based on the following factors:

..    whether you or your spouse is an active participant in an employer sponsored retirement plan,

..    your federal income tax filing status, and

..    your "Modified Adjusted Gross Income."

     Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

     Distributions.   In general, all amounts paid out from a traditional IRA
     -------------
contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

     The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

     Roth IRAs

     Annual contribution limit.  A Roth IRA is a type of non-deductible IRA.  In
     -------------------------
general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

     The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

     Catch-Up Contributions.  A Roth IRA holder age 50 or older may increase
     ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

     Spousal IRA.  You may also purchase a Roth IRA contract for the benefit of
     -----------
your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

     Distributions. If you hold your Roth IRA for at least five years the payee
     -------------
will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

..    after you reach age 59 1/2,

..    on your death or disability, or

..    to qualified first-time home buyers (not to exceed a lifetime limitation of
     $10,000) as specified in the Code.

     The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

     Conversion to a Roth IRA.  You can convert a traditional IRA to a Roth IRA,
     ------------------------
unless

..    you have adjusted gross income over $100,000, or

..    you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

     You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

     SIMPLE IRA plans

     In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

     Catch-Up Contributions.  A SIMPLE IRA holder age 50 or older may increase
     ----------------------
contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

     Distributions.  The requirements for minimum distributions from a SIMPLE
     -------------
IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

     Simplified Employee Pension plans (SEPs)

     SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

     Distributions.  The requirements for minimum distributions from a SEP-IRA,
     -------------
and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

     Section 403(b) plans

     Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

     Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

     Catch-Up Contributions.   A Section 403(b) plan participant age 50 or older
     ----------------------
may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

     Distributions.  When we make payments from a 403(b) contract on surrender
     -------------
of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

..    on the employee's separation from service, death, or disability,

..    with respect to distributions of assets held under a 403(b) contract as of
     December 31, 1988, and

..    transfers and exchanges to other products that qualify under Section
     403(b).

     Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires

     Pension and profit sharing plans qualified under Section 401(a)

     In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

     Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

     "Top-heavy" plans

     Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

     Section 457 deferred compensation plans

     Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

..    a state,

..    a political subdivision of a state,

..    an agency or instrumentality or a state or political subdivision of a state, or

..    a tax-exempt organization.

     As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

     The deferred compensation plan must satisfy several conditions, including the following:

..    the plan must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency), and

..    all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

     Annual contribution limit. The amount of the non-taxable contributions made
     -------------------------
for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

     Catch-Up Contributions. A 457 plan participant age 50 or older may increase
     ----------------------
contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

     Distributions.  When we make payments under your contract in the form of an
     -------------
annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires

     Elective Deferral Limits

     A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

     Elective Catch-up Limits

     A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

     Withholding on rollover distributions

     The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

     Puerto Rico annuity contracts purchased to fund a tax-qualified plan

     The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

     The above description of Federal (and Puerto Rico) income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an Annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

     We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2001, JHVLICO had $119.3 billion of gross life insurance in force.

     JHVLICO markets its policies through

          . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

          . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

     In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").

                             Selected financial data

--------------------------------------------------------------------------------
The following table sets forth certain selected historical financial data. The selected income statement data for each of the years in the three year period ended December 31, 2001 and balance sheet data as of December 31, 2001 and 2000 are presented in accordance with accounting principles generally accepted in the United States (referred to as "GAAP") and have been derived from the audited financial statements included elsewhere in this prospectus. The selected balance sheet data as of December 31, 1999 is presented on a GAAP basis. These balances have been determined by adjusting the previously audited statements that were prepared on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis) to a GAAP basis, and are unaudited. The financial statements from which this data has been derived are not included in this prospectus. The income statement data for each of the years in the two year period ended December 31, 1998 and 1997 and balance sheet data as of December 31, 1998 and 1997 is presented on a statutory basis. The audited statutory basis financial statements from which the selected data has been derived are not included in this prospectus.

You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 67.

Certain prior year amounts have been reclassified to conform to the current year presentation.

Past results are not necessarily indicative of future results.
--------------------------------------------------------------------------------

                                             Year            Year            Year            Year            Year
                                             ended           ended           ended           ended           ended
                                           December        December        December        December        December
                                           31, 2001        31, 2000        31, 1999        31, 1998        31, 1997
                                            (GAAP)          (GAAP)          (GAAP)          (Stat)          (Stat)
                                         (in millions)   (in millions)   (in millions)   (in millions)   (in millions)
                                         -------------   -------------   -------------   -------------   -------------
INCOME STATEMENT DATA:
  Premiums .............................     $    60.1       $    28.6       $     8.9        $1,272.3        $  872.7
  Universal life and  investment-type
    product charges ....................         365.4           337.1           341.5              --              --
  Net investment income ................         227.0           213.4           174.6           122.8            89.7
  Net realized investment and other
    gains (losses) .....................          (9.0)          (10.6)           (4.8)             --              --
  Other revenue ........................          24.0             0.2             0.2           618.1           449.1
                                             ---------       ---------       ---------        --------        --------
  TOTAL REVENUES .......................         667.5           568.7           520.4         2,013.2         1,411.5
  Total benefits and expenses ..........         458.8           425.5           416.8         1,963.9         1,342.5
  Federal income tax expense (credit) ..          62.2            43.8            35.2            33.1            38.5
  Net realized capital gains (losses) ..            --              --              --            (0.6)           (3.0)
  Cumulative effect of accounting
    change, net of tax .................          (1.6)             --              --             --              --
                                             ---------       ---------       ---------        --------        --------
  NET INCOME/NET GAIN ..................     $   144.9       $    99.4       $    68.4        $   15.6        $   27.5
                                             =========       =========       =========        ========        ========
BALANCE SHEET DATA:
  Total assets .........................     $11,713.2       $12,194.7       $11,974.2        $8,599.0        $6,521.5
  Total liabilities/obligations ........      10,747.6        11,389.1        11,279.2         8,268.2         6,199.8
  Total stockholder's
    equity/policyholders' contingency
    reserve ............................     $   965.6       $   805.6       $   695.0        $  330.8        $  321.7

 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following narrative reviews our consolidated and segment financial condition as of December 31, 2001 and 2000 and results of operations for the years ended December 31, 2001, 2000 and 1999 and, where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with the consolidated financial statements and accompanying notes, included elsewhere in this prospectus.

Forward-Looking Information

     The statements, analyses, and other information contained herein relating to trends in the John Hancock Variable Life Insurance Company's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO. Future events and their effects on JHVLICO may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

     These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products; (2) changes to or elimination of Federal tax benefits for our products and other changes in laws and regulations (including those relating to the Federal Estate Tax Laws) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products; (3) we face increasing competition in our retail businesses from mutual fund companies, banks and investment management firms as well as from other insurance companies; (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our variable life insurance and variable annuity business; (5) due to acts of terrorism or other hostilities, there could be business disruption, economic contraction, increased mortality, morbidity and liability risks, generally, or investment losses that could adversely affect our business; (6) our life insurance and annuity sales are highly dependent on a third party distribution relationship; (7) customers may not be responsive to new or existing products or distribution channels, (8) interest rate volatility may adversely affect our profitability; (9) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies; (10) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected; (11) we face investment and credit losses relating to our investment portfolio (12) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes; (13) we are subject to risk-based capital requirements and possible guaranty fund assessments; (14) we may be unable to retain personnel who are key to our business; (15) we face risks from ceded reinsurance business in respect to life insurance; (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources, and (17) we face unforeseen liabilities arising from our acquisitions and dispositions of businesses.

     Readers are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents that may be filed by JHVLICO with the United States Securities and Exchange Commission from time to time. JHVLICO specifically disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

     We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

     Our revenues are derived principally from:

..    premiums on individual life insurance and annuities with life contingencies;

..    product charges from variable and universal life insurance products and annuities;

..    net investment income and net realized investment and other gains (losses)
     on general account assets.

     Our expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

     Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions; (2) the amount of assets under management; and (3) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' account balances. Overall, financial market conditions have a significant impact on all these profit drivers.

     The sales and other financial results of our business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement. This trend has been challenged recently by fluctuations in stock market performance and we have seen investors return to stable investment products. Our diverse distribution network and product offerings will assist in the maintenance of assets and provide for sales growth. Although sales of traditional life insurance products have experienced continued declines, sales of fixed annuity products and corporate owned life insurance have increased.

     Premiums and deposits of our individual annuity products were $113.0 million, $94.3 million and $231.3 million in 2001, 2000 and 1999. Our total life insurance product deposits were $1,540.7 million, $1,188.2 million and $1,000.8 million in 2001, 2000 and 1999, respectively.

Critical Accounting Policies

     General

     We have identified the policies below as critical to our business operations and understanding of our results of operation. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies in the preparation of this report requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of JHVLICO's financial statements and Management's Discussion and Analysis.

     Amortization of Deferred Policy Acquisition Costs

     We amortize deferred policy acquisition costs on term life insurance ratably with premiums. We amortize our deferred policy acquisition costs on our annuity products and retail life insurance, other than term, based on a percentage of the estimated gross profits over the life of the policies, which are generally twenty years for annuities and thirty years for life policies. Our estimated gross profits are computed based on assumptions related to the underlying policies including mortality, lapse, expenses, and asset growth rates. We amortize deferred policy acquisition costs such that the percentage of gross profits to the amount of deferred policy acquisition costs amortized is constant over the life of the policies.

     Estimated gross profits are adjusted periodically to take into consideration the actual experience to date and changes in the remaining gross profits. When estimated gross profits are adjusted, we also adjust the amortization of deferred policy acquisition costs to maintain a constant amortization percentage over the life of the policies. Our current estimated gross profits include certain judgments concerning mortality, lapse and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Short-term variances of actual results from the judgments made by management can cause quarter to quarter earnings impact.

     Investment in Debt and Equity Securities

     Impairments on our investment portfolio are recorded as a charge to income in the period when the impairment is judged by management to occur. See the discussion of Credit Risk in the Quantitative and Qualitative Information About Market Risk section of this document for a more detailed discussion of the judgments involved in determining impairments.

     Certain of our fixed income securities classified as held-to-maturity and available-for-sale are not publicly traded, and quoted market prices are not available from brokers or investment bankers on these securities. The change in the fair value of the available-for-sale securities is recorded in other comprehensive income as an unrealized gain or loss. We calculate the fair value of these securities ourselves through the use of pricing models and discounted cash flows calling for a substantial level of management's judgment. See the discussion in the General Account Investments section of this document for a more detailed discussion of this process and the judgments used therein.

     Income Taxes

     We establish reserves for possible penalty and interest payments to various taxing authorities with respect to the admissability and timing of tax deductions. Management makes judgments concerning the eventual outcome of these items and reviews those judgments on an ongoing basis.

Results of Operations

     The table below presents our consolidated results of operations for the years indicated.


------------------------------------------------------------------
                                   FOR THE YEAR ENDED DECEMBER 31
                                   ------------------------------
                                     2001        2000       1999
                                     ----        ----       ----
                                            (IN MILLIONS)

REVENUES

 Premiums ......................... $ 60.1     $ 28.6      $  8.9
 Universal life and
  investment-type product
  charges .........................  365.4      337.1       341.5
 Net investment income ............  227.0      213.4       174.6
 Net realized investment and
  other gains (losses), net of
  related amortization of
  deferred policy acquisition
  costs /(1)/ .....................   (9.0)     (10.6)       (4.8)
 Other revenues ...................   24.0        0.2         0.2
                                    ------     ------      ------
 Total revenues ...................  667.5      568.7       520.4
                                    ------     ------      ------

BENEFITS AND EXPENSES
 Benefits to policyholders ........  294.1      248.6       260.5
 Other operating costs and
  expenses ........................   76.2      116.8       117.5
  Amortization of deferred
   policy acquisition costs,
   excluding amounts related to
   net realized investment and
   other gains (losses) /(2)/ .....   67.1       34.0        13.1
 Dividends to policyholders .......   21.4       26.1        25.7
                                    ------     ------      ------
  Total benefits and expenses .....  458.8      425.5       416.8
                                    ------     ------      ------
Income before income taxes and
 cumulative effect of
 accounting change ................  208.7      143.2       103.6
Income taxes ......................   62.2       43.8        35.2
                                    ------     ------      ------
Income before cumulative effect
 of accounting change .............  146.5       99.4        68.4
Cumulative effect of accounting
 change, net of tax ...............   (1.6)        --          --
                                    ------     ------      ------
Net income ........................ $144.9     $ 99.4      $ 68.4
                                    ======     ======      ======

------------------------------------------------------------------

(1) Net of related amortization of deferred policy acquisition costs of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000, and 1999, respectively.

(2) Excluding amounts related to net realized investment and other gains (losses) of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000 and 1999, respectively.

     Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Consolidated income before income taxes and cumulative effect of accounting change of $208.7 million for the year ended December 31, 2001 increased by $65.5 million, or 45.7%, as compared to consolidated income before income taxes and cumulative effect of accounting change of $143.2 million for the year ended December 31, 2000. The increase was primarily attributable to increases in income before income taxes and cumulative effect of accounting change of $45.4 million in the Protection Segment and $20.1 million in the Asset Gathering Segment. The increase in the Protection Segment was primarily due to growth in universal life investment-type product charges and net investment income and a decrease in operating expenses due to our expense reduction program. The Asset Gathering Segment increased compared to the prior year due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program and a decrease in operating expenses due to our expense reduction program.

     Revenues of $667.5 million increased $98.8 million, or 17.4%, from $568.7 million in the comparable prior year period. The increase in revenues was largely driven by growth in premiums in the traditional life insurance business, which increased $31.5 million. In addition, universal life and investment-type product charges increased $28.3 million, primarily driven by growth in the non-traditional life insurance business partially offset by lower fees in the variable annuity business due to lower average account balances. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program.

     Benefits and expenses of $458.8 million increased $33.3 million, or 7.8%, from $425.5 million from the comparable prior year period. The increase in benefits and expenses was primarily driven by growth in benefits to policyholders of $45.5 million due to growth in the in-force in the traditional and non-traditional life insurance businesses. In addition, amortization of deferred policy acquisition costs increased $33.1 million driven by the non-traditional life insurance business due to an increase in universal life product charges. These increases in benefits and expenses were partially offset by a $40.6 million decrease in other operating costs and expenses driven by cost reduction programs.

     Income taxes were $62.2 million in 2001, compared to $43.8 million for 2000. Our effective tax rate was 29.8% in 2001, as compared to 30.6% in 2000.

     Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

     Consolidated income before income taxes of $143.2 million for the year ended December 31, 2000 increased by $39.6 million, or 38.2%, as compared to consolidated income before income taxes of $103.6 million for the year ended December 31, 1999. The increase was primarily attributable to increases in income before income taxes of $40.2 million in the Protection Segment partially offset by decreased income before income taxes in the Asset Gathering Segment of $0.6 million. The increase in the Protection Segment was primarily due to growth in net investment income and a decrease in benefits to policyholders. The Asset Gathering Segment remained stable compared to the prior year primarily due to growth in investment-type product charges partially offset by increased amortization of deferred policy acquisition costs.

     Revenues of $568.7 million increased $48.3 million, or 9.3%, from $520.4 million in the comparable prior year period. The increase in revenues was driven by growth in net investment income of $38.8 million, primarily in the non-traditional life insurance business. In addition, premiums increased $19.7 million, primarily in the traditional life insurance business. The increases in revenues were partially offset by increased net realized investment and other losses and lower universal life and investment-type product charges.

     Benefits and expenses of $425.5 million increased $8.7 million, or 2.1%, from $416.8 million in the comparable prior year period. The increase in benefits and expenses was driven by an increase in amortization of deferred policy acquisition costs of $20.9 million primarily in the non-traditional life insurance business. Amortization of deferred policy acquisition costs increased in the non-traditional life insurance business by $13.2 million on revised projections of estimated gross profit based on changes in estimated future interest margins. In addition, amortization of deferred policy acquisition costs increased $7.9 million primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. Partially offsetting the increase in amortization of deferred policy acquisition costs was a decrease in benefits to policyholders of $11.9 million, or 4.6%, primarily due to costs incurred related to the settlement of the class action lawsuit in the prior year period.

     Income taxes were $43.8 million in 2000, compared to $35.2 million for 1999. Our effective tax rate was 30.6% in 2000, as compared to 34.0% in 1999.

Results of Operations by Segment

     We operate our business in two business segments, the Protection Segment and the Asset Gathering Segment. Both of our business segments primarily serve retail customers. JHVLICO's reportable segments are strategic business units offering different products and services, and are managed separately, as they focus on different products, markets or distribution channels.

     PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

     ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with JHVLICO, securities brokerage firms, financial planners, and banks.

     We evaluate segment performance on segment after-tax operating income, which excludes the effect of net realized investment and other gains and losses and other unusual or non-recurring events and transactions presented below as after-tax adjustments. Segment after-tax operating income is determined by adjusting generally accepted accounting principles (GAAP) net income for net realized investment and other gains and losses and certain other items which we believe are not indicative of overall operating trends. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe that the presentation of segment after-tax operating income enhances the understanding of our results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, segment after-tax operating income is not a substitute for net income determined in accordance with GAAP.

     A discussion of the adjustments to GAAP reported income, many of which affect each operating segment, follows the table below. A reconciliation of segment after-tax operating income, as adjusted, to GAAP reported net income precedes each segment discussion.


-------------------------------------------------------------------------------
                                               FOR THE YEARS ENDED DECEMBER 31
                                              ---------------------------------
                                                 2001        2000       1999
                                                 ----        ----       ----
                                                        (IN MILLIONS)
SEGMENT DATA:/(1)/
SEGMENT AFTER-TAX OPERATING INCOME:
 Protection Segment .........................  $130.0      $ 96.0       $108.0
 Asset Gathering Segment ....................    22.2         6.3          6.8
                                               ------      ------       ------
  Total segment after-tax operating
   income ...................................   152.2       102.3        114.8

AFTER-TAX ADJUSTMENTS:
 Net realized investment and other gains
  (losses), net .............................    (5.6)       (6.8)        (3.1)
 Surplus tax ................................     9.1         5.6           --
 Class action lawsuit .......................    (9.2)         --        (42.9)
 Other demutualization related costs ........      --        (0.6)        (0.4)
 Restructuring charges ......................      --        (1.1)          --
                                               ------      ------       ------
  Total after-tax adjustments ...............    (5.7)       (2.9)       (46.4)
                                               ------      ------       ------

GAAP REPORTED:
Income before cumulative effect of change
 in accounting principle ....................   146.5        99.4         68.4
 Cumulative effect of change in
  accounting principle, net of tax ..........    (1.6)         --           --
                                               ------      ------       ------
 Net income .................................  $144.9      $ 99.4       $ 68.4
                                               ======      ======       ======
-------------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" set forth below.

   Adjustments to GAAP Reported Net Income

  Our GAAP reported net income was affected by net realized investment gains and losses and other unusual or non-recurring events and transactions presented above as after-tax adjustments. A description of these adjustments follows.

  In all periods, net realized investment and other gains and losses have been excluded from segment after-tax operating income because such data are often excluded by analysts and investors when evaluating the overall financial performance of insurers.

  Net realized investment and other gains and losses have been reduced by amortization of deferred policy acquisition costs to the extent that such amortization results from such gains and losses. We believe presenting net realized investment and other gains and losses in this format provides information useful in evaluating our operating performance. This presentation may not be comparable to presentations made by other insurers. Summarized below is a reconciliation of (a) net realized investment and other gains and losses per the audited consolidated financial statements and (b) the adjustment made for net realized investment and other gains to calculate segment after-tax operating income for the years ended December 31, 2001, 2000 and 1999.


------------------------------------------------------------------
                                  FOR THE YEARS ENDED DECEMBER 31
                                  --------------------------------
                                    2001        2000        1999
                                  --------    --------    --------
                                         (IN MILLIONS)
Net realized investment and
 other gains (losses) ............ $(10.5)     $(14.4)      $(5.3)
Less amortization of deferred
 policy acquisition costs
 related to net realized
 investment and other gains
 (losses) ........................    1.5         3.8         0.5
                                   ------      ------       -----
Net realized investment and
 other gains, net of related
 amortization of deferred
 policy acquisition costs per
 audited consolidated
 financial statements ............   (9.0)      (10.6)       (4.8)
Less income tax effect ...........    3.4         3.8         1.7
                                   ------      ------       -----
Net realized investment and
 other gains (losses), net -
 after-tax adjustment to
 calculate segment after-tax
 operating income ................ $ (5.6)     $ (6.8)      $(3.1)
                                   ======      ======       =====
-------------------------------------------------------------------

  Effective within the year 2000, JHVLICO is no longer subject to the surplus tax imposed on mutual life insurance companies and their wholly-owned stock subsidiaries. During the years ended December 31, 2001 and 2000, JHVLICO recognized a reduction in equity based taxes of $9.1 million and $5.6 million, respectively, resulting from a revised estimated credit that was excluded from after-tax operating income for these periods. No surplus tax was incurred in the year ended 1999.

  During 1997, JHVLICO entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, JHVLICO specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  During 2000, JHVLICO incurred expenses to improve its financial analysis and financial reporting abilities which were made in conjunction with the demutualization of John Hancock. These charges primarily included consulting fees and planning and expense management costs. After-tax charges for these other demutualization related costs were $0.6 million and $0.4 million for the years ended December 31, 2000 and, 1999 respectively. No such costs were incurred in the year ended December 31, 2001.

  As part of John Hancock's on-going Competitive Position Project, JHVLICO has incurred restructuring charges to reduce costs and increase future operating efficiency by consolidating portions of its operations. After-tax restructuring costs were $1.1 million for the year ended December 31, 2000. JHVLICO incurred no such costs in the years ended December 31, 2001 and 1999.

Protection Segment

  The following table presents certain summary financial data relating to the Protection Segment for the periods indicated.


--------------------------------------------------------------------------------
                                                FOR THE YEARS ENDED DECEMBER 31
                                                -------------------------------
                                                 2001        2000         1999
                                                 ----        ----         ----
                                                       (IN MILLIONS)
OPERATING RESULTS:
Revenues
 Premiums ..................................... $ 60.1      $ 28.6       $  8.9
 Universal life and investment-type product
  charges .....................................  324.7       286.0        300.8
 Net investment income ........................  229.2       215.9        178.1
 Other revenue ................................    0.3         0.3          0.2
                                                ------      ------       ------
  Total revenues ..............................  614.3       530.8        488.0
Benefits and expenses
 Benefits to policyholders ....................  271.3       242.2        192.3
 Other operating costs and expenses ...........   72.8        98.1        100.6
  Amortization of deferred policy acquisition
   costs, excluding amounts related to net
   realized investment and other gains
   (losses) ...................................   46.6        17.6          4.6
 Dividends to policyholders ...................   21.4        26.1         25.7
                                                ------      ------       ------
  Total benefits and expenses .................  412.1       384.0        323.2
Segment pre-tax operating income ..............  202.2       146.8        164.8
Income taxes ..................................   72.2        50.8         56.8
                                                ------      ------       ------
Segment after-tax operating income /(1)/ ......  130.0        96.0        108.0
After-tax adjustments: /(1)/
 Net realized investment and other gains
  (losses), net ...............................   (5.6)       (6.8)        (3.1)
 Surplus tax ..................................    9.1         5.4           --
 Class action lawsuit, net ....................   (9.2)         --        (42.9)
 Other demutualization related costs ..........     --        (0.5)        (0.3)
 Restructuring charges ........................     --        (1.1)          --
                                                ------      ------       ------
  Total after-tax adjustments .................   (5.7)       (3.0)       (46.3)
                                                ------      ------       ------

GAAP REPORTED:
Income before cumulative effect of change in
 accounting principle .........................  124.3        93.0         61.7
Cumulative effect of change in accounting
 principle, net of tax ........................   (1.6)         --           --
                                                ------      ------       ------
Net income .................................... $122.7      $ 93.0       $ 61.7
                                                ======      ======       ======
--------------------------------------------------------------------------------
(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospectus.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Segment after-tax operating income was $130.0 million in 2001, an increase of $34.0 million, or 35.4%, from $96.0 million in 2000. Traditional life insurance segment after-tax operating income increased $18.7 million primarily resulting from increased premiums and lower operating expenses offset by increased benefits to policyholders. Non-traditional life insurance segment after-tax operating income increased $15.3 million, or 13.9%, primarily due to higher fee income and an increase in net investment income offset by increased amortization of deferred policy acquisition costs.

  Total revenues were $614.3 million in 2001, an increase of $83.5 million, or 15.7%, from $530.8 million in 2000. Premiums increased $31.5 million or 110.1%, primarily due to an increase in renewal premiums related to prior year term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $324.7 million in 2001, an increase of $38.7 million, or 13.5% from $286.0 million in 2000. The increase was primarily due to growth in average account values and variable life products fee increases. Net investment income increased $13.3 million, or 6.2%, primarily due to increased asset balances for non-traditional life insurance products.

  Total benefits and expenses were $412.1 million in 2001, an increase of $28.1 million, or 7.3%, from $384.0 million in 2000. Benefits to policyholders increased $29.1 million or 12.0%, primarily due to growth in the in-force for both traditional and non-traditional life insurance products. In addition, amortization of deferred policy acquisition costs increased $29.0 million or 164.8%, due to a decline in separate account performance. Offsetting these increases was a decrease in other operating costs and expenses of $25.3 million due to ongoing cost reduction programs in both the traditional life insurance and non-traditional life insurance segments. The segment's effective tax rate increased to 35.7% in 2001 from 34.6% in 2000.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

  Segment after-tax operating income was $96.0 million in 2000, a decrease of $12.0 million, or 11.1%, from $108.0 million in 1999. Traditional life insurance segment after-tax operating income decreased $11.5 million due to higher benefits and expenses. Non-traditional life insurance segment after-tax operating income decreased $0.5 million.

  Total revenues were $530.8 million in 2000, an increase of $42.8 million, or 8.8%, from $488.0 million in 1999. Traditional life insurance segment's premiums increased $19.7 million, or 221.3% due to increase in term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $286.0 million in 2000, a decrease of $14.8 million, or 4.9%, from $300.8 million in 1999. The decrease was primarily due to lower fees resulting from a decline in separate account performance in 2000. Net investment income increased $37.8 million, or 21.2%, primarily due to increases in average net invested assets for the non-traditional life insurance segment.

  Total benefits and expenses were $384.0 million in 2000, an increase of $60.8 million, or 18.8%, from $323.2 million in 1999. Benefits to policyholders increased $49.9 million, or 25.9%, primarily due to increase in reserves related to growth in term life business for the traditional life insurance segment. Amortization of deferred policy acquisition costs of $17.6 million in 2000 increased $13.0 million, or 282.6%, from $4.6 million in 1999. Amortization expense increased primarily due to revised projections of estimated gross profits on non-traditional life insurance products based upon changes in estimated future interest margins. The segment's effective tax rate increased to 34.6% in 2000 from 34.5% in 1999.

Asset Gathering Segment

  The following table presents certain summary financial data relating to the Asset Gathering Segment for the periods indicated.

------------------------------------------------------------------------------------------
                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                        --------------------------------
                                                         2001        2000         1999
                                                         ----        ----         ----
                                                                 (IN MILLIONS)
OPERATING RESULTS:
Revenues
 Universal life and investment-type product charges ... $40.7       $51.1        $40.7
 Net investment income ................................  (2.2)       (2.5)        (3.5)
 Other revenue ........................................  23.7        (0.1)          --
                                                        -----       -----        -----
  Total revenues ......................................  62.2        48.5         37.2
Benefits and expenses
 Benefits to policyholders ............................   8.7         6.4          2.2
 Other operating costs and expenses ...................   3.4        16.1         16.3
  Amortization of deferred policy acquisition costs,
   excluding amounts related to net realized investment
   and other gains (losses) ...........................  20.5        16.4          8.5
                                                        -----       -----        -----
  Total benefits and expenses .........................  32.6        38.9         27.0
Segment pre-tax operating income ......................  29.6         9.6         10.2
Income taxes ..........................................   7.4         3.3          3.4
                                                        -----       -----        -----
Segment after-tax operating income /(1)/ ..............  22.2         6.3          6.8
After-tax adjustments: /(1)/
 Surplus tax ..........................................    --         0.2           --
 Other demutualization related costs ..................    --        (0.1)        (0.1)
                                                        -----       -----        -----
  Total after-tax adjustments .........................    --         0.1         (0.1)
                                                        -----       -----        -----
Net income ............................................ $22.2       $ 6.4        $ 6.7
                                                        =====       =====        =====
------------------------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospects.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

  Segment after-tax operating income was $22.2 million in 2001, an increase of $15.9 million, or 252.4%, from $6.3 million in 2000. The increase in the Asset Gathering Segment is primarily driven by growth in other revenue of $23.8 million and a decrease in other operating costs and expenses of $12.7 million from the comparable prior year period. These changes were partially offset by a decrease in investment-type product fees of $10.4 million and an increase in amortization of deferred policy acquisition costs of $4.1 million.

  Total revenues increased $13.7 million, or 28.2%, to $62.2 million in 2001 from $48.5 million in 2000. Investment-type product charges decreased $10.4 million, or 20.4%. Investment-type product charges on variable annuity products decreased due to deteriorating market conditions for separate accounts. Partially offsetting the decline in average variable annuity reserves, JHVLICO increased its product fees in the fourth quarter of 2000, which were effective for the year ended December 31, 2001. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as a part of the safe harbor annuity exchange program.

  Total benefits and expenses decreased $6.3 million, or 16.2%, to $32.6 million in 2001 from the comparable prior year period. The decrease in benefit and expenses is primarily due to a $12.7 million decrease in other operating costs and expenses resulting from our on-going cost reduction program. Partially offsetting the decrease in other operating costs and expenses was a $4.1 million increase in amortization of deferred policy acquisition costs and a $2.3 million increase in benefits to policyholders. Amortization of deferred policy acquisition costs increased primarily due to poor separate account performance and increased surrenders in the variable annuity business in 2001. Benefits to policyholders increased primarily due to higher surrender benefits on higher lapses. The segment's effective tax rate was 25.0% and 34.4% in 2001 and 2000, respectively. The change in the segment's effective tax rate is primarily due to increased dividend received deductions in variable annuity separate accounts.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

  Segment after-tax operating income was $6.3 million in 2000, a decrease of $0.5 million, or 7.4%, from $6.8 million in 1999. The decrease in the Asset Gathering Segment is primarily driven by an increase of $7.9 million in amortization of deferred policy acquisitions costs and a $4.2 million increase in benefits to policyholders, partially offset by growth in investment-type product charges of $10.4 million from the comparable prior year period.

  Total revenues increased $11.3 million, or 30.4%, to $48.5 million in 2000 from $37.2 million in 1999. Investment-type product charges increased $10.4 million, or 25.6%, primarily due to higher average account balances in 2000.

  Total benefits and expenses increased $11.9 million, or 44.1%, to $38.9 million in 2000 from the comparable prior year period. The increase in benefits and expenses was primarily driven by a $7.9 million increase in amortization of deferred policy acquisition costs and a $4.2 million increase in benefits to policyholders. Benefits to policyholders increased $4.2 million, primarily due to growth in the annuity business, including bonus interest on new variable annuity products introduced in the fourth quarter of 1999. Amortization of deferred policy acquisition costs increased $7.9 million, or 92.9%, to $16.4 million in 2000 from $8.5 million in 1999, primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. The segment's effective tax rate was 34.4% and 33.3% in 2000 and 1999, respectively.

General Account Investments

   Overall Composition of the General Account

  Invested assets, excluding separate accounts, totaled $3.6 billion and $3.0 billion as of December 31, 2001 and December 31, 2000, respectively. The portfolio composition has not significantly changed at December 31, 2001 as compared to December 31, 2000. The following table shows the composition of investments in the general account portfolio.

-----------------------------------------------------------------------------------------------
                                                   AS OF DECEMBER 31,     AS OF DECEMBER 31,
                                                          2001                  2000
                                                 --------------------   --------------------
                                                   CARRYING      % OF     CARRYING       % OF
                                                     VALUE      TOTAL       VALUE       TOTAL
                                                 -------------  ------  -------------  --------
                                                 (IN MILLIONS)          (IN MILLIONS)
Fixed maturity securities /(1)/ .................  $2,496.2      69.0%    $1,727.2       57.9%
Mortgage loans /(2)/ ............................     580.9      16.0        554.8       18.6
Real estate .....................................      20.6       0.6         23.9        0.8
Policy loans /(3)/ ..............................     352.0       9.7        334.2       11.2
Equity securities ...............................      13.1       0.4          8.1        0.3
Other invested assets ...........................      39.6       1.1         34.8        1.2
Short-term investments ..........................       0.0       0.0         21.7        0.7
Cash and cash equivalents /(4)/ .................     115.4       3.2        277.3        9.3
                                                   --------     -----     --------      -----
 Total invested assets ..........................  $3,617.8     100.0%    $2,982.0      100.0%
                                                   ========     =====     ========      =====
-----------------------------------------------------------------------------------------------

(1) In addition to bonds, the fixed maturity security portfolio contains redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively. The total fair value of the fixed maturity security portfolio was $2,494.6 and $1,698.6 million, at December 31, 2001 and December 31, 2000, respectively.

(2) The fair value of the mortgage loan portfolio was $604.3 million and $467.3 million as of December 31, 2001 and December 31, 2000, respectively.

(3) Policy loans are secured by the cash value of the underlying life insurance policies and do not mature in a conventional sense, but expire in conjunction with the related policy liabilities.

(4) Cash and cash equivalents are included in total invested assets for the purposes of calculating yields on the income producing assets for JHVLICO.

  Consistent with the nature of JHVLICO's product liabilities, assets are heavily oriented toward fixed maturity securities. JHVLICO determines the allocation of assets primarily on the basis of cash flow and return requirements of its products and by the level of investment risk.

  FIXED MATURITY SECURITIES. The fixed maturity securities portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities (ABS) and mortgage-backed securities (MBS), with the balance invested in government bonds. The fixed maturity securities portfolio also includes redeemable preferred stock. As of December 31, 2001, fixed maturity securities represented 69.0% of general account investment assets with a carrying value of $2.5 billion, roughly comprised of 61% public securities and 39% private securities. Each year JHVLICO directs the majority of its net cash inflows into investment grade fixed maturity securities. Typically between 5% and 15% of funds allocated to fixed maturity securities are invested in below-investment-grade bonds while maintaining a policy to limit the overall level of these bonds to no more than 10% of invested assets and the majority of that balance are rated BB, or category 3 the highest Securities Valuation Office quality rating below investment grade. Allocations are based on an assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While JHVLICO has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to JHVLICO's net worth.

  The following table shows the composition by issuer of the fixed maturity securities portfolio.

                     FIXED MATURITY SECURITIES -- BY ISSUER

---------------------------------------------------------------------------------------
                                            AS OF DECEMBER 31,     AS OF DECEMBER 31,
                                                   2001                  2000
                                           --------------------   --------------------
                                            CARRYING      % OF     CARRYING       % OF
                                              VALUE      TOTAL       VALUE       TOTAL
                                          -------------  ------  -------------  --------
                                          (IN MILLIONS)          (IN MILLIONS)
Corporate securities ....................   $1,955.8      78.3%    $1,428.6       82.7%
MBS/ABS .................................      317.1      12.7        268.2       15.5
U.S. Treasury securities and obligations
 of U.S. government agencies ............      214.8       8.6         16.7        1.0
Debt securities issued by foreign
 governments ............................        7.6       0.3         10.9        0.6
Obligations of states and political
 subdivisions ...........................        0.9       0.1          2.8        0.2
                                                 ---       ---          ---        ---
Total ...................................   $2,496.2     100.0%    $1,727.2      100.0%
                                            ========     ======    ========      ======
---------------------------------------------------------------------------------------

  In keeping with the investment philosophy of tightly managing interest rate risk, JHVLICO's MBS & ABS holdings are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer. By investing in MBS and ABS securities with relatively predictable repayments, JHVLICO adds high quality, liquid assets to the portfolios without incurring the risk of cash flow variability.

  The Securities Valuation Office (SVO) of the National Association of Insurance Commissioners evaluates all public and private bonds purchased as investments by insurance companies. The SVO assigns one of six investment categories to each security it reviews. Category 1 is the highest quality rating, and Category 6 is the lowest. Categories 1 and 2 are the equivalent of investment grade debt as defined by rating agencies such as Standard & Poors (S&P) and Moody's (i.e., BBB-/Baa3 or higher), while Categories 3-6 are the equivalent of below-investment grade securities. SVO ratings are reviewed and may be revised at least once a year.

  The following table sets forth the SVO ratings for JHVLICO's bond portfolio along with an equivalent S&P rating agency designation. The majority of bonds are investment grade, with 87.7% invested in Category 1 and 2 securities as of December 31, 2001. Below investment grade bonds were 12.3 % of fixed maturity securities and 8.4% of total invested assets as of December 31, 2001. This allocation reflects JHVLICO's strategy of avoiding the unpredictability of interest rate risk in favor of relying on the bond analysts' ability to better predict credit or default risk. The bond analysts operate in an industry-based, team-oriented structure that permits the evaluation of a wide range of below investment grade offerings in a variety of industries resulting in a well-diversified high yield portfolio. A majority, 62.9% of our below investment grade bonds are rated BB, or category 3, the highest quality below investment grade. Category 6 bonds, those in or near default, represent securities that were originally acquired as long-term investments, but subsequently became distressed.

  Valuation techniques for the bond portfolio vary by security type and the availability of market data. Pricing models and their underlying assumptions impact the amount and timing on unrealized gains and losses recognized, and the use of different pricing models or assumptions could produce different financial results. External pricing services are used where available, broker dealer quotes are used for thinly traded securities, and a spread pricing matrix is used when price quotes are not available. When utilizing the spread pricing matrix, securities are valued by utilizing a discounted cash flow method where each bond is assigned a spread, that is added to the current U.S. Treasury rates to discount the cash flows of the security. The spread assigned to each security is derived from external market data. Certain market events that could impact the valuation of securities include issuer credit ratings, business climate, management changes, litigation, and government actions among others. JHVLICO's pricing analysts take appropriate actions to reduce valuations of securities where such an event occurs which negatively impacts the securities' value. To the extent that bonds have longer maturity dates, management's estimate of fair value may involve greater subjectivity since they involve judgment about events well into the future.

                FIXED MATURITY SECURITIES -- BY CREDIT QUALITY

---------------------------------------------------------------------------------------------------
                                                             AS OF                   AS OF
                                                            DEC. 31,                DEC. 31,
                                                             2001                     2000
                                                    ----------------------   ----------------------
                        S&P
      SVO            EQUIVALENT                       CARRYING        % OF      CARRYING      % OF
  RATING /(1)/     DESIGNATION/(2)/                 VALUE/(3)/      TOTAL     VALUE /(3)/    TOTAL
  ------         -------------------                -------------  -------   -------------  -------
                                                    (IN MILLIONS)            (IN MILLIONS)
    1            AAA/AA/A ...................         $  910.4        37.2%    $  634.2       37.6%
    2            BBB ........................          1,237.9        50.5        774.5       46.0
    3            BB .........................            190.2         7.8        187.2       11.1
    4            B ..........................             59.7         2.4         61.4        3.7
    5            CCC and lower ..............             27.7         1.1          9.2        0.5
    6            In or near default .........             24.7         1.0         18.3        1.1
                                                      --------       -----     --------      -----
                 Total ......................         $2,450.6       100.0%    $1,684.8      100.0%
                                                      ========       =====     ========      =====
---------------------------------------------------------------------------------------------------

(1)For securities that are awaiting an SVO rating, JHVLICO has assigned a rating based on an analysis that it believes is equivalent to that used by the SVO.

(2)Comparisons between SVO and S&P ratings are published by the National Association of Insurance Commissioners.

(3)Does not include redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively.

MORTGAGE LOANS. As of December 31, 2001 and 2000, we held mortgage loans with carrying values of $0.6 billion, which included $0.2 billion of agricultural loans.

  The following table shows the distribution of JHVLICO's mortgage loan portfolio by property type as of the dates indicated. JHVLICO's commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.

-----------------------------------------------------------------------------------------------------------
                                                                     AS OF                  AS OF
                                                                    DEC. 31               DEC. 31,
                                                                     2001,                  2000
                                                             ---------------------   ----------------------
                                                               CARRYING      % OF      CARRYING       % OF
                                                                VALUES      TOTAL       VALUES       TOTAL
                                                             ------------  -------   -------------  -------
                                                             (IN MILLIONS)           (IN MILLIONS)
Apartments .................................................    $114.4       19.7%     $128.3        23.1%
Office Buildings ...........................................     145.3       25.0        98.0        17.8
Retail .....................................................      35.3        6.1        45.4         8.2
Agricultural ...............................................     166.3       28.6       163.9        29.5
Industrial .................................................      71.6       12.3        76.8        13.8
Hotels .....................................................      24.6        4.2        15.0         2.7
Mixed Use ..................................................       4.9        0.9        13.4         2.4
Other ......................................................      18.5        3.2        14.0         2.5
                                                                ------      -----      ------       -----
 Total .....................................................    $580.9      100.0%     $554.8       100.0%
                                                                ======      =====      ======       =====
-----------------------------------------------------------------------------------------------------------

  The following table shows the distribution of JHVLICO's mortgage loan portfolio by geographical region.

                        MORTGAGE LOANS -- BY ACLI REGION

---------------------------------------------------------------------------------------------------------------
                                                    AS OF DEC. 31, 2001                   AS OF DEC. 31,2000
                                     -----------------------------------------------   ------------------------
                                        NUMBER           CARRYING           % OF         CARRYING       % OF
                                       OF LOANS           VALUES            TOTAL         VALUES        TOTAL
                                     ------------   -------------------  -----------   -------------  ---------
                                                       (IN MILLIONS)                   (IN MILLIONS)
East North Central ...............        18               $ 63.1            10.9%         $ 67.6        12.2%
East South Central ...............        17                 24.3             4.2            27.5         5.0
Middle Atlantic ..................        12                 50.3             8.6            26.8         4.8
Mountain .........................        13                 35.3             6.1            35.4         6.4
New England ......................        13                 54.7             9.4            44.2         8.0
Pacific ..........................        48                110.5            19.0           119.3        21.5
South Atlantic ...................        41                151.7            26.1           155.2        28.0
West North Central ...............         6                 20.5             3.5            16.8         3.0
West South Central ...............        21                 67.3            11.6            58.8        10.5
Canada ...........................         1                  3.2             0.6             3.2         0.6
                                         ---               ------           -----          ------       -----
 Total ...........................       190               $580.9           100.0%         $554.8       100.0%
                                         ===               ======           =====          ======       =====
---------------------------------------------------------------------------------------------------------------

  The allowance for losses on mortgage loans on real estate and real estate to be disposed of is maintained at a level that we believe to be adequate to absorb estimated probable credit losses. JHVLICO's periodic evaluation of the adequacy of the allowance for losses is based on past experience, known and inherent risks, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying security, the general composition of the portfolio, current economic conditions and other factors. This evaluation is inherently subjective and is susceptible to significant changes and no assurance can be given that the allowances taken will in fact be adequate to cover all losses or that additional valuation allowances or asset write-downs will not be required in the future. The portion of the investment valuation allowance for JHVLICO's mortgage loan portfolio was $5.5 million, or 0.9% of carrying value before reserves and $5.0 million, or 0.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively. The portion of the investment valuation allowance for JHVLICO's real estate to be disposed of was $0.8 million, or 3.9% of carrying value before reserves and $0.7 million, or 2.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively.

   Investment Results

  The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on the general account portfolio decreased from the year ended December 31, 2001 compared to December 31, 2000. New cash flows in 2001 were invested at lower rates than the prior year period which benefited from higher US Treasury rates and wider spreads in both the public and private sector. Indicative of this environment, the 10-year U.S. Treasury rate decreased 101 basis points from 2000 to 2001, while Moody's seasoned BAA spreads narrowed by 11 basis points from 2000 to 2001.

  The yield, net of investment expenses, on the general account portfolio increased for the year ended December 31, 2000 compared to the prior year period. The interest rate environment during this period is evidenced by the increase in the 10-year U.S. Treasury rate of 34 basis points from December 31, 1999 to December 31, 2000.

-----------------------------------------------------------------------------------------------------
                                                         FOR THE YEAR ENDED
                                                            DECEMBER 31,
                         ----------------------------------------------------------------------------
                               2001                       2000                      1999
                               ----                       ----                      ----
                         YIELD         AMOUNT       YIELD       AMOUNT       YIELD         AMOUNT
                         -----     -------------    -----   -------------    -----      -------------
                                   (IN MILLIONS)            (IN MILLIONS)               (IN MILLIONS)
GENERAL ACCOUNT
 ASSETS-EXCLUDING
 POLICY LOANS
Gross income ..........  7.26%      $  214.6        8.23%    $  207.5         7.56%        $  172.8
Ending assets-excluding
 policy loans .........              3,265.8                  2,647.8                       2,397.2
POLICY LOANS
Gross income ..........  6.15           21.1        5.50         17.1         5.08             13.7
Ending assets                          352.0                    334.2                         287.4
 Total gross income ...  7.14          235.7        7.93        224.6         7.29            186.5
Less: investment
 expenses .............                 (8.7)                   (11.2)                        (11.9)
                                        -----                   ------                        ------
Net investment
 income ...............  6.88%      $  227.0        7.53%    $  213.4         6.83%        $  174.6
                                    ========                 ========                      ========
-----------------------------------------------------------------------------------------------------

Liquidity and Capital Resources

  Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, JHVLICO's principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies. Product liabilities include the payment of benefits under life insurance, policies and annuity contracts and the payment of policy surrenders, withdrawals and policy loans. JHVLICO periodically adjusts its investment policy to respond to changes in short-term and long-term cash requirements and provide adequate funds to pay benefits without forced sales of investments.

  The liquidity of our insurance operations is also related to the overall quality of our investments. As of December 31, 2001, $2,148.3 million, or 87.7% of the fixed maturity securities held by us and rated by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. (S&P) or the National Association of Insurance Commissioners were rated investment grade (BBB or higher by S&P or 1 or 2 by the National Association of Insurance Commissioners). The remaining $302.3 million, or 12.3%, of fixed maturity investments, and 8.4% of invested assets, were rated non-investment grade. For additional discussion of our investment portfolio see the General Account Investments section above in this Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

  We employ an asset/liability management approach tailored to the specific requirements of each of our product lines. Each product line has an investment strategy based on the specific characteristics of the liabilities in the product line. As part of this approach, we develop investment policies and operating guidelines for each portfolio based upon the return objectives, risk tolerance, liquidity, and tax and regulatory requirements of the underlying products and business segments.

  Net cash provided (used) by operating activities was $314.2 million, $(349.3) million, and $(459.4) million for the years ended December 31, 2001, 2000 and 1999, respectively. The increase in 2001 as compared to 2000 of $663.5 million resulted primarily from a decrease in benefits paid of $644.7 million and decrease in operating costs and expenses paid of $74.9 million from the prior year period. In addition, premiums received increased $25.7 million, fees received increased $28.3 million, and net investment income received increased by $16.7 million. The primary increase in cash provided by operations in 2000 as compared to 1999 is primarily due to the net decrease in other assets and other liabilities offset somewhat by a larger decrease in policy liabilities as compared with prior year.

  Net cash used in investing activities was $782.6 million, $269.5 million and $101.9 million for the years ended December 31, 2001, 2000, and 1999, respectively. The increase in net cash used in 2001 as compared to 2000 of $513.1 million, resulted primarily from an increase in purchases of fixed maturities of $565.5 million. Offsetting the cash used by increases in fixed maturities purchases were increases in cash provided by the maturity, prepayment and scheduled redemptions of short-term and other invested assets of $36.4 million and a decrease in purchases of mortgage loans of $15.5 million. The increase in net cash used in 2000 as compared to 1999 resulted primarily from an increase in fixed maturities purchases, offset somewhat by an increase in the maturities, prepayments or scheduled redemptions of fixed maturities

  Net cash provided by financing activities was $306.5 million, $636.5 million and $778.6 million, for the years ended December 31, 2001, 2000 and 1999, respectively. The decrease in cash provided by financing activities in 2001 as compared to 2000 of $330.0 million resulted from increase in maturities and withdrawals from universal life and investment-type contracts in excess of increases in deposits. The decrease in 2000 as compared to 1999 is the result of no financing activities in 2000, after JHVLICO received a capital contribution in 1999 and repaid its short-term notes payable. Increases in deposits to universal life and investment-type contracts in 2000 as compared to 1999 approximately offset the increase in withdrawals and maturities.

  A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. The following table summarizes our annuity policy reserves and deposit fund liabilities for the contractholder's ability to withdraw funds for the indicated periods:

---------------------------------------------------------------------------
                                     AS OF                  AS OF
                                 DEC. 31,2001           DEC. 31,2000
                                 ------------           ------------
                                AMOUNT         %       AMOUNT          %
                                ------         -       ------          -
                             (IN MILLIONS)           (IN MILLIONS)

Subject to discretionary
 withdrawal at contract
 value less surrender
 charge .......................  $45.4       75.0%       $54.7        75.1%
Not subject to
 discretionary withdrawal
 provisions ...................    7.6       12.6          7.1         9.8
Subject to discretionary
 withdrawal adjustment:
 At contract value ............    7.5       12.4         11.0        15.1
                                 -----      -----        -----       -----
Total annuity reserves and
 deposit funds liability ......  $60.5      100.0%       $72.8       100.0%
                                 =====      =====        =====       =====
---------------------------------------------------------------------------

  Individual life insurance policies are less susceptible to withdrawal than are individual annuity contract because policyholders in later policy years may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, there is a substantial percentage of annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal at the contract value less a surrender charge. Of the remaining percentage, a little over half are not subject to withdrawal. In addition, none of these obligations can be accelerated based on any change in JHVLICO's credit rating.

  Individual life insurance policies (other than term life insurance) increase in cash value over their lives. Policyholders have the right to borrow from us an amount generally up to the cash value of their policy at any time. As of December 31, 2001, we had approximately $7.1 billion in cash values in which policyholders have rights to policy loans. The majority of cash values eligible for policy loans are at variable interest rates which are reset annually on the policy anniversary. Moreover, a portion of our fixed interest rate policy loans have features that provide for reduced crediting rates on the portion of cash values loaned. Policy loans were $352.0 million and $334.2 million at December 31, 2001 and 2000, respectively.

  JHVLICO reviewed its financial information about contractual obligations and commercial commitments by due date and expiration date as of December 31, 2001. Contractual obligations of JHVLICO are those obligations fixed by agreement as to dollar amount and date of payment. Other commercial commitments are those commitments entered into by JHVLICO with known expiration dates. JHVLICO identified investment purchase commitments of $55.8 million due in less than one year as its primary contractual obligation. No other contractual obligation or commercial commitment was identified by JHVLICO.

  The risk-based capital standards for life insurance companies, as prescribed by the National Association of Insurance Commissioners, establish a risk-based capital ratio comparing adjusted surplus to required surplus for each of our United States domiciled insurance subsidiaries. If the risk-based capital ratio falls outside of acceptable ranges, regulatory action may be taken ranging from increased information requirements to mandatory control by the domiciliary insurance department. The risk-based capital ratios of our insurance subsidiary as of December 31, 2001, were above the ranges that would require regulatory action.

  We maintain reinsurance programs designed to protect against large or unusual losses. Based on our review of our reinsurers' financial statements and reputations in the reinsurance marketplace, we believe that our reinsurers are financially sound, and, therefore, that we have no significant exposure to uncollectable reinsurance in excess of uncollectable amounts already recognized in our audited consolidated financial statements. JHVLICO has also entered into reinsurance agreements which transfers risks and profits to John Hancock Life Insurance Company, the parent. The reinsurance agreements provide reinsurance expense allowances to reimburse JHVLICO for the related expenses. The agreements cover variable annuity, variable life insurance and term life insurance contracts issued by JHVLICO.

  Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, a subsidiary of John Hancock Life Insurance Company, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk

   Capital Markets Risk Management

  JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support Company objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy and with formal approval granted from the New York Insurance Department. JHVLICO's use of derivative instruments is monitored on a regular basis by the Parent's Investment Compliance Department and reviewed quarterly with senior management and the Committee of Finance of the Parent, (the Parent Company's Committee of Finance).

  JHVLICO's principal capital market exposures are credit and interest rate risk, which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and interest. Interest rate risk pertains to the change in fair value that occurs within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollar denominated investments and liabilities, driven by dynamic market environments.

   Credit Risk

  JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality and credit concentration. Concentrations are monitored with respect to issuer, industry, geographic location, and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In certain limited circumstances JHVLICO may use the credit derivatives market to exchange credit risk for fixed rate payments if it believes this approach is more efficient than entering into a cash-based security transaction. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

  JHVLICO evaluates fixed income securities on a case by case basis for issues of collectibility. The bond analysts operate in an industry-based, team-oriented structure that facilitates the evaluation of JHVLICO's entire fixed income holdings quarterly and formal presentations to management twice annually. In addition, trading levels of publicly traded securities and other market factors and industry trends are followed and their impact on individual credits are assessed as they occur. Indenture covenants which provide JHVLICO additional protection in the event of credit deterioration are also monitored continuously. When as a result of any of these analyses, management believes that the collectibility of any amounts owed is other than temporarily impaired, the underlying asset is written down to fair value.

  As of December 31, 2001, JHVLICO's fixed maturity portfolio was comprised of 87.7% investment grade securities and 12.3% below-investment-grade securities. These percentages are consistent with recent experience and indicative of JHVLICO's long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel. For additional information regarding the credit quality of JHVLICO's portfolio, see Note 3 to our consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

   Interest Rate Risk

  JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this approach involves a duration mismatch tolerance of less than +/ - ..05 years, with other techniques used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a 5-year duration is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario-modeling techniques to develop investment policies with what we believe to be the optimal risk/ return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates that illustrate the potential impact of such events.

  We project asset and liability cash flows on guaranteed rate products and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the change in fair value versus the base case. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting duration-managed liabilities was approximately $1,226.1 million.

  The risk management method for non-guaranteed rate products, such as whole life insurance is less formulaic, but more complex, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment strategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting liabilities managed under this modeling was approximately $1,587.2 million.

   Derivative Instruments

  JHVLICO uses a variety of derivative financial instruments, including swaps, caps, floors, and exchange traded futures contracts, in accordance with Company investment policy. Permissible derivative applications include the reduction of economic risk (i.e., hedging) related to changes in yields, prices, cash flows, and currency exchange rates. In addition, certain limited applications of "income generation" are allowed. Examples of this type of use include the purchase of call options to offset the sale of embedded options in Company liability issuance or the purchase of swaptions to offset the purchase of embedded put options in certain investments. JHVLICO does not make a market or trade derivatives for speculative purposes.

  As of January 1, 2001, Financial Accounting Standard No. 133 ("Accounting for Derivative Instruments and Hedging Activities") became effective for all companies reporting under accounting principles generally accepted in the United States (GAAP). Briefly stated, SFAS No. 133 requires that all derivative instruments must be recorded as either assets or liabilities on JHVLICO's balance sheet, with quarterly recognition thereafter of changes in derivative fair values through its income statement. The income effect of derivatives that meet all requirements of a "qualified hedge" under SFAS No. 133 guidance may be offset, in part or in its entirety, by recognition of changes in fair value on specifically identified underlying hedged-items. These hedged-items must be identified at the inception of the hedge and may consist of assets, liabilities, firm commitments or forecasted transactions. Depending upon the designated form of the hedge (i.e., fair value or cash flow), changes in fair value must either be recorded immediately through income or through shareholders' equity (Other Comprehensive Income) for subsequent amortization into income.

  In preparing for the implementation of SFAS No. 133, JHVLICO invested significant time and resources to achieve two primary objectives. First, preserving the ability to hedge economic risks inherent in its business operations, with assurance that such hedges were structured in a SFAS No. 133 compliant fashion. Second, the reduction of income volatility arising from "ineffective" or less than perfect hedges, whereby income from hedged-item fair value recognition only partially offsets income from derivatives fair value recognition. In the course of achieving these objectives JHVLICO undertook an extensive examination of its derivatives hedging program. The examination identified one area where JHVLICO's risk management applications required adjustment to accommodate the mandates of SFAS No. 133. Each of these hedging applications was modified so as to retain its economic effectiveness and achieve compliance with SFAS No. 133. In addition, the examination proved beneficial in several other ways, including the implementation and customization of a vendor derivatives valuation and accounting software, improved front and back office derivatives capabilities, refinement of responsibilities to ensure appropriate separation of duties, and enhanced derivatives compliance procedures.

  The Parent's Investment Compliance Unit monitors all derivatives activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to the Parent Company's Committee of Finance for review, with a comprehensive governance report provided jointly each quarter by the Parent's Derivatives Supervisory Officer and Chief Investment Compliance Officer. The table below reflects JHVLICO's derivative positions hedging interest rate risk as of December 31, 2001. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These fair value exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.

-------------------------------------------------------------------------------------
                                            AS OF DECEMBER 31, 2001
                            ---------------------------------------------------------
                                                             FAIR VALUE
                                                -------------------------------------
                                     WEIGHTED-      -100                     +100
                                      AVERAGE       BASIS                    BASIS
                            NOTIONAL   TERM         POINT      AS OF         POINT
                             AMOUNT   (YEARS)    CHANGE/(2)/  12/31/01    CHANGE/(2)/
                            -------- --------   ------------  --------    -----------
                                 (IN MILLIONS, EXCEPT FOR WEIGHTED-AVERAGE TERM)
Interest rate swaps ....... $1,341.8     3.9       $(24.0)     $(4.2)       $14.0
Futures contracts /(1)/ ...     33.8     8.1         (1.4)      (0.2)         1.0
Interest rate floors ......    239.4     5.8          1.8        3.5          6.4
Interest rate caps ........    361.4     8.4          1.9        1.2          0.2
                            --------               ------      -----        -----
Totals .................... $1,976.4     5.0       $(21.7)     $ 0.3        $21.6
                            ========               ======      =====        =====
-------------------------------------------------------------------------------------

(1)Represents the notional value on open contracts as of December 31, 2001.

(2)The selection of a 100 basis point immediate change in interest rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

  Our non-exchange-traded derivatives are exposed to the possibility of loss from a counterparty failing to perform its obligations under terms of the derivative contract. We believe the risk of incurring losses due to nonperformance by our counterparties is remote. To manage this risk, Company procedures include the (a) on-going evaluation of each counterparty's credit ratings, (b) the application of credit limits and monitoring procedures based on an internally developed, scenario-based risk assessment system, (c) quarterly reporting of each counterparty's "potential exposure", (d) master netting agreements, and (e) the use of collateral agreements. Futures contracts trade on organized exchanges and have effectively no credit risk.

  As of December 31, 2001, JHVLICO had no outstanding fixed income obligations.

Separate Accounts

  State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

  The life insurance business is highly competitive. There are numerous stock and other types of insurers in the life/health insurance business in the United States.

  Rating agency data through December 31, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

  John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate and operational functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $159.9 million for the year ended December 31, 2001.

Transactions with John Hancock

  As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent.

  See Note 2 to our audited consolidated GAAP financial statements included elsewhere in this prospectus for additional information on related party transactions.

Legal Proceedings

  We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

   Sales Practice Class Action Settlement

  Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc., captioned Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance

Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities and mutual funds) issued during the class period.

  In conjunction with this settlement, we had a total reserve that stood at $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. We incurred settlement related costs of $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. In 1999, JHVLICO updated its estimate of the cost of claims subject to alternative dispute resolution (ADR) relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above in 2001. The adjustment to the reserve in 2001 was the result of JHVLICO being able to better estimate the cost of settling the remaining claims, which on average tend to be the larger more complicated claims. The better estimate is from experience with actual settlement of similar claims.

  Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase
(i.e. arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by JHVLICO.

Regulation

  Our business is subject to extensive regulation at both the state and Federal level, including regulation under state insurance and Federal and state securities laws.

   State Insurance Regulation

  JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. Most states have laws and regulations governing such issues as: what lines of business a company may engage in; underwriting practices, including a company's ability to request results of applicants' genetic tests; what premium rates may be charged in various lines of business; what products a company may sell; mandating certain insurance benefits and policy forms; minimum rates for accumulation of cash values and maximum rates for policy loans; licensing of insurance companies and agents; advertising and marketing practices; statutory accounting and reporting requirements; reserve requirements and solvency standards; admitted statutory assets; the appropriate mix of investments; dividend payments; transactions with affiliates; and level of ownership regarding acquisitions of control. State insurance departments periodically review the business and operations of an insurance company by examining its financial condition and how its agents sell its products.

  State insurance regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries concerning whether our insurance business is in compliance with applicable regulations. We reasonably and promptly respond to such inquiries and take corrective action if warranted.

  State insurance regulators and the National Association of Insurance Commissioners are continually re-examining existing laws and regulations. Among other things, these laws and regulations may focus on insurance company investments, financial reporting and solvency issues, risk-adjusted capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid.

   Regulation Governing Potential Acquisitions of Control

  We are subject to regulation under the insurance holding company statutes of Massachusetts, which is our state of domicile. The Massachusetts insurance law contains provisions which, in general, provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the Massachusetts Commissioner of Insurance. In general, a presumption of "control" arises from the ownership, control, possession with the power to vote or possession of proxies with respect to, 10% or more of the voting securities of an insurer or of a person that controls an insurer. A person seeking to acquire control, directly or indirectly, of a Massachusetts insurance company or of any person controlling a Massachusetts insurance company must file an application for approval of the acquisition of control with the Massachusetts Commissioner of Insurance and obtain the approval of the Massachusetts Commissioner of Insurance before consummating the acquisition.

   Surplus and Capital Requirements

  Insurance regulators have the discretionary authority, in connection with the ongoing licensing of our insurance businesses, to limit or prohibit the ability to issue new policies if, in the regulators' judgment, the insurer is not maintaining a minimum amount of surplus or is in hazardous financial condition. Limits may also be established on the ability to issue new life insurance policies and annuity contracts above an amount based upon the face amount and premiums of policies of a similar type issued in the prior year.

   Risk-Based Capital

  The National Association of Insurance Commissioners (NAIC) has established risk-based capital (RBC) standards for life insurance companies as well as a model act to apply such standards at the state level. The model act provides that life insurance companies must submit an annual risk-based capital report to state regulators reporting their risk-based capital based on five categories of risk: asset risk-affiliates, asset risk-other, insurance risk, interest rate risk and business risk. The formula is intended to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.

  In 2001, the NAIC changed the risked-based capital formula which resulted in RBC charges or a higher risk-based capital ratio. The most significant change made by NAIC is to tax effect the RBC, which is similar to reducing the risk factors being applied to the different risk categories. One other change was the creation of a common stock asset risk category and its treatment in the covariance calculation. This change also lowered RBC.

   Statutory Investment Valuation Reserves

  Life insurance companies are required to establish an asset valuation reserve
(AVR) consisting of two components: (i) a "default component," which provides for future credit-related losses on fixed maturity investments, and (ii) an "equity component," which provides for losses on all types of equity investments, including equity securities and real estate. Insurers also are required to establish an interest maintenance reserve (IMR) for net realized capital gains and losses on fixed maturity securities, net of tax, related to changes in interest rates. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities sold. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer's statutory financial statements, but do not affect our financial statements prepared in accordance with GAAP. Although future additions to AVR will reduce the future statutory capital and surplus of JHVLICO, we do not believe that the impact under current regulations of such reserve requirements will materially affect the ability of JHVLICO to increase its statutory capital and surplus.

  IRIS Ratios

  The National Association of Insurance Commissioners has developed a set of financial tests known as the Insurance Regulatory Information System (IRIS) for early identification of companies which may require special attention by insurance regulators. Insurance companies submit data on an annual basis to the National Association of Insurance Commissioners. This data is used to calculate ratios covering various categories of financial data, with defined "usual ranges" for each category. IRIS consists of 13 key financial ratios for life insurance companies. An insurance company may fall out of the usual range with respect to one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Departure from the usual range on four or more of the ratios may lead to inquiries from individual states' insurance departments. During the five-year period ended December 31, 2001, John Hancock Variable Life Insurance Company and its subsidiary, Investors Partner Life Insurance Company, had several ratios outside of the usual range. John Hancock Variable Life Insurance Company had eight unusual ratios, all of which resulted from growth in the business and the effect of reinsurance contracts with John Hancock Life Insurance Company. Investors Partner Life Insurance Company had ten unusual ratios due to the fact it writes no new business.

   Regulation of Investments

  Our insurance businesses are subject to state laws and regulations that require diversification of their investment portfolios. Some of these laws and regulations also limit the amount of investments in specified investment categories, such as below investment grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as nonadmitted assets for purposes of measuring statutory surplus, in some instances, requiring divestiture. State regulatory authorities from the domiciliary states of our insurance subsidiaries have not indicated any non-compliance with any such regulations.

   Valuation of Life Insurance Policies Model Regulation

  The National Association of Insurance Commissioners has adopted a revision to the Valuation of Life Insurance Policies Model Regulation (known as Revised
XXX). This model regulation established new minimum statutory reserve requirements for certain individual life insurance policies written in the future. Before the new reserve standards can become effective, individual states must adopt the model regulation. Massachusetts adopted the Regulation effective January 1, 2001.

   Federal Insurance Initiatives and Legislation

  Although the Federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on our business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform.

  On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 became law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

  On October 26, 2001, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 was enacted into law as part of the USA PATRIOT Act. Among its many provisions the law requires that financial institutions adopt anti-money laundering programs that include policies, procedures and controls to detect and prevent money laundering, designate a compliance officer to oversee the program and provide for employee training, and periodic audits in accordance with regulations to be issued by the U.S. Treasury Department. JHVLICO is actively developing a program in order to fully comply with the applicable provisions of the Act and the related Treasury Regulations.

   Tax Legislation

  Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under traditional and variable life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid. Also, for example, interest on loans up to $50,000 secured by the cash value of life insurance policies owned by businesses on key employees is eligible for deduction even though investment earnings during the accumulation period are tax-deferred.

  In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our insurance and annuity products. If any such proposals were enacted, market demand for such products would be adversely affected. In addition, the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), enacted by Congress in 2001, provides for the gradual reduction and eventual elimination of Federal estate taxes by the year 2010. But EGTRRA also contains a sunset provision which would reinstate Federal estate taxes in the year 2011, based on the Internal Revenue Code in effect prior to the enactment of EGTRRA. Many insurance products are designed and sold to help policyholders reduce the effect of Federal estate taxation on their estates. The enactment of EGTRRA has adversely affected sales of certain of our insurance and investment advisory products, but this effect is mitigated somewhat by the sunset provision. If the sunset provision of EGTRRA is eliminated in the future, the adverse affect on the sales of these products could increase. In addition, sales of split dollar life insurance products have been adversely affected by proposed changes being considered by the Internal Revenue Service.

   Securities Laws

  All of our separate investment accounts that fund retail variable annuity contracts and retail variable life insurance products issued by us, other than those which fund private placement investment options that are exempt from registration or support fixed rate investment options that are also exempt from registration, are registered both under the Securities Act and the Investment Company Act. Products sold to sophisticated investors as "private placements" are exempt from registration under both acts but may be subject to other requirements of those laws, such as antifraud provisions and the terms of applicable exemptions.

Directors and Executive Officers

  The directors and executive officers of JHVLICO and their principal occupations during the past five years are as follows:

---------------------------------------------------------------------------------------------------------
Directors and Executive Officers                         Principal Occupations
--------------------------------                         ---------------------
David F. D'Alessandro .................................  Chairman of the Board of JHVLICO; Chairman,
                                                         President and Chief Executive Officer, John
                                                         Hancock Life Insurance Company.
Michele G. Van Leer ...................................  Vice Chairman of the Board and President of
                                                         JHVLICO; Senior Vice President, John Hancock
                                                         Life Insurance Company.
Ronald J. Bocage ......................................  Director, Vice President and Counsel of
                                                         JHVLICO; Vice President and Counsel, John
                                                         Hancock Life Insurance Company.
Todd G. Engelsen ......................................  Director and Vice President of JHVLICO; Vice
                                                         President, John Hancock Life Insurance Company.
Bruce M. Jones ........................................  Director and Vice President of JHVLICO; Senior
                                                         Vice President, John Hancock Life Insurance
                                                         Company.
Daniel L. Ouellette ...................................  Director and Vice President of JHVLICO; Senior
                                                         Vice President, John Hancock Life Insurance
                                                         Company.
Barbara L. Luddy ......................................  Director, Vice President and Actuary of JHVLICO;
                                                         Senior Vice President, John Hancock Life
                                                         Insurance Company.
Robert R. Reitano .....................................  Director, Vice President and Chief Investment
                                                         Officer of JHVLICO; Senior Vice President and
                                                         Chief Investment Strategist, John Hancock Life
                                                         Insurance Company.
Paul Strong ...........................................  Director and Vice President of JHVLICO; Vice
                                                         President, John Hancock Life Insurance Company.
Roger G. Nastou .......................................  Vice President, Investments, of JHVLICO; Vice
                                                         President, John Hancock Life Insurance Company.
Julie H. Indge ........................................  Treasurer of JHVLICO; Assistant Treasurer, John
                                                         Hancock Life Insurance Company.
Earl W. Baucom ........................................  Controller of JHVLICO; Senior Vice President and
                                                         Controller, John Hancock Life Insurance Company.
Peter Scavongelli .....................................  Secretary of JHVLICO; State Compliance Officer,
                                                         John Hancock Life Insurance Company.
---------------------------------------------------------------------------------------------------------

  The business address of all directors and executive officers of JHVLICO is John Hancock Place, Boston, Massachusetts 02117.

Executive Compensation

   The following table provides information on the allocated compensation paid to the chief executive officer for 2001. There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2001. Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

  Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

-------------------------------------------------------------------------------------------------
                                       Annual Compensation              Long-Term Compensation
                                       -------------------              ----------------------
           Name                  Title       Salary    Bonus   Other      LTIP       All Other
           ----                  -----       ------    -----   -----      ----       ---------
D. F. D'Alessandro             Chairman      $37,632  $61,555  $3,041   $49,428         $0
-------------------------------------------------------------------------------------------------

 PERFORMANCE INFORMATION

  We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

  Total return at the Account level is the percentage change between:

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

  At the Account level, total return reflects adjustments for:

 . the mortality and expense risk charges,

 . the administrative charge,

 . the annual contract fee, and

 . any withdrawal payable if the owner surrenders his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

  We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

  We may advertise "current yield" and "effective yield" for investments in a money market variable investment option. Current yield refers to the income earned on your investment in the money market investment option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

  Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

  Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

 REPORTS

  At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

 VOTING PRIVILEGES

  At meetings of the Series Funds' shareholders, we will generally vote all the shares of each Fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

 CERTAIN CHANGES

Changes to the Account

  We reserve the right, subject to applicable law, including any required shareholder approval,

 . to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

 . to add or delete variable investment options,

 . to change the underlying investment vehicles,

 . to operate the Account in any form permitted by law, and

 . to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

  Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

  We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

  The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

 . the size of the initial premium payment,

 . the size of the group or class,

 . the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

 . the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

 . the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

 . the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

  We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

 DISTRIBUTION OF CONTRACTS

  Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers, Inc. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117. Signator is a subsidiary of John Hancock Life Insurance Company.

  You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 7.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

 EXPERTS

  Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the financial statements of John Hancock Variable Account JF at December 31, 2001 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements and schedules of JHVLICO in this prospectus, and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

 REGISTRATION STATEMENT

  JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

  This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                                     page of SAI

DISTRIBUTION ..............................................................    2
CALCULATION OF PERFORMANCE DATA ...........................................    2
OTHER PERFORMANCE INFORMATION .............................................    8
CALCULATION OF ANNUITY PAYMENTS ...........................................   10
ADDITIONAL INFORMATION ABOUT DETERMINING UNIT VALUES ......................   12
PURCHASES AND REDEMPTIONS OF FUND SHARES ..................................   13
THE ACCOUNT ...............................................................   13
DELAY OF CERTAIN PAYMENTS .................................................   13
LIABILITY FOR TELEPHONE TRANSFERS .........................................   13
VOTING PRIVILEGES .........................................................   14
FINANCIAL STATEMENTS ......................................................   15

                         CONDENSED FINANCIAL INFORMATION

                    JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

  The following table provides selected data for Patriot accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                         Year Ended    Year Ended    Year Ended    Year Ended
                                                                        December 31,  December 31,  December 31,  December 31,
                                                                            2001          2000          1999          1998
                                                                        ------------  ------------  ------------  ------------
EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 4) .........................................   $10.74        $11.97        $10.00             --
  End of period .......................................................    $9.33        $10.74        $11.97             --
Number of Accumulation Shares outstanding at end of period ............   84,207       115,506       110,398             --

GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 5) .........................................   $10.00            --            --             --
  End of period .......................................................    $7.36            --            --             --
Number of Accumulation Shares outstanding at end of period ............  225,112            --            --             --

LARGE CAP VALUE
Accumulation share value:
 Beginning of period (Note 4) .........................................   $11.38        $10.20        $10.00             --
  End of period .......................................................   $11.38        $11.38        $10.20             --
Number of Accumulation Shares outstanding at end of period ............   69,954        80,984       101,992             --

LARGE CAP GROWTH
Accumulation share value:
 Beginning of period (Note 4) .........................................    $9.98        $12.31        $10.00             --
  End of period .......................................................    $8.13         $9.98        $12.31             --
Number of Accumulation Shares outstanding at end of period ............   74,845        86,341        72,822             --

FUNDAMENTAL VALUE
Accumulation share value:
 Beginning of period (Note 5) .........................................   $10.00            --            --             --
  End of period .......................................................   $10.73            --            --             --
Number of Accumulation Shares outstanding at end of period ............   30,710            --            --             --

MULTI CAP GROWTH
Accumulation share value:
 Beginning of period (Note 4) .........................................   $13.85        $21.87        $10.00             --
  End of period .......................................................    $8.63        $13.85        $21.87             --
Number of Accumulation Shares outstanding at end of period ............  112,159       154,934       143,380

FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period (Note 5) .........................................   $10.00            --            --             --
  End of period .......................................................    $9.86            --            --             --
Number of Accumulation Shares outstanding at end of period ............   24,747            --            --             --

SMALL/MID CAP CORE
Accumulation share value:
 Beginning of period (Note 4) .........................................   $12.36        $11.96        $10.00             --
  End of period .......................................................   $12.27        $12.36        $11.96             --
Number of Accumulation Shares outstanding at end of period ............   19,421        16,718        12,272             --


                                                                          Year Ended        Year Ended
                                                                         December 31,      December 31,
                                                                             1997              1996
                                                                         ------------      ------------
EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --                --
  End of period ........................................................         --                --
Number of Accumulation Shares outstanding at end of period .............         --                --

GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 5) ..........................................         --                --
  End of period ........................................................         --                --
Number of Accumulation Shares outstanding at end of period .............         --                --

LARGE CAP VALUE
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --                --
  End of period ........................................................         --                --
Number of Accumulation Shares outstanding at end of period .............         --                --

LARGE CAP GROWTH
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --                --
  End of period ........................................................         --                --
Number of Accumulation Shares outstanding at end of period .............         --                --

FUNDAMENTAL VALUE
Accumulation share value:
 Beginning of period (Note 5) ..........................................         --                --
  End of period ........................................................         --                --
Number of Accumulation Shares outstanding at end of period .............         --                --

MULTI CAP GROWTH
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --                --
  End of period ........................................................         --                --
Number of Accumulation Shares outstanding at end of period .............

FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period (Note 5) ..........................................         --                --
  End of period ........................................................         --                --
Number of Accumulation Shares outstanding at end of period .............         --                --

SMALL/MID CAP CORE
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --                --
  End of period ........................................................         --                --
Number of Accumulation Shares outstanding at end of period .............         --                --

                                                                         Year Ended    Year Ended    Year Ended    Year Ended
                                                                        December 31,  December 31,  December 31,  December 31,
                                                                            2001          2000          1999          1998
                                                                        ------------  ------------  ------------  ------------
SMALL CAP EQUITY
Accumulation share value:
 Beginning of period (Note 4) ..........................................    $8.60         $9.56        $10.00             --
  End of period ........................................................    $8.17         $8.60         $9.56             --
Number of Accumulation Shares outstanding at end of period .............   12,245        16,236        14,326             --

SMALL CAP GROWTH
Accumulation share value:
 Beginning of period (Note 5) ..........................................   $10.00            --            --             --
  End of period ........................................................   $14.19            --            --             --
Number of Accumulation Shares outstanding at end of period .............   35,009            --            --             --

V.A. RELATIVE VALUE
Accumulation share value:
 Beginning of period (Note 3) ..........................................   $17.44        $18.55        $12.99         $10.00
  End of period ........................................................   $16.74        $17.44        $18.55         $12.99
Number of Accumulation Shares outstanding at end of period .............   82,075       103,522        97,821        281,068

V.A. SOVEREIGN INVESTORS
Accumulation share value:
 Beginning of period (Note 1) ..........................................   $15.93        $16.19        $15.79         $13.68
  End of period ........................................................   $14.86        $15.93        $16.19         $15.79
Number of Accumulation Shares outstanding at end of period .............   57,079        83,507        84,581      1,123,202

INTERNATIONAL EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 4) ..........................................   $10.27        $12.59        $10.00             --
  End of period ........................................................    $8.08        $10.27        $12.59             --
Number of Accumulation Shares outstanding at end of period .............   14,510        19,558        18,759             --

INTERNATIONAL OPPORTUNITIES Accumulation share value:
 Beginning of period (Note 4) ..........................................   $10.66        $12.91        $10.00             --
  End of period ........................................................    $8.33        $10.66        $12.91             --
Number of Accumulation Shares outstanding at end of period .............   48,242        50,459        21,856             --

EMERGING MARKETS EQUITY
Accumulation share value:
 Beginning of period (Note 4) ..........................................   $10.35        $17.48        $10.00             --
  End of period ........................................................    $9.85        $10.35        $17.48             --
Number of Accumulation Shares outstanding at end of period .............    7,313         7,636         8,609             --

REAL ESTATE EQUITY
Accumulation share value:
 Beginning of period (Note 4) ..........................................   $12.54         $9.60        $10.00             --
  End of period ........................................................   $13.10        $12.54         $9.60             --
Number of Accumulation Shares outstanding at end of period .............    2,869         2,599         2,363             --

V.A. FINANCIAL INDUSTRIES
Accumulation share value:
 Beginning of period (Note 2) ..........................................   $17.90        $14.25        $14.36         $13.39
  End of period ........................................................   $14.58        $17.90        $14.25         $14.36
Number of Accumulation Shares outstanding at end of period .............   44,296        59,272        59,300      1,826,652

                                                                          Year Ended       Year Ended
                                                                         December 31,     December 31,
                                                                             1997             1996
                                                                         ------------     ------------
SMALL CAP EQUITY
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --               --
  End of period ........................................................         --               --
Number of Accumulation Shares outstanding at end of period .............         --               --

SMALL CAP GROWTH
Accumulation share value:
 Beginning of period (Note 5) ..........................................         --               --
  End of period ........................................................         --               --
Number of Accumulation Shares outstanding at end of period .............         --               --

V.A. RELATIVE VALUE
Accumulation share value:
 Beginning of period (Note 3) ..........................................         --               --
  End of period ........................................................         --               --
Number of Accumulation Shares outstanding at end of period .............         --               --

V.A. SOVEREIGN INVESTORS
Accumulation share value:
 Beginning of period (Note 1) ..........................................     $10.78           $10.00
  End of period ........................................................     $13.68           $10.78
Number of Accumulation Shares outstanding at end of period .............    457,510            2,637

INTERNATIONAL EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --               --
  End of period ........................................................         --               --
Number of Accumulation Shares outstanding at end of period .............         --               --

INTERNATIONAL OPPORTUNITIES
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --               --
  End of period ........................................................         --               --
Number of Accumulation Shares outstanding at end of period .............         --               --

EMERGING MARKETS EQUITY
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --               --
  End of period ........................................................         --               --
Number of Accumulation Shares outstanding at end of period .............         --               --

REAL ESTATE EQUITY
Accumulation share value:
 Beginning of period (Note 4) ..........................................         --               --
  End of period ........................................................         --               --
Number of Accumulation Shares outstanding at end of period .............         --               --

V.A. FINANCIAL INDUSTRIES
Accumulation share value:
 Beginning of period (Note 2) ..........................................     $10.00               --
  End of period ........................................................     $13.39               --
Number of Accumulation Shares outstanding at end of period .............    645,730               --

                                                                         Year Ended    Year Ended    Year Ended    Year Ended
                                                                        December 31,  December 31,  December 31,  December 31,
                                                                            2001          2000          1999          1998
                                                                        ------------  ------------  ------------  ------------
MANAGED
Accumulation share value:
 Beginning of period (Note 4) ..........................................   $10.67        $10.80        $10.00             --
  End of period ........................................................   $10.24        $10.67        $10.80             --
Number of Accumulation Shares outstanding at end of period .............   20,975        26,890        25,357             --

GLOBAL BALANCED
Accumulation share value:
 Beginning of period (Note 4) ..........................................    $9.12        $10.16        $10.00             --
  End of period ........................................................    $8.42         $9.12        $10.16             --
Number of Accumulation Shares outstanding at end of period .............    4,508         5,357         6,608             --

SHORT-TERM BOND
Accumulation share value:
 Beginning of period (Note 4) ..........................................   $10.84        $10.17        $10.00             --
  End of period ........................................................   $11.57        $10.84        $10.17             --
Number of Accumulation Shares outstanding at end of period .............    6,019         6,207         5,058             --

ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 5) ..........................................   $10.00            --            --             --
  End of period ........................................................   $10.39            --            --             --
Number of Accumulation Shares outstanding at end of period .............   22,387            --            --             --

BOND INDEX
Accumulation share value:
 Beginning of period (Note 4) ..........................................   $10.64         $9.63        $10.00             --
  End of period ........................................................   $11.32        $10.64         $9.63             --
Number of Accumulation Shares outstanding at end of period .............   14,281        19,106        22,733             --

V.A.STRATEGIC INCOME
Accumulation share value:
 Beginning of period (Note 1) ..........................................   $12.64        $12.62        $12.19         $11.78
  End of period ........................................................   $13.05        $12.64        $12.62         $12.19
Number of Accumulation Shares outstanding at end of period .............   47,119        55,045        73,588        522,909

HIGH YIELD BOND
Accumulation share value:
 Beginning of period (Note 4) ..........................................    $9.11        $10.35        $10.00             --
  End of period ........................................................    $9.19         $9.11        $10.35             --
Number of Accumulation Shares outstanding at end of period .............    9,657        10,644        11,541             --

GLOBAL BOND
Accumulation share value:
 Beginning of period (Note 4) ..........................................   $10.68         $9.65        $10.00             --
  End of period ........................................................   $10.39        $10.68         $9.65             --
Number of Accumulation Shares outstanding at end of period .............    5,140         8,203         8,837             --

MONEY MARKET
Accumulation share value:
 Beginning of period (Note 5) ..........................................   $10.00            --            --             --
  End of period ........................................................   $10.12            --            --             --
Number of Accumulation Shares outstanding at end of period .............   53,661            --            --             --

                                                                                        Year Ended           Year Ended
                                                                                       December 31,         December 31,
                                                                                           1997                 1996
                                                                                       ------------         ------------
MANAGED
Accumulation share value:
 Beginning of period (Note 4) ..........................................                       --                   --
  End of period ........................................................                       --                   --
Number of Accumulation Shares outstanding at end of period .............                       --                   --

GLOBAL BALANCED
Accumulation share value:
 Beginning of period (Note 4) ..........................................                       --                   --
  End of period ........................................................                       --                   --
Number of Accumulation Shares outstanding at end of period .............                       --                   --

SHORT-TERM BOND
Accumulation share value:
 Beginning of period (Note 4) ..........................................                       --                   --
  End of period ........................................................                       --                   --
Number of Accumulation Shares outstanding at end of period .............                       --                   --

ACTIVE BOND
Accumulation share value:
 Beginning of period (Note 5) ..........................................                       --                   --
  End of period ........................................................                       --                   --
Number of Accumulation Shares outstanding at end of period .............                       --                   --

BOND INDEX
Accumulation share value:
 Beginning of period (Note 4) ..........................................                       --                   --
  End of period ........................................................                       --                   --
Number of Accumulation Shares outstanding at end of period .............                       --                   --

V.A.STRATEGIC INCOME
Accumulation share value:
 Beginning of period (Note 1) ..........................................                   $10.70               $10.00
  End of period ........................................................                   $11.78               $10.70
Number of Accumulation Shares outstanding at end of period .............                  144,638                  188

HIGH YIELD BOND Accumulation share value:
 Beginning of period (Note 4) ..........................................                      --                   --
  End of period ........................................................                      --                   --
Number of Accumulation Shares outstanding at end of period .............                      --                   --

GLOBAL BOND
Accumulation share value:
 Beginning of period (Note 4) ..........................................                      --                   --
  End of period ........................................................                      --                   --
Number of Accumulation Shares outstanding at end of period .............                      --                   --

MONEY MARKET
Accumulation share value:
 Beginning of period (Note 5) ..........................................                      --                   --
  End of period ........................................................                      --                   --
Number of Accumulation Shares outstanding at end of period .............                      --                   --


(1) Values shown for 1996 begin on August 29, 1996.
(2) Values shown for 1997 begin on April 30, 1997.
(3) Values shown for 1998 begin on the commencement of operations.
(4) Values shown for 1999 begin on May 3, 1999.
(5) Values shown for 2001 begin on November 15, 2001.

  The following table provides selected data for accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                  Year Ended    Year Ended    Year Ended    Year Ended   Year Ended
                                                                 December 31,  December 31,  December 31,  December 31, December 31,
                                                                     2001          2000          1999          1998         1997
                                                                 ------------  ------------  ------------  ------------ ------------
EQUITY INDEX
Accumulation share value:
 Beginning of period (Note 3) ....................................  $10.79        $12.00        $10.00            --           --
  End of period ..................................................   $9.41        $10.79        $12.00            --           --
Number of Accumulation Shares outstanding at end of period .......  79,909        79,917        61,962            --           --

GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 4) ....................................  $10.00            --            --            --           --
  End of period ..................................................  $12.97            --            --            --           --
Number of Accumulation Shares outstanding at end of period .......  17,169            --            --            --           --

LARGE CAP VALUE
Accumulation share value:
 Beginning of period (Note 3) ....................................  $11.44        $10.22        $10.00            --           --
  End of period ..................................................  $11.46        $11.44        $10.22            --           --
Number of Accumulation Shares outstanding at end of period .......  47,784        47,784        36,375            --           --

LARGE CAP GROWTH
Accumulation share value:
 Beginning of period (Note 3) ....................................  $10.03        $12.34        $10.00            --           --
  End of period ..................................................   $8.19        $10.03        $12.34            --           --
Number of Accumulation Shares outstanding at end of period .......  48,418        49,959        38,907            --           --

FUNDAMENTAL VALUE
Accumulation share value:
 Beginning of period (Note 4) ....................................  $10.00            --            --            --           --
  End of period ..................................................   $9.37            --            --            --           --
Number of Accumulation Shares outstanding at end of period .......  50,632            --            --            --           --

MULTI CAP GROWTH
Accumulation share value:
 Beginning of period (Note 3) ....................................  $13.92        $21.92        $10.00            --           --
  End of period ..................................................   $8.69        $13.92        $21.92            --           --
Number of Accumulation Shares outstanding at end of period .......  14,866        20,511        27,163            --           --

FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period (Note 4) ....................................  $10.00            --            --            --           --
  End of period ..................................................  $10.43            --            --            --           --
Number of Accumulation Shares outstanding at end of period .......   8,119            --            --            --           --

SMALL/MID CAP CORE
Accumulation share value:
 Beginning of period (Note 3) ....................................  $12.42        $11.99        $10.00            --           --
  End of period ..................................................  $12.36        $12.42        $11.99            --           --
Number of Accumulation Shares outstanding at end of period .......   6,506         6,516         5,870            --           --

SMALL CAP EQUITY
Accumulation share value:
 Beginning of period (Note 3) ....................................   $8.64         $9.58        $10.00            --           --
  End of period ..................................................   $8.23         $8.64         $9.58            --           --
Number of Accumulation Shares outstanding at end of period .......      --            --         1,452            --           --

SMALL CAP GROWTH
Accumulation share value:
 Beginning of period (Note 4) ....................................  $10.00            --            --            --           --
  End of period ..................................................  $16.57            --            --            --           --
Number of Accumulation Shares outstanding at end of period .......   2,702            --            --            --           --

V.A. RELATIVE VALUE
Accumulation share value:
 Beginning of period (Note 2) ....................................  $17.57        $18.64        $13.06        $10.00           --
  End of period ..................................................  $16.91        $17.57        $18.64        $13.06           --
Number of Accumulation Shares outstanding at end of period .......  14,378        17,719        17,022        60,054           --

                                                                 Year Ended    Year Ended    Year Ended    Year Ended   Year Ended
                                                                December 31,  December 31,  December 31,  December 31, December 31,
                                                                    2001          2000          1999          1998         1997
                                                                ------------  ------------  ------------  ------------ ------------
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
  Beginning of period ...........................................  $16.11        $16.33        $15.88        $13.72       $10.00
  End of period .................................................  $15.06        $16.11        $16.33        $15.88       $13.72
 Number of Accumulation Shares outstanding at end of period .....  11,147        12,125        12,092       202,960       80,430

INTERNATIONAL EQUITY INDEX
 Accumulation share value:
  Beginning of period (Note 3) ..................................  $10.32        $12.62        $10.00            --           --
  End of period .................................................  $ 8.14        $10.32        $12.62            --           --
 Number of Accumulation Shares outstanding at end of period .....   8,123         8,148            --            --           --

INTERNATIONAL OPPORTUNITIES
 Accumulation share value:
  Beginning of period (Note 3) ..................................  $10.72        $12.94        $10.00            --           --
  End of period .................................................  $ 8.39        $10.72        $12.94            --           --
 Number of Accumulation Shares outstanding at end of period .....   7,494         7,506         5,408            --           --

EMERGING MARKETS EQUITY
 Accumulation share value:
  Beginning of period (Note 3) ..................................  $10.40        $17.52        $10.00            --           --
  End of period .................................................  $ 9.93        $10.40        $17.52            --           --
 Number of Accumulation Shares outstanding at end of period .....      --            --            --            --           --

REAL ESTATE EQUITY
 Accumulation share value:
  Beginning of period (Note 3) ..................................  $12.61        $ 9.63        $10.00            --           --
  End of period .................................................  $13.20         12.61        $ 9.63            --           --
 Number of Accumulation Shares outstanding at end of period .....  11,726        11,730        11,845            --           --

V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
  Beginning of period (Note 1) ..................................  $18.06        $14.35        $14.42        $13.41       $10.00
  End of period .................................................  $14.75        $18.06        $14.35        $14.42       $13.41
 Number of Accumulation Shares outstanding at end of period .....  15,026        13,558        17,470       149,851       73,106

MANAGED
 Accumulation share value:
  Beginning of period (Note 3) ..................................  $10.72        $10.83        $10.00            --           --
  End of period .................................................  $10.32        $10.72        $10.83            --           --
 Number of Accumulation Shares outstanding at end of period .....      --            --            --            --           --

GLOBAL BALANCED
 Accumulation share value:
  Beginning of period (Note 3) ..................................  $ 9.16        $10.18        $10.00            --           --
  End of period .................................................  $ 8.49        $ 9.16        $10.18            --           --
 Number of Accumulation Shares outstanding at end of period .....      --            --            --            --           --

HORT-TERM BOND
 Accumulation share value:
  Beginning of period (Note 3) ..................................  $10.89        $10.19        $10.00            --           --
  End of period .................................................  $11.66        $10.89        $10.19            --           --
 Number of Accumulation Shares outstanding at end of period .....      --            --         4,987            --           --

ACTIVE BOND
 Accumulation share value:
  Beginning of period  (Note 4) .................................  $10.00            --            --            --           --
  End of period .................................................  $13.20            --            --            --           --
 Number of Accumulation Shares outstanding at end of period .....  12,777            --            --            --           --

BOND INDEX
 Accumulation share value:
  Beginning of period (Note 3) ..................................  $10.66        $ 9.66        $10.00            --           --
  End of period .................................................  $11.41        $10.66        $ 9.66            --           --
 Number of Accumulation Shares outstanding at end of period .....   9,826         9,826         9,826            --           --

                                                                Year Ended    Year Ended    Year Ended    Year Ended   Year Ended
                                                               December 31,  December 31,  December 31,  December 31, December 31,
                                                                   2001          2000          1999          1998         1997
                                                               ------------  ------------  ------------  ------------ -----------
V.A. STRATEGIC INCOME
Accumulation share value:
 Beginning of period ...........................................  $12.78        $12.73        $12.26        $11.82       $10.00
  End of period ................................................  $13.23        $12.78        $12.73        $12.26       $11.82
Number of Accumulation Shares outstanding at end of period .....   1,847            --            --        51,125       17,907

HIGH YIELD BOND
Accumulation share value:
 Beginning of period (Note 3) ..................................  $ 9.16        $10.38        $10.00            --           --
  End of period ................................................  $ 9.26        $ 9.16        $10.38            --           --
 Number of Accumulation Shares outstanding at end of period ....   2,470         2,473         2,423            --           --

GLOBAL BOND
Accumulation share value:
 Beginning of period (Note 3) ..................................  $10.73        $ 9.68        $10.00            --           --
  End of period ................................................  $10.47        $10.73        $ 9.68            --           --
Number of Accumulation Shares outstanding at end of period ....       --            --            --            --           --

MONEY MARKET
Accumulation share value:
 Beginning of period  (Note 4) .................................  $10.00            --            --            --           --
  End of period ................................................  $12.11            --            --            --           --
Number of Accumulation Shares outstanding at end of period .....  92,991            --            --            --           --


  (1) Values shown for 1997 begin on April 30, 1997.
  (2) Values shown for 1998 begin on the commencement of operations.
  (3) Values shown for 1999 begin on May 3, 1999.
  (4) Values shown for 2001 begin on November 15, 2001.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors

John Hancock Variable Life Insurance Company

     We have audited the accompanying consolidated balance sheets of John Hancock Variable Life Insurance Company as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholder's equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedules. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivatives.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 21, 2002

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                           CONSOLIDATED BALANCE SHEETS


                                                           DECEMBER 31
                                                         2001          2000
                                                      ------------  -----------
                                                          (IN MILLIONS)
ASSETS Investments--Notes 3 and 4
Fixed maturities:
 Held-to-maturity--at amortized cost
  (fair value: 2001--$82.1; 2000--$686.8) ..........      $    83.7   $   715.4
 Available-for-sale--at fair value
  (cost: 2001--$2,391.9; 2000--$1,018.8) ...........        2,412.5     1,011.8
Equity securities:
 Available-for-sale--at fair value
  (cost: 2001--$12.1; 2000--$7.1) ..................           13.1         8.1
Mortgage loans on real estate ......................          580.9       554.8
Real estate ........................................           20.6        23.9
Policy loans .......................................          352.0       334.2
Short-term investments .............................             --        21.7
Other invested assets ..............................           39.6        34.8
                                                          ---------   ---------
  Total Investments ................................        3,502.4     2,704.7


Cash and cash equivalent ...........................          115.4       277.3
Accrued investment income ..........................           60.8        52.1
Premiums and accounts receivable ...................           12.5         7.0
Deferred policy acquisition costs ..................        1,060.8       994.1
Reinsurance recoverable--Note 6 ....................          110.4        48.4
Other assets .......................................          121.8        28.2
Separate accounts assets ...........................        6,729.1     8,082.9
                                                          ---------   ---------
  Total Assets .....................................      $11,713.2   $12,194.7
                                                          =========   =========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                             DECEMBER 31
                                                          2001         2000
                                                        ---------   ---------
                                                            (IN MILLIONS)
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Future policy benefits ...........................      $ 3,335.4   $ 2,754.2
Policyholders' funds .............................            3.0        14.2
Unearned revenue .................................          221.0       212.0
Unpaid claims and claim expense reserves .........           25.0        11.1
Dividends payable to policyholders ...............            0.3         0.1
Income taxes--Note 5 .............................          191.1        64.2
Other liabilities ................................          242.7       250.4
Separate accounts liabilities ....................        6,729.1     8,082.9
                                                        ---------   ---------
  Total Liabilities ..............................       10,747.6    11,389.1
Shareholder's Equity--Note 8
Common stock, $50 par value; 50,000 shares
 authorized; 50,000 shares issued and
 outstanding .....................................            2.5         2.5
Additional paid in capital .......................          572.4       572.4
Retained earnings ................................          377.8       232.9
Accumulated other comprehensive loss .............           12.9        (2.2)
                                                        ---------   ---------
  Total Shareholder's Equity .....................          965.6       805.6
                                                        ---------   ---------
  Total Liabilities and Shareholder's Equity .....      $11,713.2   $12,194.7
                                                        =========   =========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENTS OF INCOME


                                                      YEAR ENDED DECEMBER 31
                                                     2001     2000      1999
                                                    -------  -------  ---------
                                                         (IN MILLIONS)
REVENUES
Premiums ............................................ $ 60.1   $ 28.6    $  8.9
Universal life and investment-type product charges ..  365.4    337.1     341.5
Net investment income--Note 3 .......................  227.0    213.4     174.6
Net realized investment and other gains (losses),
 net of related amortization of deferred policy
 acquisition costs of $(1.5), $(3.8) and $(0.5),
 respectively--Notes 1, 3, and 9 ....................   (9.0)   (10.6)     (4.8)
Other revenue .......................................   24.0      0.2       0.2
                                                      ------   ------    ------
Total revenues ......................................  667.5    568.7     520.4
BENEFITS AND EXPENSES
Benefits to policyholders ...........................  294.1    248.6     260.5
Other operating costs and expenses ..................   76.2    116.8     117.5
Amortization of deferred policy acquisition
 costs, excluding amounts related to net realized
 investment and other gains (losses) of $(1.5),
 $(3.8) and $(0.5), respectively
 --Notes 1, 3 and 9 .................................   67.1     34.0      13.1
Dividends to policyholders ..........................   21.4     26.1      25.7
                                                      ------   ------    ------
Total benefits and expenses .........................  458.8    425.5     416.8
                                                      ------   ------    ------
Income before income taxes and cumulative effect
 of accounting change ...............................  208.7    143.2     103.6
Income taxes--Note 5 ................................   62.2     43.8      35.2
                                                      ------   ------    ------
Income before cumulative effect of accounting
 change .............................................  146.5     99.4      68.4
Cumulative effect of accounting change,
net of tax ..........................................   (1.6)      --        --
                                                      ------   ------    ------
Net income .......................................... $144.9   $ 99.4    $ 68.4
                                                      ======   ======    ======


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                            AND COMPREHENSIVE INCOME


                                                                          ACCUMULATED
                                                   ADDITIONAL                OTHER         TOTAL        OUTSTANDING
                                           COMMON   PAID IN    RETAINED  COMPREHENSIVE  SHAREHOLDER'S    SHARES (IN
                                           STOCK    CAPITAL    EARNINGS     INCOME         EQUITY        THOUSANDS)
                                           ------  ----------  --------  -------------  -------------  -------------
                                                                     (IN MILLIONS)
BALANCE AT JANUARY 1, 1999 ............     $2.5     $377.5     $ 65.1      $ 12.3          $457.4          50.0
Comprehensive income:
Net income ............................                           68.4                        68.4
Other comprehensive income, net of tax:
 Net unrealized losses ................                                      (25.7)          (25.7)
                                                                                            ------
Comprehensive income ..................                                                       42.7
Capital contribution ..................               194.9                                  194.9
                                            ----     ------     ------      ------          ------          ----
BALANCE AT DECEMBER 31, 1999 ..........     $2.5     $572.4     $133.5      $(13.4)         $695.0          50.0
                                            ====     ======     ======      ======          ======          ====
Comprehensive income:
 Net income ...........................                           99.4                        99.4
Other comprehensive income, net of tax:
 Net unrealized gains .................                                       11.2            11.2
                                                                                            ------
Comprehensive income ..................                                                      110.6
                                            ----     ------     ------      ------          ------          ----
BALANCE AT DECEMBER 31, 2000 ..........     $2.5     $572.4     $232.9      $ (2.2)         $805.6          50.0
                                            ====     ======     ======      ======          ======          ====
Comprehensive income:
 Net income ...........................                          144.9                       144.9
Other comprehensive income, net of tax:
 Net unrealized gains .................                                        7.9             7.9
                                                                                            ------
Comprehensive income ..................                                                      152.8
Change in accounting principle ........                                        7.2             7.2
                                            ----     ------     ------      ------          ------          ----
BALANCE AT DECEMBER 31, 2001 ..........     $2.5     $572.4     $377.8      $ 12.9          $965.6          50.0
                                            ====     ======     ======      ======          ======          ====

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED DECEMBER 31
                                                  2001        2000       1999
                                                ---------   -------    -------
                                                        (IN MILLIONS)
Cash flows from operating activities:
 Net income ..................................  $   144.9   $  99.4    $  68.4
  Adjustments to reconcile net income to net
   cash provided (used) by operating
   activities:
    Amortization of discount - fixed
     maturities ..............................       (0.4)     (1.9)       1.2
    Realized investment losses, net ..........        9.0      10.6        4.8
    Change in deferred policy acquisition
     costs ...................................      (74.1)   (141.5)    (126.5)
    Depreciation and amortization ............        0.3       1.9        0.6
    Increase in accrued investment income ....       (8.6)    (10.2)      (3.5)
    Decrease (increase) in premiums and
     accounts receivable .....................       (5.5)      0.3       (2.4)
    (Increase) decrease in other assets and
     other liabilities, net ..................     (159.2)     70.7      (58.2)
    Increase (decrease) in policy liabilities
     and accruals, net .......................      289.1    (401.1)    (377.6)
    Increase in income taxes .................      118.7      22.5       33.8
                                                ---------   -------    -------
    Net cash provided (used) by operating
     activities ..............................      314.2    (349.3)    (459.4)
Cash flows from investing activities:
 Sales of:
  Fixed maturities available-for-sale ........      184.6     194.6      204.3
  Equity securities available-for-sale .......        6.0       1.0        0.6
  Real estate ................................        3.3       0.2       17.9
  Short-term investments and other invested
   assets ....................................         --       1.3        1.5
 Maturities, prepayments and scheduled
  redemptions of:
  Fixed maturities held-to-maturity ..........        4.5      79.9       75.8
  Fixed maturities available-for-sale ........      180.4      91.5       53.6
  Short-term investments and other invested
   assets ....................................       46.5      10.1         --
  Mortgage loans on real estate ..............       66.4      85.6       35.8
 Purchases of:
  Fixed maturities held-to-maturity ..........       (5.1)   (127.2)     (98.8)
  Fixed maturities available-for-sale ........   (1,112.3)   (424.7)    (250.9)
  Equity securities available-for-sale .......       (6.1)     (0.6)      (4.0)
  Real estate ................................       (0.6)     (0.4)      (2.2)
  Short-term investments and other invested
   assets ....................................      (39.6)    (38.8)     (14.6)
  Mortgage loans on real estate issued .......      (85.0)   (100.5)     (90.3)
  Other, net .................................      (25.6)    (41.5)     (30.6)
                                                ---------   -------    -------
   Net cash used in investing activities .....     (782.6)   (269.5)    (101.9)


The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                  YEAR ENDED DECEMBER 31
                                              2001         2000          1999
                                            --------     --------      --------
                                                       (IN MILLIONS)
Cash flows from financing activities:
 Capital contribution from parent
  company ...............................         --           --      $  194.9
 Universal life and investment-type
  contract deposits .....................   $1,220.7     $1,067.2       1,026.3
 Universal life and investment-type
  contract maturities and withdrawals ...     (914.2)      (430.7)       (380.7)
 Repayment of long term debt ............         --           --         (61.9)
                                            --------     --------      --------
 Net cash provided by financing
  activities ............................      306.5        636.5         778.6
                                            --------     --------      --------
 Net (decrease) increase in cash and
  cash equivalents ......................     (161.9)        17.7         217.3
Cash and cash equivalents at beginning
 of year ................................      277.3        259.6          42.3
                                            --------     --------      --------
Cash and cash equivalents at
 end of year ............................   $  115.4     $  277.3      $  259.6
                                            ========     ========      ========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

  John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and fixed and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

 Basis of Presentation

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

  Partnerships, joint venture interests and other equity investments in which the Company does not have a controlling interest, but has significant influence, are recorded using the equity method of accounting and included in other invested assets.

  Certain prior year amounts have been reclassified to conform to the current year presentation.

 Reorganization and Initial Public Offering

  Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102.0 million shares of common stock were issued at an initial public offering price of $17 per share.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Investments

  The Company classifies its debt and equity investment securities into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Those bonds and mortgage-backed securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary, and such adjustments are reported as a component of net realized investment and other gains (losses).

  For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date plus anticipated future payments, and any resulting adjustment is included in net investment income.

  Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity, as described above for fixed maturity securities. Impairments in value deemed to be other than temporary are reported as a component of net realized investment and other gains (losses).

  Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of net realized investment and other gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

  Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of net realized investment and other gains (losses).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of net realized investment and other gains (losses). The Company does not depreciate real estate to be disposed of.

  Policy loans are carried at unpaid principal balances, which approximate fair value.

  Short-term investments are carried at amortized cost, which approximates fair value.

  Net realized investment and other gains (losses), other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

 Derivative Financial Instruments

  The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities. All derivatives instruments are carried on the consolidated balance sheets at fair value.

  In certain cases, the Company uses hedge accounting as allowed by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," by designating derivative instruments as either fair value hedges or cash flow hedges. For derivative instruments that are designated and qualify as fair value hedges, the change in fair value of the derivative instrument as well as the offsetting change in fair value of the hedged item are recorded in net realized investment and other gains (losses). Basis adjustments are amortized into income through net realized investment and other gains (losses). For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the change in fair value of the derivative instrument is recorded in other comprehensive income, and then reclassified into income when the hedged item affects income. Hedge effectiveness is assessed quarterly by a variety of techniques including regression analysis and cumulative dollar offset. In certain cases, there is no hedge ineffectiveness because the derivative instrument was constructed such that all the terms of the derivative exactly match the hedged risk in the hedged item. If a hedge becomes ineffective, the hedge accounting described above ceases.

  In cases where the Company receives or pays a premium as consideration for entering into a derivative instrument (i.e., interest rate caps and floors, swaptions, and equity collars), the premium is amortized into investment income over the useful life of the derivative instrument. The fair value of such premiums (i.e., the inherent ineffectiveness of the derivative) is excluded from the assessment of hedge effectiveness and is included in net realized investment and other gains (losses). Changes in fair value of derivatives that are not hedges are included in net realized investment and other gains (losses).

 Cash and Cash Equivalents

  Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Deferred Policy Acquisition Costs

  Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization of deferred policy acquisition costs was $68.6 million, $37.8 million and $13.6 million in 2001, 2000 and 1999, respectively.

  Amortization of deferred policy acquisition costs is allocated to: (1) net realized investment and other gains (losses) for those products in which such gains (losses) have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and (3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

  Net realized investment and other gains (losses) related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from net realized investment and other gains and (losses), management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

 Reinsurance

  The Company utilizes reinsurance agreements to provide for greater diversification of business, allowing management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

  Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statements of income reflect premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company remains liable to its policyholders to the extent that counterparties to reinsurance ceded contracts do not meet their contractual obligations.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Separate Accounts

  Separate account assets and liabilities reported in the accompanying consolidated balance sheets represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Net investment income and net realized investment and other gains (losses) generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each separate account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and net realized investment and other gains (losses) of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

 Future Policy Benefits and Policyholders' Funds

  Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

  For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities, and from 3.5% to 10.3% for individual annuity liabilities.

  Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

  Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

  Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Participating Insurance

  Participating business represents approximately 7.6% and 16.3% of the Company's life insurance in-force at December 31, 2001 and 2000, respectively.

  The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and is also based on management's judgment as to the appropriate level of statutory surplus to be retained by the Company.

 Revenue Recognition

  Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

  Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

  Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

 Federal Income Taxes

  The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

 Foreign Currency Translation

  Gains or losses on foreign currency transactions are reflected in earnings.

 Cumulative Effect of Accounting Changes

  On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". The adoption of SFAS No. 133, as amended, resulted in a charge to operations accounted for as a cumulative effect of accounting change of $1.6 million (net of tax of $0.4 million) as of January 1, 2001. In addition, as of January 1, 2001, a $7.2 million (net of tax of $3.9 million) cumulative effect of accounting change was recorded in other comprehensive income including (1) the transition adjustment in the adoption of SFAS 133, as amended, an increase of $0.8 million (net of tax of $0.4 million), and (2) the reclassification of $603.1 million in securities from the held-to-maturity category to the available-for-sale category, an increase of $6.4 million (net of tax of $3.4 million).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Recent Accounting Pronouncements

  In September 2001, the FASB's Emerging Issues Task Force reached a consensus on Issue 01-10, "Accounting for the Impact of the Terrorist Attacks of September 11, 2001." Issue 01-10 presents guidance relative to accounting for and financial reporting of the events of September 11, 2001 (the Events), including both how and when to measure, record and report losses and any resulting liabilities which are directly attributable to the Events. Based on a comprehensive review of the Company's operations, the Company believes that the Events had no material financial impact on the Company's results of operations or financial position.

  In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under a single method, the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 also clarifies the criteria to recognize intangible assets separately from goodwill, and prohibits the amortization of goodwill relating to acquisitions completed after July 1, 2001. SFAS No. 141 is effective for business combinations initiated after June 30, 2001.The adoption of SFAS No. 141 did not have a material effect on the Company's results of operations or financial position.

  In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and other intangible assets deemed to have indefinite lives no longer be amortized to earnings, but instead be reviewed at least annually for impairment. Intangible assets with definite lives will continue to be amortized over their useful lives. SFAS No. 142 will be effective January 1, 2002. The Company has no goodwill, or other purchased intangibles subject to SFAS No. 142 and, therefore, the Company does not expect the impact of SFAS No. 142 to have any impact on its results of operations or financial position.

  In January, 2001, the FASB's Emerging Issues Task Force (EITF) reached a consensus on Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". Issue 99-20 requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and specifies evaluation methods with which to evaluate these securities for an other-than-temporary decline in value. The adoption of EITF 99-20 did not have a material financial impact on the Company's results of operations or financial position.

  In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 provides new accounting and reporting standards which are based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, the Company recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of SFAS No. 140 did not have a material impact on the Company's results of operations or financial position.

  In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operations or financial position.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Codification

  In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company and its domestic life insurance subsidiary uses to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification is reported as an adjustment to surplus in the statutory-basis financial statements as of January 1, 2001. The implementation of Codification increased the Company's statutory-basis capital and surplus and, the Company remains in compliance with all regulatory and contractual obligations.

NOTE 2. RELATED PARTY TRANSACTIONS

  John Hancock provides the Company with personnel, property, and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee (the parent company service fee) for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in the Company's operations. The parent company service fee is included in deferred acquisition costs on the Company's balance sheets, net investment income and other operating costs and expenses within the Company's income statements. John Hancock charged the Company a service fee of $159.9 million, $170.6 million and $199.3 million for the year ended December 31, 2001, 2000 and 1999, respectively. As of December 31, 2001 and 2000, respectively, the Company owed John Hancock $17.9 million and $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

  In 2001 the Company sold $200 million of corporate owned life insurance (COLI) to its Parent to provide insurance coverage on key management employees of the Parent. The death benefit on this COLI product would cover the cost of replacing these employees, including recruiting, training, and development.

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2001 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred to the Company $11.8 million, $24.2 million, and $44.5 million of cash for tax, commission, and expense allowances. This agreement decreased the Company's net gain from operations by $1.7 million and $0.9 million in 2001 and 2000, respectively, and increased the Company's net gain from operations by $20.6 million in 1999.

  The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $107.5 million and $102.2 million as of December 31, 2001 and 2000, respectively. This agreement had no impact on the Company's net gain from operations.

  Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.4 million, $1.0 million and $0.8 million from the Company in 2001, 2000 and 1999, respectively. This agreement decreased the Company's net gain from operations by $0.8 million, $1.1 million and $0.5 million in 2001, 2000 and 1999, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 2. RELATED PARTY TRANSACTIONS (CONTINUED)

  At December 31, 2001, the Company had a $250.0 million line of credit with an affiliate, John Hancock Financial Services, Inc. At December 31, 2000, the Company had a $250.0 million line of credit with affiliate, John Hancock Capital Corp. At December 31, 2001 and 2000, the Company had no outstanding borrowings under these agreements.

  John Hancock allocates a portion of the expenses related to its employee welfare plans to the Company. The amounts allocated to the Company were credits of $10.4 million, $16.0 million and $17.5 million in 2001, 2000 and 1999, respectively. The pension plan prepaid expense allocated to the Company amounted to $64.3 million and $55.6 million in 2001 and 2000, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions."

NOTE 3. INVESTMENTS

  The following information summarizes the components of net investment income and net realized investment and other gains (losses), net:


                                                 YEAR ENDED DECEMBER 31,
                                               2001        2000         1999
                                              -------  -------------  ---------
                                                       (IN MILLIONS)
NET INVESTMENT INCOME
  Fixed maturities .......................... $160.1      $138.5       $127.1
  Equity securities .........................    0.3         0.2           --
  Mortgage loans on real estate .............   42.3        44.3         39.7
  Real estate ...............................    2.3         4.1          3.6
  Policy loans ..............................   21.1        17.1         13.7
  Short-term investments ....................    6.3        19.4          4.5
  Other .....................................    3.3         1.1         (2.0)
                                              ------      ------       ------
  Gross investment income ...................  235.7       224.7        186.6
   Less investment expenses .................    8.7        11.3         12.0
                                              ------      ------       ------
    Net investment income ................... $227.0      $213.4       $174.6
                                              ======      ======       ======
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES), NET OF RELATED AMORTIZATION OF
   DEFERRED POLICY ACQUISITION COSTS
  Fixed maturities .......................... $(25.1)     $(16.0)      $ (5.9)
  Equity securities .........................    3.8         0.8           --
  Mortgage loans on real estate and real
   estate ...................................   (1.2)       (2.3)         0.9
  Derivatives and other invested assets .....   12.0         3.1         (0.3)
  Amortization adjustment for deferred
   policy acquisition costs .................    1.5         3.8          0.5
                                              ------      ------       ------
  Net realized investment and other losses,
   net of related amortization of deferred
    policy acquisition costs ................ $ (9.0)     $(10.6)      $ (4.8)
                                              ======      ======       ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 3. INVESTMENTS (CONTINUED)

  Gross gains of $6.5 million, $1.5 million, and $0.5 million and gross losses of $3.3 million, $6.0 million, and $5.3 million in 2001, 2000 and 1999, respectively, were realized on the sale of available-for-sale securities.

  The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:


                                             GROSS       GROSS
                                AMORTIZED  UNREALIZED  UNREALIZED
                                  COST       GAINS       LOSSES     FAIR VALUE
                                ---------  ----------  ----------  ------------
                                                (IN MILLIONS)
DECEMBER 31, 2001
HELD-TO-MATURITY:
Corporate securities .......... $   65.0     $  --       $ 0.8       $   64.2
Mortgage-backed securities ....     18.7       0.2         1.0           17.9
                                --------     -----       -----       --------
 Total ........................ $   83.7     $ 0.2       $ 1.8       $   82.1
                                ========     =====       =====       ========
AVAILABLE-FOR-SALE:
Corporate securities .......... $1,867.5     $67.5       $44.2       $1,890.8
Mortgage-backed securities ....    296.7       6.3         4.7          298.3
Obligations of states and
 political subdivisions .......      0.9        --          --            0.9
Debt securities issued by
 foreign governments ..........      7.2       0.5          --            7.7
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies ....    219.6       1.1         5.9          214.8
                                --------     -----       -----       --------
Total fixed maturities ........  2,391.9      75.4        54.8        2,412.5
Equity securities .............     12.1       1.5         0.5           13.1
                                --------     -----       -----       --------
 Total ........................ $2,404.0     $76.9       $55.3       $2,425.6
                                ========     =====       =====       ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:

                                               GROSS       GROSS
                                  AMORTIZED  UNREALIZED  UNREALIZED     FAIR
                                    COST       GAINS       LOSSES      VALUE
                                  ---------  ----------  ----------  ----------
                                                 (IN MILLIONS)
DECEMBER 31, 2000
HELD-TO-MATURITY:
Corporate securities ............ $  684.2     $23.4       $51.0      $  656.6
Mortgage-backed securities ......     29.3       0.2         1.2          28.3
Obligations of states and
 political subdivisions .........      1.9        --          --           1.9
                                  --------     -----       -----      --------
Total ........................... $  715.4     $23.6       $52.2      $  686.8
                                  ========     =====       =====      ========
AVAILABLE-FOR-SALE:
Corporate securities ............ $  751.6     $20.6       $27.8      $  744.4
Mortgage-backed securities ......    239.1       3.6         3.7         239.0
Obligations of states and
  political subdivisions ........      0.9        --          --           0.9
Debt securities issued by foreign
  governments ...................     11.1       0.3         0.6          10.8
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies .....     16.1       0.7         0.1          16.7
                                  --------     -----       -----      --------
Total fixed maturities ..........  1,018.8      25.2        32.2       1,011.8
Equity securities ...............      7.1       2.8         1.8           8.1
                                  --------     -----       -----      --------
   Total ........................ $1,025.9     $28.0       $34.0      $1,019.9
                                  ========     =====       =====      ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 3. INVESTMENTS  (CONTINUED)

  The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:

                                                          AMORTIZED     FAIR
                                                            COST       VALUE

                                                             (IN MILLIONS)
                                                          -------------------
HELD-TO-MATURITY:
Due in one year or less ................................  $     --    $     --
Due after one year through five years ..................       3.0         3.0
Due after five years through ten years .................       8.6         8.6
Due after ten years ....................................      53.4        52.6
                                                          --------    --------
                                                              65.0        64.2
Mortgage-backed securities .............................      18.7        17.9
                                                          --------    --------
Total ..................................................  $   83.7    $   82.1
                                                          ========    ========
AVAILABLE-FOR-SALE:
Due in one year or less ................................  $   97.5    $   99.5
Due after one year through five years ..................     772.0       794.2
Due after five years through ten years .................     935.2       929.4
Due after ten years ....................................     290.5       291.1
                                                          --------    --------
                                                           2,095.2     2,114.2
Mortgage-backed securities .............................     296.7       298.3
                                                          --------    --------
Total ..................................................  $2,391.9    $2,412.5
                                                          ========    ========


  Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

  The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2001 and 2000, $300.0 million and $1.4 million, respectively, of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

  Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 3. INVESTMENTS  (CONTINUED)

  Changes in the allowance for probable losses on mortgage loans on real estate and real estate to be disposed of are summarized below.


                                BALANCE AT                          BALANCE AT
                                BEGINNING                             END OF
                                 OF YEAR    ADDITIONS  DEDUCTIONS      YEAR
                                ----------  ---------  ----------  ------------
                                                (IN MILLIONS)
Year ended December 31, 2001
 Mortgage loans on real estate ... $5.0       $1.7        $1.2         $5.5
 Real estate to be disposed of ...  0.7        0.1          --          0.8
                                   ----       ----        ----         ----
 Total ........................... $5.7       $1.8        $1.2         $6.3
                                   ====       ====        ====         ====
Year ended December 31, 2000
 Mortgage loans on real estate ... $3.8       $1.2        $ --         $5.0
 Real estate to be disposed of ...   --        0.7          --          0.7
                                   ----       ----        ----         ----
 Total ........................... $3.8       $1.9        $ --         $5.7
                                   ====       ====        ====         ====
Year ended December 31, 1999
 Mortgage loans on real estate ... $3.7       $0.4        $0.3         $3.8
 Real estate to be disposed of ...  0.7         --         0.7           --
                                   ----       ----        ----         ----
 Total ........................... $4.4       $0.4        $1.0         $3.8
                                   ====       ====        ====         ====


At December 31, 2001 and 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:


                                                                DECEMBER 31
                                                               2001     2000
                                                               ------  --------
                                                               (IN MILLIONS)
Impaired mortgage loans on real estate with provision for
 losses ...................................................... $ 2.4    $ 4.2
Provision for losses .........................................  (1.2)    (1.2)
                                                               -----    -----
Net impaired mortgage loans on real estate ................... $ 1.2    $ 3.0
                                                               =====    =====


  The average investment in impaired loans and the interest income recognized on impaired loans were as follows:


                                                     YEAR ENDED DECEMBER 31
                                                     2001     2000      1999
                                                    -------  -------  ---------
                                                          (IN MILLIONS)
Average recorded investment in impaired loans ...... $3.3     $2.1       $--
Interest income recognized on impaired loans .......  0.5      0.3        --

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 3. INVESTMENTS (CONTINUED)

     The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

     There were no restructured commercial mortgage loans at December 31, 2001. Such loans aggregated $3.4 million as of December 31, 2000. The expected gross interest income that would have been recorded in 2000 had the loans been current in accordance with the original loan agreements was $0.34 million, and the actual interest income recorded was $0.27 million.

     At December 31, 2001, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:


                          CARRYING           GEOGRAPHIC            CARRYING
    PROPERTY TYPE          AMOUNT           CONCENTRATION           AMOUNT
----------------------  -------------  -----------------------  ---------------
                        (IN MILLIONS)                            (IN MILLIONS)
Apartments ............... $115.1      East North Central ........  $ 63.6
Hotels ...................   24.8      East South Central ........    25.8
Industrial ...............   72.1      Middle Atlantic ...........    50.6
Office buildings .........  146.4      Mountain ..................    35.5
Retail ...................   35.5      New England ...............    55.1
Mixed Use ................    5.0      Pacific ...................   111.3
Agricultural .............  168.9      South Atlantic ............   152.9
Other ....................   18.6      West North Central ........    20.6
                                       West South Central ........    67.7
                                       Canada/Other ..............     3.3
Allowance for losses .....   (5.5)     Allowance for losses ......    (5.5)
                           ------                                   ------
Total .................... $580.9      Total .....................  $580.9
                           ======                                   ======

     Bonds with amortized cost of $24.7 million were non-income producing for year ended December 31, 2001.

     Depreciation expense on investment real estate was $0.3 million in 2001 and $0.6 million in 2000 and 1999. Accumulated depreciation was $2.8 million, and $2.5 million at December 31, 2001, and 2000, respectively.

NOTE 4.  DERIVATIVES AND HEDGING INSTRUMENTS

     The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities.

     The fair value of derivative instruments classified as assets at December 31, 2001 was $16.7 million, and appears on the consolidated balance sheet in other assets. The fair value of derivative instruments classified as liabilities at December 31, 2001 was $12.0 million and appears on the consolidated balance sheet in other liabilities.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Fair Value Hedges

     The Company uses interest rate futures contracts and interest rate swap agreements as part of its overall strategies of managing the duration of assets and liabilities or the average life of certain asset portfolios to specified targets. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal). The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income.

     The Company uses equity collar agreements to reduce its equity market exposure with respect to certain common stock investments that the Company holds. A collar consists of a written call option that limits the Company's potential for gain from appreciation in the stock price as well as a purchased put option that limits the Company's potential for loss from a decline in the stock price.

     Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates. The net differential to be paid or received on currency rate swap agreements is accrued and recognized as a component of net investment income.

     At December 31, 2001, the Company recognized net losses of $3.0 million, related to the ineffective portion of its fair value hedges, and a net gain of $0.1 million, related to the portion of the hedging instruments that were excluded from the assessment of hedge effectiveness. Both of these amounts are recorded in net realized investment and other gains and losses. At December 31, 2001, all of the Company's hedged firm commitments qualified as fair value hedges.

 Cash Flow Hedges

     The Company used interest rate cap and floor agreements to hedge the interest rate risk associated with minimum interest rate guarantees in certain of its life insurance and annuity businesses. Amounts are reclassified from other comprehensive income if interest rates fall below certain levels.

     In 2001, the Company recognized no gains or losses related to the ineffective portion of its cash flow hedges, and a net gain of $0.2 million related to the portion of the hedging instruments that was excluded from the assessment of hedge effectiveness. This amount is recorded in net realized investment and other gains and losses. All of the Company's hedged forecasted transactions qualified as cash flow hedges in 2001.

     No amounts were reclassified from other accumulated comprehensive income to earnings in 2001 and it is anticipated that no amounts will be reclassified from other accumulated comprehensive income to earnings within the next twelve months. The Company does not enter into hedging transactions for variable cash flows thus the Company currently has no maximum length for which variable cash flows are hedged.

     In 2001, none of the Company's cash flow hedges have been discontinued because of the probability that the original forecasted transaction would not occur by the end of the originally specified time period documented at inception of the hedging relationship.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     There was no transition adjustment for the adoption of SFAS No.133 representing the accumulation in other comprehensive income of the effective portion of the Company's cash flow hedges as of January 1, 2001. There were no losses incurred for the effective portion of the change in fair value of derivative instruments designated as cash flow hedges and added to accumulated other comprehensive income.

 Derivatives Not Designated as Hedging Instruments

     The Company enters into interest rate swap agreements, interest rate futures contracts, and interest rate cap and floor agreements to manage exposure to interest rates as described above under Fair Value Hedges without designating the derivatives as hedging instruments.

NOTE 5. INCOME TAXES

     The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

     The components of income taxes were as follows:


                                                       YEAR ENDED DECEMBER 31
                                                       2001    2000     1999
                                                      ------  ------  ---------
                                                            (IN MILLIONS)
Current taxes:
Federal ............................................. $30.1   $15.2    $(1.5)
Foreign .............................................    --     0.6      0.1
                                                      -----   -----    -----
                                                       30.1    15.8     (1.4)
Deferred taxes:
Federal .............................................  32.1    28.0     36.6
                                                      -----   -----    -----
Total income taxes .................................. $62.2   $43.8    $35.2
                                                      =====   =====    =====


     A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:

                                                      YEAR ENDED DECEMBER 31
                                                     2001     2000      1999
                                                    -------  -------  ---------
                                                          (IN MILLIONS)
Tax at 35% ........................................ $73.0    $50.1     $36.3
Add (deduct):
 Equity base tax ..................................  (9.0)    (5.6)       --
 Prior years taxes ................................   2.1       --      (0.3)
 Tax credits ......................................  (0.4)    (0.6)     (0.1)
 Foreign taxes ....................................    --      0.6       0.1
 Tax exempt investment income .....................  (5.6)    (0.7)     (0.7)
 Other ............................................   2.1       --      (0.1)
                                                    -----    -----     -----
  Total income taxes .............................. $62.2    $43.8     $35.2
                                                    =====    =====     =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The significant components of the Company's deferred tax assets and liabilities were as follows:


                                                                  DECEMBER 31
                                                                 2001     2000
                                                                ------  --------
                                                                 (IN MILLIONS)
DEFERRED TAX ASSETS:
 Policy reserve adjustments ................................... $238.1   $110.0
 Other postretirement benefits ................................   20.1     23.3
 Book over tax basis of investments ...........................   12.0      7.8
 Interest .....................................................     --      7.5
 Unrealized holding losses ....................................     --      1.4
                                                                ------   ------
  Total deferred tax assets ...................................  270.2    150.0
DEFERRED TAX LIABILITIES:
 Deferred policy acquisition costs ............................  373.7    199.1
 Depreciation .................................................    2.1      1.8
 Basis in partnerships ........................................    0.6      0.4
 Market discount on bonds .....................................    1.2      0.6
 Lease income .................................................   47.0     35.4
 Unrealized gains .............................................    6.8       --
 Other ........................................................     --      9.5
                                                                ------   ------
  Total deferred tax liabilities ..............................  431.4    246.8
                                                                ------   ------
  Net deferred tax liabilities ................................ $161.2   $ 96.8
                                                                ======   ======


  The Company received an income tax refund of $32.4 million and made income tax payments of $62.9 million and $13.2 million in 2001, 2000 and 1999, respectively.

NOTE 6 - REINSURANCE

  The effect of reinsurance on premiums written and earned was as follows:


                                 2001             2000             1999
                               PREMIUMS         PREMIUMS         PREMIUMS
                           WRITTEN  EARNED   WRITTEN  EARNED  WRITTEN   EARNED
                           -------  -------  -------  ------  -------  --------
                                             (IN MILLIONS)
Life Insurance:
 Direct .................. $ 82.0   $ 82.0   $34.1    $34.1   $12.1     $12.1
 Ceded ...................  (21.9)   (21.9)   (5.5)    (5.5)   (3.2)     (3.2)
                           ------   ------   -----    -----   -----     -----
  Net life insurance
   premiums .............. $ 60.1   $ 60.1   $28.6    $28.6   $ 8.9     $ 8.9
                           ======   ======   =====    =====   =====     =====



For the year ended December 31, 2001, 2000 and 1999, benefits to policyholders under life ceded reinsurance contracts were $3.8 million, $3.0 million and $ -- million, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 6. REINSURANCE (CONTINUED)

  Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

NOTE 7. COMMITMENTS AND CONTINGENCIES

  The Company has extended commitments to purchase fixed maturity investments, and other invested assets and issue mortgage loans on real estate totaling $25.3 million, $14.3 million and $16.2 million, respectively, at December 31, 2001.
 If funded, loans related to real estate mortgages would be fully collateralized by related properties. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary.
 The estimated fair values of the commitments described above aggregate $57.1 million at December 31, 2001. The majority of these commitments expire in 2002.

  In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2001. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

  During 1997, the Company entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, the Company specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

  During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of the responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution (ADR) relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above, in the fourth quarter of 2001. The adjustment to the reserve in 2001 was the result of the Company being able to better estimate the cost of settling the remaining claims, which on average tend to be larger, more complicated claims. The better estimate comes from experience with actual settlements on similar claims.

  Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase
(i.e., arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by the Company.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 8.  SHAREHOLDER'S EQUITY

 (a) Common Stock

  The Company was established in 1979 as a stock insurance company with 50,000 shares outstanding, wholly owned by its parent, John Hancock Life Insurance Company. The Company has one class of capital stock, common stock ($50 par value, 50,000 shares authorized).

 (b) Accumulated Other Comprehensive Income (Loss)

  The components of accumulated other comprehensive loss are as follows:

                                                                 ACCUMULATED
                                                                    OTHER
                                                                COMPREHENSIVE
                                                               INCOME (LOSSES)
                                                              -----------------
                                                                (IN MILLIONS)
Balance at January 1, 1999 ......................................  $ 12.3
Gross unrealized gains (losses) (net of deferred income
 tax benefit of $18.0 million) ..................................   (34.2)
Reclassification adjustment for gains (losses), realized in
 net income (net of tax expense of $1.7 million) ................    (3.1)
Adjustment to deferred policy acquisition costs and present value of future profits (net of deferred income tax expense of
 $6.2 million) ..................................................    11.6
                                                                   ------
Net unrealized gains (losses) ...................................   (25.7)
                                                                   ------
Balance at December 31, 1999 ....................................  $(13.4)
                                                                   ======


Balance at January 1, 2000 ......................................  $(13.4)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $9.7 million) ...................................    18.0
Reclassification adjustment for gains (losses), realized in
 net income (net of tax expense of $1.6 million) ................    (2.9)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $2.1 million) ...................................    (3.9)
                                                                   ------
Net unrealized gains (losses) ...................................    11.2
                                                                   ------
Balance at December 31, 2000 ....................................  $ (2.2)
                                                                   ======


Balance at January 1, 2001 ......................................  $ (2.2)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $7.2 million) ...................................    11.8
Reclassification adjustment for gains (losses), realized in
 net income (net of tax benefit of $1.1 million) ................     2.1
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $3.2 million) ...................................    (6.0)
                                                                   ------
Net unrealized gains (losses) ...................................     7.9
Change in accounting principle ..................................     7.2
                                                                   ------
Balance at December 31, 2001 ....................................  $ 12.9
                                                                   ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 8.  SHAREHOLDER'S EQUITY (CONTINUED)

  Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:

                                                      2001     2000     1999
                                                     ------    ----    ------
                                                          (IN MILLIONS)
Balance, end of year comprises:
 Unrealized investment gains (losses) on:
  Fixed maturities ................................. $ 20.6   ($7.0)   ($28.7)
  Equity investments ...............................    1.0     1.0      (1.4)
  Derivatives and other ............................    5.2     0.3       1.3
                                                     ------   -----    ------
Total ..............................................   26.8    (5.7)    (28.8)
Amounts of unrealized investment (gains) losses
 attributable to:
  Deferred policy acquisition cost and present
   value of future profits .........................   (7.1)    2.1       8.1
  Deferred federal income taxes ....................   (6.8)    1.4       7.3
                                                     ------   -----    ------
Total ..............................................  (13.9)    3.5      15.4
                                                     ------   -----    ------
Net unrealized investment gains .................... $ 12.9   ($2.2)   ($13.4)
                                                     ======   =====    ======


 (c) Statutory Results

  The Company adopted the new codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribe statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary use to prepare their statutory-basis financial statements.

  The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. For the Company, the Commonwealth of Massachusetts only recognizes statutory accounting practices prescribed or permitted by Massachusetts insurance regulations and laws. The National Association of Insurance Commissioners' "Accounting Practices and Procedures" manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by Massachusetts. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

  Prior to 2001, the Commissioner had provided the Company approval to recognize as an admitted asset the pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." Beginning in 2001, the Commissioner has provided the Company with approval to phase-in over a three-year period the impact of implementing the material provisions of statutory SSAP No. 8, "Pensions." The Company's pension plan prepaid expense recorded for statutory purposes amounted to $64.3 million, $55.6 million and $42.3 million at December 31, 2001, 2000 and 1999 respectively. Statutory net income is not impacted by this permitted practice.

  Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.


                                                        2001    2000     1999
                                                       ------  ------   ------
                                                           (IN MILLIONS)
Statutory net income ................................  $ 13.1  $ 26.6   $ 77.5
Statutory surplus ...................................   647.0   527.2    468.8

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 8.  SHAREHOLDER'S EQUITY (CONTINUED)

  Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

NOTE 9.  SEGMENT INFORMATION

  The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

  PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

  ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

  The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

  Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment and other gains (losses) and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment and other gains (losses), including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

  Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain net realized investment and other gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; (v) a charge for certain one time costs associated with John Hancock's demutualization process; and (vi) cumulative effect of an accounting change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

  The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income:

                                                       ASSET
                                         PROTECTION  GATHERING  CONSOLIDATED
                                         ----------  ---------  ------------
                                                       (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2001
REVENUES:
 Segment revenues ....................... $  614.3    $   62.2     $   676.5
 Net realized investment and other
  gains (losses) ........................     (9.0)         --          (9.0)
                                          --------    --------     ---------
 Revenues ............................... $  605.3    $   62.2     $   667.5
                                          ========    ========     =========


 Net investment income .................. $  229.2    $   (2.2)    $   227.0
NET INCOME:
 Segment after-tax operating income ..... $  130.0    $   22.2     $   152.2
 Net realized investment and other
  gains (losses) ........................     (5.6)         --          (5.6)
 Surplus tax ............................      9.1          --           9.1
 Class action lawsuit ...................     (9.2)         --          (9.2)
 Cumulative effect of accounting
  change, net of tax ....................     (1.6)         --          (1.6)
                                          --------    --------     ---------
 Net income ............................. $  122.7    $   22.2     $   144.9
                                          ========    ========     =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method .... $    2.7    $     --     $     2.7
 Amortization of deferred policy
  acquisition costs .....................     46.6        20.5          67.1
 Income tax expense .....................     54.8         7.4          62.2
 Segment assets ......................... $9,995.5    $1,717.7     $11,713.2
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES) DATA:
 Net realized investment and other
  gains (losses) ........................ $  (10.5)         --     $   (10.5)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment and
  other gains (losses) ..................      1.5          --           1.5
                                          --------    --------     ---------
 Net realized investment and other
  gains (losses), net of related
  amortization of deferred policy
  acquisition costs - per consolidated
  financial statements ..................     (9.0)         --          (9.0)
 Less income tax effect .................      3.4          --           3.4
                                          --------    --------     ---------
 Net realized investment and other
   gains (losses), net-after-tax
   adjustment made to calculate segment
   operating income ..................... $   (5.6)         --     $    (5.6)
                                          ========    ========     =========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 9.  SEGMENT INFORMATION (CONTINUED)

                                                    ASSET
                                   PROTECTION     GATHERING      CONSOLIDATED
                                   ----------     ---------      ------------
                                                  (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2000
REVENUES:
 Segment revenues ................. $  530.8       $   48.5        $   579.3
 Net realized investment and
  other gains (losses), net .......    (10.6)            --            (10.6)
                                    --------       --------        ---------
       Revenues ................... $  520.2       $   48.5        $   568.7
                                    ========       ========        =========

       Net investment income ...... $  215.9       $   (2.5)       $   213.4
NET INCOME:
 Segment after-tax operating
  income ..........................     96.0            6.3            102.3
 Net realized investment and
  other gains (losses), net .......     (6.8)            --             (6.8)
 Surplus tax ......................      5.4            0.2              5.6
 Other demutualization related
  costs ...........................     (0.5)          (0.1)            (0.6)
 Restructuring charges ............     (1.1)            --             (1.1)
                                    --------       --------        ---------
 Net income ....................... $   93.0       $    6.4        $    99.4
                                    ========       ========        =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity
  method .......................... $    1.3       $     --        $     1.3
 Amortization of deferred policy
  acquisition costs ...............     17.6           16.4             34.0
 Income tax expense ...............     40.7            3.1             43.8
 Segment assets ................... $9,326.9       $2,867.8        $12,194.7
NET REALIZED INVESTMENT AND OTHER
 GAINS (LOSSES) DATA:
 Net realized investment and other
  losses .......................... $  (14.4)            --        $   (14.4)
 Less amortization of deferred
  policy acquisition costs related
  to net realized investment and
  other gains (losses) ............      3.8             --              3.8
                                    --------       --------        ---------
 Net realized investment and other
  gains (losses), net of related
  amortization of deferred policy
  acquisition costs - per
  consolidated financial
  statements ......................    (10.6)            --            (10.6)
 Less income tax effect ...........      3.8             --              3.8
                                    --------       --------        ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income ........ $   (6.8)            --        $    (6.8)
                                    ========       ========        =========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 9.   SEGMENT INFORMATION (CONTINUED)

                                                         ASSET
                                           PROTECTION  GATHERING   CONSOLIDATED
                                           ----------  ---------  --------------
                                                         (IN MILLIONS)
YEAR ENDED DECEMBER 31, 1999
REVENUES:
 Segment revenues .......................   $  488.0    $   37.2     $   525.2
 Net realized investment and other
  gains (losses), net ...................       (4.8)         --          (4.8)
                                            --------    --------     ---------
 Revenues ...............................   $  483.2    $   37.2     $   520.4
                                            ========    ========     =========


 Net investment income ..................   $  178.1    $   (3.5)    $   174.6
NET INCOME:
 Segment after-tax operating income .....      108.0         6.8         114.8
 Net realized investment and other
  gains (losses), net ...................       (3.1)         --          (3.1)
 Class action lawsuit ...................      (42.9)         --         (42.9)
 Other demutualization related costs ....       (0.3)       (0.1)         (0.4)
                                            --------    --------     ---------
 Net income .............................   $   61.7    $    6.7     $    68.4
                                            ========    ========     =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ....   $   (0.1)   $     --     $    (0.1)
 Amortization of deferred policy
  acquisition costs .....................        4.6         8.5          13.1
 Income tax expense .....................       31.8         3.4          35.2
 Segment assets .........................   $9,104.6    $2,869.6     $11,974.2
NET REALIZED INVESTMENT AND OTHER
 GAINS (LOSSES) DATA:
 Net realized investment and other
  gains (losses) ........................   $   (5.3)         --     $    (5.3)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment gains (losses) ....        0.5          --           0.5
                                            --------    --------     ---------
 Net realized investment and other
  gains (losses), net of related
  amortization of deferred policy
  acquisition costs - per consolidated
  financial statements ..................       (4.8)         --          (4.8)
 Less income tax effect .................        1.7          --           1.7
                                            --------    --------     ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income ..............   $   (3.1)         --     $    (3.1)
                                            ========    ========     =========

  The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

  The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

  Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

  The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

  The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

  The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

  The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

  The fair value for commitments approximates the amount of the initial commitment.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS  (CONTINUED)

  The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                          DECEMBER 31         DECEMBER 31
                                              2001                2000
                                       CARRYING    FAIR    CARRYING     FAIR
                                        VALUE     VALUE     VALUE      VALUE
                                       --------  --------  --------  ----------
                                         (IN MILLIONS)       (IN MILLIONS)
ASSETS:
 Fixed maturities:
  Held-to-maturity ................... $   83.7  $   82.1  $  715.4   $  686.8
  Available-for-sale .................  2,412.5   2,412.5   1,011.8    1,011.8
 Equity securities:
  Available-for-sale .................     13.1      13.1       8.1        8.1
 Mortgage loans on real estate .......    580.9     604.3     554.8      574.2
 Policy loans ........................    352.0     352.0     334.2      334.2
 Short-term investments ..............       --        --      21.7       21.7
  Cash and cash equivalents ..........    115.4     115.4     277.3      277.3
Derivatives:
 Futures contracts, net ..............       --        --       0.1        0.1
 Interest rate swap agreements .......      8.8       8.8        --         --
 Interest rate cap agreements ........      3.5       3.5       2.1        2.1
 Interest rate floor agreements ......      4.5       4.5       4.5        4.5
 Currency rate swap agreements .......      0.4       0.4        --         --
 Equity collar agreements ............      0.8       0.8       0.4        0.4
LIABILITIES:
Fixed rate deferred and immediate
 annuities ...........................     53.1      50.3      63.8       60.4
Derivatives:
 Interest rate swap agreements .......     13.2      13.2        --        1.2
 Currency rate swap agreements .......      0.1       0.1       0.6        0.6
Commitments ..........................       --      57.1        --       62.9

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

              COLUMN A                  COLUMN B   COLUMN C       COLUMN D
                                                              AMOUNT AT WHICH
                                                                SHOWN IN THE
                                                                CONSOLIDATED
                                                                  BALANCE
         TYPE OF INVESTMENT             COST/(2)/   VALUE          SHEET
                                       ----------  --------  ------------------
Fixed maturity securities,
 available-for-sale:
Bonds:
United States government and
 government agencies
 and authorities                        $  219.6   $  214.8       $  214.8
States, municipalities and political
 subdivisions                                6.0        6.0            6.0
Foreign governments                          7.2        7.6            7.6
Public utilities                           189.3      192.9          192.9
Convertibles and bonds with warrants
 attached                                   25.9       25.1           25.1
All other corporate bonds                1,897.9    1,920.5        1,920.5
Certificates of deposits                      --         --             --
Redeemable preferred stock                  46.0       45.6           45.6
                                        --------   --------       --------
Total fixed maturity securities,
 available-for-sale                      2,391.9    2,412.5        2,412.5
                                        ========   ========       ========
Equity securities,
 available-for-sale:
Common stocks:
Public utilities                              --         --             --
Banks, trust and insurance companies          --         --             --
Industrial, miscellaneous and all
 other                                       3.8        5.0            5.0
Non-redeemable preferred stock               8.3        8.1            8.1
                                        --------   --------       --------
Total equity securities,
 available-for-sale                         12.1       13.1           13.1
                                        ========   ========       ========
Fixed maturity securities,
 held-to-maturity:
Bonds
United States government and
 government agencies
 and authorities                              --         --             --
States, municipalities and political
 subdivisions                                 --         --             --
Foreign governments                           --         --             --
Public utilities                              --         --             --
Convertibles and bonds with warrants
 attached                                     --         --             --
All other corporate bonds                    5.1        5.1            5.1
Certificates of deposits                    78.6       77.0           78.6
Redeemable preferred stock                    --         --             --
                                        --------   --------       --------
Total fixed maturity securities,
 held-to-maturity                           83.7       82.1           83.7
                                        ========   ========       ========


  The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (CONTINUED)
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

              COLUMN A                     COLUMN B    COLUMN C      COLUMN D
                                                                 AMOUNT AT WHICH
                                                                   SHOWN IN THE
                                                                   CONSOLIDATED
                                                                     BALANCE
         TYPE OF INVESTMENT                COST/(2)/    VALUE         SHEET
                                           ----------  --------  ---------------
Equity securities, trading:
Common stocks:
Public utilities                                  --         --             --
Banks, trust and insurance companies              --         --             --
Industrial, miscellaneous and all other           --         --             --
Non-redeemable preferred stock                    --         --             --
                                            --------   --------       --------
Total equity securities, trading                  --         --             --
                                            --------   --------       --------
Mortgage loans on real estate, net /(1)/    $  586.4       xxxx       $  580.9
Real estate, net:
Investment properties /(1)/                     21.4       xxxx           20.6
Acquired in satisfaction of debt/(1)/             --       xxxx             --
Policy loans                                   352.0       xxxx          352.0
Other long-term investments /(2)/               39.6       xxxx           39.6
Short-term investments                            --       xxxx             --
                                            --------   --------       --------
  Total investments                         $3,487.1   $2,507.7       $3,502.4
                                            ========   ========       ========

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.
(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

   The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)

                          DEFERRED      FUTURE POLICY               OTHER POLICY
                           POLICY     BENEFITS, LOSSES,              CLAIMS AND
                        ACQUISITION    CLAIMS AND LOSS   UNEARNED     BENEFITS     PREMIUM
       SEGMENT             COSTS          EXPENSES       PREMIUMS     PAYABLE      REVENUE
----------------------  -----------  ------------------  --------   ------------  ---------
2001:
Protection               $  918.4         $3,275.5        $221.0       $25.0        $60.1
Asset Gathering             142.4             63.2            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $1,060.8         $3,338.7        $221.0       $25.0        $60.1
                         ========         ========        ======       =====        =====
2000:
Protection               $  819.3         $2,698.5        $212.0       $11.1        $28.6
Asset Gathering             174.8             70.0            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  994.1         $2,768.5        $212.0       $11.1        $28.6
                         ========         ========        ======       =====        =====
1999:
Protection               $  707.8         $2,515.7        $175.2       $15.7        $ 8.9
Asset Gathering             147.3             50.6            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  855.1         $2,566.3        $175.2       $15.7        $ 8.9
                         ========         ========        ======       =====        =====

  The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)

                                                       AMORTIZATION OF
                                                       DEFERRED POLICY
                                  BENEFITS, CLAIMS,  ACQUISITION COSTS,
                         NET         LOSSES, AND      EXCLUDING AMOUNTS
                      INVESTMENT     SETTLEMENT      RELATED TO REALIZED   OTHER OPERATING
      SEGMENT           INCOME        EXPENSES        INVESTMENT GAINS        EXPENSES
--------------------  ----------  -----------------  -------------------  -----------------
2001:
Protection             $229.2          $285.5               $46.6              $ 72.8
Asset Gathering          (2.2)            8.6                20.5                 3.4
                       ------          ------               -----              ------
 Total                 $227.0          $294.1               $67.1              $ 76.2
                       ======          ======               =====              ======
2000:
Protection             $215.9          $242.2               $17.6              $100.5
Asset Gathering          (2.5)            6.4                16.4                16.3
                       ------          ------               -----              ------
 Total                 $213.4          $248.6               $34.0              $116.8
                       ======          ======               =====              ======
1999:
Protection             $178.1          $192.3               $ 4.6              $100.6
Asset Gathering          (3.5)           68.2                 8.5                16.9
                       ------          ------               -----              ------
 Total                 $174.6          $260.5               $13.1              $117.5
                       ======          ======               =====              ======


  The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                           SCHEDULE IV - REINSURANCE
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

                                                ASSUMED               PERCENTAGE
                                    CEDED TO     FROM                 OF AMOUNT
                          GROSS       OTHER      OTHER       NET      ASSUMED TO
                          AMOUNT    COMPANIES  COMPANIES   AMOUNT        NET
                        ----------  ---------  ---------  ---------  ------------
2001
Life insurance in
 force                  $119,332.2  $56,571.3    $35.1    $62,796.0      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     82.0  $    21.9    $  --    $    60.1       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     82.0  $    21.9    $  --    $    60.1      0.0%
                        ==========  =========    =====    =========      ===
2000
Life insurance in
 force                  $ 98,737.2  $39,495.8    $37.1    $59,278.5      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     34.1  $     5.5    $  --    $    28.6       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     34.1  $     5.5    $  --    $    28.6      0.0%
                        ==========  =========    =====    =========      ===
1999
Life insurance in
 force                  $ 75,674.7  $19,217.5    $38.5    $56,495.7      0.0%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     12.1  $     3.2    $  --    $     8.9       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     12.1  $     3.2    $  --    $     8.9      0.0%
                        ==========  =========    =====    =========      ===

 NOTE: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and the universal life insurance products.

   The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

  We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

  We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

  We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

  We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period

  We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

  We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                            n
                                            --
                                     1+g    12
                                 (---------)  -1
                                  1+c+0.005


  where,

     . g is the guaranteed rate in effect for the current guarantee period.

     . c is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . n is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, n equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)

 SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

------------------------------------------------------------------------------------------
Amount withdrawn or transferred                 $10,000
------------------------------------------------------------------------------------------
Guarantee period                                7 years
------------------------------------------------------------------------------------------
Time of withdrawal or transfer                  beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------------------
Guaranteed rate (g)                             8%
------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)    7%
------------------------------------------------------------------------------------------
Remaining guarantee period (n)                  60 months
------------------------------------------------------------------------------------------


Market value adjustment:

                                              60
                                              --
                                   1+0.08     12
                    10,000 x [(--------------)  -1] = 234.73
                                1+0.07+0.005


Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 + $234.73 = $10,234.73

 SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT


-------------------------------------------------------------------------------------------
Amount withdrawn or transferred                  $10,000
-------------------------------------------------------------------------------------------
Guarantee period                                 7 years
-------------------------------------------------------------------------------------------
Time of withdrawal or transfer                   beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------------
Guaranteed rate (g)                              8%
-------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)     9%
-------------------------------------------------------------------------------------------
Remaining guarantee period(n)                    60 months
-------------------------------------------------------------------------------------------

Market value adjustment:


                                             60
                                             --
                                  1+0.08     12
                   10,000 x [(--------------)  -1] = 666.42
                               1+0.09+0.005


Amount withdrawn or transferred (adjusted for money market adjustment):
$10,000 - 666.42 = $9,333.58

 SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

-------------------------------------------------------------------------------------------
Amount withdrawn or transferred                  $10,000
-------------------------------------------------------------------------------------------
Guarantee period                                 7 years
-------------------------------------------------------------------------------------------
Time of withdrawal or transfer                   beginning of 3rd year of guaranteed period
-------------------------------------------------------------------------------------------
Guaranteed rate (g)                              8%
-------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)     7.75%
-------------------------------------------------------------------------------------------
Remaining guarantee period(n)                    60 months
-------------------------------------------------------------------------------------------

Market value adjustment:

                                              60
                                              --
                                   1+0.08     12
                   10,000 x [(---------------)  -1] = 114.94
                              1+0.07775+0.005





Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 - 114.94  = $9,885.06

  ________________________________________________________________________

*All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION

 ASSUME THE FOLLOWING FACTS:
  On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.
  On January 1, 1998, you make a $1000 premium payment
  On January 1, 1999, you make a $1000 premium payment.
  On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

  Now assume you make a partial withdrawal of $6000 (no tax withholding) on
    January 2, 2000. In this case, assuming no prior withdrawals, we would
    deduct a CDSL of $272.23.   We withdraw a total of $6272.23 from your
    contract.

  $6000.00   --  withdrawal request payable to you
  + 272.23   --  withdrawal charge payable to us
  ----------
  $6272.23   --  total amount withdrawn from your contract

 HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

  1. We FIRST reduce your $5000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

   $5000
     -30  --  1998 contract fee payable to us
     -30  --  1999 contract fee payable to us
     -30  --  2000 contract fee payable to us
  ------
   $4910  --  amount of your initial premium payment we would consider to be withdrawn.

  Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000).
     We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

   $4910
    -900  --  free withdrawal amount (payable to you)
  ------
   $4010
   x .05
   -----
 $200.50  --  withdrawal charge on initial premium payment (payable to us)

$4010.00
 -200.50
 -------
 3809.50  --  part of withdrawal request payable to you

  2. We NEXT deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

   $1000
    x.05
   -----
     $50  --  withdrawal charge on 1998 premium payment (payable to us)

     $1000
      - 50
      ----
      $950 -- part of withdrawal request payable to you

3. We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1999 premium payment. Therefore, $340.50 is needed to reach $6000.

  $6000.00 -- total withdrawal amount requested
   -900.00 -- free withdrawal amount
  -3809.50 -- payment deemed from initial premium payment
   -950.00 -- payment deemed from 1998 premium payment
   -------
  $ 340.50 -- additional payment to you needed to reach $6000

   We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

   Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

   $340.50 =  x - [.06x]
   $340.50 = .94x

   $340.5
   ------
    0.94   = x

   $362.23 = x

   $362.23 -- deemed withdrawn from 1999 premium payment
  -$340.50 -- part of withdrawal request payable to you
  --------
    $21.73 -- withdrawal charge on 1999 premium deemed withdrawn (payable to us)

   $200.50 -- withdrawal charge on the initial premium payment
     50.00 -- withdrawal charge on the 1998 premium payment
     21.73 -- withdrawal charge on the 1999 premium payment
     -----
   $272.23 -- Total withdrawal charge
   =======

                           PROSPECTUS DATED MAY 1, 2002
    ------------------------------------------------------------------------
                           DECLARATION VARIABLE ANNUITY
    ------------------------------------------------------------------------
      a deferred combination fixed and variable annuity contract issued by
             JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("JHVLICO")
                     JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The contract enables you to earn fixed rates of interest that we guarantee for stated periods of time ("guarantee periods") and investment-based returns in the following variable investment options:

--------------------------------------------------------------------------------
  VARIABLE INVESTMENT OPTION            MANAGED BY
  --------------------------            ----------
  Equity Index .......................  SSgA Funds Management, Inc.
  Growth & Income ....................  Independence Investment LLC and Putnam
                                        Investment Management LLC.
  Fundamental Growth .................  Putnam Investment Management LLC
  Small Cap Growth ...................  John Hancock Advisers, LLC
  V.A. Sovereign Investors. ..........  John Hancock Advisers, LLC
  V.A. Relative Value ................  John Hancock Advisers, LLC
  International Opportunities ........  T. Rowe Price International, Inc.
  International Opportunities B ......  T. Rowe Price International, Inc.
  V.A. Financial Industries ..........  John Hancock Advisers, LLC
  Active Bond ........................  John Hancock Advisers, LLC
  V.A. Strategic Income ..............  John Hancock Advisers, LLC
  Money Market .......................  Wellington Management Company, LLP
--------------------------------------------------------------------------------


     Contracts are not deposits or obligations of, or insured, endorsed, or guaranteed by the U.S. Government, any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, entity or person, other than JHVLICO. They involve investment risks including the possible loss of principal.

     The variable investment options shown on page 1 are those available as of the date of this prospectus. We may add or delete variable investment options in the future.

     When you select one or more of these variable investment options, we invest your money in the corresponding investment option(s) of one or more of the following: the John Hancock Variable Series Trust I and the John Hancock Declaration Trust (together, the " Series Funds"). In this prospectus, the investment options of the Series Funds are referred to as "funds." In the prospectuses for the Series Funds, the investment options may also be referred to as "funds," "portfolios" or "series."

     Each Series Fund is a so-called "series" type mutual fund registered with the Securities and Exchange Commission ("SEC"). The investment results of each variable investment option you select will depend on those of the corresponding fund of the Series Fund. Each of the funds is separately managed and has its own investment objective and strategies. Attached at the end of this prospectus is a prospectus for each Series Fund. The Series Fund prospectuses contains detailed information about each available fund. Be sure to read those prospectuses before selecting any of the variable investment options shown on page 1.

     For amounts you don't wish to invest in a variable investment option, you can choose among several guarantee periods, each of which has its own guaranteed interest rate and expiration date. If you remove money from a guarantee period prior to its expiration, however, we may increase or decrease your contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that guarantee period. This is known as a "market value adjustment."

     The annuity described in this prospectus may be sold on a group basis. If you purchase the annuity under a group contract, you will be issued a group certificate. If that is the case, the word "contract" as used in this prospectus should be interpreted as meaning the certificate issued to you under the group contract.

                      JOHN HANCOCK ANNUITY SERVICING OFFICE


                  Mail Delivery                          Phone:
                  -------------                          ------
                 529 Main Street                     1-800-824-0335
              Charlestown, MA 02129
                                                          Fax:
                                                          ---
                                                     1-617-886-2947


********************************************************************************

     Please note that the SEC has not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            GUIDE TO THIS PROSPECTUS

     This prospectus contains information that you should know before you buy a contract or exercise any of your rights under the contract. We have arranged the prospectus in the following way:

     . The first section contains an "INDEX OF KEY WORDS."

     . Behind the index is the "FEE TABLE." This section highlights the various fees and expenses you will pay directly or indirectly, if you purchase a contract.

     . The next section is called "BASIC INFORMATION." It contains basic information about the contract presented in a question and answer format. You should read the Basic Information before reading any other section of the prospectus.

     . Behind the Basic Information is "ADDITIONAL INFORMATION." This section gives more details about the contract. It generally does not repeat information contained in the Basic Information.

     . "CONDENSED FINANCIAL INFORMATION" follows the "Additional Information."
       This gives some basic information about the size and past performance of the variable investment options.

 The Series Fund's prospectus is attached at the end of this prospectus. You should save these prospectuses for future reference.

-------------------------------------------------------------------------------
                                IMPORTANT NOTICES

     This is the prospectus - it is not the contract. The prospectus simplifies many contract provisions to better communicate the contract's essential features. Your rights and obligations under the contract will be determined by the language of the contract itself. On request, we will provide the form of contract for you to review. In any event, when you receive your contract, we suggest you read it promptly.

     We've also filed with the SEC a "Statement of Additional Information," dated May 1, 2002. This Statement contains detailed information not included in the prospectus. Although a separate document from this prospectus, the Statement of Additional Information has the same legal effect as if it were a part of this prospectus. We will provide you with a free copy of the Statement upon your request. To give you an idea what's in the Statement, we have included a copy of the Statement's table of contents on page 58.

     The contracts are not available in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.
-------------------------------------------------------------------------------

                               INDEX OF KEY WORDS

  We define or explain each of the following key words used in this prospectus on the pages shown below:

  KEY WORD                                                                  PAGE

  Accumulation units. ........................................................25
  Annuitant ..................................................................11
  Annuity payments ...........................................................13
  Annuity period .............................................................13
  Contract year ..............................................................11
  Date of issue ..............................................................11
  Date of maturity ...........................................................25
  Free withdrawal amount .....................................................15
  Funds .......................................................................2
  Guarantee periods ...........................................................2
  Investment options .........................................................15
  Market value adjustment ....................................................24
  Premium payments ...........................................................11
  Surrender value ............................................................19
  Surrender ..................................................................17
  Variable investment options .............................................cover
  Withdrawal charge ..........................................................17
  Withdrawal .................................................................17

                                    FEE TABLE

     The following fee table shows the various fees and expenses that you will pay, either directly or indirectly, if you purchase a contract. The table does not include charges for premium taxes (which may vary by state) or fees for any optional benefit riders that you select.

CONTRACTOWNER TRANSACTION EXPENSES AND ANNUAL CONTRACT FEE

     . Maximum Withdrawal Charge (as % of amount withdrawn)                   6%

     . Annual Contract  Fee (applies only to contracts of less than $10,000) $30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A % OF THE AVERAGE TOTAL VALUE OF THE
 CONTRACT)

                            Initial Premium Payment less than $250,000
                            ------------------------------------------

     . Mortality and Expense Risk Charge                 0.90%
     . Administrative Services Charge                    0.35%
                                                         -----
     . Total Annual Contract Charge                      1.25%

                              Initial Premium Payment $250,000 or more
                              ----------------------------------------

     . Mortality and Expense Risk Charge                 0.90%
     . Administrative Services Charge                    0.10%
                                                         -----
     . Total Annual Contract Charge                      1.00%

   These annual contract expenses don't apply to amounts held in the guarantee periods.

ANNUAL FUND EXPENSES (BASED ON % OF AVERAGE NET ASSETS)

     The funds must pay investment management fees and other operating expenses. These fees and expenses are different for each fund and reduce the investment return of each fund. Therefore, they also indirectly reduce the return you will earn on any variable investment options you select. We may also receive payments from a fund or its affiliates at an annual rate of up to approximately 0.35% of the average net assets that holders of our variable life insurance policies and variable annuity contracts have invested in that fund. Any such payments do not, however, result in any charge to you in addition to what is disclosed below.

     The following figures for the funds are based on historical fund expenses, as a percentage (rounded to two decimal places) of each fund's average daily net assets for 2001, except as indicated in the Notes appearing at the end of this table. Expenses of the funds are not fixed or specified under the terms of the policy, and those expenses may vary from year to year.

                                                                                                    --------------
                                                                                                      Total Fund      Total Fund
                                                     Investment  Distribution and  Other Operating    Operating        Operating
                                                     Management      Service        Expenses With    Expenses With   Expenses Absent
Fund Name                                                Fee       (12b-1) Fees     Reimbursement    Reimbursement    Reimbursement
---------                                            ----------  ----------------  ---------------  --------------   --------------
JOHN HANCOCK VARIABLE SERIES TRUST I    (NOTE 1):
Equity Index .......................................   0.13%           N/A              0.07%           0.20%         0.20%
Growth & Income ....................................   0.67%           N/A              0.05%           0.72%         0.72%
Fundamental Growth .................................   0.90%           N/A              0.10%           1.00%         1.19%
Small Cap Growth ...................................   1.05%           N/A              0.10%           1.15%         1.17%
International Opportunities ........................   1.14%           N/A              0.10%           1.24%         1.39%
International Opportunities B * ....................   1.20%           N/A              0.10%           1.30%         1.41%
Active Bond ........................................   0.62%           N/A              0.05%           0.67%         0.67%
Money Market .......................................   0.25%           N/A              0.07%           0.32%         0.32%
                                                                                                    --------------

                                                                                   -------------
                                                                                    Total Fund       Total Fund
                                    Investment  Distribution and  Other Operating    Operating        Operating
                                    Management      Service        Expenses With   Expenses With   Expenses Absent
Fund Name                              Fee        (12b-1) Fees     Reimbursement   Reimbursement    Reimbursement
---------                           ----------  ----------------  ---------------  -------------   ---------------
JOHN HANCOCK DECLARATION TRUST
  (NOTE 2):
V.A. Relative Value ...............   0.60%           N/A              0.14%           0.74%           0.74%
V.A. Sovereign Investors ..........   0.60%           N/A              0.10%           0.70%           0.70%
V.A. Financial Industries .........   0.80%           N/A              0.09%           0.89%           0.89%
V.A. Strategic Income .............   0.60%           N/A              0.10%           0.70%           0.70%
                                                                                   -------------

NOTES TO ANNUAL FUND EXPENSES
   (1) Under its current investment management agreements with the John Hancock Variable Series Trust I, John Hancock Life Insurance Company reimburses a fund when the fund's "other fund expenses" exceed 0.10% of the fund's average daily net assets (0.00% for Equity Index). Percentages shown for the Small Cap Growth, International Opportunities and International Opportunities B funds are calculated as if the current management fee schedules, which apply to these funds effective October 1, 2001, were in effect for all of 2001.

     * International Opportunities B was formerly "International Equity."

   (2) Percentages shown for John Hancock Declaration Trust funds reflect the investment management fees currently payable and other fund expenses allocated in 2001. John Hancock Advisers, LLC has agreed to limit temporarily other expenses of each fund to 0.25% of the fund's average daily assets, at least until April 30, 2003.

 EXAMPLES

     The four examples on the following pages illustrate the current expenses you would pay, directly or indirectly, on a $1,000 investment allocated to one of the variable investment options, assuming a 5% annual return on assets.

     Examples I and II assume you have purchased a contract with the optional "stepped-up" death benefit rider, the optional accidental death benefit rider and the optional nursing home waiver of withdrawal charge rider. We refer to this contract as the "All Rider Contract."

     Examples III and IV assume you have purchased a contract with no optional benefit riders. We refer to this contract as the "No Rider Contract."

     The examples do not include any applicable premium taxes and should not be considered representations of past or future expenses. Actual charges may be greater or less than those shown, and not all optional benefit riders are available in all states. The examples assume fund expenses at rates set forth above for 2001, after reimbursements. The annual contract fee has been included as an annual percentage of assets.

Example I If you "surrender" (turn in) your All Rider Contract at the end of the
---------
applicable time period, you would pay:


----------------------------------------------------------------------------
                                        1 Year  3 Years  5 Years   10 Years
----------------------------------------------------------------------------
Equity Index                               $74     $107     $142      $230
----------------------------------------------------------------------------
Growth & Income                            $79     $122     $168      $283
----------------------------------------------------------------------------
Fundamental Growth                         $82     $131     $182      $310
----------------------------------------------------------------------------
Small Cap Growth                           $84     $135     $189      $324
----------------------------------------------------------------------------
V.A. Sovereign Investors                   $79     $122     $167      $281
----------------------------------------------------------------------------
V.A. Relative Value                        $79     $123     $169      $285
----------------------------------------------------------------------------
International Opportunities                $84     $138     $194      $333
----------------------------------------------------------------------------
International Opportunities B              $85     $140     $197      $338
----------------------------------------------------------------------------
V.A. Financial Industries                  $81     $127     $177      $299
----------------------------------------------------------------------------
Active Bond                                $79     $121     $166      $278
----------------------------------------------------------------------------
V.A. Strategic Income                      $79     $122     $167      $281
----------------------------------------------------------------------------
Money Market                               $75     $110     $148      $242
----------------------------------------------------------------------------


Example II If you begin receiving payments under one of the annuity payment options of an All Rider Contract at the end of the applicable time period, or if you do not surrender your All Rider Contract, you would pay:


---------------------------------------------------------------------------
                                        1 Year  3 Years  5 Years  10 Years
---------------------------------------------------------------------------
Equity Index                               $20      $62     $106      $230
---------------------------------------------------------------------------
Growth & Income                            $25      $78     $133      $283
---------------------------------------------------------------------------
Fundamental Growth                         $28      $86     $146      $310
---------------------------------------------------------------------------
Small Cap Growth                           $30      $90     $154      $324
---------------------------------------------------------------------------
V.A. Sovereign Investors                   $25      $77     $132      $281
---------------------------------------------------------------------------
V.A. Relative Value                        $25      $78     $134      $285
---------------------------------------------------------------------------
International Opportunities                $30      $93     $158      $333
---------------------------------------------------------------------------
International Opportunities B              $31      $95     $161      $338
---------------------------------------------------------------------------
V.A. Financial Industries                  $27      $83     $141      $299
---------------------------------------------------------------------------
Active Bond                                $25      $76     $130      $278
---------------------------------------------------------------------------
V.A. Strategic Income                      $25      $77     $132      $281
---------------------------------------------------------------------------
Money Market                               $21      $65     $112      $242
---------------------------------------------------------------------------

Example III If you "surrender" (turn in) your No Rider Contract at the end of the applicable time period, you would pay:


----------------------------------------------------------------------------
                                         1 Year  3 Years  5 Years  10 Years
----------------------------------------------------------------------------
Equity Index                                $69     $ 91     $116      $176
----------------------------------------------------------------------------
Growth & Income                             $74     $107     $143      $232
----------------------------------------------------------------------------
Fundamental Growth                          $77     $116     $157      $261
----------------------------------------------------------------------------
Small Cap Growth                            $79     $120     $165      $276
----------------------------------------------------------------------------
V.A. Sovereign Investors                    $74     $107     $142      $230
----------------------------------------------------------------------------
V.A. Relative Value                         $74     $108     $144      $234
----------------------------------------------------------------------------
International Opportunities                 $79     $123     $169      $285
----------------------------------------------------------------------------
International Opportunities B               $80     $125     $172      $290
----------------------------------------------------------------------------
V.A. Financial Industries                   $76     $112     $151      $249
----------------------------------------------------------------------------
Active Bond                                 $74     $106     $140      $226
----------------------------------------------------------------------------
V.A. Strategic Income                       $74     $107     $142      $230
----------------------------------------------------------------------------
Money Market                                $70     $ 95     $122      $189
----------------------------------------------------------------------------


Example IV If you begin receiving payments under one of the annuity payment options of a No Rider Contract at the end of the applicable time period, or if you do not surrender your No Rider Contract, you would pay:


-----------------------------------------------------------------------------
                                         1 Year  3 Years  5 Years   10 Years
-----------------------------------------------------------------------------
Equity Index                                $15      $46     $ 80       $176
-----------------------------------------------------------------------------
Growth & Income                             $20      $62     $107       $232
-----------------------------------------------------------------------------
Fundamental Growth                          $23      $71     $122       $261
-----------------------------------------------------------------------------
Small Cap Growth                            $25      $75     $129       $276
-----------------------------------------------------------------------------
V.A. Sovereign Investors                    $20      $62     $106       $230
-----------------------------------------------------------------------------
V.A. Relative Value                         $20      $63     $108       $234
-----------------------------------------------------------------------------
International Opportunities                 $25      $78     $134       $285
-----------------------------------------------------------------------------
International Opportunities B               $26      $80     $137       $290
-----------------------------------------------------------------------------
V.A. Financial Industries                   $22      $68     $116       $249
-----------------------------------------------------------------------------
Active Bond                                 $20      $61     $105       $226
-----------------------------------------------------------------------------
V.A. Strategic Income                       $20      $62     $106       $230
-----------------------------------------------------------------------------
Money Market                                $16      $50     $ 87       $189
-----------------------------------------------------------------------------

                                BASIC INFORMATION

     This "Basic Information" section provides answers to commonly asked questions about the contract. Here are the page numbers where the questions and answers appear:



  QUESTION                                                                STARTING ON PAGE
  --------                                                                ----------------
What is the contract? ..........................................................   11

Who owns the contract? .........................................................   11

Is the owner also the annuitant? ...............................................   11

How can I invest money in a contract? ..........................................   11

How will the value of my investment in the contract change over time? ..........   13

What annuity benefits does the contract provide? ...............................   13

To what extent can JHVLICO vary the terms and conditions of the contracts? .....   14

What are the tax consequences of owning a contract? ............................   14

How can I change my contract's investment allocations? .........................   15

What fees and charges will be deducted from my contract? .......................   16

How can I withdraw money from my contract? .....................................   19

What happens if the annuitant dies before my contract's date of maturity? ......   20

WHAT IS THE CONTRACT?

     The contract is a deferred payment variable annuity contract. An "annuity contract" provides a person (known as the "annuitant" or "payee") with a series of periodic payments. Because this contract is also a "deferred payment" contract, the annuity payments will begin on a future date, called the contract's "date of maturity." Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the variable investment options chosen. If your annuity is provided under a master group contract, the term "contract" as used in this prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

     That's up to you. Unless the contract provides otherwise, the owner of the contract is the person who can exercise the rights under the contract, such as the right to choose the investment options or the right to surrender the contract. In many cases, the person buying the contract will be the owner. However, you are free to name another person or entity (such as a trust) as owner. In writing this prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion.

IS THE OWNER ALSO THE ANNUITANT?

     In many cases, the same person is both the annuitant and the owner of a contract. The annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the annuitant receives payments from us under any annuity option that commences during the annuitant's lifetime. We may permit you to name another person as annuitant or joint annuitant if that person meets our underwriting standards. We may also permit you to name as joint annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Premium payments

     We call the investments you make in your contract premiums or premium payments. In general, you need at least a $1,000 initial premium payment to purchase a contract. If you choose to contribute more money into your contract, each subsequent premium payment must also be at least $500. If you deposit money directly from your bank account, your subsequent premium payments can be as small as $100.

Applying for a contract

     An authorized representative of the broker-dealer or financial institution through whom you purchase your contract will assist you in (1) completing an application or placing an order for a contract and (2) transmitting it, along with your initial premium payment, to the John Hancock Annuity Servicing Office.

     Once we receive your initial premium payment and all necessary information, we will issue your contract and invest your initial premium payment within two business days. If the information is not in good order, we will contact you to get the necessary information. If for some reason, we are unable to complete this process within 5 business days, we will either send back your money or get your permission to keep it until we get all of the necessary information.

     In certain situations, we will issue a contract upon receiving the order of your broker-dealer or financial institution, but delay the effectiveness of the contract until we receive your signed application. In those situations, if we do not receive your signed application within our required time period, we will deem the contract void from the beginning and return your premium payment.

     We measure the years and anniversaries of your contract from its date of issue. We use the term contract year to refer to each period of time between anniversaries of your contract's date of issue.

Limits on premium payments

     You can make premium payments of up to $1,000,000 in any one contract year. The total of all new premium payments and transfers that you allocate to any one variable investment option in any one contract year may not exceed $1,000,000. While the annuitant is alive and the contract is in force, you can make premium payments at any time before the date of maturity. However,

   -------------------------------------------------------------------------
                                          YOU MAY NOT MAKE ANY PREMIUM
                                          PAYMENTS AFTER THE ANNUITANT
    IF YOUR CONTRACT IS USED TO FUND               REACHES AGE
   -------------------------------------------------------------------------
     a "tax qualified plan"*                         70 1/2**
   -------------------------------------------------------------------------
     a non-tax qualified plan                        84 1/2
   -------------------------------------------------------------------------

    * as that term is used in "Tax Information," beginning on page 28. ** except for a Roth IRA, which has no age limit.

     We will not issue a contract if the proposed annuitant is older than age
84. We may waive any of these limits, however.

Ways to make premium payments

     Premium payments made by check or money order should be:

 . drawn on a U.S. bank,

 . drawn in U.S. dollars, and

 . made payable to "John Hancock."

     We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements. Premium payments after the initial premium payment should be sent to the John Hancock Annuity Servicing Office at the address shown on page 2 of this prospectus. We will also accept premium payments by wire. We will accept your initial premium payment by exchange from another insurance company. You can find information about wire payments under "Premium payments by wire," below. You can find information about other methods of premium payment by contacting your JHVLICO representative or by contacting the John Hancock Annuity Servicing Office.

     Once we have issued your contract and it becomes effective, we credit you with any additional premiums you pay as of the day we receive them at the John Hancock Annuity Servicing Office.

Premium payments by wire

     If you purchase your contract through a broker-dealer firm or financial institution, you may transmit your initial premium payment by wire order. Your wire orders must include information necessary to allocate the premium payment among your selected investment options.

     If your wire order is complete, we will invest the premium payment in your selected investment options as of the day we received the wire order. If the wire order is incomplete, we may hold your initial premium payment for up to 5 business days while attempting to obtain the missing information. If we can't obtain the information within 5 business days, we will immediately return your premium payment, unless you tell us to hold the premium payment for 5 more days pending completion of the application. Nevertheless, until we receive and accept a properly completed and signed application, we will not:

 . issue a contract;

 . accept premium payments;  or

 . allow other transactions.

     After we issue your contract, subsequent premium payments may be transmitted by wire through your bank. Information about our bank, our account number, and the ABA routing number may be obtained from the John Hancock Annuity Servicing Office. Banks may charge a fee for wire services.

 HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

     Prior to a contract's date of maturity, the amount you've invested in any variable investment option will increase or decrease based upon the investment experience of the corresponding fund. Except for certain charges we deduct, your investment experience will be the same as if you had invested in the fund directly and reinvested all fund dividends and distributions in additional shares.

     Like a regular mutual fund, each fund deducts investment management fees and other operating expenses. These expenses are shown in the fee table on pages 5 and 6. However, unlike a mutual fund, we will also deduct charges relating to the annuity guarantees and other features provided by the contract. These charges reduce your investment performance and the amount we credit to your contract in any variable investment option. We describe these charges under "What fees and charges will be deducted from my contract?" beginning on page 16.

     The amount you've invested in a guarantee period will earn interest at the rate we have set for that period. The interest rate depends upon the length of the guarantee period you select. In states where approved, we currently make available various guarantee periods with durations of up to ten years. As long as you keep your money in a guarantee period until its expiration date, we bear all the investment risk on that money.

     However, if you prematurely transfer, "surrender" or otherwise withdraw money from a guarantee period we will increase or reduce the remaining value in your contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that guarantee period. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of market value adjustment ("MVA")" beginning on page 24.

     At any time before the date of maturity, the total value of your contract equals

 . the total amount you invested,

 . minus all charges we deduct,

 . minus all withdrawals you have made,

 . plus or minus any positive or negative MVA's that we have made at the time of any premature withdrawals or transfers you have made from a guarantee period,

 . plus or minus each variable investment option's positive or negative investment return that we credit daily to any of your contract's value daily while it is in that option, and

 . plus the interest we credit to any of your contract's value while it is in a guarantee period.

 WHAT ANNUITY BENEFITS DOES A CONTRACT PROVIDE?

     If your contract is still in effect on its date of maturity, it enters what is called the annuity period. During the annuity period, we make a series of fixed or variable payments to you as provided under one of our several annuity options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the date of maturity. Therefore you should exercise care in selecting your date of maturity and your choices that are in effect on that date.

     You should carefully review the discussion under "The annuity period," beginning on page 25, for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

State law insurance requirements

     Insurance laws and regulations apply to us in every state in which our contracts are sold. As a result, various terms and conditions of your contract may vary from the terms and conditions described in this prospectus, depending upon where you reside. These variations will be reflected in your contract or in endorsements attached to your contract.

Variations in charges or rates

     We may vary the charges, guarantee periods, and other terms of our contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the contracts. These include the types of variations discussed under "Certain changes" in the Additional Information section of this prospectus.

 WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

     In most cases, no income tax will have to be paid on amounts you earn under a contract until these earnings are paid out. All or part of the following distributions from a contract may constitute a taxable payout of earnings:

 . partial withdrawal (including systematic withdrawals),

 . full withdrawal ("surrender"),

 . payment of any death benefit proceeds, and

 . periodic payments under one of our annuity payment options.

How much you will be taxed on distribution is based upon complex tax rules and depends on matters such as:

 . the type of the distribution,

 . when the distribution is made,

 . the nature of any tax qualified retirement plan for which the contract is being used, if any, and

 . the circumstances under which the payments are made.

     If your contract is issued in connection with a tax-qualified retirement plan, all or part of your premium payments may be tax-deductible.

     Special 10% tax penalties apply in many cases to the taxable portion of any distributions from a contract before you reach age 59 1/2. Also, most tax-qualified plans require that distributions from a contract commence and/or be completed by a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible premiums you paid or on any earnings under the contract.

     THE FAVORABLE TAX BENEFITS AVAILABLE FOR ANNUITY CONTRACTS ISSUED IN CONNECTION WITH TAX-QUALIFIED PLANS ARE ALSO GENERALLY AVAILABLE FOR OTHER TYPES OF INVESTMENTS OF TAX-QUALIFIED PLANS, SUCH AS INVESTMENTS IN MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. YOU SHOULD CAREFULLY CONSIDER WHETHER THE EXPENSES UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A TAX-QUALIFIED PLAN, AND THE INVESTMENT OPTIONS, DEATH BENEFITS AND LIFETIME ANNUITY INCOME OPTIONS PROVIDED UNDER SUCH AN ANNUITY CONTRACT, ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of premium payments

     When you apply for your contract, you specify the variable investment options or guarantee periods (together, your investment options) in which your premium payments will be allocated. You may change this investment allocation for future premium payments at any time. Any change in allocation will be effective as of receipt of your request at the John Hancock Annuity Servicing Office.

     Currently, you may use a maximum of 18 investment options over the life of your contract. For purposes of this limit, each contribution or transfer of assets into a variable investment option or guarantee period that you are not then using counts as one "use" of an investment option, even if you had used that option at an earlier time. Renewing a guarantee period upon its expiration does not count as a new use, however, if the new guarantee period has the same number of years as the expiring one.

Transferring your assets

     Up to 12 times during each year of your contract, you may transfer:

 . all or part of the assets held in one VARIABLE INVESTMENT OPTION to any other available variable investment option or guarantee period, or

 . all or part of the assets held in one GUARANTEE PERIOD to any other available guarantee period or variable investment option (these transfers may, however, incur a market value adjustment--either positive or negative).

Transfers under our dollar cost averaging program do not count toward the 12 you are allowed each year. However, you may not:

 . transfer assets within 30 days prior to the contract's date of maturity,

 . transfer more than $1,000,000 in a contract year from any one variable investment option or guarantee period, without our prior approval,

 . make any transfer that would cause you to exceed the above-mentioned maximum of 18 investment options,

 . make any transfers, during the annuity period, to or from a fixed investment option, or

 . make any transfer during the annuity period that would result in more than four investment options being used at once.

     The contract you are purchasing was not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers. The use of such transfers may be disruptive to a fund. We reserve the right to reject any premium payment or transfer request from any person, if in our judgment, a fund would be unable to invest effectively in accordance with its investment objectives and policies, or would otherwise be potentially adversely affected.

Procedure for transferring your assets

     You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the John Hancock Annuity Servicing Office at the address shown on page 2. Your request should include:

 . your name,

 . daytime telephone number,

 . contract number,

 . the names of the investment options being transferred to and from each, and

 . the amount of each transfer.

The request becomes effective on the day we receive your request, in proper form, at the John Hancock Annuity Servicing Office.

Telephone transfers

     Once you have completed a written authorization, you may request a transfer by telephone or by fax. If the fax request option becomes unavailable, another means of telecommunication will be substituted.

     If you authorize telephone transactions, you will be liable for any loss, expense or cost arising out of any unauthorized or fraudulent telephone instructions which we reasonably believe to be genuine, unless such loss, expense or cost is the result of our mistake or negligence. We employ procedures which provide safeguards against the execution of unauthorized transactions, and which are reasonably designed to confirm that instructions received by telephone are genuine. These procedures include requiring personal identification, tape recording calls, and providing written confirmation to the owner. If we do not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, we may be liable for any loss due to unauthorized or fraudulent instructions.

     The contracts are not designed for professional market timing organizations or other persons or entities that use programmed or frequent transfers among investment options. For reasons such as that, we reserve the right to change our telephone transaction policies or procedures at any time. We also reserve the right to suspend or terminate the privilege altogether.

Dollar cost averaging program

     You may elect, at no cost, to automatically transfer assets from any variable investment option to one or more other variable investment options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the dollar cost averaging program:

 . you may elect the program only if the total value of your contract equals
   $15,000 or more,

 . the amount of each transfer must equal at least $250,

 . you may change your dollar cost averaging instructions at any time in writing or, if you have authorized telephone transfers, by telephone,

 . you may discontinue the program at any time,

 . the program automatically terminates when the variable investment option from which we are taking the transfers has been exhausted,

 . automatic transfers to or from guarantee periods are not permitted.

We reserve the right to suspend or terminate the program at any time.

WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

Mortality and expense risk charge

     We deduct a daily charge that compensates us primarily for mortality and expense risks that we assume under the contracts. On an annual basis, this charge equals 0.90% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.)

     In return for mortality risk charge, we assume the risk that annuitants as a class will live longer than expected, requiring us to a pay greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the contracts may be higher than we expected when we set the level of the contracts' other fees and charges, or that our revenues from such other sources will be less.

Administrative services charge

     We deduct a daily charge for administrative and clerical services that the contracts require us to provide.

     On an annual basis, this charge equals 0.35% of the value of the assets you have allocated to the variable investment options. (This charge does not apply to assets you have in our guarantee periods.) However, if your initial premium payment was more than $250,000, we reduce the charge to 0.10%.

Annual contract fee

     Prior to the date of maturity of your contract, we will deduct $30 each year from your contract if it has a total value of less than $10,000. We deduct this annual contract fee at the beginning of each contract year after the first contract year. We also deduct it if you surrender your contract. We take the deduction proportionally from each variable investment option and each guarantee period you are then using. We reserve the right to increase the annual contract fee to $50.

Premium taxes

     We make deductions for any applicable premium or similar taxes based on the amount of a premium payment. Currently, certain local jurisdictions assess a tax of up to 5% of each premium payment.

     In most cases, we deduct a charge in the amount of the tax from the total value of the contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each premium payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Withdrawal charge

     If you withdraw some money from your contract prior to the date of maturity ("partial withdrawal") or if you surrender (turn in) your contract, in its entirety, for cash prior to the date of maturity ("total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load." We use this charge to help defray expenses relating to the sales of the contracts, including commissions paid and other distribution costs.

     Here's how we determine the charge: In any contract year, you may withdraw up to 10% of the total value of your contract (computed as of the beginning of the contract year) without the assessment of any withdrawal charge. We refer to this amount as the "free withdrawal amount." However, if the amount you withdraw or surrender totals more than the free withdrawal amount during the contract year, we will assess a withdrawal charge on any amount of the excess that we attribute to premium payments you made within seven years of the date of the withdrawal or surrender.

     The withdrawal charge percentage depends upon the number of years that have elapsed from the date you paid the premium to the date of its withdrawal, as follows:

          ------------------------------------------------------------
          YEARS FROM DATE OF PREMIUM PAYMENT TO
             DATE OF SURRENDER OR WITHDRAWAL        WITHDRAWAL CHARGE*
          ------------------------------------------------------------
          7 or more ...............................     0%
          ------------------------------------------------------------
          6 but less than 7 .......................     2%
          ------------------------------------------------------------
          5 but less than 6 .......................     3%
          ------------------------------------------------------------
          4 but less than 5 .......................     4%
          ------------------------------------------------------------
          3 but less than 4 .......................     5%
          ------------------------------------------------------------
          2 but less than 3 .......................     5%
          ------------------------------------------------------------
          less than 2 .............................     6%
          ------------------------------------------------------------

  * AS A PERCENTAGE OF THE AMOUNT OF SUCH PREMIUM THAT WE CONSIDER TO HAVE BEEN WITHDRAWN (INCLUDING THE WITHDRAWAL CHARGE), AS EXPLAINED IN THE FOLLOWING TEXT.

     Solely for purposes of determining the amount of the withdrawal charge, we assume that each withdrawal (together with any associated withdrawal charge) is a withdrawal first from the earliest premium payment, and then from the next earliest premium payment, and so forth until all payments have been exhausted. Once a premium payment has been considered to have been "withdrawn" under these procedures, that premium payment will not enter into any future withdrawal charge calculations. For this purpose, we also consider any amounts that we deduct for the annual contract charge to have been withdrawals of premium payments (which means that no withdrawal charge will ever be paid on those amounts).

     The amount of any withdrawal that exceeds any remaining premium payments that have not already been considered as withdrawn will not be subject to any withdrawal charge. This means that no withdrawal charge will apply to any favorable investment experience that you have earned.

     Here's how we deduct the withdrawal charge: We deduct the withdrawal charge proportionally from each variable investment option and each guarantee period being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a "Growth" variable investment option and 40% from a money market variable investment option, then we will deduct 60% of the withdrawal charge from the "Growth" option and 40% from the money market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other investment options, pro-rata based on the value in each. If your contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

     You will find examples of how we compute the withdrawal charge in Appendix B to this prospectus.

     When withdrawal charges don't apply: We don't assess a withdrawal charge in the following situations:

 . on amounts applied to an annuity option at the contract's date of maturity or to pay a death benefit;

 . on certain withdrawals if you have elected the nursing home rider that waives the withdrawal charge; and

 . on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

     How an MVA affects the withdrawal charge: If you make a withdrawal from a guarantee period at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much less. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much more.

Other charges

     We offer, subject to state availability, three optional benefit riders. We charge a separate monthly charge for each rider selected. At the beginning of each month, we charge an amount equal to 1/12/th/ of the following annual percentages:

--------------------------------------------------------------------------------
Stepped up death benefit*   0.15% of total value of your contract
--------------------------------------------------------------------------------
Accidental death benefit    0.10% of total value of your contract
--------------------------------------------------------------------------------
                            0.05% of that portion of your contract's total value
Nursing home waiver         attributable to premiums that are still subject to
                            surrender charges
--------------------------------------------------------------------------------

          *Some people refer to this benefit as the "enhanced stepped-up death benefit."

     We deduct the charge proportionally from each of your investment options, based on your value in each.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and partial withdrawals

  Prior to your contract's date of maturity, if the annuitant is living, you may:

 . surrender your contract for a cash payment of its "surrender value," or

 . make a partial withdrawal of the surrender value.

     The surrender value of a contract is the total value of a contract, after any market value adjustment, MINUS the annual contract fee and any applicable premium tax and withdrawal charges. We will determine the amount surrendered or withdrawn as of the date we receive your request at the John Hancock Annuity Servicing Office.

     Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "Tax information," beginning on page
28. Among other things, if you make a full surrender or partial withdrawal from your contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.

     We will deduct any partial withdrawal proportionally from each of your investment options based on the value in each, unless you direct otherwise.

  Without our prior approval, you may not make a partial withdrawal

 . for an amount less than $100, or

 . if the remaining total value of your contract would be less than $1,000.

     If your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals. We reserve the right to terminate your contract if the value of your contract becomes zero.

     You generally may not make any surrenders or partial withdrawals once we begin making payments under an annuity option.

Nursing home waiver of withdrawal charge

     If your state permits, you may purchase an optional nursing home waiver of withdrawal charge rider when you apply for a contract. Under this rider, we will waive the withdrawal charge on any withdrawals, provided all the following conditions apply:

 . you become confined to a nursing home beginning at least 90 days after we issue your contract.

 . you remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

 . we receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

 . your confinement is prescribed by a doctor and medically necessary.

 You may not purchase this rider if (1) you are older than 75 years at application or (2) if you were confined to a nursing home within the past two years.

     You should carefully review the tax considerations for optional benefit riders on page 28 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

Systematic withdrawal plan

     Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless you request otherwise and we agree, we will deduct the requested amount from each applicable investment option in the ratio that the value of each bears to the total value of your contract. Each systematic withdrawal is subject to any withdrawal charge or market value adjustment that would apply to an otherwise comparable non-systematic withdrawal. See "How will the value of my investment in the contract change over time?" beginning on page 13, and "What fees and charges will be deducted from my contract?" beginning on page 16. The same tax consequences also generally will apply.

  The following conditions apply to systematic withdrawal plans:

 . you may elect the plan only if the total value of your contract equals
   $15,000 or more,

 . the amount of each systematic withdrawal must equal at least $10,

 . if the amount of each withdrawal drops below $100 or the total value of your contract becomes less that $5,000, we will suspend the plan and notify you,

 . you may cancel the plan at any time.

 We reserve the right to modify the terms or conditions of the plan at any time without prior notice.

 WHAT HAPPENS IF THE ANNUITANT DIES BEFORE MY CONTRACT'S DATE OF MATURITY?

Standard death benefit

  If the annuitant dies before your contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit rider.

  The standard death benefit is the greater of:

 . the total value of your contract, adjusted by any then-applicable market value adjustment, or

 . the total amount of premium payments made, minus any partial withdrawals and related withdrawal charges.

  We calculate the death benefit value as of the day we receive, in proper order at the John Hancock Annuity Servicing Office:

 . proof of the annuitant's death, and

 . any required instructions as to method of settlement.

     Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the beneficiary you chose prior to the annuitant's death. If you have not elected an optional method of settlement, the beneficiary may do so. However, if the death benefit is less than $5,000, we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity options," beginning on page 27.

Enhanced death benefit riders

   "Stepped-up" death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to enhance the standard death benefit by purchasing a stepped-up death benefit rider. Under this rider, if the annuitant dies before the contract's date of maturity, we will pay the beneficiary the greater of:

 . the standard death benefit (described above) or

 . the highest total value of your contract (adjusted by any market value adjustment) as of any anniversary of your contract to date, PLUS any premium payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

     For these purposes, however, we count only those contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the annuitant attains age 81.

     You may elect this rider ONLY when you apply for the contract and ONLY if this rider is available in your state. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 16 under "What fees and charges will be deducted from my contract?"

     You should carefully review the tax considerations for optional benefit riders on page 28 before selecting this optional benefit rider. For a more complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy on request.

   Accidental death benefit rider

     If you are under age 80 when you apply for your contract, you may elect to purchase an accidental death benefit rider. In addition to any other death benefit, this rider provides a benefit upon the accidental death of the annuitant prior to the earlier of:

 . the contract's date of maturity, and

 . the annuitant's 80/th/ birthday.

     Under this rider, the beneficiary will receive an amount equal to the total value of the contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the John Hancock Annuity Servicing Office:

 . proof of the annuitant's death, and

 . any required instructions as to method of settlement.

     You may elect this rider ONLY when you apply for the contract. As long as the rider is in effect, you will pay a monthly charge for this benefit. For a description of this charge, refer to page 16 under "What fees and charges will be deducted from my contract?"

     You should carefully review the tax considerations for optional benefit riders on page 28 before selecting this optional benefit rider. For a complete description of the terms and conditions of this benefit, you should refer directly to the rider. We will provide you with a copy upon request. Not all states allow this benefit.

                             ADDITIONAL INFORMATION
                                                                        STARTING
CONTENTS OF THIS SECTION                                                 ON PAGE

Description of JHVLICO .................................................    23

Who should purchase a contract .........................................    23

How we support the variable investment options .........................    23

How we support the guarantee periods ...................................    24

How the guarantee periods work .........................................    24

The accumulation period ................................................    25

The annuity period .....................................................    25

Variable investment option valuation procedures ........................    27

Distribution requirements following death of owner .....................    28

Miscellaneous provisions ...............................................    28

Tax information ........................................................    28

Further information about JHVLICO ......................................    34

Management's discussion and analysis ...................................    36

Performance information ................................................    56

Reports ................................................................    57

Voting privileges ......................................................    57

Certain changes ........................................................    57

Distribution of contracts ..............................................    58

Experts ................................................................    58

Registration statement .................................................    58

Condensed financial information ........................................    59

Appendix A - Details About Our Guarantee Periods .......................   100

Appendix B - Examples of Withdrawal Charge Calculation .................   103

DESCRIPTION OF JHVLICO

     We are JHVLICO, a stock life insurance company organized, in 1979, under the laws of the Commonwealth of Massachusetts. We have authority to transact business in all states, except New York. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117. At year end 2001, John Hancock's assets were approximately $81 billion and it had invested approximately $575 million in JHVLICO in connection with JHVLICO's organization and operation.

     It is anticipated that John Hancock will from time to time make additional capital contributions to JHVLICO to enable us to meet our reserve requirements and expenses in connection with our business. John Hancock is committed to make additional capital contributions if necessary to ensure that we maintain a positive net worth.

WHO SHOULD PURCHASE A CONTRACT?

     We designed these contracts for individuals doing their own retirement planning, including purchases under plans and trusts that do not qualify for special tax treatment under the Internal Revenue Code of 1986 (the "Code"). We also offer the contracts for purchase under:

 . traditional individual retirement annuity plans ("traditional IRAs") satisfying the requirements of Section 408 of the Code;

 . non-deductible IRA plans ("Roth IRAs") satisfying the requirements of Section
   408A of the Code;

 . SIMPLE IRA plans adopted under Section 408(p) of the Code;

 . Simplified Employee Pension plans ("SEPs") adopted under Section 408(k) of the Code; and

 . annuity purchase plans adopted under Section 403(b) of the Code by public school systems and certain other tax-exempt organizations.

     We do not currently offer the contracts to every type of tax-qualified plan, and we may not offer the contracts for all types of tax-qualified plans in the future. In certain circumstances, we may make the contracts available for purchase under deferred compensation plans maintained by a state or political subdivision or tax exempt organization under Section 457 of the Code or by pension or profit-sharing plans qualified under section 401(a) of the Code. We provide general federal income tax information for contracts purchased in connection with tax qualified retirement plans beginning on page 30.

     When a contract forms part of a tax-qualified plan it becomes subject to special tax law requirements, as well as the terms of the plan documents themselves, if any. Additional requirements may apply to plans that cover a "self-employed individual" or an "owner-employee". Also, in some cases, certain requirements under "ERISA" (the Employee Retirement Income Security Act of 1974) may apply. Requirements from any of these sources may, in effect, take precedence over (and in that sense modify) the rights and privileges that an owner otherwise would have under a contract. Some such requirements may also apply to certain retirement plans that are not tax-qualified.

     We may include certain requirements from the above sources in endorsements or riders to the affected contracts. In other cases, we do not. In no event, however, do we undertake to assure a contract's compliance with all plan, tax law, and ERISA requirements applicable to a tax-qualified or non tax-qualified retirement plan. Therefore, if you use or plan to use a contract in connection with such a plan, you must consult with competent legal and tax advisers to ensure that you know of (and comply with) all such requirements that apply in your circumstances.

     To accommodate "employer-related" pension and profit-sharing plans, we provide "unisex" purchase rates. That means the annuity purchase rates are the same for males and females. Any questions you have as to whether you are participating in an "employer-related" pension or profit-sharing plan should be directed to your employer. Any question you or your employer have about unisex rates may be directed to the John Hancock Annuity Servicing Office.

HOW WE SUPPORT THE VARIABLE INVESTMENT OPTIONS

     We hold the fund shares that support our variable investment options in John Hancock Variable Annuity Account JF (the "Account"), a separate account established by JHVLICO under Massachusetts law. The Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act").

     The Account's assets, including each Series Fund's shares, belong to JHVLICO. Each contract provides that amounts we hold in the Account pursuant to the policies cannot be reached by any other persons who may have claims against us.

     All of JHVLICO's general assets also support JHVLICO's obligations under the contracts, as well as all of its other obligations and liabilities. These general assets consist of all

JHVLICO's assets that are not held in the Account (or in another separate account) under variable annuity or variable life insurance contracts that give their owners a preferred claim on those assets.

HOW WE SUPPORT THE GUARANTEE PERIODS

     All of JHVLICO's general assets (discussed above) support its obligations under the guarantee periods (as well as all of its other obligations and liabilities). To hold the assets that support primarily the guarantee periods, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the guarantee periods belong to us; any favorable investment performance on the assets allocated to the guarantee periods belongs to us. Instead, you earn interest at the guaranteed interest rate you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected guarantee period.

HOW THE GUARANTEE PERIODS WORK

     Amounts you allocate to the guarantee periods earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the guarantee period, we will automatically transfer its accumulated value to a money market variable investment option under your contract, unless you elect to:

 . withdraw all or a portion of any such amount from the contract,

 . allocate all or a portion of such amount to a new guarantee period or periods of the same or different duration as the expiring guarantee period, or

 . allocate all or a portion of such amount to one or more of the variable investment options.

     You must notify us of any such election, by mailing a request to us at the John Hancock Annuity Servicing Office at least 30 days prior to the end of the expiring guarantee period. We will notify you of the end of the guarantee period at least 30 days prior its expiration. The first day of the new guarantee period or other reallocation will begin the day after the end of the expiring guarantee period.

     We currently make available guarantee periods with durations up to ten years. You may not select a guarantee period if it extends beyond your contract's date of maturity. We reserve the right to add or delete guarantee periods from those that are available at any time for new allocations.

Guaranteed interest rates

     Each guarantee period has its own guaranteed rate. We may, at our discretion, change the guaranteed rate for future guarantee periods. These changes will not affect the guaranteed rates being paid on guarantee periods that have already commenced. Each time you allocate or transfer money to a guarantee period, a new guarantee period, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any guarantee period offering a guaranteed rate below 3%.

--------------------------------------------------------------------------------
     We make the final determination of guaranteed rates to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future guaranteed periods.
--------------------------------------------------------------------------------

     You may obtain information concerning the guaranteed rates applicable to the various guarantee periods, and the durations of the guarantee periods offered at any time by calling the John Hancock Annuity Servicing Office at the telephone number on page 2.

Calculation of market value adjustment ("MVA")

     If you withdraw, surrender, transfer, or otherwise remove money from a guarantee period prior to its expiration date, we will apply a market value adjustment.

 A market value adjustment also generally applies to:

 . death benefits pursuant to your contract,

 . amounts you apply to an annuity option, and

 . amounts paid in a single sum in lieu of an annuity.

     The market value adjustment increases or decreases your remaining value in the guarantee period. If the value in that guarantee period is insufficient to pay any negative MVA, we will deduct any excess from the value in your other investment options pro-rata based on the value in each. If there is insufficient value in your other investment options, we will in no event pay out more than the surrender value of the contract.

  Here is how the MVA works:
--------------------------------------------------------------------------------
 We compare

 . the guaranteed rate of the guarantee period from which the assets are being taken WITH
 . the guaranteed rate we are currently offering for guarantee periods of the same duration as remains in the guarantee period from which the assets are being taken.

If the first rate exceeds the second by more than 1/2 %, the market value adjustment produces an increase in your contract's value. If the first rate does not exceed the second by at least 1/2 %, the market value adjustment produces a decrease in your contract's value.
--------------------------------------------------------------------------------

     For this purpose, we consider that the amount withdrawn from the guarantee period includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

     The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

THE ACCUMULATION PERIOD

Your value in our variable investment options

     Each premium payment or transfer that you allocate to a variable investment option purchases "accumulation units" of that variable investment option. Similarly, each withdrawal or transfer that you take from a variable investment option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

Valuation of accumulation units

     To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                 ----------------------------------------------
                  dollar amount of transaction
                                   DIVIDED BY
                  value of one accumulation unit for the
                  applicable variable investment option at the
                  time of such transaction
                 ----------------------------------------------

     The value of each accumulation unit will change daily depending upon the investment performance of the fund that corresponds to that variable investment option and certain charges we deduct from such investment option. (See below under "Variable investment option valuation procedures.")

     Therefore, at any time prior to the date of maturity, the total value of your contract in a variable investment option can be computed according to the following formula:

                -----------------------------------------------
                number of accumulation units in the
                variable investment options
                                      TIMES
                value of one accumulation unit for the
                applicable variable investment option at that
                time
                -----------------------------------------------

Your value in the guarantee periods

  On any date, the total value of your contract in a guarantee period equals:

 . the amount of premium payments or transferred amounts allocated to the guarantee period, MINUS

 . the amount of any withdrawals or transfers paid out of the guarantee period, MINUS

 . the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

 . the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

 . the amount of any charges and fees deducted from that guarantee period, PLUS

 . interest compounded daily on any amounts in the guarantee period from time to time at the effective annual rate of interest we have declared for that guarantee period.

THE ANNUITY PERIOD

Date of maturity

     Your contract specifies the date of maturity, when payments from one of our annuity options are scheduled to begin. You initially choose a date of maturity when you complete your application for a contract. Unless we otherwise permit, the date of maturity must be:

 . at least 6 months after the date the first premium payment is applied to your contract, and

 . no later than the maximum age specified in your contract (normally age
   95).

     Subject always to these requirements, you may subsequently select an earlier date of maturity. The John Hancock Annuity Servicing Office must receive your new selection at least 31 days prior to the new date of maturity, however. Also, if you are selecting or changing your date of maturity for a contract issued under a tax qualified plan, special limits apply. (See "Contracts purchased for a tax-qualified plan," beginning on page 30.)

Choosing fixed or variable annuity payments

     During the annuity period, the total value of your contract must be allocated to no more than four investment options. During the annuity period, we do not offer the guarantee periods. Instead, we offer annuity payments on a fixed basis as one investment option, and annuity payments on a variable basis for EACH variable investment option.

     We will generally apply (1) amounts allocated to the guarantee periods as of the date of maturity to provide annuity payments on a fixed basis and (2) amounts allocated to variable investment options to provide annuity payments on a variable basis. If you are using more than four investment options on the date of maturity, we will divide your contract's value among the four investment options with the largest values (directing all guarantee periods as a single option), pro-rata based on the amount of the total value of your contract that you have in each.

     We will make a market value adjustment to any remaining guarantee period amounts on the date of maturity, before we apply such amounts to an annuity payment option.

     Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an annuity option

     Each contract provides, at the time of its issuance, for annuity payments to commence on the date of maturity pursuant to Option A: "life annuity with 10 years guaranteed" (discussed under "Annuity options" on page 27).

     Prior to the date of maturity, you may select a different annuity option. However, if the total value of your contract on the date of maturity is not at least $5,000, Option A: "life annuity with 10 years guaranteed" will apply, regardless of any other election that you have made. You may not change the form of annuity option once payments commence.

     If the initial monthly payment under an annuity option would be less than $50, we may make a single sum payment equal to the total surrender value of your contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

     Subject to that $50 minimum limitation, your beneficiary may elect an annuity option if:

 . you have not made an election prior to the annuitant's death;

 . the beneficiary is entitled to payment of a death benefit of at least
   $5,000 in a single sum; and

 . the beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable monthly annuity payments

     We determine the amount of the first variable monthly payment under any variable investment option by using the applicable annuity purchase rate for the annuity option under which the payment will be made. The contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the annuitant or other payee.

     The amount of each subsequent variable annuity payment under that variable investment option depends upon the investment performance of that variable investment option.

     Here's how it works:

 . we calculate the actual net investment return of the variable investment option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

 . if that actual net investment return exceeds the "assumed investment rate"
   (explained below), the current monthly payment will be larger than the previous one.

 . if the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

   Assumed investment rate

     The assumed investment rate for any variable portion of your annuity payments will be 3 1/2 % per year, except as follows.

     You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

Fixed monthly annuity payments

     The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the annuity option selected. To determine such dollar amount we first, in accordance with the procedures described above, calculate the amount to be applied to the fixed annuity option as of the date of maturity. We then subtract any applicable premium tax charge and divide the difference by $1,000.

 We then multiply the result by the greater of:

 . the applicable fixed annuity purchase rate shown in the appropriate table in the contract; or

 . the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the annuitant, unless prohibited by law.)

Annuity options

     Here are some of the annuity options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those annuity options listed here and in your contract.

     OPTION A: LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guarantee period to a contingent payee, subject to the terms of any supplemental agreement issued.

     Federal income tax requirements currently applicable to contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated beneficiary.

     OPTION B: LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

     OPTION C: JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION D: JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

     OPTION E: LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

     OPTION F: INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

     OPTION G: INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the contract.

     With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only fixed annuity payments. Payments under Options F and G must continue for 10 years, unless your contract has been in force for 5 years or more.

     If the payee is more than 85 years old on the date of maturity, the following two options are not available:

 . Option A:  "life annuity with 5 years guaranteed" and

 . Option B:  "life annuity without further payment on the death of payee."

 VARIABLE INVESTMENT OPTION VALUATION PROCEDURES

     We compute the net investment return and accumulation unit values for each variable investment option as of the end of each business day. A business day is any date on which the New York Stock Exchange is open for regular trading. Each business day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern time. On any date other than a business day, the accumulation unit value or annuity unit value will be the same as the value at the close of the next following business day.

DISTRIBUTION REQUIREMENTS FOLLOWING DEATH OF OWNER

     If you did not purchase your contract under a tax qualified plan (as that term is used below), the Code requires that the following distribution provisions apply if you die. We summarize these provisions in the following box. In most cases, these provisions do not cause a problem if you are also the annuitant under your policy. If you have designated someone other than yourself as the annuitant, however, your heirs will have less discretion than you would have had in determining when and how the contract's value would be paid out.

--------------------------------------------------------------------------------
 IF YOU DIE BEFORE ANNUITY PAYMENTS HAVE BEGUN:
 . if the contract's designated beneficiary is your surviving spouse, your spouse may continue the contract in force as the owner.
 . if the beneficiary is not your surviving spouse OR if the beneficiary is your surviving spouse but chooses not to continue the contract, the "entire interest" (as discussed below) in the contract on the date of your death must be:

     (1)  paid out in full within five years of your death or

     (2) applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

     If you are the last surviving annuitant, as well as the owner, the entire interest in the contract on the date of your death equals the death benefit that then becomes payable. If you are the owner but not the last surviving annuitant, the entire interest equals:

 . the surrender value if paid out in full within five years of your death, or . the total value of your contract applied in full towards the purchase of a life annuity on the beneficiary with payments commencing within one year of your death.

 IF YOU DIE ON OR AFTER ANNUITY PAYMENTS HAVE BEGUN:

 . any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.
--------------------------------------------------------------------------------

     The Code imposes very similar distribution requirements on contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

     Notice of the death of an owner or annuitant should be furnished promptly to the John Hancock Annuity Servicing Office.

MISCELLANEOUS PROVISIONS

Assignment; change of owner or beneficiary

     To qualify for favorable tax treatment, certain contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the owner is a trustee under section 401(a) of the Internal Revenue Code.

     Subject to these limits, while the annuitant is alive, you may designate someone else as the owner by written notice to the John Hancock Annuity Servicing Office. The contract designates the person you choose as beneficiary. You may change the beneficiary by written notice no later than receipt of due proof of the death of the annuitant. Changes of owner or beneficiary will take effect whether or not you or the annuitant is then alive. However, these changes are subject to:

     . the rights of any assignees of record,

     . the any action taken prior to receipt of the notice, and

     . certain other conditions.

     An assignment, pledge, or other transfer may be a taxable event. See "Tax information" below. Therefore, you should consult a competent tax adviser before taking any such action.

TAX INFORMATION

Our income taxes

     We are taxed as a life insurance company under the Internal Revenue Code (the "Code"). The Account is taxed as part of our operations and is not taxed separately.

     The contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the contracts or the Account. Currently, we do not anticipate making a charge such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future.

Special Considerations for Optional Benefit Riders

     If you have elected the optional stepped-up death benefit rider or accidental death benefit rider, it is our understanding that the charges relating to these riders are not subject to current taxation. The Internal Revenue Service ("IRS") might take the position, however, that each charge associated with the rider is deemed a partial withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature distributions from annuities. We understand that you are not prevented from adding any of our optional death benefit riders to your contract if it is issued as an IRA. However, the law is unclear because IRAs generally may not invest in "life insurance contracts." Therefore, it is possible that a contract may be disqualified as an IRA if it has an optional death benefit rider added to it.
If so, you may be subject to increased taxes.

     At present, the IRS has not provided guidance as to the tax effect of adding an optional nursing home waiver of withdrawal charge rider to an annuity contract. The IRS might take the position that each charge associated with this rider is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals.

     We do not currently report rider charges as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such. You should consult a competent tax adviser before electing any of these optional benefit riders.

Contracts not purchased to fund a tax qualified plan

   Undistributed gains

     We believe the contracts will be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your contract until we actually distribute assets to you.

     However, a contract owned other than by a natural person (e.g., corporations, partnerships, limited liability companies and other such entities) does not generally qualify as an annuity for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an owner in the year earned.

   Annuity payments

     When we make payments under a contract in the form of an annuity, each payment will result in taxable ordinary income to you, to the extent that each such payment exceeds an allocable portion of your "investment in the contract" (as defined in the Code). In general, your "investment in the contract" equals the aggregate amount of premium payments you have made over the life of the contract, reduced by any amounts previously distributed from the contract that were not subject to tax.

     The Code prescribes the allocable portion of each such annuity payment to be excluded from income according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. After the entire "investment in the contract" has been distributed, any remaining payment is fully taxable.

   Surrenders, withdrawals and death benefits

     When we make a single sum payment from a contract, you have ordinary taxable income, to the extent the payment exceeds your "investment in the contract" (discussed above). Such a single sum payment can occur, for example, if you surrender your contract before the date of maturity or if no annuity payment option is selected for a death benefit payment.

     When you take a partial withdrawal from a contract before the date of maturity, including a payment under a systematic withdrawal plan, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your contract exceeds the investment in the contract, the excess will be considered "gain" and the withdrawal will be taxable as ordinary income up to the amount of such "gain". Taxable withdrawals may also be subject to the special penalty tax for premature withdrawals as explained below. When only the investment in the contract remains, any subsequent withdrawal made before the date of maturity will be a tax-free return of investment. If you assign or pledge any part of your contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.

     For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all annuity contracts issued by JHVLICO or its affiliates to the owner within the same calendar year will be treated as if they were a single contract.

     All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your "investment in the contract."

     Under the Code, an annuity must provide for certain required distributions. For example, if the owner dies on or after the maturity date, and before the entire annuity value has been paid, the remaining value must be distributed at least as rapidly as under the method of distribution being used at the date of the owner's death. We discuss other distribution requirements in the preceding section entitled "Distribution requirements following death of owner."

   Penalty for premature withdrawals

     The taxable portion of any withdrawal, single sum payment and certain death benefit payments may also trigger an additional 10% penalty tax. The penalty tax does not apply to payments made to you after age 59 1/2, or on account of your death or disability. Nor will it apply to withdrawals in substantially equal periodic payments over the life of the payee (or over the joint lives of the payee and the payee's beneficiary).

   Puerto Rico annuity contracts not purchased to fund a tax qualified plan

     Under the Puerto Rico tax laws, distributions from a contract not purchased to fund a tax qualified plan ("Non-Qualified Contract") before annuitization are treated as non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions are fully taxable. Distributions after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization is equal to the amount of the distribution in excess of 3% of the total purchase payments paid, until an amount equal to the total purchase payments paid has been excluded. Thereafter, the entire distribution from a Non-Qualified Contract is included in gross income. Puerto Rico does not currently impose an early withdrawal penalty tax. Generally, Puerto Rico does not require income tax to be withheld from distributions of income.

Diversification requirements

     Each of the funds of the Series Funds intends to qualify as a regulated investment company under Subchapter M of the Code and meet the investment diversification tests of Section 817(h) of the Code and the underlying regulations. Failure to do so could result in current taxation to you on gains in your contract for the year in which such failure occurred and thereafter.

     The Treasury Department or the Internal Revenue Service may, at some future time, issue a ruling or regulation presenting situations in which it will deem contract owners to exercise "investor control" over the fund shares that are attributable to their contracts. The Treasury Department has said informally that this could limit the number or frequency of transfers among variable investment options. This could cause you to be taxed as if you were the direct owner of your allocable portion of fund shares. We reserve the right to amend the contracts or the choice of investment options to avoid, if possible, current taxation to the owners.

Contracts purchased for a tax qualified plan

     We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a tax-qualified plan, and contains rules to limit the amount you can contribute to all of your tax-qualified plans. Trustees and administrators of tax qualified plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from tax qualified plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

     The Code generally requires tax-qualified plans (other than Roth IRAs) to begin making annual distributions of at least a minimum amount each year after a specified point. For example, minimum distributions to an employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires. On the other hand, distributions from a traditional IRA, SIMPLE IRA or SEP IRA must begin no later than April 1 of the year following the year in which the contract owner attains age 70 1/2. The minimum amount of a distribution and the time when distributions start will vary by plan.

   Tax-free rollovers

     For tax years beginning in 2002, if permitted under your plans, you may make a tax-free rollover from:

 . a traditional IRA to another traditional IRA,

 . a traditional IRA to another tax-qualified plan, including a Section 403(b) plan

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) to a traditional IRA,

 . any tax-qualified plan (other than a Section 457 deferred compensation plan maintained by a tax exempt organization) to another tax-qualified plan, including a roll-over of amounts from your prior plan derived from your "after-tax" contributions from "involuntary" distributions,

 . a Section 457 deferred compensation plan maintained by a tax-exempt organization to another Section 457 deferred compensation plan maintained by a tax-exempt organization and

 . a traditional IRA to a Roth IRA, subject to special restrictions discussed below.

     In addition, if your spouse survives you, he or she is permitted to rollover your tax-qualified retirement account to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse' plan.

      Traditional IRAs

     Annual contribution limit.  A traditional individual retirement annuity (as
     -------------------------
defined in Section 408 of the Code) generally permits an eligible purchaser to make annual contributions which cannot exceed the lesser of:

 . 100% of compensation includable in your gross income, or

 . the IRA annual limit for that tax year. For tax years beginning in 2002, 2003 and 2004, the annual limit is $3,000 per year. For tax years beginning in 2005, 2006 and 2007, the annual limit is $4,000 per year and, for the tax year beginning in 2008, the annual limit is $5,000. After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

     Catch-Up Contributions.  An IRA holder age 50 or older may increase
     ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

     Spousal IRA.  You may also purchase an IRA contract for the benefit of your
     -----------
spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation).

     Deductibility of contributions.  You may be entitled to a full deduction, a
     ------------------------------
partial deduction or no deduction for your traditional IRA contribution on your federal income tax return.

     The amount of your deduction is based on the following factors:

 . whether you or your spouse is an active participant in an employer sponsored retirement plan,

 . your federal income tax filing status, and

 . your "Modified Adjusted Gross Income."

     Your traditional IRA deduction is subject to phase out limits, based on your Modified Adjusted Gross Income, which are applicable according to your filing status and whether you or your spouse are active participants in an employer sponsored retirement plan. You can still contribute to a traditional IRA even if your contributions are not deductible.

     Distributions.   In general, all amounts paid out from a traditional IRA
     -------------
contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. As in the case of a contract not purchased under a tax-qualified plan, you may incur additional adverse tax consequences if you make a surrender or withdrawal before you reach age 59 1/2 (unless certain exceptions apply as specified in Code section 72(t)). If you have made any non-deductible contributions to an IRA contract, all or part of any withdrawal or surrender proceeds, single sum death benefit or annuity payment, may be excluded from your taxable income when you receive the proceeds.

     The tax law requires that annuity payments under a traditional IRA contract begin no later than April 1 of the year following the year in which the owner attains age 70 1/2.

      Roth IRAs

     Annual contribution limit.  A Roth IRA is a type of non-deductible IRA.  In
     -------------------------
general, you may make purchase payments of up to the IRA annual limit ($3,000 per year for tax years beginning in 2002, 2003 and 2004; $4,000 per year for tax years beginning in 2005, 2006 and 2007, and $5,000 for the tax year beginning in
2008). After that, the annual limit is indexed for inflation in $500 increments as provided in the Code.

     The IRA annual limit for contributions to a Roth IRA phases out (i.e., is reduced) for single taxpayers with adjusted gross incomes between $95,000 and $110,000, for married taxpayers filing jointly with adjusted gross incomes between $150,000 and $160,000, and for a married taxpayer filing separately with adjusted gross income between $0 and $10,000.

     Catch-Up Contributions.  A Roth IRA holder age 50 or older may increase
     ----------------------
contributions from compensation to an IRA by an amount up to $500 a year for tax years beginning in 2002, 2003, 2004 and 2005, and by an amount up to $1,000 for the tax year beginning in 2006.

     Spousal IRA.  You may also purchase a Roth IRA contract for the benefit of
     -----------
your spouse (regardless of whether your spouse has a paying job). You can generally contribute up to the annual limit for each of you and your spouse (or, if less, your combined compensation), subject to the phase-out rules discussed above.

     Distributions. If you hold your Roth IRA for at least five years the payee
     -------------
will not owe any federal income taxes or early withdrawal penalties on amounts paid out from the contract:

 . after you reach age 59 1/2,

 . on your death or disability, or

 . to qualified first-time home buyers (not to exceed a lifetime limitation of $10,000) as specified in the Code.

     The Code treats payments you receive from Roth IRAs that do not qualify for the above tax free treatment first as a tax-free return of the contributions you made. However, any amount of such non-qualifying payments or distributions that exceed the amount of your contributions is taxable to you as ordinary income and possibly subject to the 10% penalty tax (unless certain exceptions apply as specified in Code section 72(t).

     Conversion to a Roth IRA.  You can convert a traditional IRA to a Roth IRA,
     ------------------------
unless

 . you have adjusted gross income over $100,000, or

 . you are a married taxpayer filing a separate return.

The Roth IRA annual contribution limit does not apply to converted amounts.

     You must, however, pay tax on any portion of the converted amount that would have been taxed if you had not converted to a Roth IRA. No similar limitations apply to rollovers from one Roth IRA to another Roth IRA.

      SIMPLE IRA plans

     In general, a small business employer may establish a SIMPLE IRA retirement plan if the employer employed 100 or fewer employees earning at least $5,000 during the preceding year. As an eligible employee of the business, you may make pre-tax contributions to the SIMPLE IRA plan. You may specify the percentage of compensation that you want to contribute under a qualified salary reduction arrangement, provided the amount does not exceed the SIMPLE IRA annual contribution limit. The SIMPLE IRA annual limit is $7,000 for tax years beginning in 2002, $8,000 for 2003, $9,000 for 2004, and $10,000 for 2005. After
that, the annual limit is indexed for inflation in $500 increments as provided in the Code. Your employer must elect to make a matching contribution of up to 3% of your compensation or a non-elective contribution equal to 2% of your compensation.

     Catch-Up Contributions.  A SIMPLE IRA holder age 50 or older may increase
     ----------------------
contributions of compensation by an amount up to $500 for tax years beginning in 2002, $1,000 for 2003, $1,500 for 2004, $2,000 for 2005 and $2,500 for 2006.
After that, for tax years beginning in 2007, the SIMPLE IRA catch-up contribution limit is indexed annually for inflation in $500 increments as provided in the Code.

     Distributions.  The requirements for minimum distributions from a SIMPLE
     -------------
IRA retirement plan, and rules on taxation of distributions from a SIMPLE retirement plan, are generally the same as those discussed above for distributions from a traditional IRA.

      Simplified Employee Pension plans (SEPs)

     SEPs are employer sponsored plans that may accept an expanded rate of contributions from one or more employers. Employer contributions are flexible, subject to certain limits under the Code, and are made entirely by the business owner directly to a SEP-IRA owned by the employee. Contributions are tax-deductible by the business owner and are not includable in income by employees until withdrawn. The maximum deductible amount that may be contributed to a SEP is 25% of compensation, up to the SEP compensation limit specified in the Code for the year ($200,000 for the year 2002) with a cap of $40,000.

     Distributions.  The requirements for minimum distributions from a SEP-IRA,
     -------------
and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.

      Section 403(b) plans

     Under these tax-sheltered annuity arrangements, public school systems and certain tax-exempt organizations can make premium payments into "403(b) contracts" owned by their employees that are not taxable currently to the employee.

     Annual Contribution Limit. In general, the amount of the non-taxable contributions made for a 403(b) contract each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit" (see "Elective Deferral Limits," below). The annual contribution limit is subject to certain other limits described in
Section 415 of the Code and the regulations thereunder. Special rules apply for certain organizations that permit participants to increase their elective deferrals.

     Catch-Up Contributions.   A Section 403(b) plan participant age 50 or older
     ----------------------
may increase contributions to a 403(b) plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

     Distributions.  When we make payments from a 403(b) contract on surrender
     -------------
of the contract, partial withdrawal, death of the annuitant, or commencement of an annuity option, the payee ordinarily must treat the entire payment as ordinary taxable income. Moreover, the Code prohibits distributions from a 403(b) contract before the employee reaches age 59 1/2, except:

 . on the employee's separation from service, death, or disability,

 . with respect to distributions of assets held under a 403(b) contract as of December 31, 1988, and

 . transfers and exchanges to other products that qualify under Section 403(b).

     Minimum distributions under a 403(b) contract must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires

      Pension and profit sharing plans qualified under Section 401(a)

     In general, an employer may deduct from its taxable income premium payments it makes under a qualified pension or profit-sharing plan described in Section 401(a) of the Code. Employees participating in the plan generally do not have to pay tax on such contributions when made. Special requirements apply if a 401(a) plan covers an employee classified under the Code as a "self-employed individual" or as an "owner-employee."

     Annuity payments (or other payments, such as upon withdrawal, death or surrender) generally constitute taxable income to the payee; and the payee must pay income tax on the amount by which a payment exceeds its allocable share of the employee's "investment in the contract" (as defined in the Code), if any. In general, an employee's "investment in the contract" equals the aggregate amount of premium payments made by the employee.

     The non-taxable portion of each annuity payment is determined, under the Code, according to one formula if the payments are variable and a somewhat different formula if the payments are fixed. In each case, speaking generally, the formula seeks to allocate an appropriate amount of the investment in the contract to each payment. Favorable procedures may also be available to taxpayers who had attained age 50 prior to January 1, 1986.

     Minimum distributions to the employee under an employer's pension and profit sharing plan qualified under Section 401(a) of the Code must begin no later than April 1 of the year following the year in which the employee (except an employee who is a "5-percent owner" as defined in Code section 416) reaches age 70 1/2 or, if later, retires.

      "Top-heavy" plans

     Certain plans may fall within the definition of "top-heavy plans" under
Section 416 of the Code. This can happen if the plan holds a significant amount of its assets for the benefit of "key employees" (as defined in the Code). You should consider whether your plan meets the definition. If so, you should take care to consider the special limitations applicable to top-heavy plans and the potentially adverse tax consequences to key employees.

      Section 457 deferred compensation plans

     Under the provisions of Section 457 of the Code, you can exclude a portion of your compensation from gross income if you participate in a deferred compensation plan maintained by:

 . a state,

 . a political subdivision of a state,

 . an agency or instrumentality or a state or political subdivision of a state, or

 . a tax-exempt organization.

     As a "participant" in such a deferred compensation plan, any amounts you exclude (and any income on such amounts) will be includible in gross income only for the taxable year in which such amounts are paid or otherwise made available to the annuitant or other payee.

     The deferred compensation plan must satisfy several conditions, including the following:

 . the plan must not permit distributions prior to your separation from service
   (except in the case of an unforeseen emergency), and

 . all compensation deferred under the plan shall remain solely the employer's property and may be subject to the claims of its creditors.

     Annual contribution limit.   The amount of the non-taxable contributions
     -------------------------
made for a Section 457 plan each year may not, together with all other deferrals the employee elects under other tax-qualified plans, exceed an annual "elective deferral limit," and is subject to certain other limits described in Section 402(g) of the Code. (See "Elective Deferral Limits," below.)

     Catch-Up Contributions.  A 457 plan participant age 50 or older may
     ----------------------
increase contributions to a 457 plan by an amount that, together with all other catch-up contributions made to other tax-qualified plans, does not exceed an annual "elective catch-up limit." (See "Elective Catch-Up Limits," below.)

     Distributions.  When we make payments under your contract in the form of an
     -------------
annuity, or in a single sum such as on surrender, withdrawal or death of the annuitant, the payment is taxed as ordinary income. Minimum distributions under a Section 457 plan must begin no later than April 1 of the year following the year in which the employee reaches age 70 1/2 or, if later, retires

      Elective Deferral Limits

     A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" may elect annually to defer current compensation so that it can be contributed to the applicable plan or plans. The annual elective deferral limit is $11,000 for tax years beginning in 2002, $12,000 for 2003, $13,000 for 2004, $14,000 for 2005 and $15,000 for 2006. After
that, for the tax years beginning in 2007, 2008 and 2009, the annual elective deferral limit is indexed for inflation in $500 increments as provided in the Code.

      Elective Catch-up Limits

     A participant in a Section 403(b) plan, a Section 457 Plan or in certain other types of tax-qualified pension and profit sharing plans that are commonly referred to as "401(k)" plans and "SARSEPS" who is age 50 or older may increase contributions by an amount up to $1,000 for tax years beginning in 2002, $2,000 for 2003, $3,000 for 2004, $4,000 for 2005 and $5,000 for 2006. After that, for the tax years beginning in 2007, the elective catch-up contribution limit is indexed for inflation in $500 increments as provided in the Code.

      Withholding on rollover distributions

     The tax law requires us to withhold 20% from certain distributions from tax qualified plans. We do not have to make the withholding, however, if you rollover your entire distribution to another plan and you request us to pay it directly to the successor plan. Otherwise, the 20% mandatory withholding will reduce the amount you can rollover to the new plan, unless you add funds to the rollover from other sources. Consult a qualified tax adviser before making such a distribution.

      Puerto Rico annuity contracts purchased to fund a tax-qualified plan

     The provisions of the tax laws of Puerto Rico vary significantly from those under the Internal Revenue Code of the United States with respect to the various "tax qualified" plans described above. Although we may offer variable annuity contracts in Puerto Rico in connection with "tax qualified" plans, the text of the prospectus under the subsection "Contracts purchased for a tax qualified plan" is inapplicable in Puerto Rico and should be disregarded.

See your own tax adviser

     The above description of Federal (and Puerto Rico) income tax consequences to owners of and payees under contracts, and of the different kinds of tax qualified plans which may be funded by the contracts, is only a brief summary and is not intended as tax advice. The rules under the Code governing tax qualified plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively.

     Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should consult a qualified tax adviser.

FURTHER INFORMATION ABOUT JHVLICO

     We are JHVLICO, a stock life insurance company, organized in 1979 under the laws of the Commonwealth of Massachusetts. JHVLICO commenced operations in 1980. Currently, JHVLICO writes term, whole, variable and universal life insurance policies and variable annuity contracts in all states except New York. JHVLICO is wholly-owned by John Hancock Life Insurance Company (formerly known as John Hancock Mutual Life Insurance Company, hereinafter referred to as "JHLICO" or "John Hancock"), a life insurance company organized under the laws of Massachusetts in 1862. Pursuant to a Plan of Reorganization approved by the policyholders of John Hancock and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e. demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc. which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering in which 102 million shares of common stock were issued at an initial public offering price of $17 per share. At December 31, 2001, JHVLICO had $119.3 billion of gross life insurance in force.

  JHVLICO markets its policies through

     . John Hancock's sales organization, which includes a career agency system composed of company-supported independent general agencies and,

     . various unaffiliated broker-dealers and certain financial institutions with which John Hancock and JHVLICO have sales agreements.

     In 1993, JHVLICO acquired Colonial Penn Annuity and Life Insurance Company and renamed it John Hancock Life Insurance Company of America. On March 5, 1998, the name of the company was changed from John Hancock Life Insurance Company of America to Investors Partner Life Insurance Company ("IPL").

                             Selected financial data

--------------------------------------------------------------------------------
  The following table sets forth certain selected historical financial data. The selected income statement data for each of the years in the three year period ended December 31, 2001 and balance sheet data as of December 31, 2001 and 2000 are presented in accordance with accounting principles generally accepted in the United States (referred to as "GAAP") and have been derived from the audited financial statements included elsewhere in this prospectus. The selected balance sheet data as of December 31, 1999 is presented on a GAAP basis. These balances have been determined by adjusting the previously audited statements that were prepared on a basis prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance ("statutory" or "Stat" basis) to a GAAP basis, and are unaudited. The financial statements from which this data has been derived are not included in this prospectus. The income statement data for each of the years in the two year period ended December 31, 1998 and 1997 and balance sheet data as of December 31, 1998 and 1997 is presented on a statutory basis. The audited statutory basis financial statements from which the selected data has been derived are not included in this prospectus.

  You should read the following selected historical financial data along with other information including "Management's Discussion and Analysis" immediately following this section and our financial statements and the notes to the financial statements beginning on page 62.

  Certain prior year amounts have been reclassified to conform to the current year presentation.

  Past results are not necessarily indicative of future results.
--------------------------------------------------------------------------------

                                                             Year           Year           Year           Year           Year
                                                             ended          ended          ended          ended          ended
                                                           December       December       December       December       December
                                                           31, 2001       31, 2000       31, 1999       31, 1998       31, 1997
                                                            (GAAP)        (GAAP)         (GAAP)         (Stat)          (Stat)
                                                        (in millions)  (in millions)  (in millions)  (in millions)   (in millions)
                                                        -------------  -------------  -------------  -------------   -------------
INCOME STATEMENT DATA:
  Premiums ..............................................  $     60.1     $     28.6     $      8.9       $1,272.3       $   872.7
  Universal life and investment-type product charges ....       365.4          337.1          341.5             --              --
  Net investment income .................................       227.0          213.4          174.6          122.8            89.7
  Net realized investment and other gains (losses) ......        (9.0)         (10.6)          (4.8)            --              --
  Other revenue .........................................        24.0            0.2            0.2          618.1           449.1
                                                           ----------     ----------     ----------       --------       ---------
  TOTAL REVENUES ........................................       667.5          568.7          520.4        2,013.2         1,411.5
  Total benefits and expenses ...........................       458.8          425.5          416.8        1,963.9         1,342.5
  Federal income tax expense (credit) ...................        62.2           43.8           35.2           33.1            38.5
  Net realized capital gains (losses) ...................          --             --             --           (0.6)           (3.0)
  Cumulative effect of accounting change, net of tax ....        (1.6)            --             --             --              --
                                                           ----------     ----------     ----------       --------       ---------
  NET INCOME/NET GAIN ...................................  $    144.9     $     99.4     $     68.4       $   15.6       $    27.5
                                                           ==========     ==========     ==========       ========       =========
BALANCE SHEET DATA:
  Total assets ..........................................  $ 11,713.2     $ 12,194.7     $ 11,974.2       $8,599.0       $ 6,521.5
  Total liabilities/obligations .........................    10,747.6       11,389.1       11,279.2        8,268.2         6,199.8
  Total stockholder's equity/policyholders' contingency
     reserve ............................................  $    965.6     $    805.6     $    695.0       $  330.8       $   321.7

 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following narrative reviews our consolidated and segment financial condition as of December 31, 2001 and 2000 and results of operations for the years ended December 31, 2001, 2000 and 1999 and, where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with the consolidated financial statements and accompanying notes, included elsewhere in this prospectus.

Forward-Looking Information

     The statements, analyses, and other information contained herein relating to trends in the John Hancock Variable Life Insurance Company's operations and financial results, the markets for JHVLICO's products, the future development of JHVLICO's business, and the contingencies and uncertainties to which JHVLICO may be subject, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their effects on JHVLICO. Future events and their effects on JHVLICO may not be those anticipated by management. JHVLICO's actual results may differ materially from the results anticipated in these forward-looking statements.

     These forward-looking statements are subject to risks and uncertainties including, but not limited to, the risks that (1) a significant downgrade in our ratings for claims-paying ability and financial strength may lead to policy and contract withdrawals and materially harm our ability to market our products; (2) changes to or elimination of Federal tax benefits for our products and other changes in laws and regulations (including those relating to the Federal Estate Tax Laws) which JHVLICO expects would adversely affect sales of our insurance and investment advisory products; (3) we face increasing competition in our retail businesses from mutual fund companies, banks and investment management firms as well as from other insurance companies; (4) a decline or increased volatility in the securities markets, and other economic factors, may adversely affect our variable life insurance and variable annuity business; (5) due to acts of terrorism or other hostilities, there could be business disruption, economic contraction, increased mortality, morbidity and liability risks, generally, or investment losses that could adversely affect our business; (6) our life insurance and annuity sales are highly dependent on a third party distribution relationship; (7) customers may not be responsive to new or existing products or distribution channels, (8) interest rate volatility may adversely affect our profitability; (9) our net income and revenues will suffer if customers surrender annuities and variable and universal life insurance policies; (10) we will face losses if the claims on our insurance products, or reductions in rates of mortality on our annuity products, are greater than we projected; (11) we face investment and credit losses relating to our investment portfolio (12) we may experience volatility in net income due to changes in standards for accounting for derivatives and other changes; (13) we are subject to risk-based capital requirements and possible guaranty fund assessments; (14) we may be unable to retain personnel who are key to our business; (15) we face risks from ceded reinsurance business in respect to life insurance; (16) litigation and regulatory proceedings may result in financial losses, harm our reputation and divert management resources, and (17) we face unforeseen liabilities arising from our acquisitions and dispositions of businesses.

     Readers are also directed to other risks and uncertainties discussed, as well as to further discussion of the risks described above, in other documents that may be filed by JHVLICO with the United States Securities and Exchange Commission from time to time. JHVLICO specifically disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future developments, or otherwise.

Overview

     We are a leading life insurance company providing a broad range of products and services in one major business, the retail business, which offers insurance protection and asset gathering products and services primarily to retail consumers.

    Our revenues are derived principally from:

 .  premiums on individual life insurance and annuities with life contingencies;

 . product charges from variable and universal life insurance products and annuities;

 . net investment income and net realized investment and other gains (losses) on general account assets.

     Our expenses consist principally of insurance benefits provided to policyholders, interest credited on policyholders' account balances, dividends to policyholders, other operating costs and expenses, which include commissions and general business expenses, net of expenses deferred, amortization of deferred policy acquisition costs, and premium and income taxes.

     Our profitability depends in large part upon: (1) the adequacy of our product pricing, which is primarily a function of competitive conditions, our ability to assess and manage trends in mortality and morbidity experience, our ability to generate investment earnings and our ability to maintain expenses in accordance with pricing assumptions; (2) the amount of assets under management; and (3) the maintenance of our target spreads between the rate of earnings on our investments and rates credited on policyholders' account balances. Overall, financial market conditions have a significant impact on all these profit drivers.

     The sales and other financial results of our business over the last several years have been affected by general economic and industry trends. Variable products, including variable life insurance and variable annuities, have accounted for the majority of recent increases in total premiums and deposits for the insurance industry as a result of the strong equity market growth in recent years and the "baby boom" generation reaching its high-earnings years and seeking tax-advantaged investments to prepare for retirement. This trend has been challenged recently by fluctuations in stock market performance and we have seen investors return to stable investment products. Our diverse distribution network and product offerings will assist in the maintenance of assets and provide for sales growth. Although sales of traditional life insurance products have experienced continued declines, sales of fixed annuity products and corporate owned life insurance have increased.

     Premiums and deposits of our individual annuity products were $113.0 million, $94.3 million and $231.3 million in 2001, 2000 and 1999. Our total life insurance product deposits were $1,540.7 million, $1,188.2 million and $1,000.8 million in 2001, 2000 and 1999, respectively.

Critical Accounting Policies

      General

     We have identified the policies below as critical to our business operations and understanding of our results of operation. For a detailed discussion of the application of these and other accounting policies, see Note 1 in the Notes to Consolidated Financial Statements. Note that the application of these accounting policies in the preparation of this report requires management to use judgments involving assumptions and estimates concerning future results or other developments including the likelihood, timing or amount of one or more future transactions or events. There can be no assurance that actual results will not differ from those estimates. These judgments are reviewed frequently by senior management, and an understanding of them may enhance the reader's understanding of JHVLICO's financial statements and Management's Discussion and Analysis.

      Amortization of Deferred Policy Acquisition Costs

     We amortize deferred policy acquisition costs on term life insurance ratably with premiums. We amortize our deferred policy acquisition costs on our annuity products and retail life insurance, other than term, based on a percentage of the estimated gross profits over the life of the policies, which are generally twenty years for annuities and thirty years for life policies. Our estimated gross profits are computed based on assumptions related to the underlying policies including mortality, lapse, expenses, and asset growth rates. We amortize deferred policy acquisition costs such that the percentage of gross profits to the amount of deferred policy acquisition costs amortized is constant over the life of the policies.

     Estimated gross profits are adjusted periodically to take into consideration the actual experience to date and changes in the remaining gross profits. When estimated gross profits are adjusted, we also adjust the amortization of deferred policy acquisition costs to maintain a constant amortization percentage over the life of the policies. Our current estimated gross profits include certain judgments concerning mortality, lapse and asset growth that are based on a combination of actual company experience and historical market experience of equity and fixed income returns. Short-term variances of actual results from the judgments made by management can cause quarter to quarter earnings impact.

      Investment in Debt and Equity Securities

     Impairments on our investment portfolio are recorded as a charge to income in the period when the impairment is judged by management to occur. See the discussion of Credit Risk in the Quantitative and Qualitative Information About Market Risk section of this document for a more detailed discussion of the judgments involved in determining impairments.

     Certain of our fixed income securities classified as held-to-maturity and available-for-sale are not publicly traded, and quoted market prices are not available from brokers or investment bankers on these securities. The change in the fair value of the available-for-sale securities is recorded in other comprehensive income as an unrealized gain or loss. We calculate the fair value of these securities ourselves through the use of pricing models and discounted cash flows calling for a substantial level of management's judgment. See the discussion in the General Account Investments section of this document for a more detailed discussion of this process and the judgments used therein.

      Income Taxes

     We establish reserves for possible penalty and interest payments to various taxing authorities with respect to the admissability and timing of tax deductions. Management makes judgments concerning the eventual outcome of these items and reviews those judgments on an ongoing basis.

Results of Operations

  The table below presents our consolidated results of operations for the years indicated.

------------------------------------------------------------------------
                                          FOR THE YEAR ENDED DECEMBER 31
                                          ------------------------------
                                            2001       2000        1999
                                            ----       ----        ----
                                                   (IN MILLIONS)
REVENUES
 Premiums ..............................   $ 60.1     $ 28.6      $  8.9
 Universal life and investment-type
  product charges ......................    365.4      337.1       341.5
 Net investment income .................    227.0      213.4       174.6
 Net realized investment and other
  gains (losses), net of related
  amortization of deferred policy
  acquisition costs /(1)/ ..............     (9.0)     (10.6)       (4.8)
 Other revenues ........................     24.0        0.2         0.2
                                           ------     ------      ------
 Total revenues ........................    667.5      568.7       520.4
                                           ------     ------      ------
BENEFITS AND EXPENSES
 Benefits to policyholders .............    294.1      248.6       260.5
 Other operating costs and expenses ....     76.2      116.8       117.5
  Amortization of deferred policy
   acquisition costs, excluding amounts
   related to net realized investment
   and other gains (losses) /(2)/ ......     67.1       34.0        13.1
 Dividends to policyholders ............     21.4       26.1        25.7
                                           ------     ------      ------
  Total benefits and expenses ..........    458.8      425.5       416.8
                                           ------     ------      ------
Income before income taxes and
 cumulative effect of accounting
 change ................................    208.7      143.2       103.6
Income taxes ...........................     62.2       43.8        35.2
                                           ------     ------      ------
Income before cumulative effect of
 accounting change .....................    146.5       99.4        68.4
Cumulative effect of accounting change,
 net of tax ............................     (1.6)        --          --
                                           ------     ------      ------
Net income .............................   $144.9     $ 99.4      $ 68.4
                                           ======     ======      ======
------------------------------------------------------------------------

(1) Net of related amortization of deferred policy acquisition costs of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000, and 1999, respectively.

(2) Excluding amounts related to net realized investment and other gains (losses) of $(1.5) million, $(3.8) million, and $(0.5) million for the years ended 2001, 2000 and 1999, respectively.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Consolidated income before income taxes and cumulative effect of accounting change of $208.7 million for the year ended December 31, 2001 increased by $65.5 million, or 45.7%, as compared to consolidated income before income taxes and cumulative effect of accounting change of $143.2 million for the year ended December 31, 2000. The increase was primarily attributable to increases in income before income taxes and cumulative effect of accounting change of $45.4 million in the Protection Segment and $20.1 million in the Asset Gathering Segment. The increase in the Protection Segment was primarily due to growth in universal life investment-type product charges and net investment income and a decrease in operating expenses due to our expense reduction program. The Asset Gathering Segment increased compared to the prior year due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program and a decrease in operating expenses due to our expense reduction program.

     Revenues of $667.5 million increased $98.8 million, or 17.4%, from $568.7 million in the comparable prior year period. The increase in revenues was largely driven by growth in premiums in the traditional life insurance business, which increased $31.5 million. In addition, universal life and investment-type product charges increased $28.3 million, primarily driven by growth in the non-traditional life insurance business partially offset by lower fees in the variable annuity business due to lower average account balances. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as part of the safe harbor annuity exchange program.

     Benefits and expenses of $458.8 million increased $33.3 million, or 7.8%, from $425.5 million from the comparable prior year period. The increase in benefits and expenses was primarily driven by growth in benefits to policyholders of $45.5 million due to growth in the in-force in the traditional and non-traditional life insurance businesses. In addition, amortization of deferred policy acquisition costs increased $33.1 million driven by the non-traditional life insurance business due to an increase in universal life product charges. These increases in benefits and expenses were partially offset by a $40.6 million decrease in other operating costs and expenses driven by cost reduction programs.

     Income taxes were $62.2 million in 2001, compared to $43.8 million for 2000. Our effective tax rate was 29.8% in 2001, as compared to 30.6% in 2000.

      Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

     Consolidated income before income taxes of $143.2 million for the year ended December 31, 2000 increased by $39.6 million, or 38.2%, as compared to consolidated income before income taxes of $103.6 million for the year ended December 31, 1999. The increase was primarily attributable to increases in income before income taxes of $40.2 million in the Protection Segment partially offset by decreased income before income taxes in the Asset Gathering Segment of $0.6 million. The increase in the Protection Segment was primarily due to growth in net investment income and a decrease in benefits to policyholders. The Asset Gathering Segment remained stable compared to the prior year primarily due to growth in investment-type product charges partially offset by increased amortization of deferred policy acquisition costs.

     Revenues of $568.7 million increased $48.3 million, or 9.3%, from $520.4 million in the comparable prior year period. The increase in revenues was driven by growth in net investment income of $38.8 million, primarily in the non-traditional life insurance business. In addition, premiums increased $19.7 million, primarily in the traditional life insurance business. The increases in revenues were partially offset by increased net realized investment and other losses and lower universal life and investment-type product charges.

     Benefits and expenses of $425.5 million increased $8.7 million, or 2.1%, from $416.8 million in the comparable prior year period. The increase in benefits and expenses was driven by an increase in amortization of deferred policy acquisition costs of $20.9 million primarily in the non-traditional life insurance business. Amortization of deferred policy acquisition costs increased in the non-traditional life insurance business by $13.2 million on revised projections of estimated gross profit based on changes in estimated future interest margins. In addition, amortization of deferred policy acquisition costs increased $7.9 million primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. Partially offsetting the increase in amortization of deferred policy acquisition costs was a decrease in benefits to policyholders of $11.9 million, or 4.6%, primarily due to costs incurred related to the settlement of the class action lawsuit in the prior year period.

     Income taxes were $43.8 million in 2000, compared to $35.2 million for 1999. Our effective tax rate was 30.6% in 2000, as compared to 34.0% in 1999.

Results of Operations by Segment

     We operate our business in two business segments, the Protection Segment and the Asset Gathering Segment. Both of our business segments primarily serve retail customers. JHVLICO's reportable segments are strategic business units offering different products and services, and are managed separately, as they focus on different products, markets or distribution channels.

     PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

     ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with JHVLICO, securities brokerage firms, financial planners, and banks.

     We evaluate segment performance on segment after-tax operating income, which excludes the effect of net realized investment and other gains and losses and other unusual or non-recurring events and transactions presented below as after-tax adjustments. Segment after-tax operating income is determined by adjusting generally accepted accounting principles (GAAP) net income for net realized investment and other gains and losses and certain other items which we believe are not indicative of overall operating trends. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe that the presentation of segment after-tax operating income enhances the understanding of our results of operations by highlighting net income attributable to the normal, recurring operations of the business. However, segment after-tax operating income is not a substitute for net income determined in accordance with GAAP.

     A discussion of the adjustments to GAAP reported income, many of which affect each operating segment, follows the table below. A reconciliation of segment after-tax operating income, as adjusted, to GAAP reported net income precedes each segment discussion.

---------------------------------------------------------------------------
                                            FOR THE YEARS ENDED DECEMBER 31
                                             2001        2000         1999
                                             ----        ----         ----
                                                      (IN MILLIONS)
SEGMENT DATA: /(1)/
SEGMENT AFTER-TAX OPERATING INCOME:
 Protection Segment ....................    $130.0      $ 96.0       $108.0
 Asset Gathering Segment ...............      22.2         6.3          6.8
                                            ------      ------       ------
  Total segment after-tax operating
   income ..............................     152.2       102.3        114.8

AFTER-TAX ADJUSTMENTS:
 Net realized investment and other
  gains (losses), net ..................      (5.6)       (6.8)        (3.1)
 Surplus tax ...........................       9.1         5.6           --
 Class action lawsuit ..................      (9.2)         --        (42.9)
 Other demutualization related costs ...        --        (0.6)        (0.4)
 Restructuring charges .................        --        (1.1)          --
                                            ------      ------       ------
  Total after-tax adjustments ..........      (5.7)       (2.9)       (46.4)
                                            ------      ------       ------

GAAP REPORTED:
Income before cumulative effect of
 change in accounting principle ........     146.5        99.4         68.4
 Cumulative effect of change in
  accounting principle, net of tax .....      (1.6)         --           --
                                            ------      ------       ------
 Net income ............................    $144.9      $ 99.4       $ 68.4
                                            ======      ======       ======
---------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" set forth below.

   Adjustments to GAAP Reported Net Income

     Our GAAP reported net income was affected by net realized investment gains and losses and other unusual or non-recurring events and transactions presented above as after-tax adjustments. A description of these adjustments follows.

     In all periods, net realized investment and other gains and losses have been excluded from segment after-tax operating income because such data are often excluded by analysts and investors when evaluating the overall financial performance of insurers.

     Net realized investment and other gains and losses have been reduced by amortization of deferred policy acquisition costs to the extent that such amortization results from such gains and losses. We believe presenting net realized investment and other gains and losses in this format provides information useful in evaluating our operating performance. This presentation may not be comparable to presentations made by other insurers. Summarized below is a reconciliation of (a) net realized investment and other gains and losses per the audited consolidated financial statements and (b) the adjustment made for net realized investment and other gains to calculate segment after-tax operating income for the years ended December 31, 2001, 2000 and 1999.

---------------------------------------------------------------------
                                      FOR THE YEARS ENDED DECEMBER 31
                                      -------------------------------
                                        2001         2000       1999
                                       ------      -------     ------
                                               (IN MILLIONS)
Net realized investment and
 other gains (losses) ..............   $(10.5)     $(14.4)      $(5.3)
Less amortization of deferred
 policy acquisition costs
 related to net realized
 investment and other gains
 (losses) ..........................      1.5         3.8         0.5
                                       ------      ------       -----
Net realized investment and
 other gains, net of related
 amortization of deferred
 policy acquisition costs per
 audited consolidated
 financial statements ..............     (9.0)      (10.6)       (4.8)
Less income tax effect .............      3.4         3.8         1.7
                                       ------      ------       -----
Net realized investment and
 other gains (losses), net -
 after-tax adjustment to
 calculate segment after-tax
 operating income ..................   $ (5.6)     $ (6.8)      $(3.1)
                                       ======      ======       =====

---------------------------------------------------------------------

     Effective within the year 2000, JHVLICO is no longer subject to the surplus tax imposed on mutual life insurance companies and their wholly-owned stock subsidiaries. During the years ended December 31, 2001 and 2000, JHVLICO recognized a reduction in equity based taxes of $9.1 million and $5.6 million, respectively, resulting from a revised estimated credit that was excluded from after-tax operating income for these periods. No surplus tax was incurred in the year ended 1999.

     During 1997, JHVLICO entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, JHVLICO specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     During 2000, JHVLICO incurred expenses to improve its financial analysis and financial reporting abilities which were made in conjunction with the demutualization of John Hancock. These charges primarily included consulting fees and planning and expense management costs. After-tax charges for these other demutualization related costs were $0.6 million and $0.4 million for the years ended December 31, 2000 and, 1999 respectively. No such costs were incurred in the year ended December 31, 2001.

     As part of John Hancock's on-going Competitive Position Project, JHVLICO has incurred restructuring charges to reduce costs and increase future operating efficiency by consolidating portions of its operations. After-tax restructuring costs were $1.1 million for the year ended December 31, 2000. JHVLICO incurred no such costs in the years ended December 31, 2001 and 1999.

Protection Segment

     The following table presents certain summary financial data relating to the Protection Segment for the periods indicated.

--------------------------------------------------------------------------------
                                                FOR THE YEARS ENDED DECEMBER 31
                                                 2001        2000         1999
                                                 ----        ----         ----
                                                         (IN MILLIONS)
OPERATING RESULTS:
Revenues
 Premiums ....................................  $ 60.1      $ 28.6       $  8.9
 Universal life and investment-type product
  charges ....................................   324.7       286.0        300.8
 Net investment income .......................   229.2       215.9        178.1
 Other revenue ...............................     0.3         0.3          0.2
                                                ------      ------       ------
  Total revenues .............................   614.3       530.8        488.0
Benefits and expenses
 Benefits to policyholders ...................   271.3       242.2        192.3
 Other operating costs and expenses ..........    72.8        98.1        100.6
  Amortization of deferred policy acquisition
   costs, excluding amounts related to net
   realized investment and other gains
   (losses) ..................................    46.6        17.6          4.6
 Dividends to policyholders ..................    21.4        26.1         25.7
                                                ------      ------       ------
  Total benefits and expenses ................   412.1       384.0        323.2
Segment pre-tax operating income .............   202.2       146.8        164.8
Income taxes .................................    72.2        50.8         56.8
                                                ------      ------       ------
Segment after-tax operating income /(1)/ .....   130.0        96.0        108.0
After-tax adjustments: /(1)/
 Net realized investment and other gains
  (losses), net ..............................    (5.6)       (6.8)        (3.1)
 Surplus tax .................................     9.1         5.4           --
 Class action lawsuit, net ...................    (9.2)         --        (42.9)
 Other demutualization related costs .........      --        (0.5)        (0.3)
 Restructuring charges .......................      --        (1.1)          --
                                                ------      ------       ------
  Total after-tax adjustments ................    (5.7)       (3.0)       (46.3)
                                                ------      ------       ------
GAAP REPORTED:
Income before cumulative effect of change in
 accounting principle ........................    124.3       93.0         61.7
Cumulative effect of change in accounting
 principle, net of tax .......................    (1.6)         --           --
                                                ------      ------       ------
Net income ...................................  $122.7      $ 93.0       $ 61.7
                                                ======      ======       ======
--------------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospectus.

   Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Segment after-tax operating income was $130.0 million in 2001, an increase of $34.0 million, or 35.4%, from $96.0 million in 2000. Traditional life insurance segment after-tax operating income increased $18.7 million primarily resulting from increased premiums and lower operating expenses offset by increased benefits to policyholders. Non-traditional life insurance segment after-tax operating income increased $15.3 million, or 13.9%, primarily due to higher fee income and an increase in net investment income offset by increased amortization of deferred policy acquisition costs.

     Total revenues were $614.3 million in 2001, an increase of $83.5 million, or 15.7%, from $530.8 million in 2000. Premiums increased $31.5 million or 110.1%, primarily due to an increase in renewal premiums related to prior year term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $324.7 million in 2001, an increase of $38.7 million, or 13.5% from $286.0 million in 2000. The increase was primarily due to growth in average account values and variable life products fee increases. Net investment income increased $13.3 million, or 6.2%, primarily due to increased asset balances for non-traditional life insurance products.

     Total benefits and expenses were $412.1 million in 2001, an increase of $28.1 million, or 7.3%, from $384.0 million in 2000. Benefits to policyholders increased $29.1 million or 12.0%, primarily due to growth in the in-force for both traditional and non-traditional life insurance products. In addition, amortization of deferred policy acquisition costs increased $29.0 million or 164.8%, due to a decline in separate account performance. Offsetting these increases was a decrease in other operating costs and expenses of $25.3 million due to ongoing cost reduction programs in both the traditional life insurance and non-traditional life insurance segments. The segment's effective tax rate increased to 35.7% in 2001 from 34.6% in 2000.

   Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

     Segment after-tax operating income was $96.0 million in 2000, a decrease of $12.0 million, or 11.1%, from $108.0 million in 1999. Traditional life insurance segment after-tax operating income decreased $11.5 million due to higher benefits and expenses. Non-traditional life insurance segment after-tax operating income decreased $0.5 million.

     Total revenues were $530.8 million in 2000, an increase of $42.8 million, or 8.8%, from $488.0 million in 1999. Traditional life insurance segment's premiums increased $19.7 million, or 221.3% due to increase in term life sales. Universal life and investment-type product charges consist primarily of cost of insurance fees and separate account fees and were $286.0 million in 2000, a decrease of $14.8 million, or 4.9%, from $300.8 million in 1999. The decrease was primarily due to lower fees resulting from a decline in separate account performance in 2000. Net investment income increased $37.8 million, or 21.2%, primarily due to increases in average net invested assets for the non-traditional life insurance segment.

     Total benefits and expenses were $384.0 million in 2000, an increase of $60.8 million, or 18.8%, from $323.2 million in 1999. Benefits to policyholders increased $49.9 million, or 25.9%, primarily due to increase in reserves related to growth in term life business for the traditional life insurance segment. Amortization of deferred policy acquisition costs of $17.6 million in 2000 increased $13.0 million, or 282.6%, from $4.6 million in 1999. Amortization expense increased primarily due to revised projections of estimated gross profits on non-traditional life insurance products based upon changes in estimated future interest margins. The segment's effective tax rate increased to 34.6% in 2000 from 34.5% in 1999.

Asset Gathering Segment

     The following table presents certain summary financial data relating to the Asset Gathering Segment for the periods indicated.

--------------------------------------------------------------------------------------
                                                       FOR THE YEAR ENDED DECEMBER 31,
                                                        2001        2000         1999
                                                        ----        ----         ----
                                                                (IN MILLIONS)
OPERATING RESULTS:
Revenues
 Universal life and investment-type product charges ... $40.7       $51.1        $40.7
 Net investment income ................................  (2.2)       (2.5)        (3.5)
 Other revenue ........................................  23.7        (0.1)          --
                                                        -----       -----        -----
  Total revenues ......................................  62.2        48.5         37.2
Benefits and expenses
 Benefits to policyholders ............................   8.7         6.4          2.2
 Other operating costs and expenses ...................   3.4        16.1         16.3
  Amortization of deferred policy acquisition costs,
   excluding amounts related to net realized
   investment and other gains (losses) ................  20.5        16.4          8.5
                                                        -----       -----        -----
  Total benefits and expenses .........................  32.6        38.9         27.0
Segment pre-tax operating income ......................  29.6         9.6         10.2
Income taxes ..........................................   7.4         3.3          3.4
                                                        -----       -----        -----
Segment after-tax operating income /(1)/ ..............  22.2         6.3          6.8
After-tax adjustments: /(1)/
 Surplus tax ..........................................    --         0.2           --
 Other demutualization related costs ..................    --        (0.1)        (0.1)
                                                        -----       -----        -----
  Total after-tax adjustments .........................    --         0.1         (0.1)
                                                        -----       -----        -----
Net income ............................................ $22.2       $ 6.4        $ 6.7
                                                        =====       =====        =====
--------------------------------------------------------------------------------------

(1) See "Adjustments to GAAP Reported Net Income" included in this MD&A section of the prospects.

      Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

     Segment after-tax operating income was $22.2 million in 2001, an increase of $15.9 million, or 252.4%, from $6.3 million in 2000. The increase in the Asset Gathering Segment is primarily driven by growth in other revenue of $23.8 million and a decrease in other operating costs and expenses of $12.7 million from the comparable prior year period. These changes were partially offset by a decrease in investment-type product fees of $10.4 million and an increase in amortization of deferred policy acquisition costs of $4.1 million.

     Total revenues increased $13.7 million, or 28.2%, to $62.2 million in 2001 from $48.5 million in 2000. Investment-type product charges decreased $10.4 million, or 20.4%. Investment-type product charges on variable annuity products decreased due to deteriorating market conditions for separate accounts. Partially offsetting the decline in average variable annuity reserves, JHVLICO increased its product fees in the fourth quarter of 2000, which were effective for the year ended December 31, 2001. Other revenue increased $23.8 million from the comparable prior year period primarily due to the sale of certain annuity contracts by JHVLICO to its parent at fair value as a part of the safe harbor annuity exchange program.

     Total benefits and expenses decreased $6.3 million, or 16.2%, to $32.6 million in 2001 from the comparable prior year period. The decrease in benefit and expenses is primarily due to a $12.7 million decrease in other operating costs and expenses resulting from our on-going cost reduction program. Partially offsetting the decrease in other operating costs and expenses was a $4.1 million increase in amortization of deferred policy acquisition costs and a $2.3 million increase in benefits to policyholders. Amortization of deferred policy acquisition costs increased primarily due to poor separate account performance and increased surrenders in the variable annuity business in 2001. Benefits to policyholders increased primarily due to higher surrender benefits on higher lapses. The segment's effective tax rate was 25.0% and 34.4% in 2001 and 2000, respectively. The change in the segment's effective tax rate is primarily due to increased dividend received deductions in variable annuity separate accounts.

      Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

     Segment after-tax operating income was $6.3 million in 2000, a decrease of $0.5 million, or 7.4%, from $6.8 million in 1999. The decrease in the Asset Gathering Segment is primarily driven by an increase of $7.9 million in amortization of deferred policy acquisitions costs and a $4.2 million increase in benefits to policyholders, partially offset by growth in investment-type product charges of $10.4 million from the comparable prior year period.

     Total revenues increased $11.3 million, or 30.4%, to $48.5 million in 2000 from $37.2 million in 1999. Investment-type product charges increased $10.4 million, or 25.6%, primarily due to higher average account balances in 2000.

     Total benefits and expenses increased $11.9 million, or 44.1%, to $38.9 million in 2000 from the comparable prior year period. The increase in benefits and expenses was primarily driven by a $7.9 million increase in amortization of deferred policy acquisition costs and a $4.2 million increase in benefits to policyholders. Benefits to policyholders increased $4.2 million, primarily due to growth in the annuity business, including bonus interest on new variable annuity products introduced in the fourth quarter of 1999. Amortization of deferred policy acquisition costs increased $7.9 million, or 92.9%, to $16.4 million in 2000 from $8.5 million in 1999, primarily due to poor separate account performance and increased surrenders in the variable annuities business which accelerated current amortization. The segment's effective tax rate was 34.4% and 33.3% in 2000 and 1999, respectively.

General Account Investments

   Overall Composition of the General Account

  Invested assets, excluding separate accounts, totaled $3.6 billion and $3.0 billion as of December 31, 2001 and December 31, 2000, respectively. The portfolio composition has not significantly changed at December 31, 2001 as compared to December 31, 2000. The following table shows the composition of investments in the general account portfolio.

-------------------------------------------------------------------------------
                                      AS OF DECEMBER 31,     AS OF DECEMBER 31,
                                             2001                   2000
                                     --------------------   -------------------
                                      CARRYING      % OF     CARRYING     % OF
                                        VALUE       TOTAL     VALUE       TOTAL
                                     ------------   -----   ------------  -----
                                     (IN MILLIONS)          (IN MILLIONS)
Fixed maturity securities /(1)/ ....   $2,496.2      69.0%    $1,727.2     57.9%
Mortgage loans /(2)/ ...............      580.9      16.0        554.8     18.6
Real estate ........................       20.6       0.6         23.9      0.8
Policy loans /(3)/ .................      352.0       9.7        334.2     11.2
Equity securities ..................       13.1       0.4          8.1      0.3
Other invested assets ..............       39.6       1.1         34.8      1.2
Short-term investments .............        0.0       0.0         21.7      0.7
Cash and cash equivalents /(4)/ ....      115.4       3.2        277.3      9.3
                                       --------     -----     --------    -----
 Total invested assets .............   $3,617.8     100.0%    $2,982.0    100.0%
                                       ========     =====     ========    =====
-------------------------------------------------------------------------------

(1) In addition to bonds, the fixed maturity security portfolio contains redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively. The total fair value of the fixed maturity security portfolio was $2,494.6 and $1,698.6 million, at December 31, 2001 and December 31, 2000, respectively.

(2) The fair value of the mortgage loan portfolio was $604.3 million and $467.3 million as of December 31, 2001 and December 31, 2000, respectively.

(3) Policy loans are secured by the cash value of the underlying life insurance policies and do not mature in a conventional sense, but expire in conjunction with the related policy liabilities.

(4) Cash and cash equivalents are included in total invested assets for the purposes of calculating yields on the income producing assets for JHVLICO.

     Consistent with the nature of JHVLICO's product liabilities, assets are heavily oriented toward fixed maturity securities. JHVLICO determines the allocation of assets primarily on the basis of cash flow and return requirements of its products and by the level of investment risk.

     FIXED MATURITY SECURITIES. The fixed maturity securities portfolio is predominantly comprised of low risk, investment grade, publicly and privately traded corporate bonds and senior tranches of asset-backed securities (ABS) and mortgage-backed securities (MBS), with the balance invested in government bonds. The fixed maturity securities portfolio also includes redeemable preferred stock. As of December 31, 2001, fixed maturity securities represented 69.0% of general account investment assets with a carrying value of $2.5 billion, roughly comprised of 61% public securities and 39% private securities. Each year JHVLICO directs the majority of its net cash inflows into investment grade fixed maturity securities. Typically between 5% and 15% of funds allocated to fixed maturity securities are invested in below-investment-grade bonds while maintaining a policy to limit the overall level of these bonds to no more than 10% of invested assets and the majority of that balance are rated BB, or category 3 the highest Securities Valuation Office quality rating below investment grade. Allocations are based on an assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. While JHVLICO has profited from the below-investment-grade asset class in the past, care is taken to manage its growth strategically by limiting its size relative to JHVLICO's net worth.

     The following table shows the composition by issuer of the fixed maturity securities portfolio.

                     FIXED MATURITY SECURITIES -- BY ISSUER

------------------------------------------------------------------------------------
                                         AS OF  DECEMBER 31,    AS OF DECEMBER 31,
                                               2001                    2000
                                       ---------------------  ----------------------
                                        CARRYING      % OF      CARRYING      % OF
                                          VALUE       TOTAL      VALUE        TOTAL
                                          -----       -----      -----        -----

                                       (IN MILLIONS)          (IN MILLIONS)

Corporate securities ..................  $1,955.8      78.3%    $1,428.6       82.7%
MBS/ABS ...............................     317.1      12.7        268.2       15.5
U.S. Treasury securities and
 obligations of
 U.S. government agencies .............     214.8       8.6         16.7        1.0
Debt securities issued by foreign
 governments ..........................       7.6       0.3         10.9        0.6
Obligations of states and political
 subdivisions .........................       0.9       0.1          2.8        0.2
                                              ---       ---          ---        ---
Total .................................  $2,496.2     100.0%    $1,727.2      100.0%
                                         ========     ======    ========      ======
------------------------------------------------------------------------------------

     In keeping with the investment philosophy of tightly managing interest rate risk, JHVLICO's MBS & ABS holdings are heavily concentrated in commercial MBS where the underlying loans are largely call protected, which means they are not pre-payable without penalty prior to maturity at the option of the issuer. By investing in MBS and ABS securities with relatively predictable repayments, JHVLICO adds high quality, liquid assets to the portfolios without incurring the risk of cash flow variability.

     The Securities Valuation Office (SVO) of the National Association of Insurance Commissioners evaluates all public and private bonds purchased as investments by insurance companies. The SVO assigns one of six investment categories to each security it reviews. Category 1 is the highest quality rating, and Category 6 is the lowest. Categories 1 and 2 are the equivalent of investment grade debt as defined by rating agencies such as Standard & Poors (S&P) and Moody's (i.e., BBB-/Baa3 or higher), while Categories 3-6 are the equivalent of below-investment grade securities. SVO ratings are reviewed and may be revised at least once a year.

     The following table sets forth the SVO ratings for JHVLICO's bond portfolio along with an equivalent S&P rating agency designation. The majority of bonds are investment grade, with 87.7% invested in Category 1 and 2 securities as of December 31, 2001. Below investment grade bonds were 12.3 % of fixed maturity securities and 8.4% of total invested assets as of December 31, 2001. This allocation reflects JHVLICO's strategy of avoiding the unpredictability of interest rate risk in favor of relying on the bond analysts' ability to better predict credit or default risk. The bond analysts operate in an industry-based, team-oriented structure that permits the evaluation of a wide range of below investment grade offerings in a variety of industries resulting in a well-diversified high yield portfolio. A majority, 62.9% of our below investment grade bonds are rated BB, or category 3, the highest quality below investment grade. Category 6 bonds, those in or near default, represent securities that were originally acquired as long-term investments, but subsequently became distressed.

     Valuation techniques for the bond portfolio vary by security type and the availability of market data. Pricing models and their underlying assumptions impact the amount and timing on unrealized gains and losses recognized, and the use of different pricing models or assumptions could produce different financial results. External pricing services are used where available, broker dealer quotes are used for thinly traded securities, and a spread pricing matrix is used when price quotes are not available. When utilizing the spread pricing matrix, securities are valued by utilizing a discounted cash flow method where each bond is assigned a spread, that is added to the current U.S. Treasury rates to discount the cash flows of the security. The spread assigned to each security is derived from external market data. Certain market events that could impact the valuation of securities include issuer credit ratings, business climate, management changes, litigation, and government actions among others. JHVLICO's pricing analysts take appropriate actions to reduce valuations of securities where such an event occurs which negatively impacts the securities' value. To the extent that bonds have longer maturity dates, management's estimate of fair value may involve greater subjectivity since they involve judgment about events well into the future.

                FIXED MATURITY SECURITIES -- BY CREDIT QUALITY

-------------------------------------------------------------------------------------------------
                                                             AS OF                  AS OF
                                                            DEC. 31,               DEC. 31,
                                                              2001                   2000
                                                     ---------------------  ---------------------
         SVO                        S&P
       RATING/(1)/               EQUIVALENT            CARRYING      % OF     CARRYING       % OF
       ------                   DESIGNATION/(2)/       VALUE/(3)/    TOTAL   VALUE /(3)/    TOTAL
                              --------------------   -------------  ------  -------------  ------
                                                     (IN MILLIONS)          (IN MILLIONS)
          1                   AAA/AA/A ..............  $  910.4       37.2%   $  634.2       37.6%
          2                   BBB ...................   1,237.9       50.5       774.5       46.0
          3                   BB ....................     190.2        7.8       187.2       11.1
          4                   B .....................      59.7        2.4        61.4        3.7
          5                   CCC and lower .........      27.7        1.1         9.2        0.5
          6                   In or near default ....      24.7        1.0        18.3        1.1
                                                       --------      -----    --------      -----
                              Total .................  $2,450.6      100.0%   $1,684.8      100.0%
                                                       ========      =====    ========      =====
-------------------------------------------------------------------------------------------------

(1)For securities that are awaiting an SVO rating, JHVLICO has assigned a rating based on an analysis that it believes is equivalent to that used by the SVO.

(2)Comparisons between SVO and S&P ratings are published by the National Association of Insurance Commissioners.

(3)Does not include redeemable preferred stock with a carrying value of $45.6 million and $42.4 million as of December 31, 2001 and December 31, 2000, respectively.

MORTGAGE LOANS. As of December 31, 2001 and 2000, we held mortgage loans with carrying values of $0.6 billion, which included $0.2 billion of agricultural loans.

     The following table shows the distribution of JHVLICO's mortgage loan portfolio by property type as of the dates indicated. JHVLICO's commercial mortgage loan portfolio consists primarily of non-recourse fixed-rate mortgages on fully, or nearly fully, leased commercial properties.

---------------------------------------------------------------------
                                AS OF                  AS OF
                               DEC. 31               DEC. 31,
                                2001,                  2000
                        --------------------   --------------------
                          CARRYING      % OF     CARRYING       % OF
                           VALUES      TOTAL      VALUES       TOTAL
                        -------------  ------  -------------  -------
                        (IN MILLIONS)          (IN MILLIONS)

Apartments ............    $114.4       19.7%     $128.3        23.1%
Office Buildings ......     145.3       25.0        98.0        17.8
Retail ................      35.3        6.1        45.4         8.2
Agricultural ..........     166.3       28.6       163.9        29.5
Industrial ............      71.6       12.3        76.8        13.8
Hotels ................      24.6        4.2        15.0         2.7
Mixed Use .............       4.9        0.9        13.4         2.4
Other .................      18.5        3.2        14.0         2.5
                           ------      -----      ------       -----
 Total ................    $580.9      100.0%     $554.8       100.0%
                           ======      =====      ======       =====
---------------------------------------------------------------------

     The following table shows the distribution of JHVLICO's mortgage loan portfolio by geographical region.

                        MORTGAGE LOANS -- BY ACLI REGION

-------------------------------------------------------------------------------------------------
                                        AS OF DEC. 31, 2001                   AS OF DEC. 31, 2000
                           ------------------------------------------         -------------------
                            NUMBER            CARRYING          % OF          CARRYING      % OF
                           OF LOANS            VALUES           TOTAL          VALUES       TOTAL
                           --------           --------          -----         --------      -----
                                            (IN MILLIONS)                   (IN MILLIONS)

East North Central ...        18               $ 63.1            10.9%         $ 67.6        12.2%
East South Central ...        17                 24.3             4.2            27.5         5.0
Middle Atlantic ......        12                 50.3             8.6            26.8         4.8
Mountain .............        13                 35.3             6.1            35.4         6.4
New England ..........        13                 54.7             9.4            44.2         8.0
Pacific ..............        48                110.5            19.0           119.3        21.5
South Atlantic .......        41                151.7            26.1           155.2        28.0
West North Central ...         6                 20.5             3.5            16.8         3.0
West South Central ...        21                 67.3            11.6            58.8        10.5
Canada ...............         1                  3.2             0.6             3.2         0.6
                             ---               ------           -----          ------       -----
 Total ...............       190               $580.9           100.0%         $554.8       100.0%
                             ===               ======           =====          ======       =====
-------------------------------------------------------------------------------------------------

     The allowance for losses on mortgage loans on real estate and real estate to be disposed of is maintained at a level that we believe to be adequate to absorb estimated probable credit losses. JHVLICO's periodic evaluation of the adequacy of the allowance for losses is based on past experience, known and inherent risks, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying security, the general composition of the portfolio, current economic conditions and other factors. This evaluation is inherently subjective and is susceptible to significant changes and no assurance can be given that the allowances taken will in fact be adequate to cover all losses or that additional valuation allowances or asset write-downs will not be required in the future. The portion of the investment valuation allowance for JHVLICO's mortgage loan portfolio was $5.5 million, or 0.9% of carrying value before reserves and $5.0 million, or 0.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively. The portion of the investment valuation allowance for JHVLICO's real estate to be disposed of was $0.8 million, or 3.9% of carrying value before reserves and $0.7 million, or 2.9% of carrying value before reserves as of December 31, 2001 and 2000, respectively.

   Investment Results

     The following table summarizes JHVLICO's investment results for the periods indicated. Overall, the yield, net of investment expenses, on the general account portfolio decreased from the year ended December 31, 2001 compared to December 31, 2000. New cash flows in 2001 were invested at lower rates than the prior year period which benefited from higher US Treasury rates and wider spreads in both the public and private sector. Indicative of this environment, the 10-year U.S. Treasury rate decreased 101 basis points from 2000 to 2001, while Moody's seasoned BAA spreads narrowed by 11 basis points from 2000 to 2001.

     The yield, net of investment expenses, on the general account portfolio increased for the year ended December 31, 2000 compared to the prior year period. The interest rate environment during this period is evidenced by the increase in the 10-year U.S. Treasury rate of 34 basis points from December 31, 1999 to December 31, 2000.

------------------------------------------------------------------------------------------------
                                                   FOR THE YEAR ENDED
                                                       DECEMBER 31,
                         -----------------------------------------------------------------------
                               2001                      2000                      1999
                               ----                      ----                      ----

                         YIELD     AMOUNT          YIELD      AMOUNT          YIELD     AMOUNT
                         -----    --------         -----     --------         -----    --------
                               (IN MILLIONS)              (IN MILLIONS)             (IN MILLIONS)
GENERAL ACCOUNT
 ASSETS-EXCLUDING
 POLICY LOANS
Gross income ........... 7.26%    $  214.6         8.23%     $  207.5         7.56%    $  172.8
Ending
 assets-excluding
 policy loans ..........           3,265.8                    2,647.8                   2,397.2
POLICY LOANS
Gross income ........... 6.15         21.1         5.50          17.1         5.08         13.7
Ending assets                        352.0                      334.2                     287.4
 Total gross income .... 7.14        235.7         7.93         224.6         7.29        186.5
Less: investment
 expenses ..............              (8.7)                     (11.2)                    (11.9)
                                      ----                      -----                     -----
Net investment
 income ................ 6.88%    $  227.0         7.53%     $  213.4         6.83%    $  174.6
                                  ========                   ========                  ========
------------------------------------------------------------------------------------------------

Liquidity and Capital Resources

     Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, JHVLICO's principal cash flow sources have been premiums, deposits and charges on policies, investment income, maturing investments and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, our liquidity requirements relate principally to the liabilities associated with our various life insurance and annuity products and to the funding of investments in new products, processes and technologies. Product liabilities include the payment of benefits under life insurance, policies and annuity contracts and the payment of policy surrenders, withdrawals and policy loans. JHVLICO periodically adjusts its investment policy to respond to changes in short-term and long-term cash requirements and provide adequate funds to pay benefits without forced sales of investments.

     The liquidity of our insurance operations is also related to the overall quality of our investments. As of December 31, 2001, $2,148.3 million, or 87.7% of the fixed maturity securities held by us and rated by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. (S&P) or the National Association of Insurance Commissioners were rated investment grade (BBB or higher by S&P or 1 or 2 by the National Association of Insurance Commissioners). The remaining $302.3 million, or 12.3%, of fixed maturity investments, and 8.4% of invested assets, were rated non-investment grade. For additional discussion of our investment portfolio see the General Account Investments section above in this Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

     We employ an asset/liability management approach tailored to the specific requirements of each of our product lines. Each product line has an investment strategy based on the specific characteristics of the liabilities in the product line. As part of this approach, we develop investment policies and operating guidelines for each portfolio based upon the return objectives, risk tolerance, liquidity, and tax and regulatory requirements of the underlying products and business segments.

     Net cash provided (used) by operating activities was $314.2 million, $(349.3) million, and $(459.4) million for the years ended December 31, 2001, 2000 and 1999, respectively. The increase in 2001 as compared to 2000 of $663.5 million resulted primarily from a decrease in benefits paid of $644.7 million and decrease in operating costs and expenses paid of $74.9 million from the prior year period. In addition, premiums received increased $25.7 million, fees received increased $28.3 million, and net investment income received increased by $16.7 million. The primary increase in cash provided by operations in 2000 as compared to 1999 is primarily due to the net decrease in other assets and other liabilities offset somewhat by a larger decrease in policy liabilities as compared with prior year.

     Net cash used in investing activities was $782.6 million, $269.5 million and $101.9 million for the years ended December 31, 2001, 2000, and 1999, respectively. The increase in net cash used in 2001 as compared to 2000 of $513.1 million, resulted primarily from an increase in purchases of fixed maturities of $565.5 million. Offsetting the cash used by increases in fixed maturities purchases were increases in cash provided by the maturity, prepayment and scheduled redemptions of short-term and other invested assets of $36.4 million and a decrease in purchases of mortgage loans of $15.5 million. The increase in net cash used in 2000 as compared to 1999 resulted primarily from an increase in fixed maturities purchases, offset somewhat by an increase in the maturities, prepayments or scheduled redemptions of fixed maturities

     Net cash provided by financing activities was $306.5 million, $636.5 million and $778.6 million, for the years ended December 31, 2001, 2000 and 1999, respectively. The decrease in cash provided by financing activities in 2001 as compared to 2000 of $330.0 million resulted from increase in maturities and withdrawals from universal life and investment-type contracts in excess of increases in deposits. The decrease in 2000 as compared to 1999 is the result of no financing activities in 2000, after JHVLICO received a capital contribution in 1999 and repaid its short-term notes payable. Increases in deposits to universal life and investment-type contracts in 2000 as compared to 1999 approximately offset the increase in withdrawals and maturities.

     A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contractholder withdrawal. The following table summarizes our annuity policy reserves and deposit fund liabilities for the contractholder's ability to withdraw funds for the indicated periods:


--------------------------------------------------------------------------------
                                           AS OF                  AS OF
                                       DEC. 31, 2001           DEC. 31, 2000
                                       -------------           -------------

                                      AMOUNT        %        AMOUNT         %
                                      ------       ---       ------        ---

                                   (IN MILLIONS)          (IN MILLIONS)
Subject to discretionary
 withdrawal at contract
 value less surrender
 charge ..........................    $45.4       75.0%      $54.7        75.1%
Not subject to discretionary
 withdrawal provisions ...........      7.6       12.6         7.1         9.8
Subject to discretionary
 withdrawal adjustment:
 At contract value ...............      7.5       12.4        11.0        15.1
                                      -----      -----       -----       -----
Total annuity reserves and
 deposit funds liability .........    $60.5      100.0%      $72.8       100.0%
                                      =====      =====       =====       =====
--------------------------------------------------------------------------------

     Individual life insurance policies are less susceptible to withdrawal than are individual annuity contract because policyholders in later policy years may incur surrender charges and undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, there is a substantial percentage of annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal at the contract value less a surrender charge. Of the remaining percentage, a little over half are not subject to withdrawal. In addition, none of these obligations can be accelerated based on any change in JHVLICO's credit rating.

     Individual life insurance policies (other than term life insurance) increase in cash value over their lives. Policyholders have the right to borrow from us an amount generally up to the cash value of their policy at any time. As of December 31, 2001, we had approximately $7.1 billion in cash values in which policyholders have rights to policy loans. The majority of cash values eligible for policy loans are at variable interest rates which are reset annually on the policy anniversary. Moreover, a portion of our fixed interest rate policy loans have features that provide for reduced crediting rates on the portion of cash values loaned. Policy loans were $352.0 million and $334.2 million at December 31, 2001 and 2000, respectively.

     JHVLICO reviewed its financial information about contractual obligations and commercial commitments by due date and expiration date as of December 31, 2001. Contractual obligations of JHVLICO are those obligations fixed by agreement as to dollar amount and date of payment. Other commercial commitments are those commitments entered into by JHVLICO with known expiration dates. JHVLICO identified investment purchase commitments of $55.8 million due in less than one year as its primary contractual obligation. No other contractual obligation or commercial commitment was identified by JHVLICO.

     The risk-based capital standards for life insurance companies, as prescribed by the National Association of Insurance Commissioners, establish a risk-based capital ratio comparing adjusted surplus to required surplus for each of our United States domiciled insurance subsidiaries. If the risk-based capital ratio falls outside of acceptable ranges, regulatory action may be taken ranging from increased information requirements to mandatory control by the domiciliary insurance department. The risk-based capital ratios of our insurance subsidiary as of December 31, 2001, were above the ranges that would require regulatory action.

     We maintain reinsurance programs designed to protect against large or unusual losses. Based on our review of our reinsurers' financial statements and reputations in the reinsurance marketplace, we believe that our reinsurers are financially sound, and, therefore, that we have no significant exposure to uncollectable reinsurance in excess of uncollectable amounts already recognized in our audited consolidated financial statements. JHVLICO has also entered into reinsurance agreements which transfers risks and profits to John Hancock Life Insurance Company, the parent. The reinsurance agreements provide reinsurance expense allowances to reimburse JHVLICO for the related expenses. The agreements cover variable annuity, variable life insurance and term life insurance contracts issued by JHVLICO.

     Based on current trends, JHVLICO expects to generate sufficient positive operating cash to meet all short-term and long-term cash requirements. In addition, JHVLICO has a line of credit with John Hancock Capital Corporation, a subsidiary of John Hancock Life Insurance Company, totaling $250 million. John Hancock Capital Corporation will commit, when requested, to loan funds at prevailing interest rates as agreed to from time to time between John Hancock Capital Corporation and JHVLICO.

Quantitative and Qualitative Disclosures About Market Risk

   Capital Markets Risk Management

     JHVLICO maintains a disciplined, comprehensive approach to managing capital market risks inherent in its business operations. To mitigate these risks, and effectively support Company objectives, investment operations are organized and staffed to focus investment management expertise on specific classes of investments, with particular emphasis placed on private placement markets. In addition, a dedicated unit of asset/liability risk management (ALM) professionals centralizes the implementation of its interest rate risk management program. As an integral component of its ALM program, derivative instruments are used in accordance with risk reduction techniques established through Company policy and with formal approval granted from the New York Insurance Department. JHVLICO's use of derivative instruments is monitored on a regular basis by the Parent's Investment Compliance Department and reviewed quarterly with senior management and the Committee of Finance of the Parent, (the Parent Company's Committee of Finance).

     JHVLICO's principal capital market exposures are credit and interest rate risk, which includes the impact of inflation, although we have certain exposures to changes in equity prices and foreign currency exchange rates. Credit risk pertains to the uncertainty associated with the ability of an obligor or counterparty to continue to make timely and complete payments of contractual principal and interest. Interest rate risk pertains to the change in fair value that occurs within fixed maturity securities or liabilities as market interest rates move. Equity and foreign currency risk pertain to price fluctuations, associated with JHVLICO's ownership of equity investments or non-US dollar denominated investments and liabilities, driven by dynamic market environments.

      Credit Risk

     JHVLICO manages the credit risk inherent in its fixed maturity securities by applying strict credit and underwriting standards, with specific limits regarding the proportion of permissible below investment grade holdings. We also diversify our fixed maturity securities with respect to investment quality and credit concentration. Concentrations are monitored with respect to issuer, industry, geographic location, and loan property-type. Where possible, consideration of external measures of creditworthiness, such as ratings assigned by nationally recognized rating agencies, supplement our internal credit analysis. JHVLICO uses simulation models to examine the probability distribution of credit losses to ensure that it can readily withstand feasible adverse scenarios. In certain limited circumstances JHVLICO may use the credit derivatives market to exchange credit risk for fixed rate payments if it believes this approach is more efficient than entering into a cash-based security transaction. In addition, JHVLICO periodically examines, on various levels of aggregation, its actual default loss experience on significant asset classes to determine if the losses are consistent with the (1) levels assumed in product pricing, (2) ACLI loss experience and (3) rating agencies' quality-specific cohort default data. These tests have generally found JHVLICO's aggregate experience to be favorable relative to these external benchmarks and consistent with priced-for-levels.

     JHVLICO evaluates fixed income securities on a case by case basis for issues of collectibility. The bond analysts operate in an industry-based, team-oriented structure that facilitates the evaluation of JHVLICO's entire fixed income holdings quarterly and formal presentations to management twice annually. In addition, trading levels of publicly traded securities and other market factors and industry trends are followed and their impact on individual credits are assessed as they occur. Indenture covenants which provide JHVLICO additional protection in the event of credit deterioration are also monitored continuously. When as a result of any of these analyses, management believes that the collectibility of any amounts owed is other than temporarily impaired, the underlying asset is written down to fair value.

     As of December 31, 2001, JHVLICO's fixed maturity portfolio was comprised of 87.7% investment grade securities and 12.3% below-investment-grade securities. These percentages are consistent with recent experience and indicative of JHVLICO's long-standing investment philosophy of pursuing moderate amounts of credit risk in anticipation of earning higher expected returns. We believe that credit risk can be successfully managed given our proprietary credit evaluation models and experienced personnel. For additional information regarding the credit quality of JHVLICO's portfolio, see Note 3 to our consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Segment Operations.

      Interest Rate Risk

     JHVLICO maintains a tightly controlled approach to managing its potential interest rate risk. Interest rate risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets to support the issuance of our various interest-sensitive liabilities.

  We manage interest rate sensitive segments of our business, and their supporting investments, under one of two broadly defined risk management methods designed to provide an appropriate matching of assets and liabilities. For guaranteed rate products, where contractual liability cash flows are highly predictable we apply sophisticated duration-matching techniques to manage the segment's exposure to both parallel and non-parallel yield curve movements. Typically this approach involves a duration mismatch tolerance of less than +/ - ..05 years, with other techniques used for limiting exposure to non-parallel risk. Duration measures the sensitivity of the fair value of assets and liabilities to changes in interest rates. For example, should interest rates increase by 100 basis points, the fair value of an asset with a 5-year duration is expected to decrease in value by approximately 5.0%. For non-guaranteed rate products we apply scenario-modeling techniques to develop investment policies with what we believe to be the optimal risk/return tradeoff given our risk constraints. Each scenario is based on near term reasonably possible hypothetical changes in interest rates that illustrate the potential impact of such events.

     We project asset and liability cash flows on guaranteed rate products and then discount them against credit-specific interest rate curves to attain fair values. Duration is then calculated by re-pricing these cash flows against a modified or "shocked" interest rate curve and evaluating the change in fair value versus the base case. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting duration-managed liabilities was approximately $1,226.1 million.

     The risk management method for non-guaranteed rate products, such as whole life insurance is less formulaic, but more complex, due to the less predictable nature of the liability cash flows. For these products, we manage interest rate risk based on scenario-based portfolio modeling that seeks to identify the most appropriate investment sItrategy given probable policyholder behavior and liability crediting needs under a wide range of interest rate environments. As of December 31, 2001, the fair value of fixed maturity securities and mortgage loans supporting liabilities managed under this modeling was approximately $1,587.2 million.

      Derivative Instruments

     JHVLICO uses a variety of derivative financial instruments, including swaps, caps, floors, and exchange traded futures contracts, in accordance with Company investment policy. Permissible derivative applications include the reduction of economic risk (i.e., hedging) related to changes in yields, prices, cash flows, and currency exchange rates. In addition, certain limited applications of "income generation" are allowed. Examples of this type of use include the purchase of call options to offset the sale of embedded options in Company liability issuance or the purchase of swaptions to offset the purchase of embedded put options in certain investments. JHVLICO does not make a market or trade derivatives for speculative purposes.

     As of January 1, 2001, Financial Accounting Standard No. 133 ("Accounting for Derivative Instruments and Hedging Activities") became effective for all companies reporting under accounting principles generally accepted in the United States (GAAP). Briefly stated, SFAS No. 133 requires that all derivative instruments must be recorded as either assets or liabilities on JHVLICO's balance sheet, with quarterly recognition thereafter of changes in derivative fair values through its income statement. The income effect of derivatives that meet all requirements of a "qualified hedge" under SFAS No. 133 guidance may be offset, in part or in its entirety, by recognition of changes in fair value on specifically identified underlying hedged-items. These hedged-items must be identified at the inception of the hedge and may consist of assets, liabilities, firm commitments or forecasted transactions. Depending upon the designated form of the hedge (i.e., fair value or cash flow), changes in fair value must either be recorded immediately through income or through shareholders' equity (Other Comprehensive Income) for subsequent amortization into income.

     In preparing for the implementation of SFAS No. 133, JHVLICO invested significant time and resources to achieve two primary objectives. First, preserving the ability to hedge economic risks inherent in its business operations, with assurance that such hedges were structured in a SFAS No. 133 compliant fashion. Second, the reduction of income volatility arising from "ineffective" or less than perfect hedges, whereby income from hedged-item fair value recognition only partially offsets income from derivatives fair value recognition. In the course of achieving these objectives JHVLICO undertook an extensive examination of its derivatives hedging program. The examination identified one area where JHVLICO's risk management applications required adjustment to accommodate the mandates of SFAS No. 133. Each of these hedging applications was modified so as to retain its economic effectiveness and achieve compliance with SFAS No. 133. In addition, the examination proved beneficial in several other ways, including the implementation and customization of a vendor derivatives valuation and accounting software, improved front and back office derivatives capabilities, refinement of responsibilities to ensure appropriate separation of duties, and enhanced derivatives compliance procedures.

     The Parent's Investment Compliance Unit monitors all derivatives activity for consistency with internal policies and guidelines. All derivatives trading activity is reported monthly to the Parent Company's Committee of Finance for review, with a comprehensive governance report provided jointly each quarter by the Parent's Derivatives Supervisory Officer and Chief Investment Compliance Officer. The table below reflects JHVLICO's derivative positions hedging interest rate risk as of December 31, 2001. The notional amounts in the table represent the basis on which pay or receive amounts are calculated and are not reflective of credit risk. These fair value exposures represent only a point in time and will be subject to change as a result of ongoing portfolio and risk management activities.

-------------------------------------------------------------------------------------
                                             AS OF DECEMBER 31, 2001
                            ---------------------------------------------------------
                                                              FAIR VALUE
                                                 ------------------------------------
                                      WEIGHTED-     -100                    +100
                                       AVERAGE      BASIS                   BASIS
                            NOTIONAL    TERM        POINT      AS OF        POINT
                             AMOUNT    (YEARS)   CHANGE/(2)/  12/31/01   CHANGE/(2)/
                            --------  ---------  -----------  --------  -------------
                                (IN MILLIONS, EXCEPT FOR WEIGHTED-AVERAGE TERM)
-------------------------------------------------------------------------------------
Interest rate swaps ....... $1,341.8     3.9       $(24.0)     $(4.2)       $14.0
Futures contracts/(1)/ ....     33.8     8.1         (1.4)      (0.2)         1.0
Interest rate floors ......    239.4     5.8          1.8        3.5          6.4
Interest rate caps ........    361.4     8.4          1.9        1.2          0.2
                            --------               ------      -----        -----
Totals .................... $1,976.4     5.0       $(21.7)     $ 0.3        $21.6
                            ========               ======      =====        =====
-------------------------------------------------------------------------------------

(1)Represents the notional value on open contracts as of December 31, 2001.

(2)The selection of a 100 basis point immediate change in interest rates should not be construed as a prediction by us of future market events but rather as an illustration of the potential impact of such an event.

     Our non-exchange-traded derivatives are exposed to the possibility of loss from a counterparty failing to perform its obligations under terms of the derivative contract. We believe the risk of incurring losses due to nonperformance by our counterparties is remote. To manage this risk, Company procedures include the (a) on-going evaluation of each counterparty's credit ratings, (b) the application of credit limits and monitoring procedures based on an internally developed, scenario-based risk assessment system, (c) quarterly reporting of each counterparty's "potential exposure", (d) master netting agreements, and (e) the use of collateral agreements. Futures contracts trade on organized exchanges and have effectively no credit risk.

     As of December 31, 2001, JHVLICO had no outstanding fixed income obligations.

Separate Accounts

     State laws permit insurers to establish separate accounts in which to hold assets backing certain policies or contracts, including variable life insurance policies and variable annuity contracts. The insurance company maintains the investments in each separate account apart from other separate accounts and the general account. The investment results of the separate account assets are passed through directly to the account's policyholders or contract owners. The insurance company derives certain fees from, but bears no investment risk on, these assets. Other than amounts derived from or otherwise attributable to JHVLICO's general account, assets of its separate accounts are not available to fund the liabilities of its general account.

Competition

     The life insurance business is highly competitive. There are numerous stock and other types of insurers in the life/health insurance business in the United States.

     Rating agency data through December 31, 2001, affirms JHVLICO's financial stability rating from A.M. Best Company, Inc. of A++, its highest, based on the strength of John Hancock and the capital guarantee discussed below. Standard & Poor's Corporation and Fitch, Inc. have assigned insurance claims-paying ability ratings to JHVLICO of AA+ and AAA, respectively, which place JHVLICO in the second highest and highest categories, respectively, by these rating agencies. Moody's Investors Service, Inc. has assigned JHVLICO a financial strength rating of Aa2, which is its third highest rating.

Employees and Facilities

     John Hancock provides JHVLICO with personnel, property, and facilities for the performance of certain of JHVLICO's corporate and operational functions. John Hancock annually determines a fee for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in JHVLICO's operations. The amount of service fee charged to JHVLICO was $159.9 million for the year ended December 31, 2001.

Transactions with John Hancock

     As indicated, property, personnel, and facilities are provided, at a service fee, by John Hancock for purposes of JHVLICO's operations. In addition, John Hancock has contributed all of JHVLICO's capital, of which $1.8 million of paid-in capital was returned to John Hancock during 1993. It is expected that arrangements and transactions such as the foregoing will continue in the future to an indeterminate extent.

     See Note 2 to our audited consolidated GAAP financial statements included elsewhere in this prospectus for additional information on related party transactions.

Legal Proceedings

     We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as a provider of insurance protection products, as well as an employer and taxpayer. In addition, state regulatory bodies, the Unites States Securities and Exchange Commission and other regulatory bodies regularly make inquiries and, from time to time conduct examinations concerning our compliance with, among other things, insurance laws and securities laws. We do not believe that the ultimate resolution of the litigation referred to above or any of these other matters that are currently pending, either individually or in the aggregate, will have a material adverse effect on our business, financial condition or results of operations.

Sales Practice Class Action Settlement

     Over the past several years, companies engaged in the life insurance business have faced extensive claims, including class-action lawsuits, alleging improper marketing and sales of individual life insurance policies or annuities. On December 31, 1997, the United States District Court for the District of Massachusetts approved a settlement of a nationwide class action lawsuit regarding sales practices against John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and John Hancock Distributors, Inc., captioned Duhaime, et al. v. John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance

Company and John Hancock Distributors, Inc. With certain limited exceptions, the class that is bound by the terms of the settlement includes persons and entities who at any time during the class period (January 1, 1979 through December 31, 1996) had an ownership interest in one or more of our whole life, universal life or variable life insurance policies (and certain annuities and mutual funds) issued during the class period.

     In conjunction with this settlement, we had a total reserve that stood at $7.0 million and $66.3 million at December 31, 2001and 2000, respectively. We incurred settlement related costs of $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. In 1999, JHVLICO updated its estimate of the cost of claims subject to alternative dispute resolution (ADR) relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above in 2001. The adjustment to the reserve in 2001 was the result of JHVLICO being able to better estimate the cost of settling the remaining claims, which on average tend to be the larger more complicated claims. The better estimate is from experience with actual settlement of similar claims.

     Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase (i.e. arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by JHVLICO.

Regulation

     Our business is subject to extensive regulation at both the state and Federal level, including regulation under state insurance and Federal and state securities laws.

      State Insurance Regulation

     JHVLICO complies with extensive state regulation in the jurisdictions in which it does business. Most states have laws and regulations governing such issues as: what lines of business a company may engage in; underwriting practices, including a company's ability to request results of applicants' genetic tests; what premium rates may be charged in various lines of business; what products a company may sell; mandating certain insurance benefits and policy forms; minimum rates for accumulation of cash values and maximum rates for policy loans; licensing of insurance companies and agents; advertising and marketing practices; statutory accounting and reporting requirements; reserve requirements and solvency standards; admitted statutory assets; the appropriate mix of investments; dividend payments; transactions with affiliates; and level of ownership regarding acquisitions of control. State insurance departments periodically review the business and operations of an insurance company by examining its financial condition and how its agents sell its products.

     State insurance regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries concerning whether our insurance business is in compliance with applicable regulations. We reasonably and promptly respond to such inquiries and take corrective action if warranted.

     State insurance regulators and the National Association of Insurance Commissioners are continually re-examining existing laws and regulations. Among other things, these laws and regulations may focus on insurance company investments, financial reporting and solvency issues, risk-adjusted capital guidelines, interpretations of existing laws, the development of new laws, the implementation of non-statutory guidelines and the circumstances under which dividends may be paid.

      Regulation Governing Potential Acquisitions of Control

     We are subject to regulation under the insurance holding company statutes of Massachusetts, which is our state of domicile. The Massachusetts insurance law contains provisions which, in general, provide that the acquisition or change of "control" of a domestic insurer or of any person that controls a domestic insurer cannot be consummated without the prior approval of the Massachusetts Commissioner of Insurance. In general, a presumption of "control" arises from the ownership, control, possession with the power to vote or possession of proxies with respect to, 10% or more of the voting securities of an insurer or of a person that controls an insurer. A person seeking to acquire control, directly or indirectly, of a Massachusetts insurance company or of any person controlling a Massachusetts insurance company must file an application for approval of the acquisition of control with the Massachusetts Commissioner of Insurance and obtain the approval of the Massachusetts Commissioner of Insurance before consummating the acquisition.

      Surplus and Capital Requirements

     Insurance regulators have the discretionary authority, in connection with the ongoing licensing of our insurance businesses, to limit or prohibit the ability to issue new policies if, in the regulators' judgment, the insurer is not maintaining a minimum amount of surplus or is in hazardous financial condition. Limits may also be established on the ability to issue new life insurance policies and annuity contracts above an amount based upon the face amount and premiums of policies of a similar type issued in the prior year.

      Risk-Based Capital

     The National Association of Insurance Commissioners (NAIC) has established risk-based capital (RBC) standards for life insurance companies as well as a model act to apply such standards at the state level. The model act provides that life insurance companies must submit an annual risk-based capital report to state regulators reporting their risk-based capital based on five categories of risk: asset risk-affiliates, asset risk-other, insurance risk, interest rate risk and business risk. The formula is intended to be used by insurance regulators as an early warning tool to identify possible weakly capitalized companies for purposes of initiating further regulatory action.

     In 2001, the NAIC changed the risked-based capital formula which resulted in RBC charges or a higher risk-based capital ratio. The most significant change made by NAIC is to tax effect the RBC, which is similar to reducing the risk factors being applied to the different risk categories. One other change was the creation of a common stock asset risk category and its treatment in the covariance calculation. This change also lowered RBC.

      Statutory Investment Valuation Reserves

     Life insurance companies are required to establish an asset valuation reserve (AVR) consisting of two components: (i) a "default component," which provides for future credit-related losses on fixed maturity investments, and
(ii) an "equity component," which provides for losses on all types of equity investments, including equity securities and real estate. Insurers also are required to establish an interest maintenance reserve (IMR) for net realized capital gains and losses on fixed maturity securities, net of tax, related to changes in interest rates. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities sold. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer's statutory financial statements, but do not affect our financial statements prepared in accordance with GAAP. Although future additions to AVR will reduce the future statutory capital and surplus of JHVLICO, we do not believe that the impact under current regulations of such reserve requirements will materially affect the ability of JHVLICO to increase its statutory capital and surplus.

      IRIS Ratios

     The National Association of Insurance Commissioners has developed a set of financial tests known as the Insurance Regulatory Information System (IRIS) for early identification of companies which may require special attention by insurance regulators. Insurance companies submit data on an annual basis to the National Association of Insurance Commissioners. This data is used to calculate ratios covering various categories of financial data, with defined "usual ranges" for each category. IRIS consists of 13 key financial ratios for life insurance companies. An insurance company may fall out of the usual range with respect to one or more ratios because of specific transactions that are in themselves immaterial or eliminated at the consolidated level. Departure from the usual range on four or more of the ratios may lead to inquiries from individual states' insurance departments. During the five-year period ended December 31, 2001, John Hancock Variable Life Insurance Company and its subsidiary, Investors Partner Life Insurance Company, had several ratios outside of the usual range. John Hancock Variable Life Insurance Company had eight unusual ratios, all of which resulted from growth in the business and the effect of reinsurance contracts with John Hancock Life Insurance Company. Investors Partner Life Insurance Company had ten unusual ratios due to the fact it writes no new business.

      Regulation of Investments

     Our insurance businesses are subject to state laws and regulations that require diversification of their investment portfolios. Some of these laws and regulations also limit the amount of investments in specified investment categories, such as below investment grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as nonadmitted assets for purposes of measuring statutory surplus, in some instances, requiring divestiture. State regulatory authorities from the domiciliary states of our insurance subsidiaries have not indicated any non-compliance with any such regulations.

      Valuation of Life Insurance Policies Model Regulation

     The National Association of Insurance Commissioners has adopted a revision to the Valuation of Life Insurance Policies Model Regulation (known as Revised
XXX). This model regulation established new minimum statutory reserve requirements for certain individual life insurance policies written in the future. Before the new reserve standards can become effective, individual states must adopt the model regulation. Massachusetts adopted the Regulation effective January 1, 2001.

      Federal Insurance Initiatives and Legislation

     Although the Federal government generally does not directly regulate the insurance business, federal initiatives often have an impact on our business. Current and proposed measures that may significantly affect the insurance business generally include limitations on anti-trust immunity, minimum solvency requirements and health care reform.

     On November 12, 1999, the Gramm-Leach-Bliley Act of 1999 became law, implementing fundamental changes in the regulation of the financial services industry in the United States. The act permits the transformation of the already converging banking, insurance and securities industries by permitting mergers that combine commercial banks, insurers and securities firms under one holding company. Under the act, national banks retain their existing ability to sell insurance products in some circumstances. In addition, bank holding companies that qualify and elect to be treated as "financial holding companies" may engage in activities, and acquire companies engaged in activities, that are "financial" in nature or "incidental" or "complementary" to such financial activities, including acting as principal, agent or broker in selling life, property and casualty and other forms of insurance, including annuities. A financial holding company can own any kind of insurance company or insurance broker or agent, but its bank subsidiary cannot own the insurance company. Under state law, the financial holding company would need to apply to the insurance commissioner in the insurer's state of domicile for prior approval of the acquisition of the insurer, and the act provides that the commissioner, in considering the application, may not discriminate against the financial holding company because it is affiliated with a bank. Under the act, no state may prevent or interfere with affiliations between banks and insurers, insurance agents or brokers, or the licensing of a bank or affiliate as an insurer or agent or broker.

     On October 26, 2001, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 was enacted into law as part of the USA PATRIOT Act. Among its many provisions the law requires that financial institutions adopt anti-money laundering programs that include policies, procedures and controls to detect and prevent money laundering, designate a compliance officer to oversee the program and provide for employee training, and periodic audits in accordance with regulations to be issued by the U.S. Treasury Department. JHVLICO is actively developing a program in order to fully comply with the applicable provisions of the Act and the related Treasury Regulations.

      Tax Legislation

     Currently, under the Internal Revenue Code, holders of many life insurance and annuity products, including both traditional and variable products, are entitled to tax-favored treatment on these products. For example, income tax payable by policyholders on investment earnings under traditional and variable life insurance and annuity products which are owned by natural persons is deferred during the product's accumulation period and is payable, if at all, only when the insurance or annuity benefits are actually paid or to be paid. Also, for example, interest on loans up to $50,000 secured by the cash value of life insurance policies owned by businesses on key employees is eligible for deduction even though investment earnings during the accumulation period are tax-deferred.

     In the past, legislation has been proposed that would have curtailed the tax-favored treatment of some of our insurance and annuity products. If any such proposals were enacted, market demand for such products would be adversely affected. In addition, the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), enacted by Congress in 2001, provides for the gradual reduction and eventual elimination of Federal estate taxes by the year 2010. But EGTRRA also contains a sunset provision which would reinstate Federal estate taxes in the year 2011, based on the Internal Revenue Code in effect prior to the enactment of EGTRRA. Many insurance products are designed and sold to help policyholders reduce the effect of Federal estate taxation on their estates. The enactment of EGTRRA has adversely affected sales of certain of our insurance and investment advisory products, but this effect is mitigated somewhat by the sunset provision. If the sunset provision of EGTRRA is eliminated in the future, the adverse affect on the sales of these products could increase. In addition, sales of split dollar life insurance products have been adversely affected by proposed changes being considered by the Internal Revenue Service.

      Securities Laws

     All of our separate investment accounts that fund retail variable annuity contracts and retail variable life insurance products issued by us, other than those which fund private placement investment options that are exempt from registration or support fixed rate investment options that are also exempt from registration, are registered both under the Securities Act and the Investment Company Act. Products sold to sophisticated investors as "private placements" are exempt from registration under both acts but may be subject to other requirements of those laws, such as antifraud provisions and the terms of applicable exemptions.

Directors and Executive Officers

     The directors and executive officers of JHVLICO and their principal occupations during the past five years are as follows:

-----------------------------------------------------------------------------------------------------
Directors and Executive Officers          Principal Occupations
--------------------------------          ---------------------
David F. D'Alessandro ................... Chairman of the Board of JHVLICO; Chairman, President and
                                          Chief Executive Officer, John Hancock Life Insurance
                                          Company.
Michele G. Van Leer ..................... Vice Chairman of the Board and President of JHVLICO; Senior
                                          Vice President, John Hancock Life Insurance Company.
Ronald  J. Bocage ....................... Director, Vice President and Counsel of JHVLICO; Vice
                                          President and Counsel, John Hancock Life Insurance Company.
Todd G. Engelsen ........................ Director and Vice President of JHVLICO; Vice President,
                                          John Hancock Life Insurance Company
Bruce M. Jones .......................... Director and Vice President of JHVLICO; Senior Vice
                                          President, John Hancock Life Insurance Company.
Daniel L. Ouellette ..................... Director and Vice President of JHVLICO; Senior Vice
                                          President, John Hancock Life Insurance Company.
Barbara L. Luddy ........................ Director, Vice President and Actuary of JHVLICO; Senior
                                          Vice President, John Hancock Life Insurance Company.
Robert R. Reitano ....................... Director, Vice President and Chief Investment officer of
                                          JHVLICO; Senior Vice President and Chief Investment
                                          Strategist, John Hancock Life Insurance Company.
Paul Strong ............................. Director and Vice President of JHVLICO; Vice President,
                                          John Hancock Life Insurance Company.
Roger G. Nastou ......................... Vice President, Investments, of JHVLICO; Vice President,
                                          John Hancock Life Insurance Company
Julie H. Indge .......................... Treasurer of JHVLICO; Assistant Treasurer, John Hancock
                                          Life Insurance Company
Earl W. Baucom .......................... Controller of JHVLICO; Senior Vice President and
                                          Controller, John Hancock Life Insurance Company.
Peter Scavongelli ....................... Secretary of JHVLICO; State Compliance Officer, John
                                          Hancock Life Insurance Company
-----------------------------------------------------------------------------------------------------

     The business address of all directors and executive officers of JHVLICO is John Hancock Place, Boston, Massachusetts 02117.

Executive  Compensation

     The following table provides information on the allocated compensation paid to the chief executive officer for 2001. There were no other executive officers of JHVLICO whose allocated compensation exceeded $100,000 during 2001. Executive officers of JHVLICO also serve one or more of the affiliated companies of JHLICO. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of JHVLICO.

     Directors of JHVLICO receive no compensation in addition to their compensation as employees of JHLICO.

-----------------------------------------------------------------------------------------
                             Annual Compensation                   Long-Term Compensation
                             -------------------                   ----------------------
       Name             Title      Salary      Bonus     Other      LTIP        All Other
       ----             -----      ------      -----     -----      ----        ---------
D. F. D'Alessandro     Chairman    $37,632    $61,555    $3,041    $49,428      $0
-----------------------------------------------------------------------------------------

PERFORMANCE INFORMATION

     We may advertise total return information about investments made in the variable investment options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable variable investment option.

     Total return at the Account level is the percentage change between

 . the value of a hypothetical investment in a variable investment option at the beginning of the relevant period, and

 . the value at the end of such period.

At the Account level, total return reflects adjustments for

.. the mortality and expense risk charges,

.. the administrative charge,

.. the annual contract fee, and

.. any withdrawal payable if the owner surrender his contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit riders. Total return at the Account level will be lower than that at the Series Fund level where comparable charges are not deducted.

     We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any withdrawal charge and it may be for additional durations.

     We may advertise "current yield" and "effective yield" for investments in the Money Market investment option. Current yield refers to the income earned on your investment in the Money Market investment option over a 7-day period an then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

     Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

     Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, or any charge for optional benefit riders.

REPORTS

     At least annually, we will send you (1) a report showing the number and value of the accumulation units in your contract and (2) the financial statements of the Series Funds.

VOTING PRIVILEGES

     At meetings of the Series Fund's shareholders, we will generally vote all the shares of each fund that we hold in the Account in accordance with instructions we receive from the owners of contracts that participate in the corresponding variable investment option.

CERTAIN CHANGES

Changes to the Account

     We reserve the right, subject to applicable law, including any required shareholder approval,

.. to transfer assets that we determine to be your assets from the Account to another separate account or investment option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions,

.. to add or delete variable investment options,

.. to change the underlying investment vehicles,

.. to operate the Account in any form permitted by law, and

.. to terminate the Account's registration under the 1940 Act, if such registration should no longer be legally required.

     Unless otherwise required under applicable laws and regulations, notice to or approval of owners will not be necessary for us to make such changes.

Variations in charges or rates for eligible classes

     We may allow a reduction in or the elimination of any contract charges, or an increase in a credited interest rate for a guarantee period. The affected contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the contracts.

     The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

.. the size of the initial premium payment,

.. the size of the group or class,

.. the total amount of premium payments expected to be received from the group or class and the manner in which the premium payments are remitted,

.. the nature of the group or class for which the contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

.. the purpose for which the contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced, or

.. the level of commissions paid to selling broker-dealers or certain financial institutions with respect to contracts within the same group or class.

     We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a contract is approved. We reserve the right to change these rules from time to time. Any variation in charges or rates will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner. Any variation in charges or fees will reflect differences in costs and services, will apply uniformly to all prospective contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any owner.

DISTRIBUTION OF CONTRACTS

     Signator Investors, Inc. ("Signator") acts as principal distributor of the contracts sold through this prospectus. Signator is registered as a broker-dealer under the Securities Exchange Act of 1934, and a member of the National Association of Securities Dealers, Inc. Signator's address is 200 Clarendon Street, John Hancock Place, Boston, Massachusetts 02117. Signator is a subsidiary of John Hancock Life Insurance Company.

     You can purchase a contract through registered representatives of broker-dealers and certain financial institutions who have entered into selling agreements with JHVLICO and Signator. We pay broker-dealers compensation for promoting, marketing and selling our variable insurance and variable annuity products. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator will also pay its own registered representatives for sales of the contracts to their customers. We do not expect the compensation we pay to such broker-dealers (including Signator) and financial institutions to exceed 7.0% of premium payments (on a present value basis) for sales of the contracts described in this prospectus. For limited periods of time, we may pay additional compensation to broker-dealers as part of special sales promotions. We offer these contracts on a continuous basis, but neither JHVLICO nor Signator is obligated to sell any particular amount of contracts. We also reimburse Signator for direct and indirect expenses actually incurred in connection with the marketing of these contracts.

EXPERTS

     Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the financial statements of John Hancock Variable Account JF at December 31, 2001 and for each of the periods indicated therein, as set forth in their reports. We've included the financial statements and schedules of JHVLICO in this prospectus, and the financial statements of the Account in the Statement of Additional Information, which also is a part of the registration statement that contains this prospectus. These financial statements are included in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

REGISTRATION STATEMENT

     JHVLICO complies with the reporting requirements of the Securities Act of 1934. You can get more details from the SEC upon payment of prescribed fees or through the SEC's internet web site (www.sec.gov).

     This prospectus omits certain information contained in the registration statement filed with the SEC. Among other things, the registration statement contains a "Statement of Additional Information" that we will send you without charge upon request. The Table of Contents of the Statement of Additional Information lists the following subjects that it covers:


                                                                     page of SAI


DISTRIBUTION ................................................................  2
CALCULATION OF PERFORMANCE DATA .............................................  2
OTHER PERFORMANCE INFORMATION ...............................................  6
CALCULATION OF ANNUITY PAYMENTS .............................................  6
ADDITIONAL INFORMATION ABOUT DETERMINING UNIT VALUES ........................  8
PURCHASES AND REDEMPTIONS OF FUND SHARES ....................................  9
THE ACCOUNT .................................................................  9
DELAY OF CERTAIN PAYMENTS ................................................... 10
LIABILITY FOR TELEPHONE TRANSFERS ........................................... 11
VOTING PRIVILEGES ........................................................... 11
FINANCIAL STATEMENTS ........................................................ 12

                         CONDENSED FINANCIAL INFORMATION
                  FOR JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF

     The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of less than $250,000. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                                 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                                                December 31,  December 31,  December 31,  December 31,  December 31,
                                                                    2001          2000          1999          1998          1997
                                                                ------------  ------------  ------------  ------------   -----------
EQUITY INDEX
 Accumulation share value:
  Beginning of period (Note 4) ...............................       $10.00         --             --              --            --
  End of period ..............................................       $17.58         --             --              --            --
 Number of Accumulation Shares outstanding at end of period ..      447,352         --             --              --            --
 GROWTH & INCOME
 Accumulation share value:
  Beginning of period  (Note 4) ..............................       $10.00         --             --              --            --
  End of period ..............................................        $7.36         --             --              --            --
 Number of Accumulation Shares outstanding at end of period ..    1,326,556         --             --              --            --
 FUNDAMENTAL GROWTH
 Accumulation share value:
  Beginning of period (Note 4) ...............................       $10.00         --             --              --            --
  End of period ..............................................        $9.86         --             --              --            --
 Number of Accumulation Shares outstanding at end of period ..      167,698         --             --              --            --
SMALL CAP GROWTH
 Accumulation share value:
  Beginning of period  (Note 4) ..............................       $10.00         --             --              --            --
  End of period ..............................................       $14.19         --             --              --            --
 Number of Accumulation Shares outstanding at end of period ..      334,521         --             --              --            --
V.A. RELATIVE VALUE
 Accumulation share value:
  Beginning of period (Note 2) ...............................       $17.44     $18.55         $12.99          $10.00            --
  End of period ..............................................       $16.74     $17.44         $18.55          $12.99            --
 Number of Accumulation Shares outstanding at end of period ..      600,957    803,883        835,684         281,068            --
INTERNATIONAL OPPORTUNITIES B
 Accumulation share value:
  Beginning of period (Note 4) ...............................       $10.00         --             --              --            --
  End of period ..............................................        $7.79         --             --              --            --
 Number of Accumulation Shares outstanding at end of period ..      138,161         --             --              --            --
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
  Beginning of period (Note 1) ...............................      $15.94      $16.19         $15.79          $13.68        $10.78
  End of period ..............................................      $14.86      $15.94         $16.19          $15.79        $13.68
 Number of Accumulation Shares outstanding at end of period ..     632,252     820,704      1,174,921       1,123,202       457,510

                                                                   Year Ended
                                                                  December 31,
                                                                      1996
                                                                  ------------
EQUITY INDEX
 Accumulation share value:
  Beginning of period (Note 4) ................................          --
  End of period ...............................................          --
 Number of Accumulation Shares outstanding at end of period ...          --
GROWTH & INCOME
 Accumulation share value:
  Beginning of period  (Note 4) ...............................          --
  End of period ...............................................          --
 Number of Accumulation Shares outstanding at end of period ...          --
FUNDAMENTAL GROWTH
 Accumulation share value:
  Beginning of period (Note 4) ................................          --
  End of period ...............................................          --
 Number of Accumulation Shares outstanding at end of period ...          --
SMALL CAP GROWTH
 Accumulation share value:
  Beginning of period (Note 4) ................................          --
  End of period ...............................................          --
 Number of Accumulation Shares outstanding at end of period ...          --
V.A. RELATIVE VALUE
 Accumulation share value:
  Beginning of period (Note 2) ................................          --
  End of period ...............................................          --
 Number of Accumulation Shares outstanding at end of period ...          --
INTERNATIONAL OPPORTUNITIES B
 Accumulation share value:
  Beginning of period (Note 4) ................................          --
  End of period ...............................................          --
 Number of Accumulation Shares outstanding at end of period ...          --
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
  Beginning of period (Note 1) ................................      $10.00
  End of period ...............................................      $10.78
 Number of Accumulation Shares outstanding at end of period ...       2,637

                                                                     Year Ended         Year Ended      Year Ended      Year Ended
                                                                    December 31,       December 31,    December 31,    December 31,
                                                                        2001               2000            1999            1998
                                                                    ------------       ------------    ------------    ------------
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
  Beginning of period (Note 2) ................................           $17.90          $14.25          $14.36          $13.39
  End of period ...............................................           $14.58          $17.90          $14.25          $14.36
 Number of Accumulation Shares outstanding at end of period ...        1,210,792       1,113,582       1,506,906       1,826,652
 ACTIVE BOND
 Accumulation share value:
  Beginning of period (Note 4) ................................           $10.00              --              --              --
  End of period ...............................................           $10.39              --              --              --
 Number of Accumulation Shares outstanding at end of period ...          341,607              --              --              --
V.A. STRATEGIC INCOME
 Accumulation share value:
  Beginning of period (Note 1) ................................           $12.64          $12.62          $12.19          $11.78
  End of period ...............................................           $13.05          $12.64          $12.62          $12.19
 Number of Accumulation Shares outstanding at end of period ...          428,849         421,240         513,276         522,909
MONEY MARKET
 Accumulation share value:
  Beginning of period (Note 4) ................................           $10.00              --              --              --
  End of period ...............................................           $10.12              --              --              --
 Number of Accumulation Shares outstanding at end of period ...          457,386              --              --              --



                                                                   Year Ended        Year Ended
                                                                   December 31,      December 31,
                                                                      1997              1996
                                                                   -----------       ------------
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
  Beginning of period (Note 2) ................................       $10.00                --
  End of period ...............................................       $13.39                --
 Number of Accumulation Shares outstanding at end of period ...      645,730                --
 ACTIVE BOND
 Accumulation share value:
  Beginning of period (Note 4) ................................           --                --
  End of period ...............................................           --                --
 Number of Accumulation Shares outstanding at end of period ...           --                --
V.A. STRATEGIC INCOME
 Accumulation share value:
  Beginning of period (Note 1) ................................       $10.70            $10.00
  End of period ...............................................       $11.78            $10.70
 Number of Accumulation Shares outstanding at end of period ...      144,638               188
MONEY MARKET
 Accumulation share value:
  Beginning of period (Note 4) ................................           --                --
  End of period ...............................................           --                --
 Number of Accumulation Shares outstanding at end of period ...           --                --

 (1) Values shown for 1996 begin on August 29, 1996.

 (2) Values shown for 1998 begin on the commencement of operations.

 (3) Values shown for 1997 begin on April 30, 1997.

 (4) Values shown for 2001 begin on November 15, 2001.

  The following table provides selected data for Declaration accumulation shares for contracts with initial premium payments of $250,000 or more. Each period begins on January 1, except that the first year of operation of an investment option begins on the date shown in the Notes at the end of this table.

                                                               Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                                              December 31,  December 31,  December 31,  December 31,  December 31,
                                                                  2001          2000          1999          1998          1997
                                                              ------------  ------------  ------------  ------------  ------------
EQUITY INDEX
 Accumulation share value:
 Beginning of period  (Note 3) ...............................     $ 10.00         --            --            --           --
  End of period ..............................................     $ 14.56         --            --            --           --
 Number of Accumulation Shares outstanding at end of period ..      75,420         --            --            --           --
GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 3) ................................     $ 10.00         --            --            --           --
  End of period ..............................................     $ 12.97         --            --            --           --
 Number of Accumulation Shares outstanding at end of period ..      92,665         --            --            --           --
FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period (Note 3) ................................     $ 10.00         --            --            --           --
  End of period ..............................................     $ 10.43         --            --            --           --
 Number of Accumulation Shares outstanding at end of period ..      64,187         --            --            --           --
 SMALL CAP GROWTH
Accumulation share value:
 Beginning of period (Note 3) ................................     $ 10.00         --            --            --           --
  End of period ..............................................     $ 16.57         --            --            --           --
 Number of Accumulation Shares outstanding at end of period ..      50,072
V.A. RELATIVE VALUE
 Accumulation share value:
 Beginning of period (Note 2) ................................     $ 17.57    $ 18.64       $ 12.02       $ 10.00           --
  End of period ..............................................     $ 16.91    $ 17.57       $ 18.64       $ 12.02           --
 Number of Accumulation Shares outstanding at end of period ..      39,623     94,159        92,423        39,844           --

                                                                    Year Ended
                                                                   December 31,
                                                                       1996
                                                                   ------------
EQUITY INDEX
 Accumulation share value:
 Beginning of period (Note 3)  ....................................         --
  End of period ...................................................         --
 Number of Accumulation Shares outstanding at end of period .......         --
GROWTH & INCOME
Accumulation share value:
 Beginning of period (Note 3) .....................................         --
  End of period ...................................................         --
 Number of Accumulation Shares outstanding at end of period .......         --
FUNDAMENTAL GROWTH
Accumulation share value:
 Beginning of period (Note 3) .....................................         --
  End of period ...................................................         --
 Number of Accumulation Shares outstanding at end of period .......         --
 SMALL CAP GROWTH
Accumulation share value:
 Beginning of period (Note 3) .....................................         --
  End of period ...................................................         --
 Number of Accumulation Shares outstanding at end of period .......         --
V.A. RELATIVE VALUE
 Accumulation share value:
 Beginning of period (Note 2) .....................................         --
  End of period ...................................................         --
 Number of Accumulation Shares outstanding at end of period .......         --

                                                                Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
                                                               December 31,  December 31,  December 31,  December 31,  December 31,
                                                                   2001          2000          1999          1998          1997
                                                               ------------  ------------  ------------  ------------  ------------
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
  Beginning of period (Note 1) ................................      $16.11       $16.33        $15.88        $13.72        $10.00
  End of period ...............................................      $15.06       $16.11        $16.33        $15.88        $13.72
 Number of Accumulation Shares outstanding at end of period ...     101,368      153,599       353,031       202,960        80,430
INTERNATIONAL OPPORTUNITIES B
 Accumulation share value:
  Beginning of period (Note 3) ................................      $10.00           --            --            --            --
  End of period ...............................................      $10.06           --            --            --            --
 Number of Accumulation Shares outstanding at end of period ...       6,711           --            --            --            --
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
  Beginning of period (Note 1) ................................      $18.06       $14.35        $14.42        $13.41        $10.00
  End of period ...............................................      $14.74       $18.06        $14.35        $14.42        $13.41
 Number of Accumulation Shares outstanding at end of period ...     155,926      115,989        93,950       149,851        73,106
ACTIVE BOND
 Accumulation share value:
  Beginning of period (Note 3) ................................      $10.00           --            --            --            --
  End of period ...............................................      $13.20           --            --            --            --
 Number of Accumulation Shares outstanding at end of period ...       9,232           --            --            --            --
V.A. STRATEGIC INCOME
 Accumulation share value:
  Beginning of period (Note 1) ................................      $12.78       $12.73        $12.26        $11.82        $10.00
  End of period ...............................................      $13.23       $12.78        $12.73        $12.26        $11.82
 Number of Accumulation Shares outstanding at end of period ...      31,158       32,680        38,562        51,125        17,907
MONEY MARKET
 Accumulation share value:
  Beginning of period (Note 3) ................................      $10.00           --            --            --            --
  End of period ...............................................      $12.11           --            --            --            --
 Number of Accumulation Shares outstanding at end of period ...      20,225

                                                                  Year Ended
                                                                 December 31,
                                                                     1996
                                                                 ------------
V.A. SOVEREIGN INVESTORS
 Accumulation share value:
  Beginning of period (Note 1) .................................         --
  End of period ................................................         --
 Number of Accumulation Shares outstanding at end of period ....         --
INTERNATIONAL OPPORTUNITIES B
 Accumulation share value:
  Beginning of period (Note 3) .................................         --
  End of period ................................................         --
 Number of Accumulation Shares outstanding at end of period ....         --
V.A. FINANCIAL INDUSTRIES
 Accumulation share value:
  Beginning of period (Note 1) .................................         --
  End of period ................................................         --
 Number of Accumulation Shares outstanding at end of period ....         --
ACTIVE BOND
 Accumulation share value:
  Beginning of period (Note 3) .................................         --
  End of period ................................................         --
 Number of Accumulation Shares outstanding at end of period ....         --
V.A. STRATEGIC INCOME
 Accumulation share value:
  Beginning of period (Note 1) .................................         --
  End of period ................................................         --
 Number of Accumulation Shares outstanding at end of period ....         --
MONEY MARKET
 Accumulation share value:
  Beginning of period (Note 3) .................................         --
  End of period ................................................         --
 Number of Accumulation Shares outstanding at end of period ....         --

 (1) Values shown for 1997 begin on April 30, 1997

 (2) Values shown for 1998 begin on the commencement of operations.

 (3) Values shown for 2001 begin on November 15, 2001.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
John Hancock Variable Life Insurance Company

     We have audited the accompanying consolidated balance sheets of John Hancock Variable Life Insurance Company as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholder's equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedules. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of John Hancock Variable Life Insurance Company at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivatives.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 21, 2002

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                           CONSOLIDATED BALANCE SHEETS

                                                             DECEMBER 31

                                                          2001         2000
                                                        ---------   ---------
                                                            (IN MILLIONS)
ASSETS Investments--Notes 3 and 4
Fixed maturities:
 Held-to-maturity--at amortized cost
  (fair value: 2001--$82.1; 2000--$686.8) ...........       $83.7      $715.4
 Available-for-sale--at fair value
  (cost: 2001--$2,391.9; 2000--$1,018.8)  ...........     2,412.5     1,011.8
Equity securities:
 Available-for-sale--at fair value
  (cost: 2001--$12.1; 2000--$7.1) ...................        13.1         8.1
Mortgage loans on real estate .......................       580.9       554.8
Real estate .........................................        20.6        23.9
Policy loans ........................................       352.0       334.2
Short-term investments ..............................          --        21.7
Other invested assets ...............................        39.6        34.8
                                                        ---------   ---------
  Total Investments .................................     3,502.4     2,704.7

Cash and cash equivalent ............................       115.4       277.3
Accrued investment income ...........................        60.8        52.1
Premiums and accounts receivable ....................        12.5         7.0
Deferred policy acquisition costs ...................     1,060.8       994.1
Reinsurance recoverable--Note 6 .....................       110.4        48.4
Other assets ........................................       121.8        28.2
Separate accounts assets ............................     6,729.1     8,082.9
                                                        ---------   ---------
  Total Assets ......................................   $11,713.2   $12,194.7
                                                        ==========  =========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                             DECEMBER 31

                                                          2001          2000
                                                       ---------     ---------
                                                            (IN MILLIONS)
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Future policy benefits ............................     $3,335.4      $2,754.2
Policyholders' funds ..............................          3.0          14.2
Unearned revenue ..................................        221.0         212.0
Unpaid claims and claim expense reserves ..........         25.0          11.1
Dividends payable to policyholders ................          0.3           0.1
Income taxes--Note 5 ..............................        191.1          64.2
Other liabilities .................................        242.7         250.4
Separate accounts liabilities .....................      6,729.1       8,082.9
                                                       ---------     ---------
  Total Liabilities ...............................     10,747.6      11,389.1
Shareholder's Equity--Note 8
Common stock, $50 par value; 50,000 shares
 authorized; 50,000 shares issued and outstanding .          2.5           2.5
Additional paid in capital ........................        572.4         572.4
Retained earnings .................................        377.8         232.9
Accumulated other comprehensive loss ..............         12.9          (2.2)
                                                       ---------     ---------
  Total Shareholder's Equity ......................        965.6         805.6
                                                       ---------     ---------
  Total Liabilities and Shareholder's Equity ......    $11,713.2     $12,194.7
                                                       =========     =========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                     YEAR ENDED DECEMBER 31

                                                                    2001      2000      1999
                                                                   ------    ------    ------
                                                                          (IN MILLIONS)
REVENUES
Premiums ........................................................  $ 60.1    $ 28.6    $  8.9
Universal life and investment-type product charges...............   365.4     337.1     341.5
Net investment income--Note 3 ...................................   227.0     213.4     174.6
Net realized investment and other gains (losses), net of related amortization of deferred policy acquisition costs  of $(1.5),
 $(3.8) and $(0.5), respectively--Notes 1, 3, and 9 .............    (9.0)    (10.6)     (4.8)
Other revenue ...................................................    24.0       0.2       0.2
                                                                   ------    ------    ------
Total revenues ..................................................   667.5     568.7     520.4
BENEFITS AND EXPENSES
Benefits to policyholders .......................................   294.1     248.6     260.5
Other operating costs and expenses ..............................    76.2     116.8     117.5
Amortization of deferred policy acquisition costs, excluding amounts related to net realized investment and other  gains
 (losses) of $(1.5), $(3.8) and $(0.5), respectively--Notes 1,
 3 and 9 ........................................................    67.1      34.0      13.1
Dividends to policyholders ......................................    21.4      26.1      25.7
                                                                   ------    ------    ------
Total benefits and expenses .....................................   458.8     425.5     416.8
                                                                   ------    ------    ------
Income before income taxes and cumulative effect of accounting
 change .........................................................   208.7     143.2     103.6
Income taxes--Note 5  ...........................................    62.2      43.8      35.2
                                                                   ------    ------    ------
Income before cumulative effect of accounting change ............   146.5      99.4      68.4
Cumulative effect of accounting change, net of tax ..............    (1.6)       --        --
                                                                   ------    ------    ------
Net income ......................................................  $144.9    $ 99.4    $ 68.4
                                                                   ======    ======    ======

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                            AND COMPREHENSIVE INCOME

                                                                                ACCUMULATED
                                                         ADDITIONAL                OTHER          TOTAL       OUTSTANDING
                                                COMMON    PAID IN    RETAINED  COMPREHENSIVE  SHAREHOLDER'S   SHARES (IN
                                                 STOCK    CAPITAL    EARNINGS      INCOME        EQUITY        THOUSANDS)
                                                -------  ----------  --------  -------------  -------------  -------------
                                                                               (IN MILLIONS)
BALANCE AT JANUARY 1, 1999 ....................   $2.5      $377.5    $ 65.1       $ 12.3         $457.4           50.0
Comprehensive income:
Net income ....................................                         68.4                        68.4
Other comprehensive income, net of tax:
 Net unrealized losses ........................                                     (25.7)         (25.7)
                                                                                                  ------
Comprehensive income ..........................                                                     42.7
Capital contribution ..........................              194.9                                 194.9
                                                  ----      ------    ------       ------         ------           ----
BALANCE AT DECEMBER 31, 1999 ..................   $2.5      $572.4    $133.5       $(13.4)        $695.0           50.0
                                                  ====      ======    ======       ======         ======           ====

Comprehensive income:
Net income ....................................                         99.4                        99.4
Other comprehensive income, net of tax:
 Net unrealized gains .........................                                      11.2           11.2
                                                                                                  ------
Comprehensive income ..........................                                                    110.6
                                                  ----      ------    ------       ------         ------           ----
BALANCE AT DECEMBER 31, 2000 ..................   $2.5      $572.4    $232.9         (2.2)        $805.6           50.0
                                                  ====      ======    ======       ======         ======           ====

Comprehensive income:
 Net income ...................................                        144.9                       144.9
Other comprehensive income, net of tax:
 Net unrealized gains .........................                                       7.9            7.9
Comprehensive income ..........................                                                    152.8
Change in accounting principle ................                                       7.2            7.2
                                                  ----      ------    ------       ------         ------           ----
BALANCE AT DECEMBER 31, 2001 ..................   $2.5      $572.4    $377.8       $ 12.9         $965.6           50.0
                                                  ====      ======    ======       ======         ======           ====

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           YEAR ENDED DECEMBER 31

                                                                                         2001        2000      1999
                                                                                       --------    --------  --------
                                                                                                 (IN MILLIONS)
Cash flows from operating activities:
 Net income ........................................................................    $  144.9    $  99.4   $  68.4
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
    Amortization of discount - fixed maturities ....................................        (0.4)      (1.9)      1.2
    Realized investment losses, net ................................................         9.0       10.6       4.8
    Change in deferred policy acquisition costs ....................................       (74.1)    (141.5)   (126.5)
    Depreciation and amortization ..................................................         0.3        1.9       0.6
    Increase in accrued investment income ..........................................        (8.6)     (10.2)     (3.5)
    Decrease (increase) in premiums and accounts receivable ........................        (5.5)       0.3      (2.4)
    (Increase) decrease in other assets and other liabilities, net .................      (159.2)      70.7     (58.2)
    Increase (decrease) in policy liabilities and accruals, net ....................       289.1     (401.1)   (377.6)
    Increase in income taxes .......................................................       118.7       22.5      33.8
                                                                                        --------    -------   -------
    Net cash provided (used) by operating activities ...............................       314.2     (349.3)   (459.4)
Cash flows from investing activities:
 Sales of:
  Fixed maturities available-for-sale ..............................................       184.6      194.6     204.3
  Equity securities available-for-sale .............................................         6.0        1.0       0.6
  Real estate ......................................................................         3.3        0.2      17.9
  Short-term investments and other invested assets .................................          --        1.3       1.5
 Maturities, prepayments and scheduled redemptions of:
  Fixed maturities held-to-maturity ................................................         4.5       79.9      75.8
  Fixed maturities available-for-sale ..............................................       180.4       91.5      53.6
  Short-term investments and other invested assets .................................        46.5       10.1        --
  Mortgage loans on real estate ....................................................        66.4       85.6      35.8
 Purchases of:
  Fixed maturities held-to-maturity ................................................        (5.1)    (127.2)    (98.8)
  Fixed maturities available-for-sale ..............................................    (1,112.3)    (424.7)   (250.9)
  Equity securities available-for-sale .............................................        (6.1)      (0.6)     (4.0)
  Real estate ......................................................................        (0.6)      (0.4)     (2.2)
  Short-term investments and other invested assets .................................       (39.6)     (38.8)    (14.6)
  Mortgage loans on real estate issued .............................................       (85.0)    (100.5)    (90.3)
  Other, net .......................................................................       (25.6)     (41.5)    (30.6)
                                                                                        --------    -------   -------
   Net cash used in investing activities ...........................................      (782.6)    (269.5)   (101.9)

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                                                    YEAR ENDED DECEMBER 31
                                                                                 2001        2000        1999
                                                                               --------    --------    --------
                                                                                        (IN MILLIONS)
Cash flows from financing activities:
 Capital contribution from parent company ................................           --          --    $  194.9
 Universal life and investment-type contract deposits ....................     $1,220.7    $1,067.2     1,026.3
 Universal life and investment-type contract maturities and withdrawals ..       (914.2)     (430.7)     (380.7)
 Repayment of long term debt .............................................           --          --       (61.9)
                                                                               --------    --------    --------
 Net cash provided by financing activities ...............................        306.5       636.5       778.6
                                                                               --------    --------    --------
 Net (decrease) increase in cash and cash equivalents ....................       (161.9)       17.7       217.3
Cash and cash equivalents at beginning of year ...........................        277.3       259.6        42.3
                                                                               --------    --------    --------
Cash and cash equivalents at end of year .................................     $  115.4    $  277.3    $  259.6
                                                                               ========    ========    ========

The accompanying notes are an integral part of these consolidated financial statements.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business

     John Hancock Variable Life Insurance Company (the Company) is a wholly-owned subsidiary of John Hancock Life Insurance Company (John Hancock or the Parent). The Company, domiciled in the Commonwealth of Massachusetts, issues variable and universal life insurance policies, individual whole and term life policies and fixed and variable annuity contracts. Those policies primarily are marketed through John Hancock's sales organization, which includes a career agency system composed of Company-supported independent general agencies and a direct brokerage system that markets directly to external independent brokers. Policies are also sold through various unaffiliated securities broker-dealers and certain other financial institutions. Currently, the Company writes business in all states except New York.

 Basis of Presentation

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Investors Partner Life Insurance Company (IPL). All significant intercompany transactions and balances have been eliminated.

     Partnerships, joint venture interests and other equity investments in which the Company does not have a controlling interest, but has significant influence, are recorded using the equity method of accounting and included in other invested assets.

     Certain prior year amounts have been reclassified to conform to the current year presentation.

 Reorganization and Initial Public Offering

     Pursuant to a Plan of Reorganization approved by the policyholders and the Commonwealth of Massachusetts Division of Insurance, effective February 1, 2000, John Hancock converted from a mutual life insurance company to a stock life insurance company (i.e., demutualized) and became a wholly owned subsidiary of John Hancock Financial Services, Inc., which is a holding company. In connection with the reorganization, John Hancock changed its name to John Hancock Life Insurance Company. In addition, on February 1, 2000, John Hancock Financial Services, Inc. completed its initial public offering and 102.0 million shares of common stock were issued at an initial public offering price of $17 per share.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Investments

     The Company classifies its debt and equity investment securities into one of three categories: held-to-maturity, available-for-sale or trading. The Company determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Fixed maturity investments include bonds, mortgage-backed securities, and redeemable preferred stock and are classified as held-to-maturity or available-for-sale. Those bonds and mortgage-backed securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost. Fixed maturity investments not classified as held-to-maturity are classified as available-for-sale and are carried at fair value. Unrealized gains and losses related to available-for-sale securities are reflected in shareholder's equity, net of related amortization of deferred policy acquisition costs and applicable taxes. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. The amortized cost of fixed maturity investments is adjusted for impairments in value deemed to be other than temporary, and such adjustments are reported as a component of net realized investment and other gains (losses).

     For the mortgage-backed bond portion of the fixed maturity investment portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date plus anticipated future payments, and any resulting adjustment is included in net investment income.

     Equity securities include common stock and non-redeemable preferred stock. Equity securities that have readily determinable fair values are carried at fair value. For equity securities which the Company has classified as available-for-sale, unrealized gains and losses are reflected in shareholder's equity, as described above for fixed maturity securities. Impairments in value deemed to be other than temporary are reported as a component of net realized investment and other gains (losses).

     Mortgage loans on real estate are carried at unpaid principal balances adjusted for amortization of premium or discount, less allowance for probable losses. When it is probable that the Company will be unable to collect all amounts of principal and interest due according to the contractual terms of the mortgage loan agreement, the loan is deemed to be impaired and a valuation allowance for probable losses is established. The valuation allowance is based on the present value of the expected future cash flows, discounted at the loan's original effective interest rate or on the collateral value of the loan if the loan is collateral dependent. Any change to the valuation allowance for mortgage loans on real estate is reported as a component of net realized investment and other gains (losses). Interest received on impaired mortgage loans on real estate is included in interest income in the period received. If foreclosure becomes probable, the measurement method used is collateral value. Foreclosed real estate is then recorded at the collateral's fair value at the date of foreclosure, which establishes a new cost basis.

     Investment real estate, which the Company has the intent to hold for the production of income, is carried at depreciated cost, using the straight-line method of depreciation, less adjustments for impairments in value. In those cases where it is determined that the carrying amount of investment real estate is not recoverable, an impairment loss is recognized based on the difference between the depreciated cost and fair value of the asset. The Company reports impairment losses as part of net realized investment and other gains (losses).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Real estate to be disposed of is carried at the lower of cost or fair value less costs to sell. Any changes to the valuation allowance for real estate to be disposed of is reported as a component of net realized investment and other gains (losses). The Company does not depreciate real estate to be disposed of.

     Policy loans are carried at unpaid principal balances, which approximate fair value.

     Short-term investments are carried at amortized cost, which approximates fair value.

     Net realized investment and other gains (losses), other than those related to separate accounts for which the Company does not bear the investment risk, are determined on the basis of specific identification and are reported net of related amortization of deferred policy acquisition costs.

 Derivative Financial Instruments

     The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities. All derivatives instruments are carried on the consolidated balance sheets at fair value.

     In certain cases, the Company uses hedge accounting as allowed by Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," by designating derivative instruments as either fair value hedges or cash flow hedges. For derivative instruments that are designated and qualify as fair value hedges, the change in fair value of the derivative instrument as well as the offsetting change in fair value of the hedged item are recorded in net realized investment and other gains (losses). Basis adjustments are amortized into income through net realized investment and other gains (losses). For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the change in fair value of the derivative instrument is recorded in other comprehensive income, and then reclassified into income when the hedged item affects income. Hedge effectiveness is assessed quarterly by a variety of techniques including regression analysis and cumulative dollar offset. In certain cases, there is no hedge ineffectiveness because the derivative instrument was constructed such that all the terms of the derivative exactly match the hedged risk in the hedged item. If a hedge becomes ineffective, the hedge accounting described above ceases.

     In cases where the Company receives or pays a premium as consideration for entering into a derivative instrument (i.e., interest rate caps and floors, swaptions, and equity collars), the premium is amortized into investment income over the useful life of the derivative instrument. The fair value of such premiums (i.e., the inherent ineffectiveness of the derivative) is excluded from the assessment of hedge effectiveness and is included in net realized investment and other gains (losses). Changes in fair value of derivatives that are not hedges are included in net realized investment and other gains (losses).

 Cash and Cash Equivalents

     Cash and cash equivalents include cash and all highly liquid debt investments with a maturity of three months or less when purchased.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Deferred Policy Acquisition Costs

     Costs that vary with, and are related primarily to, the production of new business have been deferred to the extent that they are deemed recoverable. Such costs include commissions, certain costs of policy issue and underwriting, and certain agency expenses. For participating traditional life insurance policies, such costs are being amortized over the life of the contracts at a constant rate based on the present value of the estimated gross margin amounts expected to be realized over the lives of the contracts. Estimated gross margin amounts include anticipated premiums and investment results less claims and administrative expenses, changes in the net level premium reserve and expected annual policyholder dividends. For universal life insurance contracts and investment-type products, such costs are being amortized generally in proportion to the present value of expected gross profits arising principally from surrender charges and investment results, and mortality and expense margins. The effects on the amortization of deferred policy acquisition costs of revisions to estimated gross margins and profits are reflected in earnings in the period such estimated gross margins and profits are revised. For non-participating term life insurance products, such costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Amortization of deferred policy acquisition costs was $68.6 million, $37.8 million and $13.6 million in 2001, 2000 and 1999, respectively.

     Amortization of deferred policy acquisition costs is allocated to: (1) net realized investment and other gains (losses) for those products in which such gains (losses) have a direct impact on the amortization of deferred policy acquisition costs; (2) unrealized investment gains and losses, net of tax, to provide for the effect on the deferred policy acquisition cost asset that would result from the realization of unrealized gains and losses on assets backing participating traditional life insurance and universal life and investment-type contracts; and (3) a separate component of benefits and expenses to reflect amortization related to the gross margins or profits, excluding realized gains and losses, relating to policies and contracts in force.

     Net realized investment and other gains (losses) related to certain products have a direct impact on the amortization of deferred policy acquisition costs as such gains and losses affect the amount and timing of profit emergence. Accordingly, to the extent that such amortization results from net realized investment and other gains and (losses), management believes that presenting realized investment gains and losses net of related amortization of deferred policy acquisition costs provides information useful in evaluating the operating performance of the Company. This presentation may not be comparable to presentations made by other insurers.

 Reinsurance

     The Company utilizes reinsurance agreements to provide for greater diversification of business, allowing management to control exposure to potential losses arising from large risks and provide additional capacity for growth.

     Assets and liabilities related to reinsurance ceded contracts are reported on a gross basis. The accompanying statements of income reflect premiums, benefits and settlement expenses net of reinsurance ceded. Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company remains liable to its policyholders to the extent that counterparties to reinsurance ceded contracts do not meet their contractual obligations.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Separate Accounts

     Separate account assets and liabilities reported in the accompanying consolidated balance sheets represent funds that are administered and invested by the Company to meet specific investment objectives of the contractholders. Net investment income and net realized investment and other gains (losses) generally accrue directly to such contractholders who bear the investment risk, subject in some cases to minimum guaranteed rates. The assets of each separate account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets are reported at fair value. Deposits, net investment income and net realized investment and other gains (losses) of separate accounts are not included in the revenues of the Company. Fees charged to contractholders, principally mortality, policy administration and surrender charges, are included in universal life and investment-type product charges.

 Future Policy Benefits and Policyholders' Funds

     Future policy benefits for participating traditional life insurance policies are based on the net level premium method. This net level premium reserve is calculated using the guaranteed mortality and dividend fund interest rates, which range from 4.5% to 5.0%. The liability for annual dividends represents the accrual of annual dividends earned. Settlement dividends are accrued in proportion to gross margins over the life of the contract.

     For non-participating traditional life insurance policies, future policy benefits are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency, interest and expenses established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest and expense assumptions, include a margin for adverse deviation. Benefit liabilities for annuities during the accumulation period are equal to accumulated contractholders' fund balances and after annuitization are equal to the present value of expected future payments. Interest rates used in establishing such liabilities range from 7.5% to 8.0% for life insurance liabilities, and from 3.5% to 10.3% for individual annuity liabilities.

     Policyholders' funds for universal life and investment-type products are equal to the policyholder account values before surrender charges. Policy benefits that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policyholders' account balances. Interest crediting rates range from 3.0% to 9.0% for universal life products.

     Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported individual life claims and estimates of incurred but not reported claims based on historical claims development patterns.

     Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current earnings. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves and unpaid claims and claims expense reserves are adequate.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Participating Insurance

     Participating business represents approximately 7.6% and 16.3% of the Company's life insurance in-force at December 31, 2001 and 2000, respectively.

     The amount of policyholders' dividends to be paid is approved annually by the Company's Board of Directors. The determination of the amount of policyholder dividends is complex and varies by policy type. In general, the aggregate amount of policyholders' dividends is related to actual interest, mortality, morbidity, persistency and expense experience for the year and is also based on management's judgment as to the appropriate level of statutory surplus to be retained by the Company.

 Revenue Recognition

     Premiums from participating and non-participating traditional life insurance and annuity policies with life contingencies are recognized as income when due.

     Premiums from universal life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges.

     Premiums for contracts with a single premium or a limited number of premium payments, due over a significantly shorter period than the total period over which benefits are provided, are recorded in income when due. The portion of such premium that is not required to provide for all benefits and expenses is deferred and recognized in income in a constant relationship to insurance in force or, for annuities, the amount of expected future benefit payments.

 Federal Income Taxes

     The provision for federal income taxes includes amounts currently payable or recoverable and deferred income taxes, computed under the liability method, resulting from temporary differences between the tax basis and book basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

 Foreign Currency Translation

     Gains or losses on foreign currency transactions are reflected in earnings.

 Cumulative Effect of Accounting Changes

     On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". The adoption of SFAS No. 133, as amended, resulted in a charge to operations accounted for as a cumulative effect of accounting change of $1.6 million (net of tax of $0.4 million) as of January 1, 2001. In addition, as of January 1, 2001, a $7.2 million (net of tax of $3.9 million) cumulative effect of accounting change was recorded in other comprehensive income including (1) the transition adjustment in the adoption of SFAS 133, as amended, an increase of $0.8 million (net of tax of $0.4 million), and (2) the reclassification of $603.1 million in securities from the held-to-maturity category to the available-for-sale category, an increase of $6.4 million (net of tax of $3.4 million).

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Recent Accounting Pronouncements

     In September 2001, the FASB's Emerging Issues Task Force reached a consensus on Issue 01-10, "Accounting for the Impact of the Terrorist Attacks of September 11, 2001." Issue 01-10 presents guidance relative to accounting for and financial reporting of the events of September 11, 2001 (the Events), including both how and when to measure, record and report losses and any resulting liabilities which are directly attributable to the Events. Based on a comprehensive review of the Company's operations, the Company believes that the Events had no material financial impact on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under a single method, the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 also clarifies the criteria to recognize intangible assets separately from goodwill, and prohibits the amortization of goodwill relating to acquisitions completed after July 1, 2001. SFAS No. 141 is effective for business combinations initiated after June 30, 2001.The adoption of SFAS No. 141 did not have a material effect on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that goodwill and other intangible assets deemed to have indefinite lives no longer be amortized to earnings, but instead be reviewed at least annually for impairment. Intangible assets with definite lives will continue to be amortized over their useful lives. SFAS No. 142 will be effective January 1, 2002. The Company has no goodwill, or other purchased intangibles subject to SFAS No. 142 and, therefore, the Company does not expect the impact of SFAS No. 142 to have any impact on its results of operations or financial position.

     In January, 2001, the FASB's Emerging Issues Task Force (EITF) reached a consensus on Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". Issue 99-20 requires investors in certain asset-backed securities to record changes in their estimated yield on a prospective basis and specifies evaluation methods with which to evaluate these securities for an other-than-temporary decline in value. The adoption of EITF 99-20 did not have a material financial impact on the Company's results of operations or financial position.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 provides new accounting and reporting standards which are based on consistent application of a financial components approach that focuses on control. Under this approach, after a transfer of financial assets, the Company recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of SFAS No. 140 did not have a material impact on the Company's results of operations or financial position.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 101 (SAB 101), "Revenue Recognition in Financial Statements." SAB 101 clarifies the SEC staff's views on applying generally accepted accounting principles to revenue recognition in financial statements. In March 2000, the SEC issued an amendment, SAB 101A, which deferred the effective date of SAB 101. In June 2000, the SEC issued a second amendment, SAB 101B, which deferred the effective date of SAB 101 to no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company adopted SAB 101 in the fourth quarter of fiscal 2000. The adoption of SAB 101 did not have a material impact on the Company's results of operations or financial position.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Codification

     In March 1998, the National Association of Insurance Commissioners (NAIC) adopted codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribed statutory accounting practices and resulted in changes to the accounting practices that the Company and its domestic life insurance subsidiary uses to prepare their statutory-basis financial statements. The states of domicile of the Company and its domestic life insurance subsidiary have adopted Codification as the prescribed basis of accounting on which domestic insurers must report their statutory-basis results effective January 1, 2001. The cumulative effect of changes in accounting principles adopted to conform to the requirements of Codification is reported as an adjustment to surplus in the statutory-basis financial statements as of January 1, 2001. The implementation of Codification increased the Company's statutory-basis capital and surplus and, the Company remains in compliance with all regulatory and contractual obligations.

NOTE 2. RELATED PARTY TRANSACTIONS

     John Hancock provides the Company with personnel, property, and facilities in carrying out certain of its corporate functions. John Hancock annually determines a fee (the parent company service fee) for these services and facilities based on a number of criteria, which are periodically revised to reflect continuing changes in the Company's operations. The parent company service fee is included in deferred acquisition costs on the Company's balance sheets, net investment income and other operating costs and expenses within the Company's income statements. John Hancock charged the Company a service fee of $159.9 million, $170.6 million and $199.3 million for the year ended December 31, 2001, 2000 and 1999, respectively. As of December 31, 2001 and 2000, respectively, the Company owed John Hancock $17.9 million and $56.9 million related to these services, which is included in other liabilities. John Hancock has guaranteed that, if necessary, it will make additional capital contributions to prevent the Company's shareholder's equity from declining below $1.0 million.

     In 2001 the Company sold $200 million of corporate owned life insurance
(COLI) to its Parent to provide insurance coverage on key management employees of the Parent. The death benefit on this COLI product would cover the cost of replacing these employees, including recruiting, training, and development.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of 1994 through 2001 issues of flexible premium variable life insurance and scheduled premium variable life insurance policies. In connection with this agreement, John Hancock transferred to the Company $11.8 million, $24.2 million, and $44.5 million of cash for tax, commission, and expense allowances. This agreement decreased the Company's net gain from operations by $1.7 million and $0.9 million in 2001 and 2000, respectively, and increased the Company's net gain from operations by $20.6 million in 1999.

     The Company has a modified coinsurance agreement with John Hancock to reinsure 50% of the Company's 1995 in-force block and 50% of 1996 and all future issue years of certain retail annuity contracts. In connection with this agreement, the Company is holding a deposit liability of $107.5 million and $102.2 million as of December 31, 2001 and 2000, respectively. This agreement had no impact on the Company's net gain from operations.

     Effective January 1, 1997, the Company entered into a stop-loss agreement with John Hancock to reinsure mortality claims in excess of 100% of expected mortality claims for all policies that are not reinsured under any other indemnity agreement. In connection with the agreement, John Hancock received $0.4 million, $1.0 million and $0.8 million from the Company in 2001, 2000 and 1999, respectively. This agreement decreased the Company's net gain from operations by $0.8 million, $1.1 million and $0.5 million in 2001, 2000 and 1999, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     At December 31, 2001, the Company had a $250.0 million line of credit with an affiliate, John Hancock Financial Services, Inc. At December 31, 2000, the Company had a $250.0 million line of credit with affiliate, John Hancock Capital Corp. At December 31, 2001 and 2000, the Company had no outstanding borrowings under these agreements.

     John Hancock allocates a portion of the expenses related to its employee welfare plans to the Company. The amounts allocated to the Company were credits of $10.4 million, $16.0 million and $17.5 million in 2001, 2000 and 1999, respectively. The pension plan prepaid expense allocated to the Company amounted to $64.3 million and $55.6 million in 2001 and 2000, respectively. Since 1988, the Massachusetts Division of Insurance has provided the Company with approval to recognize the pension plan prepaid expense, if any, in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions."

NOTE 3. INVESTMENTS

     The following information summarizes the components of net investment income and net realized investment and other gains (losses), net:


                                                 YEAR ENDED DECEMBER 31,
                                                 2001      2000      1999
                                                ------    ------    ------
                                                       (IN MILLIONS)
NET INVESTMENT INCOME
  Fixed maturities ........................     $160.1    $138.5    $127.1
  Equity securities .......................        0.3       0.2        --
  Mortgage loans on real estate ...........       42.3      44.3      39.7
  Real estate .............................        2.3       4.1       3.6
  Policy loans ............................       21.1      17.1      13.7
  Short-term investments ..................        6.3      19.4       4.5
  Other ...................................        3.3       1.1      (2.0)
                                                ------    ------    ------
  Gross investment income .................      235.7     224.7     186.6
   Less investment expenses ...............        8.7      11.3      12.0
                                                ------    ------    ------
    Net investment income .................     $227.0    $213.4    $174.6
                                                ======    ======    ======
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES), NET OF RELATED AMORTIZATION OF
 DEFERRED POLICY ACQUISITION COSTS
  Fixed maturities ........................     $(25.1)   $(16.0)    $(5.9)
  Equity securities .......................        3.8       0.8        --
  Mortgage loans on real estate and real
   estate .................................       (1.2)     (2.3)      0.9
  Derivatives and other invested assets ...       12.0       3.1      (0.3)
  Amortization adjustment for deferred
   policy acquisition costs ...............        1.5       3.8       0.5
                                                ------    ------    ------
  Net realized investment and other losses,
   net of related amortization of deferred
   policy acquisition costs ...............     $ (9.0)   $(10.6)   $ (4.8)
                                                ======    ======    ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Gross gains of $6.5 million, $1.5 million, and $0.5 million and gross losses of $3.3 million, $6.0 million, and $5.3 million in 2001, 2000 and 1999, respectively, were realized on the sale of available-for-sale securities.

     The Company's investments in held-to-maturity securities and available-for-sale securities are summarized below:

                                                      GROSS       GROSS
                                         AMORTIZED  UNREALIZED  UNREALIZED
                                           COST       GAINS       LOSSES    FAIR VALUE
                                         --------   ----------  ----------  ----------
                                                            (IN MILLIONS)
DECEMBER 31, 2001
HELD-TO-MATURITY:
Corporate securities ........            $   65.0     $  --       $ 0.8       $   64.2
Mortgage-backed securities ..                18.7       0.2         1.0           17.9
                                         --------     -----       -----       --------
 Total ......................            $   83.7     $ 0.2       $ 1.8       $   82.1
                                         ========     =====       =====       ========
AVAILABLE-FOR-SALE:
Corporate securities ........            $1,867.5     $67.5       $44.2       $1,890.8
Mortgage-backed securities ..               296.7       6.3         4.7          298.3
Obligations of states and
 political subdivisions .....                 0.9        --          --            0.9
Debt securities issued by
 foreign governments ........                 7.2       0.5          --            7.7
U.S. Treasury securities and
 obligations of U.S.
 government corporations and
 agencies ...................               219.6       1.1         5.9          214.8
                                         --------     -----       -----       --------
Total fixed maturities ......             2,391.9      75.4        54.8        2,412.5
Equity securities ...........                12.1       1.5         0.5           13.1
                                         --------     -----       -----       --------
 Total ......................            $2,404.0     $76.9       $55.3       $2,425.6
                                         ========     =====       =====       ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:

                                                       GROSS       GROSS
                                         AMORTIZED   UNREALIZED  UNREALIZED   FAIR
                                           COST        GAINS       LOSSES     VALUE
                                         --------    ----------  ---------- ---------
                                                           (IN MILLIONS)
DECEMBER 31, 2000
HELD-TO-MATURITY:
Corporate securities ...........         $  684.2      $23.4       $51.0    $  656.6
Mortgage-backed securities .....             29.3        0.2         1.2        28.3
Obligations of states and
 political subdivisions ........              1.9         --          --         1.9
                                         --------      -----       -----    --------
Total ..........................         $  715.4      $23.6       $52.2    $  686.8
                                         ========      =====       =====    ========
AVAILABLE-FOR-SALE:
Corporate securities ...........         $  751.6      $20.6       $27.8    $  744.4
Mortgage-backed securities .....            239.1        3.6         3.7       239.0
Obligations of states and
 political subdivisions ........              0.9         --          --         0.9
Debt securities issued by
 foreign governments ...........             11.1        0.3         0.6        10.8
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies .....             16.1        0.7         0.1        16.7
                                         --------      -----       -----    --------
Total fixed maturities .........          1,018.8       25.2        32.2     1,011.8
Equity securities ..............              7.1        2.8         1.8         8.1
                                         --------      -----       -----    --------
   Total .......................         $1,025.9      $28.0       $34.0    $1,019.9
                                         ========      =====       =====    ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The amortized cost and fair value of fixed maturities at December 31, 2001, by contractual maturity, are shown below:


                                                            AMORTIZED    FAIR
                                                              COST       VALUE
                                                            -------------------
                                                                (IN MILLIONS)
HELD-TO-MATURITY:
Due in one year or less ...............................     $     --   $     --
Due after one year through five years .................          3.0        3.0
Due after five years through ten years ................          8.6        8.6
Due after ten years ...................................         53.4       52.6
                                                            --------   --------
                                                                65.0       64.2
Mortgage-backed securities ............................         18.7       17.9
                                                            --------   --------
Total .................................................     $   83.7   $   82.1
                                                            ========   ========
AVAILABLE-FOR-SALE:
Due in one year or less ...............................     $   97.5   $   99.5
Due after one year through five years .................        772.0      794.2
Due after five years through ten years ................        935.2      929.4
Due after ten years ...................................        290.5      291.1
                                                            --------   --------
                                                             2,095.2    2,114.2
Mortgage-backed securities ............................        296.7      298.3
                                                            --------   --------
Total .................................................     $2,391.9   $2,412.5
                                                            ========   ========

     Expected maturities may differ from contractual maturities because eligible borrowers may exercise their right to call or prepay obligations with or without call or prepayment penalties.

     The Company participates in a securities lending program for the purpose of enhancing income on securities held. At December 31, 2001 and 2000, $300.0 million and $1.4 million, respectively, of the Company's bonds and stocks, at market value, were on loan to various brokers/dealers, but were fully collateralized by cash and U.S. government securities in an account held in trust for the Company. The market value of the loaned securities is monitored on a daily basis, and the Company obtains additional collateral when deemed appropriate.

     Mortgage loans on real estate are evaluated periodically as part of the Company's loan review procedures and are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The allowance for losses is maintained at a level believed adequate by management to absorb estimated probable credit losses that exist at the balance sheet date. Management's periodic evaluation of the adequacy of the allowance for losses is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimating the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Changes in the allowance for probable losses on mortgage loans on real estate and real estate to be disposed of are summarized below.

                                      BALANCE AT                          BALANCE AT
                                      BEGINNING                             END OF
                                       OF YEAR    ADDITIONS  DEDUCTIONS      YEAR
                                      ----------  ---------  ----------   ----------
                                                      (IN MILLIONS)
Year ended December 31, 2001
 Mortgage loans on real estate ......    $5.0       $1.7        $1.2         $5.5
 Real estate to be disposed of ......     0.7        0.1          --          0.8
                                         ----       ----        ----         ----
 Total ..............................    $5.7       $1.8        $1.2         $6.3
                                         ====       ====        ====         ====
Year ended December 31, 2000
 Mortgage loans on real estate ......    $3.8       $1.2        $ --         $5.0
 Real estate to be disposed of ......      --        0.7          --          0.7
                                         ----       ----        ----         ----
 Total ..............................    $3.8       $1.9        $ --         $5.7
                                         ====       ====        ====         ====
Year ended December 31, 1999
 Mortgage loans on real estate ......    $3.7       $0.4        $0.3         $3.8
 Real estate to be disposed of ......     0.7         --         0.7           --
                                         ----       ----        ----         ----
 Total ..............................    $4.4       $0.4        $1.0         $3.8
                                         ====       ====        ====         ====

At December 31, 2001 and 2000 the total recorded investment in mortgage loans that are considered to be impaired under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," along with the related provision for losses were as follows:

                                                                DECEMBER 31
                                                                2001     2000
                                                               ------   ------
                                                               (IN MILLIONS)
Impaired mortgage loans on real estate with provision for
 losses ...................................................     $ 2.4    $ 4.2
Provision for losses ......................................      (1.2)    (1.2)
                                                                -----    -----
Net impaired mortgage loans on real estate ................     $ 1.2    $ 3.0
                                                                =====    =====

  The average investment in impaired loans and the interest income recognized on impaired loans were as follows:

                                                     YEAR ENDED DECEMBER 31
                                                     2001     2000      1999
                                                    ------   ------    ------
                                                          (IN MILLIONS)
Average recorded investment in impaired loans ...    $3.3     $2.1       $--
Interest income recognized on impaired loans ....     0.5      0.3        --

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The payment terms of mortgage loans on real estate may be restructured or modified from time to time. Generally, the terms of the restructured mortgage loans call for the Company to receive some form or combination of an equity participation in the underlying collateral, excess cash flows or an effective yield at the maturity of the loans sufficient to meet the original terms of the loans.

     There were no restructured commercial mortgage loans at December 31, 2001. Such loans aggregated $3.4 million as of December 31, 2000. The expected gross interest income that would have been recorded in 2000 had the loans been current in accordance with the original loan agreements was $0.34 million, and the actual interest income recorded was $0.27 million.

     At December 31, 2001, the mortgage portfolio was diversified by geographic region and specific collateral property type as displayed below:


                          CARRYING           GEOGRAPHIC            CARRYING
    PROPERTY TYPE          AMOUNT           CONCENTRATION           AMOUNT
----------------------  -------------  -------------------------  ------------
                        (IN MILLIONS)                            (IN MILLIONS)
Apartments ............    $115.1      East North Central ......    $ 63.6
Hotels ................      24.8      East South Central ......      25.8
Industrial ............      72.1      Middle Atlantic .........      50.6
Office buildings ......     146.4      Mountain ................      35.5
Retail ................      35.5      New England .............      55.1
Mixed Use .............       5.0      Pacific .................     111.3
Agricultural ..........     168.9      South Atlantic ..........     152.9
Other .................      18.6      West North Central ......      20.6
                                       West South Central ......      67.7
                                       Canada/Other ............       3.3
Allowance for losses ..      (5.5)     Allowance for losses ....      (5.5)
                           ------                                   ------
Total .................    $580.9      Total ...................    $580.9
                           ======                                   ======

     Bonds with amortized cost of $24.7 million were non-income producing for year ended December 31, 2001.

     Depreciation expense on investment real estate was $0.3 million in 2001 and $0.6 million in 2000 and 1999. Accumulated depreciation was $2.8 million, and $2.5 million at December 31, 2001, and 2000, respectively.

NOTE 4.  DERIVATIVES AND HEDGING INSTRUMENTS

     The Company uses various derivative instruments to hedge and manage its exposure to changes in interest rate levels, foreign exchange rates, and equity market prices, and to manage the duration of assets and liabilities.

     The fair value of derivative instruments classified as assets at December 31, 2001 was $16.7 million, and appears on the consolidated balance sheet in other assets. The fair value of derivative instruments classified as liabilities at December 31, 2001 was $12.0 million and appears on the consolidated balance sheet in other liabilities.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

 Fair Value Hedges

     The Company uses interest rate futures contracts and interest rate swap agreements as part of its overall strategies of managing the duration of assets and liabilities or the average life of certain asset portfolios to specified targets. Interest rate swap agreements are contracts with a counterparty to exchange interest rate payments of a differing character (e.g., fixed-rate payments exchanged for variable-rate payments) based on an underlying principal balance (notional principal). The net differential to be paid or received on interest rate swap agreements and currency rate swap agreements is accrued and recognized as a component of net investment income.

     The Company uses equity collar agreements to reduce its equity market exposure with respect to certain common stock investments that the Company holds. A collar consists of a written call option that limits the Company's potential for gain from appreciation in the stock price as well as a purchased put option that limits the Company's potential for loss from a decline in the stock price.

     Currency rate swap agreements are used to manage the Company's exposure to foreign exchange rate fluctuations. Currency rate swap agreements are contracts to exchange the currencies of two different countries at the same rate of exchange at specified future dates. The net differential to be paid or received on currency rate swap agreements is accrued and recognized as a component of net investment income.

     At December 31, 2001, the Company recognized net losses of $3.0 million, related to the ineffective portion of its fair value hedges, and a net gain of $0.1 million, related to the portion of the hedging instruments that were excluded from the assessment of hedge effectiveness. Both of these amounts are recorded in net realized investment and other gains and losses. At December 31, 2001, all of the Company's hedged firm commitments qualified as fair value hedges.

 Cash Flow Hedges

     The Company used interest rate cap and floor agreements to hedge the interest rate risk associated with minimum interest rate guarantees in certain of its life insurance and annuity businesses. Amounts are reclassified from other comprehensive income if interest rates fall below certain levels.

     In 2001, the Company recognized no gains or losses related to the ineffective portion of its cash flow hedges, and a net gain of $0.2 million related to the portion of the hedging instruments that was excluded from the assessment of hedge effectiveness. This amount is recorded in net realized investment and other gains and losses. All of the Company's hedged forecasted transactions qualified as cash flow hedges in 2001.

     No amounts were reclassified from other accumulated comprehensive income to earnings in 2001 and it is anticipated that no amounts will be reclassified from other accumulated comprehensive income to earnings within the next twelve months. The Company does not enter into hedging transactions for variable cash flows thus the Company currently has no maximum length for which variable cash flows are hedged.

     In 2001, none of the Company's cash flow hedges have been discontinued because of the probability that the original forecasted transaction would not occur by the end of the originally specified time period documented at inception of the hedging relationship.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     There was no transition adjustment for the adoption of SFAS No.133 representing the accumulation in other comprehensive income of the effective portion of the Company's cash flow hedges as of January 1, 2001. There were no losses incurred for the effective portion of the change in fair value of derivative instruments designated as cash flow hedges and added to accumulated other comprehensive income.

 Derivatives Not Designated as Hedging Instruments

     The Company enters into interest rate swap agreements, interest rate futures contracts, and interest rate cap and floor agreements to manage exposure to interest rates as described above under Fair Value Hedges without designating the derivatives as hedging instruments.

NOTE 5. INCOME TAXES

     The Company is included in the consolidated federal income tax return of John Hancock Financial Services, Inc. The federal income taxes of the Company are allocated on a separate return basis with certain adjustments.

  The components of income taxes were as follows:

                                                        YEAR ENDED DECEMBER 31
                                                        2001    2000     1999
                                                        -----   -----    -----
                                                           (IN MILLIONS)
Current taxes:
Federal ...........................................     $30.1   $15.2    $(1.5)
Foreign ...........................................        --     0.6      0.1
                                                        -----   -----    -----
                                                         30.1    15.8     (1.4)
Deferred taxes:
Federal ...........................................      32.1    28.0     36.6
                                                        -----   -----    -----
Total income taxes ................................     $62.2   $43.8    $35.2
                                                        =====   =====    =====

  A reconciliation of income taxes computed by applying the federal income tax rate to income before income taxes and the consolidated income tax expense charged to operations follows:

                                                        YEAR ENDED DECEMBER 31
                                                        2001     2000    1999
                                                        -----   -----    -----
                                                         (IN MILLIONS)
Tax at 35%                                              $73.0   $50.1    $36.3
Add (deduct):
 Equity base tax ................................        (9.0)   (5.6)      --
 Prior years taxes ..............................         2.1      --     (0.3)
 Tax credits ....................................        (0.4)   (0.6)    (0.1)
 Foreign taxes ..................................          --     0.6      0.1
 Tax exempt investment income ...................        (5.6)   (0.7)    (0.7)
 Other ..........................................         2.1      --     (0.1)
                                                        -----   -----    -----
   Total income taxes ...........................       $62.2   $43.8    $35.2
                                                        =====   =====    =====

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                   DECEMBER 31
                                                                  2001     2000
                                                                 ------   ------
                                                                (IN MILLIONS)
DEFERRED TAX ASSETS:
Policy reserve adjustments .................................     $238.1   $110.0
Other postretirement benefits ..............................       20.1     23.3
Book over tax basis of investments .........................       12.0      7.8
Interest ...................................................         --      7.5
Unrealized holding losses ..................................         --      1.4
                                                                 ------   ------
 Total deferred tax assets .................................      270.2    150.0
DEFERRED TAX LIABILITIES:
Deferred policy acquisition costs ..........................      373.7    199.1
Depreciation ...............................................        2.1      1.8
Basis in partnerships ......................................        0.6      0.4
Market discount on bonds ...................................        1.2      0.6
Lease income ...............................................       47.0     35.4
Unrealized gains ...........................................        6.8       --
Other ......................................................         --      9.5
                                                                 ------   ------
 Total deferred tax liabilities ............................      431.4    246.8
                                                                 ------   ------
 Net deferred tax liabilities ..............................     $161.2    $96.8
                                                                 ======   ======

     The Company received an income tax refund of $32.4 million and made income tax payments of $62.9 million and $13.2 million in 2001, 2000 and 1999, respectively.

NOTE 6 - REINSURANCE

     The effect of reinsurance on premiums written and earned was as follows:

                                 2001             2000             1999
                               PREMIUMS         PREMIUMS         PREMIUMS
                           WRITTEN  EARNED   WRITTEN  EARNED  WRITTEN   EARNED
                           -------  -------  -------  ------  -------  --------
                                             (IN MILLIONS)
Life Insurance:
Direct ................    $ 82.0   $ 82.0    $34.1    $34.1    $12.1    $12.1
Ceded .................     (21.9)   (21.9)    (5.5)    (5.5)    (3.2)    (3.2)
                           ------   ------    -----    -----    -----    -----
 Net life insurance
  premiums ............    $ 60.1   $ 60.1    $28.6    $28.6     $8.9    $ 8.9
                           ======   ======    =====    =====    =====    =====

For the year ended December 31, 2001, 2000 and 1999, benefits to policyholders under life ceded reinsurance contracts were $3.8 million, $3.0 million and $ -- million, respectively.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Reinsurance ceded contracts do not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to the Company; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from similar characteristics of the reinsurer.

NOTE 7. COMMITMENTS AND CONTINGENCIES

     The Company has extended commitments to purchase fixed maturity investments, and other invested assets and issue mortgage loans on real estate totaling $25.3 million, $14.3 million and $16.2 million, respectively, at December 31, 2001. If funded, loans related to real estate mortgages would be fully collateralized by related properties. The Company monitors the creditworthiness of borrowers under long-term bond commitments and requires collateral as deemed necessary. The estimated fair values of the commitments described above aggregate $57.1 million at December 31, 2001. The majority of these commitments expire in 2002.

     In the normal course of its business operations, the Company is involved with litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 2001. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially affect the financial position or results of operations of the Company.

     During 1997, the Company entered into a court-approved settlement relating to a class action lawsuit involving certain individual life insurance policies sold from 1979 through 1996. In entering into the settlement, the Company specifically denied any wrongdoing. The total reserve held in connection with the settlement to provide for relief to class members and for legal and administrative costs associated with the settlement amounted to $7.0 million and $66.3 million at December 31, 2001 and 2000, respectively. Costs incurred related to the settlement were $14.1 million and $66.0 million in 2001 and 1999, respectively. No such costs were incurred in 2000. The estimated reserve is based on a number of factors, including the estimated cost per claim and the estimated costs to administer the claims.

     During 1996, management determined that it was probable that a settlement would occur and that a minimum loss amount could be reasonably estimated. Accordingly, the Company recorded its best estimate based on the information available at the time. The terms of the settlement agreement were negotiated throughout 1997 and approved by the court on December 31, 1997. In accordance with the terms of the settlement agreement, the Company contacted class members during 1998 to determine the actual type of relief to be sought by class members. The majority of the responses from class members were received by the fourth quarter of 1998. The type of relief sought by class members differed from the Company's previous estimates, primarily due to additional outreach activities by regulatory authorities during 1998 encouraging class members to consider alternative dispute resolution (ADR) relief. In 1999, the Company updated its estimate of the cost of claims subject to alternative dispute resolution relief and revised its reserve estimate accordingly. The reserve estimate was further evaluated quarterly, and was adjusted as noted above, in the fourth quarter of 2001. The adjustment to the reserve in 2001 was the result of the Company being able to better estimate the cost of settling the remaining claims, which on average tend to be larger, more complicated claims. The better estimate comes from experience with actual settlements on similar claims.

     Administration of the ADR component of the settlement continues to date. Although some uncertainty remains as to the cost of claims in the final phase (i.e., arbitration) of the ADR process, it is expected that the final cost of the settlement will not differ materially from the amounts presently provided for by the Company.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 8.  SHAREHOLDER'S EQUITY

 (a) Common Stock

     The Company was established in 1979 as a stock insurance company with 50,000 shares outstanding, wholly owned by its parent, John Hancock Life Insurance Company. The Company has one class of capital stock, common stock ($50 par value, 50,000 shares authorized).

 (b) Accumulated Other Comprehensive Income (Loss)

     The components of accumulated other comprehensive loss are as follows:


                                                                 ACCUMULATED
                                                                    OTHER
                                                                COMPREHENSIVE
                                                               INCOME (LOSSES)
                                                              -----------------
                                                                (IN MILLIONS)
Balance at January 1, 1999 ................................         $12.3
Gross unrealized gains (losses) (net of deferred income
 tax benefit of $18.0 million) ............................         (34.2)
Reclassification adjustment for gains (losses), realized
 in net income (net of tax expense of $1.7 million) .......          (3.1)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax expense of $6.2 million) .............................          11.6
                                                                   ------
Net unrealized gains (losses) .............................         (25.7)
                                                                   ------
Balance at December 31, 1999 ..............................        $(13.4)
                                                                   ======


Balance at January 1, 2000 ................................        $(13.4)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $9.7 million) .............................          18.0
Reclassification adjustment for gains (losses), realized in
 net income (net of tax expense of $1.6 million) ..........          (2.9)
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $2.1 million) .............................          (3.9)
                                                                   ------
Net unrealized gains (losses) .............................          11.2
                                                                   ------
Balance at December 31, 2000 ..............................        $ (2.2)
                                                                   ======
Balance at January 1, 2001 ................................        $ (2.2)
Gross unrealized gains (losses) (net of deferred income
 tax expense of $7.2 million) .............................          11.8
Reclassification adjustment for gains (losses), realized in
 net income (net of tax benefit of $1.1 million) ..........           2.1
Adjustment to deferred policy acquisition costs and
 present value of future profits (net of deferred income
 tax benefit of $3.2 million) .............................          (6.0)
                                                                   ------
Net unrealized gains (losses) .............................           7.9
Change in accounting principle ............................           7.2
                                                                   ------
Balance at December 31, 2001 ..............................        $ 12.9
                                                                   ======

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Net unrealized investment gains (losses), included in the consolidated balance sheet as a component of shareholder's equity, are summarized as follows:

                                                       2001     2000    1999
                                                       -----   -----   ------
                                                          (IN MILLIONS)
Balance, end of year comprises:
 Unrealized investment gains (losses) on:
  Fixed maturities ...............................     $20.6   ($7.0)  ($28.7)
  Equity investments .............................       1.0     1.0     (1.4)
  Derivatives and other ..........................       5.2     0.3      1.3
                                                       -----   -----   ------
Total ............................................      26.8    (5.7)   (28.8)
Amounts of unrealized investment (gains) losses
 attributable to:
  Deferred policy acquisition cost and present
   value of future profits .......................      (7.1)    2.1      8.1
  Deferred federal income taxes ..................      (6.8)    1.4      7.3
                                                       -----   -----   ------
Total ............................................     (13.9)    3.5     15.4
                                                       -----   -----   ------
Net unrealized investment gains ..................     $12.9   ($2.2)  ($13.4)
                                                       =====   =====   ======

 (c) Statutory Results

     The Company adopted the new codified statutory accounting principles (Codification) effective January 1, 2001. Codification changes prescribe statutory accounting practices and results in changes to the accounting practices that the Company and its domestic life insurance subsidiary use to prepare their statutory-basis financial statements.

     The Company and its domestic insurance subsidiary prepare their statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the state of domicile. For the Company, the Commonwealth of Massachusetts only recognizes statutory accounting practices prescribed or permitted by Massachusetts insurance regulations and laws. The National Association of Insurance Commissioners' "Accounting Practices and Procedures" manual (NAIC SAP) has been adopted as a component of prescribed or permitted practices by Massachusetts. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     Prior to 2001, the Commissioner had provided the Company approval to recognize as an admitted asset the pension plan prepaid expense in accordance with the requirements of SFAS No. 87, "Employers' Accounting for Pensions." Beginning in 2001, the Commissioner has provided the Company with approval to phase-in over a three-year period the impact of implementing the material provisions of statutory SSAP No. 8, "Pensions." The Company's pension plan prepaid expense recorded for statutory purposes amounted to $64.3 million, $55.6 million and $42.3 million at December 31, 2001, 2000 and 1999 respectively. Statutory net income is not impacted by this permitted practice.

     Statutory net income and surplus include the accounts of the Company and its wholly-owned subsidiary, Investors Partners Life Insurance Company.

                                                        2001    2000    1999
                                                       -----   -----   ------
                                                           (IN MILLIONS)
Statutory net income ...............................  $ 13.1  $ 26.6   $ 77.5
Statutory surplus ..................................   647.0   527.2    468.8

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     Massachusetts has enacted laws governing the payment of dividends by insurers. Under Massachusetts insurance law, no insurer may pay any shareholder dividends from any source other than statutory unassigned funds without the prior approval of Massachusetts Commissioner of Insurance. Massachusetts law also limits the dividends an insurer may pay in any twelve month period, without the prior permission of the Commonwealth of Massachusetts Insurance Commissioner, to the greater of (i) 10% of its statutory policyholders' surplus as of the preceding December 31 or (ii) the individual company's statutory net gain from operations for the preceding calendar year, if such insurer is a life company.

NOTE 9.  SEGMENT INFORMATION

     The Company's reportable segments are strategic business units offering different products and services. The reportable segments are managed separately, as they focus on different products, markets or distribution channels.

     PROTECTION SEGMENT. Offers a variety of individual life insurance, including participating whole life, term life, universal life and variable life insurance. Products are distributed through multiple distribution channels, including insurance agents and brokers and alternative distribution channels that include banks, financial planners, direct marketing and the Internet.

     ASSET GATHERING SEGMENT. Offers individual variable annuities. This segment distributes its products through distribution channels including insurance agents and brokers affiliated with the Company, securities brokerage firms, financial planners, and banks.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Allocations of net investment income are based on the amount of assets allocated to each segment. Other costs and operating expenses are allocated to each segment based on a review of the nature of such costs, cost allocations utilizing time studies, and other relevant allocation methodologies.

     Management of the Company evaluates performance based on segment after-tax operating income, which excludes the effect of net realized investment and other gains (losses) and unusual or non-recurring events and transactions. Segment after-tax operating income is determined by adjusting GAAP net income for net realized investment and other gains (losses), including gains and losses on disposals of businesses and certain other items which management believes are not indicative of overall operating trends. While these items may be significant components in understanding and assessing the Company's financial performance, management believes that the presentation of after-tax operating income enhances its understanding of the Company's results of operations by highlighting net income attributable to the normal, recurring operations of the business.

     Amounts reported as segment adjustments in the tables below primarily relate to: (i) certain net realized investment and other gains (losses), net of related amortization adjustment for deferred policy acquisition costs; (ii) benefits to policyholders and expenses incurred relating to the settlement of a class action lawsuit against the Company involving certain individual life insurance policies sold from 1979 through 1996; (iii) restructuring costs related to our distribution systems and retail operations; (iv) the surplus tax on mutual life insurance companies that was allocated by John Hancock to the Company; (v) a charge for certain one time costs associated with John Hancock's demutualization process; and (vi) cumulative effect of an accounting change.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The following table summarizes selected financial information by segment for the year ended or as of December 31 and reconciles segment revenues and segment after-tax operating income to amounts reported in the consolidated statements of income:

                                                         ASSET
                                         PROTECTION    GATHERING   CONSOLIDATED
                                         ----------    ---------   ------------
                                                     (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2001
REVENUES:
 Segment revenues ......................  $  614.3     $   62.2      $   676.5
 Net realized investment and other
  gains (losses) .......................      (9.0)          --           (9.0)
                                          --------     --------      ---------
 Revenues ..............................  $  605.3     $   62.2      $   667.5
                                          ========     ========      =========
 Net investment income .................  $  229.2     $   (2.2)     $   227.0
NET INCOME:
 Segment after-tax operating income ....  $  130.0     $   22.2      $   152.2
 Net realized investment and other
  gains (losses) .......................      (5.6)          --           (5.6)
 Surplus tax ...........................       9.1           --            9.1
 Class action lawsuit ..................      (9.2)          --           (9.2)
 Cumulative effect of accounting
  change, net of tax ...................      (1.6)          --           (1.6)
                                          --------     --------      ---------
 Net income ............................  $  122.7     $   22.2      $   144.9
                                          ========     ========      =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ...  $    2.7     $     --      $     2.7
 Amortization of deferred policy
  acquisition costs ....................      46.6         20.5           67.1
 Income tax expense ....................      54.8          7.4           62.2
 Segment assets ........................  $9,995.5     $1,717.7      $11,713.2
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES) DATA:
 Net realized investment and other
  gains (losses) .......................  $  (10.5)          --      $   (10.5)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment and other gains
  (losses) .............................       1.5           --            1.5
                                          --------     --------      ---------
 Net realized investment and other gains
 (losses), net of related amortization
  of deferred policy acquisition costs -
  per consolidated  financial statements      (9.0)          --           (9.0)
 Less income tax effect ................       3.4           --            3.4
                                          --------     --------      ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income .............  $   (5.6)          --      $    (5.6)
                                          ========     ========      =========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                     ASSET
                                      PROTECTION   GATHERING  CONSOLIDATED
                                      ----------   ---------  ------------
                                                 (IN MILLIONS)
YEAR ENDED DECEMBER 31, 2000
REVENUES:
 Segment revenues .................    $  530.8    $   48.5    $   579.3
 Net realized investment and other
  gains (losses), net .............       (10.6)         --        (10.6)
                                       --------    --------    ---------
       Revenues ...................    $  520.2    $   48.5    $   568.7
                                       ========    ========    =========
       Net investment income ......    $  215.9    $   (2.5)   $   213.4
NET INCOME:
 Segment after-tax operating
  income ..........................        96.0         6.3        102.3
 Net realized investment and other
  gains (losses), net .............        (6.8)         --         (6.8)
 Surplus tax ......................         5.4         0.2          5.6
 Other demutualization related
  costs ...........................        (0.5)       (0.1)        (0.6)
 Restructuring charges ............        (1.1)         --         (1.1)
                                       --------    --------    ---------
 Net income .......................    $   93.0    $    6.4    $    99.4
                                       ========    ========    =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity
  method ..........................    $    1.3    $     --    $     1.3
 Amortization of deferred policy
  acquisition costs ...............        17.6        16.4         34.0
 Income tax expense ...............        40.7         3.1         43.8
 Segment assets ...................    $9,326.9    $2,867.8    $12,194.7
NET REALIZED INVESTMENT AND OTHER
 GAINS (LOSSES) DATA:
 Net realized investment and other
  losses ..........................    $  (14.4)         --    $   (14.4)
 Less amortization of deferred
  policy acquisition costs related
  to net realized investment and
  other gains (losses) ............         3.8          --          3.8
                                       --------    --------    ---------
 Net realized investment and other
  gains (losses), net of related
  amortization of deferred policy
  acquisition costs - per
  consolidated financial
  statements ......................       (10.6)         --        (10.6)
 Less income tax effect ...........         3.8          --          3.8
                                       --------    --------    ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income ........       $(6.8)         --        $(6.8)
                                       ========    ========     ========

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                                                 ASSET
                                                   PROTECTION  GATHERING   CONSOLIDATED
                                                   ----------  ---------  --------------
                                                             (IN MILLIONS)
YEAR ENDED DECEMBER 31, 1999
REVENUES:
 Segment revenues ......................           $  488.0    $   37.2      $   525.2
 Net realized investment and other
  gains (losses), net ..................               (4.8)         --           (4.8)
                                                   --------    --------      ---------
 Revenues ..............................           $  483.2    $   37.2      $   520.4
                                                   ========    ========      =========


 Net investment income .................           $  178.1    $   (3.5)     $   174.6
NET INCOME:
 Segment after-tax operating income ....              108.0         6.8          114.8
 Net realized investment and other
  gains (losses), net ..................               (3.1)         --           (3.1)
 Class action lawsuit ..................              (42.9)         --          (42.9)
 Other demutualization related costs ...               (0.3)       (0.1)          (0.4)
                                                   --------    --------      ---------
 Net income ............................           $   61.7        $6.7      $    68.4
                                                   ========    ========      =========
SUPPLEMENTAL INFORMATION:
 Equity in net income of investees
  accounted for by the equity method ...           $   (0.1)   $     --      $    (0.1)
 Amortization of deferred policy
  acquisition costs ....................                4.6         8.5           13.1
 Income tax expense ....................               31.8         3.4           35.2
 Segment assets ........................           $9,104.6    $2,869.6      $11,974.2
NET REALIZED INVESTMENT AND OTHER GAINS
 (LOSSES) DATA:
 Net realized investment and other
  gains (losses) .......................           $   (5.3)         --      $    (5.3)
 Less amortization of deferred policy
  acquisition costs related to net
  realized investment gains (losses) ...                0.5          --            0.5
                                                   --------    --------      ---------
 Net realized investment and other gains
  (losses), net of related amortization
  of deferred policy acquisition costs
  - per consolidated financial
  statements ...........................               (4.8)         --           (4.8)
 Less income tax effect ................                1.7          --            1.7
                                                   --------    --------      ---------
 Net realized investment and other
  gains (losses), net-after-tax
  adjustment made to calculate
  segment operating income .............           $   (3.1)         --      $    (3.1)
                                                   ========    ========      =========

     The Company operates only in the United States. The Company has no reportable major customers and revenues are attributed to countries based on the location of customers.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

NOTE 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following discussion outlines the methodologies and assumptions used to determine the fair value of the Company's financial instruments. The aggregate fair value amounts presented herein do not represent the underlying value of the Company and, accordingly, care should be exercised in drawing conclusions about the Company's business or financial condition based on the fair value information presented herein.

     The following methods and assumptions were used by the Company to determine the fair values of financial instruments:

     Fair values for publicly traded fixed maturities (including redeemable preferred stocks) are obtained from an independent pricing service. Fair values for private placement securities and fixed maturities not provided by the independent pricing service are estimated by the Company by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices.

     The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses using interest rates adjusted to reflect the credit characteristics of the loans. Mortgage loans with similar characteristics and credit risks are aggregated into qualitative categories for purposes of the fair value calculations. Fair values for impaired mortgage loans are measured based either on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral for loans that are collateral dependent.

     The carrying amount in the balance sheet for policy loans, short-term investments and cash and cash equivalents approximates their respective fair values.

     The fair value for fixed-rate deferred annuities is the cash surrender value, which represents the account value less applicable surrender charges. Fair values for immediate annuities without life contingencies are estimated based on discounted cash flow calculations using current market rates.

     The Company's derivatives include futures contracts, interest rate swap, cap and floor agreements, currency rate swap agreements and equity collar agreements. Fair values for these contracts are based on current settlement values. These values are based on quoted market prices for the financial futures contracts and brokerage quotes that utilize pricing models or formulas using current assumptions for all swaps and other agreements.

     The fair value for commitments approximates the amount of the initial commitment.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

     The following table presents the carrying amounts and fair values of the Company's financial instruments:

                                             DECEMBER 31           DECEMBER 31
                                                2001                  2000
                                         CARRYING     FAIR     CARRYING     FAIR
                                          VALUE       VALUE     VALUE       VALUE
                                         --------   --------   --------   --------
                                            (IN MILLIONS)          (IN MILLIONS)
ASSETS:
 Fixed maturities:
  Held-to-maturity .................     $   83.7   $   82.1   $  715.4   $  686.8
  Available-for-sale ...............      2,412.5    2,412.5    1,011.8    1,011.8
 Equity securities:
  Available-for-sale ...............         13.1       13.1        8.1        8.1
 Mortgage loans on real estate .....        580.9      604.3      554.8      574.2
 Policy loans ......................        352.0      352.0      334.2      334.2
 Short-term investments ............           --        --        21.7       21.7
  Cash and cash equivalents ........        115.4      115.4      277.3      277.3
Derivatives:
 Futures contracts, net ............           --        --         0.1        0.1
 Interest rate swap agreements .....          8.8        8.8         --         --
 Interest rate cap agreements ......          3.5        3.5        2.1        2.1
 Interest rate floor agreements ....          4.5        4.5        4.5        4.5
 Currency rate swap agreements .....          0.4        0.4         --         --
 Equity collar agreements ..........          0.8        0.8        0.4        0.4
LIABILITIES:
Fixed rate deferred and immediate
 annuities .........................         53.1       50.3       63.8       60.4
Derivatives:
 Interest rate swap agreements .....         13.2       13.2         --        1.2
 Currency rate swap agreements .....          0.1        0.1        0.6        0.6
Commitments ........................           --       57.1         --       62.9

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

              COLUMN A                  COLUMN B   COLUMN C       COLUMN D
                                                              AMOUNT AT WHICH
                                                                SHOWN IN THE
                                                                CONSOLIDATED
                                                                  BALANCE
         TYPE OF INVESTMENT            COST/ (2)/   VALUE          SHEET
                                       ----------  --------   ---------------
Fixed maturity securities,
 available-for-sale:
Bonds:
United States government and
 government agencies
 and authorities                        $  219.6   $  214.8       $  214.8
States, municipalities and political
 subdivisions                                6.0        6.0            6.0
Foreign governments                          7.2        7.6            7.6
Public utilities                           189.3      192.9          192.9
Convertibles and bonds with warrants
 attached                                   25.9       25.1           25.1
All other corporate bonds                1,897.9    1,920.5        1,920.5
Certificates of deposits                      --         --             --
Redeemable preferred stock                  46.0       45.6           45.6
                                        --------   --------       --------
Total fixed maturity securities,
 available-for-sale                      2,391.9    2,412.5        2,412.5
                                        ========   ========       ========
Equity securities,
 available-for-sale:
Common stocks:
Public utilities                              --         --             --
Banks, trust and insurance companies          --         --             --
Industrial, miscellaneous and all
 other                                       3.8        5.0            5.0
Non-redeemable preferred stock               8.3        8.1            8.1
                                        --------   --------       --------
Total equity securities,
 available-for-sale                         12.1       13.1           13.1
                                        ========   ========       ========
Fixed maturity securities, held-to-
maturity:
Bonds
United States government and
 government agencies
 and authorities                              --         --             --
States, municipalities and political
 subdivisions                                 --         --             --
Foreign governments                           --         --             --
Public utilities                              --         --             --
Convertibles and bonds with warrants
 attached                                     --         --             --
All other corporate bonds                    5.1        5.1            5.1
Certificates of deposits                    78.6       77.0           78.6
Redeemable preferred stock                    --         --             --
                                        --------   --------       --------
Total fixed maturity securities,
 held-to-maturity                           83.7       82.1           83.7
                                        ========   ========       ========

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                     SCHEDULE I - SUMMARY OF INVESTMENTS --
             OTHER THAN INVESTMENTS IN RELATED PARTIES (CONTINUED)
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)

              COLUMN A                  COLUMN B   COLUMN C       COLUMN D
                                                              AMOUNT AT WHICH
                                                                SHOWN IN THE
                                                                CONSOLIDATED
                                                                  BALANCE
         TYPE OF INVESTMENT            COST/(2)/    VALUE          SHEET
                                       ---------   --------   ---------------
Equity securities, trading:
Common stocks:
Public utilities                              --         --             --
Banks, trust and insurance companies          --         --             --
Industrial, miscellaneous and all
 other                                        --         --             --
Non-redeemable preferred stock                --         --             --
                                        --------   --------       --------
Total equity securities, trading              --         --             --
                                        --------   --------       --------
Mortgage loans on real estate,
 net /(1)/                              $  586.4       xxxx       $  580.9
Real estate, net:
Investment properties /(1)/                 21.4       xxxx           20.6
Acquired in satisfaction of debt /(1)/        --       xxxx             --
Policy loans                               352.0       xxxx          352.0
Other long-term investments /(2)/           39.6       xxxx           39.6
Short-term investments                        --       xxxx             --
                                        --------   --------       --------
  Total investments                     $3,487.1   $2,507.7       $3,502.4
                                        ========   ========       ========

(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate and due to accumulated depreciation and valuation allowances due to impairments on real estate. See note 3 to the consolidated financial statements.

(2) Difference from Column B is primarily due to operating gains (losses) of investments in limited partnerships.

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)

                         DEFERRED      FUTURE POLICY                OTHER POLICY
                           POLICY     BENEFITS, LOSSES,              CLAIMS AND
                        ACQUISITION    CLAIMS AND LOSS   UNEARNED     BENEFITS     PREMIUM
       SEGMENT             COSTS          EXPENSES        PREMIUMS    PAYABLE      REVENUE
----------------------  -----------  ------------------  ---------  ------------  ---------
2001:
Protection               $  918.4         $3,275.5        $221.0       $25.0        $60.1
Asset Gathering             142.4             63.2            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $1,060.8         $3,338.7        $221.0       $25.0        $60.1
                         ========         ========        ======       =====        =====
2000:
Protection               $  819.3         $2,698.5        $212.0       $11.1        $28.6
Asset Gathering             174.8             70.0            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  994.1         $2,768.5        $212.0       $11.1        $28.6
                         ========         ========        ======       =====        =====
1999:
Protection               $  707.8         $2,515.7        $175.2       $15.7        $ 8.9
Asset Gathering             147.3             50.6            --          --           --
                         --------         --------        ------       -----        -----
 Total                   $  855.1         $2,566.3        $175.2       $15.7        $ 8.9
                         ========         ========        ======       =====        =====

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

       AS OF DECEMBER 31, 2001, 2000 AND 1999 AND FOR THE YEAR THEN ENDED
                            (IN MILLIONS OF DOLLARS)


                                                       AMORTIZATION OF
                                                       DEFERRED POLICY
                                  BENEFITS, CLAIMS,  ACQUISITION COSTS,
                         NET         LOSSES, AND      EXCLUDING AMOUNTS
                      INVESTMENT     SETTLEMENT      RELATED TO REALIZED   OTHER OPERATING
      SEGMENT           INCOME        EXPENSES        INVESTMENT GAINS        EXPENSES
--------------------  ----------  -----------------  -------------------   ---------------
2001:
Protection             $229.2            $285.5             $46.6               $ 72.8
Asset Gathering          (2.2)              8.6              20.5                  3.4
                       ------            ------             -----               ------
 Total                 $227.0            $294.1             $67.1               $ 76.2
                       ======            ======             =====               ======
2000:
Protection             $215.9            $242.2             $17.6               $100.5
Asset Gathering          (2.5)              6.4              16.4                 16.3
                       ------            ------             -----               ------
 Total                 $213.4            $248.6             $34.0               $116.8
                       ======            ======             =====               ======
1999:
Protection             $178.1            $192.3             $ 4.6               $100.6
Asset Gathering          (3.5)             68.2               8.5                 16.9
                       ------            ------             -----               ------
 Total                 $174.6            $260.5             $13.1               $117.5
                       ======            ======             =====               ======

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY AND SUBSIDIARY

                            SCHEDULE IV - REINSURANCE
                            AS OF DECEMBER 31, 2001
                            (IN MILLIONS OF DOLLARS)


                                                ASSUMED               PERCENTAGE
                                    CEDED TO     FROM                 OF AMOUNT
                          GROSS       OTHER      OTHER       NET      ASSUMED TO
                          AMOUNT    COMPANIES  COMPANIES   AMOUNT        NET
                        ----------  ---------  ---------  ---------  -----------
2001
Life insurance in
 force                  $119,332.2  $56,571.3    $35.1    $62,796.0      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     82.0  $    21.9    $  --    $    60.1       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     82.0  $    21.9    $  --    $    60.1      0.0%
                        ==========  =========    =====    =========      ===
2000
Life insurance in
 force                  $ 98,737.2  $39,495.8    $37.1    $59,278.5      0.1%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     34.1  $     5.5    $  --    $    28.6       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     34.1  $     5.5    $  --    $    28.6      0.0%
                        ==========  =========    =====    =========      ===
1999
Life insurance in
 force                  $ 75,674.7  $19,217.5    $38.5    $56,495.7      0.0%
                        ----------  ---------    -----    ---------      ---
Premiums:
Life insurance          $     12.1  $     3.2    $  --    $     8.9       --
Accident and health
 insurance                      --         --       --           --       --
P&C                             --         --       --           --       --
                        ----------  ---------    -----    ---------      ---
  Total                 $     12.1  $     3.2    $  --    $     8.9      0.0%
                        ==========  =========    =====    =========      ===

NOTE: The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and the universal life insurance products.

     The condensed financial information should be read in conjunction with the audited consolidated financial statements and notes thereto.

                APPENDIX A - DETAILS ABOUT OUR GUARANTEED PERIODS

 INVESTMENTS THAT SUPPORT OUR GUARANTEE PERIODS

     We back our obligations under the guarantee periods with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the guarantee periods). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

     We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     . corporate bonds,

     . mortgages,

     . mortgage-backed and asset-backed securities, and

     . government and agency issues.

     We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

 GUARANTEED INTEREST RATES

     We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected guarantee period at the time we:

     . receive your premium payment,

     . effectuate your transfer, or

     . renew your guarantee period.

     We have no specific formula for establishing the guaranteed rates for the guarantee periods. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the guarantee period. In determining guarantee rates, we may also consider, among other factors, the duration of the guarantee period, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

 COMPUTATION OF MARKET VALUE ADJUSTMENT

     We determine the amount of the market value adjustment by multiplying the amount being taken from the guarantee period (before any applicable withdrawal charge) by a factor expressed by the following formula:

                                (   1+g   ) n
                                (---------) -- -1
                                (1+c+0.005) 12


  where,

     . G is the guaranteed rate in effect for the current guarantee period.

     . C is the current guaranteed rate in effect for new guarantee periods with duration equal to the number of years remaining in the current guarantee period (rounded to the nearest whole number of years). If we are not currently offering such a guarantee period, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

     . N is the number of complete months from the date of withdrawal to the end of the current guarantee period. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the guarantee period, in which case no adjustment applies.)


SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                       $10,000
------------------------------------------------------------------------------------------------
Guarantee period                                      7 years
------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                        beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                   8%
------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)          7%
------------------------------------------------------------------------------------------------
Remaining guarantee period (n)                        60 months
------------------------------------------------------------------------------------------------

Market value adjustment:


                                      [    1+0.08     60   ]
                             10,000 x [(------------) -- -1] = 234.73
                                      [ 1+0.07+0.005  12   ]


Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $234.73 = $10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                       $10,000
------------------------------------------------------------------------------------------------
Guarantee period                                      7 years
------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                        beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                   8%
------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)          9%
------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                         60 months
------------------------------------------------------------------------------------------------

Market value adjustment:



                                      [(   1+0.08   ) /60/   ]
                             10,000 x [(------------) ---- -1] = 666.42
                                      [(1+0.09+0.005) /12/   ]


Amount withdrawn or transferred (adjusted for money market adjustment):
$10,000 - 666.42 = $9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

------------------------------------------------------------------------------------------------
Amount withdrawn or transferred                       $10,000
------------------------------------------------------------------------------------------------
Guarantee period                                      7 years
------------------------------------------------------------------------------------------------
Time of withdrawal or transfer                        beginning of 3rd year of guaranteed period
------------------------------------------------------------------------------------------------
Guaranteed rate (g)                                   8%
------------------------------------------------------------------------------------------------
Guaranteed rate for new 5 year guarantee (c)          7.75%
------------------------------------------------------------------------------------------------
Remaining guarantee period(n)                         60 months
------------------------------------------------------------------------------------------------

Market value adjustment:



                                      [(    1+0.08    ) /60/   ]
                             10,000 x [(--------------) ---- -1] = -114.94
                                      [(1+0.0775+0.005) /12/   ]



Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 - 114.94  = $9,885.06

  ------------------------------------------------------------------------

 *All interest rates shown have been arbitrarily chosen for purposes of these examples. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

              APPENDIX B - EXAMPLE OF WITHDRAWAL CHARGE CALCULATION


ASSUME THE FOLLOWING FACTS:

   On January 1, 1997, you make a $5000 initial premium payment and we issue you a contract.

   On January 1, 1998, you make a $1000 premium payment

   On January 1, 1999, you make a $1000 premium payment.

   On January 1, 2000, the total value of your contract is $9000 because of good investment earnings.

   Now assume you make a partial withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your contract.

   $6000.00   --  withdrawal request payable to you
   + 272.23   --  withdrawal charge payable to us
   ---------
   $6272.23   --   total amount withdrawn from your contract

HERE IS HOW WE DETERMINE THE WITHDRAWAL CHARGE:

1. We FIRST reduce your $5,000 INITIAL PREMIUM PAYMENT by the three annual $30 contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your contract.

   $5000
     -30  -- 1998 contract fee payable to us
     -30  -- 1999 contract fee payable to us
     -30  -- 2000 contract fee payable to us
   ------
   $4910  -- amount of your initial premium payment we would consider to be withdrawn.

   Under the free withdrawal provision, we deduct 10% of the total value of your contract at the beginning of the contract year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial premium payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your contract to cover the withdrawal charge on your initial premium payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

   $4910
    -900  -- free withdrawal amount (payable to you)
  ------
   $4010
   x .05
  ------
  $200.50 -- withdrawal charge on initial premium payment (payable to us)

 $4010.00
  -200.50
 --------
  3809.50 -- part of withdrawal request payable to you

2. We NEXT deem the entire amount of your 1998 PREMIUM PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this premium payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your contract to cover the withdrawal charge on your 1998 premium payment. We pay the remainder of $950 to you as a part of your withdrawal request.

    $1000
     x.05
    -----
      $50 -- withdrawal charge on 1998 premium payment (payable to us)

    $1000
     - 50
    -----
     $950 -- part of withdrawal request payable to you

3. We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial premium payment, and $950 from your 1998 premium payment. Therefore, $340.50 is needed to reach $6000.

    $6000.00 -- total withdrawal amount requested
     -900.00 -- free withdrawal amount
    -3809.50 -- payment deemed from initial premium payment
     -950.00 -- payment deemed from 1998 premium payment
    --------
     $340.50 -- additional payment to you needed to reach $6000

    We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all premiums you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

    Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

    $340.50 =   x - [.06x]
    $340.50 = .94x

    $340.5
    ------
     0.94   = x

    $362.23 = x

    $362.23 -- deemed withdrawn from 1999 premium payment
   -$340.50 -- part of withdrawal request payable to you
   --------
     $21.73 -- withdrawal charge on 1999 premium deemed withdrawn (payable to
                us)


    $200.50 -- withdrawal charge on the initial premium payment
      50.00 -- withdrawal charge on the 1998 premium payment
      21.73 -- withdrawal charge on the 1999 premium payment
      -----
    $272.23 -- Total withdrawal charge
    =======

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Not Applicable

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section X of the Company's By-Laws and Section 67 of the Massachusetts Business Corporation Law, the Company indemnifies each director, former director, officer, and former officer, and his or her heirs and legal representatives from liability incurred or imposed in connection with any legal action in which he or she may be involved by reason of any alleged act or omission as an officer or a director of the Company. No indemnification shall be paid if a director or officer is finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. The Company may pay expenses incurred in defending an action or claim in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1(a). Form of Distribution Agreement by and among Signator Investors Inc. (previously known as "John Hancock Distributors, Inc."), John Hancock Life Insurance Company (formerly known as "John Hancock Mutual Life Insurance Company"), and John Hancock Variable Life Insurance Company, incorporated by reference from Pre-Effective Amendment No. 2 Form S-6 Registration Statement of John Hancock Variable Life Account S (File No. 333-15075) filed April 18, 1997.

1(b). Specimen Variable Contracts Selling agreement between Signator Investors, Inc., and selling broker-dealers, incorporated by reference from Pre-Effective Amendment No. 2 to Form S-6 Registration Statement of John Hancock Variable Life Account S (File No. 333-15075) filed April 18, 1997.

3(a). Articles of Organization of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

3(b). By-Laws of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

4(a). Form of group deferred combination fixed and variable annuity contract, incorporated by reference to File No. 333-84769, filed on August 9, 1999.

4(b). Form of group deferred combination fixed and variable annuity certificate, incorporated by reference to File No. 333-84769, filed on August 9, 1999.

4(c). Form of Waiver of Withdrawal Charge Rider, incorporated by reference from Pre-Effective Amendment No. 1 to File No. 333-81127, filed on August 9, 1999.

4(d). Form of Guaranteed Retirement Income Benefit Rider, incorporated by reference from Pre-Effective Amendment No. 1 to File No. 333-81127, filed on August 9, 1999.

4(e). Form of Accumulated Value Enhancement Rider, incorporated by reference from Pre-Effective Amendment No. 1 to File No. 333-81127.

4(f).    Form of Death Benefit Enhancement Rider, filed herewith.

4(g).    Form of Earnings Enhanced Death Benefit Rider, filed herewith.

4(h). Form of contract application, incorporated by reference to the Registration Statement to File No. 333-84769, filed on August 9, 1999.

5. Opinion and consent of counsel, incorporated by reference to Amendment No. 1 to this File, filed on July 16, 1996.

10. Form of Responsibility and Cost Allocation Agreement Between John Hancock Life Insurance Company and John Hancock Funds, Inc., incorporated by reference to Amendment No. 1 to this File, filed on July 16, 1996.

23(a).   Consent of independent auditors.

23(b).   Consent of counsel.  (See Exhibit 5.)

24. Powers of Attorney for David F. D'Alessandro, Michele G. Van Leer, Ronald J. Bocage, Todd G. Engelsen, Bruce M. Jones, Barbara L. Luddy, Daniel L. Ouellette, Robert R. Reitano and Paul Strong, are filed herewith.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         i. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion or it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Registrant represents that the fees and charges deducted under the Contracts, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Insurance Company.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, attested, and thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts, on the 16th day of April, 2002.

                                              JOHN HANCOCK VARIABLE LIFE
                                              INSURANCE COMPANY (REGISTRANT)


Attest: /s/ PETER SCAVONGELLI                 By /s/ MICHELE G. VAN LEER
        ------------------------------               ---------------------------
        Peter Scavongelli                            Michele G. Van Leer
        Secretary                                    Vice Chairman of the Board
                                                     and President

    As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in their capacities with John Hancock Variable Life Insurance Company and on the dates indicated.


Signature                                    Title                                   Date
---------                                    -----                                   ----

/s/ EARL W. BAUCOM                           Controller (Principal                   April 16, 2002
--------------------------------             Accounting Officer and
Earl W. Baucom                               Acting Principal Financial
                                             Officer)



/s/ JULIE H. INDGE                           Treasurer                               April 16, 2002
-------------------------------
Julie H. Indge
Treasurer



/s/ MICHELE G. VAN LEER                      Vice Chairman of the Board              April 16, 2002
-------------------------------              and President
Michele G. Van Leer                          (Acting Principal
for herself and as                               Executive Officer)
Attorney-in-Fact

FOR:     David F. D'Alessandro           Chairman of the Board
         Robert R. Reitano               Director
         Barbara L. Luddy                Director
         Ronald J. Bocage                Director
         Todd G. Engelsen                Director
         Bruce M. Jones                  Director
         Daniel L. Ouellette             Director
         Paul Strong                     Director